As filed with the Securities and Exchange Commission on July 22, 2021
Registration No. 333-256951

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RMR MORTGAGE TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	20-4649929 (I.R.S. Employer Identification No.)
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 332-9530
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Douglas Lanois
Chief Financial Officer and Treasurer
RMR Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 332-9530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Faiz Ahmad Skadden, Arps, Slate, Meagher & Flom LLP 920 N. King St. Wilmington, Delaware 19801 (302) 651-3000	Jacqueline A. Brooks Saul Ewing Arnstein & Lehr LLP 500 E. Pratt Street, Suite 900 Baltimore, Maryland 21202 (410) 332-8688	Lindsey Getz Angela Gomes Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective and upon consummation of the Merger described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

Information contained herein is subject to completion or amendment. A registration statement relating to the securities offered by this joint proxy statement/prospectus has been filed with the United States Securities and Exchange Commission. These securities may not be sold, nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION — DATED JULY 22, 2021

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
The boards of trustees of RMR Mortgage Trust, a Maryland statutory trust, or RMRM, and Tremont Mortgage Trust, a Maryland real estate investment trust, or TRMT, have approved an Agreement and Plan of Merger, dated as of April 26, 2021, as it may be amended from time to time, or the Merger Agreement, by and between RMRM and TRMT. Pursuant to the terms and subject to the conditions of the Merger Agreement, TRMT has agreed to merge with and into RMRM, which transaction is referred to as the Merger, with RMRM continuing as the surviving entity in the Merger.
Upon the effectiveness of the Merger, TRMT shareholders will be entitled to receive 0.52 of one (1) newly issued common share of beneficial interest, $0.001 par value per share, of RMRM, or RMRM Common Shares, for each common share of beneficial interest of TRMT, par value $0.01 per share, or TRMT Common Shares, they own immediately prior to the effective time of the Merger, which number is referred to as the exchange ratio and is subject to adjustment as set forth in the Merger Agreement. The exchange ratio is fixed and will not be adjusted to reflect market price fluctuations in either TRMT Common Shares or RMRM Common Shares prior to the closing of the Merger. RMRM Common Shares and TRMT Common Shares are traded on The Nasdaq Stock Market LLC, or Nasdaq, under the ticker symbol “RMRM” and “TRMT,” respectively. Following the consummation of the Merger, RMRM expects to change its name to “Seven Hills Realty Capital Trust” and change its ticker symbol on Nasdaq to “SHRC”.
Based on the $12.59 closing price of RMRM Common Shares on Nasdaq on April 23, 2021, the last trading day before the public announcement of the Merger, the exchange ratio represented approximately $6.55 in RMRM Common Shares for each TRMT Common Share. Based on the $11.40 closing price of RMRM Common Shares on Nasdaq on July 20, 2021, the latest practicable trading date before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $5.93 in RMRM Common Shares for each TRMT Common Share. The value of the Merger consideration will fluctuate with changes in the market price of RMRM Common Shares. We suggest you obtain current market quotations of RMRM Common Shares and TRMT Common Shares.
RMRM and TRMT will each hold special meetings of their respective shareholders on September 17, 2021, in connection with the Merger and the other transactions contemplated by the Merger Agreement, or, collectively, the Transactions.
Based upon the number of TRMT Common Shares outstanding as of July 20, 2021, we anticipate that RMRM will issue approximately 4,322,407 RMRM Common Shares in connection with the Merger. Upon consummation of the Merger, based upon the number of RMRM Common Shares and TRMT Common Shares outstanding as of the date of this joint proxy statement/prospectus, we estimate that the RMRM shareholders immediately prior to the Merger (in their capacities as such) will own approximately 70% of the RMRM Common Shares outstanding immediately after the Merger, and the TRMT shareholders immediately prior to the Merger (in their capacities as such) will own approximately 30% of the RMRM Common Shares outstanding immediately after the Merger, in each case without taking into account whether any of those RMRM shareholders were also TRMT shareholders at that time.
At the special meeting of shareholders of RMRM, RMRM shareholders will be asked to consider and vote on (i) a proposal to approve the issuance of RMRM Common Shares in the Merger as contemplated by the Merger Agreement, or the RMRM Share Issuance Proposal, and (ii) a proposal to approve the adjournment of the RMRM special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the RMRM Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the RMRM Share Issuance Proposal, or the RMRM Adjournment Proposal.
At the special meeting of shareholders of TRMT, TRMT shareholders will be asked to consider and vote on (i) a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement to which TRMT is a party, or the TRMT Merger Proposal, and (ii) a proposal to approve the adjournment of the TRMT special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the TRMT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve the TRMT Merger Proposal, or the TRMT Adjournment Proposal.
Your vote is very important, regardless of the number of RMRM Common Shares or TRMT Common Shares you own. The record date for determining the shareholders entitled to receive notice of, and to vote at, the RMRM and TRMT special meetings is July 14, 2021. The Merger cannot be completed without the approval of both RMRM shareholders and TRMT shareholders. Please read carefully this joint proxy statement/prospectus in its entirety. The obligations of RMRM and TRMT to consummate the Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. More information about RMRM, TRMT, the special meetings, the Merger Agreement and the Merger and the other Transactions is included in this joint proxy statement/prospectus. You should also consider carefully the risks that are described in the “Risk Factors” section, beginning on page 34 of this joint proxy statement/prospectus.
Whether or not you plan to attend the RMRM special meeting and/or the TRMT special meeting, please submit your proxy as soon as possible to make sure that your RMRM Common Shares and/or TRMT Common Shares are represented at the applicable special meeting.
The RMRM board of trustees recommends that RMRM shareholders vote “FOR” the RMRM Share Issuance Proposal, which approval is necessary to consummate the Merger, and “FOR” the RMRM Adjournment Proposal.
The TRMT board of trustees recommends that TRMT shareholders vote “FOR” the TRMT Merger Proposal, which approval is necessary to consummate the Merger, and “FOR” the TRMT Adjournment Proposal.
We join our respective boards of trustees in their recommendation and look forward to the successful combination of RMRM and TRMT.
Sincerely,
G. Douglas Lanois
Chief Financial Officer and Treasurer
RMR Mortgage Trust and Tremont Mortgage Trust
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated           , 2021 and is first being mailed to RMRM shareholders and TRMT shareholders on or about           , 2021.

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 332-9530
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On September 17, 2021
Dear Shareholders of RMR Mortgage Trust:
We are pleased to invite you to attend a special meeting of shareholders of RMR Mortgage Trust, a Maryland statutory trust, or RMRM. Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders and other stakeholders, our special meeting, or the RMRM special meeting, will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. The RMRM special meeting will be held on September 17, 2021, at 10:00 a.m., Eastern Time, to consider and vote upon the following matters:
•
a proposal to approve the issuance, or the RMRM Share Issuance, of common shares of beneficial interest, $0.001 par value per share, of RMRM, or RMRM Common Shares, as contemplated by the Agreement and Plan of Merger, dated as of April 26, 2021, as it may be amended from time to time, or the Merger Agreement, by and between RMRM and Tremont Mortgage Trust, a Maryland real estate investment trust, or TRMT, in the merger of TRMT with and into RMRM, with RMRM continuing as the surviving entity in the merger, or the Merger, which proposal is referred to as the RMRM Share Issuance Proposal; and

•
a proposal to approve the adjournment of the RMRM special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the RMRM Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal, which is referred to as the RMRM Adjournment Proposal.

The approval by RMRM shareholders of the RMRM Share Issuance Proposal is a condition to the completion of the Merger. If the RMRM Share Issuance Proposal is not approved, the Merger and certain of the other transactions contemplated by the Merger Agreement will not occur.
Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the RMRM special meeting.
Holders of record of RMRM Common Shares at the close of business on July 14, 2021, are entitled to notice of, and to vote at, the RMRM special meeting and any adjournments or postponements of the RMRM special meeting.
To be approved, the RMRM Share Issuance Proposal and the RMRM Adjournment Proposal require the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposals.
Your vote is important. Whether or not you expect to participate in the virtual RMRM special meeting, please vote your RMRM Common Shares as promptly as possible by: (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your RMRM Common Shares may be represented and voted at the RMRM special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by your broker, bank or other nominee.
By Order of the Board of Trustees,
Jennifer B. Clark
Secretary
                 , 2021
Newton, Massachusetts

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 796-8303
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On September 17, 2021
Dear Shareholders of Tremont Mortgage Trust:
We are pleased to invite you to attend a special meeting of shareholders of Tremont Mortgage Trust, a Maryland real estate investment trust, or TRMT. Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders and other stakeholders, our special meeting, or the TRMT special meeting, will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. The TRMT special meeting will be held on September 17, 2021, at 11:00 a.m., Eastern Time, to consider and vote upon the following matters:
•
a proposal to approve the merger, or the Merger, of TRMT with and into RMR Mortgage Trust, a Maryland statutory trust, or RMRM, with RMRM continuing as the surviving entity in the merger, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of April 26, 2021, as it may be amended from time to time, or the Merger Agreement, by and between RMRM and TRMT, and the other transactions contemplated by the Merger Agreement to which TRMT is a party, or the TRMT Merger Proposal; and

•
a proposal to approve the adjournment of the TRMT special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the TRMT Merger Proposal if there are insufficient votes at the time of such adjournment to approve the TRMT Merger Proposal, or the TRMT Adjournment Proposal.

The approval by TRMT shareholders of the TRMT Merger Proposal is a condition to the completion of the Merger. If the TRMT Merger Proposal is not approved, the Merger and certain of the other transactions contemplated by the Merger Agreement will not occur.
Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the TRMT special meeting.
Holders of record of common shares of beneficial interest, par value $0.01 per share, of TRMT, or TRMT Common Shares, at the close of business on July 14, 2021, are entitled to notice of, and to vote on, all proposals at the TRMT special meeting and any adjournments or postponements of the TRMT special meeting.
To be approved, the TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the TRMT special meeting on such proposal. To be approved, the TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposal.
Your vote is important. Whether or not you expect to participate in the virtual TRMT special meeting, please vote your TRMT Common Shares as promptly as possible by: (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your TRMT Common Shares may be represented and voted at the TRMT special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by your broker, bank or other nominee.
By Order of the Board of Trustees,
Jennifer B. Clark
Secretary
                 , 2021
Newton, Massachusetts

WHERE YOU CAN FIND MORE INFORMATION
This joint proxy statement/prospectus incorporates important business and financial information about RMRM and TRMT from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request, as described below.
RMRM and TRMT file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including RMRM and TRMT, who file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult the website of RMRM and TRMT for further information concerning RMRM and TRMT, respectively. The website of RMRM is www.rmrmortgagetrust.com. The website of TRMT is www.trmtreit.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.
RMRM has filed with the SEC a registration statement on Form S-4, or the Form S-4, of which this joint proxy statement/prospectus forms a part. The registration statement registers the RMRM Common Shares to be issued to TRMT shareholders in connection with the Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about RMRM Common Shares.
You can obtain any of these documents from the SEC, through the website of the SEC at the address described above or from the websites of RMRM or TRMT. In addition, you may request information from RMRM or TRMT in writing or by telephone at the following addresses:
RMR Mortgage Trust Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 (617) 796-8253 Attn.: Investor Relations	Tremont Mortgage Trust Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 (617) 796-7651 Attn.: Investor Relations
In addition, RMRM and TRMT have engaged D.F. King & Co., Inc., or D.F. King, as proxy solicitor for the RMRM special meeting and the TRMT special meeting. Any questions about the Merger, requests for additional copies of documents or assistance submitting a proxy or voting your RMRM Common Shares or TRMT Common Shares may be directed to the following address:

if you are a RMRM shareholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 761-6521
Email: RMRM@dfking.com

if you are a TRMT shareholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (866) 796-1292
Email: TRMT@dfking.com

If you are a RMRM shareholder or a TRMT shareholder and would like to request documents, please do so by September 10, 2021, to receive them before the RMRM special meeting and the TRMT special meeting.
This document is a prospectus of RMRM and is a joint proxy statement of RMRM and TRMT for the RMRM special meeting and the TRMT special meeting. Neither RMRM nor TRMT has authorized anyone to give any information or make any representation about the Merger Agreement, the Merger or the other Transactions, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that RMRM or TRMT has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus is provided only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

i

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4, filed with the SEC by RMRM (File No. 333-256951), constitutes a prospectus of RMRM under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the RMRM Common Shares to be issued in the Merger, or the RMRM Share Issuance. This document also constitutes a joint proxy statement of RMRM and TRMT under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the RMRM and TRMT special meetings.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                 , 2021, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date or as of such other date specified herein.
You should not construe the contents of this joint proxy statement/prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this joint proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes, which are also available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov.
We use certain defined terms throughout this joint proxy statement/prospectus that have the following meanings:
•
Business Change refers to RMRM’s change in its business from a registered investment company under the Investment Company Act of 1940, as amended, to a REIT, including RMRM’s full implementation, since January 5, 2021, of its new business mandate to focus primarily on originating and investing in first mortgage whole loans secured by middle market and transitional CRE.

•
CRE refers to commercial real estate.

•
Distributable Earnings, as calculated by each of RMRM and TRMT, consists of net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by TRA, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense, if any; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.

•
Effective Time refers to the effective time of the Merger.

•
GAAP refers to United States generally accepted accounting principles.

•
IRC refers to the Internal Revenue Code of 1986, as amended.

•
LIBOR refers to the one-month London Interbank Offered Rate as reported by the British Bankers’ Association.

•
Maryland REIT Law refers to Maryland law applicable to Maryland REITs.

•
Maryland Statutory Trust Act refers to Maryland law applicable to statutory trusts.

•
Merger refers to the merger of TRMT with and into RMRM pursuant to the terms and subject to the conditions of the Merger Agreement, with RMRM continuing as the surviving entity in the merger.

•
Merger Agreement refers to the Agreement and Plan of Merger, dated as of April 26, 2021, as it may be amended from time to time, by and between RMRM and TRMT.

•
Merger Consideration refers to the 0.52 of one (1) RMRM Common Share (subject to adjustment pursuant to the Merger Agreement) to be received for each outstanding TRMT Common Share in the Merger, with cash paid in lieu of fractional shares.

•
MGCL refers to the Maryland General Corporation Law.

•
Nasdaq refers to The Nasdaq Stock Market LLC.

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REIT refers to a real estate investment trust.

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RMRM refers to RMR Mortgage Trust, a Maryland statutory trust.

•
RMRM Common Shares refers to the common shares of beneficial interest, par value $0.001 per share, of RMRM.

•
RMRM Record Date refers to July 14, 2021.

•
TRA refers to Tremont Realty Advisors LLC, a Maryland limited liability company.

•
TRMT refers to Tremont Mortgage Trust, a Maryland real estate investment trust.

•
TRMT Common Shares refers to the common shares of beneficial interest, par value $0.01 per share, of TRMT.

•
TRMT Record Date refers to July 14, 2021.

•
Transactions refers to the Merger and the other transactions contemplated by the Merger Agreement.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding RMRM has been provided by RMRM and information contained in this joint proxy statement/prospectus regarding TRMT has been provided by TRMT.

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QUESTIONS AND ANSWERS
The following are some questions that you may have regarding the proposals being considered at the RMRM and TRMT special meetings and answers to those questions. You should carefully read this joint proxy statement/prospectus in its entirety, including the Annexes, and the other documents to which this joint proxy statement/prospectus refers or incorporates by reference, because the information in this section may not provide all the information that might be important to you.
Q.
What is the proposed transaction?

A.
RMRM and TRMT have agreed to combine pursuant to the terms and subject to the conditions of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Effective Time, TRMT will merge with and into RMRM, with RMRM continuing as the surviving entity in the Merger. Following the consummation of the Merger, RMRM expects to change its name to “Seven Hills Realty Capital Trust” and change its ticker symbol on Nasdaq to “SHRC”.
Q.
What will I receive in the proposed transaction?

A.
In the Merger, TRMT shareholders will be entitled to receive 0.52 of one (1) newly issued RMRM Common Share, which ratio is referred to as the exchange ratio and is subject to adjustment as set forth in the Merger Agreement, for each TRMT Common Share that they own immediately prior to the Effective Time. The exchange ratio is fixed and will not be adjusted to reflect market price fluctuations in either TRMT Common Shares or RMRM Common Shares prior to the closing of the Merger.

Q.
What happens if the market price of RMRM Common Shares or TRMT Common Shares changes before the closing of the Merger?

A.
The terms of the Merger remain the same. No change will be made to the exchange ratio if the market price of RMRM Common Shares or TRMT Common Shares changes before the Merger. Because the exchange ratio is fixed, the value of the consideration to be received by TRMT shareholders in the Merger will depend on the market price of RMRM Common Shares at the time of the Merger.

Q.
Why am I receiving this joint proxy statement/prospectus?

A.
RMRM and TRMT have agreed to combine pursuant to the terms and subject to the conditions of the Merger Agreement. The Merger cannot be completed unless:

•
RMRM shareholders vote to approve the proposal to authorize the issuance of RMRM Common Shares to TRMT shareholders in the Merger pursuant to the terms and conditions of the Merger Agreement, which is referred to as the RMRM Share Issuance Proposal; and

•
TRMT shareholders vote to approve the proposal to approve the Merger and the other Transactions to which TRMT is a party, which is referred to as the TRMT Merger Proposal.

RMRM and TRMT will hold separate special meetings of their respective shareholders to obtain these approvals.
This joint proxy statement/prospectus contains important information about the Merger, the RMRM Share Issuance, the RMRM special meeting and the TRMT special meeting, and you should carefully read it in its entirety. The enclosed voting materials allow you to vote your RMRM Common Shares and/or TRMT Common Shares, as applicable, without attending the RMRM special meeting and/or TRMT special meeting.
Your vote is important. We encourage you to vote as soon as possible.
Q.
Why is RMRM proposing the Merger?

A.
The RMRM board of trustees approved the Merger Agreement, the Merger and the other Transactions to which RMRM is a party and recommended that RMRM shareholders approve the RMRM Share

Issuance Proposal based on a number of strategic and financial benefits to RMRM. The RMRM board of trustees believes that the Merger will create a combined company with enhanced portfolio scale, quality and diversification. The RMRM board of trustees also believes that, as a result of the combined company’s larger size and scale and enhanced financial metrics, the combined company will have improved financial strength and flexibility and an improved growth outlook. Additionally, the RMRM board of trustees believes that the expected annual general and administrative savings of the combined company following the Merger will increase shareholder value and that, with increased scale and an expanded capital base, the combined company will be better positioned to access capital markets and increase operating efficiency. Expected strategic transaction benefits include:
•
significantly increased size and scale of portfolio of loans, with fully invested assets expected to approach $1 billion;

•
enhanced portfolio diversification among investments and asset class exposure;

•
accretive to the Distributable Earnings of RMRM;

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expanded capital base that will improve access to capital and potentially reduce the cost of capital;

•
greater market visibility to drive increased transaction volume;

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potential cost synergies and expense savings expected to equal $1.6 million annually; and

•
efficient integration, as existing senior management team remains in place.

To review the reasons of the RMRM board of trustees for the Merger in greater detail, see “The Merger — Recommendation of the RMRM Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 105 of this joint proxy statement/prospectus. Notwithstanding the foregoing, the Merger poses risks to RMRM and RMRM’s shareholders and RMRM and RMRM’s shareholders may not realize the benefits of the Merger and the other Transactions. See “Risk Factors — Risks Relating to the Merger and the Other Transactions” beginning on page 36 of this joint proxy statement/prospectus.
Q.
Why is TRMT proposing the Merger?

A.
The TRMT board of trustees approved the Merger Agreement, the Merger and the other Transactions to which TRMT is a party and recommended that TRMT shareholders approve the TRMT Merger Proposal based on a number of strategic and financial benefits, including the premium TRMT shareholders will be entitled to receive in the Merger. TRMT shareholders will participate directly in the growth of the combined company through their continued ownership of approximately 30% of the combined company immediately after the Merger, which the TRMT board of trustees believes will be a more diversified commercial mortgage real estate investment trust focused on middle market transitional bridge loans with assets expected to approach $1 billion when fully invested. Additionally, the TRMT board of trustees believes that, with increased scale and an expanded capital base, the combined company will be better positioned to access capital markets, increase operating efficiency, and deliver more attractive risk-adjusted returns for shareholders. Expected strategic transaction benefits include:

•
increased size and scale of its portfolio of loans, with fully invested assets expected to approach $1 billion;

•
expanded capital base and increased public float that will provide improved access to capital markets with the potential of a reduced cost of capital;

•
enhanced portfolio diversification among investments and asset class exposure;

•
accretive to the shareholders of TRMT;

•
greater market visibility to drive increased transaction volume; and

•
efficient integration, as existing senior management team remains in place.

To review the reasons of the TRMT board of trustees for the Merger in greater detail, see “The Merger — Recommendation of the TRMT Board of Trustees and its Reasons for the Merger and the

Other Transactions” beginning on page 110 of this joint proxy statement/prospectus. Notwithstanding the foregoing, the Merger poses risks to TRMT and TRMT’s shareholders and TRMT and TRMT’s shareholders may not realize the benefits of the Merger. See “Risk Factors — Risks Relating to the Merger and the Other Transactions” beginning on page 36 of this joint proxy statement/prospectus.
Q.
When and where will the special meetings be held?

A.
The RMRM special meeting will be held virtually via live webcast on September 17, 2021, at 10:00 a.m., Eastern Time.

The TRMT special meeting will be held virtually via live webcast on September 17, 2021, at 11:00 a.m., Eastern Time.
Q.
How do I vote?

A.
RMRM. If you were a holder of record of RMRM Common Shares as of the close of business on July 14, 2021, the record date for the RMRM special meeting, or the RMRM Record Date, you may vote on the applicable proposals by:

•
accessing the Internet website specified on your proxy card;

•
calling the toll-free number specified on your proxy card;

•
signing and returning the enclosed proxy card in the postage-paid envelope provided; or

•
voting electronically at the RMRM special meeting, as set forth below.

Attending the RMRM special meeting:   If you are a registered shareholder or beneficial owner of RMRM Common Shares at the close of business on the RMRM Record Date, you may attend the RMRM special meeting by visiting www.virtualshareholdermeeting.com/RMRM2021SM and logging in by entering the 16-digit control number found on your proxy card or voter instruction form, as applicable. Only shareholders who entered the RMRM special meeting with their 16-digit control numbers may vote and submit questions at the RMRM special meeting.
If you have questions regarding attending the RMRM special meeting, please call RMRM Investor Relations at (617) 796-8253.
TRMT. If you were a holder of record of TRMT Common Shares as of the close of business on July 14, 2021, the record date for the TRMT special meeting, or the TRMT Record Date, you may vote on the applicable proposal by:
•
accessing the Internet website specified on your proxy card;

•
calling the toll-free number specified on your proxy card;

•
signing and returning the enclosed proxy card in the postage-paid envelope provided; or

•
voting electronically at the TRMT special meeting, as set forth below.

Attending the TRMT special meeting:   If you are a registered shareholder or beneficial owner of TRMT Common Shares at the close of business on the TRMT Record Date, you may attend the TRMT special meeting by visiting www.virtualshareholdermeeting.com/TRMT2021SM and logging in by entering the 16-digit control number found on your proxy card or voter instruction form, as applicable. Only shareholders who entered the TRMT special meeting with their 16-digit control numbers may vote and submit questions at the TRMT special meeting.
If you have questions regarding attending the TRMT special meeting, please call TRMT Investor Relations at (617) 796-7651.
Q.
What am I being asked to vote upon?

A.
RMRM.   RMRM shareholders are being asked to vote to approve (i) the RMRM Share Issuance, which is referred to as the RMRM Share Issuance Proposal; and (ii) a proposal to adjourn the RMRM special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the RMRM Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal, or the RMRM Adjournment Proposal.
TRMT.   TRMT shareholders are being asked to vote to approve the TRMT Merger Proposal and a proposal to adjourn the TRMT special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the TRMT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal, or the TRMT Adjournment Proposal.
The Merger cannot be completed without the approval by RMRM shareholders of the RMRM Share Issuance Proposal and the approval by TRMT shareholders of the TRMT Merger Proposal.
Q.
What vote is required to approve each proposal?

A.
RMRM.

•
The RMRM Share Issuance Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposal.

•
The RMRM Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposal.

TRMT.
•
The TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares on such proposal.

•
The TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposal.

Q.
How do the boards of trustees of RMRM and TRMT recommend that I vote?

A.
RMRM.   The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the RMRM Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal.

TRMT.   The TRMT board of trustees unanimously recommends that TRMT shareholders vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal.
Q.
How many votes do I have?

A.
RMRM.   You are entitled to one vote for each RMRM Common Share that you owned as of the RMRM Record Date. As of the RMRM Record Date, there were 10,217,008.548 RMRM Common Shares outstanding, approximately 2.6% of which were beneficially owned by the trustees and executive officers of RMRM.

TRMT.   You are entitled to one vote for each TRMT Common Share that you owned as of the TRMT Record Date. As of the TRMT Record Date, there were 8,312,322 TRMT Common Shares outstanding, approximately 1.2% of which were beneficially owned by the trustees and executive officers of TRMT (excluding the 19.2% of TRMT Common Shares that Adam Portnoy beneficially owned through TRA).
Q.
Are any shareholders already committed to vote in favor of the proposals?

A.
RMRM.   Yes. Contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, who as of the RMRM Record Date beneficially owned 882,407 RMRM Common Shares, or approximately 8.6% of the RMRM Common Shares outstanding as of the RMRM Record Date, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.

TRMT.   Yes. Contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA, which as of the TRMT Record Date beneficially owned 1,600,100 TRMT Common Shares, or approximately 19.2% of the TRMT Common Shares outstanding as of the TRMT Record Date, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Q.
What constitutes a quorum?

A.
At the RMRM special meeting and the TRMT special meeting, the presence in person or by proxy of shareholders holding or representing not less than a majority of all the votes entitled to be cast at the applicable meeting shall constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares.

Q.
If my RMRM Common Shares or TRMT Common Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.
If your RMRM Common Shares and/or TRMT Common Shares are held by a broker, bank or other nominee (that is, in “street name”), you must provide your broker, bank or other nominee with instructions on how to vote your RMRM Common Shares and/or TRMT Common Shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote RMRM Common Shares or TRMT Common Shares held in street name by returning a proxy card directly to RMRM or TRMT or by voting in person at either special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold RMRM Common Shares or TRMT Common Shares on behalf of their customers may not give a proxy to RMRM or TRMT to vote those shares without specific instructions from their customers.

Q.
What will happen if I fail to instruct my broker, bank or other nominee how to vote?

A.
RMRM.   If you are a RMRM shareholder and fail to instruct your broker, bank or other nominee on how to vote your RMRM Common Shares, your broker, bank or other nominee may not vote your shares on any of the RMRM proposals. This will have no effect on the RMRM Share Issuance Proposal or RMRM Adjournment Proposal, assuming a quorum is present.

TRMT.   If you are a TRMT shareholder and you fail to instruct your broker, bank or other nominee on how to vote your TRMT Common Shares, your broker, bank or other nominee may not vote your shares on any of the TRMT proposals. This will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal, assuming a quorum is present.
Q.
What will happen if I fail to vote or I abstain from voting?

A.
RMRM.   If you are a RMRM shareholder and fail to vote, it will have no effect on the RMRM Share Issuance Proposal or the RMRM Adjournment Proposal, assuming a quorum is present. If you are a RMRM shareholder and abstain from voting, it will have no effect on the RMRM Share Issuance Proposal or the RMRM Adjournment Proposal, assuming a quorum is present.

TRMT.   If you are a TRMT shareholder and fail to vote, it will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal, assuming a quorum is present. If you are a TRMT shareholder and abstain from voting, it will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal, assuming a quorum is present.

Q.
What if I return my proxy card without indicating how to vote?

A.
If you sign and return your proxy card without indicating how to vote on any particular proposal, your RMRM Common Shares or TRMT Common Shares will be voted in accordance with the recommendations of the RMRM board of trustees or TRMT board of trustees, as applicable, with respect to such proposal.

Q.
Can I change my vote after I have returned a proxy or voting instruction card?

A.
You can change your vote at any time before your proxy is voted at the applicable special meeting. You can do this in one of the following ways if you own your shares of record:

•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date by internet or by telephone or by signing and returning a later dated proxy card; or

•
you can attend the applicable special meeting and vote electronically, which will automatically cancel any proxy previously given, or you may revoke your proxy at the special meeting, but your attendance alone will not revoke any proxy that you have previously given.

If you are a record holder and choose either of the first two methods above, you must submit your notice of revocation or your new proxy to the secretary of RMRM or secretary of TRMT, as applicable, no later than the beginning of the applicable special meeting.
If your RMRM Common Shares or TRMT Common Shares are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee on how to change your instructions or to change your vote.
Q.
What are the anticipated material United States federal income tax consequences of the Merger to TRMT shareholders?

A.
RMRM and TRMT intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the IRC. If the Merger qualifies as a reorganization within the meaning of Section 368(a) of the IRC, then a TRMT shareholder generally will not recognize any gain or loss for United States federal income tax purposes upon the receipt of RMRM Common Shares in exchange for TRMT Common Shares in the Merger (other than gain or loss with respect to cash received in lieu of a fractional RMRM Common Share, if any).

The particular consequences of the Merger to each TRMT shareholder depend on such holder’s particular facts and circumstances. TRMT shareholders are urged to consult their tax advisors to understand fully the consequences to them of the Merger in their specific circumstances. For further information, see “Material United States Federal Income Tax Considerations — Material United States Federal Income Tax Consequences of the Merger to Holders of TRMT Common Shares” on page 142 of this joint proxy statement/prospectus.
Q.
Are there any conditions to the closing of the Merger that must be satisfied for the Merger to be completed?

A.
In addition to the approvals of RMRM shareholders and TRMT shareholders described herein, there are a number of conditions that must be satisfied or waived for the Merger to be consummated. For further information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Conditions to Completion of the Merger” beginning on page 176 of this joint proxy statement/prospectus.

Q.
When do you expect the Merger to be completed?

A.
RMRM and TRMT expect to consummate the Merger during the third quarter of 2021. However, the Merger is subject to various conditions, and it is possible that factors beyond RMRM’s and TRMT’s control could result in the Merger’s being completed at a later time, or not at all.

Q.
Are TRMT shareholders or RMRM shareholders entitled to appraisal rights in connection with the Merger or the other Transactions?

A.
Neither TRMT shareholders nor RMRM shareholders are entitled to appraisal rights in connection with the Merger or the other Transactions. For further information, see “The Merger — No Appraisal Rights” on page 138 of this joint proxy statement/prospectus.

Q.
What do I need to do now?

A.
Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes, and then vote your shares as described above in “—How do I vote?”.

Q.
What happens if I am both a RMRM shareholder and a TRMT shareholder?

A.
You will receive separate proxy cards for each company and must complete, sign and date each proxy card and return each proxy card in the appropriate preaddressed postage paid envelope or complete a proxy by one of the other methods specified in your proxy card for each company. If your shares are held in street name, you will receive a separate voting instruction form for each account and from each broker, bank or other nominee that holds your RMRM Common Shares or TRMT Common Shares, and you must follow the instructions provided in such voting instruction form to vote your RMRM Common Shares and TRMT Common Shares.

Q.
How do I attend the RMRM special meeting or the TRMT special meeting?

A.
RMRM.

If you are a registered shareholder or beneficial owner of RMRM Common Shares at the close of business on the RMRM Record Date, you may attend the RMRM special meeting by visiting www.virtualshareholdermeeting.com/RMRM2021SM and logging in by entering the 16-digit control number found on your proxy card or voter instruction form, as applicable. Only shareholders who entered the RMRM special meeting with their 16-digit control numbers may vote and submit questions at the RMRM special meeting.
If you have questions regarding attending the RMRM special meeting, please call RMRM Investor Relations at (617) 796-8253.
TRMT.
If you are a registered shareholder or beneficial owner of TRMT Common Shares at the close of business on the TRMT Record Date, you may attend the TRMT special meeting by visiting www.virtualshareholdermeeting.com/TRMT2021SM and logging in by entering the 16-digit control number found on your proxy card or voter instruction form, as applicable. Only shareholders who entered the TRMT special meeting with their 16-digit control numbers may vote and submit questions at the TRMT special meeting.
If you have questions regarding attending the TRMT special meeting, please call TRMT Investor Relations at (617) 796-7651.
Q.
Who can help answer my questions?

A.
If you have any questions about the Merger or any of the other Transactions, or how to vote, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instruction form, as applicable, you should contact:

if you are a RMRM shareholder: RMR MORTGAGE TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 Investor Relations: (617) 796-8253	if you are a TRMT shareholder: TREMONT MORTGAGE TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 Investor Relations: (617) 796-7651

You can also contact the proxy solicitor hired by RMRM and TRMT as follows:

if you are a RMRM shareholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 761-6521
Email: RMRM@dfking.com

if you are a TRMT shareholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (866) 796-1292
Email: TRMT@dfking.com

SUMMARY
The following summary highlights some of the information contained in this joint proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the Merger Agreement, the Merger and the other Transactions, you should carefully read this joint proxy statement/prospectus in its entirety, including the attached Annexes and the other documents to which this joint proxy statement/prospectus refers or incorporates by reference. For further information, see “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.
Information about the Companies (See page 187)
RMR Mortgage Trust
RMRM is a statutory trust organized under Maryland law. RMRM’s business strategy is focused on originating and investing in first mortgage loans secured by middle market and transitional CRE. RMRM defines middle market CRE as commercial properties that have values of up to $100.0 million, and RMRM defines transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. RMRM is managed by TRA. RMRM has no employees. Services that would otherwise be provided to RMRM by employees are provided by TRA, RMRM’s manager, and by RMRM’s managing trustees and officers.
As of March 31, 2021, RMRM had a portfolio of seven loans with aggregate total loan commitments of approximately $177.2 million and a repurchase facility with UBS AG, or RMRM’s Master Repurchase Facility, with a maximum facility size not expected to exceed the equity of RMRM or $193.2 million as of March 31, 2021. As of March 31, 2021, RMRM’s aggregate total loan commitments had a weighted average maximum maturity of 4.3 years, weighted average coupon rate of 4.99% and 5.65% all-in yield. As of March 31, 2021, the properties securing RMRM’s aggregate total loan commitments (based on book value of loans held for investment) were located in three geographic regions, of which 16% were located in the South, 24% were located in the West and 60% were located in the Midwest. As of March 31, 2021, the properties securing RMRM’s aggregate total loan commitments were 12% retail properties, 37% office properties, 30% multifamily properties and 21% laboratory properties.
RMRM’s principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, and its telephone number is (617) 332-9530. RMRM maintains a website at www.rmrmortgagetrust.com, where additional information regarding RMRM can be found. The contents of that website are not incorporated by reference into, or otherwise a part of, this joint proxy statement/prospectus.
Tremont Mortgage Trust
TRMT is a REIT organized under Maryland law that has qualified to be taxed as a real estate investment trust under the IRC. TRMT’s business strategy is focused on originating and investing in first mortgage loans secured by middle market and transitional CRE. TRMT defines middle market CRE as commercial properties that have values of up to $100.0 million, and TRMT defines transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. TRMT is managed by TRA. TRMT has no employees. Services that would otherwise be provided to TRMT by employees are provided by TRA, TRMT’s manager, and by TRMT’s managing trustees and officers.
As of March 31, 2021, TRMT had a portfolio of 13 performing loans with aggregate total commitments of approximately $268.4 million and a repurchase facility with Citibank, N.A., or Citibank, or TRMT’s Master Repurchase Facility, with a current maximum facility size of approximately $213.0 million. As of March 31, 2021, TRMT’s aggregate total loan commitments had a weighted average maximum maturity of 2.4 years, weighted average coupon rate of 5.73% and 6.43% all-in yield. As of March 31, 2021, the properties securing TRMT’s aggregate total loan commitments (based on book value of loans held for investment) were located in four geographic regions, of which 40% were located in the South, 32% were located in the East, 4% were located in the West and 24% were located in the Midwest. As of March 31, 2021, the properties securing TRMT’s aggregate total commitments (based on book value of loans held for investment) were 19% industrial properties, 17% retail properties, 9% hotel properties, 37% office properties and 18% multi-family properties
TRMT’s principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, and its telephone number is (617) 796-8317. TRMT maintains a website at www.trmtreit.com, where additional information regarding TRMT can be found. The contents of that website are not incorporated by reference into, or otherwise a part of, this joint proxy statement/prospectus.
The Combined Company
Based on the RMRM and TRMT loan portfolios as of July 20, 2021, the combined company is expected to have a portfolio of 24 performing loans with aggregate total commitments of approximately $542.1 million and approximately $131 million of capital available to be deployed, based on capacity available under RMRM’s Master Repurchase Facility and TRMT’s Master Repurchase Facility after allowances for future fundings of unfunded commitments and assuming mortgage loans originated are purchased by Citibank or UBS AG. Properties securing the combined company’s loan portfolio are expected to be located in five geographic regions, of which 31% are expected to be located in the Midwest, 30% are expected to be located in the South, 20% are expected to be located in the West, 17% are expected to be located in the East and 2% are expected to be located in the Southwest. The properties securing the combined company’s aggregate total loan commitments are expected to be comprised of 41% office properties, 22% multifamily properties, 13% retail properties, 13% industrial properties, 7% laboratory properties and 4% hotel properties.
The Merger and the Merger Agreement (See pages 91 and 163)
The Merger Agreement
RMRM and TRMT have entered into the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Each of the RMRM board of trustees and the TRMT board of trustees has unanimously approved the Merger Agreement, the Merger and the other Transactions to which it is a party. RMRM and TRMT encourage you to read carefully the Merger Agreement in its entirety because it is the primary legal document governing the Merger.
Form of the Merger
Pursuant to the terms and subject to the conditions of the Merger Agreement, TRMT will merge with and into RMRM with RMRM continuing as the surviving entity in the Merger. Following the consummation of the Merger, RMRM expects to change its name to “Seven Hills Realty Capital Trust” and change its ticker symbol on Nasdaq to “SHRC”.
Upon consummation of the Merger, based upon the number of RMRM Common Shares and TRMT Common Shares outstanding as of the date of this joint proxy statement/prospectus, RMRM and TRMT estimate that the RMRM shareholders immediately prior to the Merger (in their capacities as such) will own approximately 70% of the RMRM Common Shares outstanding immediately after the Merger and the TRMT shareholders immediately prior to the Merger (in their capacities as such) will own approximately 30% of the RMRM Common Shares outstanding immediately after the Merger, in each case without taking into account whether any of those RMRM shareholders were also TRMT shareholders at that time.
Consideration to TRMT Shareholders in the Merger
Pursuant to the Merger Agreement, at the Effective Time each TRMT Common Share outstanding immediately prior to the Effective Time will be converted into the right to receive 0.52 of one (1) newly issued RMRM Common Share (subject to adjustment pursuant to the Merger Agreement), with cash paid in lieu of fractional shares. The exchange ratio in the Merger is fixed and will not be adjusted for changes in the market price of RMRM Common Shares or TRMT Common Shares. Because of this, the implied value of the Merger Consideration to TRMT shareholders will fluctuate between now and the date of the consummation of the Merger. Based on the $12.59 closing price of RMRM Common Shares on Nasdaq on April 23, 2021, the last trading day before the public announcement of the Merger, the exchange ratio represented approximately $6.55 in RMRM Common Shares for each TRMT Common Share. Based on the $11.40 closing price of RMRM Common Shares on Nasdaq on July 20, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $5.93 in RMRM Common Shares for each TRMT Common Share. For further information, see “— Comparative RMRM and TRMT Market Price and Distribution Information” beginning on page 31 of this joint proxy statement/prospectus.
The following table presents trading information for RMRM Common Shares and TRMT Common Shares on April 23, 2021, the last trading day before the public announcement of the Merger, and July 20, 2021, the latest practicable date before the date of this joint proxy statement/prospectus. Equivalent per share value of the Merger Consideration for TRMT shareholders, giving effect to the exchange ratio, is also provided for each of these dates.
	RMRM Common Shares (Close)	TRMT Common Shares (Close)	Equivalent Per Share Value of Merger Consideration (giving effect to the exchange ratio) (Close)
April 23, 2021	$12.59	$6.16	$6.55
July 20, 2021	$11.40	$5.74	$5.93
The value of the Merger Consideration will fluctuate with changes in the market price of RMRM Common Shares.
Treatment of Unvested TRMT Share Awards in the Merger
In connection with its entry into the Merger Agreement, TRMT obtained from each of its executive officers and certain other executive officers of TRA and The RMR Group LLC, or RMR LLC, a waiver of each such officer’s right to accelerated vesting upon consummation of the Merger of any unvested or partially vested TRMT Common Shares subject to vesting restrictions, or TRMT Share Awards, such officer held. Prior to the Effective Time, TRMT has agreed to use reasonable efforts to cause the vesting of any other unvested or partially vested TRMT Share Awards held by each other holder thereof not to accelerate in connection with the consummation of the Merger. At the Effective Time, each unvested or partially vested TRMT Share Award will be converted into an award with respect to a number of RMRM Common Shares (rounded down to the nearest whole share) equal to the product of (a) the exchange ratio, multiplied by (b) the number of TRMT Common Shares subject to such unvested or partially vested TRMT Share Award at the Effective Time, with cash paid in lieu of fractional shares. Such award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time, except as specifically set forth in the waiver or as otherwise amended. All amounts payable in respect of such TRMT Share Awards will be subject to appropriate tax withholding.
Voting Agreements (See page 180)
Contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA, in its capacity as a holder of more than 5% of the issued and outstanding TRMT Common Shares, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.
Management Agreements (See page 181)
RMRM has no employees. The personnel and various services RMRM requires to operate its business are provided to RMRM by TRA pursuant to a management agreement between RMRM and TRA, which provides for the day to day management of RMRM’s operations by TRA, subject to the oversight and direction of the RMRM board of trustees. TRMT also has a management agreement with TRA on substantially the same terms as RMRM’s management agreement.
Contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into a letter agreement, or the TRA Letter Agreement, pursuant to which, on the terms and subject to the conditions contained therein, RMRM, TRMT and TRA have agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such management agreement. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement.
Recommendations of the RMRM Board of Trustees (See page 105)
After careful consideration, each of a special committee of the RMRM board of trustees, or the RMRM special committee, and the RMRM board of trustees, on April 26, 2021, unanimously declared the Merger Agreement, the Merger and the other Transactions to which RMRM is a party to be fair and reasonable and advisable to, and in the best interests of, RMRM, and the RMRM board of trustees unanimously approved the Merger Agreement, the Merger and such other Transactions.
The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the RMRM Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal.
For the factors considered by the RMRM board of trustees in reaching its decision to approve the Merger Agreement and make the foregoing recommendations, see “The Merger — Recommendation of the RMRM Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 105 of this joint proxy statement/prospectus.
Recommendations of the TRMT Board of Trustees (See page 110)
After careful consideration, each of a special committee of the TRMT board of trustees, or the TRMT special committee, and the TRMT board of trustees, on April 26, 2021, unanimously declared the Merger Agreement, the Merger and the other Transactions to which TRMT is a party to be fair and reasonable and advisable to, and in the best interests of, TRMT, and the TRMT board of trustees approved the Merger Agreement, the Merger and such other Transactions.
The TRMT board of trustees unanimously recommends that TRMT Shareholders vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal.
For the factors considered by the TRMT board of trustees in reaching its decision to approve the Merger Agreement and make the foregoing recommendations, see “The Merger — Recommendation of the TRMT Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 110 of this joint proxy statement/prospectus.
Risks Relating to the Merger and the Other Transactions (See page 36)
You should carefully consider all the risk factors together with all of the other information in this joint proxy statement/prospectus before deciding how to vote. The risks relating to the Merger and the other Transactions are described under the caption “Risk Factors — Risks Relating to the Merger and the Other Transactions” beginning on page 36 of this joint proxy statement/prospectus. The principal risks relating to the Merger and the Other Transactions include the following:
•
The exchange ratio is fixed and will not be adjusted for any changes in the market price of either RMRM Common Shares or TRMT Common Shares.

•
The Merger and the other Transactions are subject to the satisfaction or waiver of a number of conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all. Failure to complete these transactions could have material and adverse effects on TRMT or RMRM.

•
RMRM or TRMT may waive one or more of the conditions to the Merger or the other Transactions without re-soliciting shareholder approval.

•
The Merger Agreement and RMRM’s and TRMT’s management agreements with TRA contain provisions that could discourage a potential competing acquirer of either RMRM or TRMT or could result in any competing proposal’s being at a lower price than it might otherwise be.

•
TRA’s ownership of TRMT Common Shares as of the TRMT Record Date could discourage a potential competing acquirer of TRMT.

•
The ownership interests of RMRM and TRMT shareholders will be diluted by the consummation of the Merger.

•
RMRM’s and TRMT’s trustees and executive officers, as well as their manager, TRA, may have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of RMRM and TRMT shareholders generally. This may create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation, which could result in significant costs for RMRM and TRMT and could materially delay or prevent the completion of the Merger.

•
Lawsuits seeking to enjoin or prevent the Merger or the other Transactions or obtain other relief which may delay or prevent the completion of the Merger or the other Transactions have been, and additional lawsuits may be, commenced, which may result in RMRM or TRMT incurring substantial costs or the completion of the Merger or the other Transactions being materially delayed or prevented.

•
The unaudited pro forma condensed consolidated financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company following consummation of the Merger and the other Transactions.

Shareholders Entitled to Vote; Votes Required (See page 81)
RMR Mortgage Trust
RMRM shareholders who owned RMRM Common Shares at the close of business on the RMRM Record Date are entitled to notice of, and to vote at, the RMRM special meeting. On the RMRM Record Date, there were 10,217,008.548 RMRM Common Shares issued and outstanding and entitled to vote at the RMRM special meeting, held by approximately 23 holders of record. Each RMRM Common Share is entitled to one vote on each of the RMRM Share Issuance Proposal and the RMRM Adjournment Proposal.
At the RMRM special meeting, the presence in person or by proxy of shareholders holding or representing not less than a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present at the RMRM special meeting.
The RMRM Share Issuance Proposal and the RMRM Adjournment Proposal require the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposals. Pursuant to RMRM’s current amended and restated bylaws, or RMRM’s bylaws, the chair of the RMRM special meeting may adjourn the RMRM special meeting to a later date or dates, for any reason deemed necessary by the chair, without RMRM shareholder approval.
See page 82 of this joint proxy statement/prospectus for a description of the effect of abstentions and broker non-votes with respect to the above proposals.
Your vote is very important. Please complete, sign, date and return your proxy card as promptly as possible. If you properly submit your proxy card but do not indicate how your RMRM Common Shares should be voted on a matter, the RMRM Common Shares represented by your properly completed proxy will be voted as the RMRM board of trustees unanimously recommends and therefore “FOR” the RMRM

Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal. If you do not provide voting instructions to your broker, bank or other nominee, your RMRM Common Shares will NOT be voted on such proposals at the meeting and will be considered broker non-votes with respect to such proposals.
Tremont Mortgage Trust
TRMT shareholders who owned TRMT Common Shares at the close of business on the TRMT Record Date are entitled to notice of, and to vote at, the TRMT special meeting. On the TRMT Record Date, there were 8,312,322 TRMT Common Shares issued and outstanding and entitled to vote at the TRMT special meeting, held by approximately 53 holders of record. Each TRMT Common Share is entitled to one vote on each of the TRMT Merger Proposal and the TRMT Adjournment Proposal.
At the TRMT special meeting, the presence in person or by proxy of shareholders holding or representing not less than a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present at the TRMT special meeting.
The TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the TRMT special meeting on such proposal. The TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposal. Pursuant to TRMT’s amended and restated bylaws, or TRMT’s bylaws, the chair of the TRMT special meeting may adjourn the TRMT special meeting to a later date or dates, for any reason deemed necessary by the chair, without TRMT shareholder approval.
See page 87 of this joint proxy statement/prospectus for a description of the effect of abstentions and broker non-votes with respect to the above proposals.
Your vote is very important. Please complete, sign, date and return your proxy card as promptly as possible. If you properly submit your proxy card but do not indicate how your TRMT Common Shares should be voted on a matter, the TRMT Common Shares represented by your properly completed proxy will be voted as the TRMT board of trustees unanimously recommends and therefore “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal. If you do not provide voting instructions to your broker, bank or other nominee, your TRMT Common Shares will NOT be voted on such proposals at the meeting and will be considered broker non-votes with respect to such proposals.
Opinion of Financial Advisor to the RMRM Special Committee (See page 116)
UBS Securities LLC, or UBS, was retained as financial advisor to the RMRM special committee in connection with the Merger. As part of that engagement, the RMRM special committee requested that UBS evaluate the fairness, from a financial point of view, of the exchange ratio to RMRM. On April 26, 2021, at a meeting of the RMRM special committee held to evaluate the proposed Merger, UBS delivered to the RMRM special committee an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 26, 2021, to the effect that, as of such date, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the exchange ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to RMRM.
The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by UBS. UBS’ opinion is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein. Holders of RMRM Common Shares are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the RMRM special committee (in its capacity as such) and the RMRM board of trustees (in its capacity as such) in connection with, and for the purpose of, its evaluation of the exchange ratio and does not address any other aspect of the Merger. UBS’ opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to RMRM or RMRM’s underlying business decision to effect the Merger. UBS’ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger.

Opinion of Financial Advisor to the TRMT Special Committee (See page 122)
The TRMT special committee engaged Citigroup Global Markets Inc., which is referred to as Citi, as its financial advisor in connection with the proposed Merger. In connection with this engagement, Citi delivered a written opinion, dated April 26, 2021, to the TRMT special committee as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for pursuant to the Merger Agreement.
The full text of Citi’s written opinion, dated April 26, 2021, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex E to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the TRMT special committee (in its capacity as such) in connection with its evaluation of the exchange ratio from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of TRMT to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for TRMT or the effect of any other transaction which TRMT might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the TRMT special committee or any securityholder should vote or act on any matters relating to the proposed Merger or otherwise.
Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions (See page 135)
Certain of RMRM’s and TRMT’s trustees and executive officers and TRA, the manager of both RMRM and TRMT, have interests in the Merger and the other Transactions that may be different from, or in addition to, the interests of RMRM and TRMT shareholders generally, which may create potential conflicts of interest or the appearance thereof. Each of the RMRM and TRMT board of trustees and RMRM and TRMT special committees were aware of these interests, among other matters, in approving the Merger Agreement, the Merger and the other Transactions to which RMRM or TRMT, respectively, is a party, and in recommending that RMRM shareholders vote for the RMRM Share Issuance Proposal and that TRMT shareholders vote for the TRMT Merger Proposal, respectively. These interests include those discussed below and more fully in “The Merger — Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions” beginning on page 135 of this joint proxy statement/prospectus.
TRA is the manager of RMRM and TRMT and the personnel and various services that each of RMRM and TRMT require to operate their respective business are provided to them by TRA pursuant to their respective management agreements with TRA. TRA is a wholly-owned subsidiary of RMR LLC, which is the majority owned operating subsidiary of The RMR Group Inc., or RMR Inc., and RMR Inc. is the managing member of RMR LLC. Adam D. Portnoy is a managing trustee of RMRM and TRMT; a member of the board of directors of TRA; the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc.; a managing director, president and chief executive officer of RMR Inc.; and the president and chief executive officer of RMR LLC. Thomas J. Lorenzini serves as President of each of RMRM and TRMT and is a vice president of each of RMR LLC and TRA. G. Douglas Lanois serves as Chief Financial Officer and Treasurer of each of TRMT and RMRM and as senior vice president, chief financial officer and treasurer of TRA and as a senior vice president of RMR LLC. Matthew P. Jordan, the Executive Vice President, Chief Financial Officer and Treasurer of RMR LLC and RMR Inc., is a managing trustee of both RMRM and TRMT and is a director and president and chief executive officer of TRA. John L. Harrington serves as an independent trustee of both RMRM and TRMT, Joseph L. Morea, an independent trustee of TRMT and a member of the TRMT special committee, previously served as an independent trustee of RMRM and Jeffrey P. Somers, an independent trustee of RMRM and a member of the RMRM special committee, previously served as an independent trustee of TRMT.
TRMT’s trustees and executive officers collectively beneficially owned 95,694.67 TRMT Common Shares (excluding 1,600,100 TRMT Common Shares that Adam Portnoy beneficially owned through TRA), or approximately 1.2% of the TRMT Common Shares outstanding as of the TRMT Record Date, and have indicated that they expect to vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal. Pursuant to a voting agreement entered into by RMRM and TRA contemporaneously with the execution of the Merger Agreement, TRA, which beneficially owned 1,600,100 TRMT Common Shares, or approximately 19.2% of the TRMT Common Shares outstanding as of the TRMT Record Date, has agreed to vote all such TRMT Common Shares in favor of the TRMT Merger Proposal and the TRMT Adjournment Proposal. For further information, see “The TRMT Special Meeting — Required Vote” on page 87 of this joint proxy statement/prospectus.
None of RMRM’s or TRMT’s trustees or executive officers has any arrangement or understanding with either RMRM or TRMT concerning any type of compensation based on the Merger or the other Transactions, but each of RMRM’s and TRMT’s trustees and executive officers is entitled to certain rights to indemnification and TRMT’s trustees and executive officers are entitled to continued directors’ and officers’ liability insurance coverage following the completion of the Merger.
As discussed above, the transactions contemplated by the Merger Agreement and the terms thereof were evaluated, negotiated and recommended to each of the RMRM board of trustees and the TRMT board of trustees by the RMRM special committee and the TRMT special committee, respectively, each consisting solely of RMRM’s and TRMT’s disinterested, independent trustees, respectively, and were separately approved and adopted by RMRM’s and TRMT’s independent trustees and by the RMRM board of trustees and the TRMT board of trustees.
Listing of RMRM Common Shares to be Issued in the Merger (See page 138)
Approval of Nasdaq of the listing on Nasdaq of the RMRM Common Shares to be issued in the Merger, subject to official notice of issuance, is a condition precedent to RMRM’s and TRMT’s obligations to consummate the Merger. RMRM has agreed to take all steps as may be reasonably necessary to cause such RMRM Common Shares to be listed for trading on Nasdaq, subject to official notice of issuance. If the Merger is consummated, TRMT Common Shares will cease to exist and will be de-listed from Nasdaq and de-registered under the Exchange Act.
No Shareholder Appraisal Rights in the Merger (See page 186)
Under the provisions of the Maryland REIT Law and the Maryland Statutory Trust Act, and pursuant to the declaration of trust of each of RMRM and TRMT, neither RMRM shareholders nor TRMT shareholders are entitled to exercise appraisal rights in connection with the Merger or any of the other Transactions.
Litigation Related to the Merger and the Other Transactions (See page 0)
Certain litigation is pending in connection with the Merger. For more information, see “The Merger — Litigation Related to the Merger and the Other Transactions” on page 0.
Conditions to Completion of the Merger (See page 176)
As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, the consummation of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
•
the approval of the TRMT Merger Proposal by TRMT shareholders, and the approval of the RMRM Share Issuance Proposal by RMRM shareholders;

•
the absence of any law or order by any governmental authority prohibiting, making illegal, enjoining or otherwise restricting, preventing or prohibiting the consummation of the Merger, the RMRM Share Issuance or the other Transactions;

•
the registration statement, of which this joint proxy statement/prospectus forms a part, will have been declared effective, and no stop order suspending the effectiveness of the registration statement will have been issued;

•
the approval of Nasdaq of the listing on Nasdaq of the RMRM Common Shares to be issued in the Merger, subject to official notice of issuance;

•
the accuracy of all representations and warranties made by RMRM and TRMT in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in most cases to materiality or material adverse effect qualifications), and receipt of an officer’s certificate from each of RMRM and TRMT attesting thereto;

•
the receipt by each of RMRM and TRMT of an opinion of its respective tax counsel to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC; and

•
the receipt by each of RMRM and TRMT of an opinion of counsel dated as of the closing date of the Merger regarding such party’s qualification for taxation as a REIT.

Neither RMRM nor TRMT can be sure when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.
Regulatory Approvals (See page 137)
Neither RMRM nor TRMT is aware of any regulatory approvals that would prevent the consummation of the Merger.
No Solicitation; Change in Recommendation (See page 170)
Pursuant to the Merger Agreement, RMRM and TRMT have each agreed not to, and to cause their respective subsidiaries not to, directly or indirectly, (a) solicit, initiate or knowingly facilitate or knowingly encourage, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, a competing acquisition proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person or entity information in connection with or for the purpose of encouraging or facilitating, a competing acquisition proposal or (c) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a competing acquisition proposal. RMRM and TRMT have also agreed to, and to cause their respective subsidiaries to, immediately cease any solicitation, encouragement, discussions or negotiations that may be ongoing with any third parties with respect to a competing acquisition proposal.
However, prior to the approval of the RMRM Share Issuance Proposal by RMRM shareholders, in the case of RMRM, and prior to the approval of the TRMT Merger Proposal by TRMT shareholders, in the case of TRMT, RMRM and TRMT may, under certain specified circumstances, engage in discussions or negotiations with and provide non-public information regarding itself to a third party making a confidential unsolicited competing acquisition proposal. Under the Merger Agreement, if RMRM or TRMT receives an unsolicited competing acquisition proposal, it is required to notify the other party promptly.
Prior to the approval of the RMRM Share Issuance Proposal by RMRM shareholders, in the case of RMRM, and prior to the approval of the TRMT Merger Proposal by TRMT shareholders, in the case of TRMT, the RMRM board of trustees may withdraw its recommendation to approve the RMRM Share Issuance Proposal (and the RMRM special committee may withdraw its recommendation to the RMRM board of trustees with respect to the Merger and the other Transactions) and the TRMT board of trustees may withdraw its recommendation to approve the TRMT Merger Proposal (and the TRMT special committee may withdraw its recommendation to the TRMT board of trustees with respect to the Merger and the other Transactions) (a) in order to enter into an agreement for a transaction that constitutes a superior proposal and only then if the applicable board of trustees determines in good faith, after consultation with outside legal counsel and financial advisors, that such transaction constitutes a superior proposal or (b) if an intervening event not known or reasonably foreseeable on the date of the Merger Agreement occurs with respect to such party and only then if the applicable board of trustees determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable Maryland law. In addition, prior to the approval of the RMRM Share Issuance

Proposal by RMRM shareholders, RMRM may terminate the Merger Agreement in order to enter into an agreement for a transaction that constitutes a superior proposal. Notwithstanding any adverse recommendation change, TRMT remains obligated to hold the TRMT special meeting and to submit the TRMT Merger Proposal to the TRMT shareholders.
Trustees and Management of the Combined Company (See page 200)
The trustees and officers of RMRM immediately prior to the Effective Time will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with RMRM’s amended and restated declaration of trust, or RMRM’s declaration of trust, and RMRM’s bylaws.
Expected Timing of the Merger
RMRM and TRMT are working to consummate the Merger during the third quarter of 2021. However, the Merger is subject to various conditions, and it is possible that factors beyond RMRM’s and TRMT’s control could result in the Merger’s being completed at a later time, or not at all. For further information, see “Risk Factors — Risks Relating to the Merger and the Other Transactions” beginning on page 36 of this joint proxy statement/prospectus.
Termination of the Merger Agreement (See page 177)
The Merger Agreement may be terminated at any time before the Effective Time by the mutual written agreement of RMRM and TRMT.
In addition, either RMRM or TRMT (so long as it is not at fault) may terminate the Merger Agreement prior to the Effective Time:
•
if the Merger has not been completed on or before December 31, 2021;

•
if a governmental authority of competent jurisdiction has issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other Transactions;

•
if TRMT shareholders fail to approve the TRMT Merger Proposal at a duly held meeting (or at any adjournment or postponement thereof); or

•
if RMRM shareholders fail to approve the RMRM Share Issuance Proposal at a duly held meeting (or at any adjournment or postponement thereof).

The Merger Agreement may also be terminated prior to the Effective Time by RMRM:
•
if TRMT has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement which breach, violation or failure to perform would result in the failure of certain of RMRM’s conditions to completion of the Merger and TRMT does not cure such breach within a specified period; provided that RMRM is not in breach of the Merger Agreement, which breach would result in the failure of TRMT’s conditions to completion of the Merger;

•
if, prior to obtaining TRMT shareholder approval of the Merger and the other Transactions, TRMT or the TRMT board of trustees (or an authorized committee thereof) (i) has effected an adverse recommendation change, (ii) fails to publicly reaffirm the TRMT board of trustees’ recommendation for the TRMT Merger Proposal within ten business days of being requested to do so by RMRM following the public announcement by any person of a competing acquisition proposal, (iii) fails to include the TRMT board of trustees’ recommendation for the TRMT Merger Proposal in this joint proxy statement/prospectus or (iv) publicly announces its intention to do any of the foregoing; or

•
if, prior to obtaining RMRM shareholder approval of the RMRM Share Issuance, the RMRM board of trustees (or an authorized committee thereof) determines to enter into an acquisition agreement with respect to a superior proposal in accordance with the provisions regarding competing acquisition proposals described above under “— Covenants and Agreements — No Solicitation; Change in Recommendation.”
The Merger Agreement may also be terminated prior to the Effective Time by TRMT:
•
if RMRM has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement which breach, violation or failure to perform would result in the failure of certain of TRMT’s conditions to completion of the Merger and RMRM does not cure such breach within a specified period; provided that TRMT is not in breach of the Merger Agreement, which breach would result in the failure of RMRM’s conditions to completion of the Merger; or

•
if, prior to obtaining RMRM shareholder approval of the RMRM Share Issuance, RMRM or the RMRM board of trustees (or an authorized committee thereof) (i) has effected an adverse recommendation change, (ii) fails to publicly reaffirm the RMRM board of trustees’ recommendation for the RMRM Share Issuance Proposal within ten business days of being requested to do so by TRMT following the public announcement by any person of a competing acquisition proposal, (iii) fails to include the RMRM board of trustees’ recommendation for the RMRM Share Issuance Proposal in this joint proxy statement/prospectus or (iv) publicly announces its intention to do any of the foregoing.

Termination Fees and Expenses (See page 179)
Each of TRMT and RMRM is required to pay the other party a termination fee of $2.156 million, plus the other party’s reasonable fees and expenses under certain circumstances related to such party’s change in recommendation, breach or termination in connection with a superior proposal. Except with respect to the foregoing, all fees and expenses incurred in connection with the Merger and the other Transactions will be paid by the party incurring those expenses, except that RMRM and TRMT will share equally any filing fees incurred in connection with the filing of this joint proxy statement/prospectus and the registration statement on Form S-4 of which it forms a part.
Material United States Federal Income Tax Consequences of the Merger (See page 141)
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the IRC, and the consummation of the Merger is conditioned on the receipt by each of RMRM and TRMT of an opinion from their respective counsel that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the IRC, TRMT shareholders generally will not recognize gain or loss for United States federal income tax purposes in connection with the Merger, except with respect to cash received in lieu of fractional RMRM Common Shares. In addition, assuming the Merger so qualifies, TRMT will not recognize any gain or loss as a result of the Merger. As TRMT’s successor, RMRM will inherit TRMT’s tax attributes and would generally be liable for unpaid taxes, including penalties and interest (if any), of TRMT.
Accounting Treatment of the Merger (See page 137)
In accordance with GAAP, RMRM will account for the Merger as an asset acquisition, with RMRM treated as the acquirer of TRMT.
The RMRM Special Meeting (See page 81)
Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of RMRM’s shareholders and other stakeholders, the RMRM special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. The RMRM special meeting will be held on September 17, 2021, at 10:00 a.m., Eastern Time. You may vote at the RMRM special meeting if you owned RMRM Common Shares at the close of business on the RMRM Record Date. On the RMRM Record Date, there were 10,217,008.548 RMRM Common Shares outstanding and entitled to vote at the RMRM special meeting. You may cast one vote for each RMRM Common Share that you owned on that date.
At the RMRM special meeting, RMRM shareholders will be asked to consider and vote upon:
•
the RMRM Share Issuance Proposal; and

•
the RMRM Adjournment Proposal.

The approval of the RMRM Share Issuance Proposal is a condition to the completion of the Merger. If the RMRM Share Issuance Proposal is not approved, the Merger and the other Transactions will not be completed.
The RMRM Share Issuance Proposal and the RMRM Adjournment Proposal require the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposals.
As of the RMRM Record Date, approximately 2.6% of the RMRM Common Shares outstanding were beneficially owned by RMRM’s current trustees and executive officers. RMRM currently expects that RMRM’s trustees and executive officers will vote their shares in favor of the proposals set forth above, although none has entered into any agreements obligating them to do so. Pursuant to a voting agreement entered into by TRMT and Diane Portnoy contemporaneously with the execution of the Merger Agreement, Ms. Portnoy, who beneficially owned 882,407 RMRM Common Shares, or approximately 8.6% of the RMRM Common Shares outstanding as of the RMRM Record Date, has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.
The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the RMRM Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal.
The TRMT Special Meeting (See page 86)
Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of TRMT’s shareholders and other stakeholders, the TRMT special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. The TRMT special meeting will be held on September 17, 2021, at 11:00 a.m., Eastern Time. You may vote at the TRMT special meeting if you owned TRMT Common Shares at the close of business on the TRMT Record Date. On the TRMT Record Date, there were 8,312,322 TRMT Common Shares outstanding and entitled to vote at the TRMT special meeting. Each TRMT Common Share is entitled to cast one vote on all matters that come before the TRMT special meeting.
At the TRMT special meeting, TRMT shareholders will be asked to consider and vote upon:
•
the TRMT Merger Proposal; and

•
the TRMT Adjournment Proposal.

The approval of the TRMT Merger Proposal is a condition to the completion of the Merger. If the TRMT Merger Proposal is not approved, the Merger and certain of the other Transactions will not be completed.
Approval of the TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the TRMT special meeting on such proposal. The approval of the TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposal.
As of the TRMT Record Date, approximately 1.2% of the TRMT Common Shares outstanding (excluding 19.2% of the TRMT Common Shares that Adam Portnoy beneficially owned through TRA) were beneficially owned by TRMT’s current trustees and executive officers. TRMT currently expects that TRMT’s trustees and executive officers will vote their shares in favor of the TRMT Merger Proposal and the

TRMT Adjournment Proposal, although none has entered into any agreements obligating them to do so. Pursuant to a voting agreement entered into by RMRM and TRA contemporaneously with the execution of the Merger Agreement, TRA, which beneficially owned 1,600,100 TRMT Common Shares, or approximately 19.2% of the TRMT Common Shares outstanding as of the TRMT Record Date, has agreed to vote all such TRMT Common Shares in favor of the TRMT Merger Proposal and the TRMT Adjournment Proposal.
The TRMT board of trustees unanimously recommends that TRMT shareholders vote “FOR” both of the proposals set forth above.
Comparison of Rights of RMRM Shareholders and TRMT Shareholders (See page 258)
Upon consummation of the Merger, TRMT shareholders will become RMRM shareholders and their rights will therefore be governed by RMRM’s declaration of trust and bylaws, as amended in connection with the consummation of the Merger. RMRM’s declaration of trust and bylaws, as amended, upon consummation of the Merger, will afford TRMT shareholders different rights as a result of differences between TRMT’s governing documents and RMRM’s governing documents, as amended.
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information
On April 26, 2021, RMRM and TRMT entered into the Merger Agreement. At the Effective Time and subject to the terms and conditions of the Merger Agreement, TRMT will merge with and into RMRM, with RMRM continuing as the surviving entity. Following the consummation of the Merger, RMRM expects to change its name to “Seven Hills Realty Capital Trust” and change its ticker symbol on Nasdaq to “SHRC”.
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 reflects RMRM’s financial position as if the RMRM Separate Material Transactions and the TRMT Separate Material Transactions, each as defined in Note 2 to these unaudited pro forma condensed consolidated financial statements, and the Transactions were completed as of March 31, 2021. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 reflect the results of RMRM’s operations as if the Transactions, the RMRM Separate Material Transactions, the TRMT Separate Material Transactions and the Business Change, each described in the notes to these unaudited pro forma condensed consolidated financial statements, were completed as of January 1, 2020. The unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto included in “Consolidated Financial Statements of RMR Mortgage Trust” beginning on page F-1 of this joint proxy statement/prospectus and “Consolidated Financial Statements of Tremont Mortgage Trust” beginning on page F-65 of this joint proxy statement/prospectus.
The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. While the unaudited pro forma condensed consolidated financial statements do not reflect any synergies or dis-synergies that RMRM may realize or incur as a result of the Merger, management’s estimates of certain cost savings to be realized and additional costs that may be necessary to achieve these savings following the closing of the Merger are illustrated in Note 5 to the unaudited pro forma condensed consolidated financial statements. RMRM’s financial position and results of operations may be significantly different than what is presented in the unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the Transactions have been included.
The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of RMRM’s expected financial position, or results of operations for any future period, including following the Merger, if completed. Differences could result from numerous factors, including future changes in RMRM’s and TRMT’s portfolio of investments, capital structure and ability to obtain additional capital, the credit risk of borrowers, market conditions and for other reasons. RMRM will account for the Merger as an asset acquisition with RMRM treated as the acquirer of TRMT for accounting purposes. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

RMR Mortgage Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2021
(amounts in thousands, except per share data)
	RMRM Historical (Accounting Acquirer)	RMRM Separate Material Transactions(3)(A)	RMRM Historical Adjusted	TRMT Historical (Accounting Acquiree)	TRMT Separate Material Transactions(3)(B)	TRMT Historical Adjusted	Transaction Accounting Adjustments	RMRM Combined Pro Forma
ASSETS
Cash and cash equivalents	$46,839	$(40,000)	$6,839	$10,890	$—	$10,890	$(5,000)(3)(C)	$12,729
Restricted cash	220	—	220	—	—	—	—	220
Loans held for investment, net	147,247	107,493	254,740	260,179	(23,745)	236,434	(33,830)(3)(D)	457,344
Accrued interest receivable	456	—	456	922	—	922	—	1,378
Prepaid expenses and other assets	305	—	305	313	—	313	—	618
Total assets	$195,067	$67,493	$262,560	$272,304	$(23,745)	$248,559	$(38,830)	$472,289
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other liabilities	$1,121	$—	$1,121	$748	$—	$748	$5,000(3)(E)	$6,869
Master repurchase facility, net	—	67,493	67,493	180,040	(23,745)	156,295	—	223,788
Due to related persons	702	—	702	987	—	987	—	1,689
Total liabilities	1,823	67,493	69,316	181,775	(23,745)	158,030	5,000	232,346
Commitments and contingencies
Shareholders’ equity:
Shareholders’ equity attributable to the company
Common shares of beneficial interest, $0.001 par value:
Unlimited number of shares authorized, 10,202,009 issued and outstanding; 14,521,074 pro forma shares issued and outstanding	10	—	10	83	—	83	(78)(3)(F)	15
Additional paid in capital	192,884	—	192,884	89,211	—	89,211	(42,517)(3)(F)	239,578
Cumulative net income	350	—	350	12,363	—	12,363	(12,363)(3)(F)	350
Cumulative common distributions	—	—	—	(11,128)	—	(11,128)	11,128(3)(F)	—
Total shareholders’ equity	193,244	—	193,244	90,529	—	90,529	(43,830)	239,943
Total liabilities and shareholders’ equity	$195,067	$67,493	$262,560	$272,304	$(23,745)	$248,559	$(38,830)	$472,289
See accompanying notes.

RMR Mortgage Trust
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2020
(amounts in thousands, except per share data)
	RMRM Historical (Accounting Acquirer)	RMRM Separate Material Transactions(4)(G)	Business Change Adjustments	RMRM Historical Adjusted	TRMT (Accounting Acquiree)	TRMT Separate Material Transactions(4)(J)	TRMT Historical Adjusted	Transaction Accounting Adjustments	RMRM Combined Pro Forma
INCOME FROM INVESTMENTS
Interest income from investments	$—	$6,708	$563(4)(I)	$7,271	$18,030	$(1,837)	$16,193	$28,915(4)(K)	$52,379
Less: interest and related expenses	—	(1,903)	—	(1,903)	(5,591)	605	(4,986)	—	(6,889)
Income from investments, net	—	4,805	563	5,368	12,439	(1,232)	11,207	28,915	45,490
Dividend income	6,804	—	(6,804)(4)(H)	—	—	—	—	—	—
Interest income from mortgage loan investments	563	—	(563)(4)(I)	—	—	—	—	—	—
Other income	353	—	(353)(4)(H)	—	—	—	—	—	—
Total investment income	7,720	—	(7,157)	5,368	12,439	(1,232)	11,207	28,915	45,490
Base management fees	—	—	—	—	—	—	—	3,725(4)(L)	3,725
General and administrative expenses	—	—	610(4)(I)	610	2,354	—	2,354	—	2,964
Reimbursement of shared services expenses	—	—	—	—	1,159	—	1,159	575(4)(M)	1,734
Advisory	2,364	—	(2,364)(4)(H)	—	—	—	—	—	—
Legal	361	—	(361)(4)(I)	—	—	—	—	—	—
Compliance and internal audit	145	—	(145)(4)(I)	—	—	—	—	—	—
Shareholder reporting	110	—	(110)(4)(H)	—	—	—	—	—	—
Custodian	86	—	(86)(4)(H)	—	—	—	—	—	—
Administrative	77	—	(77)(4)(H)	—	—	—	—	—	—
Preferred share remarketing and auction fees	66	—	(66)(4)(H)	—	—	—	—	—	—
Trustees’ fees and expenses	55	—	(55)(4)(I)	—	—	—	—	—	—
Audit	49	—	(49)(4)(I)	—	—	—	—	—	—
Other	424	—	(424)(4)(H)	—	—	—	—	—	—
Total expenses before interest expense	3,737	—	(3,127)	610	3,513	—	3,513	4,300	8,423
Interest expense	1,208	—	(1,208)(4)(H)	—	—	—	—	—	—
Total expenses	4,945	—	(4,335)	610	3,513	—	3,513	4,300	8,423
Net investment income	2,775	—	(2,822)	(47)	—	—	—	24,614	—
Income before income tax expense	—	4,805	(2,822)	4,758	8,926	(1,232)	7,694	24,614	37,066
Income tax expense	—	—	—	—	(75)	—	(75)	—	(75)
Net income	$—	$4,805	$(2,822)	$4,758	$8,851	$(1,232)	$7,619	$24,614	$36,991
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments before taxes	13,208	—	(13,208)(4)(H)	—	—	—	—	—	—
Income tax expense	(2,386)	—	2,386(4)(H)	—	—	—	—	—	—
Net realized gain on investments after taxes	10,822	—	(10,822)	—	—	—	—	—	—
Net change in unrealized losses on investments	(69,278)	—	69,278(4)(H)	—	—	—	—	—	—
Net realized and change in unrealized losses on investments after taxes	(58,456)	—	58,456	—	—	—	—	—	—
Net decrease in net assets before preferred distributions resulting from operations	(55,681)	—	55,681	—	—	—	—	—	—
Distributions to preferred shareholders from net investment income	(323)	—	323(4)(H)	—	—	—	—	—	—
Net decrease in net assets to common shares resulting from operations	$(56,004)	$—	$56,004	$—	$—	$—	$—	$—	$—
Weighted average common shares outstanding (basic and diluted)	10,202							4,319(4)(N)	14,521
Net investment income per common share (basic and diluted)	$0.27								$—
Net income per common share (basic and diluted)	$—								$2.55
See accompanying notes.

RMR Mortgage Trust
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2021
(amounts in thousands, except per share data)
	RMR Mortgage Trust (Accounting Acquirer)	RMRM Separate Material Transactions(4)(G)	RMRM Historical Adjusted	Tremont Mortgage Trust (Accounting Acquiree)	TRMT Separate Material Transactions(4)(H)	TRMT Historical Adjusted	Transaction Accounting Adjustments	RMRM Combined Pro Forma
INCOME FROM INVESTMENTS
Interest income from investments	$2,001	$1,677	$3,678	$4,486	$(463)	$4,023	$4,915(4)(K)	$12,616
Less: interest and related expenses	—	(408)	(408)	(1,135)	126	(1,009)	—	(1,417)
Income from investments, net	2,001	1,269	3,270	3,351	(337)	3,014	4,915	11,199
OTHER EXPENSES:
Base management fees	715	—	715	342	—	342	(112)(4)(L)	945
Management incentive fees	—	—	—	620	—	620	(620)(4)(L)	—
General and administrative expenses	592	—	592	669	—	669	—	1,261
Reimbursement of shared services expenses	326	—	326	138	—	138	—	464
Total expenses	1,633	—	1,633	1,769	—	1,769	(732)	2,670
Income before income tax expense	368	1,269	1,637	1,582	(337)	1,245	5,647	8,529
Income tax expense	(18)	-—	(18)	(7)	—	(7)	—	(25)
Net income	$350	$1,269	$1,619	$1,575	$(337)	$1,238	$5,647	$8,504
Weighted average common shares outstanding (basic and diluted)	10,202						4,319(4)(N)	14,521
Net income per common share	$0.03							$0.59
See accompanying notes.

RMR Mortgage Trust
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(dollars in thousands, except per share data)
(1)
Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements reflect the impact of the Transactions, the RMRM Separate Material Transactions, the TRMT Separate Material Transactions and the Business Change, each as described in these notes, on RMRM’s consolidated financial statements. The pro forma condensed consolidated financial statements are based on the historical financial statements and accounting records of RMRM and TRMT, giving effect to adjustments resulting from the Transactions, the RMRM Separate Material Transactions, the TRMT Separate Material Transactions and the Business Change, each as described in these notes.
The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting under GAAP. For accounting purposes, RMRM is considered the accounting acquirer and TRMT is considered the acquiree in the Transaction. To determine the accounting for the Transaction under GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. In connection with the acquisition, TRMT does not have an organized workforce that significantly contributes to its ability to create output, and substantially all of its fair value is concentrated in loans held for investment. As such, the acquisition is expected to be treated as an asset acquisition. The cost of the asset acquisition will be allocated to the individual assets acquired or liabilities assumed, based on their relative fair values. Any excess fair value of the net assets of TRMT over consideration transferred following determination of the actual purchase consideration for RMRM will be reflected as an adjustment to loans held for investment, net that will be accreted to interest income from investments over the remaining term of the TRMT loan investments as of the Effective Time.
(2)
The Transactions, the RMRM Separate Material Transactions, the TRMT Separate Material Transactions and the Business Change

The Transactions
The adjustments represent the effects of the Transactions for estimated total consideration transferred and liabilities assumed of approximately $208,315, including the assumption of approximately $157,006 of liabilities and $5,000 of estimated Merger-related costs.
At the Effective Time, each TRMT Common Share issued and outstanding will be converted into the right to receive 0.52 of one (1) RMRM Common Share. The exchange ratio is fixed and will not be adjusted for changes in the market value of RMRM Common Shares or TRMT Common Shares prior to the closing of the Merger. As a result, the value for the consideration assumed for purposes of the unaudited pro forma condensed consolidated financial statements will likely differ from the actual value and such difference could be significant. Based on the $11.97 per share closing price of RMRM Common Shares on Nasdaq on June 4, 2021, the consideration TRMT shareholders will receive in the Merger has a value of approximately $6.22 per TRMT common share, or approximately $51,699 in the aggregate.

The following table summarizes the estimated consideration transferred and liabilities assumed:
TRMT Common Shares outstanding as of March 31, 2021	8,306
Multiplied by the exchange ratio	0.52
RMRM Common Shares issuable	4,319
Closing price of RMRM Common Shares on June 4, 2021	$11.97
Estimated value of consideration transferred	$51,699
Assumed working capital	(5,390)
Assumed master repurchase facility, principal balance	157,006
Merger-related costs	5,000
Estimated consideration transferred and liabilities assumed	$208,315
The following table summarizes the preliminary estimate of the purchase price allocation for TRMT(1):
Cash and cash equivalents	$5,890
Loans held for investment, net	202,604
Accrued interest receivable	922
Prepaid expenses and other assets	313
Total assets	209,729
Accounts payable and other liabilities	(748)
Master repurchase facility, net	(156,295)
Due to related persons	(987)
Net assets acquired	51,699
Assumed working capital	(5,390)
Assumed master repurchase facility	157,006
Merger related costs	5,000
Estimated consideration transferred and liabilities assumed	$208,315

(1)
The allocation of purchase price is based on preliminary estimates and may change. The actual purchase price will likely differ from this amount due to changes in the per share price of RMRM Common Shares.

The following table shows sensitivities to changes in purchase price due to changes in the per share price of RMRM Common Shares:
	Price of RMRM Common Shares	Calculated Value of RMRM Common Shares Issued	Assumed Working Capital	Assumed Debt	Merger- Related Costs	Consideration Transferred and Liabilities Assumed
As of June 4, 2021	$11.97	$51,699	$(5,390)	$157,006	$5,000	$208,315
Decrease of 20%	$9.58	$41,359	$(5,390)	$157,006	$5,000	$197,975
Increase of 20%	$14.36	$62,039	$(5,390)	$157,006	$5,000	$218,655
RMRM Separate Material Transactions
The following table provides information regarding RMRM’s mortgage loan originations that closed or are probable of closing subsequent to March 31, 2021 and prior to the Effective Time, or the RMRM Separate Material Transactions, and in the aggregate are material to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet presents the effect of the RMRM Separate Material Transactions assuming they had occurred on March 31, 2021. The unaudited pro forma condensed consolidated statement of operations presents the effect of the RMRM Separate Material Transactions assuming they had occurred on January 1, 2020.
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	Maturity (date)
Colorado Springs, CO	Office	04/06/2021	$34,275	$28,970	L+4.50%	04/06/2024
Londonderry, NH	Industrial	04/06/2021	39,240	34,200	L+4.00%	04/06/2024
Portland, OR(1)	Multifamily	07/15/2021	19,688	19,688	L+3.57%	07/15/2024
Plano, TX(1)	Office	07/15/2021	27,385	24,635	L+4.75%	07/15/2024
Total			$120,588	$107,493

(1)
These transactions are probable of occurring prior to the Effective Time. Origination dates, committed principal amounts, principal balances, coupon rates and maturity dates are estimates and are subject to change or may not occur at all.

TRMT Separate Material Transactions
The following table provides information regarding TRMT mortgage loan originations that closed or are probable of closing subsequent to March 31, 2021 and prior to the Effective Time.
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	Maturity (date)
Westminster, CO	Office	05/25/2021	$15,250	$13,506	L+3.75%	05/25/2024
Portland, OR(1)	Multifamily	07/15/2021	13,400	13,400	L+3.57%	07/15/2024
Total			$28,650	$26,906

(1)
This transaction is probable of occurring prior to the Effective Time. The origination date, committed principal amount, principal balance, coupon rate and maturity date are estimates and are subject to change or may not occur at all.

The following table provides information regarding mortgage loans that were repaid or are probable of repayment subsequent to March 31, 2021 and prior to the Effective Time. In connection with the repayment of these mortgage loans, a portion of principal amounts outstanding of TRMT’s Master Repurchase Facility has been repaid or is probable of repayment subsequent to March 31, 2021 and prior to the Effective Time.
		As of March 31, 2021
Location	Repayment Date	Principal Balance Repaid	Master Repurchase Facility Principal Balance Repaid
Barrington, NJ	05/07/2021	$36,162	$36,162
Houston, TX(1)	06/26/2021	14,489	14,489
Total		$50,651	$50,651

(1)
This transaction is probable of occurring prior to the Effective Time of the Merger. The repayment date, principal balance repaid and master repurchase facility principal balance repaid are estimates and are subject to change or may not occur at all.

The mortgage loan originations, principal balance repayments and principal balance repayments of TRMT’s Master Repurchase Facility shown in the above tables are, in aggregate, material to the unaudited pro forma condensed consolidated financial statements and are collectively referred to as the TRMT Separate Material Transactions. The unaudited pro forma condensed consolidated balance sheet presents the effect of the TRMT Separate Material Transactions assuming they had occurred on March 31, 2021. The unaudited pro forma condensed consolidated statement of operations presents the effect of the TRMT Separate Material Transactions assuming they had occurred on January 1, 2020.
Business Change
The unaudited pro forma condensed consolidated statement of operations presents the effect of the Business Change assuming it had occurred on January 1, 2020. If the Business Change had not occurred, the Merger would not have been contemplated.
(3)   Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments
(A)
These adjustments represent the effect of the RMRM Separate Material Transactions, which were funded or are probable of funding by $40,000 of cash on hand and $67,680 of borrowings under RMRM’s Master Repurchase Facility.

(B)
These adjustments represent the effect of the TRMT Separate Material Transactions. The components of the adjustments to Loans held for investment, net and Master repurchase facility, net are as follows:

	Loans Held for Investment, Net	Master Repurchase Facility, Net
Mortgage loan originations	$26,906	$26,906
Mortgage loan repayments	(50,651)	(50,651)
Total adjustments	$(23,745)	$(23,745)

(C)
This adjustment represents the Merger-related costs expected to be paid by TRMT prior to the consummation of the Merger.

(D)
This adjustment represents the effects of the Merger, assuming an estimated consideration transferred of $51,699, excluding adjustments for net working capital, liabilities assumed and RMRM’s Merger-related costs, compared to TRMT’s estimated net assets at the Effective Time of $85,529.

(E)
This adjustment represents the Merger-related costs expected to be incurred, but not yet paid, by RMRM prior to the consummation of the Merger.

(F)
The adjustments to shareholders’ equity reflect: (1) increases of $5 to RMRM Common Shares, and $51,694 to additional paid in capital to reflect the conversion of TRMT Common Shares to RMRM Common Shares at an exchange ratio of 0.52 of one (1) RMRM Common Share for each TRMT Common Share outstanding as of March 31, 2021, which resulted in an additional 4,319 RMRM Common Shares issued; (2) the elimination of all remaining TRMT historical shareholders’ equity amounts, including $83 of TRMT Common Shares, $89,211 of additional paid in capital, $12,363 of cumulative net income and $11,128 of cumulative common distributions; and (3) an adjustment of $5,000 to reduce additional paid in capital for TRMT’s estimated Merger-related costs.

(4)   Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments
(G)
These adjustments represent the effect on interest income from investments and interest and related expenses for the RMRM Separate Material Transactions as if these transactions occurred on January 1, 2020. The components of the interest income from investments adjustments are as follows:

	For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2021
RMRM mortgage loan originations	$107,493	$107,493
Weighted average all in yield	6.24%	6.24%
Pro forma annual interest income from investments	$6,708	$6,708
Percent of annual days adjusted	100.0%	25.0%

	For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2021
Total interest income from investments adjustment	$6,708	$1,677

The components of the interest and related expense adjustments related to the RMRM Separate Material Transactions are as follows:
	For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2021
RMRM loan originations	$107,493	$107,493
Less: pro forma cash used to fund loan originations	(40,000)	(40,000)
Master repurchase facility used to fund loan originations	$67,493	$67,493
Weighted average interest rate	2.82%	2.42%
Pro forma annual interest and related expenses	$1,903	$1,633
Percent of annual days adjusted	100.0%	25.0%
Total interest and related expenses adjustment	$1,903	$408

(H)
These adjustments represent the elimination of certain income and expenses for the year ended December 31, 2020 that were earned or incurred by RMRM as an investment company. The income adjustment removes dividend and other income as, upon the Business Change, RMRM no longer earned this type of income. The expense adjustments remove costs related to advisory services, shareholder reporting, custodian services, administrative services, preferred share remarketing and auction fees, income tax and other expenses that, upon the Business Change, RMRM no longer incurred. Interest expense related to RMRM’s $88,000 revolving credit facility, or the Revolving Credit Facility, with BNP Paribas Prime Brokerage International, Ltd., or PBL, that was terminated in November 2020 has been removed. Additionally, net realized gain on investments, net change in unrealized losses on investments and distributions to preferred shareholders from net investment income were removed as, upon the Business Change, RMRM no longer engaged in investment securities activities.

(I)
These adjustments represent reclassifications to the RMRM historical condensed consolidated statement of operations for the year ended December 31, 2020 to reflect the effect of the Business Change and to conform to RMRM’s presentation of the condensed consolidated statement of operations for the three months ended March 31, 2021. Interest income from mortgage loan investments has been reclassified to interest income from investments and legal, compliance and internal audit, trustee fees and expenses and audit expense have been reclassified to general and administrative expenses.

(J)
These adjustments represent the effect on interest income from investments and interest and related expenses for the TRMT Separate Material Transactions as if such TRMT Separate Material Transactions occurred on January 1, 2020. The components of the interest income from investments adjustments are as follows:

	For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2021
TRMT mortgage loan originations	$26,906	$26,906
Weighted average all in yield	5.29%	5.29%
Pro forma annual interest income from investments	$1,423	$1,423
Percent of annual days adjusted	100.0%	25.0%
Pro forma interest income from investments from TRMT mortgage loan originations	$1,423	$356
Less: interest income from investments earned on mortgage loans repaid	(3,260)	(819)
Pro forma interest income from investments adjustment	$(1,837)	$(463)

The components of the interest and related expense adjustments related to the TRMT Separate Material Transactions are as follows:
	For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2021
Repayment of master repurchase facility	$50,651	$50,651
Additional borrowings to fund mortgage loan originations	(26,906)	(26,906)
Master repurchase facility, net adjustment	$23,745	$23,745
Weighted average interest rate	2.55%	2.12%
Pro forma annual interest and related expenses	$605	$503
Percent of annual days adjusted	100.0%	25.0%
Total interest and related expenses adjustment	$605	$126

(K)
These adjustments represent the effects of the Merger as if the Merger was consummated on January 1, 2020 and reflect the accretion of the adjustment to loans held for investment, net over the weighted average remaining term of TRMT’s mortgage loan portfolio as of March 31, 2021, as adjusted for the TRMT Separate Material Transactions. See Note 3(D) of these unaudited pro forma condensed consolidated financial statements for further details.

(L)
These adjustments represent the effects of the Merger on the base management fee as if the Merger had occurred on January 1, 2020. No management incentive fee would be incurred if the Merger had occurred on January 1, 2020.

(M)
This adjustment represents the effects of the Merger on reimbursement of shared services as if the Merger had occurred on January 1, 2020.

(N)
These adjustments represent the issuance of RMRM Common Shares issued to TRMT shareholders as part of the Merger.

(5)   Management’s Adjustments
Management expects that, following the completion of the Merger, the combined company will realize certain cost savings as compared to the historical adjusted combined costs of RMRM and TRMT operating independently. Management’s adjustments are based on actual historical costs incurred by RMRM, after the Business Change, and TRMT and result from the elimination of duplicate costs that are no longer expected to occur after completion of the Merger. Such cost savings are expected soon after completion of the Merger.
Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings or other adverse effects that are not currently foreseen. Further, there may be additional charges incurred in achieving these cost savings above what has been estimated below. These adjustments reflect all management’s adjustments that are, in the opinion of management, necessary to a fair statement of the unaudited condensed consolidated pro forma financial information presented. Future results may vary significantly from the unaudited condensed consolidated pro forma financial information presented because of various factors, including those discussed in the section entitled “Risk Factors” included elsewhere in this joint proxy statement/prospectus.
Had the Merger been completed as of January 1, 2020, and after giving effect to adjustments relating to the Business Change, the RMRM Separate Material Transactions, the TRMT Material Transactions and the Transactions, management estimates that for the three months ended March 31, 2021, $404 of additional cost savings related to general and administrative expenses would be realized. No material cost synergies or dis-synergies were identified by management for the year ended December 31, 2020.

The following tables present the estimated that effects on the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2021 from elimination of identified expenses:
	RMRM Combined Pro Forma	Management’s Adjustments	As Adjusted
General and administrative expenses	$1,261	$(404)	$857
Income before income taxes	$8,529	$404	$8,933
Net income	$8,504	$404	$8,908
Net income per common share — basic and diluted	$0.59	$0.02	$0.61
Comparative RMRM and TRMT Market Price and Distribution Information
RMRM’s Market Price Data
The RMRM Common Shares are traded on Nasdaq (symbol: RMRM). The following tables set forth for the periods indicated the high and low sale prices for RMRM Common Shares as reported by Nasdaq, as well as distributions declared per RMRM Common Share.
	Price Per RMRM Common Share		Distribution Declared Per RMRM Common Share
	High	Low
2019
First Quarter	$18.88	$14.71	$0.33
Second Quarter	$19.25	$17.76	$0.33
Third Quarter	$20.86	$18.21	$0.33
Fourth Quarter	$20.89	$19.38	$0.33
	Price Per RMRM Common Share		Distribution Declared Per RMRM Common Share
	High	Low
2020
First Quarter	$22.64	$6.60	$0.33
Second Quarter	$13.89	$7.60	$0.10
Third Quarter	$12.41	$9.03	$0.10
Fourth Quarter	$10.63	$6.77	$0.10
	Price Per RMRM Common Share		Distribution Declared Per RMRM Common Share
	High	Low
2021
First Quarter	$13.64	$10.25	$0.15
Second Quarter	$12.70	$11.75	$0.15
Third Quarter (through July 20, 2021)	$12.05	$11.31	$0.15
Recent Closing Prices of RMRM Common Shares
The following table sets forth the closing per share sales prices of RMRM Common Shares as reported on Nasdaq on April 23, 2021, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement by RMRM and TRMT, and on July 20, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus:
Price Per RMRM Common Share
April 23, 2021	$12.59
July 20, 2021	$11.40
The market price for RMRM Common Shares will fluctuate between the date of this joint proxy statement/prospectus and the Effective Time.
Following the Merger and the other Transactions, RMRM Common Shares will continue to be traded on Nasdaq. RMRM has agreed to take all necessary steps to cause the RMRM Common Shares issued in the Merger to be listed for trading on Nasdaq, subject to official notice of issuance. Following the consummation of the Merger, RMRM expects to change its name to “Seven Hills Realty Capital Trust” and change its ticker symbol on Nasdaq to “SHRC”.
Distributions on RMRM Common Shares
On April 15, 2021, RMRM declared a quarterly distribution of $0.15 per common share for the first quarter of 2021, or approximately $1.5 million, to RMRM shareholders of record on April 26, 2021. RMRM paid this distribution on May 20, 2021. On July 15, 2021, RMRM declared a quarterly distribution of $0.15 per common share for the second quarter of 2021, or approximately $1.5 million, to RMRM shareholders of record on July 26, 2021. RMRM expects to pay this distribution on or about August 19, 2021.
TRMT’s Market Price Data
The TRMT Common Shares are traded on Nasdaq (symbol: TRMT). The following tables set forth for the periods indicated the high and low sale prices for TRMT Common Shares as reported by Nasdaq, as well as distributions declared per TRMT Common Share.
	Price Per TRMT Common Share		Distribution Declared Per TRMT Common Share
	High	Low
2019
First Quarter	$9.75	$8.48	$0.11
Second Quarter	$11.00	$3.87	$0.22
Third Quarter	$5.20	$4.01	$0.22
Fourth Quarter	$5.20	$4.55	$0.22
	Price Per TRMT Common Share		Distribution Declared Per TRMT Common Share
	High	Low
2020
First Quarter	$6.86	$2.10	$0.22
Second Quarter	$3.80	$1.63	$0.01
Third Quarter	$3.50	$2.08	$0.01
Fourth Quarter	$5.13	$2.75	$0.54

	Price Per TRMT Common Share		Distribution Declared Per TRMT Common Share
	High	Low
2021
First Quarter	$6.18	$3.66	—
Second Quarter	$6.60	$5.50	$0.10
Third Quarter (through July 20, 2021)	$6.05	$5.55	$0.10
Recent Closing Prices of TRMT Common Shares
The following table sets forth the closing per share sales prices of TRMT Common Shares as reported on Nasdaq on April 23, 2021, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement by RMRM and TRMT, and on July 20, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus:
Price Per TRMT Common Share
April 23, 2021	$6.16
July 20, 2021	$5.74
The market price for TRMT Common Shares will fluctuate between the date of this joint proxy statement/prospectus and the Effective Time.
Distributions on TRMT Common Shares
On April 15, 2021, TRMT declared a quarterly distribution of $0.10 per common share for the first quarter of 2021, or approximately $831,000, to TRMT shareholders of record on April 26, 2021. TRMT paid this distribution on May 20, 2021. On July 15, 2021, TRMT declared a quarterly distribution of $0.10 per common share for the second quarter of 2021, or approximately $831,000, to TRMT shareholders of record on July 26, 2021. TRMT expects to pay this distribution on or about August 19, 2021.

RISK FACTORS
In addition to the other information included or referred to in this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 70 of this joint proxy statement/prospectus, you should carefully consider the following risks before deciding how to vote your RMRM Common Shares or TRMT Common Shares. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. For further information, see “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.
Throughout the sections “— Risks Relating to RMRM’s Business,” “— Risks Relating to RMRM’s Financing,” “— Risks Relating to RMRM’s Organization and Structure,” and “— Risks Relating to RMRM’s Securities,” unless otherwise indicated or the context otherwise requires, references to the “RMRM” refer to RMRM and its subsidiaries prior to the Merger and to RMRM as the surviving entity in the Merger, together with its consolidated subsidiaries, after giving effect to the Merger.
Summary of Risk Factors
Risks Relating to the Merger and the Other Transactions
•
The exchange ratio is fixed and will not be adjusted for any changes in the market price of either RMRM Common Shares or TRMT Common Shares;

•
the Merger and the other Transactions are subject to the satisfaction or waiver of a number of conditions, and the failure to consummate the Merger could adversely affect the price of RMRM Common Shares or TRMT Common Shares and the future business and financial results of RMRM and TRMT;

•
certain provisions in the Merger Agreement and in RMRM’s and TRMT’s management agreements with TRA, as well as TRA’s ownership of TRMT Common Shares, could discourage a potential competing acquirer of either TRMT or RMRM or could result in a significantly lower price for such a proposal than it might otherwise be;

•
RMRM’s and TRMT’s trustees and executive officers, as well as their manager, TRA, may have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of RMRM and TRMT shareholders generally. This may create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation, which could result in significant costs for RMRM and TRMT and could materially delay or prevent the completion of the Merger.

•
Lawsuits seeking to enjoin or prevent the Merger or the other Transactions or obtain other relief which may delay or prevent the completion of the Merger or the other Transactions have been, and additional lawsuits may be, commenced, which may result in RMRM or TRMT incurring substantial costs or the completion of the Merger or the other Transactions being materially delayed or prevented.

•
the unaudited pro forma condensed consolidated financial information in this joint proxy statement/prospectus may not reflect what the operating results and financial condition of the combined company would have been or may be following consummation of the Merger and the other Transactions.

Risks Relating to RMRM after Consummation of the Merger and the Other Transactions
•
The market price of RMRM Common Shares following the Merger may be affected by factors different from those affecting the price of RMRM Common Shares or TRMT Common Shares before the Merger;

•
each of RMRM and TRMT may incur substantial costs related to the Merger and the other Transactions;

•
RMRM shareholders and TRMT shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management than they exercised before the Merger; and

•
the future financial results of RMRM will suffer if RMRM does not effectively manage its expanded loan portfolio or deploy its existing capital following the Merger.

Risks Relating to Taxation
•
RMRM may incur adverse tax consequences if TRMT has failed or fails to qualify for taxation as a REIT for United States federal income tax purposes;

•
distributions to shareholders generally will not qualify for reduced tax rates applicable to “qualified dividends,” and RMRM may also choose to pay dividends in shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends that they receive;

•
the failure of assets subject to RMRM’s repurchase agreements to qualify as real estate assets could adversely affect the combined company’s ability to qualify for taxation as a REIT under the IRC; and

•
if RMRM owns assets or conducts operations that generate “excess inclusion income” outside a taxable REIT subsidiary, as defined in Section 856(l) of the IRC, or a TRS, doing so could adversely affect shareholders’ taxation.

Risks Relating to an Investment in RMRM Common Shares following the Merger
•
The market price of RMRM Common Shares may decline as a result of the Merger, and distributions to RMRM shareholders may be reduced or eliminated and the form of payment could change.

Risks Relating to RMRM’s Business
•
The COVID-19 pandemic and its resulting economic impact may materially adversely affect RMRM’s business, operations, financial results and liquidity;

•
RMRM operates in a highly competitive market for investment opportunities, may not obtain sufficient additional capital, and may be adversely affected by the loss of loan investments, its manager’s diligence processes, borrowers’ prepayment rates, or changes in market interest rates, including as a result of the expected phase out of LIBOR;

•
the lack of liquidity of RMRM’s loan investments may make it difficult for RMRM to sell its investments if the need or desire arises;

•
loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties;

•
the CRE loans and investments that RMRM originates or acquires are subject to the ability of the property owner to generate net income from the underlying property, as well as the risks of delinquency and foreclosure;

•
REIT distribution requirements and RMRM’s ability to access reasonably priced capital may adversely affect RMRM’s business plan; and

•
RMRM is subject to the covenants and conditions contained in its master repurchase agreement with UBS AG, or RMRM’s Master Repurchase Agreement, for RMRM’s Master Repurchase Facility and its other agreements governing its debt, which may restrict RMRM’s operations and ability to make investments and distributions. RMRM may enter into one or more alternative or additional repurchase facilities in the future (including, following the completion of the Merger, TRMT’s Master Repurchase Facility) and expects any such facility to contain covenants and conditions that may restrict RMRM’s operations and ability to make investments and distributions.

Risks Relating to RMRM’s Organization and Structure
•
RMRM’s management structure and management agreement with TRA and its relationships with related parties may create conflicts of interest.

•
Ownership limitations and certain provisions in RMRM’s declaration of trust and bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in RMRM’s control or unsolicited acquisition proposals and could limit shareholders’ ability to obtain a judicial forum they deem favorable for certain disputes.

Risks Relating to RMRM’s Securities
•
RMRM may change its operational, financing and investment policies without shareholder approval and may become highly leveraged; and

•
the interests of RMRM shareholders could be diluted if RMRM issues additional equity securities to finance future loan investments, to repay indebtedness or for other reasons.

Risks Relating to the Merger and the Other Transactions
The exchange ratio is fixed and will not be adjusted for any changes in the market price of either RMRM Common Shares or TRMT Common Shares.
At the Effective Time, each TRMT Common Share (other than any shares owned by RMRM or TRMT or their respective wholly owned subsidiaries and in each case not held on behalf of third parties) outstanding immediately prior to the Effective Time will be converted into the right to receive 0.52 of one (1) newly issued RMRM Common Share (subject to adjustment pursuant to the Merger Agreement), with cash paid in lieu of fractional shares. The exchange ratio is fixed in the Merger Agreement and will not be adjusted for changes in the market price of RMRM Common Shares or TRMT Common Shares. Changes in the market price of the RMRM Common Shares prior to the consummation of the Merger will affect the market value of the Merger Consideration. The market price of RMRM Common Shares and TRMT Common Shares may change as a result of a variety of factors (many of which are beyond RMRM’s and TRMT’s control), including the following:
•
market reaction to the announcement of the Merger, the RMRM Share Issuance and the other Transactions and the prospects of the combined company;

•
changes in the respective businesses, operations, assets, liabilities, financial position and prospects of RMRM or TRMT or in the market’s assessments thereof;

•
changes in the operating performance of RMRM or TRMT or similar companies;

•
changes in market valuations of similar companies;

•
market assessments of the likelihood that the Merger and the other Transactions will be completed;

•
the possibility that persons may engage in short sales of TRMT Common Shares or RMRM Common Shares;

•
interest rates, general market and economic conditions and other factors generally affecting the price of RMRM Common Shares and TRMT Common Shares;

•
federal, state and local legislation, governmental regulation and legal developments in the businesses in which RMRM and TRMT operate;

•
dissident shareholder activity;

•
changes that affect the CRE lending market generally;

•
changes in the United States or global economy or capital, financial or securities markets generally; and

•
other factors beyond RMRM’s and TRMT’s control, including those described and referred to above under this “Risk Factors” section.

Changes in the market price of RMRM Common Shares prior to the consummation of the Merger and the other Transactions will affect the market value of the Merger Consideration. The market price of RMRM Common Shares at the consummation of the Merger may vary from the price on the date the Merger

Agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the RMRM special meeting and the TRMT special meeting. As a result, the market value of the Merger Consideration represented by the exchange ratio will also vary. Because the Merger will be completed after the date of the special meetings, at the time of the applicable special meeting, the exact market price of RMRM Common Shares that TRMT shareholders will receive upon consummation of the Merger will not be known. You should therefore consider that:
•
if the market price of RMRM Common Shares increases between the date the Merger Agreement was signed or the date of the RMRM special meeting or the TRMT special meeting and the closing of the Merger, TRMT shareholders will receive RMRM Common Shares that have a market value upon consummation of the Merger that is greater than, as applicable, the market value of such shares calculated pursuant to the exchange ratio on the date the Merger Agreement was signed or on the date of the RMRM special meeting or the TRMT special meeting, respectively; and

•
if the market price of RMRM Common Shares declines between the date the Merger Agreement was signed or the date of the RMRM special meeting or the TRMT special meeting and the closing of the Merger, TRMT shareholders will receive a number of RMRM Common Shares that have a market value upon consummation of the Merger that is less than, as applicable, the market value of such shares calculated pursuant to the exchange ratio on the date the Merger Agreement was signed or on the date of the RMRM special meeting or the TRMT special meeting, respectively.

The Merger is subject to the satisfaction or waiver of conditions that may not be satisfied or completed on a timely basis, if at all. Failure to complete the Merger and the other Transactions could have material and adverse effects on RMRM or TRMT.
The consummation of the Merger and the other Transactions are subject to the satisfaction or waiver of a number of conditions, including, among others, the receipt of the approval of the RMRM Share Issuance by RMRM shareholders and receipt of the approval of the Merger by TRMT shareholders. These conditions make the completion, and the timing of the completion, of the Merger uncertain. See the section entitled “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Conditions to Completion of the Merger” beginning on page 176 of this joint proxy statement/prospectus for a more detailed discussion. In addition, either TRMT or RMRM may terminate the Merger Agreement if the Merger is not completed by December 31, 2021, except that this right to terminate the Merger Agreement will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was a principal cause of, or resulted in, the failure of the Merger to be completed on or before such date.
RMRM and TRMT cannot provide assurance that the Merger will be consummated on the terms or timeline currently contemplated, or at all. If the Merger or certain of the other Transactions are not completed on a timely basis, or at all, RMRM and TRMT may be adversely affected and subject to a number of risks, including the following:
•
RMRM and TRMT will be required to pay their respective costs relating to the Merger and the other Transactions, such as legal, accounting, financial advisory and printing fees, whether or not the Merger is completed;

•
if the Merger is terminated under certain circumstances, RMRM may be required to pay a termination fee to TRMT;

•
the time and resources committed by RMRM’s and TRMT’s respective management to matters relating to the Merger and the other Transactions could otherwise have been devoted to pursuing other opportunities; and

•
the market price of RMRM Common Shares and TRMT Common Shares could decline to the extent that the current market price reflects, and is positively affected by, a market assumption that the Merger and the other Transactions will be completed.

RMRM or TRMT may waive one or more of the conditions to the Merger without re-soliciting shareholder approval.
RMRM or TRMT may determine to waive, in whole or in part, one or more of the conditions to its obligation to consummate the Merger (other than the conditions that each of RMRM and TRMT receive opinions of counsel (i) that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) that RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC). Any determination whether to waive any condition to the Merger and whether to re-solicit shareholder approval or amend this joint proxy statement/prospectus as a result of a waiver will be made by RMRM or TRMT, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.
Failure to consummate the Merger as currently contemplated or at all could adversely affect the price of RMRM Common Shares or TRMT Common Shares and the future business and financial results of RMRM and TRMT.
The Merger may be consummated on terms different than those contemplated by the Merger Agreement, or the Merger may not be consummated at all. If the Merger is not completed, or is completed on different terms from those contemplated by the Merger Agreement, RMRM and TRMT could be adversely affected and subject to a variety of risks associated with the failure to consummate the Merger, or to consummate the Merger as contemplated by the Merger Agreement, including the following:
•
the RMRM shareholders and TRMT shareholders may be prevented from realizing the anticipated benefits of the Merger;

•
the market price of RMRM Common Shares or TRMT Common Shares could decline significantly;

•
reputational harm due to the adverse perception of any failure to successfully consummate the Merger;

•
incurrence of substantial costs relating to the proposed Merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•
the attention of RMRM’s and TRMT’s management and employees may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Merger.

Any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger on terms other than those contemplated by the Merger Agreement, or if the Merger is not completed, could materially adversely affect the business, financial results and stock price of RMRM and TRMT.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of either RMRM or TRMT, or could result in any competing proposal’s being at a lower price than it might otherwise be.
The Merger Agreement contains provisions that, subject to certain exceptions, restrict the ability of each of RMRM and TRMT to initiate, solicit, propose, knowingly encourage or knowingly facilitate competing third-party proposals to effect, among other things, a merger, reorganization, share exchange, consolidation or the sale of 20% or more of the shares or consolidated net revenues, net income or total assets of RMRM or TRMT. In addition, either RMRM or TRMT generally has an opportunity to offer to modify the terms of the Merger Agreement in response to any competing “superior proposal” (as defined in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation”) that may be made to the other party before the board of trustees of RMRM or TRMT, as the case may be, may withdraw or modify its recommendation in response to such superior proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal. In addition, TRMT has no right to terminate the Merger Agreement prior to receipt of the approval of the Merger by TRMT shareholders in order to enter into a definitive agreement with respect to a superior proposal. Furthermore, upon termination of the Merger Agreement under certain circumstances relating to an acquisition proposal, RMRM or TRMT may be required to pay to the other party a termination fee equal to $2.156 million, plus reasonable fees and expenses. For further information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Termination of the Merger Agreement” beginning on page 177 of this joint proxy statement/prospectus and “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Termination Fees and Expenses” beginning on page 179 of this joint proxy statement/prospectus.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of RMRM or TRMT from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share value or implied premium to TRMT shareholders than the value proposed to be received or realized in the Merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee and expense reimbursement that may become payable in certain circumstances under the Merger Agreement.
RMRM’s and TRMT’s management agreements with TRA contain provisions that could discourage a potential competing acquirer of either TRMT or RMRM, or could result in any competing proposal’s being at a significantly lower price than it might otherwise be.
The termination of RMRM’s or TRMT’s management agreement with TRA may require RMRM or TRMT, as applicable, to pay a substantial termination fee to TRA. TRA has agreed to waive its right to receive payment of the termination fee due under its management agreement with TRMT upon the termination of TRMT’s management agreement when the Merger is consummated. This waiver by TRA applies only in respect of the Merger and does not apply in respect of any competing proposal, superior proposal or other transaction or arrangement. The termination provisions of RMRM’s or TRMT’s management agreement with TRA substantially increase the cost to RMRM and TRMT of terminating these agreements, which may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of RMRM or TRMT from considering or proposing such an acquisition or could result in any competing proposal’s being at a significantly lower price than it might otherwise be.
TRA’s ownership of TRMT Common Shares and its voting agreement could discourage a potential competing acquirer of TRMT.
TRA owned approximately 19.2% of the TRMT Common Shares outstanding as of the TRMT Record Date and has significant influence over the outcome of the proposals voted on at the TRMT shareholder meeting, and pursuant to the voting agreement entered into by TRA and RMRM contemporaneously with the execution of the Merger Agreement, TRA has agreed to vote in favor of the Merger at the TRMT special meeting. TRA’s significant ownership of TRMT as of the TRMT Record Date may discourage a potential competing acquirer of TRMT, including transactions in which TRMT shareholders might otherwise receive a premium for their common shares that may reflect a premium or implied value greater than the value TRMT shareholders would receive in the Merger and the other Transactions.
The ownership interests of RMRM and TRMT shareholders will be diluted by the consummation of the Merger, and RMRM and TRMT shareholders will exercise less influence over management than they exercised before the Merger.
RMRM shareholders have the right to vote in the election of the RMRM board of trustees and on certain other matters affecting RMRM, as specified in RMRM’s declaration of trust, and TRMT shareholders have the right to vote in the election of the TRMT board of trustees and on certain other matters affecting TRMT, as specified in TRMT’s amended and restated declaration of trust, or TRMT’s declaration of trust. As a result of the Merger, the ownership position of existing RMRM shareholders will decrease and TRMT shareholders will have an ownership stake in RMRM that is smaller than their current stake in TRMT. Upon consummation of the Merger, based upon the number of RMRM Common Shares and TRMT Common Shares outstanding as of the date of the Merger Agreement, RMRM and TRMT estimate that the RMRM shareholders immediately prior to the Merger (in their capacities as such) will own approximately 70% of the RMRM Common Shares outstanding immediately after the Merger and the TRMT shareholders immediately prior to the Merger (in their capacities as such) will own approximately 30% of the RMRM Common Shares outstanding immediately after the Merger, in each case, without taking into account whether any RMRM shareholders or TRMT shareholders were also shareholders or TRMT or RMRM, respectively, at that time. Consequently, RMRM shareholders and TRMT shareholders may have less influence over the management and policies of the combined company after the Effective Time than they currently exercise over the management and policies of RMRM and TRMT, respectively.

RMRM’s and TRMT’s trustees and executive officers, as well as their manager, TRA, may have interests in the Merger that are different from, or in addition to, the interests of RMRM and TRMT shareholders generally. This may create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation, which could result in significant costs for RMRM and TRMT and could materially delay or prevent the completion of the Merger.
The interests of RMRM’s and TRMT’s trustees and executive officers include, among other things, the continued service as a trustee or executive officer of the combined company following the Merger and certain rights to continuing indemnification and directors’ and officers’ liability insurance for TRMT trustees and executive officers. The interests of RMRM’s and TRMT’s manager, TRA, include continuation of RMRM’s management agreement with TRA following the Merger and the potential for increased fees payable to TRA in connection with the Merger. There is a risk that these interests may influence the trustees and executive officers and TRA to support the Merger.
The interests of TRA and RMRM’s and TRMT’s trustees and executive officers in the Merger may increase the risk of litigation intended to enjoin or prevent the Merger and the risk of other related dissident shareholder activity. In the past, and in particular following the announcement of a significant transaction, periods of volatility in the overall market or declines in the market price of a company’s securities, shareholder litigation and dissident shareholder proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated or related persons and entities. The relationships described above may precipitate such activities by dissident shareholders and, if instituted against RMRM or TRMT or their respective trustees or executive officers, such activities could result in substantial costs, a material delay or prevention of the Merger and a diversion of management’s attention, even if the shareholder action is without merit or unsuccessful.
For further information about these interests, see “The Merger — Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions” beginning on page 135 of this joint proxy statement/prospectus. See also “Risk Factors — Risks Relating to the Merger and the Other Transactions — RMRM’s and TRMT’s management agreements with TRA contain provisions that could discourage a potential competing acquirer of either TRMT or RMRM, or could result in any competing proposal’s being at a significantly lower price than it might otherwise be” above on page 39 of this joint proxy statement/prospectus.
Lawsuits seeking to enjoin or prevent the Merger or the other Transactions or obtain other relief which may delay or prevent the completion of the Merger or the other Transactions have been, and additional lawsuits may be, commenced, which may result in RMRM or TRMT incurring substantial costs or the completion of the Merger or the other Transactions being materially delayed or prevented.
Public company merger and acquisition transactions are often subject to lawsuits initiated by plaintiffs seeking to enjoin or prevent the transaction or obtain other relief. As of July 20, 2021, four lawsuits have been filed by purported shareholders of TRMT and RMRM in connection with the Merger and other Transactions. The plaintiffs generally assert claims under Section 14(a) and Section 20(a) of the Exchange Act, contending that the registration statement on Form S-4 filed with the SEC on June 9, 2021 containing the preliminary joint proxy statement/prospectus omitted or misrepresented material information regarding the Merger and other Transactions. RMRM, TRMT and their respective trustees, officers and advisors may become subject to additional similar litigation with respect to the Merger or the other Transactions. RMRM and TRMT are aware that several law firms have indicated that they are investigating the Merger and related matters, including actions taken by their respective boards of trustees, to determine whether they may seek to assert claims. The filed lawsuits generally seek, and other lawsuits could seek, among other things, injunctive or other equitable relief, including a request to rescind parts of the Merger Agreement and to otherwise enjoin the parties from consummating the Merger or the other Transactions, as well as require payment of fees and other costs by the defendants. RMRM, TRMT and any other defendant may incur substantial costs defending such lawsuits, including the distraction of management’s attention, even if such lawsuits are without merit or unsuccessful. No assurance can be made as to the outcome of any such lawsuits. If any plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the Merger or the other Transactions or in obtaining other relief, the completion of the Merger or the other Transactions may be materially delayed or prevented. RMRM’s bylaws also provide that a party to such a lawsuit may require that such claims be resolved by arbitration. Plaintiffs may also challenge such arbitration provisions, which may result in additional costs and distractions.
The unaudited pro forma condensed consolidated financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of what the operating results and financial condition of the combined company for the historical periods presented would have been or may be following consummation of the Merger and the other Transactions.
The unaudited pro forma condensed consolidated financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Merger and the other Transactions been completed on the dates indicated. Further, the combined company’s actual results and financial position after the Merger may differ materially and adversely from the unaudited pro forma condensed consolidated financial data that is included in this joint proxy statement/prospectus. The unaudited pro forma condensed consolidated financial information reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of TRMT as of the date of the consummation of the Transactions. In addition, subsequent to the closing date of the Merger, there will be adjustments to the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the pro forma condensed consolidated financial information reflected in this joint proxy statement/prospectus. For further information, see “Summary — Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page 21 of this joint proxy statement/prospectus.
Risks Relating to RMRM after Consummation of the Merger and the Other Transactions
The market price of RMRM Common Shares following the Merger may be affected by factors different from those affecting the price of RMRM Common Shares or TRMT Common Shares before the Merger.
If the Merger is consummated, based on the number of RMRM Common Shares and TRMT Common Shares outstanding as of the date of this joint proxy statement/prospectus, the RMRM shareholders immediately prior to the Merger (in their capacities as such) will own approximately 70% of the RMRM Common Shares outstanding immediately after the Merger and the TRMT shareholders immediately prior to the Merger (in their capacities as such) will own approximately 30% of the RMRM Common Shares outstanding immediately after the Merger, in each case, without taking into account whether any of those RMRM shareholders were also TRMT shareholders at that time. The results of operations of RMRM and the market price of RMRM Common Shares after the Merger may be affected by factors different from those currently affecting RMRM’s or TRMT’s results of operations and the market price of RMRM Common Shares and TRMT Common Shares. For example, some institutional investors that currently own both TRMT Common Shares and RMRM Common Shares may elect to decrease their ownership in the combined company by selling RMRM Common Shares or TRMT Common Shares. Accordingly, the historical market price and financial results of RMRM and TRMT may not be indicative of these matters for RMRM after the Merger.
Each of RMRM and TRMT prior to the closing of the Merger expects to, and RMRM following the closing of the Merger may, incur substantial costs related to the Merger and the other Transactions.
Each of RMRM and TRMT prior to the closing of the Merger expects to, and RMRM following the closing of the Merger may, incur significant costs in connection with the Merger and the other Transactions, and may incur other unanticipated costs. While each company has assumed that a certain level of transaction and integration expenses will be incurred, there are factors beyond each company’s control that could affect the total amount or the timing of those expenses. Many of the expenses that may be incurred, by their nature, are difficult to estimate accurately at the current time. Although each of RMRM and TRMT expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, may allow the combined company to offset those incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

The future financial results of RMRM will suffer if RMRM does not effectively manage its expanded loan portfolio or deploy its available capital following the Merger.
Following the Merger, RMRM will have an expanded loan portfolio and operations and may continue to expand its operations. If RMRM is unable to obtain the capital necessary to maintain and increase its loan portfolio and operations or is unable to deploy its current available capital and its borrowing availability under RMRM’s Master Repurchase Facility, RMRM could be required to reduce or suspend its investment activities or dispose of assets at an inopportune time or price, which could negatively affect RMRM’s financial condition, results of operations and ability to make or sustain distributions to RMRM’s shareholders.
Risks Relating to Taxation
The failure of RMRM to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.
RMRM intends to make an election to be taxed as a REIT under the IRC beginning with its 2020 tax year and to maintain that qualification thereafter. As a REIT, RMRM generally does not pay federal or most state income taxes as long as it distributes all of its REIT taxable income and meets other qualifications set forth in the IRC. However, actual qualification for taxation as a REIT under the IRC will depend on RMRM’s satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. RMRM believes that it has been organized and has operated, and will continue to be organized and to operate, in a manner that will allow it to qualify for taxation as a REIT under the IRC. However, RMRM cannot be sure that the IRS, upon review or audit, will agree with this conclusion. Furthermore, RMRM cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.
Maintaining its qualification for taxation as a REIT under the IRC will require RMRM to continue to satisfy tests concerning, among other things, the nature of its assets, the sources of its income and the amounts it distributes to its shareholders. In order to meet these requirements, it may be necessary for RMRM to sell or forgo attractive investments.
If RMRM fails to qualify or remain qualified for taxation as a REIT under the IRC, then RMRM’s ability to raise capital might be adversely affected, it may be subject to material amounts of federal and state income taxes, its cash available for distribution to its shareholders could be reduced, and the market price of RMRM Common Shares could decline. In addition, if RMRM loses or revokes its qualification for taxation as a REIT under the IRC for a taxable year, it will generally be prevented from requalifying for taxation as a REIT for the next four taxable years.
RMRM may incur adverse tax consequences if TRMT has failed or fails to qualify for taxation as a REIT for United States federal income tax purposes.
If TRMT has failed or fails to qualify for taxation as a REIT for United States federal income tax purposes and the Merger is completed, RMRM, as the surviving entity, may inherit significant tax liabilities and could lose its qualification for taxation as a REIT should TRMT’s disqualifying activities continue after the Merger. Even if RMRM retains its qualification for taxation as a REIT, if TRMT does not qualify for taxation as a REIT for a taxable year before the Merger or for the taxable year that includes the Merger and if no relief is available, RMRM will face serious tax consequences that could substantially reduce its cash available for distribution to its shareholders because:
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RMRM, as successor by merger to TRMT, will inherit any corporate income tax liabilities of TRMT, including penalties and interest;

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RMRM would be subject to tax on the built-in gain on each asset of TRMT existing at the Effective Time if RMRM were to dispose of a TRMT asset during the five-year period following the Effective Time; and

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RMRM, as successor by merger to TRMT, will inherit any TRMT earnings and profits and could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including interest payments to the United States Internal Revenue Service, or the IRS) to eliminate any earnings and profits accumulated by TRMT for taxable periods for which TRMT did not qualify for taxation as a REIT.
As a result of these factors, TRMT’s failure before the Merger to qualify for taxation as a REIT could impair RMRM’s ability after the Merger to expand its business and raise capital, and could materially adversely affect the value of RMRM Common Shares.
Finally, if there is an adjustment to TRMT’s real estate investment trust taxable income or dividends paid deductions, RMRM could elect to use the deficiency dividend procedure in respect of preserving TRMT’s REIT qualification. That deficiency dividend procedure could require RMRM to make significant distributions to its shareholders and to pay significant interest to the IRS.
RMRM may in the future choose to pay dividends in RMRM Common Shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends that they receive.
RMRM may in the future distribute taxable dividends that are payable in part in shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of its current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to these dividends in excess of the cash dividends received. If a shareholder sells the RMRM Common Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of RMRM Common Shares at the time of the sale. Furthermore, with respect to some non-U.S. shareholders, RMRM may be required to withhold U.S. federal income tax with respect to these dividends, including in respect of all or a part of the dividend that is payable in RMRM Common Shares. In addition, if a significant number of RMRM’s shareholders determine to sell RMRM Common Shares in order to pay taxes owed on dividends paid in RMRM Common Shares, then that may put downward pressure on the trading price of RMRM Common Shares.
Distributions to shareholders generally will not qualify for reduced tax rates applicable to “qualified dividends.”
Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts and estates, are generally eligible for reduced U.S. federal income tax rates applicable to “qualified dividends.” Distributions paid by REITs generally are not treated as “qualified dividends” under the IRC and the reduced rates applicable to such dividends do not generally apply. However, for tax years beginning before 2026, REIT dividends paid to noncorporate shareholders are generally taxed at an effective tax rate lower than applicable ordinary income tax rates due to the availability of a deduction under the IRC for specified forms of income from passthrough entities. More favorable rates will nevertheless continue to apply to regular corporate “qualified” dividends, which may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price of RMRM Common Shares.
Even if RMRM qualifies and remains qualified for taxation as a REIT under the IRC, it may face other tax liabilities that reduce its cash flow.
Even if RMRM qualifies and remains qualified for taxation as a REIT under the IRC, it may be subject to federal, state and local taxes on its income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Also, some jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase RMRM’s income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT under the IRC, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, RMRM may hold or dispose of some of its assets and conduct some of its operations through TRSs, or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, while RMRM intends that its transactions with its TRSs will be conducted on arm’s length bases, RMRM may be subject to a 100% excise tax on a transaction that the IRS or a court determines was not conducted at arm’s length. Any of these taxes would decrease cash available for distribution to RMRM shareholders.

The failure of assets subject to RMRM’s repurchase agreements to qualify as real estate assets could adversely affect RMRM’s ability to qualify for taxation as a REIT under the IRC.
Each of RMRM and TRMT has entered into a financing arrangement that is structured as a sale and repurchase agreement pursuant to which it nominally sells assets to the counterparty and simultaneously enters into agreements to repurchase these assets at a later date in exchange for a purchase price. RMRM expects to be subject to one or more such financing arrangements after the Effective Time. Economically, these agreements are financings that are secured by the assets sold pursuant to the agreement. RMRM believes that it will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of sale and repurchase agreements, notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of an agreement. It is possible, however, that the IRS may assert that RMRM did not own the assets during the term of the applicable sale and repurchase agreement, in which case RMRM’s ability to qualify for taxation as a REIT may be jeopardized.
If RMRM owns assets or conducts operations that generate “excess inclusion income” outside a TRS, doing so could adversely affect shareholders’ taxation and could cause RMRM Common Shares to become ineligible for inclusion in leading market indexes.
Some leading market indexes exclude companies whose dividends to shareholders constitute “unrelated business taxable income” as defined by Section 512 of the IRC, or UBTI. For purposes of the IRC, shareholder dividends attributable to a REIT’s “excess inclusion income” are treated as UBTI to specified investors, and thus REITs that generate excess inclusion income are generally not eligible for inclusion in these market indexes. Furthermore, REIT dividends attributable to excess inclusion income cause both the REIT and its shareholders to experience a range of disruptive and adverse U.S. federal income tax consequences, including the recognition of UBTI by specified tax-exempt shareholders, the unavailability of treaty benefits to non-U.S. shareholders and the unavailability of net operating losses to offset such income with respect to U.S. taxable shareholders. RMRM does not intend to acquire assets or enter into financing or other arrangements that will produce excess inclusion income for its shareholders. As a result, RMRM may forgo investment or financing opportunities that it would otherwise have considered attractive or implement these arrangements through a TRS, which would increase the cost of these activities because TRSs are subject to U.S. federal income tax. Furthermore, RMRM’s analysis regarding its investments’ or activities’ potential for generating excess inclusion income could be subject to challenge or RMRM could affirmatively modify its position regarding the generation of excess inclusion income in the future. In either case, RMRM shareholders could suffer adverse tax consequences through the recognition of UBTI or the other adverse consequences that flow from excess inclusion income. Furthermore, in such an event, RMRM Common Shares could become ineligible for inclusion in those market indexes that exclude UBTI-generating stock, which could adversely affect demand for RMRM Common Shares and their market price.
The tax on prohibited transactions limits RMRM’s ability to engage in transactions, including some methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions at a gain of property, other than foreclosure property but including mortgage loans, held primarily for sale to customers in the ordinary course of business. If RMRM were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes, those sales could be viewed as sales to customers in the ordinary course of business and to that extent subject to the 100% tax. Therefore, in order to avoid the prohibited transactions tax, RMRM may choose not to engage in particular sales of loans or RMRM may limit the structures used for dispositions or securitization transactions, even though the sales or structures might otherwise be beneficial to RMRM.
Legislative or other actions affecting REITs could materially and adversely affect RMRM and its shareholders.
The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect RMRM and its shareholders. RMRM cannot predict how changes in tax laws might affect RMRM or its shareholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect RMRM’s ability to qualify or remain qualified for taxation as a REIT or the tax consequences of such qualification to RMRM and its shareholders.
Risks Relating to an Investment in RMRM Common Shares following the Merger
The market price of RMRM Common Shares may decline as a result of the Merger.
The market price of RMRM Common Shares may decline as a result of the Merger if RMRM does not achieve the perceived benefits of the Merger or the effect of the Merger on RMRM’s financial results is not consistent with the expectations of financial or industry analysts.
In addition, upon consummation of the Merger, RMRM shareholders and TRMT shareholders will own RMRM Common Shares, and RMRM will operate an expanded business with a different mix of risks and liabilities. Current RMRM shareholders and TRMT shareholders may not wish to continue to invest in RMRM as the combined company, or for other reasons may wish to dispose of some or all of their RMRM Common Shares. If, following the Effective Time, large amounts of RMRM Common Shares are sold, the price of RMRM Common Shares could decline.
Following the Merger, the combined company may not continue to pay distributions at or above the rate currently paid by RMRM or TRMT.
RMRM’s current annualized distribution is $0.60 per share, and TRMT’s current annualized distribution is $0.40 per share. The combined company may not be able to increase or maintain either RMRM’s or TRMT’s current distribution rate for various reasons, including the following:
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the combined company may not have enough cash to pay such distributions as a result of capital spending requirements or changes in its cash requirements, cash flow or financial position;

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the making of distributions will be subject to restrictions contained in the agreements governing the combined company’s debt and may be subject to restrictions in future debt obligations incurred by the combined company; and

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decisions on whether, when and in what amounts to pay any future distributions will remain at all times entirely at the discretion of the combined company’s board of trustees, which reserves the right to change its distribution practices at any time and for any reason, subject to requirements of applicable law, and will depend on various factors that the combined company’s board of trustees deems relevant, including, but not limited to, distributable earnings, expectations of future capital requirements and operating performance and expected needs for cash to pay obligations and fund investments, requirements to qualify for taxation as a REIT and limitations in RMRM’s Master Repurchase Agreement and any other repurchase agreements to which RMRM is subject.

In addition, during 2020, each of RMRM and TRMT reduced quarterly distributions in part as a result of market declines related to COVID-19. There can be no assurance that regular quarterly distributions of RMRM or TRMT will not be further reduced in response to COVID-19 or any related effects of the COVID-19 pandemic.
The timing, amount and form of any future combined company distributions will be determined at the discretion of the combined company’s board of trustees, and the combined company’s shareholders will have no contractual or other legal right to distributions that have not been declared by the combined company’s board of trustees.
Further, in order to preserve liquidity, the combined company may elect to pay distributions to its shareholders in part in a form other than cash, such as issuing additional common shares, as permitted by the applicable tax rules.
Risks Relating to RMRM’s Business
The COVID-19 pandemic and its resulting economic impact may materially adversely affect RMRM’s business, operations, financial results and liquidity.
The strain of coronavirus that causes the viral disease known as COVID-19 has been declared a pandemic by the World Health Organization, and the U.S. Health and Human Services Secretary has

declared a public health emergency in the United States in response to the outbreak. The COVID-19 pandemic has had a substantial adverse impact on the global economy, including the U.S. economy. Although the pandemic appears to have significantly abated in the United States and many previous restrictions that had been imposed during the pandemic have been lifted, if prior adverse pandemic conditions were to return, those conditions could materially and adversely impact RMRM’s business, results of operations and liquidity.
As a result of the COVID-19 pandemic and restrictions implemented in response, there have been, at times during the pendency of the pandemic, construction moratoriums and decreases in available construction workers and construction activity, including required inspectors and governmental personnel for permitting and other requirements. These conditions, if they should continue or return, may prevent RMRM’s borrowers from completing ongoing and planned construction projects and improving their properties that secure its loans. As a result, borrowers may be unable to generate sufficient cash flows to make payments on or refinance RMRM’s loans, and RMRM may not recover some or all of its investment.
During economic recessions, real estate values typically decline, sometimes significantly. Declining real estate values may increase the likelihood that RMRM’s borrowers will default on their debt service obligations owed to RMRM and that RMRM will incur losses as a result because the value of the collateral that secures its loans may then be less than the debt owed to RMRM plus its costs of recovery. Further, if borrowers do not repay RMRM’s loans or it realizes amounts that are less than the amount of the investment plus its costs, RMRM’s loan portfolio will reduce in size. In addition, if a borrower defaults on RMRM’s loan and RMRM takes actions related to the collateral securing that loan, RMRM may be delayed for an extended period of time on converting that collateral to investable cash, which would impair its ability to redeploy that capital and grow its portfolio.
The long-term impact of the COVID-19 pandemic and its aftermath on financial markets is uncertain. To the extent that impact is sustained for an extended period, RMRM expects that it may be challenged in accessing additional capital if it wishes to do so. As a result, RMRM’s ability to further grow its business and loan portfolio could become limited if the conditions continue for an extended period.
In addition, RMRM believes that the risks associated with its investments will increase during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Consequently, RMRM’s investment strategy may be adversely affected by a prolonged economic downturn or recession related to the COVID-19 pandemic where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Any sustained period of increased payment delinquencies, foreclosures or losses resulting from the impact of the COVID-19 pandemic would adversely affect RMRM’s ability to originate or acquire loans, which would materially and adversely affect its results of operations, financial condition, liquidity and business and its ability to make or sustain distributions to its shareholders. It is unclear whether the increases in the number of COVID-19 infection outbreaks will continue and/or amplify in the United States or elsewhere or if the availability and distributions of vaccines will curtail infection rates and, if so, what the impact of that would be on human health and safety, the economy or RMRM’s business.
RMRM cannot predict the extent and duration of the COVID-19 pandemic or the severity and duration of RMRM’s economic impact. Potential consequences of the current unprecedented measures taken in response to the spread of the virus that causes COVID-19, and current market disruptions and volatility affecting RMRM include, but are not limited to:
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possible significant declines in the value of RMRM’s portfolio;

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RMRM’s inability to accurately or reliably value RMRM’s portfolio;

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RMRM’s inability to comply with certain financial covenants that could result in RMRM’s defaulting under RMRM’s Master Repurchase Agreement, or, following the completion of the Merger, the agreements that govern TRMT’s Master Repurchase Facility, or collectively, as amended, TRMT’s Master Repurchase Agreement, or other future debt agreements;

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RMRM’s inability to maintain or increase its current distribution rate, or make any distributions, to RMRM’s shareholders;

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RMRM’s failure to pay interest and principal when due on its outstanding debt, which would result in events of default under RMRM’s Master Repurchase Facility and, following the completion of the Merger, TRMT’s Master Repurchase Facility and its possible loss of RMRM’s Master Repurchase Facility and, following the completion of the Merger, TRMT’s Master Repurchase Facility;

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decreases in the market price of RMRM Common Shares;

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RMRM’s inability to access debt and equity capital on attractive terms, or at all;

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increased risk of default or bankruptcy of RMRM’s borrowers;

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increased risk of RMRM’s borrowers being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as going concerns and to pay their debt service obligations owed to RMRM;

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RMRM and its borrowers’ inability to operate RMRM’s businesses if the health of RMRM’s respective management personnel and other employees is affected, particularly if a significant number of individuals are impacted; and

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reduced economic demand resulting from mass employee layoffs or furloughs in response to governmental action taken to slow the spread of COVID-19, which could impact the continued viability of RMRM’s borrowers.

Further, the extent and strength of any economic recovery after the COVID-19 pandemic ends or otherwise are uncertain and subject to various factors and conditions. RMRM’s business, operations and financial position may continue to be negatively impacted after the COVID-19 pandemic ends and may remain at depressed levels compared to prior to the outbreak of the COVID-19 pandemic and those conditions may continue for an extended period.
RMRM may be unable to obtain additional capital sufficient to enable it to grow its loan portfolio or to make or sustain distributions to RMRM’s shareholders.
As of March 31, 2021, RMRM had available investable cash of $34.0 million and $192.0 million available under RMRM’s Master Repurchase Agreement, assuming the size of RMRM’s Master Repurchase Facility is limited to its equity. After RMRM invests these sources it may not be able to obtain additional capital to make investments that it determines are attractive. If so, this could limit RMRM’s ability to grow its loan portfolio in the future, including by pursuing opportunities that may from time to time be available in its loan origination pipeline, and adversely affect RMRM’s ability to make or sustain distributions to RMRM’s shareholders. RMRM’s ability to further grow its loan portfolio over time will depend, to a significant degree, upon RMRM’s ability to obtain additional capital. RMRM’s access to additional capital depends upon a number of factors, some of which RMRM has little or no control over, including:
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general economic, market or industry conditions;

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the market’s view of the quality of RMRM’s assets;

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the market’s perception of RMRM’s growth potential;

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RMRM’s current and potential future earnings and distributions to RMRM’s shareholders; and

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the value of RMRM’s securities.

If regulatory capital requirements imposed on RMRM’s lenders change, they may be required to limit, or increase the cost of, financing they provide to RMRM. This could potentially increase RMRM’s financing costs and reduce its liquidity or require RMRM to sell assets at an inopportune time or price.
If RMRM cannot obtain additional capital after it invests its current available cash and borrowing availability under RMRM’s Master Repurchase Agreement, RMRM’s future investable cash may be limited to proceeds it receives from repayments of its loan investments, and from interest payments it receives, from borrowers or from other investments it may make. Therefore, in order to grow RMRM’s business, it may have to rely on additional equity issuances, which may be dilutive to RMRM’s shareholders, or on debt financings which may require RMRM to use a large portion of its cash flow from operations to fund its debt service obligations, thereby reducing funds available for RMRM’s operations, future business opportunities, distributions to RMRM’s shareholders or other purposes. RMRM cannot be sure that it will have access to such debt or equity capital on favorable terms at the desired times, or at all, which may cause RMRM to reduce or suspend its investment activities or dispose of assets at an inopportune time or price, which could negatively affect RMRM’s financial condition, results of operations and ability to make or sustain its distributions to RMRM’s shareholders.
If the market value of RMRM Common Shares declines, RMRM’s cost of equity capital will increase, and it may not be able to practically or otherwise raise equity capital by issuing additional equity securities.
RMRM operates in a highly competitive market for investment opportunities and competition may limit RMRM’s ability to originate or acquire its target investments on attractive terms or at all and could also affect the pricing of any investment opportunities.
RMRM’s profitability depends, in large part, on its ability to originate or acquire its target investments on attractive terms. RMRM operates in a highly competitive market for investment opportunities. RMRM competes with a variety of institutional investors, including other mortgage REITs, specialty finance companies, public and private funds (including mortgage REITs, funds or investors that TRA, RMR LLC or their subsidiaries currently, or may in the future, sponsor, advise or manage), banks, and insurance companies and other financial institutions. Some of RMRM’s competitors, including other mortgage REITs and alternative CRE lenders, have raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with RMRM’s investment objectives, which may create additional competition for lending and other investment opportunities. Many of RMRM’s competitors are significantly larger than it is and have considerably greater financial, technical, marketing and other resources than RMRM has. Many of RMRM’s competitors are not subject to the operating constraints associated with REIT tax or SEC reporting compliance or maintenance of an exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. Some of RMRM’s competitors may have a lower cost of capital and access to funding sources that may not be available to RMRM, such as the U.S. Government, or are only available to RMRM on substantially less attractive terms. In addition, some of RMRM’s competitors may have higher risk tolerances or make different risk assessments from those made by RMRM, which could lead them to consider a wider variety of investments, offer more attractive pricing or other terms than RMRM, for example, higher loan to value ratios, or LTV, ratios or lower interest rates than RMRM is willing to offer or accept, or establish more relationships than RMRM. Furthermore, competition for RMRM’s target investments may lead to the price for these investments increasing, which may further limit RMRM’s ability to generate desired returns. The competitive pressures RMRM faces may have a material adverse effect on its business, financial condition and results of operations, and RMRM cannot be sure that it will be able to identify and originate or acquire its target investments.
RMRM has a limited operating history investing in mortgage loans and has made a limited number of target investments to date.
RMRM has a limited operating history investing in mortgage loans and has made a limited number of target investments to date. RMRM’s ability to achieve its investment objectives depends on its ability to make investments that generate attractive, risk adjusted returns, as well as on RMRM’s access to financing on terms that permit it to realize net interest income from its investments. In general, the availability of favorable investment opportunities will be affected by the level and volatility of interest rates in the market generally, the availability of adequate short and long term real estate financing and the competition for investment opportunities. RMRM cannot be sure that it will be successful in obtaining additional capital to enable it to make new investments, that any investments it has made or may make will satisfy RMRM’s targeted rate of return or other investment objectives, or that it will be able to successfully operate its business, or implement RMRM’s operating policies and investment strategies. If RMRM fails to make additional investments within a reasonable time or on acceptable terms, such failure may have a material adverse effect on RMRM’s business, financial condition, results of operations, ability to qualify for taxation as a REIT under the IRC, and ability to make or sustain distributions to its shareholders, and could cause the value of RMRM’s securities to decline.

A loss with respect to any one of RMRM’s loan investments may be significant due to the limited number of investments within its loan portfolio.
As of March 31, 2021, RMRM’s portfolio consisted of seven first mortgage whole loans. A consequence of this limited number of investments is that the aggregate returns RMRM realizes may be adversely affected if any of its investments performs poorly or RMRM needs to write down the value of any of RMRM’s investments or if any of RMRM’s investments is repaid prior to maturity and RMRM is not able to promptly redeploy the proceeds in a manner that provides it with comparable returns. Although the addition of TRMT’s portfolio, which included 13 first mortgage whole loans as of March 31, 2021, will increase the number of loans in the combined company’s portfolio following the completion of the Merger, the number of loans in the combined company’s portfolio will still be limited. A loss with respect to any one of these loan investments may be significant.
The lack of liquidity of RMRM’s loan investments may adversely affect its business.
The lack of liquidity of RMRM’s loan investments may make it difficult for RMRM to sell its investments if the need or desire arises. Certain investments such as mortgages, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the difficulty of recovery in the event of a borrower’s default. In addition, RMRM’s loan investments may become less liquid after RMRM has made them as a result of delinquencies or defaults, turbulent market conditions or the unavailability to borrowers of refinancing capital, which may make it more difficult for RMRM to dispose of its investments at advantageous prices or in a timely manner. Moreover, the investments RMRM makes are not registered under relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, RMRM’s loan investments are illiquid, and if RMRM is required to liquidate all or a portion of its loan portfolio quickly, it may realize significantly less than the value at which it has previously recorded those investments. Further, RMRM may face other restrictions on its ability to liquidate an investment to the extent that it or TRA has or could be attributed as having material, non-public information regarding the borrower entity. As a result, RMRM’s ability to adjust RMRM’s loan portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect RMRM’s financial condition and results of operations.
Loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties.
RMRM originates transitional bridge loans to borrowers who are seeking shorter term capital to be used in acquisitions, construction or repositioning of properties. In a typical transitional loan, the borrower has usually identified a property that the borrower believes has been under-managed, is located in a recovering market or requires renovation. The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If the borrower fails to improve the quality of the property’s management or the market in which the property is located fails to improve as expected, or the renovation is not completed in a timely manner or such costs are more than expected, then the borrower may not generate sufficient cash flows to make payments on or refinance the transitional loan, and RMRM may not recover some or all of its investment.
In addition, borrowers often use the proceeds of a conventional mortgage loan to repay a transitional loan. Transitional loans therefore are subject to the risk of the borrowers’ inability to obtain financing to repay the loan. Losses RMRM incurs with respect to its transitional loans could be material.
TRA’s diligence process for investment opportunities may not reveal all facts that may be relevant for an investment, and if RMRM incorrectly evaluate the risks of its investments, RMRM may experience losses.
Prior to RMRM’s making any investment, TRA conducts diligence that it considers reasonable based upon the facts and circumstances of the investment. When conducting diligence on RMRM’s behalf, TRA may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the diligence process to varying degrees depending on the type of potential investment. Nonetheless, RMRM’s diligence may not reveal all of the risks associated with its investments. RMRM evaluates its potential investments based upon criteria TRA deems appropriate for the relevant investment. RMRM’s underwriting assumptions and loss estimates may not prove accurate, and actual results may vary from estimates. If RMRM underestimates the risks and potential losses associated with an investment it originates or acquires, it may experience losses from the investment.
Moreover, investment analyses and decisions by TRA may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to TRA at the time of making an investment decision may be limited. Therefore, RMRM cannot be sure that TRA will have knowledge of all circumstances that may adversely affect such investment.
Prepayment rates may adversely affect the value of certain of RMRM’s investments which could negatively impact RMRM’s ability to make or sustain distributions to its shareholders.
The prepayment rates at which RMRM’s borrowers prepay its investments, where contractually permitted, will be influenced by changes in current interest rates, significant changes in the performance of underlying real estate assets and a variety of economic and other factors beyond its control. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate RMRM from increases in such rates. In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods are likely to be reinvested by RMRM in comparable assets at reduced yields. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case RMRM would not have the prepayment proceeds available to invest in comparable assets at higher yields. RMRM may invest in loans and other assets secured or supported by transitional real estate assets; significant improvement in the performance of such assets may result in prepayments as other financing alternatives become available to the borrower. In addition, it may take an extended period for RMRM to reinvest any repayments it may receive, and any reinvestments RMRM may be able to make may not provide it with similar returns or comparable risks as those of its current investments. RMRM expects to be entitled to fees upon the prepayment of RMRM’s investments, although it cannot be sure that such fees will adequately compensate RMRM as the functional equivalent of a “make whole” payment. Furthermore, RMRM may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. As a result, RMRM’s income will be reduced, which will have a negative impact on its ability to make or sustain distributions to RMRM’s shareholders.
Difficulty or delays in redeploying the proceeds from repayments of RMRM’s existing loan investments may cause RMRM’s financial performance and returns to shareholders to decline.
As RMRM’s loan investments are repaid, it intends to redeploy the proceeds it receives into new loan investments, repay any borrowings under RMRM’s Master Repurchase Facility, or other debt agreements and pay distributions to RMRM’s shareholders. It is possible that RMRM will fail to identify and complete reinvestments that would provide returns or a risk profile that is comparable to the loan investment that was repaid. If RMRM fails to redeploy, or experience any delays in redeploying, the proceeds it receives from repayment of a loan investment in equivalent or better alternatives, RMRM’s financial performance and returns to shareholders could decline.
A prolonged economic slowdown, a recession or declining real estate values could materially and adversely affect RMRM.
RMRM believes that the risks associated with its investments will be more severe during periods of economic slowdown or recession, such as due to the impact of the COVID-19 pandemic, especially if these periods are accompanied by declining real estate values. Consequently, RMRM’s investment strategy may be adversely affected by prolonged economic downturns or recessions where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on RMRM’s loans if the value of their real estate declines. Further, declining real estate values significantly increase the likelihood that RMRM will incur losses on its loans in the event of default because the value of RMRM’s collateral may be insufficient to cover RMRM’s cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect RMRM’s ability to originate or acquire loans, which would materially and adversely affect RMRM’s results of operations, financial condition, liquidity and business and RMRM’s ability to make or sustain distributions to its shareholders.
The CRE loans and other CRE related investments that RMRM originates or acquires are subject to the ability of the property owner to generate net income from operating the property, as well as the risks of delinquency and foreclosure.
CRE loans and other CRE related investments that RMRM originates or acquires are subject to the ability of the property owner to generate net income from operating the property. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired and the risks of delinquency and foreclosure may increase. Net operating income of an income producing property can be affected by, among other things:
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tenant mix and tenant bankruptcies;

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success of tenant businesses;

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property management decisions, including with respect to capital improvements, particularly in older building structures;

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property location, condition and design;

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competition from comparable properties;

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changes in national, regional or local economic conditions and/or specific industry segments;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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changes in interest rates, and in the state of the debt and equity capital markets, including diminished availability or lack of CRE debt financing;

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changes in real estate tax rates, tax credits and other operating expenses;

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costs of remediation and liabilities associated with environmental conditions;

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the potential for uninsured or underinsured property losses;

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changes in laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

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acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under any CRE loan or other CRE related investment held by RMRM, RMRM will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral (net of RMRM’s costs to enforce its rights with respect to that collateral) and the principal and accrued interest of the loan or investment, which could have a material adverse effect on RMRM’s cash flow from operations and limit amounts available for distribution to RMRM’s shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under applicable law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on RMRM’s anticipated return on the foreclosed mortgage loan.

RMRM may need to foreclose on loans that are in default, which could result in losses.
RMRM may find it necessary to foreclose on loans that are in default. Foreclosure processes are often lengthy and expensive. Results of foreclosure processes may be uncertain, as claims may be asserted by borrowers or by other lenders or investors in the borrowers that interfere with enforcement of RMRM’s rights, such as claims that challenge the validity or enforceability of RMRM’s loan or the priority or perfection of RMRM’s mortgage or other security interests. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against RMRM, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action and seek to force RMRM into a modification of the loan or a buy-out of the loan for less than RMRM is owed. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and delaying the foreclosure processes and potentially result in reductions or discharges of borrower’s debt. Foreclosure may create a negative public perception of the collateral property, resulting in a diminution of its value. Even if RMRM is successful in foreclosing on a mortgage loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover RMRM’s investment. Any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will reduce the net proceeds realized and increase the time it may take to collect such proceeds, and, thus, increase the potential for loss.
The CRE loans and other CRE related investments that RMRM originates or acquires expose RMRM to risks associated with real estate investments generally.
In addition to the other risks discussed herein, the CRE loans and other CRE related investments that RMRM originates or acquires exposes it to risks associated with real estate investments, generally, including:
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economic and market fluctuations;

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political instability or changes;

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changes in environmental, zoning and other laws;

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casualty or condemnation losses;

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regulatory limitations on rents;

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decreases in property values;

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changes in the appeal of properties to tenants;

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changes in supply and demand for CRE properties and debt;

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changes in valuation of collateral underlying CRE properties and CRE loans, resulting from inherently subjective and uncertain valuations;

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energy supply shortages;

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various uninsured or uninsurable risks;

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adverse weather, natural disasters and climate events;

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changes in government regulations, such as rent control;

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changes in the availability of debt financing and/or mortgage funds, which may render the sale or refinancing of properties difficult or impracticable;

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increases in mortgage defaults; and

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increases in borrowing rates.

RMRM cannot predict the degree to which economic conditions generally, and the conditions for CRE debt financing in particular, will improve or decline. Any declines in the performance of the U.S. or global economies or in real estate debt markets could have a material adverse effect on RMRM.
REIT distribution requirements and limitations on RMRM’s ability to access reasonably priced capital may adversely impact RMRM’s ability to carry out its business plan.
To qualify for taxation as a REIT under the IRC, RMRM is required to satisfy distribution requirements imposed by the IRC. Accordingly, RMRM may not be able to retain sufficient cash to fund its operations, repay its debts or make investments. RMRM’s business strategies therefore depend, in part, upon its ability to raise additional capital at reasonable costs. The volatility in the availability of capital to businesses on a global basis in most debt and equity markets generally may limit RMRM’s ability to raise reasonably priced capital. RMRM may also be unable to raise reasonably priced capital because of reasons related to its business, market perceptions of RMRM’s prospects, the terms of RMRM’s indebtedness, the extent of RMRM’s leverage or for reasons beyond its control, such as market conditions. Because the earnings RMRM is permitted to retain are limited by the rules governing REIT qualification and taxation, if RMRM is unable to raise reasonably priced capital, RMRM may not be able to carry out its business plan.
Changes in market interest rates may significantly reduce RMRM’s revenues or impede its growth.
Interest rates have remained at relatively low levels on a historical basis, and the U.S. Federal Reserve System, or the U.S. Federal Reserve, has indicated that it does not expect to raise interest rates in response to the COVID-19 pandemic and current market conditions until at least the end of 2023. There can be no assurance, however, that the U.S. Federal Reserve will not raise rates prior to that time, particularly if current or future efforts by the federal government to stimulate the economy lead to higher than anticipated inflation. If market interest rates increase, those increases may materially and negatively affect RMRM in various ways, including:
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Changes in interest rates may affect RMRM’s net interest income from its investments, which is the difference between the interest income RMRM earns on its interest earning investments and the interest expense RMRM incurs in financing its investments.

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Changes in interest rates may affect RMRM’s ability to make investments as well as borrower default rates. In a period of rising interest rates, RMRM’s interest expense could increase, while the interest it earns on any fixed rate debt investments would not change, adversely affecting its profitability. RMRM’s operating results depend in large part on differences between the income from RMRM’s investments, net of credit losses and its financing costs. Even when RMRM’s investments and borrowings are match funded, the income from RMRM’s investments may respond more slowly to interest rate fluctuations than the cost of its borrowings.

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Amounts outstanding under RMRM’s Master Repurchase Facility, and, following the completion of the Merger, TRMT’s Master Repurchase Facility will, require interest to be paid by RMRM at floating interest rates. When interest rates increase, RMRM’s interest costs will increase. Additionally, if RMRM chooses to hedge its interest rate risk, RMRM cannot be sure that the hedge will be effective or that RMRM’s hedging counterparty will meet its obligations to RMRM.

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Investors may consider whether to buy or sell RMRM Common Shares based upon the then distribution rate on RMRM Common Shares relative to the then prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate than RMRM is able to pay, which may increase RMRM’s cost of capital, or they may sell RMRM Common Shares, if any, and seek alternative investments that offer higher distribution rates. Sales of RMRM Common Shares may cause a decline in the value of RMRM Common Shares.

The phase out or transitioning of LIBOR may negatively impact RMRM’s business, financial results and cash flows.
RMRM’s existing investments require the borrowers to pay RMRM interest at floating rates based upon LIBOR. RMRM expects that future debt investments it makes will similarly provide for interest to be paid to it at floating rates based upon LIBOR. In addition, RMRM’s Master Repurchase Facility and TRMT’s Master Repurchase Facility require RMRM and TRMT to pay interest on amounts borrowed under those agreements at floating rates based upon LIBOR. Future debt financing arrangements that RMRM may enter may also require interest based upon LIBOR. LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. RMRM’s Master Repurchase Facility provides that, at such time as LIBOR shall no longer be made available or used for determining the interest rate of loans, the replacement base rate shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein so that the resulting rate approximates LIBOR as close as reasonably possible) as determined by UBS AG under similar facilities for the financing of similar assets and is consistent with the pricing index of similarly situated counterparties. TRMT’s Master Repurchase Facility provides that, at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under TRMT’s Master Repurchase Facility, the replacement base rate shall be based upon the Secured Overnight Financing Rate, or SOFR, or if SOFR is not available, such other rate as may be determined by Citibank, in accordance with the terms of TRMT’s Master Repurchase Agreement. RMRM’s loan agreements with its borrowers generally provide that if LIBOR is not able to be determined, the interest rates under RMRM’s loan agreements with borrowers would be amended to replace LIBOR for an alternative benchmark rate (which may include SOFR or another rate based on SOFR) that will approximate the existing interest rate as calculated in accordance with LIBOR. TRMT’s loan agreements with its borrowers generally provide that if LIBOR is not able to be determined, interest will be calculated using a floating base rate equal to the greater of the Federal Funds Rate plus 50 basis points or the Prime Rate. Further, RMRM may negotiate with its borrowers new interest rate indices and other provisions to maintain the intent of the original loan arrangements. RMRM currently expects that the determination of interest under its loan agreements with its borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. RMRM also currently expect that the determination of interest under any other then existing debt financing arrangements would be similarly revised or amended as necessary for this same purpose. Despite RMRM’s current expectations, RMRM cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under its agreements would approximate the current calculation in accordance with LIBOR. RMRM does not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest does not, or if RMRM cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, RMRM may incur additional costs, its investment income, net of interest expense, may decline, it may lose investment opportunities or make unsuccessful investments because it is not able to accurately price its proposed investments and its cash flows may be negatively affected.
State licensing requirements may cause RMRM to incur expenses and RMRM’s failure to be properly licensed may have a material adverse effect on its operations.
RMRM or TRA may be required to hold licenses in a number of U.S. states to conduct lending activities. State licensing statutes vary from state to state and may prescribe or impose, among other things:
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various recordkeeping requirements;

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restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees;

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disclosure requirements;

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requirements that licensees submit to periodic examination;

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surety bond and minimum specified net worth requirements;

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periodic financial reporting requirements;

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notification requirements for changes in principal officers, share ownership or corporate control;

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restrictions on advertising; and

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requirements that loan forms be submitted for review.

There is no guarantee that RMRM or TRA will be able to obtain these licenses, and efforts to obtain and maintain such licenses may cause RMRM to incur significant expenses. Any failure to be properly licensed under state law or otherwise may have a material adverse effect on RMRM and its operations.
Changes in laws or regulations could increase competition for CRE debt financing or require changes to RMRM’s business practices and adversely affect RMRM.
Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but do not apply to RMRM. RMRM believes this regulatory difference may create opportunities for RMRM to successfully grow its business.

The laws and regulations governing RMRM’s operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Such changes or new laws or regulations could require changes to certain of RMRM’s business practices, negatively impact its operations, impose additional costs on RMRM or otherwise adversely affect its business. There has been increasing commentary amongst regulators and intergovernmental institutions on the role of nonbank institutions in providing credit and, particularly, so-called “shadow banking,” a term generally referring to credit intermediation involving entities and activities outside the regulated banking system and increased oversight and regulation of such entities. In the United States, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 established the Financial Stability Oversight Council, or the FSOC, which is comprised of representatives of all the major U.S. financial regulators, to act as the financial system’s systemic risk regulator. In December 2019, FSOC changed its systemically important designation approach for nonbank financial companies from an entity-based approach to an activities-based approach under which an individual firm would only be so designated if it determined that efforts to address the financial stability risks of that firm’s activities by its primary federal and state regulators have been insufficient. FSOC and a number of other regulators and international organizations are continuing to study the shadow banking system. Compliance with any increased regulation of nonbank credit extensions could adversely impact the implementation of RMRM’s investment strategy and its returns. In an extreme eventuality, it is possible that such regulations could cause RMRM to cease operations.
RMRM may be subject to lender liability claims and, if RMRM is held liable under such claims, it could be subject to losses.
A number of judicial decisions have recognized the rights of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability”. Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. RMRM cannot be sure that such claims will not arise or that it will not be subject to significant liability and losses if claims of this type arise.
If the loans that RMRM originates or acquires do not comply with applicable laws, RMRM may be subject to material penalties.
Loans that RMRM originates or acquires may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, the Americans with Disabilities Act and local zoning laws. If RMRM or TRA fails to comply with such laws in relation to a loan that RMRM has originated or acquired, legal penalties may be imposed, which could materially and adversely affect RMRM. Jurisdictions with “one action,” “security first” and/or “antideficiency rules” may limit RMRM’s ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on RMRM’s and its operations.
Insurance proceeds on a property may not cover all losses, which could result in the corresponding non-performance of or loss on RMRM’s investment related to such property.
Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, losses as a result of outbreaks of pandemics, including the COVID-19 pandemic, or losses from terrorism, may be uninsurable or not commercially insurable. Inflation, changes in zoning and building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds being inadequate to restore an affected property to its condition prior to a loss or to compensate for related losses. The insurance proceeds RMRM receives as a result of losses to RMRM’s collateral properties may not be adequate to restore RMRM’s economic position after losses affecting its investments. Any uninsured or underinsured loss could result in the loss of cash flow from, and reduce the value of, RMRM’s investments related to such properties and the ability of the borrowers under such investments to satisfy their obligations to RMRM.

Liability relating to environmental matters may adversely impact the value of RMRM’s investments.
Under various U.S. federal, state and local laws, an owner or operator of real property may be liable for environmental hazards at, or migrating from, its properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect RMRM’s borrowers’ ability to refinance or sell, and the value of, RMRM’s collateral. If an owner of property underlying one of RMRM’s investments becomes liable for costs of removal of hazardous substances, the ability of the owner to make payments to RMRM may be reduced. If RMRM forecloses on a property underlying its investments, the presence of hazardous substances on the property may adversely affect RMRM’s ability to sell the property and RMRM may incur substantial remediation costs, causing RMRM to experience losses.
RMRM may not have control over certain of its investments.
RMRM’s ability to manage its investments may be limited by the form in which they are made. In certain situations, RMRM may:
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acquire or retain investments subject to rights of senior classes and servicers under intercreditor or servicing agreements;

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acquire or retain only a minority and/or a non-controlling participation in an underlying investment;

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pledge its investments as collateral for financing arrangements;

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co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

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rely on independent third party management or servicing with respect to the management of a particular investment.

RMRM may not be able to exercise control over all aspects of its investments. For example, RMRM’s rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with RMRM’s. A partner or co-venturer may have economic or business interests or goals that are inconsistent RMRM’s ours, or may be in a position to take action contrary to RMRM’s investment objectives. In addition, in certain circumstances RMRM may be liable for the actions of its partners or co-venturers.
RMR LLC and RMRM’s manager, TRA, rely on information technology and systems in their respective operations, and any material failure, inadequacy, interruption or security failure of that technology or those systems could materially and adversely affect RMRM.
RMR LLC and TRA rely on information technology and systems, including the Internet and cloud-based infrastructures, commercially available software and their internally developed applications, to process, transmit, store and safeguard information and to manage or support a variety of their business processes, including financial transactions and maintenance of records, which may include personal identifying information of employees and borrower and investment data. If these systems experience material security or other failures, inadequacies or interruptions of their information technology, RMRM could incur material costs and losses and RMRM’s operations could be disrupted as a result. Further, third party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to RMR LLC, TRA or RMRM. RMR LLC and TRA rely on commercially available systems, software, tools and monitoring, as well as their internally developed applications and internal procedures and personnel, to provide security for processing, transmitting, storing and safeguarding confidential borrower and vendor information, such as personally identifiable information related to their employees, guarantors, tenants and others and information regarding their and RMRM’s financial accounts. RMR LLC and TRA take various actions, and incur significant costs, to maintain and protect the operation and security of their information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems’ improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of personally identifiable information.

Security breaches, computer viruses, attacks by hackers, online fraud schemes and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets or unauthorized disclosure of confidential information. RMRM’s cybersecurity risks are heightened by, among other things, the evolving nature of the threats faced, advances in computer capabilities, new discoveries in the field of cryptography and new and increasingly sophisticated methods used to perpetrate illegal or fraudulent activities against RMR LLC or TRA, including cyberattacks, email or wire fraud and other attacks exploiting security vulnerabilities in RMR LLC’s, TRA’s or other third parties’ information technology networks and systems or operations. Any failure to maintain the security, proper function and availability of RMR LLC’s or TRA’s information technology and systems, or certain third party vendors’ failure to similarly protect their information technology and systems that are relevant to RMR LLC’s, TRA’s or RMRM’s operations, or to safeguard RMR LLC’s, TRA’s or RMRM’s business processes, assets and information could result in financial losses, interrupt RMRM’s operations, damage RMRM’s reputation, cause RMRM to be in default of material contracts and subject RMRM to liability claims or regulatory penalties, any of which could materially and adversely affect RMRM’s business and the value of its securities.
Risks Relating to RMRM’s Financing
RMRM may incur significant debt, and RMRM’s governing documents contain no limit on the amount of debt it may incur.
Subject to market conditions and availability, RMRM may incur significant debt through RMRM’s Master Repurchase Facility or other repurchase or credit facilities (including term loans and revolving facilities), public and private debt issuances or financing arrangements that RMRM may enter into in the future, including, following the completion of the Merger, TRMT’s Master Repurchase Facility. The amount of leverage RMRM uses will vary depending on its available investment opportunities, its available capital, its ability to obtain and access financing arrangements with lenders and the lenders’ and its estimate of the stability of RMRM’s loan portfolio’s cash flow. RMRM’s governing documents contain no limit on the amount of debt it may incur, and RMRM may significantly increase the amount of leverage it utilizes at any time without approval of its shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance its potential returns but can also exacerbate its losses.
Incurring substantial debt could subject RMRM to many risks that, if realized, would materially and adversely affect RMRM, including the risk that:
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RMRM’s cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or RMRM may fail to comply with covenants contained in its debt instruments, including RMRM’s Master Repurchase Agreement, which would likely result in (1) acceleration of such debt (and any other debt arrangements containing a cross default or cross acceleration provision) that it may be unable to repay from internal funds or to refinance on favorable terms, or at all, (2) RMRM’s inability to borrow unused or undrawn amounts under RMRM’s Master Repurchase Facility, or RMRM’s other financing arrangements, even if it is current in payments on borrowings under those arrangements and/or (3) the loss of some or all of RMRM’s assets to foreclosures or forced sales;

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RMRM’s debt may increase its vulnerability to adverse economic, market and industry conditions with no assurance that RMRM’s investment yields will increase to match its higher financing costs;

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RMRM may be required to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for operations, future business opportunities, distributions to RMRM’s shareholders or other purposes; and

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RMRM may not be able to refinance maturing debts.

RMRM cannot be sure that its leverage strategies will be successful.
The duration of RMRM’s debt leverage and its investments may not match.
RMRM generally intends to structure its debt leverage so that it minimizes the difference between the term of its investments and the term of the leverage it uses to finance them; however, RMRM may not succeed in doing so. In the event that RMRM’s leverage is for a shorter term than its investments, RMRM may not be able to extend or find appropriate replacement leverage, which could require it to sell certain investments before it otherwise might. In the event that RMRM’s leverage is for a longer term than its investments, RMRM may not be able to replace its investments as they mature with new investments or at all, which could negatively impact RMRM’s earnings.
RMRM intends to structure its leverage so that it minimizes the difference between the index of RMRM’s investments and the index of its debt leverage, by financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such a floating rate or fixed rate product is not available to RMRM on reasonable terms, it may use hedging instruments to create such a match. RMRM’s attempts to mitigate the risk of a mismatch with the duration or index of its investments and leverage will be subject to factors outside of RMRM’s control, such as the availability to RMRM of favorable financing and hedging options, and RMRM may not be successful.
The risks of duration mismatches are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges; use of these asset management practices would effectively extend the duration of RMRM’s investments, while RMRM’s liabilities may have set maturity dates.
A failure to comply with restrictive covenants in RMRM’s Master Repurchase Agreement or its other financing arrangements would have a material adverse effect on RMRM, and any future financings may require RMRM to provide additional collateral or pay down debt.
RMRM is subject to various restrictive covenants contained in RMRM’s Master Repurchase Agreement and it may be subject to additional covenants in connection with future financing arrangements. RMRM’s Master Repurchase Agreement requires it to maintain compliance with various financial covenants, including a minimum tangible net worth and cash liquidity, and specified financial ratios, such as total debt to tangible net worth and a minimum interest coverage ratio. Financing arrangements that RMRM may enter into in the future, including, following the completion of the Merger, TRMT’s Master Repurchase Agreement, may contain similar or more restrictive covenants. These covenants may limit RMRM’s flexibility to pursue certain investments or incur additional debt. If RMRM fails to meet or satisfy any of these covenants, it may be in default under the agreements governing the applicable arrangements, and RMRM’s lenders could elect to accelerate RMRM’s obligation to repurchase certain assets, declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral or enforce their rights against existing collateral. RMRM may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral or foreclosure upon default. These covenants and restrictions could also make it difficult for RMRM to satisfy the requirements necessary to qualify for taxation as a REIT under the IRC.
RMRM’s Master Repurchase Agreement and TRMT’s Master Repurchase Agreement require, and the agreements governing any additional repurchase or bank credit facilities or debt arrangements that RMRM may enter into will likely require, RMRM to provide additional collateral or pay down debt.
RMRM’s Master Repurchase Facility and any additional repurchase or bank credit facilities (including TRMT’s Master Repurchase Facility, following the completion of the Merger, and any term loans and revolving facilities) or debt arrangements that it may enter into to finance future investments may involve the risk that the value of the investments sold by RMRM or pledged to the provider of such repurchase or bank credit facilities or debt arrangements may decline, and, in such circumstances, RMRM would likely be required to provide additional collateral or to repay all or a portion of the funds advanced thereunder. With respect to RMRM’s Master Repurchase Facility and, following the completion of the Merger, TRMT’s Master Repurchase Facility, subject to certain conditions, UBS AG and Citibank, respectively, have sole discretion to determine the market value of the investments that serve as collateral under the facility for purposes of determining whether RMRM is required to pay margin to UBS AG or Citibank, respectively. Where a decline in the value of collateral, including as a result of the impact of the COVID-19 pandemic, results in a margin deficit, UBS AG and Citibank, respectively, may require RMRM to eliminate that margin deficit through a combination of purchased asset repurchases and cash transfers to UBS AG or Citibank, respectively, subject to UBS AG’s and Citibank’s respective approval. RMRM may not have funds available to eliminate any such margin deficit and may be unable to raise funds from alternative sources on favorable terms or at all, which would likely result in a default under any such master repurchase agreement. In the event of any such default, UBS AG and Citibank could accelerate RMRM’s outstanding debts and terminate its ability to obtain additional advancements under the applicable master repurchase facility, and RMRM’s financial condition and prospects would be materially and adversely affected. Any debt arrangements that RMRM may enter into in the future would likely contain similar provisions. In addition, if any of RMRM’s current or future lenders file for bankruptcy or become insolvent, RMRM’s investments that serve as collateral under the applicable repurchase or bank credit facility or debt arrangement may become subject to bankruptcy or insolvency proceedings, thus depriving RMRM, at least temporarily, of the benefit of those assets. Such an event could restrict RMRM’s access to additional debt arrangements and therefore increase RMRM’s cost of capital. Lenders under any future repurchase or bank credit facilities or debt arrangements may also require RMRM to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow RMRM to satisfy its collateral obligations. As a result, RMRM may not be able to leverage its assets to maximum capacity, which could reduce its return on assets. If RMRM is unable to meet any such collateral obligations, its financial condition and prospects could deteriorate rapidly.
Any default in a repurchase agreement will likely cause RMRM to experience a loss.
If any counterparty to a repurchase transaction under a repurchase agreement or the counterparty to any other repurchase financing arrangement RMRM may enter defaults on its obligation to resell the underlying asset back to RMRM at the end of the transaction term, or if the value of the underlying asset has declined as of the end of that term, or if RMRM defaults on its obligations under such repurchase agreement, RMRM will likely incur a loss on such repurchase transactions.
Risks Relating to RMRM’s Relationships with TRA and RMR LLC
RMRM is dependent upon its manager, TRA, and its personnel. RMRM may be unable to find suitable replacements if RMRM’s management agreement is terminated.
RMRM does not have an office separate from TRA, its manager, and does not have any employees. RMRM’s executive officers also serve as officers of TRA and of RMR LLC. TRA itself has limited resources and is dependent upon facilities and services available to TRA under its shared services agreement with RMR LLC. TRA is not obligated to dedicate any specific personnel exclusively to RMRM, and RMR LLC is not obligated to dedicate any specific personnel to TRA for services for RMRM or otherwise. RMRM’s officers are not obligated to dedicate any specific portion of their time to RMRM’s business. RMRM’s officers have responsibilities for other companies to which TRA or RMR LLC provides management services. As a result, RMRM’s officers may not always be able to devote sufficient time to the management of its business, and RMRM may not receive the level of support and assistance that it would receive if it was internally managed or if it had different management arrangements. The term of RMRM’s management agreement renews for successive one-year periods, subject to non-renewal in accordance with the agreement. If RMRM’s management agreement or TRA’s shared services agreement with RMR LLC is terminated and no suitable replacement is found, RMRM may not be able to continue in business.
TRA has broad discretion in operating RMRM’s day to day business.
TRA, RMRM’s manager, is authorized to follow broad operating and investment guidelines and, therefore, has discretion in identifying investments that will be appropriate for it, as well as RMRM’s individual operating and investment decisions. The RMRM board of trustees periodically reviews its operating and investment guidelines and its operating activities, investments and financing arrangements, but it does not review or approve each decision made by TRA on its behalf. In addition, in conducting periodic reviews, the RMRM board of trustees relies primarily on information provided to it by TRA. TRA may exercise its discretion in a manner that results in investment returns that are substantially below expectations or that results in losses.

RMRM’s management structure and agreements and relationships with TRA and RMR LLC and RMR LLC’s and its controlling shareholder’s relationships with others may create conflicts of interest, or the perception of such conflicts, and may restrict RMRM’s investment activities.
RMRM is subject to conflicts of interest arising out of RMRM’s relationship with TRA, RMR LLC, their affiliates and entities to which they provide management services. TRA is a subsidiary of RMR LLC, which is the majority owned operating subsidiary of RMR Inc. One of RMRM’s managing trustees, Adam Portnoy, as the sole trustee of ABP Trust, is the controlling shareholder of RMR Inc., a managing director and the president and chief executive officer of RMR Inc., an officer and employee of RMR LLC and a director of TRA. He is also a managing director or managing trustee of all the other public companies to which RMR LLC or its subsidiaries provide management services, including RMRM.
Matthew P. Jordan, RMRM’s other managing trustee, is a director and the president and chief executive officer of TRA and an officer of RMR LLC and RMR Inc. Thomas J. Lorenzini, RMRM’s President, and G. Douglas Lanois, RMRM’s Chief Financial Officer and Treasurer, are each an officer and employee of RMR LLC and an officer of TRA. Messrs. Jordan, Lorenzini and Lanois have duties to RMR LLC and to TRA, as well as to RMRM, and RMRM does not have their undivided attention. They and other RMR LLC personnel may have conflicts in allocating their time and resources between RMRM and RMR LLC and other companies to which RMR LLC or its subsidiaries provide services. RMRM’s independent trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services.
TRA, RMR LLC, their affiliates and the entities to which they provide management services are generally not prohibited from competing with RMRM. In addition, TRA, RMR LLC and their subsidiaries may sponsor or manage other funds, REITs or other entities, including entities that make investments similar to the investments RMRM makes, and including entities in which TRA or its affiliates or personnel may have a controlling, sole or substantial economic interest. TRA regularly provides mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. As a result, conflicts of interests may exist for TRA, RMR LLC and their affiliates with respect to the allocation of investment opportunities. In RMRM’s management agreement, RMRM specifically acknowledges these conflicts of interest and agrees that TRA, RMR LLC and their affiliates may resolve such conflicts in good faith and in their fair and reasonable discretion and may allocate investments, including those within RMRM’s investment objectives, to RMR LLC and its other clients, including clients in which TRA, its affiliates or their personnel may have a controlling, substantial economic or other interest. Accordingly, RMRM may lose investment opportunities to, and may compete for investment opportunities with, other businesses managed by TRA, RMR LLC or their subsidiaries. In addition to the fees payable to TRA under its management agreement, TRA and its affiliates may benefit from other fees paid to it in respect of RMRM’s investments. For example, if RMRM securitizes some of its CRE loans, TRA or its affiliates may act as the collateral manager for such securitizations. In any of these or other capacities, TRA and its affiliates may receive fees for their services if approved by a majority of RMRM’s independent trustees. In the case of a conflict involving the allocation of investment opportunities among advisory clients of TRA, TRA will endeavor to allocate such investment opportunities in a fair and equitable manner, consistent with TRA’s allocation policies, taking into account such factors as it deems appropriate. With respect to mortgage loan investments, which are the only types of investment opportunity that may be appropriate for more than one advisory client of TRA, TRA has established an investment committee, or the Investment Committee, that is responsible for evaluating mortgage loan origination opportunities and making determinations as to whether to move forward with funding a loan, taking into account advisory clients’ investment considerations. In circumstances in which an investment opportunity, after taking into account advisory clients’ investment considerations, is deemed appropriate for more than one advisory client, TRA will generally allocate such opportunity on a rotational basis.
In addition, RMRM may in the future enter into additional transactions with TRA, RMR LLC, their affiliates or entities managed by them or their subsidiaries. In particular, RMRM may provide financing to entities managed by TRA, RMR LLC or their subsidiaries, or co-invest with, purchase assets from, sell assets to or arrange financing from any such entities. In addition to his investments in RMR Inc. and RMR LLC, Adam Portnoy holds equity investments in other companies to which RMR LLC or its subsidiaries provide management services and some of these companies have significant cross ownership interests, including, for example: as of December 31, 2020, Mr. Portnoy beneficially owned, in aggregate, 2.3% of the outstanding RMRM Common Shares, 6.3% of Five Star Senior Living Inc.’s outstanding common stock (including through ABP Trust), 1.2% of Industrial Logistics Properties Trust’s outstanding common shares, 1.5% of Office Properties Income Trust’s outstanding common shares, 1.1% of Diversified Healthcare Trust’s outstanding common shares, 1.1% of Service Properties Trust’s outstanding common shares, 19.4% of the outstanding TRMT Common Shares (including through TRA) and 4.5% of TravelCenters of America Inc.’s outstanding common shares (including through RMR LLC). RMRM’s executive officers may also own equity investments in other companies to which TRA, RMR LLC or their subsidiaries provide management services. These multiple responsibilities, relationships and cross ownerships may give rise to conflicts of interest or the perception of such conflicts of interest with respect to matters involving RMRM, RMR Inc., RMR LLC, RMRM’s managing trustees, the other companies to which RMR LLC or its subsidiaries provide management services and their related parties. Conflicts of interest or the perception of conflicts of interest could have a material adverse impact on RMRM’s reputation, business and the market price of RMRM Common Shares and other securities and RMRM may be subject to increased risk of litigation as a result.
RMRM cannot be sure that its code of business conduct and ethics, governance guidelines, investment allocation policy or other procedural protections RMRM adopts will be sufficient to enable it to identify, adequately address or mitigate actual or alleged conflicts of interest or ensure that its transactions with related persons are made on terms that are at least as favorable to RMRM as those that would have been obtained with an unrelated person.
RMRM’s management agreement’s fee and expense structure may not create proper incentives for TRA, RMRM’s manager.
RMRM is required to pay TRA base management fees regardless of the performance of its loan portfolio. TRA’s entitlement to a base management fee that is not based upon RMRM’s performance or results might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for RMRM. Because the base management fees are also based in part on RMRM’s outstanding equity, TRA may be incentivized to advance strategies that increase RMRM’s equity capital. Increasing RMRM’s equity capital through the sale of RMRM Common Shares will likely be dilutive to RMRM’s existing shareholders and may not improve returns for those shareholders or the market price of RMRM Common Shares. In addition, TRA may earn incentive fees each quarter based on RMRM’s Distributable Earnings, which, generally stated, are RMRM’s earnings in a specified period in excess of a specified return. This may create an incentive for TRA to invest in assets with higher yield potential, which are generally riskier or more speculative, or to sell assets prematurely for a gain in an effort to increase RMRM’s near term net income and thereby increase the incentive fees to which TRA is entitled. This incentive fee formula may encourage TRA to recommend investments or take other actions which result in losses to RMRM. In addition, RMRM is required to pay or to reimburse TRA for all costs and expenses of RMRM’s operations (other than the costs of TRA’s employees who provide services to RMRM), including, but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to RMRM’s investments, investor relations expenses and other professional services, other costs and expenses not specifically required under RMRM’s management agreement to be borne by TRA, and other costs RMRM’s independent trustees may agree to. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between TRA and RMR LLC. RMRM is also obligated to pay its pro rata share of RMR LLC’s costs for providing RMRM’s internal audit function. RMRM’s obligation to reimburse TRA for certain shared services costs may reduce TRA’s incentive to efficiently manage those costs, which may increase RMRM’s costs.
RMRM’s management agreement is between related parties and its terms may be less favorable to RMRM than if they had been negotiated on an arm’s length basis with an unrelated party.
RMRM’s management agreement is between related parties and its terms, including the fees payable to TRA, may be less favorable to RMRM than if they had been negotiated on an arm’s length basis with an unrelated party. Pursuant to the terms of RMRM’s management agreement, RMRM is required to reimburse TRA for the fees and other costs it pays to RMR LLC for shared services RMR LLC provides with respect to RMRM. Because of the relationships among RMRM, TRA and RMR LLC, the terms of RMRM’s management agreement were not negotiated on an arm’s length basis, and RMRM cannot be sure that these terms are as favorable to RMRM as they would have been if they had been negotiated on an arm’s length basis with an unrelated party.
Terminating RMRM’s management agreement without a cause event may be difficult and will require RMRM’s payment of a substantial termination fee.
Termination of RMRM’s management agreement without a cause event will be difficult and costly. RMRM may not terminate its management agreement during its initial term through December 31, 2023. RMRM’s independent trustees will review TRA’s performance and the management fees annually and, following the initial term ending December 31, 2023, RMRM’s management agreement may be terminated annually without a cause event upon the affirmative vote of at least two-thirds of its independent trustees based upon a determination that (1) TRA’s performance is unsatisfactory and materially detrimental to RMRM or (2) the base management fee and incentive fee, taken as a whole, payable to TRA are not fair to RMRM (in the case of (2), provided that TRA will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). RMRM will be required to provide TRA with 180 days’ prior written notice of any such termination.
Additionally, in the event RMRM’s management agreement is terminated by RMRM without a cause event or by TRA for a material breach, RMRM will be required to pay TRA a termination fee equal to (i) three times the sum of (a) the average annual base management fee and (b) the average annual incentive fee, in each case paid or payable to TRA during the twenty-four (24) month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by TRA during such period, plus (ii) $1,600,000. Additionally, contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, RMRM agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. These provisions increase the cost to RMRM of terminating its management agreement and adversely affect RMRM’s ability to terminate TRA or not renew its management agreement without a cause event. These terms of RMRM’s management agreement may discourage a change in its control, including a change of control of RMRM, which might result in payment of a premium for RMRM Common Shares.
TRA does not guaranty RMRM’s performance; moreover, RMRM could experience poor performance or losses for which TRA would not be liable. TRA’s liability is limited under RMRM’s management agreement, and RMRM has agreed to indemnify TRA against certain liabilities.
TRA maintains a contractual as opposed to a fiduciary relationship with RMRM. TRA does not guaranty RMRM’s performance. Pursuant to RMRM’s management agreement, TRA does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of the RMRM board of trustees in following or declining to follow its advice or recommendations. RMRM could experience poor performance or losses for which TRA would not be liable. Under the terms of RMRM’s management agreement, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to RMRM or any of RMRM’s trustees, shareholders or subsidiaries for any acts or omissions related to the provision of services to it under RMRM’s management agreement, except by reason of acts or omissions that are proved to constitute bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. In addition, under the terms of RMRM’s management agreement, RMRM agrees to indemnify, hold harmless and advance expenses to TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’, and experts’ fees and expenses, arising from acts or omissions related to the provision of services to RMRM or the performance of any matter pursuant to an instruction by the RMRM board of trustees, except to the extent it is proved that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.
TRA may change its processes for identifying, evaluating and managing investments and the personnel performing those functions for RMRM without RMRM’s or its shareholders’ consent at any time.
TRA may change its personnel and processes for identifying, evaluating and managing investments for RMRM without RMRM’s or RMRM’s shareholders’ consent at any time. In addition, RMRM cannot be sure that TRA will follow its processes. Changes in TRA’s personnel and processes may result in fewer investment opportunities for RMRM, inferior diligence and underwriting standards or adversely affect the collection of payments on, and the preservation of RMRM’s rights with respect to, RMRM’s investments, any of which may adversely affect RMRM’s operating results.
RMRM’s management agreement permits its trustees and officers, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, agents and employees to retain business opportunities for their own benefit and to compete with RMRM.
In recognition of the fact that RMRM’s trustees and officers, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, agents and employees may engage in other activities or lines of business similar to those in which RMRM engages, RMRM’s management agreement provides that if such a person acquires knowledge of a potential business opportunity, RMRM renounces, on RMRM’s behalf and on behalf of RMRM’s subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (1) no such person is required to present, communicate or offer any business opportunity to RMRM or any subsidiaries and (2) such persons, on their own behalf and on behalf of TRA, any affiliate of such person or TRA and any other person to which such person, RMR LLC or any of their subsidiaries provide management services, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than RMRM. Consequently, RMRM’s management agreement permits its trustees and officers and TRA and its affiliates, including RMR LLC, to engage in activities that compete with RMRM.
Disputes with TRA may be referred to binding arbitration, which follow different procedures from in-court litigation and may be more restrictive to shareholders asserting claims than in-court litigation.
RMRM’s management agreement with TRA provides that any dispute arising thereunder will be referred to mandatory, binding and final arbitration proceedings if RMRM, or any other party to such dispute, unilaterally so demands. As a result, RMRM and RMRM’s shareholders would not be able to pursue litigation in state or federal court against TRA, if RMRM or any other parties against whom the claim is made unilaterally demands the matter be resolved by arbitration. In addition, the ability to collect attorneys’ fees or other damages may be limited in the arbitration proceedings, which may discourage attorneys from agreeing to represent parties wishing to bring such litigation.
RMRM may be at an increased risk for dissident shareholder activities due to perceived conflicts of interest arising from RMRM’s management structure and relationships.
Companies with business dealings with related persons and entities may more often be the target of dissident shareholder trustee nominations, dissident shareholder proposals and shareholder litigation alleging conflicts of interest in their business dealings. RMRM’s relationships with TRA, RMR LLC, their affiliates and entities to which they provide management services, Adam D. Portnoy and other related persons of RMR LLC may precipitate such activities. These activities, if instituted against RMRM, could result in substantial costs, and diversion of RMRM’s management’s attention and could have a material adverse impact on RMRM’s reputation and business.
TRA is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage RMRM’s business.
TRA is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including RMRM. TRA could be subject to civil liability, criminal liability or sanction, including revocation of its registration as an investment adviser, censures, fines or temporary suspension or permanent bar from conducting business, if it is found to have violated any of the laws or regulations governing investment advisers. Any such liability or sanction could adversely affect TRA’s ability to manage RMRM’s business. TRA must continually address conflicts between its interests and those of its clients, including RMRM. In addition, the SEC and other regulators have increased their scrutiny of conflicts of interest. TRA has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if TRA fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage RMRM’s business.
Risks Relating to RMRM’s Organization and Structure
Ownership limitations and certain provisions in RMRM’s declaration of trust and bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in RMRM’s control or unsolicited acquisition proposals.
RMRM’s declaration of trust prohibits any shareholder, other than TRA, RMR LLC and their respective affiliates (as defined) and certain persons who have been exempted by the RMRM board of trustees, from owning, directly and by attribution, more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of RMRM’s outstanding shares of beneficial interest, including RMRM Common Shares. This provision of RMRM’s declaration of trust is intended to, among other purposes, assist with RMRM’s REIT compliance under the IRC and otherwise promote RMRM’s orderly governance. However, this provision may also inhibit acquisitions of a significant stake in RMRM and may deter, delay or prevent a change of control of RMRM or unsolicited acquisition proposals that a shareholder may consider favorable. Additionally, provisions contained in RMRM’s declaration of trust and bylaws or under Maryland law may have a similar impact, including, for example, provisions relating to:
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the division of RMRM’s trustees into three classes, with the term of one class expiring each year;

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limitations RMRM’s shareholder voting rights with respect to certain actions that are not approved by the RMRM board of trustees;

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the authority of the RMRM board of trustees, and not RMRM’s shareholders, to adopt, amend or repeal RMRM’s bylaws and to fill vacancies on the RMRM board of trustees;

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shareholder voting standards which require a supermajority of shares for approval of certain actions;

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the fact that only RMRM board of trustees, or, if there are no trustees, RMRM’s officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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required qualifications for an individual to serve as a trustee and a requirement that certain of RMRM’s trustees be “managing trustees” and other trustees be “independent trustees,” as defined in RMRM’s governing documents;

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limitations on the ability of RMRM’s shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of RMRM’s shareholders;

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limitations on the ability of RMRM’s shareholders to remove RMRM’s trustees;

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the authority of the RMRM board of trustees to create and issue new classes or series of shares (including shares with voting rights and other rights and privileges that may deter a change of control of RMRM) and issue additional RMRM Common Shares;

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restrictions on business combinations between RMRM and an interested shareholder that have not first been approved by the RMRM board of trustees (including a majority of trustees not related to the interested shareholder); and

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the authority of the RMRM board of trustees, without shareholder approval, to implement certain takeover defenses.

As changes occur in the marketplace for corporate governance policies, the above provisions may change, be removed, or new ones may be added.
RMRM’s rights and the rights of RMRM’s shareholders to take action against RMRM’s trustees and officers are limited.
RMRM’s declaration of trust provides that to the maximum extent permitted by Maryland law in effect from time to time to limit the liability of trustees and officers of a statutory trust, no present or former trustee or officer of RMRM shall be liable to RMRM or to any shareholder for money damages.
RMRM’s declaration of trust and indemnification agreements require RMRM to indemnify, to the maximum extent permitted by Maryland law, any present or former trustee or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in these and certain other capacities. In addition, RMRM may be obligated to pay or reimburse the expenses incurred by its present and former trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.
As a result, RMRM and its shareholders may have more limited rights against its present and former Trustees and officers than might otherwise exist absent the provisions in RMRM’s declaration of trust and indemnification agreements or that might exist with other companies, which could limit RMRM’s shareholders’ recourse in the event of actions not in their best interest.
RMRM’s bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by RMRM’s shareholders, which could limit RMRM’s shareholders’ ability to obtain a judicial forum they deem favorable for disputes with RMRM or RMRM’s trustees, officers, manager, agents or employees.
RMRM’s bylaws currently provide that, unless the dispute has been referred to binding arbitration, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on RMRM’s behalf; (2) any action asserting a claim for breach of a duty owed by any trustee, officer, manager, agent or employee of RMRM to RMRM or its shareholders; (3) any action asserting a claim against RMRM or any trustee, officer, manager, agent or employee of RMRM arising pursuant to Maryland law, RMRM’s declaration of trust or bylaws brought by or on behalf of a shareholder, either on his, her or its own behalf, on RMRM’s behalf or on behalf of any series or class of RMRM’s shareholders or shareholders against RMRM or any trustee, officer, manager, agent or employee of RMRM, including any claims relating to the meaning, interpretation, effect, validity, performance or enforcement of RMRM’s declaration of trust or bylaws; or (4) any action asserting a claim against RMRM or any Trustee, officer, manager, agent or employee of RMRM that is governed by the internal affairs doctrine. The exclusive forum provision of RMRM’s bylaws does not apply to any action for which the Circuit Court for Baltimore City, Maryland does not have jurisdiction. The exclusive forum provision of RMRM’s bylaws does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Any person or entity purchasing or otherwise acquiring or holding any interest in RMRM Common Shares shall be deemed to have notice of and to have consented to these provisions of RMRM’s bylaws, as they may be amended from time to time. The exclusive forum provision of RMRM’s bylaws may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with RMRM or RMRM’s trustees, officers, manager, agents or employees, which may discourage lawsuits against RMRM and RMRM’s trustees, officers, manager, agents or employees.

RMRM may change its operational, financing and investment policies without shareholder approval and RMRM may become more highly leveraged, which may increase its risk of default under RMRM’s debt obligations.
The RMRM board of trustees determines its operational, financing and investment policies and may amend or revise its policies, including its policies with respect to RMRM’s intention to qualify for taxation as a REIT, investments, growth, operations, indebtedness, capitalization and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, RMRM’s shareholders. Policy changes could adversely affect the market price of RMRM Common Shares and RMRM’s ability to make distributions to its shareholders. Further, RMRM’s organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that it may incur. The RMRM board of trustees may alter or eliminate RMRM’s current policy on borrowing at any time without shareholder approval. If this policy changes, RMRM could become more highly leveraged, which could result in an increase in its debt service costs. Higher leverage also increases the risk of default on RMRM’s obligations. In addition, a change in RMRM’s investment policies, including the manner in which RMRM allocates its resources across its portfolio or the types of investments which RMRM seeks to make, may increase RMRM’s exposure to interest rate risk, CRE lending market fluctuations and liquidity risk.
RMRM’s intention to remain exempt from registration under the 1940 Act imposes limits on its operations.
RMRM conducts its operations so that neither RMRM nor any of its subsidiaries is required to register as an investment company under the 1940 Act. RMRM believes it will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily, or hold itself out as being engaged primarily, in the business of investing, reinvesting or trading in securities. RMRM may conduct its business, in whole or in part, through wholly or majority-owned subsidiaries. Under Section 3(a)(1)(C) of the 1940 Act, the securities issued by RMRM’s subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities RMRM may own, may not have a combined value in excess of 40% of the value of RMRM’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which RMRM may engage through subsidiaries. In addition, the assets RMRM may originate or acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect RMRM’s business.
If the value of securities issued by RMRM’s subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities RMRM owns, exceeds 40% of the value of RMRM’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of RMRM’s subsidiaries fails to maintain an exception or exemption from the 1940 Act, RMRM could, among other things, be required to either (1) substantially change the manner in which it conducts its operations to avoid being required to register as an investment company under the 1940 Act or (2) register as an investment company under the 1940 Act, either of which could have an adverse effect on RMRM and the market price of RMRM Common Shares. If RMRM or any of its subsidiaries were required to register as an investment company under the 1940 Act, the registered entity would become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change RMRM’s operations.
Failure to maintain RMRM’s exemption from registration under the 1940 Act also would require RMRM to significantly restructure its investment strategy. For example, because affiliate transactions are generally prohibited under the 1940 Act, RMRM would not be able to enter into transactions with any of its affiliates if it were required to register as an investment company under the 1940 Act, and RMRM might be required to terminate its management agreement with TRA and any other agreements with affiliates, which could have a material adverse effect on RMRM’s ability to operate its business and pay distributions. If RMRM were required to register as an investment company but failed to do so, RMRM would be prohibited from engaging in its business, and criminal and civil actions could be brought against RMRM. In addition,

RMRM’s contracts might be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of RMRM and liquidate its business.
RMRM expects that RMRM and certain of its subsidiaries that RMRM may form in the future will rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exemption generally requires that at least 55% of RMRM’s or each of its applicable subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of RMRM’s or each of RMRM’s applicable subsidiaries’ portfolios must be comprised of qualifying real estate assets and real estate related assets under the 1940 Act. To the extent that RMRM or any of its subsidiaries rely on Section 3(c)(5)(C) of the 1940 Act, RMRM expect to rely on guidance published by the SEC staff or on its analyses of such guidance to determine which assets are qualifying real estate assets and real estate related assets. However, the SEC’s guidance is more than 25 years old and was issued in accordance with factual situations that may be different from RMRM’s. RMRM cannot be sure that the SEC staff will concur with RMRM’s classification of its assets. In addition, the SEC staff may, in the future, issue further guidance that may require RMRM to re-classify its assets for purposes of qualifying for an exemption from registration under the 1940 Act. If RMRM is required to re-classify its assets it may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the 1940 Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets RMRM has determined to be qualifying real estate assets, RMRM may be required to adjust its strategy accordingly. In addition, RMRM may be limited in its ability to make certain investments, and these limitations could result in one of RMRM’s subsidiaries holding assets RMRM might wish to sell or selling assets RMRM might wish to hold.
The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless RMRM receives further guidance from the SEC or its staff with respect to CMBS, RMRM intends to treat CMBS as a real estate related asset.
RMRM or certain of its subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the 1940 Act. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) of the 1940 Act and any future guidance published by the staff may require RMRM to adjust its strategy and its assets accordingly. RMRM intends to structure and conduct its business in a manner that does not require RMRM or its subsidiaries’ registration under the 1940 Act and, in so structuring and conducting its business, RMRM may rely on any available exemption from registration, or exclusion from the definition of “investment company,” under the 1940 Act.
RMRM determines whether an entity is one of its majority-owned subsidiaries. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. RMRM treats companies in which it owns a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test described above. RMRM has not requested the SEC to approve its treatment of any of its subsidiaries as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with RMRM’s treatment of one or more of its subsidiaries as majority-owned subsidiaries, RMRM might need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in RMRM’s strategy or assets could have a material adverse effect on RMRM.
RMRM cannot be sure that the laws and regulations governing the 1940 Act status of REITs, including the SEC or its staff providing new or more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects its operations. If RMRM or its subsidiaries fail to maintain an exception or exemption from the 1940 Act, RMRM could, among other things, be required either to (1) change the manner in which it conducts its operations to avoid being required to register as an investment company under the 1940 Act, (2) sell its assets in a manner that, or at a time when, RMRM would not otherwise choose to do so or (3) register as an investment company, any of which could negatively affect the value of RMRM Common Shares, the sustainability of RMRM’s business, and RMRM’s ability to make distributions, which could have an adverse effect on RMRM’s business and the market price for RMRM Common Shares.

Risks Relating to RMRM’s Securities
RMRM’s distributions to RMRM’s shareholders may be reduced or eliminated and the form of payment could change.
During 2020, RMRM reduced its quarterly distributions to $0.10 per share a result of the decline in income from its portfolio holdings, including as a result of market declines related to COVID-19, and anticipated reductions in income as RMRM transitioned its portfolio. RMRM intends to continue to make regular quarterly distributions to its shareholders, and RMRM increased its quarterly distribution to $0.15 per share in the first quarter of 2021. However,
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RMRM’s ability to sustain or increase the rate of distributions may be adversely affected if any of the risks described in this joint proxy statement/prospectus occur, including the negative impact of the COVID-19 pandemic and its aftermath on RMRM’s business, results of operations and liquidity;

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RMRM’s making of distributions is subject to restrictions contained in the agreements governing RMRM’s debt and may be subject to restrictions in future debt obligations RMRM may incur; during the continuance of any event of default under the agreements governing RMRM’s debt, RMRM may be limited or in some cases prohibited from making distributions to RMRM’s shareholders; and

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the timing, amount and form of any distributions will be determined at the discretion of the RMRM board of trustees and will depend on various factors that the RMRM board of trustees deems relevant, including, but not limited to RMRM’s historical and projected income, RMRM’s Distributable Earnings, RMRM’s expectations of future capital requirements and operating performance and RMRM’s expected needs for cash to pay its obligations and fund its investments, requirements to qualify for taxation as a REIT and limitations in RMRM’s Master Repurchase Agreement.

For these reasons, among others, RMRM’s distribution rate may decline or RMRM may cease making distributions to its shareholders.
Further, in order to preserve liquidity, RMRM may elect to pay distributions to RMRM’s shareholders in part in a form other than cash, such as issuing additional RMRM Common Shares to RMRM’s shareholders, as permitted by the applicable tax rules.
Changes in market conditions could adversely affect the value of RMRM’s securities.
As with other publicly traded equity securities and REIT securities, the value of RMRM Common Shares and other securities depends on various market conditions that are subject to change from time to time. RMRM believes that one of the factors that investors consider important in deciding whether to buy or sell equity securities of a REIT is the distribution rate, considered as a percentage of the price of the equity securities, relative to market interest rates. Interest rates have been at historically low levels for an extended period of time. There is a general market perception that REIT shares outperform in low interest rate environments and underperform in rising interest rate environments when compared to the broader market. The U.S. Federal Reserve has indicated that it does not expect to raise interest rates in response to the COVID-19 pandemic and current market conditions until at least the end of 2023. There can be no assurance, however, that the U.S. Federal Reserve will not raise rates prior to that time. If the U.S. Federal Reserve increases interest rates or if there is a market expectation of such increases, prospective purchasers of REIT equity securities may want to achieve a higher distribution rate. Thus, higher market interest rates, or the expectation of higher interest rates, could cause the value of RMRM’s securities to decline.
RMRM may use future debt leverage to pay distributions to its shareholders.
If RMRM’s earnings are at any time insufficient to fund distributions to RMRM’s shareholders at the level which may in the future be established by the RMRM board of trustees, RMRM may pay distributions to RMRM’s shareholders with the proceeds of borrowings or other leverage or from sales of its assets. The use of borrowings or sale proceeds for distributions may dilute RMRM’s shareholders’ ownership interests in RMRM. In addition, funding distributions to RMRM’s shareholders from RMRM’s future borrowings or asset sales may constitute a return of capital to RMRM’s investors, which would have the effect of reducing RMRM’s shareholders’ bases in RMRM Common Shares.
Future issuances of debt or equity securities may adversely affect RMRM shareholders.
RMRM’s ability to execute its business strategy depends on RMRM’s access to an appropriate blend of debt financing, which may include secured and unsecured debt, and equity financing, which may include common and preferred shares. The interests of RMRM’s existing shareholders could be diluted if RMRM issues additional equity securities to finance future loan investments, to repay indebtedness or for other reasons. In addition, if RMRM decides in the future to issue debt or equity securities that rank senior to RMRM Common Shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting RMRM’s operating flexibility. Also, any convertible or exchangeable securities that RMRM issues in the future may have rights, preferences and privileges more favorable than those of RMRM Common Shares and may result in further dilution to RMRM’s shareholders. RMRM and, indirectly, RMRM’s shareholders, will bear the cost of issuing and servicing such securities. Because RMRM’s decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond RMRM’s control, RMRM cannot predict or even estimate the amount, timing or nature of its future capital offerings. Thus, RMRM’s shareholders will bear the risk of RMRM’s future offerings reducing the market price of RMRM Common Shares and diluting the value of their investments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus, including information included or incorporated by reference in this joint proxy statement/prospectus, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions are forward-looking statements and any statements regarding the benefits of the Merger or the other Transactions, or RMRM’s or TRMT’s future financial condition, results of operations and business are also forward-looking statements. Without limiting the generality of the preceding sentence, certain statements contained in this joint proxy statement/prospectus in the sections “The Merger — Background of the Merger and the Other Transactions” beginning on page 91, “The Merger — Recommendation of the RMRM Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 105, “The Merger — Recommendation of the TRMT Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 110 of this joint proxy statement/prospectus constitute forward-looking statements. These forward-looking statements are based upon RMRM’s and TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond RMRM’s and TRMT’s control. These include the factors described above in “Risk Factors,” as well as:
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the likelihood that RMRM and TRMT will complete the Merger;

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each company’s expectations that RMRM’s and TRMT’s shareholders will benefit from the Merger;

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risks associated with the ability to consummate the Merger and the other Transactions;

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the risk that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected, including as a result of the failure to obtain the required approvals of RMRM shareholders and TRMT shareholders;

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unexpected costs or unexpected liabilities that may arise from the Merger or the other Transactions, whether or not completed;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions;

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the duration and severity of the economic downturn relating from the COVID-19 pandemic and its impact on each of RMRM and TRMT and their borrowers, and their ability and willingness to fund their debt service obligations to RMRM and TRMT;

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RMRM’s and TRMT’s expectations about each company’s borrowers’ business plans and their abilities to successfully execute them;

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RMRM’s and TRMT’s expectations regarding the diversity and other characteristics of each company’s loan portfolio;

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each company’s ability to carry out its business strategy and take advantage of opportunities for its business that it believes exist;

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each company’s expectations of the volume of transactions and opportunities that will exist in the CRE debt market, including the middle market, when the U.S. economy improves and returns to a more stable state for a sustained period;

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each company’s belief that certain financing sources for CRE lending will increase and provide it with increased liquidity;

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each company’s belief that it is well positioned to lend to private equity sponsors of middle market and transitional CRE assets;

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each company’s ability to obtain additional cost-effective capital to enable it to make additional investments or to increase its potential returns, including by using available leverage;

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each company’s ability to pay distributions to its shareholders and to increase and sustain the amount of such distributions;

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each company’s operating and investment targets, investment and financing strategies and leverage policies;

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each company’s expected operating results;

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the amount and timing of cash flows each company receives from its investments;

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the ability of TRA to locate suitable investments for each company, to monitor, service and administer each company’s existing investments and to otherwise implement each company’s investment strategy;

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each company’s ability to maintain and increase the net interest spread between the interest earned on investments and the interest paid on borrowings;

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the origination, extension, exit, prepayment or other fees each company may earn from investments;

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yields that may be available from mortgages on middle market and transitional CRE;

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the duration and other terms of each company’s loan agreements with borrowers;

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the credit qualities of each company’s borrowers;

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the ability and willingness of each company’s borrowers to repay investments in a timely manner or at all;

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each company’s projected leverage;

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the cost and availability of additional advancements under RMRM’s Master Repurchase Facility, TRMT’s Master Repurchase Facility, or other debt financing under additional repurchase or bank facilities each company may obtain from time to time, and each company’s ability to obtain such additional debt financing;

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each company’s qualification or ability to qualify for taxation as a REIT;

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each company’s ability to maintain its exemption from registration under the 1940 Act;

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each company’s understanding of the competitive nature of its industry and its ability to successfully compete under such circumstances;

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market trends in each company’s industry or with respect to interest rates, real estate values, the debt securities markets or the economy generally; and

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regulatory requirements and the effect they may have on each company or its competitors.

The actual results of RMRM and TRMT may differ materially from those contained in or implied by the companies’ forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond RMRM and TRMT’s control. Risks, uncertainties and other factors that could have a material adverse effect on each company’s forward-looking statements and upon the business, financial condition, liquidity, results of operations, cash flows, prospects and ability to make distributions of RMRM and TRMT also include, but are not limited to:
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the impact of conditions in the economy, the CRE industry and the capital markets on RMRM and TRMT and their borrowers;

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competition within the CRE lending industry;

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changes in the availability, sourcing and structuring of CRE lending;

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defaults by RMRM’s and TRMT’s borrowers;

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compliance with, and changes to, federal, state or local laws or regulations, accounting rules, tax laws or similar matters;

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limitations imposed on each company’s business and RMRM’s and TRMT’s ability to satisfy complex rules in order to qualify or maintain its qualification, respectively, for taxation as a REIT for U.S. federal income tax purposes;

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actual and potential conflicts of interest with each company’s related parties, including their respective managing trustees, TRA, RMR LLC, and others affiliated with them;

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acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond RMRM’s and TRMT’s control; and

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additional factors, including but not limited to, those set forth in “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.

For example:
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RMRM has a limited operating history originating and investing in first mortgage whole loans secured by middle market and transitional CRE and TRMT has a limited operating history and each company may not be able to operate its business successfully or generate sufficient revenue to make or sustain distributions to its shareholders;

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to make additional investments and continue to grow its business, each company will need to obtain cost-effective capital. Neither company can be sure that it will be successful in obtaining any such additional capital. If it is unable to obtain such additional capital, neither company may be able to further grow its business by making additional investments;

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RMRM’s and TRMT’s distribution rates are set from time to time by the RMRM board of trustees and the TRMT board of trustees, respectively. The timing, amount and form of future distributions will be determined at the discretion of the RMRM board of trustees and the TRMT board of trustees, as applicable, and will depend on various factors that the applicable company’s board of trustees deems relevant, including each company’s historical or projected income, Distributable Earnings, the then-current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid by each company to qualify or maintain its qualification for taxation as a REIT, limitations on distributions contained in each company’s financing arrangements and other factors deemed relevant by the RMRM board of trustees and the TRMT board of trustees, respectively, in its discretion. Accordingly, future distribution rates may be increased or decreased and there is no assurance as to the rate at which future distributions will be paid;

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competition may limit each company’s ability to identify and make desirable investments;

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each company’s belief that there will be strong demand for alternative sources of CRE debt capital when the U.S. economy improves and returns to a more stable state for a sustained period may not be correct;

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the value of each company’s loans depends upon its borrowers’ ability to generate cash flows from operating the underlying collateral for such loans. RMRM’s and TRMT’s borrowers may not have sufficient cash flows to repay RMRM’s and TRMT’s loans according to their terms, which may result in delinquency and foreclosure on such loans;

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each company’s investments contain certain risk mitigation mechanisms that may help protect it against investment losses by mitigating the impact from its borrowers’ being unable to pay their debt service obligations owed to RMRM and TRMT as scheduled for a temporary period. However, these mechanisms may not adequately cover the debt service amount and will likely not be able to fully fund the debt service obligations owed to RMRM and TRMT if the tenants’ businesses fail or they default on their debt service obligations owed to each company;

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the impact of the COVID-19 pandemic is affecting all parts of the economy including each company’s borrowers who are experiencing the negative impact of current economic conditions. As a result, RMRM and TRMT may not have sufficient capital to meet its commitments to UBS AG or Citibank, respectively, if its borrowers default on their obligations owed to RMRM or TRMT, respectively, or the values of the collateral underlying RMRM’s or TRMT’s loans decline below required levels or otherwise;

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prepayment of each company’s loans may adversely affect the value of each company’s respective loan portfolio and each company’s ability to make or sustain distributions to its shareholders;

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loans secured by properties in transition involve a greater risk of loss than loans secured by stabilized properties;

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TRA and RMR LLC have limited historical experience managing or servicing mortgage REITs;

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each company may incur significant debt, and each company’s governing documents contain no limit on the amount of debt it may incur;

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continued availability of additional advancements under RMRM’s Master Repurchase Facility and TRMT’s Master Repurchase Facility is subject to each company’s identifying suitable loans to invest in and satisfying certain financial covenants and other conditions, as applicable, that it may be unable to satisfy;

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financing for floating rate mortgages and other related assets that each company may seek to sell pursuant to RMRM’s Master Repurchase Facility or TRMT’s Master Repurchase Facility is subject to approval by the UBS AG and Citibank, respectively, whose approval may not be obtained;

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actual costs under RMRM’s Master Repurchase Facility and TRMT’s Master Repurchase Facility will be higher than LIBOR plus a premium because of fees and expenses associated with RMRM’s and TRMT’s debt;

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any phase out of LIBOR may have an impact on each company’s investments and its debt financing arrangements;

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RMRM and TRMT are dependent upon TRA, its affiliates and their personnel. RMRM and TRMT may be unable to find suitable replacements if RMRM’s or TRMT’s management agreements are terminated;

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each company believes that its relationships with its related parties, including its managing trustees, TRA, RMRM LLC and others affiliated with them may benefit RMRM and TRMT and provide RMRM and TRMT with competitive advantages in RMRM’s and TRMT’s operating and growing its business. However, the advantages RMRM and TRMT believe it may realize from these relationships may not materialize;

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RMRM’s and TRMT’s intention to remain exempt from registration under the 1940 Act imposes limits on RMRM’s and TRMT’s operations, and RMRM and TRMT may fail to remain exempt from registration under the 1940 Act;

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RMRM and TRMT’s failure to qualify or remain qualified, respectively, for taxation as a REIT could have significant adverse consequences; and

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this joint proxy statement/prospectus states that the Merger, the RMRM Share Issuance and the other Transactions and the terms thereof were evaluated, negotiated and recommended to each of the RMRM board of trustees and the TRMT board of trustees by the RMRM special committee and the TRMT special committee, respectively, each consisting solely of RMRM’s and TRMT’s disinterested, independent trustees, respectively, and were separately unanimously approved and adopted by RMRM’s independent trustees and TRMT’s independent trustees and by the RMRM board of trustees and the TRMT board of trustees, and that UBS and Citi acted as a financial advisor to each of RMRM’s special committee and TRMT’s special committee, respectively. Despite this process, RMRM and TRMT have been subject to, and could be subject to additional, claims challenging the Merger and the other Transactions or its entry into the Merger Agreement and related agreements because of the multiple relationships among RMRM, TRMT, TRA, RMR LLC, RMR Inc. and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

These risks and uncertainties may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty in capital and credit markets. The extent to which the COVID-19 pandemic affects the businesses, operations, and financial results of RMRM and TRMT will depend on numerous factors, many of which are unpredictable, including the duration and spread of the pandemic, its severity, the actions taken by governmental authorities and others to contain the pandemic or treat its effect, and how quickly and to what extent normal economic and operating conditions resume.

The foregoing list of factors is not exhaustive. All subsequent written and oral forward-looking statements concerning RMRM, TRMT, the Merger and the other Transactions or other matters attributable to RMRM or TRMT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.
Neither RMRM nor TRMT undertakes any obligation to update publicly any of these forward-looking statements to reflect events or circumstances that may arise after the date of this joint proxy statement/prospectus. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. You should not place undue reliance on RMRM’s and TRMT’s forward-looking statements.
All forward-looking statements, expressed or implied, included in this joint proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement, as well as any cautionary statements included elsewhere in this joint proxy statement/prospectus, including in documents incorporated herein. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that RMRM, TRMT or persons acting on behalf of either RMRM or TRMT may issue.
Except as otherwise required by law, RMRM and TRMT do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. See also “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.

DESCRIPTION OF RMRM COMMON SHARES
The following is a summary of the material terms of the RMRM Common Shares. Because it is a summary, it may not contain all of the information that may be important to you. If you want more information, you should read the form of RMRM’s declaration of trust and RMRM’s bylaws to be in effect upon the completion of the Merger and other Transaction, copies of which are attached as Annex B and Annex C, respectively to this joint proxy statement/prospectus. This summary is qualified in its entirety by those documents. See “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.
Pursuant to the Merger Agreement, effective upon consummation of the Merger, RMRM’s declaration of trust will be amended to, among other things, change RMRM’s name to “Seven Hills Realty Capital Trust” and provide the RMRM board of trustees authority to effect a conversion of RMRM into a Maryland real estate investment trust without shareholder approval. The provisions below describe the provisions of RMRM’s declaration of trust and RMRM’s bylaws to be in effect as of the completion of the Merger and the other Transactions.
Shares Authorized
RMRM’s declaration of trust authorizes RMRM to issue an unlimited number of shares of beneficial interest, consisting of common shares of beneficial interest, par value $0.001 per share. As of July 20, 2021, there were 10,217,008.548 RMRM Common Shares issued and outstanding held by approximately 23 holders of record. As of the date of this joint proxy statement/prospectus, no other class or series of shares of beneficial interest has been established by RMRM.
RMRM Common Shares
Subject to the preferential rights of any other class or series of shares which may be issued and to the ownership restrictions described below, all of the RMRM Common Shares are entitled:
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to receive distributions on the RMRM Common Shares if, as and when authorized by the RMRM board of trustees and declared by RMRM out of assets legally available for distribution; and

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to share ratably in RMRM’s assets legally available for distribution to RMRM shareholders (as determined by the RMRM board of trustees) in the event of RMRM’s liquidation, dissolution or winding up after payment of or adequate provision for all of RMRM’s known debts and liabilities.

Subject to the provisions of RMRM’s declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each RMRM Common Share outstanding entitles the holder to one vote, and each fractional share entitles the holder to a proportionate fractional vote, on all matters submitted to a vote of shareholders, including the election of trustees. RMRM shareholders do not have cumulative voting rights in the election of trustees.
Subject to the provisions of RMRM’s declaration of trust regarding classified or reclassified shares, RMRM shareholders have no preference, conversion, exchange, sinking fund, redemption rights, appraisal rights, or preemptive rights to subscribe for any of RMRM’s securities.
RMRM Preferred Shares
Pursuant to RMRM’s declaration of trust, the RMRM board of trustees, without any action by RMRM shareholders, may issue an unlimited number of preferred shares of beneficial interest from time to time, in one or more classes or series, having the powers, preferences, rights, qualifications, limitations and restrictions as the RMRM board of trustees may determine. The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in control of RMRM. In addition, the rights of holders of RMRM Common Shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that RMRM has issued or may issue in the future.
Power to Increase Authorized Shares and Issue Additional Shares
RMRM’s declaration of trust contains a provision permitting the RMRM board of trustees, without any action by RMRM’s shareholders, to authorize one or more classes or series of shares having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the trustees may determine. RMRM’s declaration of trust further authorizes the RMRM board of trustees, without shareholder approval, from time to time to divide or combine the shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series. RMRM believes that giving these powers to the RMRM board of trustees provides RMRM with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although the RMRM board of trustees has no intention at the present time of doing so, it could authorize RMRM to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.
Restrictions on Ownership and Transfer of Shares
RMRM’s declaration of trust provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the IRC, or beneficially own under Rule 13d-3 under the Exchange Act, more than 9.8% in value or number, whichever is more restrictive, of shares of any class or series of RMRM’s outstanding shares of beneficial interest, including RMRM Common Shares. RMRM’s declaration of trust further prohibits (a) any person from beneficially or constructively owning RMRM’s shares if that ownership would result in RMRM being “closely held” under Section 856(h) of the IRC or otherwise cause RMRM to fail to qualify for taxation as a REIT and (b) any person from transferring RMRM’s shares if the transfer would result in RMRM’s shares being beneficially owned by fewer than 100 persons. These restrictions do not apply to TRA, RMR Inc. and its consolidated subsidiaries, any company to which RMR Inc. and its consolidated subsidiaries provide management services or any of their affiliates, so long as such ownership does not adversely affect RMRM’s qualification for taxation as a REIT under the IRC.
The RMRM board of trustees, in its discretion, may exempt a person, prospectively or retroactively, from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in RMRM being “closely held” under Section 856(h) of the IRC or otherwise failing to qualify for taxation as a REIT; (2) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which RMRM or any of RMRM’s subsidiaries are party or reasonably expect to become a party; (3) the ownership of shares in excess of the ownership limit is in RMRM’s best interest, as determined by the RMRM board of trustees; and (4) such person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in RMRM’s declaration of trust. In connection with any requested exemption, the RMRM board of trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure RMRM’s qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.
In determining whether to grant an exemption, the RMRM board of trustees may consider, among other factors, the following:
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the general reputation and moral character of the person requesting an exemption;

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whether the person’s ownership of shares would be direct or through ownership attribution;

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whether the person’s ownership of shares would interfere with the conduct of RMRM’s business, including RMRM’s ability to make additional investments;

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whether granting an exemption would adversely affect any of RMRM’s existing contractual arrangements or the execution of any of RMRM’s strategies or business policies;

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whether the person to whom the exemption would apply has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over RMRM; and

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whether the person to whom the exemption would apply is attempting a change in control of RMRM or to affect RMRM’s policies in a way in which the RMRM board of trustees, in its discretion, considers adverse to RMRM’s or RMRM’s shareholders’ best interests.

Any attempted transfer of RMRM’s shares which, if effective, would result in RMRM’s shares being beneficially owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
If a person attempts a transfer of RMRM’s shares in violation of the other ownership limitations described above, then the RMRM board of trustees is authorized and empowered to deem that number of shares that would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by RMRM or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the date of the RMRM board of trustees’ determination to have such transfer occur. The prohibited owner will generally not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to dividends or other distributions, will not possess any rights to vote or other rights attributable to the excess shares and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to RMRM’s discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if RMRM has already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to RMRM’s discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.
Unless otherwise directed by the RMRM board of trustees, within 20 days after receiving notice from RMRM that RMRM’s shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in RMRM’s declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
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the prohibited owner will receive the lesser of:

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the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the charitable trust, less any amounts previously received by the prohibited owner in connection with prior dividends or other distributions; and

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the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the charitable trust, plus any extraordinary dividends or other distributions received by the trustee; and

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any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

If, prior to RMRM’s discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:
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those shares will be deemed to have been sold on behalf of the charitable trust; and

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to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by a trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, RMRM Common Shares held in the charitable trust will be deemed to have been offered for sale to RMRM, or RMRM’s designee, at a price per share equal to the lesser of:

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the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or other similar transaction, the market price per share on the day of the event causing that transfer; and

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the market price on the date RMRM or RMRM’s designee accepts the offer.

In either of the above cases, the price per share will be less RMRM’s and the charitable trustee’s costs, expenses and compensation described below.
RMRM will have the right to accept the offer until the trustee has sold the RMRM Common Shares held in the charitable trust. The net proceeds of the sale to RMRM will be distributed to the prohibited owner in the amount determined pursuant to the above provisions.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to RMRM of such event, or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to RMRM such other information as RMRM may request.
Every owner of 5% or more of any class or series of RMRM’s shares is required to give written notice to RMRM within 30 days after the end of each taxable year, and also within three business days after RMRM so requests, stating the name and address of the owner, the number of shares of each class and series of RMRM’s shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds RMRM’s shares as nominee for another person who is required to include distributions on RMRM’s shares in his or her gross income (the actual owner) is required to give written notice to RMRM stating the name and address of the actual owner and the number of each class and series of RMRM’s shares of the actual owner with respect to whom the holder of RMRM’s shares is nominee. Each shareholder is required to provide RMRM in writing with such information as RMRM may request, in good faith, in order to determine RMRM’s qualification for taxation as a REIT, to determine RMRM’s compliance with other applicable laws or requirements of any governmental authority and to comply with the requirements of any taxing authority or other governmental authority or to determine such compliance.
RMRM’s declaration of trust provides that the trustee of the charitable trust is entitled to reasonable compensation for its services, as determined by agreement between the RMRM board of trustees and the charitable trustee, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under RMRM’s declaration of trust. Any such compensation, costs and expenses may be funded from the charitable trust or by RMRM and, if funded by RMRM, RMRM is entitled to reimbursement on a first priority basis from the charitable trust.
RMRM is also entitled, without limiting a shareholder’s other obligations under RMRM’s declaration of trust and bylaws, to collect from the charitable trust RMRM’s costs and expenses incurred in the process of enforcing the ownership limitations contained in RMRM’s declaration of trust.
The restrictions in RMRM’s declaration of trust described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. RMRM’s declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing RMRM’s shares and any share statements for RMRM’s uncertificated shares may bear legends referring to the foregoing restrictions.

Anti-Takeover Provisions
Provisions of RMRM’s governing documents, including, for example, RMRM’s restrictions on transfer and ownership of RMRM Common Shares, RMRM’s classified board of trustees, RMRM’s shareholder voting rights and standards, the power of the RMRM board of trustees to amend RMRM’s declaration of trust in certain circumstances without shareholder approval and RMRM’s trustee qualifications, could delay or prevent a change in control. The limitations in RMRM’s declaration of trust and bylaws on the ability of RMRM shareholders to propose nominations of individuals for election as trustees or other proposals of business to be considered at meetings of RMRM shareholders, including the disclosure requirements related thereto, may delay, defer or prevent RMRM shareholders from making proposals that could be beneficial to RMRM shareholders. For further information, see “Anti-Takeover Provisions in RMRM’s Declaration of Trust and Bylaws and under Maryland Law” beginning on page 80 of this joint proxy statement/prospectus.
Transfer Agent and Registrar
The transfer agent and registrar for the RMRM Common Shares is Equiniti Trust Company.
Listing
The RMRM Common Shares are listed on Nasdaq under the symbol “RMRM”. Following the completion of the Merger and in connection with its name change, RMRM expects to change its ticker symbol to “SHRC”. Approval of Nasdaq of the listing on Nasdaq of the RMRM Common Shares to be issued in the Merger, subject to official notice of issuance, is a condition precedent to RMRM’s and TRMT’s obligations to consummate the Merger. RMRM has agreed to take all reasonably necessary steps to cause such RMRM Common Shares to be listed for trading on Nasdaq, subject to official notice of issuance.

ANTI-TAKEOVER PROVISIONS IN RMRM’S DECLARATION OF TRUST AND BYLAWS AND UNDER MARYLAND LAW
The following provisions in RMRM’s declaration of trust and RMRM’s bylaws and in Maryland law could delay or prevent a change in RMRM’s control:
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the prohibition in RMRM’s declaration of trust of any shareholder other than excepted holders, including TRA and its affiliates, RMR Inc. and its affiliates, and other persons to whom RMR Inc. provides management services, from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of RMRM’s outstanding shares, including RMRM Common Shares;

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the division of RMRM’s trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

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shareholder voting rights and standards for the election of trustees and other matters which generally require larger majorities for approval of actions which are not approved by RMRM’s trustees or for the election of trustees in contested elections than for actions which are approved by RMRM’s trustees or for the election of trustees in uncontested elections;

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the authority of the RMRM board of trustees, and not RMRM’s shareholders, to adopt, amend or repeal RMRM’s bylaws and to fill vacancies on its board of trustees;

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the fact that only the RMRM board of trustees, or if there are no trustees, RMRM’s officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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required qualifications for an individual to serve as a trustee and a requirement that certain of RMRM’s trustees be “managing trustees” and other trustees be “independent trustees”;

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limitations on the ability of, and various requirements that must be satisfied in order for, RMRM’s shareholders to propose nominees for election to the RMRM board of trustees and propose other business to be considered at a meeting of RMRM’s shareholders;

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the requirement that an individual trustee may be removed by RMRM’s shareholders, with cause, by the affirmative vote of holders of not less than 75% of RMRM Common Shares entitled to vote in the election of trustees, but may not be removed without cause;

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the authority of the RMRM board of trustees to adopt certain amendments to RMRM’s declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in RMRM’s control that might involve a premium for RMRM Common Shares or otherwise be in the best interests of RMRM’s shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of RMRM shares or any new class or series of shares created by the RMRM board of trustees; and

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the requirement that amendments to RMRM’s declaration of trust may be made only if approved by a majority of RMRM’s trustees.

In addition, RMRM’s management agreement with TRA contains provisions that allow for termination without cause and termination for a material breach, but require the payment of a termination fee for certain terminations, as further described in “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
For all of these reasons, among others, RMRM’s shareholders may be unable to realize a change of control premium for any of RMRM Common Shares they own or otherwise effect a change of RMRM’s policies.

THE RMRM SPECIAL MEETING
Date, Time and Place
Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of RMRM’s shareholders and other stakeholders, the RMRM special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast, accessible at www.virtualshareholdermeeting.com/RMRM2021SM. No physical meeting will be held. The RMRM special meeting will be held on September 17, 2021, at 10:00 a.m., Eastern Time.
Purpose of the RMRM Special Meeting
At the RMRM special meeting, RMRM shareholders will be asked to consider and vote upon the following matters:
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the RMRM Share Issuance Proposal; and

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the RMRM Adjournment Proposal.

Recommendations of the RMRM Board of Trustees
After careful consideration, the RMRM special committee and the RMRM board of trustees, on April 26, 2021, unanimously declared the Merger Agreement, the Merger and the other Transactions to which RMRM is a party to be fair and reasonable and advisable to, and in the best interests of, RMRM, and the RMRM board of trustees unanimously approved the Merger Agreement, the Merger and such other Transactions.
The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the RMRM Share Issuance Proposal, and “FOR” the RMRM Adjournment Proposal.
For the factors considered by the RMRM board of trustees in reaching its decision to approve the Merger Agreement and the Merger and make the foregoing recommendations, see “The Merger — Recommendation of the RMRM Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 105 of this joint proxy statement/prospectus.
RMRM Record Date; Shares Entitled to Vote
The RMRM board of trustees has fixed the close of business on July 14, 2021, as the RMRM Record Date. Only holders of record of RMRM Common Shares at the close of business on the RMRM Record Date are entitled to receive notice of, and to vote at, the RMRM special meeting. As of the RMRM Record Date, there were 10,217,008.548 RMRM Common Shares issued and outstanding and entitled to vote at the RMRM special meeting, held by approximately 23 holders of record.
Each RMRM Common Share is entitled to one vote on each of the RMRM Share Issuance Proposal and the RMRM Adjournment Proposal.
As of the RMRM Record Date, approximately 2.6% of the RMRM Common Shares outstanding were beneficially owned by RMRM’s current trustees and executive officers. RMRM currently expects that RMRM’s trustees and executive officers will vote their shares in favor of both of the proposals set forth above, although none has entered into any agreements obligating them to do so.
In addition, Ms. Diane Portnoy owns 882,407 RMRM Common Shares or approximately 8.6% of the RMRM Common Shares outstanding as of the RMRM Record Date. On April 26, 2021, TRMT entered into a voting agreement with Diane Portnoy, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the RMRM special meeting and against any competing acquisition proposal.

Quorum
Shareholders holding or representing not less than a majority of the total number of RMRM Common Shares issued and outstanding on the RMRM Record Date must be present in person or represented by proxy to constitute a quorum at the RMRM special meeting. All RMRM Common Shares represented at the RMRM special meeting, including abstentions and broker non-votes (RMRM Common Shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), if any, will be treated as present for purposes of determining the presence or absence of a quorum at the RMRM special meeting.
Required Vote
Approval of the RMRM Share Issuance Proposal and the RMRM Adjournment Proposal require the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposals.
The approval of the RMRM Share Issuance Proposal is a condition to the consummation of the Merger.
Abstentions and Broker Non-Votes
If you are a RMRM shareholder and you fail to instruct your broker, bank or other nominee on how to vote your RMRM Common Shares, your broker, bank or other nominee may not vote your shares on any of the RMRM proposals. This will have no effect on the RMRM Share Issuance Proposal or the RMRM Adjournment Proposal, assuming a quorum is present.
If you are a RMRM shareholder and fail to vote, it will have no effect on the RMRM Share Issuance Proposal or the RMRM Adjournment Proposal, assuming a quorum is present. If you are a RMRM shareholder and abstain from voting, it will have no effect on the RMRM Share Issuance Proposal or the RMRM Adjournment Proposal.
Shares Held in Street Name
If RMRM shareholders hold RMRM Common Shares in an account of a broker, bank or other nominee and they wish to vote such shares, they must return their voting instructions to the broker, bank or other nominee using the voting instruction form included with this joint proxy statement/prospectus.
RMRM Common Shares held by brokers, banks or other nominees will not be voted unless such shareholders instruct such brokers, banks or other nominees how to vote.
Voting of Proxies
A proxy card is enclosed. Please sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the Internet. You will need the 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Information and applicable deadlines for voting proxies by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the RMRM Common Shares represented by it will be voted at the RMRM special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.
If a proxy is signed and returned without an indication as to how the RMRM Common Shares represented by the proxy are to be voted with regard to a particular proposal, the RMRM Common Shares represented by the proxy will be voted in favor of each such proposal. As of the date hereof, RMRM’s management has no knowledge of any business that will be presented for consideration at the RMRM special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Shareholders of RMRM. In accordance with RMRM’s bylaws and applicable law, business transacted at the RMRM special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the RMRM special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter.
Your vote is important. Please sign and return the enclosed proxy card or vote your shares by telephone or through the Internet.
Revocability of Proxies or Voting Instructions
If you are a holder of record of RMRM Common Shares on the RMRM Record Date, you can change your vote at any time before your proxy is voted at the RMRM special meeting. You can do this in one of the following ways:
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you can send a signed notice of revocation;

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you can grant a new, valid proxy bearing a later date; or

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you can attend the RMRM special meeting and vote electronically, which will automatically cancel any proxy previously given, or you may revoke your proxy at the RMRM special meeting, but your attendance alone will not revoke any proxy that you have previously given.

If you are a record holder and choose either of the first two methods above, you must submit your notice of revocation or your new proxy to the secretary of RMRM at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, no later than the beginning of the RMRM special meeting.
If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording another vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.
If your RMRM Common Shares are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee on how to change your instructions or change your vote.
Tabulation of the Vote
RMRM will appoint an Inspector of Elections for the RMRM special meeting to tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
RMRM will pay the cost of soliciting proxies. RMRM has engaged D.F. King to assist it in the solicitation of proxies, for which RMRM anticipates that it will pay D.F. King an estimated fee of $15,000, plus reimbursement of expenses. Proxies may also be solicited, without additional compensation, by RMRM’s and TRMT’s trustees and executive officers, and by TRA, its officers and employees and by RMR Inc. and its other subsidiaries’ directors, officers and employees by mail, telephone or other electronic means or in person.
RMRM will request brokers, banks or other nominees to forward proxy materials to the beneficial owners of RMRM Common Shares and to obtain their voting instructions. In accordance with the regulations of the SEC and Nasdaq, RMRM will reimburse those firms for their expenses incurred in forwarding proxy materials to beneficial owners of RMRM Common Shares.

RMRM PROPOSALS
RMRM Proposal 1: The RMRM Share Issuance Proposal
If the Merger is consummated pursuant to the Merger Agreement, TRMT shareholders will receive 0.52 of one (1) RMRM Common Share (subject to adjustment pursuant to the Merger Agreement) for each TRMT Common Share they own.
Under the Maryland Statutory Trust Act and the rules of Nasdaq, on which the RMRM Common Shares are listed, RMRM is required to obtain shareholder approval prior to the RMRM Share Issuance if the number of RMRM Common Shares to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of RMRM Common Shares issued and outstanding immediately prior to the RMRM Share Issuance and Merger. RMRM expects that the aggregate number of RMRM Common Shares that RMRM will issue in the Merger if the Merger is consummated will exceed 20% of the RMRM Common Shares issued and outstanding before such issuance, and therefore, RMRM must obtain the approval of RMRM shareholders for the RMRM Share Issuance.
Pursuant to the Merger Agreement, approval of this proposal is a condition to the completion of the Merger. If the proposal is not approved, the Merger will not be completed. In the event the RMRM Share Issuance is approved by RMRM shareholders, but the Merger Agreement is terminated before the Merger is completed and prior to the RMRM Share Issuance, RMRM will not issue the RMRM Common Shares to TRMT shareholders in the Merger.
RMRM is asking RMRM shareholders to approve the RMRM Share Issuance Proposal.
Required Vote
Approval of the RMRM Share Issuance Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposal.
The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the approval of the RMRM Share Issuance Proposal.

RMRM Proposal 2: The RMRM Adjournment Proposal
The RMRM special meeting may be adjourned to another date or dates, if necessary or appropriate, to permit further solicitation of proxies to obtain additional votes in favor of the RMRM Share Issuance Proposal. If, at the RMRM special meeting, the number of RMRM Common Shares present or represented and voting in favor of the RMRM Share Issuance Proposal is insufficient to approve such proposal, RMRM intends to move to adjourn the RMRM special meeting to a later date or dates in order to enable the RMRM board of trustees to solicit additional proxies. In addition, pursuant to RMRM’s bylaws, the chair of the RMRM special meeting may adjourn the RMRM special meeting to a later date or dates, for any reason deemed necessary by the chair, without RMRM shareholder approval.
RMRM is asking RMRM shareholders to approve the RMRM Adjournment Proposal if there are not sufficient votes to approve the RMRM Share Issuance Proposal.
Required Vote
Approval of the RMRM Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding RMRM Common Shares at the RMRM special meeting at which a quorum is present and held for such proposal.
The RMRM board of trustees unanimously recommends that RMRM shareholders vote “FOR” the RMRM Adjournment Proposal.

THE TRMT SPECIAL MEETING
Date, Time and Place
Because of the public health impact of the COVID-19 pandemic and to protect the health and well-being of TRMT’s shareholders and other stakeholders, the TRMT special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast, accessible at www.virtualshareholdermeeting.com/TRMT2021SM. No physical meeting will be held. The TRMT special meeting will be held on September 17, 2021, at 11:00 a.m., Eastern Time.
Purpose of the TRMT Special Meeting
At the TRMT special meeting, TRMT shareholders will be asked to consider and vote upon the following matters:
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the TRMT Merger Proposal; and

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the TRMT Adjournment Proposal.

Recommendations of the TRMT Board of Trustees
After careful consideration, the TRMT special committee and the TRMT board of trustees, on April 26, 2021, unanimously declared the Merger Agreement, the Merger and the other Transactions to which TRMT is a party to be fair and reasonable and advisable to, and in the best interests of, TRMT, and the TRMT board of trustees unanimously approved the Merger Agreement, the Merger and such other Transactions.
The TRMT board of trustees unanimously recommends that TRMT Shareholders vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal.
For the factors considered by the TRMT board of trustees in reaching its decision to approve the Merger Agreement and make the foregoing recommendations, see “The Merger — Recommendation of the TRMT Board of Trustees and its Reasons for the Merger and the Other Transactions” beginning on page 110 of this joint proxy statement/prospectus.
TRMT Record Date; Shares Entitled to Vote
The TRMT board of trustees has fixed the close of business on July 14, 2021, as the TRMT Record Date. Only holders of record of TRMT Common Shares at the close of business on the TRMT Record Date are entitled to receive notice of, and to vote at, the TRMT special meeting. As of the TRMT Record Date, there were 8,312,322 TRMT Common Shares issued and outstanding and entitled to vote at the TRMT special meeting, held by approximately 53 holders of record.
Each TRMT Common Share is entitled to one vote on each of the TRMT Merger Proposal and the TRMT Adjournment Proposal.
As of the TRMT Record Date, approximately 1.2% of the TRMT Common Shares outstanding (excluding 19.2% of the TRMT Common Shares that Adam Portnoy beneficially owned through TRA) were beneficially owned by TRMT’s current trustees and executive officers. TRMT currently expects that TRMT’s trustees and executive officers will vote their shares in favor of both of the proposals set forth above, although none has entered into any agreements obligating them to do so.
In addition, on April 26, 2021, RMRM entered into a voting agreement with TRA, which as of the TRMT Record Date beneficially owned 1,600,100 TRMT Common Shares, or approximately 19.2% of the TRMT Common Shares outstanding as of the TRMT Record Date, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the TRMT special meeting and against any competing acquisition proposal.

Quorum
Shareholders holding or representing not less than a majority of the total number of TRMT Common Shares issued and outstanding on the TRMT Record Date must be present in person or represented by proxy to constitute a quorum at the TRMT special meeting. All TRMT Common Shares represented at the TRMT special meeting, including abstentions and broker non-votes (TRMT Common Shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), if any, will be treated as present for purposes of determining the presence or absence of a quorum at the TRMT special meeting.
Required Vote
Approval of the TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the TRMT special meeting on such proposal. Approval of the TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposals.
The approval of the TRMT Merger Proposal is a condition to the completion of the Merger.
Abstentions and Broker Non-Votes
If you are a TRMT shareholder and you fail to instruct your broker, bank or other nominee on how to vote your TRMT Common Shares, your broker, bank or other nominee may not vote your shares on any of the TRMT proposals. This will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal, assuming a quorum is present.
If you are a TRMT shareholder and fail to vote, it will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal, assuming a quorum is present. If you are a TRMT shareholder and abstain from voting, it will have the same effect as a vote against the TRMT Merger Proposal, but it will have no effect on the TRMT Adjournment Proposal.
Shares Held in Street Name
If TRMT shareholders hold TRMT Common Shares in an account of a broker, bank or other nominee and they wish to vote such TRMT Common Shares, they must return their voting instructions to the broker, bank or other nominee using the voting instruction form included with this joint proxy statement/prospectus.
TRMT Common Shares held by broker, bank or other nominee will not be voted unless such shareholders instruct such broker, bank or other nominee how to vote.
Voting of Proxies
A proxy card is enclosed. Please sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the Internet. You will need the 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Information and applicable deadlines for voting proxies by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the TRMT Common Shares represented by it will be voted at the TRMT special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.
If a proxy is signed and returned without an indication as to how the Common Shares represented by the proxy are to be voted with regard to a particular proposal, the TRMT Common Shares represented by the proxy will be voted in favor of each such proposal. At the date hereof, TRMT’s management has no knowledge of any business that will be presented for consideration at the TRMT special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Shareholders of TRMT. In accordance with TRMT’s bylaws and the Maryland REIT Law, business transacted at the TRMT special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the TRMT special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter.
Your vote is important. Please sign and return the enclosed proxy card or vote your shares by telephone or through the Internet.
Revocability of Proxies or Voting Instructions
If you are a holder of record of TRMT Common Shares on the TRMT Record Date, you can change your vote at any time before your proxy is voted at the TRMT special meeting. You can do this in one of the following ways:
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you can send a signed notice of revocation;

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you can grant a new, valid proxy bearing a later date; or

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you can attend the TRMT special meeting and vote electronically, which will automatically cancel any proxy previously given, or you may revoke your proxy at the TRMT special meeting, but your attendance alone will not revoke any proxy that you have previously given.

If you are a record holder and choose either of the first two methods above, you must submit your notice of revocation or your new proxy to the secretary of TRMT at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, no later than the beginning of the TRMT special meeting.
If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording another vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.
If your TRMT Common Shares are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee on how to change your instructions or change your vote.
Tabulation of the Vote
TRMT will appoint an Inspector of Elections for the TRMT special meeting to tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
TRMT will pay the cost of soliciting proxies. TRMT has engaged D.F. King to assist it in the solicitation of proxies, for which TRMT anticipates that it will pay D.F. King an estimated fee of $10,000, plus reimbursement of expenses. Proxies may also be solicited, without additional compensation, by TRMT and RMRM’s trustees and executive officers, and by TRA, its officers and employees and by RMR Inc. and its other subsidiaries’ directors, officers and employees by mail, telephone or other electronic means or in person.
TRMT will request brokers, banks or other nominees to forward proxy materials to the beneficial owners of TRMT Common Shares and to obtain their voting instructions. In accordance with the regulations of the SEC and Nasdaq, TRMT will reimburse those firms for their expenses incurred in forwarding proxy materials to beneficial owners of TRMT Common Shares.

TRMT PROPOSALS
TRMT Proposal 1: The TRMT Merger Proposal
TRMT shareholders are being asked to approve the Merger and the other Transactions to which TRMT is a party. For a summary and detailed information regarding this proposal to approve the Merger and such other Transactions, see the information about the Merger Agreement and the Merger throughout this joint proxy statement/prospectus, including the information set forth in sections entitled “The Merger” beginning on page 91 and “The Merger Agreement and Voting Agreements” beginning on page 163 of this joint proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.
Pursuant to the Merger Agreement, approval of this proposal is a condition to the completion of the Merger. If the proposal is not approved, the Merger will not be completed.
TRMT is asking TRMT shareholders to approve the Merger and the other Transactions to which TRMT is a party.
Required Vote
Approval of the TRMT Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the TRMT special meeting on such proposal.
The TRMT board of trustees unanimously recommends that TRMT shareholders vote “FOR” the TRMT Merger Proposal.

TRMT Proposal 2: The TRMT Adjournment Proposal
The TRMT special meeting may be adjourned to another date or dates, if necessary or appropriate, to permit further solicitation of proxies to obtain additional votes in favor of the TRMT Merger Proposal. If, at the TRMT special meeting, the number of TRMT Common Shares present or represented and voting in favor of the TRMT Merger Proposal is insufficient to approve such proposal, TRMT intends to move to adjourn the TRMT special meeting to a later date or dates in order to enable the TRMT board of trustees to solicit additional proxies. In addition, pursuant to TRMT’s bylaws, the chair of the TRMT special meeting may adjourn the TRMT special meeting to a later date or dates, for any reason deemed necessary by the chair, without TRMT shareholder approval.
TRMT is asking TRMT shareholders to approve the adjournment of the TRMT special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the TRMT Merger Proposal.
Required Vote
Approval of the TRMT Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding TRMT Common Shares entitled to vote at the TRMT special meeting on such proposal.
The TRMT board of trustees unanimously recommends that TRMT shareholders vote “FOR” the TRMT Adjournment Proposal.

THE MERGER
The following is a discussion of the Merger and the material terms of the Merger Agreement between RMRM and TRMT. You should carefully read the Merger Agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus.
Background of the Merger and the Other Transactions
As part of their ongoing oversight, direction and management of RMRM’s business, the RMRM board of trustees and RMRM management regularly review and discuss RMRM’s performance, business plan, strategic direction and future growth prospects. In 2020, the RMRM board of trustees determined to pursue the Business Change in order to increase shareholder value because of the potential to meaningfully increase the distributions paid to shareholders in the future as well as the price at which RMRM Common Shares trade relative to net asset value. Since the implementation of the Business Change, the RMRM board of trustees’ discussions have included evaluation and consideration of a variety of strategic opportunities to increase the size of RMRM’s portfolio and the potential benefits and risks of such strategic opportunities. In this regard, following the Business Change, RMRM management considered the feasibility and attractiveness of one or more potential transactions between RMRM and TRMT.
As part of their ongoing oversight, direction and management of TRMT’s business, the TRMT board of trustees and TRMT management regularly review and discuss TRMT’s performance, business plan, strategic direction and future growth prospects. As part of this ongoing review and discussion, the TRMT board of trustees has regularly evaluated TRMT’s operating and financial condition and long-term strategy. These discussions have periodically, in the ordinary course of business, included evaluation and consideration of a variety of strategic opportunities that might enhance TRMT shareholder value and the potential benefits and risks of such opportunities. Since TRMT completed its initial public offering in September 2017, the TRMT Common Shares have traded at a discount to the book value per share of the TRMT Common Shares, which has made, and is expected to continue to make, raising equity capital to fund new investments dilutive to current shareholders and has made it difficult for TRMT to significantly increase its size and scale through capital market transactions. In this regard, TRMT management has periodically considered the feasibility and attractiveness of one or more potential transactions, including as between TRMT and RMRM, including consideration of whether a potential transaction would lead to a more effective capital structure and other benefits for TRMT shareholders.
On January 8, 2021, TRA received an unsolicited presentation from an investment bank that neither RMRM nor TRMT had previously engaged regarding a potential combination transaction involving RMRM and TRMT, which, among other things, noted certain strategic and economic advantages of such a transaction.
On February 19, 2021, at a regular meeting of the TRMT board of trustees held by videoconference, in which representatives of TRMT management and Sullivan, in its capacity as TRMT’s regular corporate counsel, participated, the TRMT board of trustees engaged in a discussion regarding TRMT’s financial and operating performance and its long-term business strategy. As part of this discussion, TRMT management reviewed with the TRMT board of trustees the unsolicited presentation regarding a potential combination transaction between TRMT and RMRM. Among other things, it was noted that, following the Business Change, TRMT and RMRM have similar business strategies, to originate and invest in first mortgage loans secured by middle market and transitional commercial real estate properties, and that TRMT and RMRM are both managed by TRA and share the same executive management team. In light of these and other considerations, the TRMT board of trustees discussed with TRMT management whether a potential transaction with RMRM would lead to a more efficient capital structure and other benefits for TRMT that would enhance value to TRMT shareholders. The TRMT board of trustees then discussed these matters further, noting, among other things, that the unsolicited presentation would also be presented to the RMRM board of trustees for review and consideration. In light of TRMT’s relationships and historical and continuing transactions with RMRM and TRA, including the following: that Messrs. Adam D. Portnoy and Matthew P. Jordan are managing trustees of both TRMT and RMRM and directors of TRA and that Mr. Jordan is the president and chief executive officer of TRA; that Mr. Thomas J. Lorenzini serves as president of both TRMT and RMRM and vice president of TRA; that Mr. G. Douglas Lanois serves as a chief financial officer and treasurer of both TRMT and RMRM and as senior vice president, treasurer and chief financial officer of TRA; that Mr. John L. Harrington serves as an independent trustee of both TRMT and RMRM; that Mr. Joseph L. Morea currently serves as an independent trustee of TRMT and previously served as an independent trustee of RMRM; that Mr. Jeffrey P. Somers previously served as an independent trustee of TRMT and currently serves as an independent trustee of RMRM; and that TRA provides management services to both TRMT and RMRM and is TRMT’s largest shareholder, the TRMT board of trustees determined that further consideration of a potential combination transaction between TRMT and RMRM would be by a special committee, comprised solely of the disinterested, independent trustees of TRMT. The TRMT board of trustees formed the TRMT special committee, comprised of William A. Lamkin and Joseph L. Morea, to explore, evaluate and, if desired, negotiate a potential transaction with RMRM on behalf of TRMT, and to determine whether the terms of any such transaction are fair and reasonable and advisable to, and in the best interests of, TRMT and, if and as the TRMT special committee may deem appropriate, recommend or determine not to recommend any such transaction for authorization and approval by the TRMT board of trustees. The TRMT board of trustees then discussed certain other organizational and procedural matters related to the consideration of a potential transaction with RMRM, including the engagement of financial and legal advisors, with TRMT management recommending that the TRMT special committee consider interviewing Citi to act as its financial advisor and Sullivan as legal counsel in light of their respective prior experience representing TRMT in various capacities. It was also noted that TRMT management was recommending that Saul Ewing Arnstein & Lehr LLP, or Saul Ewing, be engaged as Maryland counsel by both the TRMT special committee and the RMRM special committee to represent TRMT (acting through the TRMT special committee) and RMRM (acting through the RMRM special committee), with respect to the potential transaction. The TRMT special committee discussed various potential benefits of working with Citi, Sullivan and Saul Ewing in connection with the potential transaction with RMRM, and following that discussion reached a consensus to explore the potential engagement with Citi, and also directed TRMT management to seek to engage Sullivan and Saul Ewing as counsel to TRMT (acting through the TRMT special committee) in connection with the potential transaction.
On February 23, 2021, at a regular meeting of the RMRM board of trustees held by videoconference, in which representatives of RMRM management and Skadden, in its capacity as RMRM’s regular corporate counsel, participated, the RMRM board of trustees engaged in a discussion with RMRM management regarding RMRM’s financial and operating performance and its long-term business strategy. RMRM management also discussed with the RMRM board of trustees the unsolicited presentation regarding a potential combination transaction between RMRM and TRMT and considered that, following the Business Change, both RMRM and TRMT are engaged in originating and investing in first mortgage loans, are managed by the same external business manager and have the same executive management team. Accordingly, the RMRM board of trustees considered whether a potential transaction with TRMT would lead to a more efficient capital structure and other benefits for RMRM that would enhance value to RMRM shareholders. The RMRM board of trustees discussed various potential benefits and challenges of such a transaction. The RMRM board of trustees then engaged in a further discussion of these matters with RMRM management, during which, among other things, it was noted that the unsolicited presentation was also received by, and was being considered by, the TRMT board of trustees. In light of RMRM’s relationships and historical and continuing transactions with TRMT and TRA, including the following: that Messrs. Adam D. Portnoy and Matthew P. Jordan are managing trustees of both RMRM and TRMT and directors of TRA and that Mr. Jordan is the president and chief executive officer of TRA; that Mr. Thomas J. Lorenzini serves as president of both RMRM and TRMT and vice president of TRA; that Mr. G. Douglas Lanois serves as a chief financial officer and treasurer of both RMRM and TRMT and as senior vice president, treasurer and chief financial officer of TRA; that Mr. John L. Harrington serves as an independent trustee of both RMRM and TRMT; that Mr. Jeffrey P. Somers previously served as an independent trustee of TRMT and currently serves as an independent trustee of RMRM; that Mr. Joseph L. Morea currently serves as an independent trustee of TRMT and previously served as an independent trustee of RMRM; and that TRA provides management services to both TRMT and RMRM and is TRMT’s largest shareholder, the RMRM board of trustees determined that further consideration of a potential combination between RMRM and TRMT would be by a special committee, comprised solely of the disinterested, independent trustees of RMRM. The RMRM board of trustees formed the RMRM special committee, comprised of Barbara D. Gilmore and Jeffrey P. Somers, to explore, evaluate and, if desired, negotiate a potential transaction with TRMT on behalf of RMRM, and to determine whether the terms of any such transaction are fair and reasonable and advisable to, and in the best interests of, RMRM and, if and as the RMRM special committee may deem appropriate, recommend or determine not to recommend any such transaction for authorization and approval by the RMRM board of trustees. The RMRM board of trustees then discussed certain other organizational and procedural matters related to the consideration of a potential transaction with TRMT, including the engagement of financial and legal advisors, with RMRM management recommending that the RMRM special committee consider engaging UBS as its financial advisor and Skadden as legal counsel in light of their respective prior experience representing RMRM in various capacities. It was also noted that RMRM management was recommending that Saul Ewing be engaged as Maryland counsel by both the RMRM special committee and the TRMT special committee to represent RMRM (acting through the RMRM special committee) and TRMT (acting through the TRMT special committee), with respect to the potential transaction. The RMRM special committee discussed various potential benefits of working with UBS, Skadden and Saul Ewing in connection with the potential transaction with TRMT, and following that discussion reached a consensus to explore a potential engagement with UBS.
On February 24, 2021, the TRMT special committee met with representatives of Citi via teleconference to review certain information Citi had provided in advance of the meeting with respect to Citi’s qualifications and credentials to act as financial advisor to the TRMT special committee, and which also included financial information regarding certain selected precedent transactions involving combinations of mortgage REITs. During this meeting, the TRMT special committee also discussed certain process and timing considerations.
During the week following the February 24, 2021 meeting of the TRMT special committee, the TRMT special committee had several discussions with representatives of Citi regarding the potential engagement of Citi to act as exclusive financial advisor to the TRMT special committee to assist the TRMT special committee in its evaluation and negotiation of the potential transaction, and, at the direction of the TRMT special committee, Sullivan, as counsel to TRMT (acting through the TRMT special committee), negotiated the terms of a letter agreement memorializing that engagement with representatives of Citi. Following these discussions and negotiations, Citi was formally engaged by the TRMT special committee on March 3, 2021 to act as the exclusive financial advisor to the TRMT special committee and to assist with its evaluation and negotiation of a potential transaction and, if requested, to provide a financial opinion in connection with such a transaction.
On February 26, 2021, the RMRM special committee met to discuss process matters and the engagement of financial advisors and legal counsel and also met with representatives of UBS to discuss UBS’ qualifications and credentials to serve as financial advisor to the RMRM special committee.
Over several weeks following the February 23, 2021 meeting of the RMRM board of trustees and the February 26, 2021 meeting of the RMRM special committee, the RMRM special committee and representatives of Skadden, as counsel to RMRM (acting through the RMRM special committee), had several calls with representatives of UBS to review and discuss UBS’ qualifications and credentials and to negotiate proposed terms of UBS’ engagement as exclusive financial advisor to the RMRM special committee to assist the RMRM special committee in its evaluation and negotiation of the potential transaction.
On March 1, 2021, representatives of Skadden, Sullivan and TRA participated in a teleconference to discuss certain organizational and procedural matters related to the potential transaction.
On March 3, 2021, TRA provided to UBS, Citi, Skadden and Sullivan the following information with respect to each of RMRM and TRMT and their respective loan portfolios: income statement, balance sheet, schedule of loan balances, list of potential deals, and loan performance data and risk rating information.
On March 5, 2021, at the request of the RMRM special committee, UBS provided a memorandum to the RMRM special committee describing UBS’ relationships with each of RMRM, TRMT, TRA, RMR Inc. and certain related companies.
On March 8, 2021, representatives of Skadden, Sullivan, Saul Ewing and TRA participated in a teleconference to further discuss certain organizational and procedural matters related to the potential transaction.

On March 9, 2021, the TRMT special committee met with representatives of Sullivan via teleconference to discuss various organizational matters related to a potential transaction with RMRM, including the Sullivan, Saul Ewing and Skadden engagements, as well as certain procedural and timing considerations. With respect to the proposed legal engagements, the TRMT special committee considered Sullivan’s existing and prior legal engagements with RMRM, RMR LLC and certain related companies, that Skadden had similar existing and prior representations with TRMT, TRA, RMR LLC and certain related companies, and that Saul Ewing had served as Maryland counsel to RMRM, TRMT, RMR LLC and certain related companies. The TRMT special committee also considered the potential benefits of working with Sullivan and Saul Ewing in connection with the potential transaction. Following these discussions, the TRMT special committee determined that Sullivan should serve as its legal counsel and that Saul Ewing should serve as its special Maryland counsel in connection with its consideration of the potential transaction with RMRM. As the last item of business, Sullivan addressed certain procedural matters and discussed with the TRMT special committee matters related to trustee duties under the Maryland REIT Law.
On March 9, 2021, TRA provided additional information with respect to each of RMRM’s and TRMT’s loan portfolio to UBS, Citi, Skadden and Sullivan.
On March 10, 2021, TRA provided updated loan performance data and risk rating information with respect to each of RMRM’s and TRMT’s loan portfolio to UBS, Citi, Skadden and Sullivan.
Also on March 10, 2021, a meeting of the RMRM special committee was held via videoconference, in which representatives of Skadden participated. During this meeting, the RMRM special committee considered and discussed further the potential transaction between RMRM and TRMT. The RMRM special committee also reviewed the UBS engagement letter and UBS disclosure letter setting forth certain prior engagements with affiliates of RMRM. The RMRM special committee also considered Skadden’s existing and prior representations of RMRM, TRMT, TRA, RMR LLC and certain related companies, that Sullivan had similar existing and prior representations with TRMT, RMRM, RMR LLC and such other companies and that Saul Ewing had served as Maryland counsel for TRMT, RMRM, RMR LLC and certain related companies. Thereafter, the RMRM special committee considered the potential benefits of working with UBS, Skadden and Saul Ewing in connection with the potential transaction. After these and further discussions regarding potential terms of the UBS engagement, the RMRM special committee determined to proceed with the engagement of UBS and to negotiate the terms of such engagement. The RMRM special committee also determined that Skadden should serve as its legal counsel and that Saul Ewing should serve as its special Maryland counsel. Skadden also presented information with respect to process considerations and duties of a member of the board of trustees of a Maryland statutory trust under the Maryland Statutory Trust Act.
On March 11, 2021, the TRMT special committee held a meeting via teleconference, in which representatives of TRMT management, Citi and Sullivan participated. During the meeting, Citi reviewed and discussed with the TRMT special committee preliminary information it had provided in advance of the meeting regarding certain financial aspects of a potential combination transaction between TRMT and RMRM and certain financial information regarding the current landscape of the CRE lending market and TRMT and its current loan portfolio, as well as RMRM and its current loan portfolio. Citi next discussed with the TRMT special committee various potential strategic rationales for TRMT to pursue a combination transaction with RMRM, and the potential benefits and risks of such a transaction, and also addressed other potential strategic alternatives that TRMT could pursue and potential associated benefits and risks of those alternatives. The TRMT special committee and Sullivan then discussed certain organizational matters, as well as certain procedural and timing considerations. Following these discussions, the TRMT special committee agreed to continue its consideration of a potential transaction with RMRM and instructed Citi and Sullivan to assist in the further evaluation of the potential transaction.
Also on March 11, 2021, TRA provided a revised forecast for TRMT to UBS, Citi, Skadden and Sullivan, and on March 12, 2021, TRA provided a revised forecast for RMRM to UBS, Citi, Skadden and Sullivan, in each case reflecting an extension of the respective models through 2025, updates to applicable borrower interest rates and interest rates on borrowings under existing repurchase facilities, as well as certain inflation adjustments.
On March 12, 2021, each of RMRM and TRMT (acting through its respective special committee) engaged Saul Ewing as special Maryland counsel, to advise on matters of Maryland law in connection with the potential transaction.

On March 15, 2021, the RMRM special committee engaged UBS to assist with the special committee’s analysis, evaluation and negotiation of a potential transaction and, if requested, to provide an opinion with respect to the fairness to RMRM of the potential transaction with TRMT from a financial point of view.
Also on March 15, 2021, the RMRM special committee and representatives of UBS and Skadden met via videoconference to discuss the potential transaction. In advance of this meeting, participants received written materials from UBS relating to its preliminary financial analysis. During the meeting, representatives of UBS discussed with the RMRM special committee certain preliminary financial aspects of a potential transaction between RMRM and TRMT and potential strategic rationales for and considerations relating to the potential transaction. The RMRM special committee, together with representatives of Skadden and UBS, also discussed the potential benefits and risks of a potential transaction with TRMT. Following this discussion, the RMRM special committee determined to continue to review and evaluate the potential transaction with TRMT and directed UBS to continue its financial analysis.
On March 16, 2021, TRA provided updated five year forecasts and updated loan balances for each of RMRM and TRMT to UBS, Citi, Skadden and Sullivan.
On March 22, 2021, the TRMT special committee met with representatives of TRMT management, Citi and Sullivan to review updated preliminary information provided by Citi in advance of the meeting regarding certain financial aspects of a potential combination transaction between TRMT and RMRM, and potential strategic rationales for the potential transaction. As part of this review and discussion, TRMT management, with the assistance of Citi, addressed various aspects of the TRMT and RMRM loan portfolios, including with respect to number of loans, type of collateral, maturity schedule, interest rate provisions and risk ratings, and responded to questions from the TRMT special committee, including with respect to TRMT management’s expectations regarding further impacts of the COVID-19 pandemic on certain of TRMT’s borrowers and on the CRE lending market generally. TRMT management, with the assistance of Citi, also reviewed and discussed with the TRMT special committee the five year financial projections for both TRMT and RMRM which TRA had prepared on behalf of each company, including the assumptions used in the preparation of these projections, and certain financial information regarding selected public companies and selected precedent transactions involving mortgage REITs. The TRMT special committee then discussed with representatives Citi various financial methodologies that could be used in respect of evaluating the potential transaction with RMRM and the significance of certain of those methods for TRMT, as well as a possible range of exchange ratios for the potential transaction and other financial matters relating to the possible range of exchange ratios and the potential transaction in general. Following that discussion, the TRMT special committee directed Citi to proceed to negotiate, on behalf of the TRMT special committee, directly with UBS regarding the exchange ratio for the potential transaction, within the range discussed at the meeting of the TRMT special committee, which range was based on TRMT’s current book value. The TRMT special committee then considered other matters related to the potential transaction, including the proposed structure for the transaction, which Sullivan described, and pursuant to which TRMT would merge directly with and into RMRM with RMRM continuing as the surviving entity. The TRMT special committee also addressed certain procedural and timing considerations.
On March 23, 2021, at a regularly scheduled meeting of the TRMT board of trustees held via teleconference, in which Sullivan participated, the TRMT special committee provided a report to the TRMT board of trustees regarding its meetings and other activities to date with respect to evaluating a potential transaction with RMRM. Among other things, the TRMT special committee reviewed with the TRMT board of trustees certain preliminary financial information that had been provided by Citi and a range of potential exchange ratios. The TRMT special committee also reviewed the proposed transaction structure whereby TRMT would merge directly with and into RMRM with RMRM continuing as the surviving entity, and addressed other procedural and timing considerations.
On March 25, 2021, representatives of Skadden, Sullivan and Saul Ewing participated in a teleconference to discuss various organizational matters related to the potential transaction and to discuss procedural and timing considerations.
On March 26, 2021, the RMRM special committee met via videoconference with representatives of UBS and Skadden to review additional preliminary financial analysis prepared by UBS and to further discuss the potential transaction. Prior to the meeting, participants received a written presentation prepared by UBS relating to the financial analysis of a potential transaction between RMRM and TRMT. During the meeting, UBS discussed with the RMRM special committee financial aspects of a potential transaction between RMRM and TRMT and potential strategic rationales for and considerations relating to the potential transaction. UBS also presented, and the RMRM special committee discussed, RMRM’s and TRMT’s respective loan portfolios and TRA’s financial projections for each of RMRM and TRMT, including the assumptions used in the preparation of these projections and an analysis of peer companies and comparable precedent transactions. In response to the RMRM special committee’s request for a meeting with RMRM management, representatives of RMRM management joined for a portion of the meeting during which time Mr. Lanois, RMRM’s and TRMT’s chief financial officer and treasurer, provided additional detail, background and management’s perspective with respect to certain loans in TRMT’s portfolio, including the assumptions used in TRMT’s financial projections with respect to the number of active loans, LIBOR interest rates, current expected loan loss provision, general and administrative and shared services costs and management fees and the impact of the COVID-19 pandemic on the businesses operated at certain properties in TRMT’s loan portfolio. Following that discussion, the representatives of RMRM management left the meeting, and the representatives of Skadden described a proposed structure for the potential transaction in which TRMT would merge directly with and into RMRM with RMRM continuing as the surviving entity. Following a discussion of the significance of certain valuation methods for TRMT and a possible range of exchange ratios for the potential transaction implied by the UBS analysis and the financial effect on RMRM shareholders of the proposed transaction with TRMT at various exchange ratios. After due and careful consideration and with assistance from UBS, the RMRM special committee directed UBS to contact Citi and propose an exchange ratio of 0.50 of one RMRM Common Share for each TRMT Common Share, and to report back to the RMRM special committee the results of those discussions.
Following the RMRM special committee meeting on March 26, 2021, and consistent with the RMRM special committee’s directions, UBS contacted Citi and proposed an exchange ratio of 0.50 of one RMRM Common Share for each TRMT Common Share. Consistent with the TRMT special committee’s directions, Citi conveyed the TRMT special committee’s rejection of the proposal, indicating that the TRMT special committee expected an exchange ratio implying an offer price closer to TRMT’s book value per TRMT Common Share and RMRM’s book value per RMRM Common Share, and also relayed to UBS the transaction terms that had been considered by the TRMT special committee.
Later on March 26, 2021, Citi contacted the TRMT special committee to provide an update on the initial exchange ratio that had been proposed by UBS on behalf of the RMRM special committee and Citi’s response to that initial proposal, and the representatives of Citi agreed to keep the TRMT special committee apprised of further developments with respect to these negotiations.
Also on March 26, 2021, UBS contacted the RMRM special committee to provide an update on the discussions with Citi.
On March 29, 2021, the RMRM special committee met via videoconference with representatives of UBS and Skadden to discuss the potential transaction. In advance of the meeting, participants received written materials from UBS setting forth, among other things, the illustrative pro forma effects at various exchange ratios of a transaction with TRMT. At this meeting, UBS reported to the RMRM special committee the TRMT special committee’s rejection of the proposed exchange ratio of 0.50 and provided additional feedback received with respect to the determination of an exchange ratio which would be fair to RMRM and acceptable to TRMT. The RMRM special committee and representatives of UBS then discussed the appropriate metrics for valuing each of RMRM and TRMT, the potential impact of certain loans in TRMT’s portfolio and the rationale for various exchange ratios. The RMRM special committee requested that UBS prepare additional analysis to aid the RMRM special committee in its consideration of an appropriate exchange ratio.
On the evening of March 30, 2021, the RMRM special committee met via videoconference with representatives of UBS and Skadden. In advance of this meeting, participants received a written presentation from UBS. Following a discussion among representatives of UBS and the RMRM special committee regarding the rationale for various exchange ratios in a potential transaction, the consensus of the RMRM special committee was that an exchange ratio of 0.515 would be acceptable. Thereafter the RMRM special committee directed UBS to propose to Citi an exchange ratio of 0.515 of one RMRM Common Share for each TRMT Common Share.

Following the RMRM special committee meeting on March 30, 2021, UBS contacted Citi and proposed an exchange ratio of 0.515 of one RMRM Common Share for each TRMT Common Share.
Later on March 30, 2021, representatives of Citi contacted the TRMT special committee to inform them of the revised exchange ratio of 0.515 that had been proposed by representatives of UBS on behalf of the RMRM special committee and discussed with the TRMT special committee a potential counterproposal based on the range of exchange ratios previously discussed with the TRMT special committee. Following these discussions, the TRMT special committee authorized and directed Citi to propose an exchange ratio of 0.525 of one RMRM Common Share for each TRMT Common Share to UBS, and Citi agreed to do so and to keep the TRMT special committee apprised of further developments with respect to these negotiations. The TRMT special committee also requested that Sullivan coordinate a joint meeting of the TRMT special committee and the TRMT board of trustees, with representatives of Citi participating, to update the TRMT board of trustees with respect to these exchange ratio negotiations.
On March 31, 2021, consistent with the TRMT special committee’s directions, Citi contacted UBS and relayed the TRMT special committee’s counter proposal of 0.525 of one RMRM Common Share for each TRMT Common Share.
On the evening of March 31, 2021, the RMRM special committee met via videoconference with representatives of UBS and Skadden. During this meeting, representatives of UBS described to the RMRM special committee the discussion with representatives of Citi and their reaction to and feedback with respect to the proposed 0.515 exchange ratio. Representatives of UBS reported that representatives of Citi, at the direction of the TRMT special committee, countered with an exchange ratio of 0.525 of one RMRM Common Share for each TRMT Common Share. Following a discussion among representatives of UBS and the RMRM special committee and after careful deliberation, the RMRM special committee directed representatives of UBS to propose a counteroffer of an exchange ratio of 0.52 of one RMRM Common Share for each TRMT Common Share.
Following the RMRM special committee meeting on April 1, 2021, representatives of UBS, per the direction of the RMRM special committee, contacted representatives of Citi to propose an exchange ratio of 0.52 of one RMRM Common Share for each TRMT Common Share.
Following that discussion on April 1, 2021, representatives of Citi contacted the TRMT special committee to relay UBS’ counter offer on behalf of the RMRM special committee of an exchange ratio of 0.52 of one RMRM Common Share for each TRMT Common Share, and it was agreed that the TRMT special committee would present that proposed exchange ratio to the TRMT board of trustees for its preliminary feedback at the joint meeting of the TRMT special committee and the TRMT board of trustees scheduled to be held later that day.
On the afternoon of April 1, 2021, the TRMT special committee and TRMT board of trustees held a joint meeting via teleconference, in which representatives of TRMT management, Citi and Sullivan participated, so that the TRMT board of trustees could receive an update on the TRMT special committee’s activities since its report at the March 23, 2021 meeting of the TRMT board of trustees and also to discuss the updated preliminary information provided by Citi in advance of the meeting regarding preliminary financial aspects of the potential combination transaction between TRMT and RMRM and the potential exchange ratio to be agreed to. The TRMT special committee summarized its efforts to date in evaluating the potential transaction with RMRM, including details of its discussions with Citi and Sullivan. Citi briefly summarized the current landscape of the CRE lending market and the financial and operating performance of certain selected publicly traded mortgage REITs, as well as financial information regarding selected precedent transactions involving combinations of mortgage REITs. Citi then reviewed and discussed various financial considerations related to the proposed combination of TRMT and RMRM and potential strategic rationales for and considerations related to the potential transaction. Among other things, Citi and the TRMT trustees discussed that TRMT has been limited in its ability to access cost-effective capital due to, among other things, the TRMT Common Shares trading at a discount to TRMT’s book value per TRMT Common Share, and that TRMT has therefore been unable to significantly increase its size and the scale of its portfolio by making additional loan investments, that the combined company would have an increased capital base that will improve its access to capital markets, including additional sources of financing that would not be available to TRMT as a standalone company, and potentially reduce the cost of capital, that the proposed transaction was expected to be accretive to cash flow and distributions to shareholders on the currently proposed terms and that because the Merger Consideration consisted of RMRM Common Shares rather than cash, TRMT shareholders would benefit from any increase in the market price of the RMRM Common Shares following the completion of the Merger. Citi also reviewed and discussed with the TRMT trustees certain aspects of the TRMT and RMRM loan portfolios and expectations for the future financial and operating performance of TRMT and RMRM were addressed. Citi then reviewed the certain financial methodologies and discussed the related possible range of exchange ratios for the potential transaction. As part of this discussion, representatives of Citi and the TRMT special committee summarized the specific negotiations with respect to the proposed exchange ratio to date, and reported that the current proposed exchange ratio was 0.52 of one RMRM Common Share for each TRMT Common Share, which ratio was within the range of exchange ratios discussed by the TRMT special committee. A discussion ensued regarding such financial methodologies and the currently proposed exchange ratio, as well as other matters related to the potential transaction with RMRM. Following that discussion, it was the consensus of the TRMT board of trustees that a transaction with RMRM at an exchange ratio of 0.52 would be acceptable for the various reasons discussed during the meeting. Further discussion ensued, after which the TRMT special committee directed Citi, on behalf of the TRMT special committee, to agree to an exchange ratio of 0.52 of one RMRM Common Share for each TRMT Common Share, subject to the TRMT special committee’s and the TRMT board of trustees’ final consideration and approval, and also directed Sullivan to proceed to negotiate definitive transaction documentation on behalf of TRMT with Skadden and Saul Ewing. Sullivan then discussed with the TRMT special committee and the TRMT board of trustees various considerations related to and potential additional terms of the definitive transaction documentation. At the conclusion of the meeting, the TRMT special committee agreed to report back to the TRMT board of trustees at a later date regarding its recommendations with respect to the potential transaction with RMRM. The TRMT special committee agreed to coordinate by phone or email with Sullivan and Citi as appropriate to address issues that may arise during that process.
On the evening of April 1, 2021, UBS informed the RMRM special committee and representatives of Skadden that the TRMT special committee had met and directed the representatives of Citi to agree, on behalf of the TRMT special committee, to an exchange ratio of 0.52 of one RMRM Common Share for each TRMT Common Share, subject to the TRMT special committee’s and the TRMT board of trustees’ final consideration and approval.
On the afternoon of April 2, 2021, the RMRM board of trustees met via videoconference with representatives of UBS, Skadden and Saul Ewing to receive an update on the RMRM special committee’s efforts and to discuss the potential transaction. In advance of the meeting, UBS provided the RMRM board of trustees and management with written materials that included certain financial information and financial projections with respect to each of RMRM and TRMT, details of the loan portfolios of each of TRMT and RMRM as well as information with respect to various exchange ratios and the resulting pro forma ownership of the combined entities. The RMRM special committee provided an overview to the RMRM board of trustees of the special committee’s work in evaluating the potential transaction, including details of its discussions with representatives of UBS and its financial analysis of the potential transaction. Representatives of UBS reviewed their written presentation with the RMRM board of trustees with respect to initial valuation analyses and the strategic rationale and benefits of combining RMRM and TRMT. The RMRM board of trustees, together with representatives of UBS and Skadden, also discussed these benefits including, among other things, that (i) the combination with TRMT would increase the size of RMRM’s loan portfolio without utilizing RMRM’s available cash, which would remain available for future investment and growth of the combined company, (ii) the increased scale would be expected to lower RMRM’s cost of capital and (iii) the potential transaction would be expected to be accretive to expected cash flow and distributions to shareholders at an exchange ratio of 0.52. Representatives of Skadden described the structure and general terms of a potential transaction and identified possible terms that the RMRM special committee and board of trustees would likely need to consider when negotiating definitive transaction agreements. Following a discussion of the potential transaction at the proposed exchange ratio, the RMRM board of trustees indicated that they would be supportive of a transaction with TRMT at an exchange ratio of 0.52 should the RMRM special committee wish to proceed. The RMRM special committee then directed Skadden to proceed to negotiate transaction documents on behalf of RMRM with Sullivan and Saul Ewing.

On April 8, 2021, representatives of Skadden updated the RMRM special committee regarding their negotiations with Sullivan and Saul Ewing regarding the structure and general legal terms for the proposed transaction and received further direction from the RMRM special committee.
On April 9, 2021, representatives of Sullivan, Skadden, Saul Ewing and TRA met via teleconference to discuss various matters related to the potential transaction and to discuss process and structure considerations, including potential voting agreements and treatment of the existing management agreements in the transaction. During this discussion, it was noted that TRMT management and RMRM management were working on certain aspects of transaction diligence, including with respect to any third party consents that may be necessary or advisable in connection with a transaction.
On the evening of April 12, 2021, Sullivan distributed an initial draft of the Merger Agreement to Skadden and Saul Ewing. During the period from April 12, 2021 through April 25, 2021, the RMRM special committee and Skadden exchanged drafts of the Merger Agreement and related agreements and documents, including exhibits and schedules, with the TRMT special committee and Sullivan and engaged in lengthy negotiations of such agreements and documents.
On April 14, 2021, Sullivan distributed to Skadden, Saul Ewing and TRA drafts of certain ancillary agreements, including (i) a letter agreement with respect to the proposed waiver by TRA of its right to receive a termination fee in connection with TRMT’s termination of its management agreement with TRA upon the completion of the Merger; (ii) a draft form of waiver agreement with respect to the proposed waiver of the right to accelerated vesting of outstanding unvested TRMT Share Awards issued pursuant to the TRMT equity compensation plan in connection with the Merger by the executive officers of TRMT and certain other executive officers of TRA and RMR LLC; and (iii) a draft form of voting agreement with respect to TRA’s approximate 19.3% ownership of TRMT Common Shares.
On April 15, 2021, Saul Ewing provided comments on the draft Merger Agreement related to Maryland law.
Also on April 15, 2021, Citi provided information to the TRMT special committee regarding Citi’s relationships with each of TRMT, RMRM, TRA, RMR Inc. and certain related companies.
On April 16, 2021, TRA provided Skadden, UBS, Citi and Sullivan certain updated information with respect to the loan portfolio of each of RMRM and TRMT.
Also on April 16, 2021, Skadden distributed to Sullivan comments to Sullivan’s initial drafts of the Merger Agreement, the TRA waiver agreement and the TRA voting agreement and certain other related documents, and representatives of Skadden and Sullivan participated in a call later that day to discuss the same. Also on April 16, 2021, Saul Ewing distributed to Skadden and Sullivan initial drafts of the proposed amended and restated declaration of trust and bylaws of the combined company.
During the period from April 16, 2021 through April 21, 2021, Skadden and Sullivan participated in calls and exchanged additional mark-ups of the drafts of the Merger Agreement, including exhibits and schedules thereto, and related agreements, including the TRA waiver agreement and the proposed amended and restated declaration of trust and bylaws, engaging in lengthy negotiations of such agreements and documents with the guidance and direction of their respective special committee. During this time period, Sullivan proposed, on behalf of the TRMT special committee, that Diane Portnoy also enter into a voting agreement with respect to her approximately 8.65% ownership of RMRM Common Shares on substantially similar terms as the form of TRA voting agreement. Also during this time period, at the direction of the RMRM special committee and the TRMT special committee, representatives of UBS, Skadden, Citi and Sullivan discussed a proposal to include a termination fee provision in the Merger Agreement and the potential form and amount of such a provision.
On April 20, 2021, TRA provided to Skadden and Sullivan, who in turn provided to the RMRM special committee and UBS, and the TRMT special committee and Citi, respectively, certain calculations with respect to (1) a range of termination fee amounts based on a percentage of the transaction value of the Merger, and (2) the termination fee payable by TRMT upon termination of TRMT’s management agreement with TRA, and an estimate of the fees, including incentive fees, payable to TRA by the combined company following the completion of the Merger. Following receipt of this information, Sullivan and Citi corresponded regarding a potential termination fee provision and certain other potential terms to be included in the Merger Agreement, and Skadden similarly corresponded with UBS regarding the same. Sullivan and Skadden also corresponded directly regarding these matters and other matters related to the draft Merger Agreement.
On April 21, 2021, the RMRM special committee met via teleconference with representatives of UBS and Skadden to discuss the draft Merger Agreement and certain issues related to the proposed transaction. To facilitate these discussions, drafts of the Merger Agreement, the voting agreement between RMRM and TRA and the voting agreement between Diane Portnoy and TRMT, as well as a list of key issues related to the proposed transaction, were circulated to the RMRM special committee in advance of the meeting. During this meeting the RMRM special committee reviewed and discussed the key terms of the draft Merger Agreement and certain ancillary agreements negotiated by Skadden and Sullivan at the direction of the respective special committees. The RMRM special committee also discussed whether to effect a conversion of RMRM from a Maryland statutory trust to a Maryland REIT in connection with the Merger. After considering certain timing and process matters related to effecting a conversion, the RMRM special committee determined to defer any action with respect to a conversion of RMRM and to instead amend RMRM’s declaration of trust in connection with the Merger to permit the RMRM board of trustees to cause RMRM to convert to a Maryland REIT following the completion of the Merger without shareholder approval.
At this same meeting of the RMRM special committee, representatives of Skadden and UBS and the RMRM special committee also discussed whether to seek a termination fee from TRMT if the Merger Agreement was terminated under certain circumstances related to a superior proposal and to require the TRMT board of trustees to submit the TRMT Merger Proposal to a vote of TRMT’s shareholders, regardless of whether the TRMT board of trustees changed its recommendation, a so-called “force the vote” provision. Skadden described each of these terms and representatives of Skadden and UBS provided information on, and a basis for, a termination fee of approximately 4% of the implied equity value of TRMT at the proposed exchange ratio, plus the amount of RMRM’s expenses in connection with the Merger. Following this discussion, the RMRM special committee directed Skadden to revise the Merger Agreement to include the “force the vote” provision and a termination fee equal to 4% of the implied equity value of TRMT at the proposed exchange ratio, payable in certain circumstances.
At the same meeting, the RMRM special committee and representatives of Skadden and UBS discussed the proposed TRA waiver agreement, as well as the information provided by TRA to each special committee on April 20, 2021 with respect to the calculation of the termination fee payable by TRMT upon termination of its management agreement and an estimate of the fees, including incentive fees, payable to TRA by the combined company following the completion of the Merger. Skadden also noted that TRA had indicated that it would not agree to waive the TRMT termination fee in connection with any transaction other than the Merger, including a competing proposal, superior proposal or other transaction or arrangement. Skadden also informed the RMRM special committee that outstanding unvested TRMT Share Awards generally would be rolled over at the exchange ratio into unvested awards of RMRM Common Shares under RMRM’s equity compensation plan, and that the executive officers of TRMT and certain other executive officers of TRA and RMR LLC had waived their right to accelerated vesting of their outstanding unvested TRMT Share Awards in connection with the Merger.
In the afternoon of April 21, 2021, Skadden distributed a revised draft of the Merger Agreement to Sullivan, Saul Ewing and RMRM and TRMT management.
Later in the evening on April 21, 2021, the TRMT special committee met via teleconference to discuss with Sullivan certain terms included in the most recent draft of the Merger Agreement distributed by Skadden. First, Sullivan reviewed and discussed with the TRMT special committee the proposed termination fee provision included in the draft Merger Agreement, whereby RMRM would receive a termination fee of $2.156 million, which amount represented approximately 4% of the implied equity value of TRMT at the proposed exchange ratio, plus the amount of RMRM’s expenses in connection with the Merger, from TRMT if the Merger Agreement was terminated under certain circumstances related to a superior proposal. Sullivan also reported that a provision had been included in the most recent draft of the Merger Agreement which would require the TRMT board of trustees to submit the TRMT Merger Proposal to the TRMT shareholders for approval, regardless of whether the TRMT board of trustees changed its recommendation to TRMT shareholders with respect to approval of the Merger. The TRMT special committee considered these proposed terms and other matters related to the proposed transaction, including the terms of the TRA waiver agreement and the amount of the termination fee that would otherwise be payable by the combined company to TRA upon the completion of the Merger and other fees related to the TRMT and RMRM management agreements with TRA. Sullivan also noted to the TRMT special committee that, pursuant to the Merger Agreement, outstanding unvested TRMT Share Awards generally would be rolled over at the exchange ratio into unvested awards of RMRM Common Shares under RMRM’s equity compensation plan and that the executive officers of TRMT and certain other executive officers of TRA and RMR LLC had waived their right to accelerated vesting of their outstanding unvested TRMT Share Awards in connection with the Merger. The TRMT special committee discussed these and other proposed terms of the draft of the Merger Agreement further. Following the discussions, the TRMT special committee directed Sullivan to finalize negotiations with Skadden regarding the draft Merger Agreement and present final definitive documentation to the TRMT special committee and the TRMT board of trustees for review and consideration.
Also during the evening of April 21, 2021, Saul Ewing distributed to Skadden and Sullivan revised drafts of the proposed amended and restated declaration of trust and bylaws of the combined company.
Early on the morning of April 22, 2021, Sullivan distributed a further revised draft of the Merger Agreement to Skadden, Saul Ewing and TRMT and RMRM management.
On April 22, 2021, a joint meeting of the RMRM special committee and the RMRM board of trustees was held via teleconference, in which representatives of RMRM management, Skadden, Saul Ewing and UBS participated. Drafts of the proposed Merger Agreement with exhibits and schedules and the proposed TRA voting agreement, a summary of the key terms of the Merger Agreement and other information related to the potential transaction, a presentation by UBS and a presentation by Saul Ewing related to duties under Maryland law were circulated to the RMRM trustees in advance of the meeting. During this meeting, the RMRM special committee provided a report on the discussions, negotiations and other activities of the RMRM special committee in connection with its consideration of the potential transaction with TRMT. Skadden next presented an overview of the potential transaction and the key terms of the Merger Agreement, including with respect to the representations being made by RMRM in the Merger Agreement, with respect to the definition of “superior proposals,” with respect to the RMRM board of trustees’ and TRMT board of trustees’ respective ability to change its recommendation and/or terminate the Merger Agreement in certain circumstances and with respect to TRMT’s obligation to hold a special meeting of its shareholders to consider the Merger notwithstanding a change in recommendation by the TRMT board of trustees and to pay a termination fee in certain circumstances related to a superior proposal. Skadden also presented information regarding, and the RMRM trustees considered that, the termination fee payable by TRMT to TRA upon a termination of TRMT’s management agreement with TRA upon the completion of the Merger would be waived by TRA, and that the executive officers of TRMT and certain other executive officers of TRA and RMR LLC had waived their right to accelerated vesting of their outstanding unvested TRMT Share Awards in connection with the Merger.
The representative from Skadden also discussed the proposed terms of the TRA and Diane Portnoy voting agreements and the TRA waiver agreement. Thereafter, representatives of UBS highlighted certain information in the UBS written presentation, including certain updated financial analysis previously provided to the RMRM special committee and the RMRM board of trustees.
Saul Ewing then provided a presentation regarding certain matters of Maryland law, including the duties of a member of the board of trustees of a Maryland statutory trust in the context of a business combination transaction and the standard of conduct required of trustees under Maryland law in connection with the potential transaction considering the various relationships and differing interests among RMRM, TRMT, TRA and RMR LLC and their respective trustees, directors and officers. Representatives of Saul Ewing responded to questions relating to Maryland law from the trustees. Thereafter, the RMRM trustees, together with RMRM management, UBS and Skadden, discussed issues related to the potential transaction and the timing of certain actions.
Immediately following the joint meeting of the RMRM special committee and the RMRM board of trustees meeting on April 22, 2021, the RMRM special committee met with representatives of UBS and

Skadden to further discuss the proposed transaction and the information delivered prior to and during the joint meeting. The RMRM special committee also considered updated information regarding UBS’ relationships with each of RMRM, TRMT, TRA and RMR Inc. and certain related companies, which had been provided by UBS at the request of the RMRM special committee and provided to the RMRM special committee in advance of the meeting. Representatives of UBS then informed the RMRM special committee that UBS was prepared to render, prior to the next meeting of the RMRM special committee, a written fairness opinion that the Merger is fair to RMRM from a financial point of view.
On April 23, 2021, a joint meeting of the TRMT special committee and the TRMT board of trustees was held via teleconference, with representatives of TRMT management, Citi, Sullivan and Saul Ewing participating. Prior to the meeting, attendees were provided with drafts of the Merger Agreement (including exhibits and schedules) and the TRA and Diane Portnoy voting agreements, a Merger Agreement and transaction summary, information regarding TRMT’s management agreement with TRA, preliminary updated information from Citi regarding financial aspects of the proposed transaction and presentation materials from Saul Ewing regarding trustee duties under Maryland law. The TRMT special committee provided a report to the TRMT board of trustees as to the activities of the TRMT special committee in connection with its consideration of the potential transaction with RMRM. Sullivan next reviewed and discussed the Merger Agreement and transaction summary, highlighting certain representations being made by TRMT in the Merger Agreement and interim operating covenants, the ability of the TRMT board of trustees and RMRM board of trustees to change its respective recommendation and/or terminate the Merger Agreement in certain circumstances and TRMT’s obligation to present the Merger to the TRMT shareholders for approval notwithstanding a change in recommendation by the TRMT board of trustees. Sullivan also reviewed the terms of the TRA waiver agreement and the voting agreements with TRA and Diane Portnoy. Citi discussed with the TRMT special committee and the TRMT board of trustees the preliminary updated information regarding financial aspects of the proposed transaction, highlighting changes from the financial information previously reviewed by the TRMT board of trustees. Saul Ewing then reviewed its presentation materials regarding the duties of a member of the board of trustees of a Maryland statutory trust in the context of a business combination transaction and the standard of conduct required of trustees under Maryland law in connection with the potential transaction considering the various relationships and differing interests among TRMT, RMRM, TRA and RMR LLC and their respective trustees, directors and officers. The TRMT trustees, together with TRMT management, Sullivan and Citi, discussed issues related to the potential transaction and the timing of certain actions. Among other things, the current form of the termination fee provision included in the Merger Agreement was considered further, and the trustees discussed whether TRMT should propose that RMRM also be required to pay a termination fee in the same amount in connection with its termination of the Merger Agreement in certain circumstances. The TRMT trustees considered this proposal further with Citi and Sullivan, and following discussion, the TRMT special committee directed Citi and Sullivan to propose that the termination fee be mutual to UBS and Skadden.
Immediately following the joint meeting of the TRMT special committee and TRMT board of trustees meeting on April 23, 2021, the TRMT special committee met with representatives of Citi and Sullivan to further discuss the proposed transaction and the information delivered prior to and during the joint meeting. The TRMT special committee also considered updated information regarding Citi’s relationships with each of TRMT, RMRM, TRA and RMR Inc. and certain related companies, which Citi had provided to the TRMT special committee in advance of the meeting. Following further discussion, Citi informed the TRMT special committee that Citi was prepared to deliver its financial opinion in connection with the transaction when requested by the TRMT special committee.
Following the meetings of the TRMT board of trustees and the TRMT special committee on April 23, 2021, and consistent with the TRMT special committee’s directions, Citi contacted UBS and Sullivan contacted Skadden, in each case, to discuss TRMT’s request for a mutual termination fee. That evening, the RMRM special committee met with representatives of Skadden and UBS to discuss TRMT’s request that RMRM agree to (i) pay a termination fee to TRMT if RMRM terminates the Merger Agreement in certain situations related to a superior proposal in respect of RMRM and (ii) a request from TRA that RMRM include certain of the expenses that TRA had paid pursuant to TRMT’s management agreement in the calculation of the termination fee under RMRM’s management agreement with TRA in respect of TRA’s agreement to waive its right to a termination fee from TRMT. Representatives of Skadden further explained the impact of these proposed terms and representatives of UBS described situations in which RMRM would be responsible for payment of a termination fee to TRMT. Representatives of UBS informed the RMRM special committee that TRMT had requested a termination fee of 4%, the amount of the termination fee payable to TRMT upon RMRM’s termination of the Merger Agreement in certain situations. Following a discussion of the issues raised by TRMT’s requested terms and after careful consideration, the RMRM special committee determined that the terms proposed by TRMT were acceptable, pending approval by the RMRM board of trustees, and directed representatives of Skadden to include these terms in the next draft of the Merger Agreement.
On the evening of April 23, 2021, representatives of Skadden informed Sullivan and TRA that the RMRM special committee had met and determined to accept (i) an RMRM termination fee of $2.156 million payable to TRMT upon RMRM’s termination of the Merger Agreement in certain circumstances related to a superior proposal and (ii) TRA’s proposal for RMRM to include certain of the expenses TRA had paid pursuant to TRMT’s management agreement in the calculation of the termination fee under RMRM’s management agreement with TRA, in each case, subject to RMRM board of trustees approval. Later on the evening of April 23, 2021, Skadden distributed a revised Merger Agreement to RMRM and TRMT management, Sullivan and Saul Ewing.
On the morning of April 24, 2021, Sullivan informed the TRMT special committee that the RMRM special committee had met and determined to accept (i) an RMRM termination fee of $2.156 million payable to TRMT upon RMRM’s termination of the Merger Agreement in certain circumstances related to a superior proposal and (ii) RMRM’s inclusion of certain of the expenses TRA had paid pursuant to TRMT’s management agreement in the calculation of the termination fee under RMRM’s management agreement with TRA. The TRMT special committee indicated its agreement with these terms, as revised. Thereafter, Sullivan contacted Skadden to report that the TRMT special committee had agreed to the terms in the revised Merger Agreement.
On April 25, 2021, Skadden and Sullivan further revised the Merger Agreement, exhibits and schedules and related agreements.
On the morning of April 26, 2021, a joint meeting of the RMRM special committee and the RMRM board of trustees was held via teleconference, in which representatives of RMRM management Skadden and UBS participated. Copies of the revised Merger Agreement marked to reflect changes to the April 22, 2021 draft, the revised TRA waiver agreement, marked to reflect changes to the April 22, 2021 draft, the amended and restated declaration of trust and bylaws of the combined company, each marked to show changes from RMRM’s existing declaration of trust and bylaws, and the fairness opinion and valuation materials of UBS were provided to participants in advance of the meeting. The RMRM special committee provided an update on the revisions to the terms of the Merger Agreement, including the addition of an RMRM $2.156 million termination fee and RMRM’s inclusion of certain of the expenses TRA had paid pursuant to TRMT’s management agreement in the calculation of the termination fee under RMRM’s management agreement with TRA. Skadden described the negotiations that occurred over the prior several days and explained the proposed revisions to the Merger Agreement and the proposed changes to RMRM’s declaration of trust and bylaws, including the change to the declaration of trust to allow the board of trustees to cause the combined company to convert into a Maryland REIT without shareholder approval, provided that at least 75% of the trustees approve such conversion.
During this meeting, UBS reviewed with the RMRM special committee and the RMRM board of trustees UBS’ financial analysis of the exchange ratio and rendered an oral opinion, confirmed by delivery of a written opinion dated April 26, 2021, to the RMRM special committee to the effect that, as of such date and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the exchange ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to RMRM. The meeting of the RMRM board of trustees then temporarily adjourned.
During the temporary adjournment of the RMRM board of trustees meeting, the RMRM special committee met with representatives of Skadden and UBS to discuss further various matters related to the potential transaction. The RMRM special committee also reviewed various relationships and interests among RMRM, TRMT, TRA and RMR LLC and their respective trustees, directors and officers. Following these discussions, it was the consensus of the RMRM special committee that the Merger Agreement, the Merger and the other Transactions to which RMRM is a party, including the RMRM Share Issuance are fair and reasonable and advisable to, and in the best interests of, RMRM and the RMRM special committee thereafter resolved to recommend to the RMRM board of trustees, among other things, that the RMRM board of trustees (i) approve the Merger Agreement, the Merger and the other Transactions to which RMRM is a party, including the RMRM Share Issuance; (ii) direct that the RMRM Share Issuance Proposal be submitted for consideration at the RMRM special meeting; and (iii) recommend that the holders of RMRM Common Shares vote in favor of approval of the RMRM Share Issuance Proposal and include such recommendation in this joint proxy statement/prospectus.
After the meeting of the RMRM special committee, the meeting of the RMRM board of trustees reconvened, with representatives of RMRM management, Skadden and UBS participating, and the RMRM special committee reported the recommendation of the RMRM special committee as to the Merger Agreement, the Merger and the other Transactions to which RMRM is a party. Thereafter the RMRM board of trustees reviewed various relationships and interests among RMRM, TRMT, TRA and RMR LLC and their respective trustees, directors and officers. After further discussion and deliberation, the independent trustees of RMRM, followed by the RMRM board of trustees, unanimously declared that the Merger Agreement, the Merger and the other Transactions to which RMRM is a party are fair and reasonable and advisable to, and in the best interests of, RMRM, and unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Merger and the other Transactions to which RMRM is a party, (ii) directed that the RMRM Share Issuance Proposal be submitted for consideration at a special meeting of RMRM shareholders, and (iii) resolved to recommend that the holders of RMRM Common Shares vote in favor of the approval of the RMRM Share Issuance Proposal and to include such recommendation in this joint proxy statement/prospectus.
Later in the morning on April 26, 2021, a joint meeting of the TRMT special committee and the TRMT board of trustees was held via teleconference, with representatives of Sullivan, Citi and TRMT management participating. Prior to the meeting, the meeting attendees were provided with revised drafts of the Merger Agreement and the TRA waiver agreement, each marked to reflect changes to the April 22, 2021 draft, a draft of the proposed amended and restated declaration of trust and bylaws of the combined company, each marked to show changes from RMRM’s declaration of trust and RMRM’s bylaws, and materials from Citi regarding its financial analysis of the transaction and its related financial opinion. The TRMT special committee reported on the changes to the draft Merger Agreement from the April 23, 2021 draft, including the addition of an RMRM $2.156 million termination fee and RMRM’s inclusion of certain expenses TRA had paid pursuant to TRMT’s management agreement in the calculation of the termination fee under RMRM’s management agreement with TRA. Sullivan reviewed certain proposed changes to RMRM’s declaration of trust and RMRM’s bylaws in connection with the Merger from the existing versions, including the addition of a provision in the declaration of trust which would allow the combined company board of trustees to convert the combined company from a Maryland statutory trust to a Maryland REIT without shareholder approval, provided that at least 75% of the trustees approve such conversion. Next, Citi reviewed with the TRMT special committee Citi’s financial analysis of the exchange ratio and rendered an oral opinion, confirmed by delivery of a written opinion dated April 26, 2021, to the TRMT special committee to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the exchange ratio provided for in the Merger Agreement was fair, from a financial point of view, to holders of TRMT Common Shares (other than, as applicable, RMRM and its affiliates).
During a temporary adjournment of the TRMT board of trustees meeting, the TRMT special committee met with Sullivan to discuss further various matters related to the potential transaction. The TRMT special committee also reviewed various relationships and interests among TRMT, RMRM, TRA and RMR LLC and their respective trustees, directors and officers. Following these discussions, it was the consensus of the TRMT special committee that the Merger, the Merger Agreement and the other Transactions to which TRMT is a party are fair and reasonable and advisable to, and in the best interests of, TRMT, and the TRMT special committee thereafter resolved to recommend to the TRMT board of trustees, among other things, that the TRMT board of trustees (i) approve the Merger, the Merger Agreement and the other Transactions to which TRMT is a party; (ii) direct that the Merger and the other Transactions to which TRMT is a party be submitted for consideration at the TRMT special meeting; and (iii) recommend that the holders of TRMT Common Shares vote in favor of approval of the Merger and the other Transactions to which TRMT is a party and include such recommendation in the joint proxy statement for such meeting.
After the meeting of the TRMT special committee, the meeting of the TRMT board of trustees reconvened, with Sullivan and TRMT management participating, and the TRMT special committee reported the recommendation of the TRMT special committee as to the Merger Agreement, the Merger and the other Transactions to which TRMT is a party. Thereafter the TRMT board of trustees reviewed various relationships and interests among TRMT, RMRM, TRA and RMR LLC and their respective trustees, directors and officers. After further discussion and deliberation, the independent trustees of TRMT, followed by the TRMT board of trustees, unanimously declared that Merger, the Merger Agreement and the other Transactions to which TRMT is a party are fair and reasonable and advisable to, and in the best interests of, the Trust, and unanimously (i) approved, adopted and declared advisable the Merger, the Merger Agreement and the other Transactions to which TRMT is a party, (ii) directed that the Merger and the other Transactions to which TRMT is a party be submitted for consideration at a special meeting of TRMT shareholders, and (iii) resolved to recommend that the holders of TRMT Common Shares vote in favor of the approval of the Merger and the other Transactions to which TRMT is a party and to include such recommendation in this joint proxy statement/prospectus.
Later on April 26, 2021, RMRM and TRMT management, Skadden, Sullivan and Saul Ewing finalized the Merger Agreement and related documents. Thereafter, RMRM and TRMT executed and delivered the Merger Agreement, the TRA waiver agreement and the TRA and Diane Portnoy voting agreements. Following the close of trading on Nasdaq that day, RMRM and TRMT issued a joint press release and related presentation announcing the Merger and other Transactions, and filed respective Current Reports on Form 8-K with the SEC with respect to the same.
On Wednesday, April 28, 2021, representatives of RMRM and TRMT management hosted a joint conference call to discuss the Merger and other Transactions.
On May 11, 2021, TRMT management received and forwarded to the TRMT board of trustees a letter from an unaffiliated third party inquiring about a potential transaction involving that party and TRMT. On May 17, 2021, a joint meeting of the TRMT special committee and TRMT board of trustees, with TRMT management, Citi, Sullivan and Saul Ewing participating, was held via teleconference to review and consider the letter. At the conclusion of that meeting, it was the consensus of the TRMT special committee and the TRMT board of trustees, separately, that the TRMT board of trustees would not engage with the third party at that time. Following that meeting, at the direction of the TRMT board of trustees, TRMT management sent a written response to the third party letter which stated that the TRMT board of trustees determined not to engage with that party at that time.
Recommendation of the RMRM Board of Trustees and its Reasons for the Merger and the Other Transactions
The decision of the RMRM special committee to recommend that the RMRM board of trustees approve, and the decision of the RMRM board of trustees to approve, the Merger Agreement, the Merger and the other Transactions to which RMRM is a party, including the RMRM Share Issuance, was the result of careful consideration by the RMRM special committee and the RMRM board of trustees of numerous factors, including the following material factors:
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Recommendation of the RMRM Special Committee.   The RMRM board of trustees considered the unanimous recommendation of the RMRM special committee that the RMRM board of trustees approve the Merger, the Merger Agreement and the other Transactions to which RMRM is a party, including the RMRM Share Issuance, as well as the independence of the members of the RMRM special committee making such recommendation and the independence, experience and qualifications of UBS to act as the financial advisor to the RMRM special committee.

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Meaningful Increases in Portfolio Scale, Quality and Geographic Scope.   The Merger would result in a combined company with significantly increased scale as compared to RMRM or TRMT on a standalone basis, increasing the size and scale of RMRM’s portfolio from seven active loans to twenty active loans, based on loans held by RMRM and TRMT as of April 15, 2021. The combined company’s fully invested total assets are expected to approach $1.0 billion, based on the expected capital available to RMRM for future investment, loans held by RMRM and TRMT as of April 15,

2021 and further credit facilities that the combined company expects to establish. In addition, the Merger would expand RMRM’s geographic exposure from 5 to 14 states as of April 15, 2021. The combined company is expected to become a leading mortgage REIT with greater scale and broader growth potential focused on originating and investing in first mortgage loans secured by middle market and transitional CRE properties.
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Enhanced Diversification.   The combined company is expected to have an enhanced diversification of properties securing its loans, which is expected to augment the strength and stability of RMRM’s portfolio. Based on loans held as of April 15, 2021, the properties securing RMRM’s loan commitments were 8% retail properties, 33% office properties, 23% industrial properties, 21% multifamily properties, and 15% lab properties. Based on loans held as of April 15, 2021, the properties securing TRMT’s loan commitments were 9% hotel properties, 37% office properties, 19% industrial properties, 18% multifamily properties, and 17% retail properties. The combined portfolios of RMRM and TRMT will provide greater diversification of property type for the combined company.

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Accretive to Distributable Earnings.   Based on certain financial assumptions, the Merger is expected to be accretive to RMRM’s Distributable Earnings.

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Improved Access to Capital Markets.    The combined company is expected to have an expanded capital base that will improve its access to capital markets, including additional sources of financing, and potentially reduce the cost of capital.

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Greater Market Visibility.   The combined company’s larger size and scale are expected to provide greater market visibility than RMRM currently has as a standalone company, which may result in increased transaction volume.

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Efficient Integration of Businesses.   RMRM and TRMT share the same executive management team and are each managed by TRA. The combined company will continue to be managed by TRA and this continuity of management is expected to simplify and accelerate the process of integration following the completion of the Merger.

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Continuity of Ownership.   RMRM shareholders are expected to own 70% of the outstanding shares of the combined company immediately after the Merger and will continue to participate in the potential future growth of the combined company, including any potential growth as a result of its increased size, enhanced portfolio metrics and broader business strategy.

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Opportunity for Cost Synergies.   The Merger combines two complementary portfolios with similar business strategies and investment focus, enabling the combined company to realize cost synergies and expense savings, which are currently expected to be approximately $1.6 million annually, including as a result of reduced corporate general and administrative costs, reduced SEC filing requirements and other cost savings as a result of maintaining one public company rather than two.

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Familiarity with Businesses.   The RMRM special committee’s and the RMRM board of trustees’ understanding of the information concerning RMRM’s and TRMT’s respective businesses, financial performance, conditions, operations, management, competitive positions, prospects and share performance, including RMRM management’s familiarity with TRMT and its assets, liabilities, earnings, financial condition, business and prospects, confirmed its positive view of TRMT’s business and supported the determination that the combined company would have a strong foundation for future performance.

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TRA Waiver Agreement.   TRA has agreed to waive its right to receive payment of a termination fee in the amount of approximately $11.2 million that would otherwise be payable upon TRMT’s termination of the TRA management agreement at the closing of the Merger, thus eliminating an expense that RMRM would otherwise have to assume in connection with the Merger, which waiver by TRA applies only in respect of the Merger and does not apply in respect of any competing proposal or superior proposal or to any other transaction or arrangement.

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Waiver of Accelerated Vesting.   The executive officers of TRMT and certain other executive officers of TRA and RMR LLC have waived their right to accelerated vesting of their outstanding unvested TRMT Share Awards in connection with the Merger. Instead, upon the completion of the Merger, those outstanding TRMT Share Awards will be converted at the exchange ratio into unvested awards of RMRM Common Shares under RMRM’s equity compensation plan with comparable vesting terms, thus continuing to provide incentives to recipients of those awards.
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Likelihood of Completion.   The RMRM special committee and the RMRM board of trustees considered the commitment of both parties to complete the Merger and the other Transactions in a timely manner pursuant to their respective obligations under the Merger Agreement, the perceived benefits to RMRM of the Merger and the other Transactions, TRA’s obligation to vote its approximate 19.3% ownership interest in TRMT as of April 26, 2021 in favor of the TRMT Merger Proposal and Diane Portnoy’s obligation to vote her approximately 8.65% ownership interest in RMRM as of April 26, 2021 in favor of the RMRM Share Issuance Proposal.

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Likelihood of Alternatives.   In consultation with its legal and financial advisors, the RMRM special committee and the RMRM board of trustees considered the likelihood of other potential counterparties emerging who would propose to engage in a transaction with RMRM that would be more favorable to RMRM shareholders than the Merger and the other Transactions and also considered that, should such another party emerge and make a superior offer, RMRM would be able to terminate the Merger Agreement to accept such superior proposal, subject to compliance with the applicable provisions of the Merger Agreement, including payment of a termination fee in certain circumstances (for more information, see “— Background of the Merger and the Other Transactions” beginning on page 91 and “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Termination of the Merger Agreement — Termination by RMRM” beginning on page 178 of this joint proxy statement/prospectus).

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Opinion of Financial Advisor.   The RMRM special committee and the RMRM board of trustees considered the opinion of UBS, dated April 26, 2021, to the RMRM special committee, to the effect that, as of such date and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the exchange ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to RMRM, as more fully described in the section entitled “— Opinion of Financial Advisor to the RMRM Special Committee” beginning on page 116 of this joint proxy statement/prospectus.

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The Terms and Conditions of the Merger Agreement.   The RMRM special committee and the RMRM board of trustees considered the terms and conditions of the Merger Agreement, including:

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the fixed exchange ratio;

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the provisions permitting RMRM, prior to receiving RMRM shareholder approval for the RMRM Share Issuance Proposal, to furnish non-public information to, and engage in discussions with, a third party that makes an unsolicited proposal to engage in a competing transaction that constitutes or is reasonably likely to result in a superior proposal, provided that RMRM provides any non-public information shared with such third party to TRMT concurrently (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

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the provisions permitting the RMRM board of trustees (or an authorized committee thereof), prior to receiving RMRM shareholder approval for the RMRM Share Issuance Proposal, under certain circumstances, to withhold, withdraw, modify or qualify its recommendation with respect to the Merger and the other Transactions and/or terminate the Merger Agreement, and enter into a definitive agreement for a transaction that constitutes a superior proposal if the RMRM board of trustees (or an authorized committee thereof) receives an unsolicited proposal to engage in a business combination transaction that, in the good faith determination of the RMRM board of trustees (or an authorized committee thereof), after consultation with its outside legal counsel and financial advisors, constitutes a transaction that, if completed, would be more favorable to RMRM shareholders than the Merger (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement —  Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 and “The Merger Agreement and Voting Agreements — Description of the Merger

Agreement — Termination of the Merger Agreement — Termination by RMRM” beginning on page 178 of this joint proxy statement/prospectus);
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the provisions permitting the RMRM board of trustees (or an authorized committee thereof), prior to receiving RMRM shareholder approval for the RMRM Share Issuance Proposal, under certain circumstances, to withhold, withdraw, modify or qualify its recommendation with respect to the Merger and the other Transactions in the event of a material change, event, effect, occurrence, consequence or development that was not known and not reasonably foreseeable by the RMRM board of trustees or such committee as of the date of the Merger Agreement (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

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that, in the event the RMRM board of trustees (or an authorized committee thereof) withholds, withdraws, modifies or qualifies its recommendation with respect to the Merger and the other Transactions in a manner that is permitted by the Merger Agreement, RMRM is not required to hold a meeting of its shareholders to approve the Merger;

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that a termination fee is payable upon termination of the Merger Agreement by either party under certain circumstances related to a superior proposal;

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that TRMT is required to submit the TRMT Merger Proposal to its shareholders even if the TRMT board of trustees changes its recommendation; and

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that the RMRM Share Issuance is subject to the approval of RMRM’s shareholders.

The RMRM special committee and the RMRM board of trustees also considered the following potentially negative factors in its deliberations:
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the risk that RMRM (or, following the completion of the Merger, the combined company) may not fully realize the anticipated strategic benefits and operational efficiencies or other anticipated benefits of the Merger within the expected timeframe or not realize them at all;

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the possible disruption to and limitations on RMRM’s or TRMT’s business and operations that may result from the announcement of the Merger and the other Transactions;

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the terms of the Merger Agreement regarding the restrictions on the operation of RMRM’s business during the period between the date of the Merger Agreement and completion of the Merger;

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the terms of the Merger Agreement that limit the ability of RMRM to solicit, initiate or knowingly facilitate or knowingly encourage competing acquisition proposals and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

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the terms of the Merger Agreement permitting TRMT to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal;

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the risk that RMRM’s or TRMT’s financial profile could change between the date of the Merger Agreement and completion of the Merger (including as a result of actions taken in accordance with the Merger Agreement), which could impact the value of the combined company’s common shares;

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the possibility that the Merger may not be completed or may be unduly delayed because conditions to closing may not be satisfied or waived, including:

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the condition that TRMT shareholders approve the TRMT Merger Proposal;

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the condition that RMRM shareholders approve the RMRM Share Issuance Proposal; and

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other conditions that are outside of RMRM’s control;

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if the Merger is not completed, the resulting public announcement of the termination of the Merger Agreement could have an adverse effect on:

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the market price of RMRM Common Shares;

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RMRM’s operating and financial results, particularly in light of the costs incurred in connection with the Transactions; and

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RMRM’s ability to increase its portfolio size and asset value;

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the substantial costs and expenses to be incurred in connection with the Merger and the other Transactions, and the transaction expenses arising from the Merger and the other Transactions;

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the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to complete the Merger and the other Transactions;

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the possible effects of the announcement or completion of the Merger, including any lawsuit, action or proceeding initiated in respect of the Merger and the other Transactions;

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the risk that RMRM and TRMT may not meet their respective financial projections or may experience changes in their respective businesses that adversely affect the combined company;

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the absence of appraisal rights for RMRM shareholders under Maryland law; and

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the types and nature of the risks described in the section entitled “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.

In addition, the RMRM special committee and the RMRM board of trustees considered that certain of RMRM’s trustees and executive officers and RMRM’s manager, TRA, have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of RMRM shareholders generally, which may create potential conflicts of interest or the appearance thereof. In considering the recommendation of the RMRM special committee and the RMRM board of trustees with respect to the Merger and the other Transactions, you should be aware of these interests. For more information on these interests, see “—Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions” beginning on page 135 of this joint proxy statement/prospectus.
The RMRM special committee and the RMRM board of trustees also considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement, including those discussed below, each of which supported its determination with respect to the Merger and the other Transactions to which RMRM is a party:
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the members of the RMRM special committee have served on the RMRM board of trustees and are familiar with, and understand, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of RMRM and TRMT;

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the RMRM special committee retained legal and financial advisors with knowledge and experience with respect to public merger and acquisition transactions, REITs and RMRM particularly, as well as substantial experience advising REITs and other companies with respect to transactions similar to the Merger and the other Transactions, and these legal and financial advisors interacted with the RMRM special committee directly and regularly throughout the process, which provided the RMRM special committee with perspectives on the process from outside advisors;

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the compensation of the members of the RMRM special committee is in no way contingent on their recommending approval of the Merger Agreement or the Merger and the other Transactions to the RMRM board of trustees, and the members of the RMRM special committee would not personally benefit from completion of the Merger and the other Transactions in a manner different from the RMRM shareholders;

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the terms and conditions of the Merger Agreement were determined through negotiations between the RMRM special committee and the TRMT special committee and their respective representatives and advisors; and

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the RMRM special committee had no obligation to approve or recommend any transaction.

Although the foregoing discussion sets forth the material factors considered by the RMRM special committee in making its recommendation to the RMRM board of trustees, and the RMRM board of trustees in reaching its recommendation to the RMRM shareholders, it may not include all of the factors considered by the RMRM special committee or the RMRM board of trustees, and each trustee may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the RMRM special committee and the RMRM board of trustees did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective recommendations. The RMRM special committee and the RMRM board of trustees realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the RMRM special committee and the RMRM board of trustees each concluded that the potential positive factors described above significantly outweighed the negative factors described above. The recommendation was made after consideration of all of the factors as a whole. RMRM cannot provide any assurance that material changes in the operations or performance of RMRM or in the financial projections for RMRM prepared by RMRM’s management and provided to the TRMT special committee’s and the RMRM special committee’s respective financial advisors will not occur prior to or after the RMRM special meeting or prior to the completion of the Merger and the other Transactions.
For the reasons set forth above, the RMRM special committee and the RMRM board of trustees unanimously determined that the Merger Agreement, the Merger and the other Transactions to which RMRM is a party are fair and reasonable and advisable to, and in the best interests of, RMRM.
The RMRM board of trustees unanimously recommends to RMRM’s shareholders that they vote “FOR” the RMRM Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal.
This explanation of RMRM’s reasons for the Merger and the other Transactions to which RMRM is a party and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 70 of this joint proxy statement/prospectus.
Recommendation of the TRMT Board of Trustees and its Reasons for the Merger and the Other Transactions
The decision of the TRMT special committee to recommend that the TRMT board of trustees approve, and the decision of the TRMT board of trustees to approve, the Merger Agreement, the Merger and the other Transactions to which TRMT is a party was the result of careful consideration by the TRMT special committee and the TRMT board of trustees of numerous factors, including the following material factors:
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Recommendation of the TRMT Special Committee.   The TRMT board of trustees considered the unanimous recommendation of the TRMT special committee that the TRMT board of trustees approve the Merger, the Merger Agreement and the other Transactions to which TRMT is a party, as well as the independence of the members of the TRMT special committee making such recommendation and the independence, experience and qualifications of Citi to act as the financial advisor to the TRMT special committee.

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Industry and Business Considerations.   The TRMT special committee and the TRMT board of trustees considered the financial condition, results of operations, business, and financing prospects of TRMT and current and historical industry conditions, including the following:

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the views of the TRMT special committee and the TRMT board of trustees with respect to the business, financial condition, current business strategy and prospects of TRMT and related concern and challenges, including that the TRMT Common Shares have traded at a discount to TRMT’s book value per TRMT Common Share since its initial public offering in September 2017, which has made it difficult for TRMT to utilize capital market transactions to obtain cost-effective capital to make additional loan investments and significantly increase its size and scale; and

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the challenges facing the CRE lending market in general, including uncertainty regarding the outlook for interest rates and the financial markets generally.

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Difficult to Increase Size and Scale Without Merger.   TRMT has been limited in its ability to access cost-effective capital due to, among other things, the TRMT Common Shares trading at a discount to

TRMT’s book value per TRMT Common Share, and as a result, TRMT has been unable to significantly increase the size and scale of its portfolio by making additional loan investments. Absent the Merger, TRMT will have to rely on additional equity issuances, which may be dilutive to TRMT shareholders, or on debt financings, which may require TRMT to use a large portion of its cash flow from operations to fund its debt service obligations, thereby reducing funds available for its operations, future business opportunities, distributions to TRMT shareholders or other purposes.
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Improved Access to Capital Markets and Increased Public Float.   The combined company is expected to have an increased capital base that will improve its access to capital markets, including additional sources of financing that would not be available to TRMT as a standalone company, and potentially reduce the cost of capital. The combined company will also have an increased public float which may positively impact the market value of the combined company’s common shares.

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Meaningful Increases in Portfolio Scale, Quality and Geographic Scope.    The Merger would result in a combined company with significantly increased scale as compared to TRMT or RMRM on a standalone basis, increasing the size and scale of TRMT’s portfolio from 13 active loans to 20 active loans, based on loans held by TRMT and RMRM as of April 15, 2021. The combined company’s fully invested total assets are expected to approach $1.0 billion, based on the expected capital available to RMRM for future investment, loans held by TRMT and RMRM as of April 15, 2021 and further credit facilities that the combined company expects to establish. In addition, the Merger would expand TRMT’s geographic exposure from nine to 14 states as of April 15, 2021. The combined company is expected to become a leading mortgage REIT with greater scale and broader growth potential focused on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate properties.

•
Enhanced Diversification.   The combined company is expected to have an enhanced diversification of properties securing its loans, which is expected to minimize the concentration risk of individual loans and augment the strength and stability of TRMT’s portfolio. Based on loans held as of April 15, 2021, the properties securing TRMT’s loan commitments were 9% hotel properties, 37% office properties, 19% industrial properties, 18% multifamily properties and 17% retail properties, and the properties securing RMRM’s loan commitments were 8% retail properties, 33% office properties, 23% industrial properties, 21% multifamily properties and 15% lab properties. The combined portfolios of TRMT and RMRM will provide greater diversification of property type for the combined company.

•
Accretive to Shareholders.   Based on certain financial assumptions, the Merger is expected to be accretive to TRMT’s shareholders.

•
Greater Market Visibility.   The combined company’s larger size and scale are expected to provide greater market visibility than TRMT currently has as a standalone company, which may result in increased transaction volume.

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Efficient Integration of Businesses.   TRMT and RMRM share the same executive management team and are each managed by TRA. The combined company will continue to be managed by TRA and this continuity of management is expected to simplify and accelerate the process of integration following the completion of the Merger.

•
Continuity of Ownership.   TRMT shareholders are expected to own 30% of the outstanding shares of the combined company immediately after the Merger and will have the opportunity to continue to participate in the potential future growth of the combined company, including any potential growth as a result of its increased size, enhanced portfolio metrics and broader business strategy.

•
Attractive Valuation.   The Merger would provide TRMT shareholders with the opportunity to receive shares in the combined company at an attractive valuation for their TRMT Common Shares. Based on the closing prices of RMRM’s and TRMT’s common shares on April 23, 2021, the implied offer price was approximately $6.55 per TRMT Common Share, which represents a premium of 6% and 9% to the closing price and the volume weighted average price, respectively, for the 30 trading days ended on April 23, 2021.

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Participation in Upside.   Because the Merger Consideration is based on a fixed exchange ratio, TRMT shareholders who receive RMRM Common Shares in the Merger will benefit from any increase in the market price of RMRM Common Shares prior to the closing of the Merger.

•
Merger Consideration Not Currently Taxable.   The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the IRC and the consideration to be received in the Merger is, therefore, not expected to be taxable to TRMT shareholders.

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Opportunity for Cost Synergies.   The Merger combines two complementary portfolios with similar business strategies and investment focus, enabling the combined company to realize cost synergies and expense savings, which are currently expected to be approximately $1.6 million annually, including as a result of reduced corporate general and administrative costs, reduced SEC filing requirements and other cost savings as a result of maintaining one public company rather than two.

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Familiarity with Businesses.   The TRMT special committee’s and the TRMT board of trustees’ understanding of the information concerning TRMT’s and RMRM’s respective businesses, financial performance, conditions, operations, management, competitive positions, prospects and share performance, including TRMT management’s familiarity with RMRM and its assets, liabilities, earnings, financial condition, business and prospects, confirmed its positive view of RMRM’s business and supported the determination that the combined company would have a strong foundation for future performance.

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TRA Waiver Agreement.   TRA has agreed to waive its right to receive payment of a termination fee in the amount of approximately $11.2 million that would otherwise be payable upon TRMT’s termination of the TRA management agreement at the closing of the Merger, thus eliminating an expense that RMRM would otherwise have to assume in connection with the Merger, which waiver by TRA applies only in respect of the Merger and does not apply in respect of any competing proposal or superior proposal or to any other transaction or arrangement.

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Waiver of Accelerated Vesting.   The executive officers of TRMT and certain other executive officers of TRA and RMR LLC have waived their right to accelerated vesting of their outstanding unvested TRMT Share Awards in connection with the Merger. Instead, upon completion of the Merger, those outstanding TRMT Share Awards will be converted at the exchange ratio into unvested awards of RMRM Common Shares under RMRM’s equity compensation plan, with comparable vesting terms, thus continuing to provide incentives to recipients of those awards.

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Likelihood of Completion.   The TRMT special committee and the TRMT board of trustees considered the commitment of both parties to complete the Merger and the other Transactions in a timely manner pursuant to their respective obligations under the Merger Agreement, the perceived benefits to RMRM of the Merger and the other Transactions, TRA’s obligation to vote its approximately 19.3% of the outstanding TRMT Common Shares as of April 26, 2021 in favor of the TRMT Merger Proposal and Diane Portnoy’s obligation to vote her approximately 8.65% of the outstanding RMRM Common Shares as of April 26, 2021 in favor of the RMRM Share Issuance Proposal.

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Likelihood of Alternatives.   In consultation with its legal and financial advisors, the TRMT special committee and the TRMT board of trustees considered the likelihood of other potential counterparties emerging who would propose to engage in a transaction with TRMT that would be more favorable to TRMT shareholders than the Merger and the other Transactions and also considered that, should such another party emerge and make a superior offer, TRMT would be able to terminate the Merger Agreement to accept such superior proposal, subject to compliance with the applicable provisions of the Merger Agreement, including payment of a termination fee in certain circumstances, and that TRMT would be required to submit the TRMT Merger Proposal for approval by the TRMT shareholders regardless of any superior offer or change in recommendation (for more information, see “— Background of the Merger and the Other Transactions” beginning on page 91 and “The Merger Agreement and Voting Agreements — Description of the Merger Agreement —  Termination of the Merger Agreement — Termination by RMRM” beginning on page 178 of this joint proxy statement/prospectus).

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Opinion of Financial Advisor.   The TRMT special committee and the TRMT board of trustees considered the opinion of Citi, dated April 26, 2021, to the TRMT special committee as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, as more fully described in the section entitled “— Opinion of Financial Advisor to the TRMT Special Committee” beginning on page 122 of this joint proxy statement/prospectus.

•
The Terms and Conditions of the Merger Agreement.    The TRMT special committee and the TRMT board of trustees considered the terms and conditions of the Merger Agreement, including:

•
the fixed exchange ratio;

•
subject to the requirement that the TRMT board of trustees submit the TRMT Merger Proposal to the TRMT shareholders for approval, the provisions permitting TRMT, prior to receiving TRMT shareholder approval for the TRMT Merger Proposal, to furnish non-public information to, and engage in discussions with, a third party that makes an unsolicited proposal to engage in a competing transaction that constitutes or is reasonably likely to result in a superior proposal, provided that TRMT provides any non-public information shared with such third party to RMRM concurrently (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements —  No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

•
subject to the requirement that the TRMT board of trustees submit the TRMT Merger Proposal to the TRMT shareholders for approval, the provisions permitting the TRMT board of trustees (or an authorized committee thereof), prior to receiving TRMT shareholder approval for the TRMT Merger Proposal, under certain circumstances, to withhold, withdraw, modify or qualify its recommendation with respect to the Merger and the other Transactions and/or terminate the Merger Agreement, and enter into a definitive agreement for a transaction that constitutes a superior proposal if the TRMT board of trustees (or an authorized committee thereof) receives an unsolicited proposal to engage in a business combination transaction that, in the good faith determination of the TRMT board of trustees (or an authorized committee thereof), after consultation with its outside legal counsel and financial advisors, constitutes a transaction that, if completed, would be more favorable to TRMT shareholders than the Merger (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 and “The Merger Agreement and Voting Agreements —  Description of the Merger Agreement — Termination of the Merger Agreement — Termination by RMRM” beginning on page 178 of this joint proxy statement/prospectus);

•
the provisions permitting the TRMT board of trustees (or an authorized committee thereof), prior to receiving TRMT shareholder approval of the TRMT Merger Proposal, under certain circumstances, to withhold, withdraw, modify or qualify its recommendation with respect to the Merger and the other Transactions in the event of a material change, event, effect, occurrence, consequence or development that was not known and not reasonably foreseeable by the TRMT board of trustees or such committee as of the date of the Merger Agreement (for more information, see “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

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that a termination fee is payable upon termination of the Merger Agreement by either party under certain circumstances related to a superior proposal;

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that TRMT is required to submit the TRMT Merger Proposal to its shareholders even if the TRMT board of trustees changes its recommendation; and

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that the RMRM Share Issuance is subject to the approval of RMRM’s shareholders.

The TRMT special committee and the TRMT board of trustees also considered the following potentially negative factors in its deliberations:
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that, because the Merger Consideration is based on a fixed exchange ratio, TRMT shareholders will be adversely affected by any decrease in the market price of the RMRM Common Shares between the announcement of the Transactions and the completion of the Merger; and the fact that TRMT is not permitted to terminate the Merger Agreement solely because of changes in the market price of RMRM Common Shares;

•
that RMRM’s financial profile could adversely change between the date of the Merger Agreement and completion of the Merger (including as a result of actions taken in accordance with the Merger Agreement), which could impact the value of the RMRM Common Shares that TRMT shareholders will receive as consideration;

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the risk that TRMT (or, following the completion of the Merger, the combined company) may not fully realize the anticipated strategic benefits and operational efficiencies or other anticipated benefits of the Merger within the expected timeframe or not realize them at all;

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the risk that a different strategic alternative, such as continuing as an independent public company, could be more beneficial to TRMT shareholders than the Merger;

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the possible disruption to and limitations on TRMT’s or RMRM’s business and operations that may result from the announcement of the Merger and the other Transactions;

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that, following the completion of the Merger, TRMT would no longer exist as an independent public company and TRMT shareholders would not be able to participate in any future earnings growth TRMT might have achieved, solely through their ownership of TRMT Common Shares;

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the terms of the Merger Agreement regarding the restrictions on the operation of TRMT’s business during the period between the date of the Merger Agreement and completion of the Merger;

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the terms of the Merger Agreement that limit the ability of TRMT to solicit, initiate or knowingly facilitate or knowingly encourage competing acquisition proposals and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction (for more information, see “The Merger Agreement —  Covenants and Agreements — No Solicitation; Change in Recommendation” beginning on page 170 of this joint proxy statement/prospectus);

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that, while TRA has agreed to waive its right to receive payment of the termination fee under TRMT’s management agreement with TRA with respect to the Merger and the other Transactions, it has not agreed to do so with respect to any competing proposal, superior proposal or other transaction or arrangement;

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the possibility that the Merger may not be completed or may be unduly delayed because conditions to closing may not be satisfied or waived, including:

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the condition that TRMT shareholders approve the TRMT Merger Proposal;

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the condition that RMRM shareholders approve the RMRM Share Issuance Proposal;

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other conditions that are outside of TRMT’s control;

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the Merger Agreement provisions that permit RMRM to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal;

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if the Merger is not completed, the resulting public announcement of termination of the Merger Agreement could have an adverse effect on:

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the market price of TRMT Common Shares;

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TRMT’s operating and financial results, particularly in light of the costs incurred in connection with the Transactions; and

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TRMT’s ability to attract and close other investment opportunities.

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the substantial costs and expenses to be incurred in connection with the Merger and the other Transactions and the transaction expenses arising from the Merger and the other Transactions;

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the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to complete the Merger and the other Transactions;

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the possible effects of the announcement or completion of the Merger, including any lawsuit, action or proceeding initiated in respect of the Merger and the other Transactions;

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the risk that RMRM and TRMT may not meet their respective financial projections or may experience changes in their business that adversely affect the combined company;

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the absence of appraisal rights for TRMT shareholders under Maryland law; and

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the types and nature of the risks described in the section entitled “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.

In addition, the TRMT special committee and the TRMT board of trustees considered that certain of TRMT’s trustees and executive officers and TRMT’s manager, TRA, have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of TRMT shareholders generally, which may create potential conflicts of interest or the appearance thereof. In considering the recommendation of the TRMT special committee and the TRMT board of trustees with respect to the Merger and the other Transactions, you should be aware of these interests. For more information on these interests, see “—Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions” beginning on page 135 of this joint proxy statement/prospectus.
The TRMT special committee and the TRMT board of trustees also considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement, including those discussed below, each of which supported its determination with respect to the Merger and the other Transactions to which TRMT is a party:
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the members of the TRMT special committee have served on the TRMT board of trustees and are familiar with, and understand, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of RMRM and TRMT;

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the TRMT special committee retained legal and financial advisors with knowledge and experience with respect to public merger and acquisition transactions, REITs and TRMT particularly, as well as substantial experience advising REITs and other companies with respect to transactions similar to the Merger and the other Transactions, and these legal and financial advisors interacted with the TRMT special committee directly and regularly throughout the process, which provided the TRMT special committee with perspectives on the process from outside advisors;

•
the compensation of the members of the TRMT special committee is in no way contingent on their recommending approval of the Merger Agreement or the Merger and the other Transactions to the TRMT board of trustees, and the members of the TRMT special committee would not personally benefit from completion of the Merger and the other Transactions in a manner different from the TRMT shareholders;

•
the terms and conditions of the Merger Agreement were determined through negotiations between the TRMT special committee and the RMRM special committee and their respective representatives and advisors; and

•
the TRMT special committee had no obligation to approve or recommend any transaction.

Although the foregoing discussion sets forth the material factors considered by the TRMT special committee in making its recommendation to the TRMT board of trustees, and the TRMT board of trustees in reaching its recommendation to the TRMT shareholders, it may not include all of the factors considered by the TRMT special committee or the TRMT board of trustees, and each trustee may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the TRMT special committee and the TRMT board of trustees did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective recommendations. The TRMT special committee and the TRMT board of trustees realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the TRMT special committee and the TRMT board of trustees each concluded that the potential positive factors described above significantly outweighed the negative factors described above. The recommendation was made after consideration of all of the factors as a whole. TRMT cannot provide any assurance that material changes in the operations or performance of TRMT or in the financial projections for TRMT prepared by TRMT’s management and provided to the RMRM special committee’s and the TRMT special committee’s respective financial advisors will not occur prior to or after the TRMT special meeting or prior to the completion of the Merger and the other Transactions.
For the reasons set forth above, the TRMT special committee and the TRMT board of trustees unanimously determined that the Merger Agreement, the Merger and the other Transactions to which TRMT is a party are fair and reasonable and advisable to, and in the best interests of, TRMT.
The TRMT board of trustees unanimously recommends to TRMT’s shareholders that they vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal.
This explanation of TRMT’s reasons for the Merger and the other Transactions to which TRMT is a party and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 70 of this joint proxy statement/prospectus.
Opinion of Financial Advisor to the RMRM Special Committee
UBS was retained as financial advisor to the RMRM special committee, in connection with the Merger. As part of that engagement, the RMRM special committee requested that UBS evaluate the fairness, from a financial point of view, of the exchange ratio to RMRM. On April 26, 2021, at a meeting of the RMRM special committee held to evaluate the proposed Merger, UBS delivered to the RMRM special committee an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 26, 2021, to the effect that, as of such date, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the exchange ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to RMRM.
The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by UBS. UBS’ opinion is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein. Holders of RMRM Common Shares are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the RMRM special committee (in its capacity as such) and the RMRM board of trustees (in its capacity as such) in connection with, and for the purpose of, its evaluation of the exchange ratio and does not address any other aspect of the Merger. UBS’ opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to RMRM or RMRM’s underlying business decision to effect the Merger. UBS’ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.
In arriving at its opinion, UBS, among other things:
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reviewed certain publicly available business and financial information relating to RMRM, TRMT and TRA;

•
reviewed certain internal financial information and other data relating to the business and financial prospects of RMRM that were provided to UBS by the management of RMRM, and not publicly available, including financial forecasts and estimates prepared by the management of RMRM that the RMRM special committee directed UBS to utilize for purposes of its analyses;

•
reviewed certain internal financial information and other data relating to the business and financial prospects of TRMT that were provided to UBS by the management of TRMT, and not publicly available, that the RMRM special committee directed UBS to utilize for purposes of its analyses;

•
reviewed certain pro forma combined company financial forecasts and estimates, including estimates of synergies prepared by the management of RMRM and the management of TRMT that were not publicly available that the RMRM special committee directed UBS to utilize for purposes of its analyses;

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conducted discussions with senior members of the management of RMRM and TRMT concerning the respective businesses and financial prospects of RMRM and TRMT;

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reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•
compared the financial terms of the transaction with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•
performed a discounted cash flow analysis of RMRM in which UBS analyzed the future cash flows of RMRM using financial forecasts and estimates prepared by the management of RMRM;

•
performed a discounted cash flow analysis of TRMT in which UBS analyzed the future cash flows of TRMT using financial forecasts and estimates prepared by the management of TRMT;

•
performed a pro forma discounted cash flow analysis of RMRM in which UBS analyzed the future cash flows of RMRM on a pro forma basis assuming the transaction is consummated, using financial forecasts and estimates prepared by the management of RMRM and the management of TRMT, including certain estimates of synergies;

•
reviewed current and historical market prices of RMRM Common Shares and TRMT Common Shares;

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reviewed an unexecuted draft of the Merger Agreement circulated on April 25, 2021; and

•
conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the RMRM special committee, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the RMRM special committee, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of RMRM or TRMT, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, synergies and pro forma effects referred to above, UBS assumed, at the direction of the RMRM special committee, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of RMRM and the management of TRMT as to the future financial performance of their respective company and such synergies and pro forma effects. With the consent of the RMRM special committee, UBS also assumed, that the Merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC. At the direction of the RMRM special committee, UBS also assumed that TRMT has operated in conformity with the requirements for qualification as a REIT for United States federal income tax purposes since its formation as a REIT and that RMRM has operated since January 1, 2020, and will operate in conformity with the requirements for qualification as a REIT for United States federal income tax purposes following the consummation of the Merger and that the transaction will not adversely affect such status or operations of RMRM or TRMT. UBS’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.
At the direction of the RMRM special committee, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the exchange ratio to the extent expressly specified in the opinion, of the Merger Agreement or any related documents or the form of the transaction or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by TRA, any officers, directors or employees of any parties to the transaction, or any class of such persons, whether relative to the exchange ratio or otherwise. UBS expressed no opinion as to what the value of RMRM Common Shares will be when issued pursuant to the Merger or the prices at which RMRM Common Shares, TRMT Common Shares or the class A shares of common stock of RMR Inc. will trade at any time. In rendering its opinion, UBS assumed, with the consent of the RMRM special committee, that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the Merger Agreement will comply with all material terms of the Merger Agreement, and (iii) the transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on RMRM, TRMT or the transaction. The issuance of UBS’ opinion was approved by an authorized committee of UBS.
In connection with rendering its opinion to the RMRM special committee, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to RMRM or TRMT. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.
UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of RMRM, and RMRM excluding TRMT, provided by management of the companies in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing these analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond RMRM’s and TRMT’s control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.
The exchange ratio provided for in the Merger was determined through negotiation among the RMRM special committee and the TRMT special committee, and the decision by RMRM to enter into the Merger was solely that of the RMRM board of trustees, acting upon the unanimous recommendation of the RMRM special committee. UBS’ opinion and financial analyses were only one of many factors considered by the RMRM special committee in its evaluation of the Merger and should not be viewed as determinative of the views of the RMRM special committee with respect to the Merger or the exchange ratio.
The following is a brief summary of the material financial analyses performed by UBS and reviewed with the RMRM special committee on April 26, 2021, in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.
RMRM Selected Public Companies Analysis
UBS reviewed financial information of RMRM provided by the management of RMRM as of March 16, 2021, or the RMRM Projections, and publicly available research analysts’ estimates, public filings and other publicly available financial and stock market information of the following publicly traded REITs which, based on its professional judgment and expertise, UBS deemed relevant to its analysis:
Mortgage REITs refers to the below-listed companies, collectively:
•
Starwood Property Trust, Inc.

•
Blackstone Mortgage Trust, Inc.

•
Apollo Commercial Real Estate Finance, Inc.

•
KKR Real Estate Finance Trust

•
Ladder Capital Corp

•
TPG Real Estate Finance Trust

•
Granite Point Mortgage Trust

•
Colony Credit Real Estate, Inc.

•
Ares Commercial Real Estate Corporation

•
ACRES Commercial Realty Corp.

•
NexPoint Real Estate Finance

•
Broadmark Realty Capital

•
Lument Financial Trust, Inc.

UBS calculated various financial multiples and ratios of RMRM and the Mortgage REITs. As part of its selected comparable company analysis, UBS calculated and analyzed each applicable company’s:
•
price per share as of April 23, 2021, as a multiple of book value per share; and

•
implied dividend yield by annualizing the dividends paid in the most recent quarter, calculated as dividend payments relative to stock price.

UBS then compared these multiples and yields for the selected Mortgage REITs with corresponding multiples and dividend yields of RMRM derived from the RMRM Projections. The foregoing analysis indicated the following mean and median multiples and yields for the selected Mortgage REITs, as compared to corresponding implied multiples and dividend yields of RMRM derived from the RMRM Projections:
Selected Companies	Price/Book	Dividend Yield
Mortgage REITs – Mean	0.98x	7.3%
Mortgage REITs – Median	1.00x	7.8%
Management Estimates	0.67x	4.8%
TRMT Selected Public Companies Analysis
UBS reviewed financial information of TRMT provided by the management of TRMT as of March 16, 2021, or the TRMT Projections, and publicly available research analysts’ estimates, public filings and other publicly available financial and stock market information of the Mortgage REITs which, based on its professional judgment and expertise, UBS deemed relevant to its analysis.
UBS calculated various financial multiples and ratios of TRMT and the Mortgage REITs. As part of its selected comparable company analysis, UBS calculated and analyzed each applicable company’s:
•
price per share as of April 23, 2021, as a multiple of book value per share; and

•
implied dividend yield by annualizing the dividends paid in the most recent quarter, calculated as dividend payments relative to stock price.

UBS then compared these multiples and yields for the selected Mortgage REITs with corresponding multiples and dividend yields of TRMT derived from the TRMT Projections. The foregoing analysis indicated the following mean and median multiples and yields for the selected Mortgage REITs, as compared to corresponding implied multiples and dividend yields of TRMT derived from the TRMT Projections:
Selected Companies	Price/Book	Dividend Yield
Mortgage REITs – Mean	0.98x	7.3%
Mortgage REITs – Median	1.00x	7.8%
Management Estimates	0.58x	6.5%

Selected Precedent Transactions Analysis
UBS reviewed publicly available information relating to the following nine selected transactions involving REITs:
Date Announced	Target Name	Acquiror Name
December 2020	Anworth Mortgage Asset Corp.	Ready Capital Corporation
November 2018	Owens Realty Mortgage	Ready Capital Corporation
May 2018	MTGE Investments Corp	Annaly Capital Corporation
April 2018	CYS Investments	Two Harbours
April 2016	Hatteras Financial Corp.	Annaly Capital Corporation
April 2016	ZAIS Financial	Sutherland Asset Management Corp.
March 2016	JAVELIN Mortgage Investment Corp	ARMOUR Residential REIT
February 2016	Apollo Residential Mortgage	Apollo Commercial Real Estate Finance
January 2013	CreXus Investment Corp	Annaly Capital Corporation
UBS reviewed, among other things, premium to price as a percentage and implied price to book value ratio (based on the target’s most recently published book value per share prior to the transaction announcement). Financial data of the selected transactions were based on public filings, research analysts’ consensus estimates and other publicly available information. This analysis indicated the following mean and median for price premiums and implied price to book ratios:
Selected Precedent Transactions	Premium to Price (%)	Implied Price to Book
Mean	23.3%	0.96x
Median	19.0%	0.96x
Leveraged Discount Cash Flow Analyses
For each of the dividend discount analyses described below, UBS used, as applicable, diluted shares outstanding based on RMRM Projections, the TRMT Projections and estimates relating to certain synergies, transaction costs and other adjustments relating to the pro forma combined company, in each case, prepared by the management of RMRM or the management of TRMT, as well as certain terms of the transaction.
RMRM. UBS performed a dividend discount analysis of RMRM to calculate a range for the implied share price of RMRM. UBS estimated the present value of the distributable cash flows that RMRM was forecasted to generate during the second quarter of RMRM’s fiscal year ending December 31, 2021, through the full fiscal year ending December 31, 2025, based on the RMRM Projections. UBS calculated terminal values for RMRM by applying a range of multiples to RMRM’s Terminal Book Value Per Share, as provided for in the RMRM Projections. The present values (as of March 31, 2021) of the distributable cash flows and terminal values were then calculated using a selected range of discount rates from 15.0% to 19.0%.
	High	Low
Implied Per Share Equity Value Reference Range	$13.77	$10.40
TRMT. UBS performed a dividend discount analysis of TRMT to calculate a range for the implied share price of TRMT. UBS estimated the present value of the distributable cash flows that TRMT was forecasted to generate during the second quarter of TRMT’s fiscal year ending December 31, 2021, through the full fiscal year ending December 31, 2025, based on the TRMT Projections. UBS calculated terminal values for TRMT by applying a range of multiples to TRMT’s Terminal Book Value Per Share, as provided for in the TRMT Projections. The present values (as of March 31, 2021) of the distributable cash flows and terminal values were then calculated using a selected range of discount rates from 15.0% to 19.0%.

	High	Low
Implied Per Share Equity Value Reference Range	$8.05	$6.16
Other Matters Presented
For the information of the RMRM special committee and the RMRM board of trustees, and not for purposes of rendering UBS’ opinion, UBS conducted the following analysis, as summarized below.
Relative Valuation Analysis
Based on the various analyses performed, UBS provided an illustrative implied range of exchange ratios, which ranged from 0.389x to 0.708x. The exchange ratios were based on the RMRM Projections, the TRMT Projections, RMRM’s and TRMT’s actual financials as of December 31, 2020, TRMT’s most recently reported shares outstanding per TRMT’s December 31, 2020 10-K and projected shares of RMRM and TRMT. The exchange ratios supported by UBS’ calculations are as shown below:
	Low	High
Selected Comparable Company Analysis
Price / Book Value(1)	0.453x	0.708x
2022E Dividend Yield	0.389x	0.642x
Selected Precedent Transactions Analysis
Price / Book Value(1)	0.510x	0.629x
Dividend Discount Analysis
Terminal Book Value Per Share(2)	0.510x	0.679x
Discount Rate Range(3)	0.516x	0.670x

(1)
Book value metric; reflects RMRM Projections and TRMT Projections

(2)
Book value metric; reflects terminal year ended December 31, 2025 of RMRM Projections and TRMT Projections; assumes midpoint discount rate of 17% for RMRM and TRMT

(3)
Assumes midpoint price to book value of 0.9x for RMRM and TRMT

Miscellaneous
Under the terms of UBS’ engagement, RMRM agreed to pay UBS an aggregate fee of $4.0 million for its financial advisory services in connection with the Merger, of which $1.0 million was payable in connection with the delivery of UBS’ opinion and the remaining $3.0 million is payable contingent upon consummation of the Merger. RMRM has also agreed to reimburse UBS for certain expenses, including fees, disbursements and other charges of counsel, and indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. UBS Group AG (the indirect parent of UBS) and its subsidiaries, branches and affiliates provided a wide range of investment banking, commercial banking and other financial services (including wealth, asset, and investment management, corporate finance, municipal lending solutions, and securities issuing, trading and research). The RMRM special committee selected UBS as its financial advisor in connection with the Merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. In the past, UBS and its affiliates have provided investment banking services to RMRM, TRMT and certain of the other companies managed by RMR Inc., or the Other Managed Companies, and certain of their respective affiliates, unrelated to the proposed transaction, for which UBS and its affiliates have received or will receive compensation, including in the past two years having acted as (i) financial advisor to RMRM on its transition from a fund to a real estate finance company in December 2019, (ii) active bookrunner on TRMT’s follow-on equity offering in May 2019 and (iii) or is currently acting as a financial advisor, lender, co-manager or book runner to the Other Managed Companies, including Industrial Logistics Property Trust, Officer Properties Income Trust, Diversified Healthcare Trust and Service Properties Trust. In addition, UBS or an affiliate is a lender in RMRM’s repurchase facility and is a participant in credit facilities of certain of the Other Managed Companies for which it received and continues to receive fees and interest payments.

In addition, in the future UBS may provide investment banking services to RMRM, TRMT, TRA or the Other Managed Companies unrelated to the proposed transaction for which UBS may receive compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, debt or equity securities of RMRM, TRMT, the Other Managed Companies and RMR Inc. and, accordingly, may at any time hold a long or short position in such securities.
Opinion of Financial Advisor to the TRMT Special Committee
The TRMT special committee has engaged Citi as its financial advisor in connection with the proposed Merger. In connection with Citi’s engagement, the TRMT special committee requested that Citi evaluate the fairness, from a financial point of view, of the exchange ratio provided for pursuant to the Merger Agreement. On April 26, 2021, at a meeting of the TRMT special committee held to evaluate the proposed Merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated April 26, 2021, to the TRMT special committee to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the exchange ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to holders of TRMT Common Shares (other than, as applicable, RMRM and its affiliates).
The full text of Citi’s written opinion, dated April 26, 2021, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex E to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the TRMT special committee (in its capacity as such) in connection with its evaluation of the exchange ratio from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of TRMT to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for TRMT or the effect of any other transaction which TRMT might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the TRMT special committee or any securityholder should vote or act on any matters relating to the proposed Merger or otherwise.
In arriving at its opinion, Citi:
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reviewed an execution version, provided to Citi on April 26, 2021, of the Merger Agreement;

•
held discussions with members of the TRMT special committee, certain senior officers and other representatives of TRMT, certain senior officers and other representatives of RMRM and certain senior officers and other representatives of TRA concerning the businesses, operations and prospects of TRMT and RMRM;

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reviewed certain publicly available and other business and financial information relating to TRMT and RMRM provided to or discussed with Citi by the respective managements of TRMT, RMRM and TRA, including certain financial forecasts and other information and data relating to TRMT and RMRM provided to or discussed with Citi by the managements of TRMT, RMRM and TRA as well as potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from the Merger;

•
reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of TRMT Common Shares and RMRM Common Shares, the financial condition and certain historical and projected financial and other operating data of TRMT and RMRM, and the capitalization of TRMT and RMRM;

•
analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of TRMT and RMRM;

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analyzed, to the extent publicly available, financial terms of certain other transactions which Citi considered relevant in evaluating the Merger;

•
reviewed, for informational reference, certain potential pro forma financial effects of the Merger relative to TRMT on a standalone basis utilizing the financial forecasts and other information and data relating to TRMT and RMRM and the potential cost savings, strategic implications and financial and operational benefits referred to above; and
•
conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of TRMT, RMRM and TRA, as the case may be, that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data that Citi was directed to utilize in its analyses, Citi was advised by the managements of TRMT, RMRM and TRA, and Citi assumed, with the TRMT special committee’s consent, that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements as to, and were a reasonable basis upon which to evaluate, the future financial performance of TRMT and RMRM, the potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from, and other potential pro forma financial effects of, the Merger and the other matters covered thereby. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi and Citi assumed, with the TRMT special committee’s consent, that the financial results, including with respect to the potential cost savings, strategic implications and financial and operational benefits, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected.
Citi relied, at the TRMT special committee’s direction, upon the assessments of the managements of TRMT, RMRM and TRA as to, among other things, (i) the potential impact on TRMT and RMRM of macroeconomic, geopolitical, market, competitive and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the mortgage, real estate and real estate investment industries and related credit and financial markets, including assumptions of such managements regarding implications for TRMT and RMRM of the global COVID-19 pandemic, prevailing and future interest rates and capital resources, (ii) matters relating to TRMT’s and RMRM’s respective existing loan portfolios and new loan originations, including the quality and related risk profile thereof, (iii) the ability of TRMT and RMRM to originate and/or invest in loans on terms consistent with the assumptions of such managements as to, among other things, interest spread, LIBOR floor, advance rate and cost spread, (iv) TRMT’s and RMRM’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, borrowers and other commercial relationships and (v) the ability to integrate the businesses and operations of TRMT and RMRM and to realize the potential cost savings, strategic implications and financial and operational benefits. Citi assumed, with the TRMT special committee’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on TRMT, RMRM or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with the TRMT special committee’s consent, that any adjustments to the exchange ratio would not be meaningful in any respect to Citi’s analyses or opinion.
Citi did not make and Citi was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TRMT, RMRM or any other entity and Citi did not make any physical inspection of the properties or assets of TRMT, RMRM or any other entity. Citi is not an expert in the evaluation of mortgage or other loan portfolios, including with respect to interest rates or credit marks or allowances for losses, and Citi assumed no responsibility for conducting a review of individual credit files or mortgage or other loan portfolios. Citi expressed no view or opinion as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and Citi assumed, with the TRMT special committee’s consent, that each of TRMT and RMRM has, and the pro forma combined company will have, appropriate reserves to cover any such losses. Citi did not evaluate the solvency or fair value of TRMT, RMRM or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations or the potential impact thereof on TRMT, RMRM or any other entity. Citi was not requested to, and Citi did not, solicit third-party indications of interest in the acquisition of all or a part of TRMT.
Citi assumed, with the TRMT special committee’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on TRMT, RMRM or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with the TRMT special committee’s consent, that the Merger would qualify as a reorganization within the meaning of Section 368(a) of the IRC for U.S. federal income tax purposes. Citi was advised by the managements of TRMT, RMRM and TRA, and Citi assumed, with the TRMT special committee’s consent, that each of TRMT and RMRM has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its 2017 taxable year, in the case of TRMT, and since January 1, 2020, in the case of RMRM, and that the Merger will not adversely affect such REIT status. Representatives of TRMT advised Citi, and Citi further assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the execution version reviewed by Citi. Citi’s opinion, as set forth therein, relates to the relative values of TRMT and RMRM. Citi did not express any view or opinion as to the actual value of RMRM Common Shares when issued as contemplated in the Merger or the prices at which TRMT Common Shares, RMRM Common Shares or any other securities would trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Citi also did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting TRMT, RMRM or the Merger (including the contemplated benefits thereof), and Citi relied, with the TRMT special committee’s consent, upon the assessments of representatives of TRMT and TRA as to such matters.
Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the exchange ratio (to the extent expressly specified therein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of TRMT held by such holders, and Citi’s opinion did not in any way address proportionate allocation or relative fairness. Citi’s opinion did not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any adjustments to the exchange ratio or any terms, aspects or implications of any voting agreement, management agreement (including the termination thereof), tax protection agreement or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Citi expressed no view as to, and Citi’s opinion did not address, the underlying business decision of TRMT to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for TRMT or the effect of any other transaction which TRMT might engage in or consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger or any affiliates of such parties, or any class of such persons, relative to the exchange ratio or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the TRMT special committee was aware, the credit, financial and stock markets, the industry in which TRMT and RMRM operate and the respective securities of TRMT and RMRM have experienced and may continue to experience volatility and Citi expressed no view or opinion as to any potential effects of such volatility on TRMT, RMRM or the Merger (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of TRMT and RMRM. No company, business or transaction reviewed is identical or directly comparable to TRMT, RMRM or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between the TRMT special committee and RMRM and the decision of TRMT to enter into the Merger Agreement was solely that of the TRMT special committee and the TRMT Board of Trustees. Citi’s opinion was only one of many factors considered by the TRMT special committee in its evaluation of the Merger and should not be viewed as determinative of the views of the TRMT special committee, the TRMT Board of Trustees or managements of TRMT and TRA with respect to the Merger or the exchange ratio.
Financial Analyses
The summary of the financial analyses described below under this heading “— Financial Analyses” is a summary of the material financial analyses reviewed with the TRMT special committee and performed by Citi in connection with Citi’s opinion, dated April 26, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of the financial analyses described below, (i) the term “distributable EPS” refers to distributable earnings per share, (ii) the term “adjusted distributable EPS” refers to distributable EPS less estimated cash incentive management fees on a per share basis and (ii) the term “BVPS” refers to book value per share. Except as otherwise noted, financial data utilized for TRMT and RMRM in the financial analyses described below were based on certain financial forecasts and other information and data relating to TRMT and RMRM provided to or discussed with Citi by the managements of TRMT and TRA, referred to in this section as the “TRMT forecasts” and by the managements of RMRM and TRA, referred to in this section as the “RMRM forecasts,” respectively.

In calculating approximate implied exchange ratio reference ranges as reflected in the financial analyses described below, Citi divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for TRMT from such analyses by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for RMRM from such analyses in order to calculate the low-ends (or high-ends) of the approximate implied exchange ratio reference ranges.
Dividend Discount Analyses.   Citi performed separate dividend discount analyses of TRMT and RMRM as described below.
TRMT.   Citi performed a dividend discount analysis of TRMT to calculate the estimated present value of the dividends that TRMT was forecasted to pay during the calendar years ending December 31, 2021 through December 31, 2025 based on the TRMT forecasts. Citi calculated implied terminal values for TRMT by applying to TRMT’s calendar year 2025 estimated book value of equity a selected range of BVPS multiples of 0.90x to 1.10x. The present values (as of December 31, 2020) of such dividends and terminal values were then calculated using a selected range of discount rates of 22.2% to 30%. This analysis indicated an approximate implied per share equity value reference range for TRMT of $4.73 to $6.70.
RMRM.   Citi performed a dividend discount analysis of RMRM to calculate the estimated present value of the dividends that RMRM was forecasted to pay during the calendar years ending December 31, 2021 through December 31, 2025 based on the RMRM forecasts. Citi calculated implied terminal values for RMRM by applying to RMRM’s calendar year 2025 estimated book value of equity the same selected range of BVPS multiples described above under the heading “— Dividend Discount Analyses — TRMT.” The present values (as of December 31, 2020) of such dividends and terminal values were then calculated using a selected range of discount rates of 17.7% to 25.4%. This analysis indicated an approximate implied per share equity value reference range for RMRM of $8.73 to $12.93.
Utilizing the approximate implied per share equity value reference ranges derived for TRMT and RMRM described above, Citi calculated the following approximate implied exchange ratio reference range, as compared to the exchange ratio:
Approximate Implied Exchange Ratio Reference Range	Exchange Ratio
0.37x – 0.77x	0.520x
Selected Public Companies Analyses.   Citi performed separate selected public companies analyses of TRMT and RMRM in which Citi reviewed certain financial and stock market information relating to TRMT, RMRM and the selected publicly traded companies listed below.
TRMT.   In its selected public companies analysis of TRMT, Citi reviewed certain financial and stock market information relating to TRMT and the following ten selected publicly traded real estate investment trusts with operations in the mortgage financing industry that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the selected companies:
•
ACRES Commercial Realty Corp.

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Apollo Commercial Real Estate Finance, Inc.

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Ares Commercial Real Estate Corporation

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Blackstone Mortgage Trust, Inc.

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Colony Credit Real Estate, Inc.

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Granite Point Mortgage Trust, Inc.

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KKR Real Estate Finance Trust Inc.

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Ladder Capital Corp

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Starwood Property Trust, Inc.

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TPG RE Finance Trust, Inc.

Citi reviewed, among other information and to the extent publicly available, closing stock prices (as of April 23, 2021) as a multiple of the most recently reported BVPS (in the case of Ares Commercial Real Estate Corporation, Colony Credit Real Estate, Inc., Ladder Capital Corp and Starwood Property Trust, Inc. on an undepreciated BVPS basis) and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TRMT was based on the TRMT forecasts, public filings and other publicly available information.
The overall low to high and mean and median BVPS multiples and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS multiples observed for the selected companies were as follows:
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BVPS multiples: low of 0.61x to high of 1.49x (with a mean of 0.95x and a median of 0.92x);

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calendar year 2021 estimated adjusted distributable EPS multiples: low of 10.2x to high of 23.3x (with a mean of 13.4x and a median of 12.4x); and

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calendar year 2022 estimated adjusted distributable EPS multiples: low of 9.8x to high of 13.9x (with a mean of 11.5x and a median of 11.3x).

Citi then applied selected ranges of BVPS multiples of 0.61x to 1.49x and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS multiples of 10.2x to 23.3x and 9.8x to 13.9x, respectively, to BVPS (as of December 31, 2020) and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS of TRMT based on public filings and the TRMT forecasts. This analysis indicated approximate implied per share equity value reference ranges for TRMT of $6.57 to $15.92, based on BVPS (as of December 31, 2020), $9.09 to $20.77, based on calendar year 2021 estimated adjusted distributable EPS, and $7.26 to $10.31, based on calendar year 2022 estimated adjusted distributable EPS.
RMRM.   In its selected public companies analysis of RMRM, Citi reviewed certain financial and stock market information relating to RMRM and the selected companies. Citi reviewed, among other information and to the extent publicly available, the BVPS multiples and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS multiples described above under the heading “— Selected Public Companies Analyses — TRMT.” Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of RMRM was based on the RMRM forecasts, public filings and other publicly available information.
The overall low to high and mean and median BVPS multiples and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS multiples observed for the selected companies were the same as described above under the heading “— Selected Public Companies Analyses — TRMT.” Citi then applied the same selected ranges of BVPS multiples and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS multiples described above under the heading “— Selected Public Companies Analyses — TRMT” to BVPS (as of December 31, 2020) and calendar year 2021 and calendar year 2022 estimated adjusted distributable EPS of RMRM based on public filings and the RMRM forecasts. This analysis indicated approximate implied per share equity value reference ranges for RMRM of $11.61 to $28.12, based on BVPS (as of December 31, 2020), $8.64 to $19.73, based on calendar year 2021 estimated adjusted distributable EPS, and $14.59 to $20.71, based on calendar year 2022 estimated adjusted distributable EPS.

Utilizing the approximate implied per share equity value reference ranges derived for TRMT and RMRM described above, Citi calculated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio:
Approximate Implied Exchange Ratio Reference Ranges Based On:
BVPS	2021 Estimated Adjusted Distributable EPS	2022 Estimated Adjusted Distributable EPS	Exchange Ratio
0.23x – 1.37x	0.46x – 2.41x	0.35x – 0.71x	0.520x
Selected Precedent Transactions Analysis. Using publicly available information, Citi reviewed financial data relating to the following ten selected transactions involving target publicly traded real estate investment trusts with operations in the mortgage financing industry that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the selected transactions:
Announcement Date	Acquiror	Target
November 7, 2018	• Ready Capital Corporation	• Owens Realty Mortgage, Inc.
May 2, 2018	• Annaly Capital Management, Inc.	• MTGE Investment Corp.
April 26, 2018	• Two Harbors Investment Corp.	• CYS Investments, Inc.
February 27, 2018	• Ocwen Financial Corporation	• PHH Corporation
January 27, 2017	• Home Point Financial Corporation	• Stonegate Mortgage Corporation
April 11, 2016	• Annaly Capital Management, Inc.	• Hatteras Financial Corp.
April 7, 2016	• Sutherland Asset Management Corp.	• ZAIS Financial Corp.
March 2, 2016	• ARMOUR Residential REIT, Inc.	• JAVELIN Mortgage Investment Corp.
February 26, 2016	• Apollo Commercial Real Estate Finance, Inc.	• Apollo Residential Mortgage, Inc.
January 31, 2013	• Annaly Capital Management, Inc.	• CreXus Investment Corp.
Citi reviewed, among other information, implied purchase prices paid for the target companies as a multiple of such target companies’ most recently reported BVPS as of the announcement date of the relevant transaction. The overall low to high and mean and median BVPS multiples observed for the selected transactions were 0.65x to 1.10x (with a mean of 0.91x and a median of 0.92x). Citi then applied a selected range of BVPS multiples of 0.65x to 1.10x to BVPS (as of December 31, 2020) of TRMT based on public filings. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of TRMT was based on the TRMT forecasts, public filings and other publicly available information. This analysis indicated an approximate implied per share equity value reference range for TRMT of $6.96 to $11.75.
Certain Additional Information
Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
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historical intraday prices of TRMT Common Shares and RMRM Common Shares during the 52-week period ended April 23, 2021, which indicated low and high intraday prices of TRMT Common Shares of $1.63 per share and $6.60 per share, respectively, and low and high intraday prices of RMRM Common Shares of $6.77 per share and $13.89 per share, respectively, which indicated an approximate implied exchange ratio reference range of 0.12x to 0.97x;

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the illustrative potential pro forma financial effect of the Merger on TRMT’s calendar year 2022 estimated distributable EPS and BVPS (as of December 31, 2020) based on the TRMT forecasts, the

RMRM forecasts and public filings and taking into account potential cost savings anticipated by the managements of TRMT, RMRM and TRA to result from the Merger, which indicated that the Merger could be, relative to TRMT on a standalone basis, accretive to TRMT’s calendar year 2022 estimated distributable EPS and dilutive to TRMT’s BVPS (as of December 31, 2020);
•
the illustrative theoretical value uplift for holders of TRMT Common Shares that could result from the Merger by comparing the approximate implied per share equity value reference range derived for TRMT on a standalone basis described above under the heading “— Dividend Discount Analyses — TRMT” and an illustrative approximate implied per share equity value reference range on a pro forma basis derived from a dividend discount analysis of the combined company (utilizing a selected range of BVPS multiples of 0.90x to 1.10x and a selected range of discount rates of 17.7% to 25.4%) based on the TRMT forecasts, the RMRM forecasts and public filings and taking into account potential cost savings anticipated by the managements of TRMT, RMRM and TRA to result from the Merger, which indicated that the pro forma ownership of TRMT stockholders in the combined company implied by the exchange ratio could result in an approximate implied equity value reference range on a pro forma basis derived from such dividend discount analysis of the combined company of $4.94 to $7.24 per TRMT Common Share (relative to $4.73 to $6.70 per TRMT Common Share on a standalone basis); and

•
the illustrative theoretical value uplift for holders of TRMT Common Shares that could result from the Merger by comparing (i) an illustrative approximate implied per share equity value derived for TRMT on a standalone basis utilizing an implied BVPS multiple of 0.78x for TRMT (observed by comparing calendar year 2022 estimated return on equity for TRMT per the managements of TRMT and TRA and calendar year 2022 estimated returns on equity (to the extent publicly available) and most recently reported BVPS multiples observed for the selected companies based on Wall Street research analysts’ estimates and public filings) and (ii) an illustrative approximate implied per share equity value on a pro forma basis derived for the combined company utilizing an implied BVPS multiple of 0.93x for the combined company (observed by comparing calendar year 2022 estimated return on equity for the combined company per the managements of TRMT, RMRM and TRA and the calendar year 2022 estimated returns on equity and most recently reported BVPS multiples observed for the selected companies described above), which indicated that the pro forma ownership of TRMT stockholders in the combined company implied by the exchange ratio, after applying such observed BVPS multiples for TRMT and the combined company to BVPS (as of December 31, 2020) of TRMT and the combined company based on the TRMT forecasts, the RMRM forecasts and public filings, could result in an approximate implied equity value on a pro forma basis derived for the combined company of $9.10 per TRMT Common Share (relative to $8.31 per TRMT Common Share on a standalone basis).

Actual results achieved by TRMT, RMRM and the pro forma combined company may vary from forecasted results and variations may be material.
Miscellaneous
TRMT has agreed to pay Citi for its services in connection with the proposed Merger an aggregate fee of $4.0 million, of which $1.0 million was payable upon delivery of Citi’s opinion and the balance is payable contingent upon consummation of the Merger. In addition, TRMT agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.
As the TRMT special committee was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to TRMT and/or certain of its affiliates and RMR Inc. and/or certain of its affiliates or entities (other than TRMT and RMRM) managed by or that receive business management services from RMR Inc., including through TRA, and/or certain of its affiliates unrelated to the proposed Merger, for which services Citi and its affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) in the case of TRMT, (A) buyer and lender under a master repurchase agreement regarding certain mortgage loans and other assets of TRMT and (B) joint bookrunning manager for an equity offering of TRMT and (ii) in the case of RMR Inc., (A) financial advisor to certain entities managed by or that receive business management services from RMR Inc. in connection with certain restructuring transactions, (B) joint bookrunning manager for certain equity and debt offerings of RMR Inc. and/or certain entities managed by or that receive business management services from RMR Inc. and (C) joint lead arranger, joint bookrunning manager, syndication agent, collateral agent, administrative agent and/or documentation agent for, and/or as a lender under, certain credit or securitization facilities of certain entities managed by or that receive business management services from RMR Inc., for which services described in clauses (i) and (ii) above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $37.0 million from TRMT, RMR Inc. and/or certain entities managed by or that receive business management services from RMR Inc. or its affiliates. Although Citi and its affiliates have not provided investment banking, commercial banking or other similar financial services to RMRM during the approximately two-year period prior to the date of Citi’s opinion for which Citi and its affiliates received compensation, Citi and its affiliates in the future may provide such services to RMRM and/or its affiliates for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of TRMT, RMRM, RMR Inc. and/or their respective affiliates or entities managed by or that receive business management services from RMR Inc. or its affiliates for their own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with TRMT, RMRM, RMR Inc., entities managed by or that receive business management services from RMR Inc. and/or their respective affiliates.
The TRMT special committee selected Citi to act as financial advisor in connection with the proposed Merger based on Citi’s reputation, experience and familiarity with TRMT, RMRM and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Certain Prospective Financial Information of RMRM
RMRM does not as a matter of course make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the Merger and the other Transactions, certain non-public unaudited prospective financial information of RMRM covering multiple years prepared by management of RMRM not for public disclosure was made available to the RMRM special committee and the TRMT special committee. Such non-public unaudited prospective financial information of RMRM also was provided to UBS for its use and reliance in connection with its financial analysis and opinion as more fully described in the section entitled “The Merger — Opinion of Financial Advisor to the RMRM Special Committee” beginning on page 116 of this joint proxy statement/prospectus, and provided to Citi for its use and reliance in connection with its financial analysis and opinion as more fully described in the section entitled “The Merger — Opinion of Financial Advisor to the TRMT Special Committee” beginning on page 122 of this joint proxy statement/prospectus. A summary of certain of that unaudited prospective financial information is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for or against the RMRM Share Issuance Proposal and the TRMT Merger Proposal, but is included because it was made available to the RMRM special committee, the TRMT special committee and their respective financial advisors. The inclusion of this information should not be regarded as an indication that any of the RMRM special committee, the TRMT special committee, their respective financial advisors or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results.
The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, the information by its nature becomes less predictive with each successive year.
You should review the risk factors with respect to the business of RMRM. See “Risk Factors” beginning on page 34. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of management, was prepared on a reasonable basis and reflected the best available estimates and judgments at the time they were prepared. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the GAAP measures in RMRM’s historical GAAP financial statements. The unaudited prospective financial information includes certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this joint proxy statement/prospectus may not be comparable to similarly titled amounts used by other companies. The unaudited prospective financial information presented herein includes Distributable Earnings.
Neither the independent registered public accounting firm of RMRM nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information of RMRM contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The report of the independent registered public accounting firm of RMRM included in “Consolidated Financial Statements of RMR Mortgage Trust” beginning on page F-1 of this joint proxy statement/prospectus relates to the historical financial information of RMRM. Such report does not extend to the unaudited prospective financial information herein or made available to the RMRM special committee, the TRMT special committee and their respective financial advisors, and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.
RMRM Standalone Income Statement Projections
The following table summarizes the RMRM standalone income statement projections provided to the RMRM board of trustees for purposes of its consideration of the Merger and to UBS for its use and reliance in connection with its financial analyses and opinion, as more fully described in “The Merger — Opinion of Financial Advisor to the RMRM Special Committee” beginning on page 116 of this joint proxy statement/prospectus. The RMRM standalone income statement projections also were made available to TRMT and Citi.
	Years ending December 31
(amounts in thousands, except per share data)	2021E	2022E	2023E	2024E	2025E
Income from loans and investments, net	$14,831	$21,923	$20,674	$20,625	$21,259
Net income	$8,620	$15,234	$14,232	$14,186	$14,269
Net income per share – diluted	$0.84	$1.49	$1.40	$1.39	$1.40
Distributable Earnings	$8,620	$15,597	$14,263	$14,130	$14,677
Distributable Earnings per share – diluted	$0.84	$1.53	$1.40	$1.39	$1.44
RMRM Standalone Balance Sheet Projections
The following table summarizes the RMRM standalone balance sheet projections provided to the RMRM board of trustees for purposes of its consideration of the Merger and to UBS for its use and reliance in connection with its financial analyses and opinion, as more fully described in “The

Merger — Opinion of Financial Advisor to the RMRM Special Committee” beginning on page 116 of this joint proxy statement/prospectus. The RMRM standalone balance sheet projections also were made available to TRMT and Citi.
	As of December 31
	2021E	2022E	2023E	2024E	2025E
Loans held for investments, net	$627,382	$675,859	$664,188	$642,133	$676,548
Total assets	$669,068	$704,031	$693,704	$679,905	$703,763
Master repurchase facility, net	$471,401	$506,387	$501,034	$486,964	$511,317
Total liabilities	$476,166	$511,130	$505,918	$492,120	$515,978
Total equity	$192,902	$192,901	$187,786	$187,786	$187,786
In preparing the foregoing unaudited prospective financial information, RMRM made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including RMRM’s ability to finance its operations and investments and refinance certain of its outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of investments and dispositions by RMRM and the yield to be achieved on such investments, the amount and timing of capital expenditures, distribution rates, the amount of income taxes paid and the amount of general and administrative costs.
The assumptions made in preparing the above unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” beginning on page 34, and “Cautionary Statement Regarding Forward Looking Statements” beginning on page 70, of this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of RMRM and will be beyond the control of the combined company. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Merger and the other Transactions are completed.
You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by RMRM, TRMT or any other person to any RMRM shareholder, TRMT shareholder or other person regarding the ultimate performance of RMRM compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of RMRM’s reported results of operations and financial condition and capital resources in “RMRM Management’s Discussion and Analysis of Financial Condition and Results of Operation” beginning on page 206 of this joint proxy statement/prospectus.
RMRM DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Certain Prospective Financial Information of TRMT
TRMT does not as a matter of course make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the Merger and the other Transactions, certain non-public unaudited prospective financial information of TRMT covering multiple years prepared by management of TRMT not for public disclosure was made available to the TRMT special committee and the RMRM special committee. Such non-public unaudited prospective financial information of TRMT also was provided to Citi for its use and reliance in connection with its financial analysis and opinion as more fully described in the section entitled “The Merger — Opinion of Financial Advisor to the TRMT Special Committee” beginning on page 122 of this joint proxy statement/prospectus, and provided to UBS for its use and reliance in connection with its financial analysis and opinion as more fully described in the section entitled “The Merger — Opinion of Financial Advisor to the RMRM Special Committee” beginning on page 116 of this joint proxy statement/prospectus. A summary of certain of that unaudited prospective financial information is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for or against the TRMT Merger Proposal and the RMRM Share Issuance Proposal, but is included because they were made available to the TRMT special committee, the RMRM special committee and their respective financial advisors. The inclusion of this information should not be regarded as an indication that any of the TRMT special committee, the RMRM special committee, their respective financial advisors or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results.
The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, the information by its nature becomes less predictive with each successive year.
You should review the SEC filings of TRMT for a description of risk factors with respect to the business of TRMT. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 70, and “Where You Can Find More Information” beginning on page i, of this joint proxy statement/prospectus. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of management, was prepared on a reasonable basis and reflected the best available estimates and judgments at the time they were prepared. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to GAAP measures in TRMT’s historical GAAP financial statements. The unaudited prospective financial information includes certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this joint proxy statement/prospectus may not be comparable to similarly titled amounts used by other companies. The unaudited prospective financial information presented herein with respect to TRMT includes Distributable Earnings.
Neither the independent registered public accounting firm of TRMT nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information of TRMT contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The report of the independent registered public accounting firm of TRMT contained in “Consolidated Financial Statements of Tremont Mortgage Trust” beginning on page F-66 of this joint proxy statement/prospectus, relates to the historical financial information of TRMT. Such report does not extend to the unaudited prospective financial information herein or made available to the TRMT special committee, the RMRM special committee and their respective financial advisors, and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.
TRMT Standalone Income Statement Projections
The following table summarizes the TRMT standalone income statement projections provided to the TRMT board of trustees for purposes of its consideration of the Merger and to Citi for its use and reliance in connection with its financial analyses and opinion, as more fully described in “The Merger — Opinion of Financial Advisor to the TRMT Special Committee” beginning on page 122 of this joint proxy statement/prospectus. The TRMT standalone income statement projections also were made available to RMRM and UBS.

	Years ending December 31
(amounts in thousands, except per share data)	2021E	2022E	2023E	2024E	2025E
Income from loans and investments, net	$12,090	$10,466	$9,066	$9,520	$9,844
Net income	$7,027	$5,722	$4,143	$4,514	$4,757
Net income per share – diluted	$0.85	$0.69	$0.49	$0.53	$0.56
Distributable Earnings	$7,950	$6,253	$4,781	$5,158	$5,409
Distributable Earnings per share – diluted	$0.97	$0.76	$0.57	$0.61	$0.63
TRMT Standalone Balance Sheet Projections
The following table summarizes the TRMT standalone balance sheet projections provided to the TRMT board of trustees for purposes of its consideration of the Merger and to Citi for its use and reliance in connection with its financial analyses and opinion, as more fully described in “The Merger — Opinion of Financial Advisor to the TRMT Special Committee” beginning on page 122 of this joint proxy statement/prospectus. The TRMT standalone balance sheet projections also were made available to RMRM and UBS.
	As of December 31
	2021E	2022E	2023E	2024E	2025E
Loans held for investments, net	$274,423	$311,202	$307,364	$307,690	$309,297
Total assets	$287,884	$326,030	$321,889	$323,154	$325,321
Master repurchase facility, net	$195,412	$233,699	$231,484	$232,780	$234,860
Total liabilities	$198,435	$236,147	$233,691	$234,322	$235,855
Total equity	$89,449	$89,883	$88,198	$88,832	$89,466
In preparing the foregoing unaudited prospective financial information, TRMT made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including TRMT’s ability to finance its operations and investments and refinance certain of its outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of investments and dispositions by TRMT and the yield to be achieved on such investments, the amount and timing of capital expenditures, distribution rates, the amount of income taxes paid and the amount of general and administrative costs.
The assumptions made in preparing the above unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” beginning on page 34, and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 70, of this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of TRMT and will be beyond the control of the combined company. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Merger and the other Transactions are completed.
You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by TRMT, RMRM or any other person to any TRMT shareholder, RMRM shareholder or other person regarding the ultimate performance of TRMT compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of TRMT’s reported results of operations and financial condition and capital resources in “TRMT Management’s Discussion and Analysis of Financial Condition and Results of Operation” beginning on page 222 of this joint proxy statement/prospectus.

TRMT DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions
RMRM and TRMT shareholders should be aware that certain of RMRM’s and TRMT’s trustees and executive officers and TRA, the manager of both RMRM and TRMT, have interests in the Merger and the other Transactions that may be different from, or in addition to, the interests of RMRM and TRMT shareholders generally, which may create potential conflicts of interest or the appearance thereof. Each of the RMRM and TRMT board of trustees and RMRM and TRMT special committees was aware of these interests, among other matters, in approving the Merger Agreement, the Merger, and the other Transactions to which RMRM and TRMT are parties, and in recommending that RMRM shareholders vote for the RMRM Share Issuance Proposal and that TRMT shareholders vote for the TRMT Merger Proposal. These interests include those discussed below.
TRA is the manager of RMRM and TRMT and the personnel and various services that each of RMRM and TRMT require to operate their respective business are provided to them by TRA pursuant to their respective management agreements with TRA. TRA is a wholly-owned subsidiary of RMR LLC, which is the majority owned operating subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. Adam D. Portnoy is a managing trustee of RMRM and TRMT; a member of the board of directors of TRA; the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc.; a managing director, president and chief executive officer of RMR Inc.; and the president and chief executive officer of RMR LLC. Thomas J. Lorenzini serves as President of each of RMRM and TRMT and is a vice president of each of RMR LLC and TRA. G. Douglas Lanois serves as Chief Financial Officer and Treasurer of each of TRMT and RMRM and as senior vice president, chief financial officer and treasurer of TRA and as a senior vice president of RMR LLC. Matthew P. Jordan, the Executive Vice President, Chief Financial Officer and Treasurer of RMR LLC and RMR Inc., is a managing trustee of both RMRM and TRMT and is a director and president and chief executive officer of TRA. John L. Harrington serves as an independent trustee of both RMRM and TRMT, Joseph L. Morea, an independent trustee of TRMT and a member of the TRMT special committee, previously served as an independent trustee of RMRM and Jeffrey P. Somers, an independent trustee of RMRM and a member of the RMRM special committee, previously served as an independent trustee of TRMT.
If the Merger is consummated, RMRM’s management agreement with TRA will remain in effect and the terms will not be changed but, as a result of the consummation of the Merger and the other Transactions, depending on the combined company’s equity and distributable earnings, each as defined in the management agreement, incentive management fees payable to TRA by the combined company under the management agreement may increase.
The management agreement of RMRM has a term that ends on December 31, 2023, and the management agreement of TRMT has a term that ends on December 31, 2021. Each management agreement automatically renews for successive one year terms on January 1 of each year for an additional year unless sooner terminated upon written notice at least 180 days prior to the end of the term by the affirmative vote of at least two-thirds (2/3) of RMRM’s or TRMT’s independent trustees, as applicable, based upon a determination that (a) TRA’s performance is unsatisfactory and materially detrimental to RMRM or TRA, as applicable or (b) the base management fee and incentive fee, taken as a whole, payable to TRA are not fair to RMRM or TRMT, as applicable (provided that in the instance of (b), TRA will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The termination of RMRM’s or TRMT’s management agreement with TRA may require RMRM or TRMT, as applicable, to pay a substantial termination fee to TRA. If RMRM or TRMT terminates its management agreement with TRA without cause or if TRA terminates its management agreement with RMRM or TRMT for a material breach, as defined in such agreement, RMRM or TRMT, as the case may be, would be obligated to pay TRA a termination fee in an amount equal to three times the sum of the average annual base management fee and the average annual incentive fee, in each case paid or payable to TRA during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination. In addition, TRMT’s termination fee also includes an amount equal to the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement paid by TRA.
Contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, RMRM, TRMT and TRA have agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such management agreement. In consideration of this waiver, RMRM agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. For further information on RMRM’s management agreement with TRA, including calculation of the incentive fee, see “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
Messrs. Portnoy, Harrington, Jordan, Lanois, Lorenzini and Somers and Ms. Gilmore collectively beneficially owned 262,461 RMRM Common Shares, or approximately 2.6% of the RMRM Common Shares outstanding as of the RMRM Record Date. In addition, Ms. Diane Portnoy owns 882,407 RMRM Common Shares or approximately 8.6% of the RMRM Common Shares outstanding as of the RMRM Record Date. As a result of the Merger and the RMRM Share Issuance, the ownership position of Ms. Portnoy and of the RMRM trustees and executive officers is expected to decrease. On April 26, 2021, TRMT entered into a voting agreement with Ms. Portnoy, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM’s shareholders held for that purpose and against any competing acquisition proposal. In addition, RMRM’s trustees and executive officers have indicated that they expect to vote “FOR” the RMRM Share Issuance Proposal and “FOR” the RMRM Adjournment Proposal. For further information, see “The RMRM Special Meeting — Required Vote” on page 82 of this joint proxy statement/prospectus.
Messrs. Portnoy, Harrington, Jordan, Lamkin, Lanois, Lorenzini and Morea collectively beneficially owned 95,694.67 TRMT Common Shares (excluding 1,600,100 TRMT Common Shares that Mr. Portnoy beneficially owned through TRA), or approximately 1.2% of the TRMT Common Shares outstanding as of the TRMT Record Date. TRMT’s trustees and executive officers have indicated that they expect to vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal. Additionally, TRA, TRMT’s largest shareholder, holds approximately 19.2% of the outstanding TRMT Common Shares as of the TRMT Record Date. In connection with the Merger, RMRM and TRA entered into a Voting Agreement, dated as of April 26, 2021, pursuant to which TRA agreed to vote “FOR” the TRMT Merger Proposal and “FOR” the TRMT Adjournment Proposal. For further information, see “The TRMT Special Meeting — Required Vote” on page 87 of this joint proxy statement/prospectus.
RMRM and TRMT each have entered into indemnification agreements with their trustees and officers. These indemnification agreements require RMRM or TRMT, as applicable, to indemnify such persons to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding, subject to certain exceptions specified in the agreements. In addition, the indemnification agreements require RMRM and TRMT, as applicable, to advance reasonable expenses incurred by or on behalf of the indemnitee. Under the terms of the Merger Agreement, for a period of six years after the Effective Time, subject to certain limitations, the surviving entity has agreed to indemnify each current and former executive officer and trustee of TRMT, for costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and paid settlement amounts in connection with any claim, proceeding or investigation pertaining to (i) alleged actions or omissions, in such person’s capacity as an executive officer or trustee of TRMT or (ii) the Merger Agreement and any of the transactions contemplated thereby, and will pay in advance of the final disposition of any such claim, proceeding or investigation, the expenses (including attorneys’ fees) of any such person. In addition, pursuant to the terms of the Merger Agreement, prior to the Effective Time, TRMT will obtain and RMRM will pay the premium for a non-cancelable extension of the coverage afforded by TRMT’s existing directors’ and officers’ insurance for any claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period prior to the Effective Time from one or more insurance carriers with the same or better credit rating as TRMT’s current insurance carrier with respect to directors’ and officers’ insurance with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under TRMT’s existing policies and with liability limits that are no lower than the limits on TRMT’s existing policies so long as the premium in the aggregate does not exceed 300% of the annual aggregate premium(s) under TRMT’s existing policies. These arrangements are described in detail in the “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Covenants and Agreements — Indemnification of Trustees and Officers; Insurance” on page 173 of this joint proxy statement/prospectus.
None of TRMT’s trustees or executive officers has any arrangement or understanding with either TRMT or RMRM concerning any type of compensation based on the Merger or the other Transactions. None of TRMT’s trustees has any arrangement or understanding with either TRMT or RMRM regarding serving on the RMRM board of trustees following the completion of the Merger.
The transactions contemplated by the Merger Agreement and the terms and conditions thereof were evaluated, negotiated and recommended to the RMRM board of trustees by the RMRM special committee, which consists solely of RMRM’s disinterested, independent trustees, and were separately approved and adopted by RMRM’s independent trustees and the RMRM board of trustees.
The transactions contemplated by the Merger Agreement and the terms and conditions thereof were evaluated, negotiated and recommended to the TRMT board of trustees by the TRMT special committee, which consists solely of TRMT’s disinterested, independent trustees, and were separately approved and adopted by TRMT’s independent trustees and the TRMT board of trustees.
Trustees and Management of the Combined Company
The trustees and officers of RMRM immediately prior to the Effective Time will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with RMRM’s declaration of trust and bylaws.
For additional information regarding the trustees and executive officers of RMRM following the Merger, see “Management of the Combined Company” on page 200 of this joint proxy statement/prospectus.
Treatment of Unvested TRMT Share Awards in the Merger
In connection with the entry into the Merger Agreement, TRMT obtained from each of its executive officers and certain other executive officers of TRA and RMR LLC a waiver of each such officer’s right to accelerated vesting upon consummation of the Merger of any unvested or partially vested TRMT Share Awards such officer held. TRMT has agreed to use reasonable efforts, prior to the Effective Time, to cause the vesting of any unvested or partially vested TRMT Share Awards held by each other holder thereof not to accelerate in connection with the consummation of the Merger. At the Effective Time, each unvested or partially vested TRMT Share Award will be converted into an award with respect to a number of RMRM Common Shares (rounded down to the nearest whole share) equal to the product of (a) the exchange ratio, multiplied by (b) the number of TRMT Common Shares subject to such unvested or partially vested TRMT Share Award at the Effective Time, with cash paid in lieu of fractional shares. Such award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time, except as specifically set forth in the waiver or as otherwise amended. All amounts payable in respect of such TRMT Share Awards will be subject to appropriate tax withholding.
Regulatory Approvals
Neither RMRM nor TRMT is aware of any regulatory approvals that are expected to prevent the consummation of the Merger.
Accounting Treatment of the Merger
In accordance with GAAP, RMRM will account for the Merger as an asset acquisition, with RMRM treated as the acquirer of TRMT. GAAP requires the application of a screen test to evaluate if substantially all the fair value of the acquired entity is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. In addition, the rules require the identification of the acquirer, the determination of the acquisition date, the determination of the fair value of consideration and the recognition and measurement, at relative fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquired entity. After consideration of all applicable factors, the Merger will be treated as an asset acquisition under GAAP, with RMRM being the acquirer.
Exchange of Shares in the Merger
RMRM will appoint an exchange agent who is reasonably acceptable to TRMT to handle the exchange of TRMT Common Shares for RMRM Common Shares. Within five business days after the Effective Time, the exchange agent will send to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented TRMT Common Shares outstanding a letter of transmittal and instructions for effecting the exchange of such certificates for the Merger Consideration the holder is entitled to receive under the Merger Agreement. Holders of record of non-certificated TRMT Common Shares represented by book-entry will receive payment of the foregoing items without any action on their part.
Upon surrender of share certificates for cancellation along with the executed letter of transmittal and other documents described in the instructions, each TRMT shareholder will receive all of the following: (i) the Merger Consideration of 0.52 of one (1) RMRM Common Share for each TRMT Common Share held by such TRMT shareholder, and (ii) cash in lieu of fractional RMRM Common Shares, if any.
If you are a RMRM shareholder, you are not required to take any action with respect to your RMRM Common Shares.
Distributions
RMRM and TRMT plan to continue their respective current distribution policies until the closing of the Merger. The parties each intend to pay quarterly distributions to their respective common shareholders at a rate not in excess of $0.15 per RMRM Common Share and $0.10 per TRMT Common Share during that period. In addition, each of RMRM and TRMT are permitted under the Merger Agreement, upon prior notice to the other, to declare and pay a pro rata cash quarterly distribution for the portion of the quarterly period ending on the closing date of the Merger. The decision to declare such a pro rata distribution will be determined at the discretion of the applicable board of trustees, and neither RMRM nor TRMT shareholders have any contractual or other legal right to such a distribution.
In addition, RMRM and TRMT have each agreed that the other party, with consent of the other (which consent may be conditioned upon an adjustment to the exchange ratio agreed upon by the parties and which is not to be unreasonably conditioned, withheld or delayed), may make any distribution to the extent reasonably necessary for such party to maintain its qualification for taxation as a REIT or to reduce or eliminate income or excise tax.
Listing of RMRM Common Shares to be Issued in the Merger
It is a condition to the completion of the Merger that the RMRM Common Shares issuable in connection with the Merger be approved by Nasdaq for listing on Nasdaq, subject to official notice of issuance. RMRM expects that immediately after the Effective Time, RMRM will change its name to “Seven Hills Realty Capital Trust”, following which RMRM’s ticker symbol on Nasdaq will be changed to “SHRC”.
Assumption of TRMT’s Master Repurchase Facility
Following the completion of the Merger, RMRM will assume TRMT’s Master Repurchase Facility and the portfolio of loans TRMT has made thereunder.
De-Listing and De-Registration of TRMT Common Shares
Pursuant to the Merger Agreement, when the Merger is consummated, the TRMT Common Shares currently listed on Nasdaq will be de-listed from Nasdaq and will be de-registered under the Exchange Act.
No Appraisal Rights
Under Maryland Statutory Trust Act and Maryland REIT Law and pursuant to the declaration of trust of each of RMRM and TRMT, neither RMRM shareholders nor TRMT shareholders are entitled to exercise appraisal rights in connection with the Merger or any of the other Transactions. See “No Appraisal Rights” on page 186 of this joint proxy statement/prospectus.
Litigation Related to the Merger and the Other Transactions
As of July 20, 2021, four lawsuits have been filed by purported shareholders of TRMT and RMRM in connection with the proposed merger between TRMT and RMRM. The lawsuits were brought by the plaintiffs individually and are captioned Bishins v. Tremont Mortgage Trust, et al., Case No. 1:21-cv-05435 (S.D.N.Y., filed June 21, 2021), Lee v. Tremont Mortgage Trust, et al., Case No. 1:21-cv-05618 (S.D.N.Y., filed June 29, 2021), Merewether v. Tremont Mortgage Trust, et al., Case No. 1:21-cv-13116 (D.N.J., filed June 29, 2021) and Parthenakis v. RMR Mortgage Trust, et al., Case No. 1:21-cv-05694 (S.D.N.Y, filed July 1, 2021), each, a complaint, and collectively, the complaints. The Bishins, Lee and Merewether complaints name as defendants TRMT and the TRMT board of trustees. The Bishins and Lee complaints also name RMRM as a defendant. The Parthenakis complaint names as defendants RMRM and the RMRM board of trustees.
The plaintiffs generally assert claims under Section 14(a) and Section 20(a) of the Exchange Act, contending that the registration statement on Form S-4 filed with the SEC on June 9, 2021, and serving as the preliminary joint proxy statement/prospectus, omitted or misrepresented material information regarding the proposed merger between TRMT and RMRM. The complaints generally seek injunctive relief preventing TRMT and RMRM from consummating the Merger, rescission or rescissory damages, an award of plaintiffs’ costs, including attorneys’ fees and expenses, and such other relief the court may deem just and proper. The Bishins complaint also seeks a declaration that the Merger Agreement was entered into in breach of the Bishins individual defendants’ fiduciary duties and is therefore unlawful and unenforceable. The Lee and Merewether complaints additionally seek a declaration that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and an order directing the defendants to disseminate a registration statement that does not contain any untrue or misleading statements of material fact. The Parthenakis complaint also seeks an order requiring the Parkthenakis defendants to account to plaintiffs for all damages suffered as a result of their wrongdoing.
TRMT, RMRM and the other named defendants deny that they have violated any laws or breached any duties to TRMT or RMRM stockholders and believe the claims asserted in the complaints are without merit. There can be no assurances that additional lawsuits or demands will not be filed or made with respect to the Merger. If additional similar lawsuits or demands are filed or made, absent new or different allegations that are material, neither TRMT nor RMRM will necessarily announce them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax consequences of the Merger to holders of RMRM Common Shares and TRMT Common Shares and the material United States federal income tax considerations associated with the ownership and disposition of RMRM Common Shares and TRMT Common Shares, including the qualification and taxation of RMRM and TRMT as REITs under the IRC. The sections of the IRC that govern the federal income tax qualification and treatment of a REIT and its shareholders are complex. This presentation is a summary of applicable IRC provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. No ruling has been received from the IRS, with respect to any matter described in this summary, and there can be no assurance that the IRS or a court will agree with all of the statements made in this summary. The IRS could, for example, take a different position from that described in this summary with respect to the Merger or the acquisitions, operations, valuations, or restructurings of RMRM or TRMT, which, if a court agreed, could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax considerations, and does not discuss any estate, gift, state, local or foreign tax considerations.
The following summary of material United States federal income tax considerations is based on existing law and is limited to investors who own shares as investment assets rather than as inventory or as property used in a trade or business. The summary does not describe all of the particular tax considerations that might be relevant to holders of TRMT Common Shares or RMRM Common Shares that are subject to special treatment under United States federal income tax law, including, for example:
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a bank, insurance company or other financial institution;

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a regulated investment company, or RIC;

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a REIT;

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a subchapter S corporation;

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a broker, dealer or trader in securities or foreign currencies;

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a person who marks-to-market RMRM Common Shares or TRMT Common Shares for U.S. federal income tax purposes;

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a U.S. shareholder (as defined below) that has a functional currency other than the U.S. dollar;

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a person who acquires or owns RMRM Common Shares or TRMT Common Shares in connection with employment or other performance of services;

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a person subject to alternative minimum tax;

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a person who acquires or owns RMRM Common Shares or TRMT Common Shares as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

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a person who owns 10% or more (by vote or value, directly or constructively under the IRC) of RMRM Common Shares or TRMT Common Shares;

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a U.S. expatriate;

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a non-U.S. shareholder (as defined below) whose investment in RMRM Common Shares or TRMT Common Shares is effectively connected with the conduct of a trade or business in the United States;

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a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year;

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a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the IRC);

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a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the IRC) or any entity wholly owned by one or more qualified foreign pension funds;

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a person subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the IRC); or

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except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

For purposes of this summary, a “U.S. shareholder” is a beneficial owner of TRMT Common Shares or RMRM Common Shares, as applicable, that is:
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an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

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an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to federal income taxation regardless of its source; or

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a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. shareholder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. shareholder” is a beneficial owner of TRMT Common Shares or RMRM Common Shares, as applicable, that is not an entity (or other arrangement) treated as a partnership for federal income tax purposes and is not a U.S. shareholder.
If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds TRMT Common Shares or RMRM Common Shares, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that is a holder of TRMT Common Shares or RMRM Common Shares and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their tax advisors about the federal income tax consequences and other tax consequences of the Merger and the acquisition, ownership and disposition of TRMT Common Shares or RMRM Common Shares.
THE UNITED STATES FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, TO HOLDING AND DISPOSING OF RMRM COMMON SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. IF YOU HOLD RMRM COMMON SHARES OR TRMT COMMON SHARES, THEN YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, YOUR OWNERSHIP OF RMRM COMMON SHARES OR TRMT COMMON SHARES AND THE QUALIFICATION OF RMRM AND TRMT FOR TAXATION AS REITS, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
Material United States Federal Income Tax Consequences of the Merger
The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the IRC. It is a condition to the completion of the Merger that Sullivan, counsel to TRMT, and Skadden, counsel to RMRM, each renders an opinion that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) TRMT and RMRM will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Such opinions will be subject to customary exceptions, assumptions, and qualifications, and will be conditioned on the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of representations made by TRMT and RMRM regarding factual matters, and of covenants undertaken by TRMT and RMRM. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Merger could differ from those described in the tax opinions and in this discussion. These tax opinions will represent the legal judgment of counsel rendering the opinion and will not be binding on the IRS or the courts; there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. Accordingly, the tax opinions are not a guarantee of the legal outcome of the Merger or any tax benefits that may be derived from the Merger. This discussion assumes that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC.
Material United States Federal Income Tax Consequences of the Merger to TRMT and RMRM
Tax Consequences of the Merger to TRMT.   TRMT will not recognize any gain or loss as a result of the Merger.
Tax Consequences of the Merger to RMRM.   RMRM will inherit the historic tax bases, holding periods, and depreciation/amortization schedules of TRMT with respect to the assets it acquires in the Merger. As the successor by merger to TRMT, RMRM will also generally be liable for unpaid taxes, including penalties and interest (if any), of TRMT. In addition to RMRM inheriting TRMT’s tax liabilities, if TRMT has failed or fails to qualify for taxation as a REIT for federal income tax purposes and the Merger is completed, RMRM could lose its qualification for taxation as a REIT should TRMT’s disqualifying activities continue after the Merger. Even if RMRM retains its qualification for taxation as a REIT, if TRMT does not qualify for taxation as a REIT for a taxable year before the Merger or for the taxable year that includes the Merger and if no relief is available, then RMRM would face the following tax consequences:
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RMRM, as the successor by merger to TRMT, would generally inherit any corporate income tax liabilities of TRMT, including penalties and interest;

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RMRM would be subject to tax on the built-in gain on each asset of TRMT existing at the Effective Time if RMRM were to dispose of a TRMT asset during a specified period (generally five years) following the Effective Time; and

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RMRM could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including interest payments to the IRS) to eliminate any earnings and profits accumulated by TRMT for taxable periods for which it did not qualify for taxation as a REIT.

Finally, if there is an adjustment to TRMT’s real estate investment trust taxable income or dividends paid deductions, RMRM could elect to use the deficiency dividend procedure in respect of preserving its predecessor TRMT’s REIT qualification. That deficiency dividend procedure could require RMRM to make significant distributions to its shareholders and to pay significant interest to the IRS.
Material United States Federal Income Tax Consequences of the Merger to Holders of TRMT Common Shares
A holder of TRMT Common Shares generally will not recognize any gain or loss as a result of the Merger except in respect of any cash received in lieu of fractional RMRM Common Shares (as discussed below).
Holding Period and Basis in TRMT Common Shares.   A holder of TRMT Common Shares generally will have an aggregate tax basis in the RMRM Common Shares it receives (including fractional shares deemed received and redeemed as described below) in the Merger equal to the shareholder’s aggregate tax basis in its TRMT Common Shares surrendered pursuant to the Merger. The holding period for the RMRM Common Shares received by a shareholder in connection with the Merger will include the holding period of the TRMT Common Shares surrendered in connection with the Merger. If a shareholder acquired any of its TRMT Common Shares at different prices and/or at different times, Treasury regulations provide guidance on how such shareholder may allocate its tax basis to RMRM Common Shares received in the Merger and the holding period of such RMRM Common Shares.
Cash Received in Lieu of Fractional Shares.   A shareholder that receives cash in lieu of a fractional RMRM Common Share generally will be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized by a U.S. shareholder based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the TRMT Common Shares surrendered which is allocable to the fractional share. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for such TRMT Common Shares exceeds one year at the Effective Time. A non-U.S. shareholder will generally not be subject to U.S. federal income taxation or withholding with respect to cash in lieu of a fractional RMRM Common Share received, provided that such non-U.S. shareholder has properly certified to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form.
Material United States Federal Income Tax Considerations Related to REIT Qualification
REIT Taxation.   Subject to the discussions that follow, RMRM and TRMT each believe that they have qualified and intend to remain qualified (for TRMT, through the Effective Time, if applicable) to be taxed as REITs under the IRC. A REIT is generally not subject to federal income tax on its net income distributed as dividends to its shareholders. Distributions to a REIT’s shareholders generally are included in its shareholders’ income as dividends to the extent of its available current or accumulated earnings and profits. A REIT’s dividends are not generally entitled to the preferential tax rates on qualified dividend income, but a portion of a REIT’s dividends may be treated as capital gain dividends or as qualified dividend income, all as explained below. In addition, for taxable years beginning before 2026 and pursuant to the deduction-without-outlay mechanism of Section 199A of the IRC, a REIT’s noncorporate U.S. shareholders that meet specified holding period requirements are generally eligible for lower effective tax rates on its dividends that are not treated as capital gain dividends or as qualified dividend income. No portion of a REIT’s dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of a REIT’s current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient shareholder’s basis in its shares in the REIT, and will reduce this basis. A REIT’s current or accumulated earnings and profits are generally allocated first to distributions made on its preferred shares and thereafter to distributions made on a REIT’s common shares. For all these purposes, a REIT’s distributions include cash distributions, any in kind distributions of property that it might make, and deemed or constructive distributions resulting from capital market activities (such as some redemptions), as described below.
Sullivan is of the opinion that: (1) RMRM has been organized and has qualified for taxation as a REIT under the IRC for its 2020 taxable year, and (2) TRMT has been organized and has qualified for taxation as a REIT under the IRC for its 2017 through 2020 taxable years, and that the current and anticipated investments and plans of operation of both will enable each to continue to meet the requirements for qualification and taxation as a REIT under the IRC (and in the case of TRMT, through the Effective Time, if applicable). Sullivan’s opinions are conditioned upon the assumption that RMRM’s and TRMT’s respective declarations of trust and all other legal documents to which either has been or is a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this joint proxy statement/prospectus and upon representations made by RMRM and TRMT as to certain factual matters relating to each of RMRM’s and TRMT’s respective organization and operations and each entity’s expected manner of operation, and the assumption that RMRM will timely file an election pursuant to Section 856(c)(1) of the IRC to be taxed as a REIT commencing with its 2020 taxable year. If these assumptions or a description or representation is inaccurate or incomplete, then Sullivan’s opinions may be adversely affected and may not be relied upon. The opinions of Sullivan are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances for either RMRM or TRMT, none of Sullivan, RMRM, or TRMT can be sure that either of RMRM or TRMT will qualify as or be taxed as a REIT for any particular year. Any opinion of Sullivan as to either RMRM’s or TRMT’s qualification or taxation as a REIT will be expressed as of the date issued. Sullivan will have no obligation to advise any of RMRM, TRMT, or their shareholders (including TRMT Common Shareholders that receive RMRM Common Shares in the Merger) of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of Sullivan are not binding on either the IRS or a court, and either could take a position different from that expressed by Sullivan.

RMRM’s and TRMT’s respective qualification and taxation as a REIT will depend upon their respective compliance with various qualification tests imposed under the IRC and summarized below. While each of RMRM and TRMT believes that it has satisfied and will satisfy these tests, Sullivan does not review compliance with these tests on a continuing basis. If either RMRM or TRMT fails to qualify for taxation as a REIT in any year, then such entity will be subject to federal income taxation as if it were a corporation taxed under subchapter C of the IRC, or a C corporation, and that entity’s shareholders will be taxed like shareholders of regular C corporations, meaning that federal income tax generally will be applied at both the corporate and shareholder levels. In such an event, RMRM or TRMT could be subject to significant tax liabilities, and the amount of cash available for distribution to such entity’s shareholders could be reduced or eliminated.
If an entity qualifies for taxation as a REIT and meets the tests described below, then that entity generally will not pay federal income tax on amounts that it distributes to its shareholders. However, even if an entity qualifies for taxation as a REIT, it may still be subject to federal tax in the following circumstances, as described below:
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A REIT will be taxed at regular corporate income tax rates on any undistributed “real estate investment trust taxable income,” determined by including its undistributed ordinary income and net capital gains, if any.

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If a REIT has net income from “prohibited transactions” — that is, dispositions at a gain of inventory or property held primarily for sale to customers in the ordinary course of a trade or business other than dispositions of foreclosure property and other than dispositions excepted by statutory safe harbors — it will be subject to tax on this income at a 100% rate.

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If a REIT elects to treat property that it acquires in connection with a foreclosure of a mortgage loan as “foreclosure property,” as described in Section 856(e) of the IRC, it may thereby avoid both (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but in exchange for these benefits it will be subject to tax on the foreclosure property income at the highest regular corporate income tax rate.

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If a REIT fails to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, but nonetheless maintains its qualification for taxation as a REIT because of specified cure provisions, it will be subject to tax at a 100% rate on the greater of the amount by which it fails the 75% gross income test or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect its profitability for the taxable year.

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If a REIT fails to satisfy any of the REIT asset tests described below (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, but nonetheless maintains its qualification for taxation as a REIT because of specified cure provisions, it will be subject to a tax equal to the greater of $50,000 or the highest regular corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused it to fail the test.

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If a REIT fails to satisfy any provision of the IRC that would result in its failure to qualify for taxation as a REIT (other than violations of the REIT gross income tests or violations of the REIT asset tests described below) due to reasonable cause and not due to willful neglect, then it may retain its qualification for taxation as a REIT but will be subject to a penalty of $50,000 for each failure.

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If a REIT fails to distribute for any calendar year at least the sum of 85% of its REIT ordinary income for that year, 95% of its REIT capital gain net income for that year and any undistributed taxable income from prior periods, it will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed.

•
If a REIT acquires a REIT asset where its adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset in the hands of a C corporation, under specified circumstances it may be subject to federal income taxation on all or part of the built-in gain (calculated as of the date the property ceased being owned by the C corporation) on such asset. Each of RMRM and TRMT generally does not expect to sell assets if doing so would result in the imposition of a material built-in gains tax liability; but if and when either sell assets that may have associated built-in gains tax exposure, then each of RMRM and TRMT expects to make appropriate provision for the associated tax liabilities on its financial statements.
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A REIT’s subsidiaries that are C corporations, including TRSs, that it forms or acquires, generally will be required to pay federal corporate income tax on their earnings, and a 100% tax may be imposed on any transaction between a REIT and one of its TRSs that does not reflect arm’s length terms.

If an entity fails to qualify for taxation as a REIT in any year, then it will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to such entity’s shareholders will not be deductible by that entity, nor will distributions be required under the IRC. Also, to the extent of such entity’s current and accumulated earnings and profits, all distributions to its shareholders will generally be taxable as ordinary dividends potentially eligible for the preferential tax rates discussed below under the heading “— Distributions to REIT Shareholders — Taxation of Taxable U.S. Shareholders” and, subject to limitations in the IRC, will be potentially eligible for the dividends received deduction for corporate shareholders. Finally, an entity will generally be disqualified from taxation as a REIT for the four taxable years following the taxable year in which the termination of its REIT status is effective. An entity’s failure to qualify for taxation as a REIT for even one year could result in such entity reducing or eliminating distributions to its shareholders, or in it incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level income taxes. Relief provisions under the IRC may allow an entity to continue to qualify for taxation as a REIT even if it fails to comply with various REIT requirements, all as discussed in more detail below. However, it is impossible to state whether in any particular circumstance a REIT would be entitled to the benefit of these relief provisions.
Neither RMRM nor TRMT intends to acquire or otherwise own assets or to conduct financing or other activities if doing so would produce “excess inclusion” or similar income for itself or its shareholders, except that either RMRM or TRMT may own assets or conduct activities through a TRS such that no excess inclusion or similar income is recognized. However, if either RMRM or TRMT owns assets or conducts activities contrary to this expectation — e.g., if either were to (a) acquire or otherwise own a residual interest in a real estate mortgage investment conduit, or a REMIC, or (b) sponsor a non-REMIC collateralized mortgage pool to issue multiple class debt instruments related to the underlying mortgage loans, in each case other than through a TRS — then a portion of its income will be treated as excess inclusion income and a portion of the dividends that such REIT pays to its shareholders will also be considered to be excess inclusion income. Generally, a shareholder’s dividend income from a REIT corresponding to the shareholder’s share of the REIT’s excess inclusion or similar income: (a) cannot be offset by any net operating losses otherwise available to the shareholder; (b) is subject to tax as UBTI, in the hands of most types of shareholders that are otherwise generally exempt from federal income tax; and (c) results in the application of federal income tax withholding at the maximum statutory rate of 30% (and any otherwise available rate reductions under income tax treaties do not apply) with respect to non-U.S. shareholders. IRS guidance indicates that if a REIT were to generate excess inclusion or similar income, then that income would be allocated among its shareholders in proportion to the REIT’s dividends paid. Even so, the manner in which this income would be allocated to dividends attributable to a taxable year that are not paid until a subsequent taxable year (or to dividends attributable to a portion of a taxable year when no assets or operations were held or conducted that produced excess inclusion or similar income), as well as the manner of reporting these special tax items to shareholders, is not clear under current law, and there can be no assurance that the IRS will not challenge a taxpayer’s method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by either RMRM or TRMT, the amount of any excess inclusion or similar income required to be taken into account by either’s shareholders could be significantly increased.
In addition, if a REIT owns a residual interest in a REMIC, it will be taxed at the highest corporate income tax rate on the percentage of its excess inclusion income that corresponds to the percentage of its shares of beneficial interest that are held in record name by “disqualified organizations.” Although the law is unsettled, the IRS asserts that similar rules apply to a REIT that generates income similar to excess inclusion income as a result of owning specified non-REMIC collateralized mortgage pools. If either RMRM or TRMT becomes subject to tax on excess inclusion or similar income as a consequence of one or more “disqualified organizations” owning their shares, either is entitled under its declaration of trust (but not required) to reduce the amount of distributions that it pays to those shareholders whose ownership gives rise to the tax liability. If RMRM or TRMT do not specifically allocate this tax burden to the applicable shareholders, then as a practical matter it will be borne by RMRM or TRMT, respectively, and all of their respective shareholders. Disqualified organizations include: (a) the United States; (b) any state or political subdivision of the United States; (c) any foreign government; (d) any international organization; (e) any agency or instrumentality of any of the foregoing; (f) any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the IRC, that is exempt both from income taxation and from taxation under the UBTI provisions of the IRC; and (g) any rural electrical or telephone cooperative. To the extent that a REIT’s shares owned by disqualified organizations are held in street name by a broker-dealer or other nominee, the IRS asserts that the broker-dealer or nominee is liable for a tax at the highest corporate income tax rate on the portion of the REIT’s excess inclusion or similar income allocable to the shares held on behalf of the disqualified organizations. A RIC or other pass-through entity owning a REIT’s shares would, according to the IRS, also be subject to tax at the highest corporate income tax rate on any excess inclusion or similar income from such REIT that is allocated to their record name owners that are disqualified organizations.
In sum, although neither RMRM nor TRMT intend to own assets or conduct activities if doing so would produce “excess inclusion” or similar income for any of RMRM, TRMT, or their respective shareholders, tax-exempt investors, foreign investors, taxpayers with net operating losses, RICs, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold RMRM Common Shares or TRMT Common Shares.
REIT Qualification Requirements — General Requirements.   Section 856(a) of the IRC defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable, but for Sections 856 through 859 of the IRC, as a domestic C corporation;

(4)
that is not a financial institution or an insurance company subject to special provisions of the IRC;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
that is not “closely held,” meaning that during the last half of each taxable year (except for its first taxable year as a REIT), not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the IRC to include specified tax-exempt entities);

(7)
that does not have (and has not succeeded to) the post-December 7, 2015 tax-free spin-off history proscribed by Section 856(c)(8) of the IRC; and

(8)
that meets other tests regarding the nature of its income and assets and the amount of its distributions, all as described below.

Section 856(b) of the IRC provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Section 856(h)(2) of the IRC provides that conditions (5) and (6) do not need to be met during a REIT’s first taxable year. Although neither can be sure, each of RMRM and TRMT believes that it has met conditions (1) through (8) during each of the requisite periods commencing with its first REIT taxable year. Furthermore, each of RMRM and TRMT believes that it will continue to meet these conditions in its current and future taxable years.
To help comply with condition (6), RMRM’s and TRMT’s declarations of trust restrict transfers of shares that would otherwise result in concentrated ownership positions. These restrictions, however, do not ensure that either RMRM or TRMT has previously satisfied, and may not ensure that either will in all cases be able to continue to satisfy, the share ownership requirements described in condition (6). If a REIT complies with applicable Treasury regulations to ascertain the ownership of its outstanding shares and does not know, or by exercising reasonable diligence would not have known, that it failed condition (6), then it will be treated as having met condition (6). Accordingly, each of RMRM and TRMT has complied and will continue to comply with these regulations, including by requesting annually from holders of significant percentages of its shares information regarding the ownership of those shares. Under RMRM’s and TRMT’s declarations of trust, shareholders are required to respond to these requests for information. A shareholder that fails or refuses to comply with such a request is required by Treasury regulations to submit a statement with its federal income tax return disclosing its actual ownership of REIT shares and other information.
For purposes of condition (6), an “individual” generally includes a natural person, a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit-sharing trust. As a result, REIT shares owned by an entity that is not an “individual” are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit-sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity’s qualification for taxation as a REIT.
The IRC provides that a REIT will not automatically fail to qualify for taxation as a REIT if it does not meet conditions (1) through (7), provided that it can establish that such failure was due to reasonable cause and not due to willful neglect. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. This relief provision may apply to a failure of the applicable conditions even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.
Further, Section 856(c)(1) of the IRC requires an entity to file an election with its tax return for the first taxable year in which it intends to qualify for taxation as a REIT. RMRM intends to timely file an election pursuant to Section 856(c)(1) of the IRC to be taxed as a REIT commencing with its 2020 taxable year, while TRMT previously filed such an election with respect to its 2017 taxable year.
REIT Qualification Requirements — Wholly Owned Subsidiaries and Investments Through Partnerships.   Except in respect of a TRS as discussed below, Section 856(i) of the IRC provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation for U.S. federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. Each of RMRM and TRMT believes that each of its direct and indirect wholly owned subsidiaries, other than the TRSs discussed below (and entities whose equity is owned in whole or in part by the TRSs), will be either a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the IRC or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under Treasury regulations issued under Section 7701 of the IRC, each such entity referred to as a QRS. Thus, in applying all of the REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of a REIT’s QRSs are treated as that REIT’s, and a REIT’s investment in the stock and other securities of such QRSs will be disregarded.
RMRM or TRMT may in the future invest in one or more entities that are treated as partnerships for federal income tax purposes. In the case of a REIT that is a partner in a partnership, Treasury regulations under the IRC provide that, for purposes of the REIT qualification requirements regarding income and assets described below, a REIT is generally deemed to own its proportionate share, based on respective capital interests (including any preferred equity interests in the partnership), of the income and assets of the partnership (except that for purposes of the 10% value test, described below, the REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and specified debt securities issued by the partnership). In addition, for these purposes, the character of the assets and items of gross income of the partnership generally remains the same in the hands of the REIT. In contrast, for purposes of the distribution requirements discussed below, a REIT is required to take into account as a partner its share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under Subchapter K of the IRC.
REIT Qualification Requirements — Taxable REIT Subsidiaries.   A REIT is permitted to own any or all of the securities of a TRS, provided that no more than 20% of the total value of its assets, at the close of each quarter, is comprised of its investments in the stock or other securities of its TRSs. Very generally, a TRS is a subsidiary corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS is taxed as a regular C corporation, separate and apart from any affiliated REIT. A REIT’s ownership of stock and other securities in its TRSs is exempt from the 5% asset test, the 10% vote test and the 10% value test discussed below.
In addition, any corporation (other than a REIT and other than a QRS) in which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities is automatically a TRS (excluding, for this purpose, certain “straight debt” securities). Subject to the discussion below, each of RMRM and TRMT believes that it and each of its TRSs that it forms or in which it acquires an interest will comply with the requirements for TRS status at all times during which the subsidiary’s TRS election is intended to be in effect.
Because a REIT’s TRSs are taxed as C corporations that are separate from it, their assets, liabilities and items of income, deduction and credit generally are not imputed to the REIT for purposes of the REIT qualification requirements described in this summary. Therefore, a REIT’s TRSs may generally conduct activities that would be treated as prohibited transactions or would give rise to nonqualified income if conducted by such REIT directly.
Restrictions and sanctions are imposed on TRSs and their affiliated REITs to ensure that the TRSs will be subject to an appropriate level of federal income taxation. For example, if a TRS pays interest, rent or other amounts to an affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. The 100% excise tax also applies to the underpricing of services provided by a TRS to its affiliated REIT or the REIT’s tenants. Neither RMRM nor TRMT expect that arrangements involving their respective TRSs will be subject to the imposition of these restrictions or sanctions.
As discussed above, a REIT may utilize a TRS to own assets or conduct activities that would otherwise result in excess inclusion income for it or its shareholders.
REIT Qualification Requirements — Income Tests.   A REIT must satisfy two gross income tests annually to maintain its qualification for taxation as a REIT. First, at least 75% of its gross income for each taxable year must be derived from investments relating to real property, including “rents from real property” within the meaning of Section 856(d) of the IRC, interest and gain from mortgages on real property or on interests in real property (generally including CMBS), amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property), income derived from a REMIC in proportion to the real estate assets held by the REMIC (unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC), income and gain from foreclosure property, gain from the sale or other disposition of real property (including specified ancillary personal property treated as real property under the IRC), or dividends on and gain from the sale or disposition of shares in other REITs (but excluding in all cases any gains subject to the 100% tax on prohibited transactions). When a REIT receives new capital in exchange for its shares or in a public offering of its five-year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of its receipt of the new capital, is generally also qualifying income under the 75% gross income test. Second, at least 95% of a REIT’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from a REIT’s sale of property that it holds primarily for sale to customers in the ordinary course of business, income and gain from specified “hedging transactions” that are clearly and timely identified as such, and income from the repurchase or discharge of indebtedness is excluded from both the numerator and the denominator in both gross income tests. In addition, specified foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.
REIT Qualification Requirements — Interest Income.   Interest income that a REIT receives satisfies the 75% gross income test (as described above) to the extent that it is derived from a loan that is adequately secured by a mortgage on real property or on interests in real property (including, in the case of a loan secured by both real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all of the property securing the loan). If a loan is secured by both real property and other property (to the extent such other property is not treated as real property as described above), and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (a) the date the REIT agreed to acquire or originate the loan or (b) as discussed further below, in the event of a “significant modification,” the date the REIT modified the loan, then a part of the interest income from such loan equal to the percentage amount by which the loan exceeds the value of the real property is not qualifying income for purposes of the 75% gross income test, but may be qualifying income for purposes of the 95% gross income test. Although neither RMRM nor TRMT can be sure, each believes that the interest, original issue discount, and market discount income that it has received, and will receive, from its mortgage related assets has been, and will generally be, qualifying income for purposes of both the 75% and 95% gross income tests.
If a REIT receives contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), then the income attributable to the participation feature is treated as gain from the sale of the underlying real property and satisfies both the 75% and 95% gross income tests provided that the property is not held by the borrower as inventory or dealer property. Interest income that a REIT receives from a mortgage loan in which all or a portion of the interest income payable is contingent on the earnings of the borrower is generally qualifying income for purposes of both the 75% and 95% gross income tests if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, qualifies as “rents from real property,” as described below under “— REIT Qualification Requirements — Rents from Real Property,” had a REIT earned the income directly.
Either RMRM or TRMT may invest in CMBS or specified securities backed by mortgages and issued by government sponsored enterprises, including Fannie Mae, Freddie Mac and the Federal Home Loan Bank (such government issued securities, “agency securities”) that are either pass-through certificates or collateralized mortgage obligations. Each of RMRM and TRMT expects that such CMBS and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from its CMBS and agency securities will be qualifying income for the 95% gross income test. In some circumstances, payments a REIT receives with respect to CMBS that it owns may be made by affiliated entities pursuant to credit enhancement provided by those entities. Each of RMRM and TRMT believes that any such payments constituting gross income to it will be qualifying income for purposes of both the 75% and 95% gross income tests, but neither RMRM nor TRMT can be sure that the IRS will agree with that characterization of such payments. In the case of CMBS treated as interests in grantor trusts, a REIT is treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans is qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property or interests in real property, as discussed above. In the case of CMBS or agency securities treated as interests in a REMIC, income derived from REMIC interests is generally qualifying income for purposes of both the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of a REIT’s interest in the REMIC and income derived from the interest qualifies for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some nonqualifying income for the holder of the REMIC regular interests. Although neither RMRM nor TRMT can be sure, each expects that its income from mortgage related securities will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

A REIT may hold participation interests in mortgage loans, including B-Notes. Such interests in an underlying loan are created by virtue of an agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the borrower defaults, then a participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. Although neither RMRM nor TRMT can be sure, each expects that the interest that it will receive from such investments will generally be qualifying income for purposes of both the 75% and 95% gross income tests.
REIT Qualification Requirements — Fee Income.   Each of RMRM and TRMT receives fee income in a number of circumstances, including from loans that it originates. Fee income, including prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering or having entered into an agreement to make a loan secured by real property or an interest in real property and the fees are not determined by income and profits of the borrower. Other fees generally are not qualifying income for purposes of either gross income test. Fees earned by TRSs are not included in computing the 75% and 95% gross income tests, and thus neither assist nor hinder a REIT’s compliance with these tests.
REIT Qualification Requirements — Foreclosure Property.   From time to time, either RMRM or TRMT may find it necessary to foreclose on loans that it originates or acquires. In such instances, RMRM and TRMT each intend to do so in a manner that maintains its qualification for taxation as a REIT and, if possible, minimizes its liability for foreclosure property income taxes, all as described below. As a general matter, a REIT is not considered to have foreclosed on a property if it merely takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Following a foreclosure, a REIT will generate income that satisfies the 75% and 95% gross income tests if existing tenants at the real property or new tenants that it places at the property begin paying it rents that satisfy the requirements for “rents from real property” as described below under “— REIT Qualification Requirements — Rents from Real Property.” Such qualifying rents will not be subject to the foreclosure property income taxes described below. In order to qualify the rental payments that a REIT receives as “rents from real property,” it may find it useful or necessary in such circumstances to utilize its TRSs to provide services to its tenants at these properties or, in the case of lodging facilities or health care facilities, utilize its TRSs as its captive tenants and engage eligible independent contractors as managers for its TRSs. To the extent possible, each of RMRM and TRMT intends to deploy one or more of these tax efficient solutions in respect of property that it acquires through foreclosure. While neither can be sure, each of RMRM and TRMT believes that TRA, through RMR, is positioned to leverage its established relationships with tenants and operators across a wide variety of real estate asset sectors, and in particular its established relationships with managers of lodging facilities and health care facilities, to facilitate both RMRM’s and TRMT’s goals in this regard.
In other circumstances where real property is reduced to possession after a foreclosure action, a REIT may choose to treat such property as “foreclosure property” pursuant to Section 856(e) of the IRC. Foreclosure property is generally any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•
for which any related loan acquired by the REIT was acquired at a time when the default was not imminent or anticipated; and

•
for which the REIT makes a proper election to treat the property as foreclosure property.

For purposes of the 75% and 95% gross income tests, all income from the property would be qualifying income as long as the property qualifies as foreclosure property. In particular, any gain from the sale of the foreclosure property would be qualifying income for purposes of the 75% and 95% gross income tests and would be exempt from the 100% tax on gains from prohibited transactions described below under “— REIT Qualification Requirements — Prohibited Transactions.” But, in exchange for these benefits, any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not otherwise qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to income tax at the highest regular corporate income tax rate under the foreclosure property income tax rules of Section 857(b)(4) of the IRC. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as “rents from real property,” which is RMRM’s and TRMT’s goal, then that rental income is not subject to the foreclosure property income tax.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is obtained from the IRS. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any nonqualified income under the 75% gross income test is received or accrued by the REIT, directly or indirectly, pursuant to a lease entered into on or after such day;

•
on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent and other than specifically exempted forms of maintenance or deferred maintenance; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Either RMRM or TRMT may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules related to foreclosure property, and the goal of RMRM and TRMT to foreclose in a tax efficient manner when possible, could affect their decisions as to whether or when to foreclose on a particular mortgage loan.
REIT Qualification Requirements — Rents from Real Property.   Rents received by a REIT, if any, qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property does not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as “rents from real property,” a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which it derives no revenue or through a TRS. A REIT is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, a REIT may directly or indirectly provide noncustomary services to tenants of its properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. Finally, with the exception of specified rental arrangements with its TRSs (including in respect of lodging facilities or health care facilities), rental income will qualify as “rents from real property” only to the extent that it does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. Each of RMRM and TRMT expects that all or substantially all the rents and related service charges that it may receive will be “rents from real property” and will to that extent be qualifying income for purposes of both the 75% and 95% gross income tests.

REIT Qualification Requirements — Prohibited Transactions.   Other than sales of foreclosure property, any gain that a REIT realizes on the sale of property (including a deemed sale that occurs as a result of a “significant modification” of a debt investment) held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business, together known as dealer gains, may be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates; a REIT may therefore utilize its TRSs in transactions in which it might otherwise recognize dealer gains. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding each particular transaction. Sections 857(b)(6)(C) and (E) of the IRC provide safe harbors pursuant to which limited sales of real property held for at least two years and meeting specified additional requirements will not be treated as prohibited transactions. However, compliance with the safe harbors is not always achievable in practice. Each of RMRM and TRMT intend to structure its activities to avoid transactions that are prohibited transactions, or otherwise conduct such activities through TRSs; but, neither RMRM nor TRMT can be sure whether or not the IRS might successfully assert that one or more of its dispositions is subject to the 100% penalty tax. Gains subject to the 100% penalty tax are excluded from the 75% and 95% gross income tests, whereas real property gains that are not dealer gains or that are exempted from the 100% penalty tax on account of the safe harbors are considered qualifying gross income for purposes of the 75% and 95% gross income tests.
If a REIT fails to satisfy one or both of the 75% gross income test or the 95% gross income test in any taxable year, it may nevertheless qualify for taxation as a REIT for that year if it satisfies the following requirements: (a) its failure to meet the test is due to reasonable cause and not due to willful neglect; and (b) after it identifies the failure, it files a schedule describing each item of its gross income included in the 75% gross income test or the 95% gross income test for that taxable year. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which it failed the 75% gross income test or the amount by which it failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect its profitability for the taxable year. This relief provision may apply to a failure of the applicable income tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.
Based on the discussion above, each of RMRM and TRMT believes that it has satisfied, and will continue to satisfy, the 75% and 95% gross income tests outlined above on a continuing basis beginning with its first taxable year as a REIT.
REIT Qualification Requirements — Asset Tests.   At the close of each calendar quarter of each taxable year, a REIT must also satisfy the following asset percentage tests in order to qualify for taxation as a REIT for federal income tax purposes:
•
At least 75% of the value of its total assets must consist of “real estate assets,” defined as real property (including interests in real property and interests in mortgages on real property or on interests in real property), ancillary personal property to the extent that rents attributable to such personal property are treated as rents from real property in accordance with the rules described above, cash and cash items, most interests in CMBS, shares in other REITs, debt instruments issued by “publicly offered REITs” as defined in Section 562(c)(2) of the IRC, government securities, regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate related assets under the federal income tax laws, determined as if it held such assets directly, the REIT will be treated as holding directly its proportionate share of the assets of such REMIC), and any stock or debt instruments attributable to the temporary investment of new capital.

•
Not more than 25% of the value of a REIT’s total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

•
Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that a REIT owns may not exceed 5% of the value of its total assets. In addition, a REIT may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as discussed below. A REIT’s stock and other securities in a TRS are exempted from these 5% and 10% asset tests.
•
Not more than 20% of the value of a REIT’s total assets may be represented by stock or other securities of its TRSs.

•
Not more than 25% of the value of a REIT’s total assets may be represented by “nonqualified publicly offered REIT debt instruments” as defined in Section 856(c)(5)(L)(ii) of the IRC.

Sullivan is of the opinion that, although the matter is not free from doubt, both RMRM’s and TRMT’s respective investments in the equity or debt of a TRS, to the extent that and during the period in which they would qualify as temporary investments of new capital, will be treated as real estate assets, and not as securities, for purposes of the above REIT asset tests.
Both RMRM and TRMT believe that their respective holdings of securities and other assets comply with the foregoing asset tests, and both intend to monitor compliance on an ongoing basis. However, neither has obtained, nor expects to obtain, independent appraisals to support its conclusions as to the value of its total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements.
As discussed above under “— REIT Qualification Requirements — Interest Income,” where a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (a) the date a REIT agrees to acquire or originate the loan or (b) in the event of a significant modification, the date a REIT modifies the loan, then a portion of the interest income from such a loan is not qualifying income for purposes of the 75% gross income test but is qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan is also likely a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 5% asset test and the 10% asset tests. The IRS has promulgated a safe harbor under which it has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (a) the fair market value of the loan on the relevant quarterly REIT asset testing date; or (b) the greater of (i) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (ii) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan. Moreover, pursuant to this IRS guidance, a REIT is not required to redetermine the fair market value of the real property securing a loan for purposes of the REIT asset tests in connection with a loan modification that is: (a) occasioned by a borrower default; or (b) made at a time when the REIT reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. It is unclear how the above safe harbors are affected by legislative changes that have liberalized the treatment of personal property as real property for various purposes under Section 856 of the IRC. It is possible that the safe harbor is improved in circumstances where a loan is secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and the personal property securing the loan. Neither RMRM nor TRMT have invested in, nor intend to invest in, distressed mortgage loans. If RMRM or TRMT does invest in distressed mortgage loans, each intends to invest in distressed mortgage loans in a manner consistent with its qualification for taxation as a REIT.
RMRM and TRMT each have a master repurchase facility, and either may in the future enter into additional repurchase facilities, pursuant to which each nominally sells assets to the counterparty and simultaneously agrees to repurchase those assets. Each believes that it is treated for U.S. federal income tax purposes as the owner of the assets that are subject to its facility. It is possible, however, that the IRS could assert that either RMRM or TRMT have not owned those assets during the term of the applicable repurchase agreement, which characterization could jeopardize the applicable entity’s qualification for taxation as a REIT.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its qualification for taxation as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets. This grandfathering rule may be of limited benefit to REITs such as RMRM or TRMT that make periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.
In addition, if a REIT fails the 5% asset test, the 10% vote test or the 10% value test at the close of any quarter and does not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within six months after the last day of the quarter in which it identifies the failure, it either disposes of the assets causing the failure or otherwise satisfies the 5% asset test, the 10% vote test and the 10% value test. For purposes of this relief provision, the failure will be de minimis if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of the REIT’s assets at the end of the relevant quarter or (b) $10.0 million. If a REIT’s failure is not de minimis, or if any of the other REIT asset tests have been violated, it may nevertheless qualify for taxation as a REIT if (a) it provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) it pays a tax equal to the greater of (1) $50,000 or (2) the highest regular corporate income tax rate imposed on the net income generated by the assets causing the failure during the period of the failure, and (d) within six months after the last day of the quarter in which the REIT identifies the failure, it either disposes of the assets causing the failure or otherwise satisfies all of the REIT asset tests. These relief provisions may apply to a failure of the applicable asset tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.
The IRC also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) specified rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay “rents from real property,” (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. In addition, any debt instrument issued by an entity classified as a partnership for federal income tax purposes, and not otherwise excepted from the definition of a security for purposes of the above safe harbor, will not be treated as a security for purposes of the 10% value test if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test.
RMRM and TRMT have each maintained and will continue to maintain records of the value of their respective assets to document their compliance with the above asset tests and each intends to take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter or within the six month periods described above.
Based on the discussion above, each of RMRM and TRMT believes that it has satisfied, and will continue to satisfy, the REIT asset tests outlined above on a continuing basis beginning with its first taxable year as a REIT.
REIT Qualification Requirements — Annual Distribution Requirements.   In order to qualify for taxation as a REIT under the IRC, a REIT is required to make annual distributions other than capital gain dividends to its shareholders in an amount at least equal to the excess of:
(1)
the sum of 90% of its “real estate investment trust taxable income” and 90% of its net income after tax, if any, from property received in foreclosure, over

(2)
the amount by which its noncash income (e.g., original issue discount on its mortgage loans) exceeds 5% of its “real estate investment trust taxable income.”

For these purposes, a REIT’s “real estate investment trust taxable income” is as defined under Section 857 of the IRC and is computed without regard to the dividends paid deduction and its net capital gain and will generally be reduced by specified corporate-level income taxes that it pays (e.g., taxes on foreclosure property income).

The IRC generally limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to the sum of the business interest income of such taxpayer for such taxable year and 30% of the taxpayer’s “adjusted taxable income,” subject to specified exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to that year’s 30% limitation. Each of RMRM and TRMT expects its income to predominantly consist of business interest income in amounts in excess of the net interest expense it will be required to pay or accrue. Accordingly, neither RMRM nor TRMT expects the foregoing interest deduction limitations to apply to it or to the calculation of its “real estate investment trust taxable income.”
Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before a REIT timely files its federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes such dividend will be treated as having been both paid and received on December 31 of the prior taxable year to the extent of any undistributed earnings and profits.
The 90% distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that a REIT does not distribute all of its net capital gain and all of its “real estate investment trust taxable income,” as adjusted, it will be subject to federal income tax at regular corporate income tax rates on undistributed amounts. In addition, a REIT will be subject to a 4% nondeductible excise tax to the extent it fails within a calendar year to make required distributions to its shareholders of 85% of its ordinary income and 95% of its capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of a REIT’s taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. A REIT will be treated as having sufficient earnings and profits to treat as a dividend any distribution by it up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.
Due to timing differences between the actual receipt of cash and the inclusion of items of income by a REIT for U.S. federal income tax purposes, it is possible that, from time to time, a REIT may not have enough cash or other liquid assets to meet its distribution requirements. For instance, a REIT may experience these timing issues as a result of:
•
accrued market discount that it might recognize periodically if it acquires debt instruments at a discount in the secondary market;

•
taxable gain it might recognize if it “significantly modifies” a distressed debt investment;

•
accrued original issue discount; or

•
accrued interest income with respect to debt instruments where the obligor defaults on payments to the REIT.

In addition, the IRC generally requires a REIT to accrue income no later than when it is taken into account on applicable financial statements. The application of this rule may require the accrual of income with respect to a REIT’s debt instruments or other assets, such as original issue discount or market discount, earlier than would otherwise be the case under the IRC. Further, a REIT may be required under the terms of indebtedness that it incurs to use cash that it receives to make principal payments on that indebtedness, with the possible effect of recognizing income but not having a corresponding amount of cash available for distribution to its shareholders. It is also possible that a REIT’s deductions for U.S. federal income tax purposes may accrue more slowly than, or will not otherwise correspond to, its cash expenditure outlays.
As a result of all these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, either RMRM or TRMT may have substantial taxable income in excess of cash available for distribution. In that event, either RMRM or TRMT may find it necessary or desirable to arrange for a taxable distribution paid in a mix of cash and its shares or to arrange for additional capital to provide funds for required distributions in order to maintain its qualification for taxation as a REIT. Neither RMRM nor TRMT can be sure that financing would be available for these purposes on favorable terms, or at all.
A REIT may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to shareholders in a later year. These deficiency dividends may be included in its deduction for dividends paid for the earlier year, but an interest charge would be imposed upon the REIT for the delay in distribution. While the payment of a deficiency dividend will apply to a prior year for purposes of a REIT’s distribution requirements and its dividends paid deduction, it will be treated as an additional distribution to the shareholders receiving it in the year such dividend is paid.
Distributions to REIT Shareholders.   As described above, both RMRM and TRMT expect to make distributions to their respective shareholders from time to time. These distributions may include cash distributions, in kind distributions of its shares or other property, and deemed or constructive distributions resulting from capital market activities. The U.S. federal income tax treatment of a REIT’s distributions will vary based on the status of the recipient shareholder as more fully described below under the headings “— Distributions to REIT Shareholders — Taxation of Taxable U.S. Shareholders,” “— Distributions to REIT Shareholders — Taxation of Tax-Exempt U.S. Shareholders,” and “— Distributions to REIT Shareholders — Taxation of Non-U.S. Shareholders.”
Section 302 of the IRC treats a redemption of a REIT’s shares for cash only as a distribution under Section 301 of the IRC, and hence taxable as a dividend to the extent of the REIT’s available current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the IRC enabling the redemption to be treated as a sale or exchange of the shares. The redemption for cash only will be treated as a sale or exchange if it (a) is “substantially disproportionate” with respect to the surrendering shareholder’s ownership in the REIT, (b) results in a “complete termination” of the surrendering shareholder’s entire share interest in the REIT, or (c) is “not essentially equivalent to a dividend” with respect to the surrendering shareholder, all within the meaning of Section 302(b) of the IRC. In determining whether any of these tests have been met, a shareholder must generally take into account shares considered to be owned by such shareholder by reason of constructive ownership rules set forth in the IRC, as well as shares actually owned by such shareholder. In addition, if a redemption is treated as a distribution under the preceding tests, then a shareholder’s tax basis in the redeemed shares generally will be transferred to the shareholder’s remaining shares in the REIT, if any, and if such shareholder owns no other shares in the REIT, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether a shareholder will satisfy any of the tests of Section 302(b) of the IRC depends upon the facts and circumstances at the time that REIT shares are redeemed, if you hold RMRM Common Shares or TRMT Common Shares, then you are urged to consult your tax advisor to determine the particular tax treatment of any redemption.
Distributions to REIT Shareholders — Taxation of Taxable U.S. Shareholders.   For noncorporate U.S. shareholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. shareholders whose total adjusted income exceeds the applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because a REIT is not generally subject to federal income tax on the portion of its “real estate investment trust taxable income” distributed to its shareholders, dividends on a REIT’s shares generally are not eligible for these preferential tax rates, except that any distribution of C corporation earnings and profits and taxed built-in gain items will potentially be eligible for these preferential tax rates. As a result, a REIT’s ordinary dividends generally are taxed at the higher federal income tax rates applicable to ordinary income (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which is generally available to noncorporate U.S. shareholders that meet specified holding period requirements for taxable years before 2026). To summarize, the preferential federal income tax rates for long-term capital gains and for qualified dividends generally apply to:
(1)
long-term capital gains, if any, recognized on the disposition of REIT shares;

(2)
a REIT’s distributions designated as long-term capital gain dividends;

(3)
a REIT’s dividends attributable to dividend income, if any, received by it from C corporations such as TRSs;

(4)
a REIT’s dividends attributable to earnings and profits that it inherits from C corporations; and

(5)
a REIT’s dividends to the extent attributable to income upon which it has paid federal corporate income tax (such as taxes on foreclosure property income), net of the corporate income taxes thereon.

As long as a REIT qualifies for taxation as a REIT, a distribution to its U.S. shareholders that are not designated as capital gain dividends generally will be treated as ordinary income dividends to the extent of the REIT’s available current or accumulated earnings and profits (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which is generally available to noncorporate U.S. shareholders that meet specified holding period requirements for taxable years before 2026). Distributions made out of a REIT’s current or accumulated earnings and profits that are properly designated as capital gain dividends generally will be taxed as long-term capital gains, as discussed below, to the extent they do not exceed the REIT’s actual net capital gain for the taxable year. However, corporate shareholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the IRC.
In addition, a REIT may elect to retain net capital gain income and treat it as constructively distributed. In that case:
(1)
the REIT will be taxed at regular corporate capital gains tax rates on retained amounts;

(2)
each of the REIT’s U.S. shareholders will be taxed on its designated proportionate share of its retained net capital gains as though that amount were distributed and designated as a capital gain dividend;

(3)
each of the REIT’s U.S. shareholders will receive a credit or refund for its designated proportionate share of the tax that the REIT pays;

(4)
each of the REIT’s U.S. shareholders will increase its adjusted basis in its REIT shares by the excess of the amount of its proportionate share of these retained net capital gains over the U.S. shareholder’s proportionate share of the tax that the REIT pays; and

(5)
both the REIT and its corporate shareholders will make commensurate adjustments in their respective earnings and profits for federal income tax purposes.

When a REIT elects to retain its net capital gains in this fashion, it notifies its U.S. shareholders of the relevant tax information within 60 days after the close of the affected taxable year.
If for any taxable year a REIT designates capital gain dividends for its shareholders, then a portion of the capital gain dividends it designates will be allocated to the holders of a particular class of shares on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of shares to the total dividends paid or made available for the year to holders of all outstanding classes of the REIT’s shares. The REIT will similarly designate the portion of any dividend that is to be taxed to noncorporate U.S. shareholders at preferential maximum rates (including any qualified dividend income) so that the designations will be proportionate among all outstanding classes of the REIT’s shares.
Distributions in excess of a REIT’s current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the shareholder’s adjusted tax basis in the REIT’s shares, but will reduce the shareholder’s basis in such shares. To the extent that these excess distributions exceed a U.S. shareholder’s adjusted basis in such shares, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. shareholders at preferential maximum rates. No U.S. shareholder may include on its federal income tax return any of a REIT’s net operating losses or capital losses. In addition, no portion of a REIT’s dividends is eligible for the dividends received deduction for corporate shareholders.

A U.S. shareholder will generally recognize gain or loss equal to the difference between the amount realized and the shareholder’s adjusted basis in REIT shares that are sold or exchanged. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder’s holding period in those REIT shares exceeds one year. In addition, any loss upon a sale or exchange of REIT shares held for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends the REIT paid on such shares during the holding period.
U.S. shareholders who are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends on REIT shares (without regard to any deduction allowed by Section 199A of the IRC) and gains from the sale or other disposition of REIT shares), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. If you are a U.S. shareholder, then you are urged to consult your tax advisor regarding the application of the 3.8% Medicare tax.
If a U.S. shareholder recognizes a loss upon a disposition of REIT shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These Treasury regulations are written quite broadly, and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of REIT shares resulting in a tax loss in excess of (a) $10.0 million in any single year or $20.0 million in a prescribed combination of taxable years in the case of REIT shares held by a C corporation or by a partnership with only C corporation partners or (b) $2.0 million in any single year or $4.0 million in a prescribed combination of taxable years in the case of REIT shares held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS’s Office of Tax Shelter Analysis. The annual maximum penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.
Noncorporate U.S. shareholders who borrow funds to finance their acquisition of REIT shares could be limited in the amount of deductions allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the IRC, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor’s net investment income. A U.S. shareholder’s net investment income will include ordinary income dividend distributions received from a REIT and, only if an appropriate election is made by the shareholder, capital gain dividend distributions and qualified dividends received from a REIT; however, distributions treated as a nontaxable return of the shareholder’s basis will not enter into the computation of net investment income.
Distributions to REIT Shareholders — Taxation of Tax-Exempt U.S. Shareholders.   The rules governing the federal income taxation of tax-exempt entities are complex, and the following discussion is intended only as a summary of material considerations of an investment in REIT shares relevant to such investors. Tax-exempt shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to their acquisition of or investment in RMRM Common Shares or TRMT Common Shares.
A REIT’s distributions made to shareholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities will not constitute UBTI, and such shareholders’ gains from the sale or exchange of REIT shares will not constitute UBTI, provided in each case that the shareholder has not financed its acquisition of the REIT’s shares with “acquisition indebtedness” within the meaning of the IRC and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.
Distributions to REIT Shareholders — Taxation of Non-U.S. Shareholders.   The rules governing the U.S. federal income taxation of non-U.S. shareholders are complex, and the following discussion is intended only as a summary of material considerations of an investment in REIT shares relevant to such investors. If you are a non-U.S. shareholder, then you are urged to consult your tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in RMRM Common Shares or TRMT Common Shares.

For most non-U.S. investors, investment in a REIT that invests principally in mortgage loans and CMBS may not be the most tax efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the IRC, and specified foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral income tax treaty between their country of residence and the United States.
Each of RMRM and TRMT expects that a non-U.S. shareholder’s receipt of (a) distributions from it, and (b) proceeds from the sale of its shares, will not be treated as income effectively connected with a U.S. trade or business and a non-U.S. shareholder will therefore not be subject to the often higher federal tax and withholding rates, branch profits taxes and increased reporting and filing requirements that apply to income effectively connected with a U.S. trade or business. This expectation and a number of the determinations below are predicated on such shares being listed on a U.S. national securities exchange, such as Nasdaq. RMRM Common Shares and TRMT Common Shares have been listed on a U.S. national securities exchange; however, neither RMRM nor TRMT can be sure that its shares will continue to be so listed in future taxable years or that any class of its shares that it may issue in the future will be so listed.
A distribution by a REIT to a non-U.S. shareholder that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of the REIT’s current or accumulated earnings and profits. A distribution of this type will generally be subject to U.S. federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. shareholder has in the manner prescribed by the IRS demonstrated to the applicable withholding agent its entitlement to benefits under a tax treaty. Because neither RMRM nor TRMT can determine its current and accumulated earnings and profits until the end of the taxable year, withholding at the statutory rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution to a non-U.S. shareholder that the REIT makes and does not designate as a capital gain dividend. Notwithstanding this potential withholding on distributions in excess of a REIT’s current and accumulated earnings and profits, these excess portions of distributions are a nontaxable return of capital to the extent that they do not exceed the non-U.S. shareholder’s adjusted basis in the REIT’s shares, and the nontaxable return of capital will reduce the adjusted basis in these shares. To the extent that distributions in excess of a REIT’s current and accumulated earnings and profits exceed the non-U.S. shareholder’s adjusted basis in the REIT’s shares, the distributions will give rise to U.S. federal income tax liability only in the unlikely event that the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or exchange of these shares, as discussed below. A non-U.S. shareholder may seek a refund from the IRS of amounts withheld on distributions to it in excess of such shareholder’s allocable share of a REIT’s current and accumulated earnings and profits.
For so long as a class of a REIT’s shares is listed on a U.S. national securities exchange, capital gain dividends that it declares and pays to a non-U.S. shareholder on those shares, as well as dividends to a non-U.S. shareholder on those shares attributable to the REIT’s sale or exchange of “United States real property interests” within the meaning of Section 897 of the IRC, or USRPIs, will not be subject to withholding as though those amounts were effectively connected with a U.S. trade or business, and non-U.S. shareholders will not be required to file U.S. federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will generally be treated as ordinary dividends and subject to withholding in the manner described above.
Tax treaties may reduce the withholding obligations on REIT distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets specified additional conditions. A non-U.S. shareholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. shareholder exceeds the shareholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS. Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, a REIT’s distributions to a non-U.S. shareholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners are entitled to benefits under the tax treaty.
If, contrary to the expectation of either RMRM or TRMT, a class of RMRM’s or TRMT’s shares was not listed on a U.S. national securities exchange and RMRM or TRMT made a distribution on those shares that was attributable to gain from the sale or exchange of a USRPI, then a non-U.S. shareholder holding those shares would be taxed as if the distribution was gain effectively connected with a trade or business in the United States conducted by the non-U.S. shareholder. In addition, the applicable withholding agent would be required to withhold from a distribution to such a non-U.S. shareholder, and remit to the IRS, up to 21% of the maximum amount of any distribution that was or could have been designated as a capital gain dividend. The non-U.S. shareholder also would generally be subject to the same treatment as a U.S. shareholder with respect to the distribution (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual), would be subject to fulsome U.S. federal income tax return reporting requirements, and, in the case of a corporate non-U.S. shareholder, may owe the up to 30% branch profits tax under Section 884 of the IRC (or lower applicable tax treaty rate) in respect of these amounts.
If as expected RMRM Common Shares and TRMT Common Shares are not USRPIs, then a non-U.S. shareholder’s gain on the sale of these shares generally will not be subject to U.S. federal income taxation or withholding.
A REIT’s shares will not constitute USRPIs if the REIT is not, at relevant testing dates in the preceding five years, a “United States real property holding corporation.” Whether a REIT is a United States real property holding corporation depends upon whether the fair market value of USRPIs owned by the REIT equals or exceeds 50% of the sum of the fair market value of these interests, any interests in real estate outside of the United States, and the REIT’s other trade and business assets. Because USRPIs do not generally include mortgage loans or mortgage backed securities, neither RMRM nor TRMT expects to be or to become a United States real property holding corporation, although neither can be sure that it will not become one at some later date.
Even if RMRM or TRMT were to be or to become a United States real property holding corporation, both RMRM and TRMT still expect that their respective shares would not be USRPIs because one or both of the following exemptions will be available at all times. First, for so long as a class of a REIT’s shares is listed on a U.S. national securities exchange, a non-U.S. shareholder’s gain on the sale of those shares will not be subject to U.S. federal income taxation as a sale of a USRPI. Second, a REIT’s shares will not constitute USRPIs if the REIT is “domestically controlled”. A REIT will be “domestically controlled” if less than 50% of the value of its shares (including any future class of shares that it may issue) is held, directly or indirectly, by non-U.S. shareholders at all times during the preceding five years, after applying specified presumptions regarding the ownership of its shares as described in Section 897(h)(4)(E) of the IRC. For these purposes, each of RMRM and TRMT believes that for all relevant periods the statutory ownership presumptions apply to validate its status as a “domestically controlled” REIT. Accordingly, although neither RMRM nor TRMT can provide assurance, each of RMRM and TRMT believes that it is and will remain (in the case of TRMT, through the Effective Time, if applicable) a “domestically controlled” REIT.
Information Reporting, Backup Withholding, and Foreign Account Withholding
U.S. shareholders and non-U.S. shareholders may under specified circumstances be subject to information reporting, backup withholding and foreign account withholding. If a shareholder is subject to backup or other U.S. federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution or a distribution in kind even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of U.S. federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the shareholder would otherwise receive or own, and the shareholder may bear brokerage or other costs for this withholding procedure.

Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against the shareholder’s federal income tax liability, provided that such shareholder timely files for a refund or credit with the IRS. A U.S. shareholder may be subject to backup withholding when it receives distributions on a REIT’s shares or proceeds upon the sale, exchange, redemption, retirement or other disposition of a REIT’s shares, unless the U.S. shareholder properly executes, or has previously properly executed, under penalties of perjury an IRS Form W-9 or substantially similar form that:
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provides the U.S. shareholder’s correct taxpayer identification number;

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certifies that the U.S. shareholder is exempt from backup withholding because (a) it comes within an enumerated exempt category, (b) it has not been notified by the IRS that it is subject to backup withholding, or (c) it has been notified by the IRS that it is no longer subject to backup withholding; and

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certifies that it is a U.S. citizen or other U.S. person.

If the U.S. shareholder has not provided and does not provide its correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or substantially similar form, it may be subject to penalties imposed by the IRS, and the applicable withholding agent may have to withhold a portion of any distributions or proceeds paid to such U.S. shareholder. Unless the U.S. shareholder has established on a properly executed IRS Form W-9 or substantially similar form that it comes within an enumerated exempt category, distributions or proceeds on a REIT’s shares paid to it during the calendar year, and the amount of tax withheld, if any, will be reported to it and to the IRS.
Distributions on a REIT’s shares to a non-U.S. shareholder during each calendar year and the amount of tax withheld, if any, will generally be reported to the non-U.S. shareholder and to the IRS. This information reporting requirement applies regardless of whether the non-U.S. shareholder is subject to withholding on distributions on REIT shares or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions paid to a non-U.S. shareholder on REIT shares will generally be subject to backup withholding, unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Information reporting and backup withholding will not apply to proceeds a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of REIT shares, if the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of REIT shares if the non-U.S. shareholder receives those proceeds through a broker’s foreign office.
Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% U.S. withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States owned foreign entities” (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of dividends on REIT shares. In general, to avoid withholding, any non-U.S. intermediary through which a shareholder owns REIT shares must establish its compliance with the foregoing regime, and a non-U.S. shareholder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required its direct and indirect U.S. owners. If you are a non-U.S. shareholder or shareholder that holds RMRM Common Shares or TRMT Common Shares through a non-U.S. intermediary, then you are urged to consult your tax advisor regarding foreign account tax compliance.

Other Tax Considerations
The tax treatment of a REIT and that of its shareholders may be modified by legislative, judicial or administrative actions at any time, which actions may have retroactive effect. The rules dealing with federal income taxation are constantly under review by the U.S. Congress, the IRS and the U.S. Department of the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than U.S. federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on a REIT and its shareholders. Revisions to tax laws and interpretations of these laws could adversely affect RMRM’s or TRMT’s ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in the shares of either RMRM or TRMT. A REIT and its shareholders may also be subject to taxation by state, local or other jurisdictions, including those in which the REIT or its shareholders transact business or reside. These tax consequences may not be comparable to the U.S. federal income tax consequences discussed above.

THE MERGER AGREEMENT AND VOTING AGREEMENTS
Description of the Merger Agreement
This section of this joint proxy statement/prospectus describes the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. As a RMRM shareholder or TRMT shareholder, you may not directly enforce any of its terms and conditions.
This summary may not contain all of the information about the Merger Agreement that may be important to you. You should read the full text of the Merger Agreement carefully and in its entirety because it is the primary legal document that governs the Merger. The Merger Agreement is not intended to provide you with any factual information about RMRM or TRMT. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information each of RMRM and TRMT filed with the SEC prior to the date of execution and delivery of the Merger Agreement, as well as by certain disclosure letters each of RMRM and TRMT delivered to the other in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. None of the representations and warranties will survive the closing of the Merger and, therefore, they will have no legal effect under the Merger Agreement after the closing of the Merger. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this joint proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of RMRM and TRMT file with the SEC and the other information in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.
Form of the Merger
The Merger Agreement provides for the merger of TRMT with and into RMRM. As a result of the Merger, the separate existence of TRMT will cease, and RMRM will continue its existence under the laws of the State of Maryland as the surviving entity in the Merger.
Merger Consideration
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Effective Time each TRMT Common Share (other than TRMT Common Shares owned by any wholly owned subsidiary of TRMT or by RMRM or any wholly owned subsidiary of RMRM, which shares will be cancelled) issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive the exchange ratio of 0.52 of one (1) newly issued RMRM Common Share, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect market price fluctuations in either TRMT Common Shares or RMRM Common Shares prior to the Effective Time.
If, between the date of the Merger Agreement and the Effective Time, (a) there is a change in the number of issued and outstanding TRMT Common Shares or the number of issued and outstanding RMRM Common Shares, or securities convertible or exchangeable into TRMT Common Shares or RMRM Common Shares, in each case, as a result of a reclassification, stock split (including reverse stock split), stock dividend or stock distribution, recapitalization, merger, combination, exchange of shares, subdivision or other similar transaction or (b) there shall have been declared on the RMRM Common Shares a share dividend, share distribution or share split (including reverse share split) with a record date prior to the Effective Time, the exchange ratio will be equitably adjusted to provide the TRMT Common Shares (other than TRMT Common Shares owned by any wholly owned subsidiary of TRMT or by RMRM or any wholly owned subsidiary of RMRM) and TRMT Share Awards and RMRM with the same economic effect as contemplated by the Merger Agreement prior to such event.

For further information, see “The Merger — Exchange of Shares in the Merger” below.
Treatment of Unvested TRMT Share Awards in the Merger
In connection with entry into the Merger Agreement, TRMT obtained from each of its executive officers and certain other executive officers of TRA and RMR LLC a waiver of each such officer’s right to accelerated vesting upon consummation of the Merger of any unvested or partially vested TRMT Share Awards such officer held. Prior to the Effective Time, TRMT has agreed to use reasonable efforts to cause the vesting of any other unvested or partially vested TRMT Share Awards held by each other holder thereof not to accelerate in connection with the consummation of the Merger. At the Effective Time, each unvested or partially vested TRMT Share Award will be converted into an award with respect to a number of RMRM Common Shares (rounded down to the nearest whole share) equal to the product of (a) the exchange ratio, multiplied by (b) the number of TRMT Common Shares subject to such unvested or partially vested TRMT Share Award at the Effective Time, with cash paid in lieu of fractional shares. Such award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time, except as specifically set forth in the waiver or as otherwise amended. All amounts payable in respect of such TRMT Share Awards will be subject to appropriate tax withholding.
Any TRMT Share Award that vests upon the consummation of the Merger will receive the same treatment at the Effective Time as the TRMT Common Shares. Any such vesting of TRMT Share Awards will be subject to appropriate tax withholding.
Closing; Effective Time of the Merger
Unless the parties otherwise agree in writing, upon the terms and subject to the conditions of the Merger Agreement, the closing of the Merger will take place on the date that is the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that, by their terms, are to be satisfied on the closing date of the Merger, but subject to the satisfaction or waiver of those conditions at the time of closing), or the closing date of the Merger.
On the closing date of the Merger, RMRM and TRMT will cause the articles of merger with respect to the Merger to be filed with the State Department of Assessments and Taxation of the State of Maryland. The Merger will become effective upon the later of the time of the acceptance for filing of the articles of merger by the State Department of Assessments and Taxation of the State of Maryland or such later date and time agreed to by RMRM and TRMT and specified in the articles of merger.
Declaration of Trust and Bylaws
Pursuant to the Merger Agreement, at the Effective Time, RMRM’s declaration of trust will be amended to, among other things, change RMRM’s name to “Seven Hills Realty Capital Trust” and provide the RMRM board of trustees authority to effect a conversion of RMRM into a Maryland real estate investment trust without shareholder approval, and RMRM’s bylaws will be amended to, among other things, change the name of RMRM to “Seven Hills Realty Capital Trust”, provide for an advance notice period of between 120 days and 150 days for nominations of trustees by shareholders, and require that the RMRM board of trustees consist of no fewer than three trustees (with the size of the board determined by the RMRM board of trustees) and that vacancies on the RMRM board of trustees be filled only by a majority of the remaining trustees, even if less than a quorum, or if no trustees remain, by a plurality of votes cast by shareholders at a meeting of RMRM shareholders.
RMRM’s declaration of trust and bylaws, as amended at the Effective Time in accordance with the Merger Agreement, will be the declaration of trust and bylaws of RMRM, as the surviving entity in the Merger, until thereafter amended in accordance with applicable law and the applicable provisions of such declaration of trust and bylaws.
Exchange of Shares in the Merger
Prior to the Effective Time, RMRM will appoint an exchange agent that is reasonably acceptable to TRMT to handle the exchange of TRMT Common Shares for RMRM Common Shares. Within five business days after the Effective Time, the exchange agent will send to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented TRMT Common Shares outstanding a notice including a letter of transmittal and instructions for effecting the exchange of such certificate or certificates for the Merger Consideration the holder is entitled to receive under the Merger Agreement. RMRM will deposit or will cause to be deposited with the exchange agent an aggregate amount of (i) RMRM Common Shares equal to the number of RMRM Common Shares to be issued as Merger Consideration and (ii) cash constituting a good faith estimate of the amount to be paid in lieu of fractional RMRM Common Shares, in each case, to be held in trust for the benefit of TRMT shareholders.
Payment with respect to RMRM Common Shares represented by book-entry shares will be made promptly following the Effective Time without any action on the part of the person in whose name such book-entry shares are registered.
No fractional RMRM Common Shares will be issued upon the conversion of TRMT Common Shares. Any TRMT shareholder otherwise entitled to receive a fractional RMRM Common Share pursuant to the Merger Agreement will be entitled to receive a cash payment in lieu of such fractional share, in an amount based on the average of the closing price of a RMRM Common Share on Nasdaq for the five consecutive full trading days ending on the last trading day immediately preceding the closing date of the Merger. No TRMT shareholder receiving a cash payment in lieu of fractional shares of RMRM Common Shares will be entitled to any dividends, voting rights or other rights in respect of any fractional RMRM Common Shares.
If any certificate representing TRMT Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if requested by RMRM in its reasonable discretion, the posting by such person of a bond, in such reasonable amount as RMRM may direct, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will deliver, in exchange for such lost, stolen or destroyed certificate, the RMRM Common Shares into which the TRMT Common Shares represented by such certificate were converted in connection with the Merger, any cash in lieu of fractional shares and any dividends and other distributions deliverable in respect thereof pursuant to the Merger Agreement.
Withholding
All payments under the Merger Agreement are subject to applicable withholding requirements.
Representations and Warranties of RMRM and TRMT
The Merger Agreement contains representations and warranties made by RMRM and TRMT to each other. These representations and warranties are subject to qualifications and limitations agreed to by RMRM and TRMT in connection with negotiating the terms of the Merger Agreement. Some of the significant representations and warranties of RMRM and TRMT contained in the Merger Agreement relate to, among other things:
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organization, valid existence, good standing, qualification to conduct business and subsidiaries;

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capitalization;

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due authorization, execution, delivery and validity of the Merger Agreement, and unanimous board approval of the Merger Agreement, the Merger and the other Transactions;

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absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, each party’s material agreements;

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compliance with applicable laws;

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SEC documents and correspondence, financial statements, internal controls and accounting and auditing matters;

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absence of certain changes since December 31, 2020, and any material adverse effect;

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absence of undisclosed liabilities;

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litigation;

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tax matters, including qualification for taxation as a REIT;

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employee benefit plans and other employment related matters;

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accuracy of information supplied or to be supplied in this joint proxy statement/prospectus and the registration statement of which it forms a part;

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intellectual property and security breaches;

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ownership of loans;

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absence of owned or leased real property;

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material contracts;

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insurance;

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receipt of the opinion of the applicable financial advisor;

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shareholder vote required in connection with the Merger;

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disclosure of all brokers’ fees;

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inapplicability of the 1940 Act (other than with respect to RMRM before January 5, 2021); and

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exemption of the Merger from anti-takeover statutes.

Definition of “Material Adverse Effect”
Many of the representations of RMRM and TRMT are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect). “Material adverse effect,” for purposes of the Merger Agreement, means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, (i) is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of RMRM or TRMT, as applicable, and their respective subsidiaries, taken as a whole, or (ii) will, or would reasonably be expected to, prevent or materially impair the ability of RMRM or TRMT, as applicable, to consummate the Merger before December 31, 2021, or prevent or materially impair the ability of RMRM or TRMT, as applicable, to perform its obligations under the Merger Agreement. However, any event, circumstance, change, effect, development, condition or occurrence will not be considered a material adverse effect to the extent arising out of or resulting from the following:
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any failure of RMRM or TRMT, as applicable, to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (except that any event, circumstance, change, effect, development, condition or occurrence giving rise or contributing to such failure may constitute or otherwise be taken into account in determining whether there has been a material adverse effect);

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any events, circumstances, changes or effects that affect the CRE industry generally;

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any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

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any change in applicable law or the interpretation thereof by any governmental authority after the date of the Merger Agreement;

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commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

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the negotiation, execution or public announcement of the Merger Agreement or the consummation of the Merger, including its effect on relationships with borrowers, lenders, shareholders, or investors;

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the taking of any action expressly required by the Merger Agreement or at the written request or with the prior written consent of the other party or the failure to take any action at the request of the other party or expressly prohibited by the Merger Agreement;

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earthquakes, hurricanes, floods or other natural disasters, epidemics, pandemics or similar events (including the COVID-19 pandemic); or

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changes in GAAP (or the interpretation or enforcement thereof).

However, if any event, circumstance, change, effect, development, condition or occurrence described in any of the second through fifth and last two bullets above has a disproportionate effect on such party relative to other companies in the industries in which such party operates, then the incremental impact of such event will be taken into account for the purpose of determining whether a material adverse effect has occurred.
Covenants and Agreements
Conduct of Business Pending the Merger
Each of RMRM and TRMT has agreed to certain restrictions on itself and its subsidiaries, including, in the case of RMRM, until the earlier of the Effective Time or the valid termination of the Merger Agreement. In general, except with the other party’s prior written approval (not to be unreasonably withheld, delayed or conditioned), as otherwise set forth in RMRM’s or TRMT’s disclosure letter, as expressly required or permitted by the Merger Agreement or as required by law, each of RMRM and TRMT has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course of business. RMRM has also agreed to use its reasonable best efforts to obtain certain tax-related legal opinions of Sullivan and Skadden and TRMT has agreed to use its reasonable best efforts to obtain certain tax-related legal opinions of Sullivan that are conditions to the obligations of TRMT and RMRM, respectively, to consummate the Merger and to deliver certain officer’s certificates in connection with such opinions. Without limiting the foregoing, each of RMRM and TRMT has also agreed that, except without the other party’s prior written approval (not to be unreasonably withheld, delayed or conditioned), as otherwise set forth in RMRM’s or TRMT’s disclosure letter, as expressly required or permitted by the Merger Agreement or as required by law, it will not, and it will not cause or permit any of its subsidiaries to:
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amend or propose to amend its organizational documents or waive the share ownership limit in its charter, except, with respect to RMRM, in connection with the amendment of RMRM’s declaration of trust and bylaws as described in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Declaration of Trust and Bylaws” beginning on page 164 of this joint proxy statement/prospectus;

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split, combine, subdivide, consolidate, or reclassify, any shares of beneficial interest of RMRM or TRMT, as applicable;

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declare, set aside for payment or pay any dividend on or make any other actual, constructive or deemed distribution (whether in cash, shares, property or otherwise) with respect to any shares of beneficial interest, capital stock of or other ownership interests in RMRM or TRMT, as applicable, or any of their respective subsidiaries, other than the declaration and payment of cash dividends or other distributions for the period up to the closing date of the Merger at a rate not to exceed an annual rate of $0.60 per RMRM Common Share, in the case of RMRM, and, in the case of TRMT, $0.40 per TRMT Common Share and other limited exceptions;

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redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of beneficial interest, capital stock or other equity interests of RMRM or TRMT, as applicable, or any of the applicable company’s subsidiaries, except with respect to the repurchase or retention of shares to satisfy withholding tax obligations with respect to share awards granted under RMRM’s or TRMT’s (as applicable) equity compensation plans or in accordance with RMRM’s or TRMT’s (as applicable) declaration of trust;

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issue, sell, pledge, dispose, encumber or grant any shares of beneficial interest, capital stock or other equity interests in RMRM or TRMT, as applicable, or their respective subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any of the foregoing, except for issuances by wholly owned subsidiaries and issuances under RMRM’s or TRMT’s (as applicable) equity compensation plans in the ordinary course of business;

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acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, trust, other business organization or any division or material amount of assets thereof, except acquisitions by RMRM or TRMT, as applicable, or by any existing wholly owned subsidiary of RMRM or TRMT, as applicable, or from any wholly owned subsidiary of RMRM or TRMT, as applicable.

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sell, pledge, assign, transfer, lease, license, dispose of or encumber any property or assets, except for sales of real property in connection with the foreclosure of any RMRM loan or TRMT loan, as applicable, in accordance with the terms of RMRM’s Master Repurchase Facility or TRMT’s Master Repurchase Facility in the ordinary course of business, as applicable, or permitted liens;

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incur, create or assume any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person in excess of $2.0 million in the aggregate (other than a wholly owned subsidiary), except for (i) indebtedness incurred under RMRM’s Master Repurchase Facility or TRMT’s Master Repurchase Facility, as applicable, in the ordinary course of business, (ii) to refinance at maturity any existing indebtedness of RMRM or TRMT, as applicable, or their respective subsidiaries, and (iii) loans or advances to a wholly owned subsidiary of the applicable company, in each case, to the extent the terms of such indebtedness do not, in RMRM’s or TRMT’s reasonable judgment at the time of incurrence, have a material adverse effect;

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make any loans, advances or capital contributions to, or investments in, any other person or entity (including to any of its officers, directors, employees, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements to any such persons or entities, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than in the ordinary course of business, except by RMRM or TRMT, as applicable, or their respective wholly owned subsidiaries to or for the benefit of RMRM or TRMT, as applicable, or their respective wholly owned subsidiaries;

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enter into, renew, modify, amend or terminate in a manner adverse to RMRM or TRMT, as applicable, or any of its subsidiaries, or waive, release, compromise or assign any rights or claims under, any material agreement, except any termination or renewal in accordance with terms of such material agreement, or as may be reasonably necessary to comply with the Merger Agreement or the Transactions;

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waive, release or assign any material rights or claims or make any payment, direct or indirect, of any liability of RMRM or TRMT, as applicable, or any of their respective subsidiaries in an amount in excess of $2.0 million before the same comes due in accordance with its terms;

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settle or compromise, or offer or propose to settle, (i) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against RMRM or TRMT, as applicable, or any of its subsidiaries involving an amount paid in settlement in excess of $1.0 million individually or $2.0 million in the aggregate or which would include any material non-monetary relief and (ii) any material legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of RMRM shareholders or TRMT shareholders, as applicable, except with respect to legal actions pertaining to disputes relating to the Merger Agreement;

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make any material change to its methods of accounting in effect at January 5, 2021 (with respect to RMRM), or December 31, 2020 (with respect to TRMT), or make any material change with respect to accounting policies other than in the ordinary course of business or as previously disclosed in SEC documents, unless required by GAAP or the SEC;

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enter into any new line of business;

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knowingly take any action, or knowingly fail to take any action, that would reasonably be expected to cause (i) RMRM or TRMT, as applicable, to fail to qualify for taxation as a REIT or (ii) any subsidiary of RMRM or TRMT, as applicable, (A) to cease to be treated as any of a partnership, a qualified REIT subsidiary, a REIT or a taxable REIT subsidiary under the applicable provisions of the IRC, as the case may be or (B) that is not treated as a taxable REIT subsidiary as of the date of the Merger Agreement to be so treated; provided that, if such an action is required by law or is necessary to preserve RMRM’s or TRMT’s (as applicable) qualification for taxation as a REIT, the party taking such action shall (1) promptly notify the other party, (2) make reasonable effort to permit the other party to review and comment on such action and (3) take such action;
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make or rescind any material election related to taxes, other than, with respect to RMRM, its election to be taxed as a REIT effective for the year ended December 31, 2020, file an amendment to any material tax return, or settle or compromise any material federal, state, local or foreign tax liability, or waive or extend the statute of limitations in respect of such material taxes; provided, if such an action is required by law or is necessary to preserve RMRM’s or TRMT’s (as applicable) qualification for taxation as a REIT under the IRC, the party taking such action shall (i) promptly notify the other party, (ii) make reasonable effort to permit the other party to review and comment on such action and (iii) take such action;

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authorize, adopt or publicly propose any plan of merger, liquidation, consolidation, recapitalization or bankruptcy reorganization, except (A) as permitted pursuant to the provisions of the Merger Agreement relating to competing proposals and (B) with respect to any subsidiary in the ordinary course of business and in a manner that would not be expected to have a material adverse effect;

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amend or modify the compensation payable by RMRM or TRMT, as applicable, to its financial advisors in connection with the Merger Agreement, the Merger or the other Transactions in a manner materially adverse to RMRM or TRMT, as applicable, and its subsidiaries; or

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authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Form S-4, Joint Proxy Statement/Prospectus; Shareholders Approvals
RMRM and TRMT agreed to prepare and cause to be filed with the SEC this joint proxy statement/prospectus and RMRM agreed to prepare and file the Form S-4 with respect to the Merger and the RMRM Share Issuance, which includes this joint proxy statement/prospectus, in each case as promptly as reasonably practicable. RMRM and TRMT also agreed to use their reasonable best efforts to (i) have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and Securities Act and (iii) to keep the Form S-4 effective for so long as necessary to consummate the Merger unless the Merger Agreement is terminated.
RMRM and TRMT each agreed to use their reasonable best efforts to cause this joint proxy statement/prospectus to be mailed to their shareholders entitled to vote at their respective shareholder meetings and to hold such meetings as soon as reasonably practicable after the Form S-4 is declared effective. Except to the extent that the RMRM board of trustees has made an adverse recommendation change permitted under the section titled “— No Solicitation; Change in Recommendation,” RMRM further agreed to include in this joint proxy statement/prospectus the recommendation of the RMRM board of trustees that RMRM shareholders approve the RMRM Share Issuance Proposal and to use its reasonable best efforts to obtain such approval. Except to the extent that the TRMT board of trustees has made an adverse recommendation change permitted under the section titled “— No Solicitation; Change in Recommendation,” TRMT also agreed to include in this joint proxy statement/prospectus the recommendation of the TRMT board of trustees that TRMT shareholders approve the TRMT Merger Proposal and to use its reasonable best efforts to obtain such approval.
Access to Information; Confidentiality
The Merger Agreement requires TRMT, on the one hand, and RMRM, on the other hand, to provide, with limited exceptions, to the other, upon reasonable notice and during normal business hours, reasonable access to its and its subsidiaries’ properties, offices, books, contracts, commitments and records and to their officers, accountants, manager’s employees, counsel and other representatives, and TRMT, on the one hand, and RMRM, on the other hand, are required to furnish reasonably promptly to the other a copy of each report, schedule, registration statement and other document filed or received by it prior to closing pursuant to federal or state securities laws and all other information concerning its business as the other party may reasonably request. However, TRMT, on the one hand, and RMRM, on the other hand, are not required to disclose to the other any information (a) relating to meetings or deliberations of its board of trustees (or an authorized committee thereof) or communications among the members thereof or with their representatives, (b) relating to the consideration, negotiation or performance of the Merger Agreement and related agreements, (c) the disclosure of which would violate applicable law, legal duty or contractual obligation of the disclosing party or (d) the disclosure of which would jeopardize attorney work product or attorney client privilege.
TRMT, on the one hand, and RMRM, on the other hand, have agreed to hold, and to cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of a form of confidentiality agreement attached to the Merger Agreement.
No Solicitation; Change in Recommendation
Each of RMRM and TRMT has agreed, and has agreed to cause their respective subsidiaries and their officers and directors, managers or the equivalent and any of their other representatives, to immediately cease any solicitation, encouragement, discussions or negotiations with any persons or entities that may be ongoing with respect to a competing acquisition proposal (as defined below) or any inquiry or proposal that may be reasonably expected to lead to a competing acquisition proposal, request that any such person or entity and its representatives promptly return or destroy all confidential information concerning RMRM, TRMT or any of their respective subsidiaries and immediately terminate all physical and electronic data room access granted to any such person or entity or their representatives.
Additionally, each of RMRM and TRMT has agreed, and has agreed to cause their respective subsidiaries and their officers and directors, managers or the equivalent and any of their other representatives, not to, directly or indirectly (i) solicit, initiate or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any competing acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person or entity information in connection with or for the purpose of encouraging or facilitating, a competing acquisition proposal or (iii) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a competing acquisition proposal.
For the purposes of the Merger Agreement, “competing acquisition proposal” means any proposal or offer from any person or entity (other than RMRM, TRMT and their respective subsidiaries) or “group,” within the meaning of Section 13(d) of the Exchange Act, to a party to the Merger Agreement relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or purchase of 20% or more of the consolidated assets (including equity interests in subsidiaries) of such party (based on the fair market value thereof, as determined in good faith by such party’s board of trustees (or an authorized committee thereof), as applicable, after consultation with such party’s outside financial advisors and independent accountants), as applicable, or assets comprising 20% or more of the revenues or earnings on a consolidated basis of such party, (ii) acquisition of 20% or more of the issued and outstanding equity securities of such party or any class of equity securities of such party, (iii) tender offer or exchange offer that, if completed, would result in any person or entity beneficially owning 20% or more of any class of equity securities of such party, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries, as applicable, that comprise 20% or more of the assets, revenues or earnings on a consolidated basis of such party, as applicable, or (v) any combination of the foregoing types of transactions, if the sum of the percentage of consolidated assets, consolidated revenues or earnings and any class of equity securities of such party involved is 20% or more.
Notwithstanding the foregoing restrictions, the Merger Agreement provides that, upon the unsolicited request of a third party, the party receiving such request may grant a waiver of a standstill, confidentiality agreement, or similar obligation for the purpose of allowing a third party to make a confidential unsolicited competing acquisition proposal to such party’s board of trustees (or an authorized committee thereof) if contemporaneously with granting such waiver, the party receiving such request notifies the other party of such a waiver, such notice to be made orally and confirmed in writing, and of the identity of the person(s) receiving such waiver. Furthermore, if a party or any of its subsidiaries receives an unsolicited competing acquisition proposal from any person or group of persons at any time on or after the date of the execution and delivery of the Merger Agreement and prior to obtaining TRMT’s shareholder approval for the Merger and RMRM’s shareholder approval of the RMRM Share Issuance, as applicable, that such party’s board of trustees (or an authorized committee thereof) determines in good faith, after consultation with such party’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a superior proposal (as defined below), which competing acquisition proposal was received in circumstances not otherwise involving a material breach of an applicable section of the Merger Agreement by the party receiving such competing acquisition proposal, the party receiving such competing acquisition proposal may, or may cause its representatives to, in response to such competing acquisition proposal, (i) contact such person or entity to clarify the terms and conditions thereof, (ii) furnish, pursuant to a confidentiality agreement containing provisions as to the treatment of confidential information that are no less favorable to the other party than those contained in the confidentiality agreement attached to the Merger Agreement, information (including non-public information) with respect to the party receiving such competing acquisition proposal to the person or entity who has made such competing acquisition proposal, provided that such party shall, prior to or concurrently with the time such information is provided to such person or entity provide to the other party any non-public information concerning such party or any of its subsidiaries that is provided to any person or entity given such access which was not previously provided to the other party and (iii) engage in or otherwise participate in discussions or negotiations with the person or entity making such competing acquisition proposal regarding such competing acquisition proposal.
Within 48 hours of the receipt of any competing acquisition proposal or request for non-public information in connection therewith, as applicable, the party receiving such competing acquisition proposal is required to (i) advise the other party in writing of the receipt of such competing acquisition proposal and any request for confidential information in connection with such competing acquisition proposal, the material terms of such competing acquisition proposal and the identity of the person or entity making such competing acquisition proposal or request for confidential information and (ii) keep the other party reasonably advised of all material developments affecting the terms (including all changes to the material terms) and status of such competing acquisition proposal, including the status of discussions or negotiations regarding such competing acquisition proposal.
Except as provided below, neither party’s board of trustees (or an authorized committee thereof) shall (i) in the case of the RMRM board of trustees (or an authorized committee thereof), fail to recommend to RMRM shareholders that approval of the RMRM Share Issuance be given or fail to include the RMRM board of trustees’ recommendation of the RMRM Share Issuance in this joint proxy statement/prospectus, and, in the case of the TRMT board of trustees (or an authorized committee thereof), fail to recommend to TRMT shareholders that approval of the Merger and the other Transactions be given or fail to include the TRMT board of trustees’ recommendation for the TRMT Merger Proposal in this joint proxy statement/prospectus, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the RMRM board of trustees’ recommendation of the RMRM Share Issuance Proposal (or the RMRM special committee’s recommendation to the RMRM board of trustees with respect to the Merger and the other Transactions) or the TRMT board of trustees’ recommendation for the TRMT Merger Proposal (or the TRMT special committee’s recommendation to the TRMT board of trustees with respect to the Merger and the other Transactions), as applicable, in each case in a manner adverse to the other party, (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, a competing acquisition proposal, (iv) authorize, cause or permit RMRM or TRMT, as applicable, or any of their respective subsidiaries, as applicable, to enter into any acquisition agreement for a competing acquisition proposal. In this joint proxy statement/prospectus, RMRM and TRMT refer to (i) through (iii) above as an “adverse recommendation change.” Notwithstanding the foregoing, prior to the time RMRM shareholders approve the RMRM Share Issuance Proposal, in the case of RMRM, and the time the TRMT shareholders approve the TRMT Merger Proposal, in the case of TRMT, and subject to material compliance with certain applicable sections of the Merger Agreement, the RMRM board of trustees (or an authorized committee thereof) or the TRMT board of trustees (or an authorized committee thereof), as applicable, may make an adverse recommendation change if (A) (1) a written competing acquisition proposal is received by it and such competing acquisition proposal is not withdrawn and (2) prior to taking such action, the proposal recipient’s board of trustees (or an authorized committee thereof), has determined in good faith after consultation with the proposal recipient’s outside legal counsel and outside financial advisors, that such competing acquisition proposal constitutes a superior proposal, or

(B) an intervening event (as defined below) occurs with respect to RMRM or TRMT and the RMRM board of trustees (or an authorized committee thereof) or the TRMT board of trustees (or an authorized committee thereof), as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect an adverse recommendation change would be inconsistent with their trustees’ duties under applicable Maryland law. In addition, prior to the approval of the RMRM Share Issuance Proposal by RMRM shareholders, RMRM may terminate the Merger Agreement in order to enter into an agreement for a transaction that constitutes a superior proposal.
If such action is taken in connection with any such competing acquisition proposal, the RMRM board of trustees (or an authorized committee thereof) or the TRMT board of trustees (or an authorized committee thereof), as applicable, may not take any of the actions specified in (A) and (B) unless (a) the proposal recipient has given the other party at least three business days’ prior written notice of its intention to take such action (which notice includes the information with respect to such competing acquisition proposal specified above as well as a copy of any proposal and any then existing drafts of the definitive agreement and other material documentation providing for such competing acquisition proposal), (b) the proposal recipient has negotiated in good faith with the other party, to the extent the other party wishes to negotiate, during such notice period to enable the other party to propose in writing revisions to the terms of the Merger Agreement such that it would cause such superior proposal to no longer constitute (in the good faith determination of the board of trustees of the proposal recipient (or an authorized committee thereof) after consultation with its outside legal counsel and outside financial advisors) a superior proposal, (c) following the end of such notice period, the proposal recipient’s board of trustees (or an authorized committee thereof) has considered in good faith any proposed revisions to the Merger Agreement proposed in writing by the other party and has determined that, after consultation with the proposal recipient’s outside financial advisors and outside legal counsel, the superior proposal would continue to constitute a superior proposal if such revisions were to be given effect and (d) in the event of any change to the material terms of such superior proposal, the proposal recipient has, in each case, delivered to the other party an additional notice consistent with that described in subclause (a) above and the notice period shall have recommenced, except that the notice period shall be at least one business day.
If such action is taken in connection with any intervening event, the RMRM board of trustees (or an authorized committee thereof) or the TRMT board of trustees (or an authorized committee thereof), as applicable, may not take any of the actions specified in (A) and (B) unless (x) RMRM or TRMT, as applicable, has given the other party at least three business days’ prior written notice of its intention to take such action (which notice shall include in reasonable detail the basis for such action), (y) such party has negotiated in good faith with the other party, to the extent the other party wishes to negotiate, during such notice period to enable the other party to propose in writing revisions to the terms of the Merger Agreement such that it would cause such the failure to make an adverse recommendation change would no longer be inconsistent with their trustees’ duties under applicable Maryland law and (z) following the end of such notice period, the RMRM board of trustees (or an authorized committee thereof) or the TRMT board of trustees (or an authorized committee thereof), as applicable, shall have considered in good faith any proposed revisions to the Merger Agreement proposed in writing by the other party and shall have determined that, after consultation with its outside legal counsel, the failure to make an adverse recommendation change would still be inconsistent with their trustees’ duties under applicable Maryland Law if such revisions were to be given effect.
For the purposes of the Merger Agreement, “superior proposal” means a bona fide written competing acquisition proposal (except that, for purposes of this definition, the references in the definition of “competing acquisition proposal” to “20%” are replaced by “75%”) made by a person, entity or “group,” within the meaning of Section 13(d) of the Exchange Act, on terms that the competing acquisition proposal recipient’s board of trustees (or an authorized committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, taking into account all relevant financial, legal, regulatory and any other aspects of such proposal that such party’s board of trustees (or such committee) deems relevant, including the identity of the person or entity making such proposal, financing terms and conditions to completion, as well as any changes to the terms of the Merger Agreement proposed by the other party in response to such proposal or otherwise, (i) would, if completed, result in a transaction that is more favorable to the holders of such competing acquisition proposal recipient’s equity interests (solely in their capacity as such) from a financial point of view than the Merger and the other Transactions, (ii) for which the third party has demonstrated that the financing for such offer is fully committed or is reasonably likely to be obtained and (iii) is reasonably likely to receive all required approvals from any governmental authority and otherwise reasonably likely to be consummated on a timely basis on the terms proposed.
For purposes of the Merger Agreement, “intervening event” means with respect to any party, any material change, event, effect, occurrence, consequence or development that (i) is not known and not reasonably foreseeable by the board of trustees of such party (or an authorized committee thereof), as of the date of the execution and delivery of the Merger Agreement (or if known or reasonably foreseeable, the magnitude or material consequences of which are not known or reasonably foreseeable by such board or committee as of the date of the execution and delivery of the Merger Agreement), which material change, event, effect, occurrence, consequence or development becomes known (or the magnitude or material consequences of which become known) to or by such board of trustees or committee prior to receipt of the approval by RMRM shareholders of the RMRM Share Issuance, in the case of RMRM, or the approval by TRMT shareholders of the Merger, in the case of TRMT, and (ii) does not relate (A) to a competing acquisition proposal with respect to such party, (B) changes in the price of the RMRM Common Shares, in the case of RMRM or the TRMT Common Shares, in the case of TRMT (provided that any underlying cause thereof may constitute or otherwise be taken into account for purposes of determining whether an intervening event has occurred), or (C) the fact that, in and of itself, such party exceeds any internal or published projections or forecasts or estimates or outlook of revenues or earnings (provided that any underlying cause thereof may constitute or otherwise be taken into account for purposes of determining whether an intervening event has occurred).
The Merger Agreement does not prohibit a party’s board of trustees (or an authorized committee thereof) from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act or otherwise complying with its disclosure obligations under applicable law with regard to a competing acquisition proposal. However, if such disclosure has the effect of withdrawing or adversely modifying such party’s board of trustees’ recommendation to its shareholders, such disclosure shall be deemed to be an adverse recommendation change under the Merger Agreement. In addition, the Merger Agreement does not require the RMRM board of trustees to submit the Merger Agreement to the holders of RMRM Common Shares if the RMRM board of trustees has effected an adverse recommendation change permitted under the Merger Agreement and the RMRM board of trustees may submit to the holders of RMRM Common Shares any competing acquisition proposal. Notwithstanding any adverse recommendation change, TRMT is obligated to hold the TRMT special meeting and to submit the TRMT Merger Proposal to the TRMT shareholders.
Public Announcements
Except with respect to any adverse recommendation change or as otherwise permitted under the section titled “— No Solicitation; Change in Recommendation,” The parties have agreed, to the extent reasonable under the circumstances and subject to certain exceptions, that they and their respective affiliates will consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the Merger Agreement, the Merger or the other Transactions and will provide such party with an opportunity to review and comment upon such press release or other public announcement or filing, which comments the other party will consider in good faith.
Indemnification of Trustees and Officers; Insurance
RMRM, as the surviving entity in the Merger, has agreed to honor and comply with the obligations of TRMT with respect to indemnification, advancement of expenses and exculpation and related matters under TRMT’s governing documents and under any indemnification or similar agreements in effect as of the date of the Merger Agreement to individuals who at or prior to the Effective Time were officers, trustees, directors or agents of TRMT or any of its subsidiaries. Additionally, for a period of six years after the Effective Time, pursuant to the terms of the Merger Agreement and subject to certain limitations, RMRM, as the surviving entity in the Merger, has agreed to indemnify and hold harmless each officer, trustee or agent of TRMT covered by indemnifications provisions in TRMT’s governing documents or by a separate indemnification agreement for actions or omissions pertaining to such person’s capacity as an officer, trustee, director or agent of TRMT or any of TRMT’s subsidiaries, the Merger Agreement, the Merger or the other Transactions. For a period of six years, the organizational documents of the surviving entity in the Merger shall also contain provisions no less favorable with respect to the indemnification, advancement of expenses and exculpation of such individuals than are set forth in TRMT’s governing documents as of the date of the Merger Agreement, except to the extent such agreement provides for an earlier termination, cause to be maintained in effect the provisions regarding elimination of liability, indemnification and advancement of expenses in any other agreements of TRMT or any of its subsidiaries that are in existence on the date of execution and delivery of the Merger Agreement, and not amend, modify or repeal such provisions in any manner that would materially and adversely affect the rights or protections thereunder of any such person in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the adoption of the Merger Agreement and the consummation of the Merger and the other Transactions).
Prior to the Effective Time, TRMT has agreed to obtain and pay the premium for a non-cancelable extension of the coverage afforded by TRMT’s existing directors’ and officers’ liability insurance policies covering at least six years after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from one or more insurance carriers with the same or better credit rating as TRMT’s current insurance carrier and with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under TRMT’s existing policies, with limits of liability that are no lower than the limits of TRMT’s existing policies, as long as the annual premium does not exceed 300% of the annual aggregate premium(s) under TRMT’s existing policies, provided that if the premium of such insurance exceeds such amount, TRMT will obtain a policy with greatest coverage available for a cost not exceeding such amount.
The Merger Agreement also provides that, in the event the surviving entity merges into any other entity and does not continue its corporate existence, liquidates, dissolves or winds up or transfers or conveys all or substantially all of its assets, then RMRM, as the surviving entity in the Merger (or the successor and assigns of the surviving entity), will assume the indemnification obligations set forth above.
Notification of Certain Matters; Transaction Litigation
TRMT and RMRM have each agreed to provide reasonably prompt notice to the other parties of any notice received from any governmental authority in connection with the Merger Agreement or the Transactions, or from any person or entity alleging that its consent is or may be required in connection with any such transaction.
TRMT and RMRM have each agreed to provide prompt notice to the other parties if any representation or warranty made by it in the Merger Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by December 31, 2021, if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the Merger Agreement or, if, to its knowledge, the occurrence of any state of facts, change, development, event or condition would cause, or reasonably be expected to cause, any of the conditions to closing not to be satisfied or satisfaction to be materially delayed.
TRMT and RMRM have each agreed to provide prompt notice to the other parties of any claim, action, suit, charge, demand, inquiry, subpoena, proceeding, arbitration, mediation or other investigation commenced or to such party’s knowledge threatened against, relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the Merger or the other Transactions. Each has agreed to allow the other parties the opportunity to reasonably participate in the defense and settlement of any shareholder litigation, including arbitration proceedings, and not to agree to a settlement of any such litigation or arbitration without the other’s consent (not to be unreasonably withheld, conditioned or delayed).
Efforts to Complete Transactions; Consents and Approvals
TRMT and RMRM have each agreed to use reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including the taking of all actions reasonably necessary to cause the closing conditions to be satisfied, the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities in connection with the Merger and the other Transactions, making all necessary registrations and filings, executing and delivering all additional instruments necessary to consummate the Merger and the other Transactions, and defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the Merger or other Transactions.
Each of TRMT and RMRM has agreed to provide any necessary notices to third parties and to use their reasonable efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Merger and the other Transactions. TRMT and RMRM will cooperate in the preparation of government filings and submissions, and will inform each other of government inquiries, consult with each other before making submissions or filings and supply each other with all documentation pertaining to these submissions and filings. To the extent reasonably practicable, TRMT and RMRM must give each other the opportunity to review, and consult with each other regarding, documents to be filed with government authorities in connection with the Merger Agreement and no party may attend a meeting with government officials pertaining to the Transactions without giving the other parties notice and an opportunity to participate in such a meeting.
Management Agreement with TRA
Contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, RMRM, TRMT and TRA have agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such management agreement. In consideration of this waiver, RMRM agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, certain of the expenses TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. The foregoing description of the TRA Letter Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the TRA Letter Agreement.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:
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RMRM taking all steps as may be reasonably necessary to cause the RMRM Common Shares to be issued in the Merger to be listed for trading on Nasdaq prior to the Effective Time, and, subsequent to the Effective Time, for the common shares of the combined company to be traded on Nasdaq under the symbol “SHCR”;

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each of TRMT and RMRM, as applicable, taking all steps to ensure that any disposition of TRMT Common Shares and any acquisition of RMRM Common Shares in connection with the Merger and the other Transactions by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act are exempted pursuant to Rule 16b-3 promulgated under the Exchange Act from giving rise to any liability under Section 16 of the Exchange Act;

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RMRM, as the surviving entity in the Merger, using reasonable best efforts to cause the TRMT Common Shares to be de-listed from Nasdaq and de-registered under the Exchange Act promptly following the Effective Time;

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in the event that a cash distribution with respect to the TRMT Common Shares is permitted under the terms of the Merger Agreement, has a record date prior to the Effective Time and has not been paid prior to the closing date of the Merger, to the extent practicable, paying such distribution immediately prior to the Effective Time to the holders of such TRMT Common Shares on such record date;

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each of RMRM and TRMT using its respective reasonable best efforts to take all action necessary such that no anti-takeover statute is or becomes applicable to the Merger or the other Transactions;

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each of RMRM and TRMT cooperating in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or any similar taxes that become payable in connection with the Merger or the other Transactions;

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each of RMRM and TRMT using its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the IRC; and

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each of RMRM and TRMT causing its respective subsidiaries to comply with and perform its obligations under the Merger Agreement and to consummate the Merger on the terms of the Merger Agreement.

Conditions to Completion of the Merger
Mutual Closing Conditions
The obligation of each of TRMT and RMRM to consummate the Merger is subject to the satisfaction or waiver, at or prior to the closing of the Merger, of the following conditions:
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approval of the TRMT Merger Proposal by TRMT shareholders and approval of the RMRM Share Issuance Proposal by RMRM shareholders;

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the absence of any law or order by any governmental authority prohibiting, making illegal, enjoining or otherwise restricting, preventing or prohibiting the consummation of the Merger, the RMRM Share Issuance or the other Transactions;

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the Form S-4, of which this joint proxy statement/prospectus forms a part, will have been declared effective and no stop order suspending the effectiveness of the Form S-4 will have been issued; and

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the RMRM Common Shares to be issued in the Merger will have been approved by Nasdaq for listing on Nasdaq, subject to official notice of issuance.

Additional Closing Conditions for the Benefit of RMRM
The obligation of RMRM to consummate the Merger is subject to the satisfaction or waiver, at or prior to the closing date of the Merger, of the following additional conditions:
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the accuracy in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date) of certain representations and warranties made in the Merger Agreement by TRMT regarding TRMT’s organization and qualification, subsidiaries, certain aspects of its capital structure, organizational authority relative to the Merger Agreement, the absence of certain changes and a material adverse effect, REIT qualification, certain brokers’ fees and expenses and the applicability of takeover statutes;

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the accuracy of all other representations and warranties made in the Merger Agreement by TRMT (without giving effect to any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the closing date of the Merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TRMT;

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TRMT must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by it at or prior to the Effective Time;

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no event, change, effect or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to TRMT since April 26, 2021;

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TRMT must have delivered to RMRM an officer’s certificate, dated as of the closing date of the Merger and signed by TRMT’s president and chief financial officer, certifying that the closing conditions described in the four preceding bullets have been satisfied;

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receipt by TRMT, and delivery by TRMT to RMRM, of an opinion dated as of the closing date of the Merger from Sullivan regarding TRMT’s qualification and taxation as a REIT under the IRC, on which RMRM is entitled to rely; and

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receipt by RMRM of an opinion dated as of the closing date of the Merger from Skadden that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC.

Additional Closing Conditions for the Benefit of TRMT
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the accuracy in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date) of certain representations and warranties made in the Merger Agreement by RMRM regarding RMRM’s organization and qualification, subsidiaries, certain aspects of its capital structure, organizational authority relative to the Merger Agreement, the absence of certain changes and a material adverse effect, REIT qualification, certain brokers’ fees and expenses and the applicability of takeover statutes;

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the accuracy of all other representations and warranties made in the Merger Agreement by RMRM (without giving effect to any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the closing date of the Merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on RMRM;

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RMRM must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by each of them at or prior to the Effective Time;

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no event, change, effect or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to RMRM since April 26, 2021;

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RMRM must have delivered to TRMT an officer’s certificate, dated as of the closing date of the Merger and signed by RMRM’s president and chief financial officer (or equivalent officers), certifying that the closing conditions described in the four preceding bullets have been satisfied;

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receipt by RMRM, and delivery by RMRM to TRMT, of an opinion dated as of the closing date of the Merger from Sullivan regarding RMRM’s qualification and taxation as a REIT under the IRC, on which TRMT is entitled to rely; and

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receipt by TRMT of an opinion dated as of the closing date of the Merger from Sullivan that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC.

Termination of the Merger Agreement
Termination by Mutual Agreement
The Merger Agreement may be terminated at any time before the Effective Time by the mutual written agreement of RMRM and TRMT.

Termination by Either RMRM or TRMT
The Merger Agreement may also be terminated prior to the Effective Time by either RMRM or TRMT:
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if the Merger has not been completed on or before December 31, 2021; provided that this termination right will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was a principle cause of, or, resulted in, the failure of the Merger to be completed on or before such date;

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if a governmental authority of competent jurisdiction has issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other Transactions;

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if TRMT shareholders fail to approve the TRMT Merger Proposal at a duly held meeting (or at any adjournment or postponement thereof) (provided that this termination right will not be available to TRMT if the failure to obtain such TRMT shareholder approval was primarily due to TRMT’s failure to perform any of its obligations under the Merger Agreement); or

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if RMRM shareholders fail to approve the RMRM Share Issuance Proposal at a duly held meeting (or at any adjournment or postponement thereof) (provided that this termination right will not be available to RMRM if the failure to obtain such RMRM shareholder approval was primarily due to RMRM’s failure to perform any of its obligations under the Merger Agreement).

Termination by RMRM
The Merger Agreement may also be terminated prior to the Effective Time by RMRM:
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if TRMT shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement which breach, violation or failure to perform, either individually or in the aggregate, would result in the failure of RMRM’s conditions to completion of the Merger related to the accuracy of TRMT’s representations and warranties or TRMT’s material performance of or compliance with its obligations under the Merger Agreement, and such breach cannot be cured, or, if curable, is not cured by TRMT, or waived by RMRM, by the earlier of December 31, 2021, and 20 days after the receipt by TRMT of written notice of such breach, violation or failure from RMRM; provided that RMRM shall not have the right to terminate the Merger Agreement pursuant to this provision if RMRM is then in breach of the Merger Agreement and such breach would result in the failure of TRMT’s conditions to completion of the Merger related to the accuracy of RMRM’s representations and warranties or RMRM’s material performance of or compliance with their obligations under the Merger Agreement;

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if, prior to obtaining TRMT shareholder approval of the Merger and the other Transactions, TRMT or the TRMT board of trustees (or an authorized committee thereof) (i) shall have effected an adverse recommendation change, (ii) fails to publicly reaffirm the TRMT board of trustees’ recommendation for the TRMT Merger Proposal within ten business days of being requested to do so by RMRM following the public announcement by any person of a competing acquisition proposal or an intention (whether or not conditional) to make a competing acquisition proposal, (iii) fails to include the TRMT board of trustees’ recommendation for the TRMT Merger Proposal in this joint proxy statement/prospectus or (iv) publicly announces its intention to do any of the foregoing; or

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if, prior to obtaining RMRM shareholder approval of the RMRM Share Issuance, the RMRM board of trustees (or an authorized committee thereof) determines to enter into an acquisition agreement with respect to a superior proposal in accordance with the provisions regarding competing acquisition proposals described above under “— Covenants and Agreements — No Solicitation; Change in Recommendation.”

Termination by TRMT
The Merger Agreement may also be terminated prior to the Effective Time by TRMT:

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if RMRM shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement which breach, violation or failure to perform, either individually or in the aggregate, would result in the failure of TRMT’s conditions to completion of the Merger related to the accuracy of RMRM’s representations and warranties or RMRM’s material performance of or compliance with its obligations under the Merger Agreement, and such breach cannot be cured, or, if curable, is not cured by RMRM, or waived by TRMT, by the earlier of December 31, 2021, and 20 days after the receipt by RMRM of written notice of such breach, violation or failure from TRMT; provided that TRMT shall not have the right to terminate the Merger Agreement pursuant to this provision if TRMT is then in breach of the Merger Agreement and such breach would result in the failure of RMRM’s conditions to completion of the Merger related to the accuracy of TRMT’s representations and warranties or TRMT’s material performance of or compliance with their obligations under the Merger Agreement; or

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if, prior to obtaining RMRM shareholder approval of the Merger and the RMRM Share Issuance, RMRM or the RMRM board of trustees (or an authorized committee thereof) (i) shall have effected an adverse recommendation change, (ii) fails to publicly reaffirm the RMRM board of trustees’ recommendation for the RMRM Share Issuance Proposal within ten business days of being requested to do so by TRMT following the public announcement by any person of a competing acquisition proposal or an intention (whether or not conditional) to make a competing acquisition proposal, (iii) fails to include the RMRM board of trustees’ recommendation for the RMRM Share Issuance Proposal in this joint proxy statement/prospectus or (iv) publicly announces its intention to do any of the foregoing.

Termination Fees and Expenses
Each of TRMT and RMRM is required to pay the other party a termination fee of $2.156 million, plus the other party’s reasonable fees and expenses under certain circumstances related to such party’s change in recommendation, breach or termination in connection with a superior proposal. Except with respect to the foregoing, all fees and expenses incurred in connection with the Merger and the other Transactions will be paid by the party incurring those expenses, except that RMRM and TRMT will share equally any filing fees incurred in connection with the filing of this joint proxy statement/prospectus and the Form S-4 of which it forms a part.
Amendment, Extension and Waiver of the Merger Agreement
The parties to the Merger Agreement may amend the Merger Agreement by mutual written agreement, provided that, after approval of the TRMT Merger Proposal by TRMT’s shareholders or the approval of the RMRM Share Issuance Proposal by RMRM shareholders, no amendment may be made which by law or in accordance with the rules of any stock exchange requires further approval by TRMT or RMRM’s shareholders, without the approval of such shareholders.
Prior to the Effective Time, TRMT and RMRM may extend the time for performance of any obligation or other act of any other party or waive any inaccuracy in the representations and warranties of the other parties or waive compliance with any agreement or condition contained in the Merger Agreement to the extent permitted by law.
Governing Law
The Merger Agreement is governed by the laws of the State of Maryland (without giving effect to choice of law principles thereof).
Specific Performance; Remedies
The parties to the Merger Agreement are entitled to injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity.

Description of the Voting Agreements
This section of this joint proxy statement/prospectus describes certain material terms of the voting agreements entered into between RMRM and TRA, in its capacity as a holder of more than 5% of the issued and outstanding TRMT Common Shares, and between TRMT and Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, copies of which are attached as Annex F and Annex G to this joint proxy statement/prospectus and are incorporated herein by reference. The following summary is qualified in its entirety by reference to the complete text of the voting agreements. RMRM and TRMT urge you to read the voting agreements in their entirety.   As a RMRM shareholder or TRMT shareholder, you are not a third party beneficiary of the voting agreements and therefore you may not directly enforce any of its terms or conditions.
Contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA, in its capacity as a holder of more than 5% of the issued and outstanding TRMT Common Shares, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.

MANAGEMENT AGREEMENTS
RMRM has no employees. The personnel and various services RMRM requires to operate its business are provided to RMRM by TRA pursuant to a management agreement between RMRM and TRA, which provides for the day to day management of RMRM’s operations by TRA, subject to the oversight and direction of the RMRM board of trustees. TRMT also has a management agreement with TRA on substantially the same terms as the RMRM agreement described below.
Contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, RMRM, TRMT and TRA have agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such management agreement. In consideration of this waiver, RMRM agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement.
Management Agreement with TRA.   RMRM’s management agreement with TRA provides for an annual base management fee and an incentive fee, payable in cash, among other terms:
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Base Management Fee.   The annual base management fee payable quarterly (0.375% per quarter) in arrears to TRA by RMRM is equal to 1.5% of RMRM’s “Equity.” Under the management agreement, “Equity” means (a) the sum of (i) RMRM’s net asset value as of the “Effective Date”, plus (ii) the net proceeds received by RMRM from any future sale or issuance of shares of beneficial interest, plus (iii) RMRM’s cumulative “Distributable Earnings,” as defined below, for the period commencing on the “Effective Date” to the end of the applicable most recent completed calendar quarter, less (b) (i) any distributions previously paid to holders of Common Shares, (ii) any incentive fee previously paid to TRA and (iii) any amount that RMRM may have paid to repurchase Common Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

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Incentive Management Fee.   The incentive management fee which may be earned by TRA for a calendar quarter is an amount, which may not be less than zero, equal to the difference between:

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The product of (i) 20% and (ii) the difference between (A) RMRM’s Distributable Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) RMRM’s Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year, and

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The sum of any incentive fees paid to TRA with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable).

No incentive fee shall be payable with respect to any calendar quarter unless Distributable Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters, if applicable) in the aggregate is greater than zero.
For purposes of the calculation of base management fees and incentive fees payable to TRA under RMRM’s management agreement, “Distributable Earnings” is defined as net income (or loss) attributable to RMRM’s common shareholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by TRA; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussion between TRA and RMRM’s independent trustees and approved by a majority of RMRM’s independent trustees. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Pursuant to the terms of RMRM’s management agreement, the exclusion of depreciation and amortization from the calculation of Distributable Earnings shall apply only to owned real estate.
RMRM’s shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in “Equity” for the purpose of calculating incentive fees payable to TRA. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Distributable Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Distributable Earnings. Equity and Distributable Earnings as defined in RMRM’s management agreement are non-GAAP financial measures and may be different from RMRM’s shareholders’ equity and RMRM’s net income calculated according to GAAP.
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Expense Reimbursement.   TRA, and not RMRM, is responsible for the costs of its employees who provide services to RMRM, including the cost of TRA’s personnel who originate RMRM’s loans, unless any such payment or reimbursement is specifically approved by a majority of RMRM’s independent trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by RMRM. Generally, it is the practice of TRA and RMR LLC to treat individuals who spend 50% or more of their business time providing services to TRA as employees of TRA. RMRM is required to pay or to reimburse TRA and its affiliates for all other costs and expenses of RMRM’s operations, including but not limited to, the cost of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to RMRM investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under RMRM’s management agreement to be borne by TRA. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between TRA and RMR LLC. RMRM reimburses TRA for shared services costs TRA pays to RMR LLC and its affiliates, and these reimbursements include an allocation of the cost of applicable personnel employed by RMR LLC and RMRM’s share of RMR LLC’s costs of providing RMRM’s internal audit function, with such shared services costs being subject to approval by a majority of RMRM’s independent trustees at least annually. RMRM’s Audit Committee appoints RMRM’s Director of Internal Audit and RMRM’s Compensation Committee approves the costs of RMRM’s internal audit function. RMRM incurred shared services costs of approximately $144,543 for the year ended December 31, 2020, payable to TRA as reimbursement for shared services costs it paid to RMR LLC. Such costs may increase as a result of the Business Change.

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Term.   The initial term of RMRM’s management agreement ends on December 31, 2023, and the agreement will automatically renew for successive one year terms beginning January 1, 2024, and each January 1 thereafter, unless it is sooner terminated as detailed below.

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Termination Rights.   RMRM has the right to terminate RMRM’s management agreement with TRA upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of RMRM’s independent trustees based upon a determination that: (a) TRA’s performance is unsatisfactory and materially detrimental to RMRM or (b) the base management fee and incentive fee, taken as a whole, payable to TRA under RMRM’s management agreement are not fair to RMRM (provided that, in the instance of (b), TRA will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). RMRM’s management agreement may be terminated by TRA before each annual renewal upon written notice delivered to the RMRM board of trustees no later than 180 days prior to an annual renewal date. RMRM may also terminate the management agreement at any time without the payment of any termination fee, with at least 30 days’ prior written notice from RMRM upon the occurrence of a “cause event,” as defined in the management agreement. TRA may terminate the management agreement in certain other circumstances, including if RMRM becomes required to register as an investment company under the 1940 Act for RMRM’s uncured “material breach,” as defined in the management agreement, RMRM materially reduces TRA’s duties and responsibilities or scope of its authority under the management agreement or RMRM ceases or takes steps to cease to conduct the business of originating or investing in CRE loans.
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Termination Fee.   In the event RMRM’s management agreement is terminated by RMRM without a cause event or by TRA for a material breach, RMRM will be required to pay TRA a termination fee equal to: (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to TRA during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by TRA during the period from the effective date of the agreement through the most recently completed calendar quarter prior to the termination date, plus (b) $1.6 million. No termination fee will be payable if RMRM’s management agreement is terminated by RMRM for a cause event or by TRA without RMRM’s material breach. In addition, as described above, pursuant to the TRA Letter Agreement, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA.

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Business Opportunities.   Under RMRM’s management agreement, RMRM and TRA have agreed that for so long as TRA is managing RMRM, neither TRA nor any of its affiliates, including RMR LLC, will sponsor or manage any other publicly traded REIT, other than TRMT, that invests primarily in first mortgage whole loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by RMRM’s independent trustees. However, RMRM’s management agreement does not prohibit TRA or its affiliates (including RMR LLC) or their respective directors, trustees, officers, employees or agents from competing or providing services to other persons, funds and investment vehicles, including Centre Street Finance LLC, a private fund focused on originating and investing in mortgage loans, private REITs or other entities that may compete with RMRM, including, among other things, with respect to the origination, acquisition, making, arranging or managing of first mortgage whole loans secured by middle market or transitional CRE or other investments like those RMRM intends to make.

RMRM’s management agreement also provides that if TRA, its affiliates (including RMR LLC) or any of their respective directors, trustees, officers, employees or agents acquires knowledge of a potential business opportunity, RMRM renounces any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law.
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Allocation of Investment Opportunities.   Because TRA and RMR LLC will not be prohibited from competing with RMRM in all circumstances, and RMR LLC provides management services to other companies, conflicts of interest may exist with regard to the allocation of investment opportunities and for the time and attention of TRA, RMR LLC and their personnel. TRA, RMR LLC and their subsidiaries seek to resolve such conflicts in good faith in their fair and reasonable discretion. In the case of a conflict involving the allocation of investment opportunities among advisory clients of TRA, TRA will endeavor to allocate such investment opportunities in a fair and equitable manner, consistent with TRA’s allocation policies, taking into account such factors as it deems appropriate. With respect to mortgage loan investments, which are the only types of investment opportunity that may be appropriate for more than one advisory client of TRA, the Investment Committee is responsible for evaluating mortgage loan origination opportunities and making determinations as to whether to proceed with funding a loan, taking into account advisory clients’ investment considerations. The Investment Committee may consider, without limitation, any or all of the following factors with respect to such opportunity and each advisory client (listed below without regard to any order of importance):

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investment objectives, strategy and criteria;

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any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions;

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effect of the investment on the diversification of the advisory client’s portfolio, including by geography, size of investment, type of investment and risk of investment;

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ability of an advisory client to commit to an investment opportunity within the required timeframe for a particular transaction;

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leverage policy, the availability of financing for the investment by each advisory client and cash requirements;

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anticipated cash flow of the asset to be acquired;

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tax profile of the advisory client and the tax characteristics of the investment;

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the size of the investment;

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whether the advisory client has any existing positions in the opportunity;

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the extent to which an advisory client has been provided a greater or lesser volume or quality of investment opportunities relative to others;

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availability and cost of capital;

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risk return profiles;

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targeted distribution rates;

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anticipated future pipeline of suitable investments;

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the expected holding period of the investment and the advisory client’s investment period, if applicable; and

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such other factors as TRA deems relevant and believe to be appropriate under the circumstances.

The Investment Committee has broad discretion in making these determinations and is not required to take any of these factors into account or to assign greater, lesser or equal importance to any of these factors. The Investment Committee is also not limited in the factors that it may consider in making these determinations to those set forth above, and may take into account such other matters as it may, in its discretion, consider appropriate from time to time. Differences among accounts will impact the investment decision for each account, and the Investment Committee is under no obligation to make similar investments in accounts with similar investment objectives.
If the Investment Committee determines mortgage loan investment opportunities are equally appropriate for more than one advisory client, it will generally allocate such opportunities on a rotational basis.
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Liability and Indemnification.   TRA maintains a contractual as opposed to a fiduciary relationship with RMRM. Pursuant to RMRM’s management agreement, TRA does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of the RMRM Board in following or declining to follow its advice or recommendations. Under the terms of RMRM’s management agreement, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to RMRM or any of RMRM’s Trustees, shareholders or subsidiaries, or any of the trustees, directors or shareholders of any of RMRM’s subsidiaries, for any acts or omissions related to the provision of services to RMRM under RMRM’s management agreement, except by reason of acts or omissions that have been determined in a final, non-appealable adjudication to have constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. In addition, under the terms of RMRM’s management agreement, RMRM agrees to indemnify, hold harmless and advance expenses to TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys,’ accountants’ and experts’ fees and expenses, arising from any acts or omissions related to the provision of services to RMRM or the performance of any matters pursuant to an instruction by the RMRM board of trustees, except to the extent there is a final, non-appealable adjudication that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.
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Other.   In addition to the fees and expense reimbursements payable to TRA under RMRM’s management agreement, TRA and its affiliates may benefit from other fees paid to them in respect of RMRM’s investments. For example, if RMRM seeks to securitize some of RMRM’s CRE loans, TRA or its affiliates may act as collateral manager. In any of these or other capacities, TRA and its affiliates may receive fees for their services if approved by a majority of RMRM’s independent trustees.

The foregoing description of RMRM’s and TRMT’s management agreements is a summary and is qualified in its entirety by the terms of the complete agreements. RMRM may engage in additional transactions with related persons, including businesses to which TRA, RMR LLC or their affiliates provide management services.

NO APPRAISAL RIGHTS
Under Maryland Statutory Trust Act and Maryland REIT Law and pursuant to the declaration of trust of each of RMRM and TRMT, neither RMRM shareholders nor TRMT shareholders are entitled to exercise appraisal rights in connection with the Merger or any of the other Transactions.

DESCRIPTION OF RMRM’S AND TRMT’S BUSINESSES
Overview of RMRM and TRMT
RMRM.   RMRM is organized as a statutory trust. On April 18, 2017, RMRM was redomesticated as a Maryland statutory trust from a Delaware statutory trust. RMRM commenced its investment operations in December 2003 as “RMR Real Estate Fund.” Prior to January 5, 2021, and the issuance by the SEC of an order, or the Deregistration Order, pursuant to Section 8(f) of the 1940 Act declaring that RMRM ceased to be an Investment Company under the 1940 Act, RMRM operated as a non-diversified, closed-end management investment company under the 1940 Act. As an investment company, RMRM’s primary investment objective was to earn and pay to its common shareholders a high level of current income by investing in real estate companies. Capital appreciation was RMRM’s secondary objective. RMRM pursued its investment objectives by investing, under normal market conditions, at least 90% of its managed assets (consisting of the net asset value of RMRM Common Shares plus the liquidation preference of RMRM’s preferred shares and the principal amount of RMRM’s outstanding borrowings) in income producing securities issued by real estate companies, including common shares, preferred shares and debt; at least 75% of its managed assets in securities issued by REITs; and no more than 10% of its managed assets in securities denominated in currencies other than the U.S. dollar or traded on a non-U.S. stock exchange.
As of January 5, 2021, and following the issuance by the SEC of the Deregistration Order, RMRM’s business strategy has been focused on originating and investing in first mortgage whole loans secured by middle market and transitional CRE.
As a result of the changes to RMRM’s business, RMRM has not provided a comparison of its current business developments to prior periods in which RMRM was operating as a registered investment company because it would not be useful to RMRM’s shareholders.
TRMT.   TRMT is a REIT that was organized under Maryland law in 2017 and completed its initial public offering, or IPO, on September 18, 2017. TRMT’s business strategy is focused on originating and investing in first mortgage whole loans secured by middle market and transitional CRE.
RMRM and TRMT each define middle market CRE as commercial properties that have values of up to $100.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties.
Qualification for Taxation as a REIT
TRMT operates its business in a manner consistent with its qualification for taxation as a REIT under the IRC, and RMRM operates its business in a manner consistent with its intention to qualify for taxation as a REIT under the IRC. As such, the companies generally are not subject to U.S. federal income tax, provided that they meet certain distribution and other requirements. Each company also conducts its operations so that neither it nor any of its subsidiaries are required to register as an investment company under the 1940 Act.
The Merger
Pursuant to the Merger Agreement, on the terms and subject to the satisfaction or waiver of the conditions thereof, TRMT will merge with and into RMRM, with RMRM continuing as the surviving entity in the Merger. For further information about the Merger Agreement and the Merger, see “The Merger” beginning on page 91 of this joint proxy statement/prospectus and “The Merger Agreement and Voting Agreements” beginning on page 163 of this joint proxy statement/prospectus.
Properties
The companies’ principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634. RMRM’s telephone number is (617) 332-9530, and TRMT’s telephone number is (617) 796-8230.

The Manager
TRA provides management services to RMRM and TRMT pursuant to each company’s respective management agreement. In connection with the Business Change, RMRM terminated its investment advisory agreement with RMR Advisors LLC, or RMR Advisors, a former subsidiary of RMR LLC, and entered into a new management agreement with TRA, effective January 5, 2021. TRA is an investment adviser registered with the SEC that is owned by RMR LLC, the majority owned operating subsidiary of RMR Inc., a holding company whose securities are listed on Nasdaq under the symbol “RMR.” Each of RMRM and TRMT believes that TRA provides the company with significant experience and expertise in investing in middle market and transitional CRE.
For further information about RMRM’s and TRMT’s management agreements with TRA, see “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, the United States declared a national emergency concerning this pandemic and several states and municipalities have declared public health emergencies. The COVID-19 pandemic and various governmental and market responses intended to contain and mitigate the spread of the virus and its detrimental public health impact negatively impacted the global economy, including the U.S. economy.
The companies and TRA are closely monitoring the impact of the COVID-19 pandemic on all aspects of the companies’ respective business, including the ability of each company’s borrowers to withstand the current economic conditions and continue to fund their debt service obligations owed and due to the company and the status of the company’s operations, liquidity and capital needs and resources. Each company is also conducting financial modeling and sensitivity analyses regularly, actively communicating with its borrowers, its lender and other key constituents and stakeholders in order to help assess market conditions, opportunities, best practices and mitigate risks and potential adverse impacts, and continuously monitoring, with the assistance of counsel and other specialists, possible government relief funding sources and other programs that may be available to the company or its borrowers to enable the company and its borrowers to operate through the current economic conditions and enhance their ability to fund their debt service obligations owed and due to such company.
The U.S. economy has been growing as COVID-19 vaccinations are increasingly administered, more COVID-19 related restrictions are lifted and commercial activities increasingly return to pre-pandemic practices and operations and as a result of recent and expected future government spending on COVID-19 pandemic relief, infrastructure and other matters. However, there remains uncertainty as to the ultimate duration and severity of the COVID-19 pandemic on commercial activities, including risks that may arise from mutations or related strains of the virus, the ability to successfully administer vaccinations to a sufficient number of persons or attain immunity to the virus by natural or other means to achieve herd immunity, and the impact on the U.S. economy that may result from the inability of other countries to administer vaccinations to their citizens or their citizens’ ability to otherwise achieve immunity to the virus.
TRMT believes that some of its impacted borrowers or their tenants have benefited from provisions of the Coronavirus Aid, Relief, and Economic Security Act, passed by Congress in March 2020, or other federal or state assistance allowing them to continue or resume business activity.
There are extensive uncertainties surrounding the COVID-19 pandemic and its aftermath. These uncertainties include among others:
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the duration and severity of the negative economic impact;

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the strength and sustainability of any economic recovery;

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the timing and process for how the federal, state and local governments and other market participants may oversee and conduct the return of economic activity when the COVID-19 pandemic ends, such as what continuing restrictions and protective measures may remain in place, be re-imposed or be added and what restrictions and protective measures may be lifted or reduced in order to foster a return of increased economic activity in the United States; and

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the responses of governments, businesses and the general public to any increased levels or rates of COVID-19 infections.

As a result of these uncertainties, each company is unable to determine what the ultimate effect will be on its borrowers’ and other stakeholders’ businesses, operations, financial results and financial position. For further information and risks relating to the COVID-19 pandemic on the companies and their businesses, see elsewhere in this joint proxy statement/prospectus, including “Cautionary Statement regarding Forward-Looking Statements,” beginning on page 70, “RMRM Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 206 and “TRMT Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 222.
Business Strategy
Each company believes that having a business strategy which focuses on originating and investing in first mortgage whole loans in the $10.0 million to $50.0 million range, secured by middle market and transitional CRE properties that have values of up to $100.0 million, provides the company with an opportunity to achieve higher, risk-adjusted returns.
The decrease in traditional CRE debt providers as a result of added regulation in the United States in response to the 2008 global financial crisis was the primary catalyst for the initial growth of the alternative CRE lender segment. Alternative lenders, like RMRM and TRMT, operate with fewer regulatory constraints than traditional CRE lenders. This flexibility has allowed alternative CRE lenders to create customized loan structures tailored to borrowers’ specific business plans for the underlying collateral properties. In addition, the continued maturation of the market for CRE collateralized loan obligations, or CLOs (financial instruments secured by a pool of loans and used by lenders as a source of funding), in addition to other sources of funding, including repurchase agreements or warehouse lines of credit (a type of revolving credit facility available to lenders secured by originated mortgage loans), has assisted alternative lenders in financing a wider array of business plans and, as a result, in gaining considerable market share.
Capital for private CRE debt funds continues to be raised and the largest, most established alternative CRE debt providers continue to compete for loans with the highest quality borrowers in top tier markets. RMRM and TRMT believe there will continue to be a great deal of competition amongst equity investors for the acquisition of top tier CRE assets as the amount of capital available to private equity real estate funds continues to grow. As a result of this competition, RMRM and TRMT believe that private equity funds will continue to invest in middle market and transitional CRE assets in order to achieve targeted returns for investors. Each company believes it is well positioned to lend to private equity sponsors of middle market and transitional CRE assets.
Each company’s business strategies may be changed, amended, supplemented or waived at any time by such company’s respective board of trustees without shareholder approval. The companies cannot be sure that their business strategies will be successful.
Investment and Leverage Strategies
RMRM.   RMRM’s primary investment strategy is to balance capital preservation with generating attractive, risk adjusted returns on RMRM’s investments. To this end, the first mortgage whole loans that RMRM targets for origination and investment generally have the following characteristics:
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principal balances of less than $50.0 million;

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stabilized LTVs of 75% or less;

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terms of five years or less;

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floating interest rates based on LIBOR (or other applicable benchmark interest rate index) plus spreads of 275 to 400 basis points;

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non-recourse to sponsors (subject to customary non-recourse carve-out guarantees) and secured by middle market and transitional CRE across the United States; and

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equity owned by well capitalized sponsors with experience investing in the relevant real estate property type.

RMRM invests in first mortgage whole loans that provide bridge financing on transitional CRE properties. These investments typically are secured by properties undergoing redevelopment or repositioning activities that are expected to increase the value of the properties. RMRM funds these loans over time as the borrowers’ business plans for the properties are carried out. RMRM’s loans secured by transitional CRE are typically bridge loans that are usually refinanced, with the proceeds from other CRE mortgage loans or property sales. RMRM expects to receive origination fees, extension fees, modification or similar fees in connection with its bridge loans. Bridge loans may lead to future investment opportunities for RMRM, including making mortgage loans to repay RMRM’s transitional loans, otherwise known as “takeout mortgage loans.” RMRM may also originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property.
RMRM believes that its mortgage investment strategy is appropriate for the current market environment. However, to capitalize on investment opportunities at different times in the economic and CRE investment cycle, RMRM may change its investment strategy from time to time. RMRM believes that the flexibility of its investment strategy and the experience and resources of TRA and its affiliates, will allow RMRM to take advantage of changing market conditions to preserve capital and generate attractive risk adjusted returns on its investments.
RMRM plans to employ both direct and structural leverage on its first mortgage loan investments. RMRM expects RMRM’s initial direct leverage will come from repurchase facilities for which it may pledge whole first mortgage loans as collateral. Structural leverage will involve the sale of senior interests in first mortgage loans, such as A-Notes, to third parties and RMRM’s retention of B-Notes and other subordinated interests in the loans. RMRM anticipates that repurchase agreements it may enter with banks will be related to RMRM’s first mortgage loan investments, and RMRM does not currently plan to enter repurchase agreements regarding RMRM’s subordinated mortgage, mezzanine loan or preferred equity investments.
RMRM intends to use reasonable amounts of leverage, to the extent available, to make additional investments that may increase RMRM’s potential returns. The amount of leverage RMRM will use for particular investments will depend upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of RMRM’s assets, the potential for losses in RMRM’s portfolio, concentrations in particular loans, or with specific borrowers, the gap between the duration of RMRM’s assets and liabilities, the availability and cost of financing RMRM’s assets, the health of the U.S. economy and commercial mortgage markets, RMRM’s outlook for the level, slope and volatility of future interest rates, the credit quality of RMRM’s borrowers and collateral, the collateral values underlying RMRM’s assets and its outlook for market lending spreads relative to the LIBOR (or other applicable benchmark interest rate index) curve.
RMRM’s existing investments require the borrowers to pay it interest at floating rates based upon LIBOR. RMRM expects that future debt investments it makes will similarly provide for interest to be paid to it at floating rates based upon LIBOR. In addition, RMRM’s Master Repurchase Agreement requires RMRM to pay interest on amounts it borrows under those agreements at floating rates based upon LIBOR. Future debt financing arrangements that RMRM may enter may also require interest based upon LIBOR. LIBOR is currently expected to be phased out for new contracts by December 31, 2021, and for pre-existing contracts by June 30, 2023. RMRM’s Master Repurchase Facility provides that, at such time as LIBOR shall no longer be made available or used for determining the interest rate of loans, the replacement base rate shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein so that the resulting rate approximates LIBOR as close as reasonably possible) as determined by UBS AG under similar facilities for the financing of similar assets and is consistent with the pricing index of similarly situated counterparties. RMRM’s loan agreements with its borrowers generally provide that if LIBOR is not able to be determined, the interest rates under our loan agreements with borrowers would be amended to replace LIBOR for an alternative benchmark rate (which may include SOFR or another rate based on SOFR) that will approximate the existing interest rate as calculated in accordance with LIBOR. RMRM also currently expect that the determination of interest under any other then existing debt financing arrangements would be similarly revised or amended as necessary for this same purpose. Despite RMRM’s current expectations, RMRM cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under RMRM’s agreements would approximate the current calculation in accordance with LIBOR. RMRM does not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest does not, or if RMRM cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, RMRM may incur additional costs, its investment income, net of interest expense, may decline, it may lose investment opportunities or make unsuccessful investments due to not being able to accurately price RMRM’s proposed investments and its cash flows may be negatively impacted.
As of March 31, 2021, RMRM had a portfolio of seven loans with aggregate total loan commitments of approximately $177.2 million, of which approximately $28.6 million remained unfunded. For further information regarding RMRM’s loans held for investment, see “RMRM Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 206 of this joint proxy statement/prospectus.
RMRM’s investment and leverage strategies may be changed, amended, supplemented or waived at any time by the RMRM board of trustees without shareholder approval. RMRM cannot be sure that its investment and leverage strategies will be successful.
TRMT.   TRMT’s primary investment strategy is to balance capital preservation with generating attractive, risk adjusted returns on its investments. To this end, the first mortgage whole loans that TRMT targets for origination and investment generally have the following characteristics:
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principal balances of less than $50.0 million;

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stabilized LTVs of 75% or less;

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terms of five years or less;

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floating interest rates tied to LIBOR, or at such time that LIBOR is no longer available, an alternative interest rate that approximates the interest rate as calculated in accordance with LIBOR, with premiums of 300 to 400 basis points over LIBOR;

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limited recourse to sponsors and secured by middle market and transitional CRE across the United States; and

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well capitalized sponsors with experience in the relevant real estate property type.

TRMT invests in first mortgage whole loans that provide bridge financing on transitional CRE properties. These investments typically are secured by properties undergoing redevelopment or repositioning activities that are expected to increase the value of the properties. TRMT funds these loans over time as the borrowers’ business plans for the properties are carried out. TRMT’s loans secured by transitional CRE are typically bridge loans that are usually refinanced, with the proceeds from other CRE mortgage loans or property sales. TRMT expects to receive origination fees, extension fees, modification or similar fees in connection with its bridge loans. Bridge loans may lead to future investment opportunities for TRMT, including making mortgage loans to repay TRMT’s transitional loans, otherwise known as “takeout mortgage loans.” TRMT may also originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property.
TRMT believes that its investment strategy will be successful in the current market environment. However, to capitalize on investment opportunities at different times in the economic and CRE investment cycle, TRMT may change its investment strategy. TRMT believes that the flexibility of its investment strategy and the experience and resources of TRA will allow TRMT to take advantage of changing market conditions to preserve capital and generate attractive risk adjusted returns on its investments.
In order to seek to increase the returns on its investments, TRMT plans to employ both direct and structural leverage on its first mortgage whole loans which generally will not exceed, on a debt to equity basis, a ratio of three to one. Structural leverage may also involve the sale of senior interests in first mortgage whole loans, such as A-Notes, to third parties and TRMT’s retention of B-Notes and other subordinated interests in its first mortgage whole loans.
As of March 31, 2021, TRMT had established a portfolio of 13 loans held for investment with a total commitment of approximately $268.4 million, of which approximately $9.0 million remained unfunded. For further information regarding TRMT’s loans held for investment, see “TRMT Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 222 of this joint proxy statement/prospectus.
On October 30, 2020, TRMT amended TRMT’s Master Repurchase Agreement to, among other things, provide that at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under TRMT’s Master Repurchase Facility, the replacement base rate shall be SOFR, or if SOFR is not available, such other rate as may be determined by Citibank in accordance with the terms of TRMT’s amended Master Repurchase Agreement. TRMT also currently expects that, as a result of any phase out of LIBOR, the interest rates under its loan agreements with borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR.
TRMT’s investment and leverage strategies may be changed, amended, supplemented or waived at any time by the TRMT board of trustees without shareholder approval. TRMT cannot be sure that its investment and leverage strategies will be successful.
Investment Guidelines
TRA operates under following investment guidelines with respect to RMRM and TRMT:
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Each company’s target investments are whole loans secured by middle market and transitional CRE;

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no investment will be made that would cause the company to fail to qualify for taxation as a REIT;

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no investment will be made that would require the company to be registered as an investment company under the 1940 Act; and

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pending identification and completion of appropriate investments in first mortgage whole loans, the company may invest its available cash in interest or dividend paying, short term investments that are consistent with, for TRMT, its intention to maintain its qualification for taxation as a REIT, and for RMRM, its intention to qualify for taxation as a REIT, and will allow the company to maintain its exemption from registration under the 1940 Act.

These investment guidelines may be changed from time to time by the RMRM board of trustees and the TRMT board of trustees, respectively, without shareholder approval. Neither company is subject to any limits or proportions with respect to the mix of its investments.
Neither company has a formal portfolio turnover policy and neither currently intends to adopt one. Subject to maintaining its qualification for taxation, as applied to TRMT, and its intention to qualify for taxation, as applied to RMRM, as a REIT under the IRC, and each company’s exemption from registration under the 1940 Act, RMRM and TRMT each currently expects that it will typically hold investments that it originates for between two and 10 years. However, in order to maximize returns and manage portfolio risk while maintaining the financial capacity to undertake attractive opportunities that become available to RMRM or TRMT, each company may dispose of an asset earlier than anticipated or hold an investment longer than anticipated if it determines doing so to be appropriate based upon market conditions or other factors regarding a particular investment.
TRA Investment Committee
The Investment Committee established by TRA evaluates RMRM’s and TRMT’s potential investments. The members of the Investment Committee are: Adam D. Portnoy, one of RMRM’s and TRMT’s managing trustees; Matthew P. Jordan, RMRM’s and TRMT’s other managing trustee; Thomas J. Lorenzini, RMRM’s and TRMT’s President; Douglas Lanois, RMRM’s and TRMT’s Chief Financial Officer and

Treasurer; and Jennifer B. Clark, RMRM’s and TRMT’s Secretary and the executive vice president, general counsel and secretary of TRA. RMRM’s and TRMT’s management agreements require TRA to promptly inform each company’s respective board of trustees regarding any changes in the membership of the Investment Committee.
TRA carries out the investment strategies of RMRM and TRMT by generally following a seven step process, as summarized below.
Step 1: Origination
TRA uses its network of relationships in the real estate and finance industries to source opportunities consistent with each company’s investment strategy. Each company prefers to originate a significant percentage of its CRE loan investments using loan origination professionals employed by TRA or RMR LLC who are located in offices across the United States. By originating its investments, each company is able to design terms which fit its individual borrowers’ unique circumstances and provide terms that fit its goals regarding preservation of collateral values and the security of payments from its borrowers. Also, when RMRM or TRMT originates its investments, it generally has the opportunity to earn higher upfront fees and risk adjusted returns than when the company purchases or participates in investments originated by others.
Step 2: Screening and Initial Analysis
When a potential investment opportunity is identified, TRA performs an initial credit analysis to determine whether to allocate additional resources and pursue the potential investment. This review is a collaborative effort among the investment originators, TRA’s executive officers and other investment professionals. TRA evaluates each investment opportunity based on its expected risk adjusted returns relative to other investment opportunities available or believed to be available to RMRM or TRMT. TRA also considers the potential investment’s likely impact on maintaining RMRM’s or TRMT’s, as applicable, qualification for taxation as a REIT and each company’s exemption from registration under the 1940 Act. If TRA’s executive officers determine that a proposed investment meets a company’s risk and return criteria and complements such company’s existing investment portfolio, a detailed analysis and underwriting presentation is prepared for submission to the Investment Committee. This analysis generally includes, among other things, a description of the collateral, borrower, sponsor and its equity contribution, business plan, key financial metrics and analyses, as well as investment considerations, risks and risk mitigants.
Step 3: Investment Committee
All of RMRM’s and TRMT’s investments require approval of the Investment Committee. After distribution of an underwriting presentation to the Investment Committee, members of the Investment Committee review the investment to determine whether they believe (a) it fits within a company’s investment strategy, (b) it has appropriate risk adjusted return characteristics and (c) the company should continue to pursue the investment. The approval of the Investment Committee usually includes the approval of, or suggested modifications to, the material terms of the investment. TRA generally requires that this approval be given by at least a majority of the members of the Investment Committee.
The Investment Committee may consider, without limitation, any or all of the following factors with respect to a mortgage loan investment opportunity and each advisory client (listed below without regard to any order of importance):
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investment objectives, strategy and criteria;

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any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions;

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effect of the investment on the diversification of the advisory client’s portfolio, including by geography, size of investment, type of investment and risk of investment;

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ability of an advisory client to commit to an investment opportunity within the required timeframe for a particular transaction;

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leverage policy, the availability of financing for the investment by each advisory client and cash requirements;

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anticipated cash flow of the asset to be acquired;

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tax profile of the advisory client and the tax characteristics of the investment;

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the size of the investment;

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whether the advisory client has any existing positions in the opportunity;

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the extent to which an advisory client has been provided a greater or lesser volume or quality of investment opportunities relative to others;

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availability and cost of capital;

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risk return profiles;

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targeted distribution rates;

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anticipated future pipeline of suitable investments;

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the expected holding period of the investment and the advisory client’s investment period, if applicable; and

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such other factors as TRA deems relevant and believe to be appropriate under the circumstances.

The Investment Committee has broad discretion in making these determinations and is not required to take any of these factors into account or to assign greater, lesser or equal importance to any of these factors. The Investment Committee is also not limited in the factors that it may consider in making these determinations to those set forth above, and may take into account such other matters as it may, in its discretion, consider appropriate from time to time. Differences among accounts will impact the investment decision for each account, and the Investment Committee is under no obligation to make similar investments in accounts with similar investment objectives.
If the Investment Committee determines mortgage loan investment opportunities are equally appropriate for more than one advisory client, it will generally allocate such opportunities on a rotational basis, subject to TRA’s allocation policies. For further information regarding TRA’s allocation policies, see “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
Upon approval of the Investment Committee, the terms of the investment are negotiated with the goal of obtaining an investment application from the borrower. Subsequent to its initial approval, the Investment Committee separately approves any material changes to the terms of the investment. The Investment Committee periodically evaluates potential investment opportunities and reviews the companies’ investment portfolios. In addition, Investment Committee members are generally available on an ad hoc basis to provide guidance during evaluation, underwriting, structuring and negotiating of prospective investments.
Step 4: Diligence and Underwriting
Following execution of an investment application by a borrower, TRA engages various third parties to assist with its diligence, including land surveyors, environmental consultants, engineers to prepare property condition reports, appraisers, credit agencies for background checks or others, as TRA considers appropriate for the specific circumstances of the borrower and the collateral property. Each company’s legal diligence generally includes title reviews, zoning reviews, lease and contract review, among other things. Generally, a company’s borrowers are required to pay all of such company’s third party diligence and closing costs to complete the company’s investments, and the company requires a deposit to secure these expenses. However, in certain circumstances, a company may agree to pay some of these costs or to be reimbursed from closing proceeds; and, when and if the company does so, it may assume a resulting risk of loss if a loan investment does not close. From time to time, TRA may also engage counsel to assist in drafting and negotiating definitive loan or other investment documents.
Detailed financial modeling and sensitivity analysis may be used to assess the cash flow and debt service coverage characteristics of collateral properties, as well as interest rate and repayment analyses.

Generally, the focus of such financial modeling and sensitivity analysis is on current and future cash flows available from the collateral properties and potential risks to cash flows, such as those associated with tenants’ credit qualities, tenants’ lease maturities, reversions to market level rental rates, property and market vacancy rates, historical and projected expenses and other factors associated with the local real estate markets, the economy generally and the asset type of the collateral. Cash flow analysis, market comparables and economic data may be used to determine the current and projected stabilized values of the collateral properties, to assess borrowers’ capacities to repay or refinance upon maturities and to understand sensitivities to various potential changes in asset performance and the real estate markets where the collateral properties are located. TRA generally performs property and market level diligence, including, where appropriate, competitive analyses, tenant profiles and credit reviews, market and industry research and diligence on borrowers and sponsors, including meetings with the borrowers’ or borrowers’ sponsors’ management teams and verification of their experience and capabilities in managing the collateral properties and executing the business plans. TRA’s market research generally incorporates analyses of demographics, demand drivers, fundamentals of employment and population growth, comparable transactions and the competitive landscape, as well as investigations into legal risks. TRA may visit the collateral properties and tour the markets in which the properties are located. TRA’s underwriting efforts also focus on understanding the capital structures of the transactions and the applicable company’s controls and rights within the prospective investments.
TRA’s diligence and underwriting efforts are enhanced by its ability to access RMR’s knowledge base and industry contacts, including RMR’s expertise in assessing middle market and transitional CRE and the values of certain specialized properties. Each company believes that this access to RMR’s deep CRE industry knowledge and relationships adds to TRA’s perspectives when evaluating the fundamental drivers and risks underlying CRE collateral.
Step 5: Board Approval
After an investment has received approval from the Investment Committee and the terms have been negotiated, it will be presented to the applicable company’s board of trustees for their approval, subject to completion of diligence, finalization of legal documentation and satisfaction of closing conditions. Each company’s board of trustees may receive periodic reports updating them on the status of potential and recently closed investments. In order to facilitate a company’s ability to take advantage of investment opportunities between regular meetings of the company’s board of trustees, the company’s board of trustees may authorize its managing trustees to approve certain investments provided the terms and other details of such investments are reported to its board of trustees at its next scheduled regular meeting.
Step 6: Diligence Bringdown and Closing
Following completion of diligence, underwriting and negotiation of definitive investment documents, the results of diligence are approved by at least one member of the Investment Committee. After that approval, the applicable company generally closes and funds the investment as soon as reasonably practicable.
Step 7: Portfolio Management
After closing an investment, TRA is responsible for the ongoing asset management and monitoring of the companies’ investments. TRA generally uses RMR LLC’s in house asset management capabilities. TRA may also sometimes engage qualified third parties for certain of these services, such as collection of payments in accordance with an investment’s terms.
RMR LLC’s asset and property management personnel are currently responsible for overseeing the maintenance and operation of over 1,500 CRE properties. Although each company’s strategy is to invest in performing loans, there may be instances that require the company to take a more active role in managing assets in its portfolio. Because of TRA’s and RMR LLC’s experience owning, managing and repositioning real estate, each company believes TRA has the resources to enable the company to realize the available value of investments that become sub-performing or non-performing.

Financing Policies
RMRM.   To qualify for taxation as a REIT under the IRC, RMRM must distribute at least 90% of its annual REIT taxable income (excluding capital gains) and satisfy a number of organizational and operational requirements. Accordingly, RMRM generally will not be able to retain sufficient cash from operations to fund its loan originations or investments or to repay its debts. Instead, RMRM expects to fund its loan originations or investments and to repay its debts by utilizing RMRM’s Master Repurchase Facility and, following the completion of the Merger, TRMT’s Master Repurchase Facility, or other future financing arrangements, issuing debt or equity securities or using retained cash from operations that may exceed any distributions it makes. Pursuant to RMRM’s declaration of trust, the RMRM board of trustees, without any action by RMRM shareholders, may issue an unlimited number of preferred shares of beneficial interest from time to time, in one or more classes or series, having the powers, preferences, rights, qualifications, limitations and restrictions as the Trustees may determine. The rights of holders of RMRM Common Shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
RMRM will decide when and whether to issue equity or new debt depending upon market conditions and other factors. Because RMRM’s ability to raise capital depends, in large part, upon market conditions, RMRM cannot be sure that it will be able to raise sufficient capital to repay its debts or to fund its growth strategies.
RMRM funded its loan originations to date using cash on hand, including advancements under RMRM’s Master Repurchase Facility, and, following the completion of the Merger, TRMT’s Master Repurchase Facility is expected to be assumed by RMRM. For further information regarding RMRM’s debt agreements, see “RMRM Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 206 of this joint proxy statement/prospectus.
As of the date of this joint proxy statement/prospectus, RMRM does not intend to make loans to other persons, underwrite securities of other issuers, engage in the purchase and sale (or turnover) of other investments, offer equity or debt securities in exchange for property, or repurchase or otherwise reacquire RMRM Common Shares or other securities other than (i) as described in this joint proxy statement/prospectus, (ii) purchases of RMRM Common Shares from certain current and former employees of TRA or RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of share awards under RMRM’s 2021 equity compensation plan, or the RMRM 2021 Equity Plan, or (iii) forfeitures of share awards under the RMRM 2021 Equity Plan. We may invest in equity or debt securities of other REITs or other entities engaged in real estate operating or financing activities, but at this time we do not expect to do so for the purpose of exercising control over such entities.
RMRM’s board of trustees may change RMRM’s financing policies at any time without a vote of, or notice to, RMRM’s shareholders. For further information regarding RMRM’s financing sources and activities, see “RMRM Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 206 of this joint proxy statement/prospectus.
TRMT.   To maintain its qualification for taxation as a REIT under the IRC, TRMT must distribute at least 90% of its annual REIT taxable income (excluding capital gains) and satisfy a number of organizational and operational requirements. Accordingly, TRMT generally will not be able to retain sufficient cash from operations to fund its loan originations or investments or to repay its debts. Instead, TRMT expects to fund its loan originations or investments and to repay its debts by utilizing TRMT’s Master Repurchase Facility or other future financing arrangements, issuing debt or equity securities or using retained cash from operations that may exceed any distributions it makes. TRMT will decide when and whether to issue equity or new debt depending upon market conditions and other factors. Because TRMT’s ability to raise capital depends, in large part, upon market conditions, TRMT cannot be sure that it will be able to raise sufficient capital to repay its debts or to fund its growth strategies.
TRMT funded its loan originations to date by principally using cash on hand, including from the net proceeds of its IPO and other equity offerings, advancements under TRMT’s Master Repurchase Facility and borrowings under other prior debt agreements.

TRMT’s board of trustees may change its financing policies at any time without a vote of, or notice to, TRMT’s shareholders. For further information regarding TRMT’s debt agreements and financing sources and activities, see “TRMT Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 222 of this joint proxy statement/prospectus.
Competition
The financial services industry and CRE markets are highly competitive. Each company competes with a variety of institutional investors, including mortgage REITs, specialty finance companies, public and private funds, including mortgage REITs, funds or investors that TRA, RMR LLC or their subsidiaries currently, or may in the future, sponsor, advise or manage, banks, insurance companies and other financial institutions. Some of RMRM’s or TRMT’s competitors may have a lower cost of funds and greater financial and other resources than the company has. Many of RMRM’s and TRMT’s competitors are not subject to the operating constraints associated with REIT tax or SEC reporting compliance or maintenance of an exemption from registration as an investment company under the 1940 Act.
For additional information about competition and other risks associated with RMRM’s business, see “Risk Factors — Risks Relating to RMRM after Consummation of the Merger and the Other Transactions” beginning on page 41 of this joint proxy statement/prospectus and “Risk Factors — Risks Relating to RMRM’s Business” beginning on page 45 of this joint proxy statement/prospectus, and for additional information about the competition and other risks associated with TRMT’s business, you should review TRMT’s filings with the SEC.
TRA and RMR LLC
TRA is an SEC registered investment adviser that is owned by RMR LLC, which is the majority owned operating subsidiary of RMR Inc., a holding company listed on Nasdaq, under the symbol “RMR”. Substantially all of RMR Inc.’s business is conducted by its majority owned operating subsidiary, RMR LLC, which is an alternative asset management company that is focused on CRE and related businesses. RMR LLC or its subsidiaries also act as a manager to other publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. Most of the CRE assets under management by RMR Inc. are middle market properties owned by four publicly traded equity REITs that are managed by RMR LLC.
As of March 31, 2021, RMR Inc. had $32.0 billion of real estate assets under management and the combined RMR LLC managed companies had approximately $10.0 billion of annual revenues, nearly 2,100 properties and approximately 43,000 employees. In addition, RMR LLC, on behalf of its managed companies, manages significant capital expenditure budgets for building improvements and property redevelopment, which experience enhances TRA’s ability to evaluate business plans for transitional real estate owned by RMRM’s and TRMT’s borrowers.
Each of RMRM and TRMT believes that TRA’s relationship with RMR LLC provides the company with a depth of market knowledge that may allow it to identify high quality investment opportunities and to evaluate them more thoroughly than many of the company’s competitors, including commercial mortgage REITs. Each company also believes that RMR LLC’s broad platform provides it with access to RMR LLC’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR LLC has historical relationships. Each company also believes that TRA provides it with significant experience and expertise in investing in middle market and transitional CRE.
As of the date of this joint proxy statement/prospectus, the following persons are executive officers of RMR LLC: Adam D. Portnoy, President and Chief Executive Officer; Jennifer B. Clark, Executive Vice President, General Counsel and Secretary; Matthew P. Jordan, Executive Vice President, Chief Financial Officer and Treasurer; Jennifer F. Francis, Executive Vice President; John G. Murray, Executive Vice President; and Jonathan M. Pertchik, Executive Vice President.
Each of Mr. Portnoy and Mr. Jordan is a managing trustee of RMRM and TRMT. Thomas J. Lorenzini was appointed as RMRM’s and TRMT’s President, and G. Douglas Lanois was appointed as

RMRM’s Chief Financial Officer and Treasurer. G. Douglas Lanois is a Senior Vice President of RMR LLC and Senior Vice President, Chief Financial Officer and Treasurer of TRA. Mr. Lanois has also served as Chief Financial Officer and Treasurer of TRMT since 2018, and Mr. Lorenzini is a Vice President of RMR LLC. Messrs. Lorenzini and Lanois and other officers of RMR LLC also serve as officers of other companies to which RMR LLC provides management services.
John L. Harrington serves as an independent trustee of RMRM and TRMT. Joseph L. Morea, one of TRMT’s independent trustees, previously served as an independent trustee of RMRM. Jeffrey P. Somers, one of RMRM’s independent trustees, previously served as an independent trustee of TRMT.
Employees
RMRM and TRMT have no employees. All services which would otherwise be provided to RMRM or TRMT by employees are provided to or arranged by TRA, which is a subsidiary of RMR LLC. As of March 31, 2021, RMR LLC had more than 600 employees, including TRA’s employees located at its headquarters and more than 30 regional offices located throughout the United States.
Government Regulation
Each company’s operations are subject, in certain instances, to supervision and regulation by state and federal governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (a) regulate credit granting activities; (b) establish maximum interest rates, finance charges and other charges; (c) require disclosures to customers; (d) govern secured transactions; (e) set collection, foreclosure, repossession and claims handling procedures and other trade practices; (f) govern privacy of customer information; and (g) regulate anti-terror and anti-money laundering activities.
In each company’s judgment, existing statutes and regulations have not had a material adverse effect on its business. While each company expects that additional new regulations in these areas will be adopted and existing regulations may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon its future business, financial condition or its results of operations or prospects.
Legal Proceedings
From time to time, each company may become involved in litigation matters incidental to the ordinary course of its business. Although the companies are unable to predict with certainty the eventual outcome of any litigation, each company is currently not a party to any ordinary course pending legal proceedings which it believes are material or expects to have a material adverse effect on its business. Each company has also become involved in litigation matters relating to the Merger. For more information, see “The Merger — Litigation Related to the Merger and the Other Transactions” on page 139.
Internet Website
RMRM’s internet website address is www.rmrmortgagetrust.com, and TRMT’s internet website address is www.trmtreit.com. Copies of each company’s governance guidelines, code of business conduct and ethics, and the charters of the company’s audit, compensation and nominating and governance committees are posted on its website and also may be obtained free of charge by writing to, as applicable, RMRM’s Secretary, RMR Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, or TRMT’s Secretary, Tremont Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634. Each company also has a policy outlining procedures for handling concerns or complaints about accounting, internal accounting controls or auditing matters and a governance hotline accessible on its website that shareholders can use to report concerns or complaints about accounting, internal accounting controls or auditing matters or violations or possible violations of the company’s code of business conduct and ethics.
Each company makes available, free of charge, through the “Investors” section of its website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy

Filings, Section 16 Filings and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after these forms are filed with, or furnished to, the SEC. Any material RMRM or TRMT files with or furnishes to the SEC is also maintained on the SEC website, www.sec.gov. Security holders may send communications to, as applicable, the RMRM board of trustees or individual trustees by writing to the party for whom the communication is intended at c/o Secretary, RMR Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 or by email at secretary@rmrmortgagetrust.com; and the TRMT board of trustees or individual trustees by writing to the party for whom the communication is intended at c/o Secretary, Tremont Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 or by email at secretary@trmtreit.com. Each company’s website address and the website address of one or more unrelated third parties are included several times in this joint proxy statement/prospectus as textual references only and the information in any such website is not incorporated by reference into this joint proxy statement/prospectus or other documents the company files with, or furnishes to, the SEC. Each company intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Those disclosures will be included on each company’s website in the “Investors” section. Accordingly, investors should monitor RMRM’s or TRMT’s website, in addition to following the applicable company’s press releases, SEC filings and public conference calls and webcasts.

MANAGEMENT OF THE COMBINED COMPANY
Trustees and Executive Officers of the Combined Company
Pursuant to the Merger Agreement, RMRM’s declaration of trust and bylaws, as amended prior to the Effective Time, will be the declaration of trust and the bylaws of RMRM, as the surviving entity in the Merger, until thereafter amended in accordance with applicable law and the applicable provisions of the declaration of trust and bylaws of RMRM. The trustees and officers of RMRM immediately prior to the Effective Time, with the exception of John L. Harrington, who will be resigning as an independent trustee of RMRM as of the Effective Time, will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with RMRM’s declaration of trust and bylaws.
Effective as of the Effective Time, the size of the RMRM board of trustees will be expanded by one, and the RMRM board of trustees will appoint two independent trustees, William A. Lamkin and Joseph L. Morea, each of whom is currently an independent trustee of TRMT, to fill the vacancies created by the expansion of the RMRM board of trustees and Mr. Harrington’s resignation. Mr. Lamkin will be appointed to Class I of the RMRM board of trustees, Mr. Morea will be appointed to Class III of the RMRM board of trustees and Mr. Matthew P. Jordan will be reclassified from Class III to Class I.
The following sets forth certain information, as of July 20, 2021, concerning the persons who are expected to serve as trustees and executive officers of RMRM, as the surviving entity in the Merger, upon completion of the Merger.
Name	Age	Position	Class (Expiration)
Matthew P. Jordan	46	Managing Trustee	Class I (2023)
Adam D. Portnoy	50	Managing Trustee	Class II (2024)
Barbara D. Gilmore	71	Independent Trustee	Class III (2022)
William A. Lamkin	62	Independent Trustee	Class I (2023)
Joseph L. Morea	66	Independent Trustee	Class III (2022)
Jeffrey P. Somers	78	Independent Trustee	Class II (2024)
Thomas J. Lorenzini	55	President
G. Douglas Lanois	60	Chief Financial Officer and Treasurer
Matthew P. Jordan, age 46, has served as a managing trustee of RMRM since 2021. Mr. Jordan serves as the executive vice president, chief financial officer and treasurer of RMR Inc. and RMR LLC. Mr. Jordan became an executive vice president of RMR Inc. in 2017 and chief financial officer and treasurer of RMR Inc. in 2015. He joined RMR LLC in April 2012 as chief accounting officer; he became senior vice president, chief financial officer and treasurer of RMR LLC in November 2012; and he became an executive vice president, chief financial officer and treasurer of RMR LLC in October 2017. Mr. Jordan was an executive vice president, chief financial officer and treasurer of RMR Advisors from October 2017 to January 2021 when it merged with TRA. Mr. Jordan has been a director and the president and chief executive officer of TRA since January 2021; he was previously an executive vice president, chief financial officer and treasurer of TRA from October 2017 to December 2020; he was previously a vice president, treasurer and chief financial officer of TRA since its formation in 2016. Prior to joining RMR LLC, Mr. Jordan was employed at Stanley Black & Decker from July 2011 until April 2012 and before then at Ernst & Young LLP. Mr. Jordan is a certified public accountant. Mr. Jordan has also served as a managing trustee of TRMT since 2021. RMRM believes that Mr. Jordan’s experience in and knowledge of the CRE industry and REITS and his institutional knowledge through leadership positions with RMR LLC make him well-suited to serve as a managing trustee of the combined company.
Adam D. Portnoy, age 50, has served as a managing trustee of RMRM since 2007. Mr. Portnoy has been president and chief executive officer of RMR Inc. since shortly after its formation in 2015. Mr. Portnoy has been president and chief executive officer of RMR LLC since 2005 and was a director of RMR LLC from 2006 until June 5, 2015 when RMR LLC became a majority owned subsidiary of RMR Inc. and RMR Inc.

became RMR LLC’s managing member. Mr. Portnoy has been a director of TRA since March 2016, and served as its president and chief executive officer from March 2016 through December 2017. Mr. Portnoy is the sole trustee and controlling shareholder and an officer of ABP Trust. Mr. Portnoy is a director and controlling shareholder of Sonesta Holdco Corporation. Mr. Portnoy served as a director of RMR Advisors LLC from 2007 to 2021 when it merged with TRA and served as its president from 2007 to 2017 and its chief executive officer from 2015 to 2017. Mr. Portnoy served as RMRM’s president and chief executive officer from 2007 to 2015 and as president of Office Properties Income Trust from 2009 to 2011. Mr. Portnoy was a managing trustee of Select Income REIT from 2011 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). In addition, Mr. Portnoy previously founded and served as chief executive officer of a privately financed telecommunications company. Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria to Massachusetts, as chair of the board of directors of the Pioneer Institute and as a member of AJC New England’s Leadership Board, and previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College. Mr. Portnoy has also served as a managing director or managing trustee of RMR Inc. since 2017, TRMT since 2017, Office Properties Income Trust since 2009, Service Properties Trust since 2007, Diversified Healthcare Trust since 2007, Industrial Logistics Properties Trust since 2017, Five Star Senior Living Inc. since 2018 and TravelCenters of America Inc. since 2018. RMRM believes that Mr. Portnoy’s extensive experience in and knowledge of the asset management business and CRE industry and REITs and his institutional knowledge through leadership positions with TRA and RMR LLC make him well-suited to serve as a managing trustee of the combined company.
Barbara D. Gilmore, age 71, has served as an independent trustee of RMRM since 2020. Ms. Gilmore has served as an independent trustee of Office Properties Income Trust since 2009 and as an independent director of Five Star Senior Living Inc. since 2004 and TravelCenters of America Inc. since 2007. Ms. Gilmore served as a professional law clerk at the United States Bankruptcy Court, Eastern Division of the District of Massachusetts, from 2015 until her retirement in 2018, and prior to that, at the United States Bankruptcy Court, Central Division of the District of Massachusetts, from 2001 to 2015. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as trustee or examiner in various cases involving business finance matters. RMRM believes that Ms. Gilmore’s professional skills and experience in legal and business finance matters and institutional knowledge earned through her service on RMRM’s board make her well-suited to serve as an independent trustee of the combined company.
William A. Lamkin, age 62, has served as an independent trustee of TRMT since 2020. Mr. Lamkin has served as an independent trustee of Office Properties Income Trust since 2019 and Service Properties Trust since 2007. Mr. Lamkin also has also served as a director of Ackrell SPAC Partners I Co. since 2020. Mr. Lamkin was a partner in Ackrell Capital LLC, a San Francisco based investment bank, from 2003 to 2019. Mr. Lamkin was an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Prior to being a partner in Ackrell Capital LLC, he was employed as a financial consultant and as an investment banker, including as a senior vice president in the investment banking division of ABN AMRO. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. RMRM believes that Mr. Lamkin’s experience in, and knowledge of, the commercial real estate and investment banking industries, demonstrated management ability and experience in capital raising and strategic business transactions make him well-suited to serve as an independent trustee of the combined company.
Joseph L. Morea, age 66, has served as an independent trustee of TRMT since 2017. Mr. Morea has served as an independent director of TravelCenters of America Inc. since 2015 and an independent trustee of Industrial Logistics Properties Trust since 2018. He has also served as a director of First Eagle Senior Loan Fund since 2013 and Portman Ridge Finance Corporation since 2020. Mr. Morea served as a director of Garrison Capital Inc. from 2015 to 2020, until it was acquired by Portman Ridge Finance Corporation, as a director of Eagle Growth & Income Opportunities Fund from 2015 to 2020 and as a trustee of RMR Mortgage Trust from 2016 to May 2020. Mr. Morea was a vice chairman and managing director, serving as head of U.S. Equity Capital Markets, at RBC Capital Markets, an international investment bank, from

2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a managing director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the chief operating officer of the at the SEC in Washington, D.C. He has previously served as a trustee of Glover Hospital, a private not for profit regional hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles. Investment Banking Division and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a managing director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant. RMRM believes that Mr. Morea’s experience in and knowledge of the investment banking industry and public capital markets, demonstrated leadership and management abilities and experience in capital raising and strategic business transactions make him well-suited to serve as an independent trustee of the combined company.
Jeffrey P. Somers, age 78, has served as an independent trustee of RMRM since 2009. Mr. Somers has served as an independent trustee of Diversified Healthcare Trust since 2009 and Office Properties Income Trust since 2009. Mr. Somers has been, since 2010, of counsel to, and from 1995 to 2009, was a member, and for six of those years the managing member, of the law firm of Morse, Barnes-Brown & Pendleton, PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Mr. Somers served as an independent trustee of TRMT from 2017 to 2020 and of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in 2018. Mr. Somers served as a director of Cantella Management Corp., a holding company of Cantella & Co., Inc., an SEC registered broker-dealer, from 2002 until 2014, when the company was acquired by a third party. From 1995 to 2001, he served as a trustee of the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. He has previously served as a trustee of Glover Hospital, a private not for profit regional hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles. RMRM believes that Mr. Somer’s expertise in legal, corporate governance and regulatory matters, service as a trustee of public REITs and investment companies and institutional knowledge earned through his service on RMRM’s board make him well-suited to serve as an independent trustee of the combined company
Thomas J. Lorenzini, age 55, has served as President of RMRM since 2021. Mr. Lorenzini has been a vice president of RMR LLC and a vice president of TRA since 2020 and was a vice president of RMR Advisors from 2020 to 2021 when RMR Advisors merged with TRA. Mr. Lorenzini has been Managing Director, Capital Markets, of Tremont Realty Capital, which is the trade name of TRA, since October 2019. From 2016 until October 2019, Mr. Lorenzini served as Senior Director, Capital Markets of Tremont Realty Capital. Mr. Lorenzini was a founding member of TRA’s predecessor business. Prior to joining TRA’s predecessor business in 2000, Mr. Lorenzini was Midwest regional director for Finova Realty Capital, and prior to that, Mr. Lorenzini was a senior director for Belgravia Realty Capital. Mr. Lorenzini also serves as President of TRMT.
G. Douglas Lanois, age 60, has served as Chief Financial Officer and Treasurer of RMRM since 2021. Mr. Lanois has served as chief financial officer and treasurer of TRA since January 2021 and a senior vice president of TRA and RMR LLC since 2018. Mr. Lanois served as a senior vice president of RMR Advisors from 2020 to 2021 when RMR Advisors merged with TRA and he previously served until 2018 as a vice president of TRA and RMR LLC since RMR LLC acquired substantially all of the Tremont business in 2016. Before joining RMR LLC, Mr. Lanois was chief financial officer and portfolio manager of Tremont Realty Capital, LLC since 2004. Prior to Tremont Realty Capital, LLC, Mr. Lanois was chief financial officer of CRES Development Company, Inc., a multidisciplinary real estate firm, from 2003 to 2004. Prior to CRES Development, Mr. Lanois was senior vice president and chief financial officer at Pembroke Real Estate, the real estate development and management division of FMR LLC, from 1998 to 2002. Prior to Pembroke, Mr. Lanois was vice president and controller at Beacon Properties Corporation, and he previously worked at AEW Capital Management and the accounting firm of Laventhol & Horwath. Mr. Lanois also serves as Chief Financial Officer and Treasurer of TRMT.
There are no family relationships among any of the current trustees and executive officers of RMRM, and there are no family relationships among any of the proposed trustees and executive officers of the combined company.

Trustee Independence
Under the corporate governance listing standards of Nasdaq, to be considered independent:
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a trustee must not have a disqualifying relationship, as defined in the corporate governance section of the Nasdaq rules; and

•
the RMRM board of trustees must affirmatively determine that the trustee otherwise has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee. To facilitate the trustee independence assessment process, the RMRM board of trustees has adopted written Governance Guidelines, a copy of which is available on our website at www.rmrmortgagetrust.com.

In accordance with RMRM’s declaration of trust and bylaws, currently the RMRM board of trustees is composed of five trustees, including three independent trustees and two managing trustees. Effective as of the Effective Time, the RMRM board of trustees will be composed of six trustees, including four independent trustees and two managing trustees.
RMRM’s bylaws also require that a majority of the RMRM board of trustees be independent trustees. Under RMRM’s bylaws, independent trustees are trustees who are not employees of TRA or RMR LLC, are not involved in RMRM day to day activities and who meet the qualifications of independent directors under the applicable rules of Nasdaq and the SEC. RMRM’s board of trustees affirmatively determines whether trustees have a direct or indirect material relationship with RMRM, including its subsidiaries, other than serving as RMRM's trustees or trustees or directors of its subsidiaries. In making independence determinations, RMRM's board of trustees observes the Nasdaq and SEC criteria, as well as the criteria set forth in RMRM's governing documents. When assessing a trustee’s relationship with it, RMRM's board of trustees considers all relevant facts and circumstances, not merely from the trustee's standpoint, but also from that of the persons or organizations with which the trustee has an affiliation. Based on this review, RMRM’s board of trustees has determined that Barbara D. Gilmore, and Jeffrey P. Somers currently qualify and, following the Effective Time, William A. Lamkin and Joseph L. Morea will qualify, as independent trustees under applicable Nasdaq and SEC criteria and as independent trustees under RMRM's governing documents. In making these independence determinations, RMRM’s board of trustees reviewed and discussed additional information provided by RMRM and its trustees and trustee nominees with regard to each of its trustees’ and trustee nominees’ relationships with RMRM, TRA, RMR LLC or RMR Inc. and the other companies to which RMR LLC or its subsidiaries provide management or advisory services. RMRM's board of trustees has concluded that none of these trustees or trustee nominees possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a trustee or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.

RMRM EXECUTIVE AND TRUSTEE COMPENSATION
None of RMRM’s named executive officers is employed by RMRM. TRA, a subsidiary of RMR LLC, provides services that otherwise would be provided by employees and either RMR LLC or TRA employs and compensates RMRM’s named executive officers directly and in their sole discretion in connection with their services rendered to TRA, RMR LLC and to RMRM. For information regarding the compensation paid by RMRM to TRA and RMR LLC, please see “Certain Relationships and Related Party Transactions” beginning on page 248 of this joint proxy statement/prospectus. RMR Inc.’s filings with the SEC are not incorporated by reference into this joint proxy statement/prospectus. RMRM does not pay its named executive officers salaries or bonuses or provide other compensation or employee benefits. RMRM expects to provide equity incentive compensation to its named executive officers pursuant to the terms of the RMRM 2021 Equity Plan. The RMRM 2021 Equity Plan provides that an aggregate of 500,000 RMRM Common Shares are available for awards under the plan pursuant to grants of RMRM Common Shares or RMRM Common Shares subject to restrictions.
For 2019 and 2020, RMRM was operating as a registered investment company under the 1940 Act, and no officer was compensated by RMRM with the exception of RMRM’s Chief Compliance Officer and Director of Internal Audit, who is not a named executive officer of RMRM.
RMRM Compensation Committee Interlocks and Insider Participation
RMRM’s Compensation Committee consists entirely of three independent trustees. No member of RMRM’s Compensation Committee is a current, or during 2020 was a former, officer or employee of RMRM. In 2020, none of RMRM’s executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on the RMRM board of trustees or RMRM’s Compensation Committee, or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on RMRM’s Compensation Committee. Members of RMRM’s Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies to which RMR LLC or its subsidiaries provide management services. Ms. Gilmore serves as an independent director of Five Star Senior Living Inc. (Nasdaq: FVE) and TravelCenters of America Inc. (Nasdaq: TA) and as an independent trustee of Office Properties Income Trust (Nasdaq: OPI). Mr. Harrington serves as an independent trustee of Diversified Healthcare Trust (Nasdaq: DHC), Office Properties Income Trust, Service Properties Trust (Nasdaq: SVC) and TRMT. Mr. Somers serves as an independent trustee of Diversified Healthcare Trust and Industrial Logistics Properties Trust (Nasdaq: ILPT) and served as an independent trustee of TRMT until May 2020. For information about RMRM’s relationships with the foregoing entities and certain transactions with or involving them, see the section entitled “Certain Relationships and Related Party Transactions” beginning on page 248 of this joint proxy statement/prospectus.
RMRM Trustee Compensation
Compensation of RMRM Trustees
The RMRM board of trustees believes that competitive compensation arrangements are necessary to attract and retain qualified independent trustees. On May 27, 2021, the RMRM board of trustees approved its compensation arrangements for RMRM’s independent trustees, which the RMRM board of trustees believes is consistent with market practice.
Under the currently effective RMRM trustee compensation arrangements, each RMRM independent trustee receives an annual fee of $30,000 for services as an RMRM Trustee. Each RMRM independent trustee who serves as a committee chair of the Audit, Compensation or Nominating and Governance Committees of the RMRM board of trustees also receives an additional annual fee of $7,500, $5,000 and $5,000, respectively. Commencing in 2021, each RMRM independent trustee and RMRM managing trustee will also receive an annual award of 3,000 fully-vested RMRM Common Shares pursuant to the terms of the RMRM 2021 Equity Plan. RMRM trustees are reimbursed for travel expenses they incur in connection with their duties as RMRM trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs. RMRM managing trustees do not receive cash compensation for their services as RMRM trustees.

Fiscal Year 2020 RMRM Trustee Compensation
The following table details the total compensation of the RMRM trustees for the fiscal year ended December 31, 2020, for services as an RMRM trustee.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Barbara D. Gilmore	24,693	—	—	24,693
John L. Harrington	24,693	—	—	24,693
Matthew P. Jordan(3)(4)	—	—	—	—
Adam D. Portnoy(4)	—	—	—	—
Jeffrey P. Somers	26,256	—	—	26,256

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each RMRM independent trustee in 2020. The new RMRM independent trustee compensation arrangements were prorated from January 5, 2021, the date RMRM was deregistered as an investment company under the 1940 Act, to May 22, 2021, the anniversary date of RMRM’s 2020 annual meeting of shareholders. Prior to the adoption of the new RMRM independent trustee compensation arrangements described above on May 27, 2021, each RMRM independent trustee received an annual fee of $18,500 for services as an RMRM trustee, and the RMRM independent trustee who served as the chair of the RMRM board of trustees’ Audit Committee also received an additional annual fee of $1,000.

(2)
RMRM has not historically provided equity compensation. However, commencing in 2021, each RMRM independent trustee and RMRM managing trustee will receive an annual award of 3,000 fully vested RMRM Common Shares pursuant to the RMRM 2021 Equity Plan.

(3)
In connection with the Business Change, on January 5, 2021, Jennifer B. Clark resigned as an RMRM managing trustee, and the RMRM board of trustees elected Mr. Jordan as successor managing trustee in Class III to fill the vacancy created by Ms. Clark’s resignation.

(4)
RMRM managing trustees do not receive cash compensation for their services as RMRM trustees.

RMRM MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of RMRM’s financial condition and results of operations should be read together with RMRM’s financial information and related notes included elsewhere in this joint proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” herein. RMRM’s actual results could differ materially from the forward-looking statements included herein. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” and elsewhere in this joint proxy statement/prospectus.
Dollars are in thousands, except share data.
Overview
RMRM is a Maryland statutory trust. RMRM was previously registered under the 1940 Act, as a closed-end management investment company. RMRM’s investment objective while it operated as a registered investment company was investing in equity securities of real estate companies.
On January 5, 2021, the SEC issued an order granting RMRM’s request to deregister as an investment company under the 1940 Act. As a result, RMRM changed its SEC registration to a reporting company under the Exchange Act. The issuance of the deregistration order enabled RMRM to proceed with full implementation of its new business mandate to operate as a real estate investment trust that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional CRE.
Under RMRM’s new business strategy of originating and investing in first mortgage whole loans secured by middle market and transitional CRE, RMRM defines middle market CRE as commercial properties that have values up to $100,000 and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. These assets are classified as loans held for investment in RMRM’s condensed consolidated balance sheet. Loans held for investment are reported at cost, net of any unamortized loan fees and origination costs as applicable, unless the assets are deemed impaired.
RMRM’s manager, TRA, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act. RMRM believes that TRA provides it with significant experience and expertise in investing in middle market and transitional CRE.
RMRM operates its business in a manner consistent with its intention to qualify for taxation as a REIT under the IRC. As such, RMRM generally is not subject to U.S. federal income tax; provided that it meets certain distribution and other requirements. RMRM also operates its business in a manner that permits it to maintain its exemption from registration under the 1940 Act.
Recent Developments: COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, the United States declared a national emergency concerning this pandemic and several states and municipalities have declared public health emergencies.
RMRM and TRA are closely monitoring the impact of the COVID-19 pandemic on all aspects of RMRM’s business, including the ability of RMRM’s borrowers to withstand the current economic conditions and continue to fund their debt service obligations owed and due to RMRM and the status of RMRM’s operations, liquidity and capital needs and resources. RMRM is also conducting financial modeling and sensitivity analyses regularly, actively communicating with RMRM’s borrowers, RMRM’s lender and other key constituents and stakeholders in order to help assess market conditions, opportunities, best practices and mitigate risks and potential adverse impacts, and continuously monitoring, with the assistance of counsel and other specialists, possible government relief funding sources and other programs that may be available to RMRM or its borrowers to enable RMRM and them to operate through the current economic conditions and enhance their ability to fund their debt service obligations owed and due to RMRM.

The U.S. economy has been growing as COVID-19 vaccinations are increasingly administered, more COVID-19 related restrictions are lifted and commercial activities increasingly return to pre-pandemic practices and operations and as a result of recent and expected future government spending on COVID-19 pandemic relief, infrastructure and other matters. However, there remains uncertainty as to the ultimate duration and severity of the COVID-19 pandemic on commercial activities, including risks that may arise from mutations or related strains of the virus, the ability to successfully administer vaccinations to a sufficient number of persons or attain immunity to the virus by natural or other means to achieve herd immunity, and the impact on the U.S. economy that may result from the inability of other countries to administer vaccinations to their citizens or their citizens’ ability to otherwise achieve immunity to the virus.
There are extensive uncertainties surrounding the COVID-19 pandemic and its aftermath and, as a result, RMRM is unable to determine what the ultimate impact will be on its borrowers’ and other stakeholders’ businesses, operations, financial results and financial position. For further information and risks relating to the COVID-19 pandemic on RMRM and its business see “Risk Factors — Risks Relating to RMRM’s Business” beginning on page 45 of this joint proxy statement/prospectus.
Book Value per Common Share
The table below calculates RMRM’s book value per common share at March 31, 2021. Book value per common share for any period before the Business Change is not presented because it is not a meaningful metric for investment companies.
March 31, 2021
Shareholders’ equity	$193,244
Total outstanding common shares	10,202
Book value per common share	$18.94
RMRM’s Loan Portfolio
The table below details overall statistics for RMRM’s loan portfolio as of March 31, 2021 and December 31, 2020. RMRM did not have any loans outstanding at December 31, 2018.
	As of March 31, 2021	As of December 31, 2020
Number of loans	7	5
Total loan commitments	$177,195	$111,720
Unfunded loan commitments(1)(2)	$28,613	$18,857
Principal balance(2)	$148,652	$92,863
Unamortized net deferred origination fees	$(1,405)	$(984)
Carrying value	$147,247	$91,879
Weighted average coupon rate	4.99%	5.08%
Weighted average all in yield(3)	5.65%	5.71%
Weighted average maximum maturity (years)(4)	4.3	4.2
Weighted average risk rating	3.0	3.0
Weighted average LTV(5)	67%	68%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

(2)
The principal balance at March 31, 2021 includes $69 of capitalized interest that does not reduce the amount of unfunded loan commitments.

(3)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(4)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(5)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

Loan Portfolio Details
The table below details RMRM’s loan portfolio as of March 31, 2021:
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield(1)	Maximum Maturity(2) (date)	LTV(3)	Risk Rating
First mortgage whole loans
Downers Grove, IL	Office	09/25/2020	$30,000	$29,500	L+4.25%	L+4.69%	11/25/2024	67%	3
Durham, NC	Lab	12/17/2020	21,500	13,500	L+4.35%	L+5.20%	12/17/2025	57%	3
Los Angeles, CA	Retail	12/17/2020	24,600	17,429	L+4.25%	L+5.09%	12/17/2024	67%	3
Aurora, IL	Office / Industrial	12/18/2020	16,500	14,710	L+4.35%	L+5.04%	12/18/2024	73%	3
Berkeley, CA	Lab	12/30/2020	19,120	17,998	L+4.35%	L+4.85%	12/30/2025	75%	3
Miami, FL	Office	01/19/2021	10,900	10,900	L+4.50%	L+5.47%	01/19/2025	68%	3
Olmstead Falls, OH	Multifamily	01/28/2021	54,575	44,615	L+4.00%	L+4.65%	01/28/2026	63%	3
Total/weighted average			$177,195	$148,652	L+4.22%	L+4.88%		67%	3

(1)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(2)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(3)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

As of March 31, 2021, RMRM had $177,195 in aggregate loan commitments, consisting of a diverse portfolio, geographically and by property type, of 7 first mortgage whole loans. All of the loans in RMRM’s portfolio are structured with risk mitigation mechanisms, such as cash flow sweeps or interest reserves, to help protect RMRM against investment losses. In addition, RMRM continues to actively engage with its borrowers regarding their execution of the business plan for the underlying collateral, among other things.
As of April 30, 2021, all of RMRM’s borrowers had paid all of their debt service obligations owed and due to RMRM and none of the loans included in RMRM’s investment portfolio were in default.
In April 2021, RMRM originated a first mortgage whole loan of $34,275 to refinance an office/industrial property with 288,275 square feet located in Colorado Springs, Colorado. This loan requires the borrower to pay interest at the floating rate of LIBOR plus a premium of 450 basis points per annum. This floating rate loan includes an initial funding of $28,970 and a future funding allowance of $5,305 for tenant improvements, leasing commissions and capital expenditures and has a three-year initial term with one one-year extension option, subject to the borrower meeting certain conditions.
Also in April 2021, RMRM originated a first mortgage whole loan of $39,240 to finance the acquisition of two cold storage industrial buildings located in Londonderry, NH. This loan requires the borrower to pay interest at the floating rate of LIBOR plus a premium of 400 basis points per annum. This floating rate loan includes an initial funding of $34,200 and a future funding allowance of $5,040 for tenant improvements, leasing commissions and capital expenditures and has a three-year initial term with two one-year extension options, subject to the borrower meeting certain conditions.

The table below details RMRM’s loan portfolio as of December 31, 2020:
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield(1)	Maximum Maturity(2) (date)	LTV(3)	Risk Rating
First mortgage whole loans
Downers Grove, IL	Office	09/25/2020	$30,000	$29,500	L+4.25%	L+4.69%	11/25/2024	67%	3
Durham, NC	Lab	12/17/2020	21,500	13,500	L+4.35%	L+5.20%	12/17/2025	57%	3
Los Angeles, CA	Retail	12/17/2020	24,600	17,155	L+4.25%	L+5.09%	12/17/2024	67%	3
Aurora, IL	Office / Industrial	12/18/2020	16,500	14,710	L+4.35%	L+5.04%	12/18/2024	73%	3
Berkeley, CA	Lab	12/30/2020	19,120	17,998	L+4.35%	L+4.85%	12/30/2025	75%	3
Total/weighted average			$111,720	$92,863	L+4.28%	L+4.85%		67%	3

(1)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(2)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(3)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

As of December 31, 2020, RMRM had $111,720 in aggregate loan commitments, consisting of a diverse portfolio, geographically and by property type, of 5 first mortgage whole loans. All of the loans in RMRM’s portfolio are structured with risk mitigation mechanisms, such as cash flow sweeps or interest reserves, to help protect RMRM against investment losses. In addition, RMRM continues to actively engage with its borrowers regarding their execution of the business plan for the underlying collateral, among other things.
RMRM did not have any impaired loans, non-accrual loans or loans in default as of March 31, 2021 or December 31,2020; thus, it did not record a reserve for loan loss as of those dates. However, depending on the duration and severity of the COVID-19 pandemic and the current economic downturn, RMRM’s borrowers’ businesses, operations and liquidity may be materially adversely impacted. As a result, they may become unable to pay their debt service obligations owed and due to RMRM, which may result in the impairment of those loans, and RMRM recording loan loss reserves with respect to those loans and recording of any income with respect to those loans on a nonaccrual basis. For further information regarding the risks associated with RMRM’s loan portfolio, see “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.
Financing Activities
On February 18, 2021, one of RMRM’s wholly owned subsidiaries entered into RMRM’s Master Repurchase Agreement, with UBS AG, for RMRM’s Master Repurchase Facility, pursuant to which RMRM may sell to UBS AG, and later repurchase, commercial mortgage loans, or the UBS Purchased Assets. As of March 31, 2021, RMRM had no outstanding balance under RMRM’s Master Repurchase Facility and, as of April 30, 2021, RMRM had a $23,172 aggregate outstanding principal balance under RMRM’s Master Repurchase Facility. In November 2020, RMRM repaid all outstanding amounts and terminated the Revolving Credit Facility with PBL. As of December 31, 2020 and 2019, RMRM had $0 and $88,000 outstanding principal balance under the Revolving Credit Facility, respectively. See “— Liquidity and Capital Resources — Debt Agreements/Covenants” below.
Results of Operations
Three Months Ended March 31, 2021, Compared to Three Months Ended March 31, 2020
As a result of the Business Change, RMRM has not provided a comparison of its financial statements for the three months ended March 31, 2021 to the three months ended March 31, 2020 because the results would not be useful to RMRM’s shareholders. For the three months ended March 31, 2021, RMRM’s net income was $350, or $0.03 per share.

Year Ended December 31, 2020, Compared to Year Ended December 31, 2019:
	Year Ended December 31,
	2020	2019	Change	% Change
Investment Income
Dividend income	$6,804	$11,721	$(4,917)	(42.0)%
Interest income	563	79	484	612.7%
Other income	353	46	307	667.4%
Total investment income	7,720	11,846	(4,126)	(34.8)%
Expenses
Advisory	2,364	2,956	(592)	(20.0)%
Legal	361	312	49	15.7%
Compliance and internal audit	145	140	5	3.6%
Custodian	86	102	(16)	(15.7)%
Administrative	77	101	(24)	(23.8)%
Shareholder reporting	110	95	15	15.8%
Preferred share remarketing and auction fees	66	72	(6)	(8.3)%
Audit	49	49	—	0.0%
Trustees’ fees and expenses	55	58	(3)	(5.2)%
Other	424	193	231	119.7%
Total expenses before interest expense	3,737	4,078	(341)	(8.4)%
Interest expense	1,208	2,872	(1,664)	(57.9)%
Total expenes	4,945	6,950	(2,005)	(28.8)%
Net investment income	2,775	4,896	(2,121)	(43.3)%
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments	13,208	4,293	8,915	207.7%
Income tax expense	(2,386)	—	(2,386)	n/a
Net change in unrealized (losses) gains on investments	(69.278)	61,744	(131,022)	(212.2)%
Net realized and change in unrealized (losses) gains on investments	(58,456)	66,037	(124,493)	(188.5)%
Net (decrease) increase in net assets before preferred distributions resulting from operations	(55,681)	70,933	(126,614)	(178.5)%
Distributions to preferred shareholders from net investment income	(323)	(639)	316	(49.5)%
Net (decrease) increase in net assets attributable to common shares resulting from operations	$(56,004)	$70,294	$(126,298)	(179.7%)
Dividend income.    The decrease in dividend income was primarily the result of the liquidation of RMRM’s investment securities during 2020 to facilitate the Business Change from an investment company that invested in common and preferred stock issued by real estate companies to originating and investing in first mortgage CRE whole loans.
Interest income.    The increase in interest income was primarily the result of the origination of five mortgage loans during 2020, partially offset by a decrease in interest income on investment securities.
Other income.    The increase in other income was primarily the result of an increase in class action proceeds from previously owned investment securities received during 2020.
Advisory expenses.    The decrease in advisory expenses was primarily the result of a decrease in RMRM’s average daily managed assets.
Legal expenses.    The increase in legal expenses was primarily the result of increased costs to facilitate the Business Change during 2020.

Custodian expenses.    The decrease in custodian expense was primarily the result of a decrease in RMRM’s average daily net assets, partially offset by an increase in transaction activity.
Administrative expenses.    The decrease in administrative expense was primarily the result of a decrease in RMRM’s average daily net assets.
Shareholder reporting expenses.    The increase in shareholder reporting expense was primarily the result of costs incurred to facilitate the Business Change during 2020.
Other expenses.    The increase in other expense was primarily the result of increased insurance costs and deferred costs write offs related to an expired public offering of RMRM’s securities, partially offset by a decrease in consulting expenses.
Interest expense.    The decrease in interest expense was primarily the result of the decline of the weighted average borrowing cost of the Revolving Credit Facility from 2.86% for the year ended December 31, 2019 to 1.51% for the year ended December 31, 2020 and the repayment of $88,000 in outstanding principal amounts and the termination of the Revolving Credit Facility in November 2020.
Net realized gain on investments.    The increase in net realized gain on investments was primarily the result of the liquidation of RMRM’s investment securities to facilitate the Business Change.
Income tax expense.    Income tax expense reflects the provision for income taxes related to realized capital gains designated as distributions to shareholders in accordance with Section 857(b)(3)(C) of the IRC.
Net change in unrealized (losses) gains on investments.    The net change in unrealized (losses) gains on investments is the result of the liquidation of RMRM’s investment securities during 2020.
Distributions to preferred shareholders from net investment income.    The decrease in distributions to preferred shareholders from net investment income was primarily the result of declining interest rates in 2020 and the redemption of all 667 of RMRM’s issued and outstanding auction rate preferred shares in November 2020.
Net (decrease) increase in net assets attributable to common shares resulting from operations.    The decrease in net assets attributable to common shares resulting from operations was due to the changes noted above.

Results of Operations
Year Ended December 31, 2019, Compared to Year Ended December 31, 2018:
	Year Ended December 31,
	2019	2018	Change	% Change
Investment Income
Dividend income	$11,721	$13,793	$(2,072)	(15.0)%
Interest income	79	38	41	107.9%
Other income	46	41	5	12.2%
Total investment income	11,846	13,872	(2,026)	(14.6)%
Expenses
Advisory	2,956	2,767	189	6.8%
Legal	312	462	(150)	(32.5)%
Compliance and internal audit	140	127	13	10.2%
Custodian	102	95	7	7.4%
Administrative	101	95	6	6.3%
Shareholder reporting	95	100	(5)	(5.0)%
Preferred share remarketing and auction fees	72	72	—	0.0%
Investor support services	—	65	(65)	(100.0)%
Audit	49	54	(5)	(9.3)%
Trustees’ fees and expenses	58	50	8	16.0%
Other	193	146	47	32.2%
Total expenses before interest expense	4,078	4,033	45	1.1%
Interest expense	2,872	2,909	(37)	(1.3)%
Total expenes	6,950	6,942	8	0.1%
Net investment income	4,896	6,930	(2,034)	(29.4)%
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments	4,293	4,709	(416)	(8.8)%
Net change in unrealized gains (losses) on investments	61,744	(36,557)	98,301	(268.9)%
Net realized and change in unrealized gains (losses) on investments	66,037	(31,848)	97,885	(307.4)%
Net increase (decrease) in net assets before preferred distributions resulting from operations	70,933	(24,918)	95,851	(384.7)%
Distributions to preferred shareholders from net investment income	(639)	(581)	(58)	10.0%
Net increase (decrease) in net assets attributable to common shares resulting from operations	$70,294	$(25,499)	$95,793	(375.7)%
Dividend income.    The decrease in dividend income was primarily the result of decreased amounts of dividends received on RMRM’s security investments.
Interest income.    The increase in interest income was primarily the result of higher interest rates earned on RMRM’s cash balances.
Advisory expenses.    The increase in advisory expenses was primarily the result of an increase in RMRM’s average daily managed assets.
Legal expenses.    The decrease in legal expenses was primarily the result of higher legal costs during 2018 related to the approval of a new investment advisory agreement by RMRM’s shareholders.

Compliance and internal audit expenses.    The increase in compliance and internal audit expenses was primarily the result of higher compliance monitoring costs.
Investor support services expenses.    Until May 30, 2018, RMRM retained a third party service provider to provide investor support services. Such services included communicating with representatives of broker dealers and other financial intermediaries, NYSE American LLC and the closed end fund analyst community on a regular basis.
Other expenses.    The increase in other expense was primarily the result of increased insurance, transfer agent and other miscellaneous expenses, partially offset by a decrease in consulting expenses.
Interest expense.    The decrease in interest expense was primarily the result of an amendment to the Revolving Credit Facility in March 2019 to adjust the interest payable on amounts borrowed to an annual rate of one month LIBOR plus 95 basis points from an annual rate of three months LIBOR plus 95 basis points. The weighted average borrowing cost of the Revolving Credit Facility decreased from 3.26% for the year ended December 31, 2018 to 2.86% for the year ended December 31, 2019.
Net realized gain on investments.    The net realized gain on investments represents the net effect of gains and losses RMRM realized on investments sold.
Net change in unrealized gains (losses) on investments.    The net change in unrealized gains (losses) on investments represents the change in the fair value of RMRM’s investments held at December 31, 2019 compared to December 31, 2018.
Distributions to preferred shareholders from net investment income.    The increase in distributions to preferred shareholders from net investment income was primarily the result of higher interest rates in 2019.
Net increase (decrease) in net assets attributable to common shares resulting from operations.    The increase in net assets attributable to common shares resulting from operations was due to the changes noted above.
Non-GAAP Financial Measures
Effective upon the Business Change, RMRM presents Distributable Earnings (formerly referred to as Core Earnings), which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to net income determined in accordance with GAAP or an indication of RMRM’s cash flows from operations determined in accordance with GAAP, a measure of RMRM’s liquidity or operating performance or an indication of funds available for RMRM’s cash needs. In addition, RMRM’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, RMRM’s reported Distributable Earnings may not be comparable to the distributable earnings as reported by other companies.
In order to qualify for taxation as a REIT, RMRM is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to RMRM’s shareholders. RMRM believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings may be a useful indicator of distributions to RMRM’s shareholders and is a measure that is considered by the RMRM board of trustees when determining the amount of such distributions. RMRM believes that Distributable Earnings provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps RMRM to evaluate RMRM’s performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that RMRM believes are not necessarily indicative of its current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by it to TRA under RMRM’s management agreement.
References to distributable earnings prior to the Business Change referred to amounts earned that were distributed or distributable to shareholders in the context of an investment company.

Distributable Earnings
RMRM calculates Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by TRA, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense, if any; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. For the three months ended March 31, 2021, Distributable Earnings was equal to net income.
Factors Affecting Operating Results
As a result of the changes to RMRM’s business, the discussion of factors affecting RMRM’s operating results is limited to those that affect RMRM after the Business Change as previous factors are no longer relevant and would not be useful to RMRM’s shareholders.
Effective upon the Business Change, RMRM’s results of operations are impacted by a number of factors and primarily depend on the interest income from RMRM’s investments and the financing and other costs associated with RMRM’s business. RMRM’s operating results are also impacted by general CRE market conditions and unanticipated defaults by its borrowers.
Credit Risk.    RMRM is subject to the credit risk of its borrowers in connection with RMRM’s investments. RMRM seeks to mitigate this risk by utilizing a comprehensive underwriting, diligence and investment selection process and by ongoing monitoring of its investments. Nevertheless, unanticipated credit losses could occur that could adversely impact RMRM’s operating results.
Changes in Fair Value of RMRM’s Assets.    RMRM generally intends to hold its investments for their contractual terms, unless repaid earlier by the borrower. RMRM evaluates its investments for impairment quarterly. Impairments occur when it is probable that RMRM will not be able to collect all amounts due according to the applicable contractual terms. If RMRM determines that a loan is impaired, RMRM will record an allowance to reduce the carrying value of the loan to an amount that takes into account both the present value of expected future cash flows discounted at the loan’s contractual effective interest rate and the fair value of any available collateral, net of any costs RMRM expects to incur to realize that value.
Although RMRM intends to generally hold its investments for their contractual terms or until repaid earlier by the borrower, RMRM may occasionally classify some of its investments as held for sale. Investments held for sale will be carried at the lower of their amortized cost or fair value within loans held for sale on RMRM’s condensed consolidated balance sheet, with changes in fair value recorded through earnings. Fees received from RMRM’s borrowers on any loans held for sale will be recognized as part of the gain or loss on sale. RMRM does not currently expect to hold any of its investments for trading purposes.
For further information regarding the risks associated with RMRM’s loan portfolio, see the risk factors identified in “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.
Availability of Leverage and Equity.    RMRM uses leverage to make additional investments that may increase RMRM’s returns. RMRM may not be able to obtain the expected amount of leverage RMRM desires or its cost may exceed RMRM’s expectation and, consequently, the returns generated from RMRM’s investments may be reduced. RMRM’s ability to further grow its loan portfolio over time will depend, to a significant degree, upon RMRM’s ability to obtain additional capital. However, RMRM’s access to additional capital depends on many factors including the price at which RMRM Common Shares trade relative to their book value and market lending conditions. See “— Market Conditions” below.
Market Conditions.    Prior to the COVID-19 pandemic, CRE transaction volumes were increasing, driving demand for CRE loans, and alternative lenders, like RMRM, had gained market share. The outbreak of the COVID-19 pandemic in the first quarter of 2020 led to a sharp decline in economic activity over the first half of 2020. The closing of non-essential businesses, “shelter-in-place” orders, restrictions on travel, cancellations of events and gatherings and limitations on building occupancies implemented to stop or slow the spread of the virus had a substantial negative impact on the CRE market. Many property owners granted lease forbearance to tenants unable or, in some cases, unwilling to make rent payments which, in turn, increased the number of loan forbearance requests by the property owners. In addition, volatility in the capital markets resulted in a substantial widening of credit spreads of commercial mortgage-backed securities, or CMBS, contributing to increased overall borrowing costs for banks and alternative lenders. Uncertainty surrounding the depth and duration of the economic downturn resulted in a severe decline in overall CRE transaction volume and margin calls imposed on lenders, as a result of increased borrowing costs and declining collateral values, contributed to a decline in new loan originations.
The CRE debt markets began to rebound in the third quarter of 2020. In June 2020, the CMBS loan delinquency rate was near highs experienced in 2010, but has since steadily declined as defaults have been “cured” by borrowers investing additional capital to support their loans or through loan forbearance. With historically low interest rates across much of the world, investors’ appetite for higher returns has resulted in improvement to the CMBS market. CMBS credit spreads have declined such that newly issued AAA rated, investment grade bonds for conservatively underwritten loan pools with high quality collateral are currently expected to trade at credit spreads at or near those seen prior to the COVID-19 pandemic. Lower rated tranches of CMBS bonds continue to trade with wider yields than prior to the COVID-19 pandemic; however, overall volatility has subsided which RMRM expects to positively impact the alternative lending market. In addition, issuance of CRE CLOs, has increased while CLO credit spreads have declined, providing additional liquidity to alternative lenders, like RMRM.
The decline in property transaction volume and increased liquidity available to lenders has caused greater competition to fund new loans. RMRM believes that this increased competition amongst lenders, along with significant declines in the LIBOR and U.S. treasury index rates has benefited borrowers seeking loans to refinance high quality properties, particularly multifamily, industrial, life science or research and development/laboratory properties, that are either stabilized or near stabilization. Alternative lenders, like RMRM, can provide flexible, shorter term financing to borrowers that may not be seeking longer term financing options because of economic uncertainty caused by the COVID-19 pandemic. However, despite the improvement of the securitization markets and the increase in lending activity, RMRM believes challenges remain.
The hospitality and retail sectors are among those sectors that have been most negatively impacted by the economic downturn. It is unclear how consumer and travel habits will be impacted over the long-term during and after the COVID-19 pandemic; if consumer and travel activity do not substantially rebound, RMRM believes that this uncertainty will continue to burden these sectors and lenders with significant exposure to these property types will continue to face challenges. It is still unclear how the shift to flexible work-from-home schedules will impact the office sector and demand for office space going forward. As such, lenders will continue to face underwriting challenges with respect to assumptions related to new leasing, tenant renewal probabilities and occupancy rates for office properties, especially assets located in downtown or central business district markets. Multifamily properties are expected to continue to be a preferred asset class by most lenders and investors for the near term due to the stability of cash flows and the liquidity available from government sponsored enterprises, such as Fannie Mae or Freddie Mac; however, it is unclear what the impact of the U.S. Centers for Disease Control and Prevention moratorium on tenant evictions will have on the sector and how rent collections will be impacted. Lastly, industrial properties have performed well throughout the downturn and continue to benefit from the shift in consumers’ behavior to increased levels of e-commerce, which has accelerated during the COVID-19 pandemic.
The longer-term impact of the COVID-19 pandemic is still uncertain. However, RMRM believes that as the U.S. economy improves and returns to a more stable state, there will be significant opportunities for alternative lenders, like RMRM, to provide creative, flexible debt capital for a wide array of circumstances and business plans.
Changes in Market Interest Rates.    With respect to RMRM’s business operations, increases in interest rates, in general, may cause: (a) the interest expense associated with RMRM’s variable rate borrowings, if any, to increase; (b) the value of RMRM’s fixed rate investments, if any, to decline; (c) the coupon rates on RMRM’s variable rate investments, if any, to reset, perhaps on a delayed basis, to higher rates; and (d) it to become more difficult and costly for RMRM’s borrowers, which may negatively impact their ability to repay RMRM’s investments. See “— Market Conditions” above for a discussion of the current market including interest rates.
Conversely, decreases in interest rates, in general, may cause: (a) the interest expense associated with RMRM’s variable rate borrowings, if any, to decrease; (b) the value of RMRM’s fixed rate investments, if any, to increase; (c) the coupon rates on RMRM’s variable rate investments, if any, to reset, perhaps on a delayed basis, to lower rates; and (d) it to become easier and more affordable for RMRM’s borrowers to refinance, and as a result repay, RMRM’s loans, but may negatively impact its future returns if any such repayment proceeds were to be reinvested in lower yielding investments.
The interest income on RMRM’s loans and interest expense on its borrowings float with one month LIBOR. Because RMRM generally intends to leverage approximately 75% of its investments, as LIBOR increases, RMRM’s income from investments, net of interest and related expenses, will increase. LIBOR decreases are mitigated by interest rate floor provisions in RMRM’s loan agreements with borrowers; therefore, changes to income from investments, net, may not move proportionately with the decrease in LIBOR. Based on RMRM’s loan portfolio at March 31, 2021, LIBOR was 0.11% and would have to exceed the floor established by any of RMRM’s loans, which currently range from 0.50% to 1.00%, for RMRM to realize an increase in interest income.
LIBOR is currently expected to be phased out for new contracts by December 31, 2021, and for pre-existing contracts by June 30, 2023. RMRM’s Master Repurchase Agreement with UBS AG states that, at such time as LIBOR shall no longer be made available or used for determining the interest rate of loans, the replacement base rate shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein so that the resulting rate approximates LIBOR as close as reasonably possible) as determined by UBS AG under similar facilities for the financing of similar assets and is consistent with the pricing index of similarly situated counterparties. RMRM also currently expects that, as a result of any phase out of LIBOR, the interest rates under RMRM’s loan agreements with borrowers would be amended to replace LIBOR for an alternative benchmark rate (which may include SOFR or another rate based on SOFR) that will approximate the existing interest rate as calculated in accordance with LIBOR.
Size of Loan Portfolio.    The size of RMRM’s loan portfolio, as measured both by the aggregate principal balance and the number of its CRE loans and RMRM’s other investments, is also an important factor in determining RMRM’s operating results. Generally, if the size of RMRM’s loan portfolio grows, the amount of interest income it receives would increase and it may achieve certain economies of scale and diversify risk within its loan portfolio. A larger portfolio, however, may result in increased expenses; for example, RMRM may incur additional interest expense or other costs to finance its investments. Also, if the aggregate principal balance of RMRM’s loan portfolio grows but the number of RMRM’s loans or the number of RMRM’s borrowers does not grow, RMRM could face increased risk by reason of the concentration of its investments.
Liquidity and Capital Resources
Under the Merger Agreement, RMRM has agreed to conduct its business in all material respects in the ordinary course of business. The Merger Agreement contains certain operating covenants that could affect RMRM’s liquidity and capital resources, but RMRM does not expect any material changes to its liquidity and capital resources prior to consummation of the Merger or, if applicable, the termination of the Merger Agreement, other than those which may occur in the ordinary course of RMRM’s business. For further information regarding the Merger Agreement, see “The Merger Agreement and Voting Agreements” beginning on page 163 of this joint proxy statement/prospectus.
Liquidity is a measure of RMRM’s ability to meet potential cash requirements, including ongoing commitments to fund RMRM’s lending commitments, repay or meet margin calls resulting from RMRM’s borrowings, if any, fund and maintain RMRM’s assets and operations, make distributions to RMRM’s shareholders and fund other business operating requirements. RMRM requires a significant amount of cash to originate, purchase and invest in its target investments, make additional unfunded loan commitment payments, repay principal and interest on RMRM’s borrowings, make distributions to its shareholders and fund other business operating requirements. The long-term impact of the COVID-19 pandemic and its aftermath on financial markets is uncertain. To the extent that impact is significant, negative and sustained for an extended period, RMRM expects that it may be challenged in accessing capital. RMRM’s sources of cash flows include cash on hand, payments of principal, interest and fees it receives on its investments, other cash it may generate from its business and operations and any unused borrowing capacity, including under RMRM’s Master Repurchase Facility or other repurchase agreements or financing arrangements, and may also include bank loans or public or private issuances of debt or equity securities. RMRM believes that these sources of funds will be sufficient to meet its operating and capital expenses and pay its debt service obligations owed and make any distributions to its shareholders for the next 12 months and for the foreseeable future, subject to the duration and severity of the COVID-19 pandemic and economic impact on RMRM’s borrowers and their ability to fund their debt service obligations owed to RMRM. For further information regarding the risks associated with RMRM’s loan portfolio, see “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.
Pursuant to RMRM’s Master Repurchase Facility, RMRM may sell to, and later repurchase from, UBS AG the UBS Purchased Assets. The initial purchase price paid by UBS AG for each UBS Purchased Asset is up to 75% of the lesser of the market value of the purchased asset or the unpaid principal balance of such UBS Purchased Asset, subject to UBS AG’s approval. Upon the repurchase of a UBS Purchased Asset, RMRM is required to pay UBS AG the outstanding purchase price of the UBS Purchased Asset, accrued interest and all accrued and unpaid expenses of UBS AG relating to such purchased asset. The pricing rate (or interest rate) relating to a UBS Purchased Asset is equal to one month LIBOR plus a customary premium within a fixed range, determined by the debt yield and property type of the UBS Purchased Asset’s real estate collateral. For further information regarding RMRM’s Master Repurchase Facility, see “— Debt Agreements/Covenants” below and “— Overview — Financing Activities” above.
The following is a summary of RMRM’s sources and uses of cash flows for the three months ended March 31, 2021:
Three Months Ended March 31, 2021
Cash, cash equivalents and restricted cash at beginning of period	$103,564
Net cash used in:
Operating activities	(1,385)
Investing activities	(55,044)
Financing activities	(76)
Cash, cash equivalents and restricted cash at end of period	$47,059
During the three months ended March 31, 2021, RMRM’s cash used in operating activities consisted of unfavorable changes in working capital. During the three months ended March 31, 2021, RMRM’s cash used in investing activities consisted of loan originations, net of deferred fees, and additional fundings on its loans held for investment. During the three months ended March 31, 2021, RMRM’s cash used in financing activities consisted of deferred financing cost payments related to RMRM’s Master Repurchase Facility.
The following is a summary of RMRM’s sources and uses of cash flows for the periods presented:
	Year Ended
	December 31, 2020	December 31, 2019
Cash, cash equivalents and restricted cash at beginning of period(1)	$4,670	$—
Net cash provided by (used in):
Operating activities	210,318	14,118
Financing activities	(111,425)	(14,111)
Cash, cash equivalents and restricted cash at end of period(1)	$103,564	$7

(1)
Effective January 1, 2020, RMRM reclassified its money market fund investments from investments in securities, at value to cash and cash equivalents.

During the year ended December 31, 2020, RMRM’s cash provided by operating activities was primarily driven by net investment income, $302,797 of proceeds from sales of long term investments and net sales of short term investments of $4,477, partially offset by originations of loans held for investment of $91,879 and purchase of long term investments of $10,078. During the year ended December 31, 2020, RMRM’s cash used in financing activities consisted of $88,000 of repayment of outstanding principal amounts under the Revolving Credit Facility, redemption of auction rate preferred shares of $16,675, distributions paid to common shareholders of $6,427 and distributions paid to preferred shareholders of $323.
During the year ended December 31, 2019, RMRM’s cash provided by operating activities was primarily driven by net investment income, $43,827 from sales of long term investments, partially offset by $31,171 of purchases of long term investments and $3,556 of net purchases of short term investments. During the year ended December 31, 2019, RMRM’s cash used in financing activities consisted of distributions paid to common shareholders of $13,467 and distributions paid to preferred shareholders of $645.
Distributions
On April 15, 2021, RMRM declared a quarterly distribution of $0.15 per common share for the first quarter of 2021, or approximately $1,530, to shareholders of record on April 26, 2021. RMRM paid this distribution on May 20, 2021.
During the year ended December 31, 2020, RMRM declared and paid distributions aggregating $6,427 to its common shareholders and $323 to its preferred shareholders.
During the year ended December 31, 2019, RMRM declared and paid distributions aggregating $8,334 to its common shareholders and $639 to its preferred shareholders.
Contractual Obligations and Commitments
RMRM’s contractual obligations and commitments as of March 31, 2021, were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Unfunded loan commitments(1)	$28,613	$—	$28,613	$—	$—

(1)
The allocation of RMRM’s unfunded loan commitments is based on the initial loan maturity date to which the commitments relate.

RMRM’s contractual obligations and commitments as of December 31, 2020, were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Unfunded loan commitments(1)	$18,857	$—	$18,857	$—	$—

(1)
The allocation of RMRM’s unfunded loan commitments is based on the initial loan maturity date to which the commitments relate.

RMRM’s contractual obligations and commitments as of December 31, 2019, were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Revolving Credit Facility	$88,000	$88,000	$—	$—	$—
Interest payments(1)	$2,385	$2,385	$—	$—	$—
Auction rate preferred shares	$16,675	$—	$—	$—	$16,675

(1)
Projected interest payments are attributable only to RMRM’s debt service obligations at existing rates at December 31, 2019 and are not intended to estimate future interest costs which may result from debt prepayments, additional borrowings, new debt issuances or changes in interest rates.

Off-Balance Sheet Arrangements
As of March 31, 2021, December 31, 2020 and December 31, 2019, RMRM had no off-balance sheet arrangements that have had or that it expects would be reasonably likely to have a material effect on RMRM’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Debt Agreements/Covenants
On February 18, 2021, one of RMRM’s wholly owned subsidiaries entered into RMRM’s Master Repurchase Agreement with UBS AG for RMRM’s Master Repurchase Facility, pursuant to which RMRM may sell to UBS AG, and later repurchase the UBS Purchased Assets. The expiration date of RMRM’s Master Repurchase Agreement is February 18, 2024, unless extended or earlier terminated in accordance with the terms of RMRM’s Master Repurchase Agreement. Pursuant to RMRM’s Master Repurchase Agreement, RMRM will pay UBS AG a non-refundable upfront fee that is equal to 0.50% of the applicable tranche amount on each Purchase Date (as each term is defined in RMRM’s Master Repurchase Agreement). While RMRM’s Master Repurchase Facility has no maximum facility amount, RMRM expects the advancements under RMRM’s Master Repurchase Facility to not exceed RMRM’s equity, which is as of March 31, 2021, is $193,244. RMRM’s equity will change from time-to-time and may increase or decrease. RMRM expects that the size of RMRM’s Master Repurchase Facility may similarly change as its equity changes.
Under RMRM’s Master Repurchase Facility, the initial purchase price paid by UBS AG for each UBS Purchased Asset is up to 75% of the lesser of the market value of the UBS Purchased Asset and the unpaid principal balance of such UBS Purchased Asset, subject to UBS AG’s approval. Upon the repurchase of a UBS Purchased Asset, RMRM is required to pay UBS AG the outstanding purchase price of the UBS Purchased Asset, accrued interest and all accrued and unpaid expenses of UBS AG relating to such UBS Purchased Assets. The pricing rate (or interest rate) relating to a UBS Purchased Asset is equal to one month LIBOR plus a customary premium within a fixed range, determined by the debt yield and property type of the UBS Purchased Asset’s real estate collateral. UBS AG has the discretion under RMRM’s Master Repurchase Agreement to make advancements at margins higher than 75%.
In connection with RMRM’s Master Repurchase Agreement, RMRM entered into a guaranty, or the RMRM Guaranty, which requires RMRM to guarantee 25% of the aggregate repurchase price, and 100% of losses in the event of certain bad acts as well any costs and expenses of UBS AG related to RMRM’s Master Repurchase Agreement. The RMRM Guaranty also requires RMRM to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity and a total indebtedness to stockholders’ equity ratio.
RMRM’s Master Repurchase Facility also contains margin maintenance provisions that provide UBS AG with the right, in certain circumstances related to a Credit Event (as defined in RMRM’s Master Repurchase Agreement) to redetermine the value of UBS Purchased Assets. Where a decline in the value of such UBS Purchased Assets has resulted in a margin deficit, UBS AG may require RMRM to eliminate any margin deficit through a combination of UBS Purchased Asset repurchases and cash transfers to UBS AG subject to UBS AG’s approval.
As of March 31, 2021, RMRM had no outstanding balance under RMRM’s Master Repurchase Facility and as of April 30, 2021, RMRM had a $23,172 aggregate outstanding principal balance under RMRM’s Master Repurchase Facility.
In November 2020, RMRM repaid all outstanding amounts and terminated the Revolving Credit Facility with PBL. Under the Revolving Credit Facility, interest was payable on amounts borrowed of an annual rate of one month LIBOR plus 95 basis points. The Revolving Credit Facility had a 179-day rolling term that reset daily, subject to change if certain requirements were not met. If RMRM failed to meet certain requirements, or maintain financial covenants required under the Revolving Credit Facility, RMRM may have been required to repay immediately, in part or in full, the loan balance outstanding under the Revolving Credit Facility, which may have required RMRM to sell portfolio securities at potentially inopportune times if other financing was not then available to RMRM on acceptable terms.

RMRM was required to pay a facility fee of 55 basis points per annum on the unused portion, if any, of the Revolving Credit Facility and was required to pledge portfolio securities equal to a minimum of 200%, and up to a maximum amount of 250%, of the loan balance outstanding and to grant a security interest in the securities pledged to, and in favor of, PBL as security for the loan balance outstanding. As of December 31, 2019, RMRM pledged portfolio securities with a market value of $188,692 as collateral for the Revolving Credit Facility. No amounts were pledged as collateral for the Revolving Credit Facility as of March 31, 2021 or December 31, 2020. As of March 31, 2021 and December 31, 2020, RMRM had no outstanding balance under the Revolving Credit Facility. At December 31, 2019, RMRM had a $88,000 aggregate outstanding principal balance under the Revolving Credit Facility. For the three months ended March 31, 2020, RMRM recorded interest expense of $554 related to the Revolving Credit Facility.
Related Person Transactions
RMRM has relationships and historical and continuing transactions with TRA, RMR LLC, RMR Inc. and others related to them. For further information about these and other such relationships and related person transactions, see “Certain Relationships and Related Party Transactions” beginning on page 248 of this joint proxy statement/prospectus. RMRM may engage in additional transactions with related persons, including businesses to which RMR LLC or its subsidiaries provide management services.
Critical Accounting Policies
RMRM’s consolidated financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment regarding future events and other uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that apply to RMRM’s operations. RMRM’s most critical accounting policies involve decisions and assessments that could affect RMRM’s reported assets and liabilities, as well as RMRM’s reported revenues and expenses. RMRM believes that its decisions and assessments upon which its consolidated financial statements are based are reasonable, based upon information available to RMRM. RMRM’s critical accounting policies and accounting estimates may be changed over time as its strategies change or as it expands its business. Those accounting policies and estimates that are most critical to an investor’s understanding of RMRM’s financial results and condition and require complex management judgment are discussed below.
Revenue Recognition.   Interest income related to RMRM’s CRE mortgage loans is generally accrued based on the coupon rates applied to the outstanding principal balance of such loans. Fees, premiums and discounts, if any, are amortized or accreted into interest income over the remaining lives of the loans using the effective interest method, as adjusted for any prepayments.
If a loan’s interest or principal payments are not paid when due and there is uncertainty that such payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in RMRM’s judgment, a loan is likely to remain current, it may be re-categorized as accrual.
For loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (non-accretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected from such loans generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recorded as impairment.
Loans Held For Investment.   Generally, RMRM’s loans are classified as held for investment based upon RMRM’s intent and ability to hold them until maturity. Loans that are held for investment are carried at cost, net of unamortized loan origination and accreted exit fees that are required to be recognized in the carrying value of the loans in accordance with GAAP, unless the loans are deemed to be impaired. Loans that RMRM has a plan to sell or liquidate are held at the lower of cost or fair value less cost to sell.

RMRM evaluates each of its loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. Factors considered in these evaluations include, but are not limited to, property type, geographic and local market dynamics, physical condition, leasing and tenant profile, projected cash flow, risk of loss, current LTV, debt yield, collateral performance, structure, exit plan and sponsorship. Loans are rated “1” (less risk) through “5” (greater risk) as defined below:
“1” lower risk — Criteria reflects a sponsor having a strong financial condition and low credit risk and RMRM’s evaluation of management’s experience; collateral performance exceeding performance metrics included in the business plan or credit underwriting; and the property demonstrating stabilized occupancy and/or market rates, resulting in strong current cash flow and net operating income and/or having a very low LTV.
“2” average risk — Criteria reflects a sponsor having a stable financial condition and RMRM’s evaluation of management’s experience; collateral performance meeting or exceeding substantially all performance metrics included in the business plan or credit underwriting; and the property demonstrating improved occupancy at market rents, resulting in sufficient current cash flow and/or having a low LTV.
“3” acceptable risk — Criteria reflects a sponsor having a history of repaying loans at maturity and meeting its credit obligations and RMRM’s evaluation of management’s experience; collateral performance expected to meet performance metrics included in the business plan or credit underwriting; and the property having a moderate LTV. New loans and loans with a limited history will typically be assigned this rating and will be adjusted to other levels from time to time as appropriate.
“4” higher risk — Criteria reflects a sponsor having a history of unresolved missed or late payments, maturity extensions and difficulty timely fulfilling its credit obligations and RMRM’s evaluation of management’s experience; collateral performance failing to meet the business plan or credit underwriting; the existence of a risk of default possibly leading to a loss and/or potential weaknesses that deserve management’s attention; and the property having a high LTV.
“5” impaired/loss likely — Criteria reflects a very high risk of realizing a principal loss or having incurred a principal loss; a sponsor having a history of default payments, trouble fulfilling its credit obligations, deeds in lieu of foreclosures, and/or bankruptcies; collateral performance is significantly worse than performance metrics included in the business plan; loan covenants or performance milestones having been breached or not attained; timely exit via sale or refinancing being uncertain; and the property having a very high LTV.
Impairment occurs when it is deemed probable that RMRM will not be able to collect all amounts due under a loan according to its contractual terms. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate and the fair value of any available collateral, net of any costs RMRM expects to incur to realize that value. The determination of whether loans are impaired involves judgments and assumptions based on objective and subjective factors. Consideration will be given to various factors, such as business plans, property occupancies, tenant profiles, rental rates, operating expenses and borrowers’ repayment plans, among others, and will require significant judgments, including assumptions regarding the values of loans, the values of underlying collateral and other circumstances, such as guarantees, if any. Upon measurement of an impairment, RMRM will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income in its consolidated statements of operations.

TRMT MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of TRMT’s financial condition and results of operations should be read together with TRMT’s financial information and related notes included elsewhere in this joint proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” herein. TRMT’s actual results could differ materially from the forward-looking statements included herein. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and elsewhere in this joint proxy statement/prospectus and in TRMT’s description of risk factors in TRMT’s SEC filings.
For a discussion of TRMT’s consolidated results for the year ended December 31, 2018 compared to the period July 1, 2017 (inception) through December 31, 2017, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in TRMT’s Annual Report on Form 10-K for the year ended December 31, 2018.
Dollars are in thousands, except share data.
Overview
Recent Developments: COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, the United States declared a national emergency concerning this pandemic and several states and municipalities have declared public health emergencies.
TRMT and TRA are closely monitoring the impact of the COVID-19 pandemic on all aspects of TRMT’s business, including the ability of TRMT’s borrowers to withstand the current economic conditions and continue to fund their debt service obligations owed and due to TRMT and the status of TRMT’s operations, liquidity and capital needs and resources. TRMT is also conducting financial modeling and sensitivity analyses regularly, actively communicating with its borrowers, its lender and other key constituents and stakeholders in order to help assess market conditions, opportunities, best practices and mitigate risks and potential adverse impacts, and continuously monitoring, with the assistance of counsel and other specialists, possible government relief funding sources and other programs that may be available to TRMT or its borrowers to enable TRMT and them to operate through the current economic conditions and enhance their ability to fund their debt service obligations owed and due to TRMT.
The U.S. economy has been growing as COVID-19 vaccinations are increasingly administered, more COVID-19 related restrictions are lifted and commercial activities increasingly return to pre-pandemic practices and operations and as a result of recent and expected future government spending on COVID-19 pandemic relief, infrastructure and other matters. However, there remains uncertainty as to the ultimate duration and severity of the COVID-19 pandemic on commercial activities, including risks that may arise from mutations or related strains of the virus, the ability to successfully administer vaccinations to a sufficient number of persons or attain immunity to the virus by natural or other means to achieve herd immunity, and the impact on the U.S. economy that may result from the inability of other countries to administer vaccinations to their citizens or their citizens’ ability to otherwise achieve immunity to the virus.
There are extensive uncertainties surrounding the COVID-19 pandemic and its aftermath, and as a result, TRMT is unable to determine what the ultimate impact will be on its borrowers’ and other stakeholders’ businesses, operations, financial results and financial position. For further information and risks relating to the COVID-19 pandemic on TRMT and its business, and the related actions TRA has taken in response to the pandemic, see “Description of RMRM’s and TRMT’s Businesses” beginning on page 187 of this joint proxy statement/prospectus.

Book Value per Common Share
The tables below calculate TRMT’s book value per common share as of the specified date:
	March 31, 2021	December 31, 2020
Shareholders’ equity	$90,529	$88,903
Total outstanding common shares	8,306	8,303
Book value per common share	$10.90	$10.71
	December 31, 2020	December 31, 2019
Shareholders’ equity	$88,903	$86,221
Total outstanding common shares	8,303	8,240
Book value per common share	$10.71	$10.46
	December 31, 2019	December 31, 2018
Shareholders’ equity	$86,221	$59,668
Total outstanding common shares	8,240	3,179
Book value per common share	$10.46	$18.77
TRMT’s Loan Portfolio
The tables below provide overall statistics for TRMT’s loan portfolio as of March 31, 2021, December 31, 2020 and December 31, 2019:
	As of March 31, 2021	As of December 31, 2020
Number of loans	13	14
Total loan commitments	$268,379	$293,890
Unfunded loan commitments(1)	$8,989	$12,236
Principal balance	$259,390	$281,654
Unamortized net deferred origination and exit fees	$789	$592
Carrying value	$260,179	$282,246
Weighted average coupon rate	5.73%	5.70%
Weighted average all in yield(2)	6.43%	6.39%
Weighted average maximum maturity (years)(3)	2.4	2.6
Weighted average loan rating	2.9	3.2
Weighted average LTV(4)	67%	67%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

(2)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(3)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(4)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

	Balance at December 31, 2020	Balance at December 31, 2019
Number of loans	14	12
Total loan commitments	$293,890	$260,167
Unfunded loan commitments(1)	$12,236	$17,268
Principal balance	$281,654	$242,899
Unamortized net deferred origination and exit fees	$592	$(821)
Carrying value	$282,246	$242,078
Weighted average coupon rate	5.70%	5.76%
Weighted average all in yield(2)	6.39%	6.41%
Weighted average maximum maturity (years)(3)	2.6	3.6
Weighted average LTV(4)	67%	70%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

(2)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(3)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(4)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

Loan Portfolio Details
The table below provides details of TRMT’s loan investments as of March 31, 2021:
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield(1)	Maturity Date	Maximum Maturity Date(2)	LTV(3)	Risk Rating
First mortgage whole loans
Metairie, LA	Office	04/11/2018	$18,102	$17,351	L+5.00%	L+5.65%	04/11/21	04/11/21	79%	3
Houston, TX	Office	06/26/2018	15,200	14,421	L+4.00%	L+4.59%	06/26/21	06/26/23	69%	4
Coppell, TX	Retail	02/05/2019	27,929	27,929	L+3.50%	L+4.24%	08/12/21	02/12/23	73%	4
Houston, TX	Multifamily	05/10/2019	11,853	11,009	L+3.50%	L+4.52%	11/10/21	11/10/22	56%	3
Paradise Valley, AZ	Retail	11/30/2018	29,500	27,611	L+4.25%	L+5.71%	11/30/21	11/30/22	48%	3
St. Louis, MO	Office	12/19/2018	24,000	23,904	L+3.25%	L+3.74%	12/19/21	12/19/23	72%	2
Atlanta, GA	Hotel	12/21/2018	24,550	24,550	L+3.25%	L+3.72%	12/21/21	12/21/23	62%	4
Dublin, OH	Office	02/18/2020	22,820	20,626	L+3.75%	L+4.83%	02/18/22	02/18/24	33%	3
Barrington, NJ	Industrial	05/06/2019	37,600	35,154	L+3.50%	L+4.03%	05/06/22	05/06/23	79%	1
Omaha, NE	Retail	06/14/2019	14,500	13,054	L+3.65%	L+4.05%	06/14/22	06/14/23	77%	4
Yardley, PA	Office	12/19/2019	14,900	14,264	L+3.75%	L+4.47%	12/19/22	12/19/24	75%	4
Orono, ME	Multifamily	12/20/2019	18,110	17,666	L+3.25%	L+3.86%	12/20/22	12/20/24	72%	2
Allentown, PA	Industrial	01/24/2020	14,000	14,000	L+3.50%	L+4.02%	01/24/23	01/24/25	67%	3
Total/weighted average			$268,379	$259,390	L+3.64%	L+4.33%			67%	2.9

(1)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(2)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(3)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

As of March 31, 2021, TRMT had $268,379 in aggregate loan commitments, consisting of a diverse portfolio, geographically and by property type, of 13 first mortgage whole loans. The impact from the COVID-19 pandemic has negatively impacted some of TRMT’s borrowers’ business operations or tenants, particularly in the cases of TRMT’s retail and hospitality collateral, which are some of the types of properties that have been most negatively impacted by the pandemic. TRMT expects that those negative impacts may continue and may apply to other borrowers and/or their tenants. Therefore, certain of TRMT’s borrowers’ business plans will likely take longer to execute than initially expected and certain of TRMT’s borrowers may be unable to pay their debt service obligation owed and due to TRMT as currently scheduled. As of March 31, 2021, TRMT has five loans representing 33% of the carrying value of its loan portfolio with a loan risk rating of “4” or “higher risk”. One of these loans was downgraded from a risk rating of “3” or “acceptable risk” during the three months ended March 31, 2021. Three loans with a risk rating of “4” or “higher risk” as of December 31, 2020 were upgraded to a risk rating of “3” or “acceptable risk” during the three months ended March 31, 2021.
All of the loans in TRMT’s portfolio are structured with risk mitigation mechanisms, such as cash flow sweeps or interest reserves, to help protect TRMT against investment losses. In addition, TRMT continues to actively engage with its borrowers regarding their execution of the business plans for the underlying collateral, among other things.
As of April 23, 2021, all of TRMT’s borrowers had paid all of their debt service obligations owed and due to TRMT and none of the loans included in TRMT’s investment portfolio were in default.
TRMT did not have any impaired loans, non-accrual loans or loans in default as of March 31, 2021; thus, TRMT did not record a reserve for loan loss as of that date. However, depending on the duration and severity of the COVID-19 pandemic and the current economic downturn, TRMT’s borrowers’ businesses, operations and liquidity may be materially adversely impacted. As a result, they may become unable to pay their debt service obligations owed and due to TRMT, which may result in the impairment of those loans, and TRMT’s recording loan loss reserves with respect to those loans and recording of any income with respect to those loans on a nonaccrual basis.
For further information regarding TRMT’s risk rating policy and the risks associated with TRMT’s loan portfolio, see Note 4 to the Notes to Consolidated Financial Statements and Note 3 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-76 and F-99, respectively, of this joint proxy statement/prospectus.
The table below provides details of TRMT’s loan investments as of December 31, 2020:
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield(1)	Maturity Date	Maximum Maturity Date(2)	LTV(3)	Risk Rating
First mortgage whole loans
Coppell, TX(4)	Retail	2/5/2019	$20,826	$20,115	L+3.50%	L+4.24%	02/05/21	02/05/21	73%	4
Metairie, LA	Office	4/11/2018	18,102	17,351	L+5.00%	L+5.65%	04/11/21	04/11/23	79%	4
Houston, TX	Office	6/26/2018	15,200	14,421	L+4.00%	L+4.59%	06/26/21	06/26/23	69%	4
Houston, TX(5)	Multifamily	5/10/2019	27,929	27,929	L+3.50%	L+4.52%	11/10/21	11/10/22	56%	4
Paradise Valley, AZ(6)	Retail	11/30/2018	11,853	11,009	L+4.25%	L+5.71%	11/30/21	11/30/22	48%	4
St. Louis, MO	Office	12/19/2018	29,500	27,611	L+3.25%	L+3.75%	12/19/21	12/19/23	72%	3
Atlanta, GA	Hotel	12/21/2018	24,000	23,904	L+3.25%	L+3.72%	12/21/21	12/21/23	62%	4
Rochester, NY(7)	Multifamily	1/22/2019	24,550	24,550	L+3.25%	L+3.86%	01/22/22	01/22/24	74%	2
Dublin, OH	Office	2/18/2020	22,820	20,626	L+3.75%	L+4.88%	02/18/22	02/18/23	33%	3
Barrington, NJ(8)	Industrial	5/6/2019	37,600	35,154	L+3.50%	L+4.04%	05/06/22	05/06/23	79%	2
Omaha, NE	Retail	6/14/2019	14,500	13,054	L+3.65%	L+4.05%	06/14/22	06/14/24	77%	4
Yardley, PA	Office	12/19/2019	14,900	14,264	L+3.75%	L+4.47%	12/19/22	12/19/24	75%	3
Orono, ME	Multifamily	12/20/2019	18,110	17,666	L+3.25%	L+3.87%	12/20/22	12/20/24	72%	2
Allentown, PA	Industrial	1/24/2020	14,000	14,000	L+3.50%	L+4.02%	01/24/23	01/24/25	67%	3
Total/weighted average			$293,890	$281,654	L+3.60%	L+4.30%			67%	3.2

(1)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(2)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(3)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

(4)
In July 2020, the borrower sold a parcel of land that was a part of the property securing the loan. The borrower used $2,089 of the sale proceeds to repay part of the outstanding balance under the loan which also reduced the committed principal by the same amount and TRMT allowed the borrower to use the remaining $100 of sale proceeds to increase the reserve for its future debt service obligation payments owed to TRMT under the loan. TRMT used $1,358 of these repayment proceeds to repay a part of the outstanding balance under TRMT’s Master Repurchase Facility. In February 2021, TRMT amended the agreement governing this loan to extend the maturity date of the loan by approximately six months to August 12, 2021. As part of this amendment, the borrower funded an interest reserve of $500 and repaid $250 of the principal balance of the loan, thereby reducing the total loan commitment to $19,865. This amendment also includes a six month extension option contingent upon the borrower repaying $250 of the principal balance and meeting certain other conditions.

(5)
In November 2020, TRMT amended the agreement governing this loan to extend the maturity date of the loan by one year to November 10, 2021. As part of this amendment, the borrower funded an interest reserve of $500.

(6)
In October 2020, the borrower satisfied the applicable conditions and exercised its right to extend the maturity date of the loan by one year to November 30, 2021 pursuant to the terms of the loan agreement.

(7)
In February 2021, TRMT received $24,830 of repayment proceeds from the borrower which included the $24,550 principal amount outstanding under the loan, as well as accrued interest, an exit fee and its associated legal expenses. TRMT was required to use $18,415 of these repayment proceeds to repay the outstanding balance and accrued interest associated with this loan under TRMT’s Master Repurchase Facility.

(8)
In February 2021, the borrower notified TRMT that the property securing the loan is expected to be sold in the second quarter of 2021. Upon sale, TRMT expects to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and its associated legal costs, and TRMT will be required to repay the outstanding balance and accrued interest associated with this loan under TRMT’s Master Repurchase Facility.

As of December 31, 2020, TRMT had $293,890 in aggregate loan commitments, consisting of a diverse portfolio, geographically and by property type, of 14 first mortgage whole loans. The impact from the COVID-19 pandemic has negatively impacted some of TRMT’s borrowers’ business operations or tenants, particularly in the cases of TRMT’s retail and hospitality collateral, which are the types of properties that have been most negatively impacted by the pandemic. TRMT expects that those negative impacts may continue and may apply to other borrowers and/or their tenants. Therefore, certain of TRMT’s borrowers’ business plans will likely take longer to execute than initially expected and certain of TRMT’s borrowers may be unable to pay their debt service obligation owed and due to TRMT as currently scheduled. As of December 31, 2020, TRMT had seven loans representing 45% of the carrying value of TRMT’s loan portfolio with a loan risk rating of “4” or “higher risk.” Six of these loans were downgraded from a risk rating of “3” or “acceptable risk” during the three months ended March 31, 2020 and the seventh loan was downgraded from a risk rating of “3” or “acceptable risk” during the three months ended September 30, 2020. During the three months ended December 31, 2020, two additional loans were upgraded from a risk rating of “3” or “acceptable risk” to a risk rating of “2” or “average risk” due to improved collateral performance resulting from the borrowers’ progress in implementing their business plans.
All of the loans in TRMT’s portfolio are structured with risk mitigation mechanisms, such as cash flow sweeps or interest reserves, to help protect TRMT against investment losses. In addition, TRMT continues to actively engage with its borrowers regarding their execution of the business plans for the underlying collateral, among other things.
As of February 22, 2021, all of TRMT’s borrowers had paid all of their debt service obligations owed and due to TRMT and none of the loans included in TRMT’s investment portfolio were in default.
TRMT did not have any impaired loans, non-accrual loans or loans in default as of December 31, 2020; thus, TRMT did not record a reserve for loan loss as of that date. However, depending on the duration and severity of the COVID-19 pandemic and the current economic downturn, TRMT’s borrowers’ businesses, operations and liquidity may be materially adversely impacted. As a result, they may become unable to pay their debt service obligations owed and due to TRMT, which may result in the impairment of those loans, and TRMT’s recording loan loss reserves with respect to those loans and recording of any income with respect to those loans on a nonaccrual basis.
For further information regarding TRMT’s risk rating policy, see Note 4 to the Notes to Consolidated Financial Statements and Note 3 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-76 and F-99, respectively, of this joint proxy statement/prospectus.

The table below provides details of TRMT’s loan investments as of December 31, 2019:
Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield(1)	Maximum Maturity(2) (date)	LTV(3)	Risk Rating
First mortgage whole loans
Coppell, TX	Retail	2/5/2019	$22,915	$21,954	L+3.50%	L+4.25%	2/5/2021	73%	3
Houston, TX	Multifamily	5/10/2019	28,000	27,475	L+3.50%	L+4.37%	11/10/2022	56%	3
Paradise Valley, AZ	Retail	11/30/2018	12,790	9,022	L+4.25%	L+5.81%	11/30/2022	48%	3
Metairie, LA	Office	4/11/2018	18,102	17,030	L+5.00%	L+5.65%	4/11/2023	79%	3
Barrington, NJ	Industrial	5/6/2019	37,600	34,900	L+3.50%	L+4.05%	5/6/2023	79%	3
Houston, TX	Office	6/26/2018	15,200	13,719	L+4.00%	L+4.61%	6/26/2023	69%	3
St. Louis, MO	Office	12/19/2018	29,500	26,971	L+3.25%	L+3.75%	12/19/2023	72%	3
Atlanta, GA	Hotel	12/21/2018	24,000	23,218	L+3.25%	L+3.73%	12/21/2023	62%	3
Rochester, NY	Multifamily	1/22/2019	24,550	24,550	L+3.25%	L+3.86%	1/22/2024	74%	2
Omaha, NE	Retail	6/14/2019	14,500	13,015	L+3.65%	L+4.05%	6/14/2024	77%	3
Yardley, PA	Office	12/19/2019	14,900	14,008	L+3.75%	L+4.48%	12/19/2024	75%	3
Orono, ME	Multifamily	12/20/2019	18,110	17,037	L+3.25%	L+3.89%	12/20/2024	72%	3
Total/weighted average			$260,167	$242,899	L+3.59%	L+4.24%		70%	3

(1)
All in yield includes the amortization of deferred fees.

(2)
Maximum maturity assumes all extension options are exercised, which options are subject to the borrower meeting certain conditions.

(3)
LTV represents the initial loan amount divided by the underwritten in-place value at closing.

As of December 31, 2019, TRMT’s loan portfolio consisted of 12 first mortgage whole loans with an aggregate carrying value of $242,078. Based on TRMT’s internal risk rating policy, 11 of these loans with an aggregate carrying value of $217,616 were assigned a “3” acceptable risk rating and one of these loans with a carrying value of $24,462 was assigned a “2” average risk rating. TRMT did not have any impaired loans, non-accrual loans or loans in maturity default as of December 31, 2019; thus, TRMT did not record a reserve for loan loss.
For further information regarding the risk rating system that TRMT uses in evaluating its loans held for investment, see Note 4 to the Notes to Consolidated Financial Statements and Note 3 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-76 and F-99, respectively, of this joint proxy statement/prospectus.
Financing Activities
Three Months Ended March 31, 2021
The table below is an overview of TRMT’s Master Repurchase Facility, which provided financing for TRMT’s loans held for investment, as of March 31, 2021 and December 31, 2020:
	Maturity Date	Principal Balance	Unused Capacity	Maximum Facility Size	Collateral Principal Balance
March 31, 2021:
Master Repurchase Facility	11/06/2022	$180,751	$32,731	$213,482	$259,390
December 31, 2020:
Master Repurchase Facility	11/06/2022	$201,051	$12,431	$213,482	$281,654
The table below details TRMT’s Master Repurchase Facility activities during the three months ended March 31, 2021:

Total
Balance at December 31, 2020	$200,233
Advancements	3,612
Repayments	(23,912)
Amortization of deferred fees	107
Balance at March 31, 2021	$180,040
As of March 31, 2021, outstanding advancements under TRMT’s Master Repurchase Facility had a weighted average interest rate of LIBOR plus 200 basis points per annum, excluding associated fees and expenses. For further information regarding TRMT’s Master Repurchase Agreement, see Note 4 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on page F-102 of this joint proxy statement/prospectus.
As of March 31, 2021, TRMT had a $180,751 aggregate outstanding principal balance under TRMT’s Master Repurchase Agreement. In light of the impact of the COVID-19 pandemic, TRMT continues to actively engage with Citibank regarding its liquidity position and the status of the loans in its portfolio that are financed under TRMT’s Master Repurchase Facility. TRMT’s Master Repurchase Agreement is structured with risk mitigation mechanisms, including a cash flow sweep, which would allow Citibank to control interest payments from TRMT’s borrowers under TRMT’s loans that are financed under TRMT’s Master Repurchase Facility, and the ability to accelerate dates of repurchase and institute margin calls, which may require TRMT to pay down balances associated with one or more of TRMT’s loans that are financed under TRMT’s Master Repurchase Facility. As of April 23, 2021, TRMT believes it was in compliance with all the covenants and other terms under TRMT’s Master Repurchase Agreement and, to date, Citibank has not utilized any such risk mitigation mechanisms under TRMT’s Master Repurchase Agreement.
TRMT could experience a loss on repurchase transactions under TRMT’s Master Repurchase Agreement if a counterparty to these transactions defaults on its obligation to resell the underlying assets back to TRMT at the end of the transaction term, or if the value of the underlying collateral has declined as of the end of that term or if TRMT defaults on its obligations under the applicable agreement governing any such arrangement.
TRMT’s ability to obtain additional financing advancements under TRMT’s Master Repurchase Facility is contingent upon it making additional advancements to its existing borrowers or its ability to effectively reinvest any additional capital, including any loan repayment proceeds, that it may obtain or receive. However, TRMT cannot be sure that it will be able to obtain additional cost-effective capital or additional financing advancements under TRMT’s Master Repurchase Facility. It may take an extended period for TRMT to reinvest any additional capital it may receive, and any reinvestments TRMT may be able to make may not provide it with similar returns or comparable risks as those of its current investments. See “— Factors Affecting Operating Results — Market Conditions” below for information regarding the impact of the current market conditions on the access of capital for CRE lenders such as TRMT.
Years Ended December 31, 2020 and 2019
The table below is an overview of TRMT’s Master Repurchase Facility, which provided financing for TRMT’s loans held for investment, as of December 31, 2020 and 2019:
	Maturity Date	Principal Balance	Unused Capacity	Maximum Facility Size	Collateral Principal Balance
December 31, 2020:
Master Repurchase Facility	11/06/2022	$201,051	$12,431	$213,482	$281,654
December 31, 2019:
Master Repurchase Facility	11/06/2021	$165,536	$47,946	$213,482	$242,899

The table below details TRMT’s Master Repurchase Facility activities during the year ended December 31, 2020:
Total
Balance at December 31, 2019	$164,694
Advancements	36,873
Repayments	(1,358)
Deferred fees	(451)
Amortization of deferred fees	475
Balance at December 31, 2020	$200,233
As of December 31, 2020, outstanding advancements under TRMT’s Master Repurchase Facility had a weighted average interest rate of LIBOR plus 200 basis points per annum, excluding associated fees and expenses.
As of December 31, 2020, TRMT had a $201,051 aggregate outstanding principal balance under TRMT’s Master Repurchase Agreement. In February 2021, TRMT repaid $23,912 of outstanding balances under TRMT’s Master Repurchase Facility. As of February 22, 2021, TRMT believed it was in compliance with all the covenants and other terms under TRMT’s Master Repurchase Agreement and, to date, Citibank has not utilized any such risk mitigation mechanisms under TRMT’s Master Repurchase Agreement.
Years Ended December 31, 2019 and 2018
On May 21, 2019, TRMT issued and sold 5,000,000 TRMT Common Shares at a price of $5.65 per share in the Offering for total net proceeds of $26,074, after deducting the underwriting discounts and commissions and other expenses. TRA purchased 1,000,000 TRMT Common Shares in the Offering at the public offering price, without the payment of any underwriting discounts. TRMT used the net proceeds of the Offering to repay the approximate $14,220 balance then outstanding under the RMR Credit Agreement and to reduce amounts outstanding under TRMT’s Master Repurchase Facility by approximately $11,900. After repayment of the outstanding balance under the RMR Credit Agreement, the RMR Credit Agreement was terminated.
During the year ended December 31, 2019, TRMT repaid the $31,690 outstanding principal balance, plus accrued interest under the TCB note payable and $22,412 of outstanding principal balances under TRMT’s Master Repurchase Facility with the proceeds from the repayment of two of TRMT’s loans held for investment by the borrowers during the year, and the TCB note payable was terminated in accordance with its terms.
The table below is an overview of TRMT’s Master Repurchase Facility, which provided financing for TRMT’s loans held for investment, as of December 31, 2019 and 2018:
	Initial Maturity Date	Principal Balance	Unused Capacity	Maximum Facility Size	Collateral Principal Balance
December 31, 2019:
Master repurchase facility	11/06/2021	$165,536	$47,946	$213,482	$242,899
December 31, 2018:
Master repurchase facility	11/06/2021	$72,582	$62,418	$135,000	$97,516
Note payable	07/19/2021	$31,690	$600	$32,290	$39,613

The table below details TRMT’s debt activities for the year ended December 31, 2019:
	Master Repurchase Agreement	Note Payable	RMR Credit Agreement	Total
Balance at December 31, 2018	$71,691	$31,485	$—	$103,176
Borrowings	127,266	—	14,220	141,486
Repayments	(34,312)	(31,690)	(14,220)	(80,222)
Deferred Fees	(354)	(5)	—	(359)
Amortization of Deferred Fees	403	210	—	613
Balance at December 31, 2019	$164,694	$—	$—	$164,694
As of December 31, 2019, outstanding borrowings under TRMT’s Master Repurchase Facility had a weighted average interest rate of LIBOR plus 199 basis points per annum, excluding associated fees and expenses.
As of February 18, 2020, TRMT closed two additional loans and TRMT has fully invested the capital available to it. TRMT’s ability to obtain additional financing advancements under TRMT’s Master Repurchase Facility is contingent upon it making additional advances to its existing borrowers or its ability to effectively reinvest any additional capital, including any loan repayment proceeds, that it may obtain or receive. However, TRMT cannot be sure that it will be able to obtain additional capital or additional financing advancements under TRMT’s Master Repurchase Facility. TRMT may take an extended period for it to reinvest any additional capital it may receive, and any reinvestments it may be able to make may not provide it with similar returns or comparable risks as those of its current investments.
For further information regarding TRMT’s Master Repurchase Agreement, see Note 5 to the Notes to Consolidated Financial Statements beginning on page F-79 of this joint proxy statement/prospectus.
Results of Operations
Three Months Ended March 31, 2021 Compared to Three Months Ended March 31, 2020
	Three Months Ended March 31,
	2021	2020	Change	% Change
INCOME FROM INVESTMENTS:
Interest income from investments	$4,486	$4,284	$202	4.7%
Less: interest and related expenses	(1,135)	(1,757)	622	(35.4)%
Income from investments, net	3,351	2,527	824	32.6%
OTHER EXPENSES:
Base management fees	342	—	342	n/m
Management incentive fees	620	—	620	n/m
General and administrative expenses	669	540	129	23.9%
Reimbursement of shared services expenses	138	321	(183)	(57.0)%
Total expenses	1,769	861	908	105.5%
Income before income tax expense	1,582	1,666	(84)	(5.0)%
Income tax expense	(7)	—	(7)	n/m
Net income	$1,575	$1,666	$(91)	(5.4)%
Weighted average common shares outstanding – basic	8,211	8,169	42	0.5%
Weighted average common shares outstanding – diluted	8,239	8,169	70	0.9%
Net income per common share – basic and diluted	$0.19	$0.20	$(0.01)	(5.0)%

n/m — not meaningful
Interest income from investments.    The increase in interest income from investments was primarily the result of additional interest income recognized during the three months ended March 31, 2021 compared to

March 31, 2020 related to two loan investments that were originated in January and February 2020. This increase was partially offset by a decrease in interest income due to an early payoff of a loan investment during February 2021.
Interest and related expenses.    The decrease in interest and related expenses was primarily the result of a decline in LIBOR since March 31, 2020 and the repayment of outstanding balances under TRMT’s Master Repurchase Facility during February 2021.
Base management fees.    TRA waived any base management fees that would otherwise have been due and payable by TRMT under TRMT’s management agreement for the period beginning July 1, 2018 until December 31, 2020. If TRA had not waived these base management fees, TRMT would have recognized $320 of base management fees for the three months ended March 31, 2020.
Management incentive fees.    TRA waived any management incentive fees that would otherwise have been due and payable by TRMT under its management agreement for the period beginning July 1, 2018 until December 31, 2020. If TRA had not waived these management incentive fees, no management incentive fees would have been paid or payable by TRMT for the three months ended March 31, 2020.
General and administrative expenses.    The increase in general and administrative expenses was primarily due to increases in professional fees and insurance costs.
Reimbursement of shared services expenses.    Reimbursement of shared services expenses represents reimbursement of the costs for the services that TRA arranges on TRMT’s behalf from RMR LLC. The decrease in reimbursement of shared services expenses was primarily the result of TRMT’s reduced usage of shared services due to TRMT’s loan portfolio being fully invested through February 2021.
Income tax expense.    Income tax expense represents income taxes paid or payable by TRMT in certain jurisdictions where TRMT is subject to state income taxes.
Net income.    The decrease in net income was due to the changes noted above.
Year Ended December 31, 2020, Compared to Year Ended December 31, 2019
	Year Ended December 31,
	2020	2019	Change	% Change
INCOME FROM INVESTMENTS:
Interest income from investments	$18,030	$15,475	$2,555	16.5%
Less: interest and related expenses	(5,591)	(7,047)	1,456	(20.7)%
Income from investments, net	12,439	8,428	4,011	47.6%
OTHER EXPENSES:
Management fees(1)	—	—	—	—%
General and administrative expenses	2,354	2,130	224	10.5%
Reimbursement of shared services expenses	1,159	1,457	(298)	(20.5)%
Total expenses	3,513	3,587	(74)	(2.1)%
Income before income tax expense	8,926	4,841	4,085	84.4%
Income tax expense	(75)	—	(75)	n/m
Net income	$8,851	$4,841	$4,010	82.8%
Weighted average common shares outstanding – basic and diluted	8,186	6,234	1,952	31.0%
Net income per common share – basic and diluted	$1.07	$0.77	$0.30	39.0%

(1)
TRA agreed to waive any base management and incentive fees otherwise due and payable pursuant to TRMT’s management agreement for the period beginning July 1, 2018 until December 31, 2020. If TRA had not agreed to waive these base management and incentive fees, TRMT would have recognized base management fees of $1,311 and $1,131 for the years ended December 31, 2020 and 2019, respectively, and incentive fees of $467 for the year ended December 31, 2020. No incentive fees would have been recognized for the year ended December 31, 2019.

References to changes in the income and expense categories below relate to the comparison of consolidated results for the year ended December 31, 2020, compared to the year ended December 31, 2019.

Interest income from investments.    The increase in interest income from investments was primarily the result of an increase in interest income earned on the 14 loans included in TRMT’s portfolio at December 31, 2020, as compared to 12 loans included in TRMT’s portfolio at December 31, 2019.
Interest and related expenses.    The decrease in interest and related expenses was primarily a result of a decrease in LIBOR rates during 2020, partially offset by an increase in interest expense related to additional advancements under TRMT’s Master Repurchase Facility.
General and administrative expenses.    The increase in general and administrative expenses is primarily due to increases in professional fees and insurance costs.
Reimbursement of shared services expenses.    Reimbursement of shared services expenses represents reimbursement of the costs for the services that TRA arranges on TRMT’s behalf from RMR LLC. The decrease in reimbursement of shared services expenses was primarily the result of TRMT’s reduced usage of shared services due to TRMT’s loan portfolio being fully invested.
Income tax expense.   Income tax expense reflects state income taxes payable in certain jurisdictions where TRMT is subject to state income taxes.
Net income.    The increase in net income was due to the changes noted above.
Year Ended December 31, 2019, Compared to Year Ended December 31, 2018
	Year Ended December 31,
	2019	2018	Change	% Change
INCOME FROM INVESTMENTS:
Interest income from investments	$15,475	$3,891	$11,584	n/m
Less: interest and related expenses	(7,047)	(1,491)	(5,556)	n/m
Income from investments, net	8,428	2,400	6,028	n/m
OTHER EXPENSES:
Management fees(1)	—	447	(447)	(100.0)%
General and administrative expenses	2,130	2,101	29	1.0%
Reimbursement of shared services expenses	1,457	1,460	(3)	(0.2)%
Total expenses	3,587	4,008	(421)	(11.0)%
Net income (loss)	$4,841	$(1,608)	$6,449	n/m
Weighted average common shares outstanding – basic and diluted	6,234	3,124	3,110	100.0%
Net income (loss) per common share – basic and diluted	$0.77	$(0.51)	$1.29	n/m

(1)
In June 2018, TRA agreed to waive any base management fees otherwise due and payable pursuant to TRMT’s management agreement for the period beginning July 1, 2018 until June 30, 2020. If TRA had not agreed to waive these base management fees, TRMT would have recognized base management fees of $1,131 for the year ended December 31, 2019 and $445 for the period from July 1, 2018 through December 31, 2018 which would have resulted in TRMT’s recognizing $892 of total base management fees for the year ended December 31, 2018 (including the $447 of management fees actually recognized by TRMT during such period).

References to changes in the income and expense categories below relate to the comparison of consolidated results for the year ended December 31, 2019, compared to the year ended December 31, 2018.
Interest income from investments.    The interest income from investments of $15,475 for the 2019 period reflects interest earned on the 12 loans included in TRMT’s loan portfolio. Also contributing to the increase in interest income from investments for the 2019 period was $877 of deferred fees that TRMT recognized on the two loans that were repaid by borrowers during the 2019 period as well as a prepayment premium earned on one of these repaid loans. Interest income from investments of $3,891 for the 2018 period primarily consists of interest earned on the seven loans that were included in TRMT’s loan portfolio during the 2018 period and on the proceeds of TRMT’s IPO and concurrent private placement.

Interest and related expenses.    The increase in interest and related expenses is a result of higher outstanding borrowings under TRMT’s Master Repurchase Facility and the TCB note payable during the 2019 period as compared to the 2018 period. Also contributing to the increase in interest expense for the 2019 period were $157 of deferred fees that TRMT recognized with respect to the prepayment and termination of the TCB note payable as a result of the early repayment of the JFK loan by the borrower.
Management fees.    There were no management fees recognized in 2019 or the period from July 1, 2018 to December 31, 2018 as TRA agreed to waive any base management fee otherwise due and payable pursuant to TRMT’s management agreement for the period beginning July 1, 2018 until June 30, 2020 and agreed that no incentive fee would be paid or payable by TRMT for the 2018 or 2019 calendar years.
General and administrative expenses.    General and administrative expenses primarily include legal and audit fees, insurance, dues and subscriptions, Trustee fees, internal audit costs, share based compensation expense and other professional fees.
Reimbursement of shared services expenses.    Reimbursement of shared services expenses represents reimbursements for the costs TRA incurs on TRMT’s behalf from RMR LLC.
Net income (loss).    The realization of net income for the 2019 period as compared to net loss for the 2018 period is due to the changes noted above.
Non-GAAP Financial Measures
TRMT presents Distributable Earnings (formerly referred to as Core Earnings), which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to net income determined in accordance with GAAP or an indication of TRMT’s cash flows from operations determined in accordance with GAAP, a measure of TRMT’s liquidity or operating performance or an indication of funds available for TRMT’s cash needs. In addition, TRMT’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT’s reported Distributable Earnings may not be comparable to the distributable earnings as reported by other companies.
In order to maintain TRMT’s qualification for taxation as a REIT, it is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. TRMT believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings has been a useful indicator of distributions to TRMT’s shareholders and is a measure that is considered by the TRMT board of trustees when determining the amount of such distributions. TRMT believes that Distributable Earnings provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps TRMT to evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that TRMT believes are not necessarily indicative of its current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by TRMT to TRA under TRMT’s management agreement.
Distributable Earnings
TRMT calculates Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by TRA, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense, if any; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.

Three Months Ended March 31, 2021 and 2020
	Three Months Ended March 31,
	2021	2020
Reconciliation of net income to Distributable Earnings:
Net income	$1,575	$1,666
Management incentive fees	620	—
Non-cash equity compensation expense	51	42
Distributable Earnings	$2,246	$1,708
Weighted average common shares outstanding – basic	8,211	8,169
Weighted average common shares outstanding – diluted	8,239	8,169
Distributable Earnings per common share – basic and diluted	$0.27	$0.21
Distributable Earnings for Years Ended December 31, 2020 and 2019
	Year Ended December 31,
	2020	2019
Reconciliation of net income to Distributable Earnings:
Net income	$8,851	$4,841
Non-cash equity compensation expense	316	344
Distributable Earnings	$9,167	$5,185
Distributable Earnings per common share – basic and diluted(1)	$1.12	$0.83

(1)
Based on weighted average number of shares outstanding for the years ended December 31, 2020 and 2019.

Years Ended December 31, 2019 and 2018
	Year Ended December 31,
	2019	2018
Reconciliation of Net Income (Loss) to Distributable Earnings (Loss):
Net income (loss)	$4,841	$(1,608)
Non-cash equity compensation expense	344	430
Distributable earnings (loss)	$5,185	$(1,178)
Distributable earnings (loss) per share – basic and diluted	$0.83	$(0.38)
Factors Affecting Operating Results
TRMT’s results of its operations are impacted by a number of factors and primarily depend on the interest income from its investments and the financing and other costs associated with its business. TRMT’s operating results are also impacted by general CRE market conditions and unanticipated defaults by its borrowers.
Credit Risk.   TRMT is subject to the credit risk of its borrowers in connection with its investments. TRMT seeks to mitigate this risk by utilizing a comprehensive underwriting, diligence and investment selection process and by ongoing monitoring of its investments. Nevertheless, unanticipated credit losses could occur that could adversely impact TRMT’s operating results.
Changes in Fair Value of TRMT’s Assets.   TRMT generally holds its investments for their contractual terms, unless repaid earlier by the borrower. TRMT evaluates its investments for impairment quarterly. Impairments occur when it is probable that TRMT will not be able to collect all amounts due according to the applicable contractual terms. If TRMT determines that a loan is impaired, it will record an allowance to reduce the carrying value of the loan to an amount that takes into account both the present value of expected future cash flows discounted at the loan’s contractual effective interest rate and the fair value of any available collateral, net of any costs TRMT expects to incur to realize that value.
Although TRMT generally holds investments for their contractual terms or until repaid earlier by the borrower, it may occasionally classify some of its investments as held for sale. Investments held for sale will be carried at the lower of their amortized cost or fair value within loans held for sale on TRMT’s condensed consolidated balance sheets, with changes in fair value recorded through earnings. Fees received from TRMT’s borrowers on any loans held for sale will be recognized as part of the gain or loss on sale. TRMT does not currently expect to hold any of its investments for trading purposes.
Availability of Leverage and Equity.   TRMT uses leverage to make additional investments that may increase its returns. TRMT may not be able to obtain the expected amount of leverage it desires or its cost may exceed its expectation and, consequently, the returns generated from its investments may be reduced. In order to grow TRMT’s loan portfolio, it will need to obtain additional cost-effective capital. However, TRMT’s access to additional cost-effective capital depends on many factors including the price at which its common shares trade relative to their book value. TRMT has experienced and may continue to experience challenges raising equity capital in the future.
Market Conditions.   Prior to the COVID-19 pandemic, CRE transaction volumes were increasing, driving demand for CRE loans, and alternative lenders, like TRMT, had gained market share. The outbreak of the COVID-19 pandemic in the first quarter of 2020 led to a sharp decline in economic activity over the first half of 2020. The closing of non-essential businesses, “shelter-in-place” orders, restrictions on travel, cancellations of events and gatherings and limitations on building occupancies implemented to stop or slow the spread of the virus had a substantial negative impact on the CRE market. Many property owners granted lease forbearance to tenants unable or, in some cases, unwilling to make rent payments which, in turn, increased the number of loan forbearance requests by property owners. In addition, volatility in the capital markets resulted in a substantial widening of credit spreads of commercial mortgage-backed securities, or CMBS, contributing to increased overall borrowing costs for banks and alternative lenders. Further, uncertainty surrounding the depth and duration of the economic downturn has resulted in a severe decline in overall CRE transaction volume, and the financial burdens resulting from margin calls imposed on lenders, as a result of increased borrowing costs and declining collateral values, and many lenders’ shift in focus to manage large volumes of forbearance requests from borrowers has caused new loan originations to significantly decline.
The CRE debt markets began to rebound in the third quarter of 2020. In June 2020, the CMBS loan delinquency rate was near highs experienced in 2010, but has since steadily declined as defaults have been “cured” by borrowers investing additional capital to support their loans or through loan forbearance. With historically low interest rates across much of the world, investors’ appetite for higher returns has resulted in improvement to the CMBS market. CMBS credit spreads have declined such that newly issued AAA rated, investment grade bonds for conservatively underwritten loan pools with high quality collateral are currently expected to trade at credit spreads at or near those seen prior to the COVID-19 pandemic. Lower rated tranches of CMBS bonds continue to trade with wider yields than prior to the COVID-19 pandemic; however, overall volatility has subsided which TRMT expects to positively impact the alternative lending market. In addition, issuance of CRE collateralized loan obligations, or CLOs (financial instruments secured by a pool of loans and used by lenders as a source of funding), has increased while CLO credit spreads have declined, providing additional liquidity to alternative lenders, like TRMT.
The decline in property transaction volume and increased liquidity available to lenders has caused greater competition among lenders to fund new loans. TRMT believes that this increased competition amongst lenders, along with significant declines in the LIBOR and U.S. treasury index rates has benefited borrowers seeking loans to refinance high quality properties, particularly multifamily, industrial, life science or research and development/laboratory properties, that are either stabilized or near stabilization. Alternative lenders, like TRMT, can provide flexible, shorter term financing to borrowers that may not be seeking longer term financing options because of economic uncertainty caused by the COVID-19 pandemic. However, despite the improvement of the securitization markets and the increase in lending activity, TRMT believes challenges remain.

The hospitality and retail sectors are among those that have been most negatively impacted by the economic downturn. It is unclear how consumer and travel habits will be impacted over the long term during and after the COVID-19 pandemic; if consumer and travel activity do not substantially rebound, TRMT believes that this uncertainty will continue to burden these sectors and lenders with significant exposure to these property types will continue to face challenges. It is still unclear how the shift to flexible work-from-home schedules will impact the office sector and demand for office space going forward. As such, lenders will continue to face underwriting challenges with respect to assumptions related to new leasing, tenant renewal probabilities and occupancy rates for office properties, especially assets located in downtown or central business district markets. Multifamily properties are expected to continue to be a preferred asset class by most lenders and investors for the near term due to the stability of cash flows and the liquidity available from government sponsored enterprises, such as Fannie Mae or Freddie Mac; however, it is unclear what the impact of the U.S. Centers for Disease Control and Prevention moratorium on tenant evictions will have on the sector and how rent collections will be impacted. Lastly, industrial properties have performed well throughout the downturn and continue to benefit from the shift in consumers’ behavior to increased levels of e-commerce, which has accelerated during the COVID-19 pandemic.
The longer-term impact of the COVID-19 pandemic is still uncertain. However, TRMT believes that as the U.S. economy improves and returns to a more stable state, there will be significant opportunities for alternative lenders, like TRMT, to provide creative, flexible debt capital for a wide array of circumstances and business plans.
Changes in Market Interest Rates.   With respect to TRMT’s business operations, increases in interest rates, in general, may cause: (a) the interest expense associated with TRMT’s variable rate borrowings, if any, to increase; (b) the value of TRMT’s fixed rate investments, if any, to decline; (c) the coupon rates on TRMT’s variable rate investments, if any, to reset, perhaps on a delayed basis, to higher rates; and (d) it to become more difficult and costly for TRMT’s borrowers, which may negatively impact their ability to repay TRMT’s investments.
Conversely, decreases in interest rates, in general, may cause: (a) the interest expense associated with TRMT’s variable rate borrowings, if any, to decrease; (b) the value of TRMT’s fixed rate investments, if any, to increase; (c) the coupon rates on TRMT’s variable rate investments, if any, to reset, perhaps on a delayed basis, to lower rates; and (d) it to become easier and more affordable for TRMT’s borrowers to refinance, and as a result repay, TRMT’s loans, but may negatively impact TRMT’s future returns if any such repayment proceeds were to be reinvested in lower yielding investments.
The interest income on TRMT’s loans and interest expense on its borrowings float with one month LIBOR. Because TRMT generally leverages approximately 75% of its investments, as LIBOR increases, its income from investments, net of interest and related expenses, will increase. LIBOR decreases are mitigated by interest rate floor provisions in TRMT’s loan agreements with borrowers; therefore, changes to income from investments, net, may not move proportionately with the decrease in LIBOR. Based on TRMT’s loan portfolio at March 31, 2021, LIBOR was 0.11% and would have to exceed the floor established by any of TRMT’s loans, which currently range from 1.50% to 2.50%, to realize an increase in interest income.
LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. On October 30, 2020, TRMT amended TRMT’s Master Repurchase Agreement to, among other things, provide that at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under TRMT’s Master Repurchase Facility, the replacement base rate shall be the secured overnight financing rate, or SOFR, or if SOFR is not available, such other rate as may be determined by Citibank in accordance with the terms of TRMT’s Master Repurchase Agreement. TRMT also currently expects that, as a result of any phase out of LIBOR, the interest rates under TRMT’s loan agreements with borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR.
Size of Loan Portfolio.   The size of TRMT’s loan portfolio, as measured both by the aggregate principal balance and the number of its CRE loans and its other investments, is also an important factor in determining its operating results. Generally, if the size of TRMT’s loan portfolio grows, the amount of interest income TRMT receives would increase and TRMT may achieve certain economies of scale and diversify risk within its loan portfolio. A larger portfolio, however, may result in increased expenses; for example, TRMT may incur additional interest expense or other costs to finance its investments. Also, if the aggregate principal balance of TRMT’s loan portfolio grows but the number of TRMT’s loans or the number of TRMT’s borrowers does not grow, TRMT could face increased risk by reason of the concentration of its investments. At this time, TRMT is focused on managing its current loan portfolio. TRMT believes its growth is limited by its ability to obtain additional cost-effective capital.
Liquidity and Capital Resources
Under the Merger Agreement, TRMT has agreed to conduct its business in all material respects in the ordinary course of business consistent with past practice. The Merger Agreement contains certain operating covenants that could affect TRMT’s liquidity and capital resources, but it does not expect any material changes to its liquidity and capital resources prior to consummation of the Merger or, if applicable, the termination of the Merger Agreement, other than those which may occur in the ordinary course of its business. See Note 1 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on page F-98 of this joint proxy statement/prospectus.
Liquidity is a measure of TRMT’s ability to meet potential cash requirements, including ongoing commitments to fund its lending commitments, repay or meet margin calls resulting from its borrowings, fund and maintain its assets and operations, make distributions to its shareholders and fund other business operating requirements. TRMT requires a significant amount of cash to originate, purchase and invest in its target investments, make additional unfunded loan commitment payments, repay principal and interest on its borrowings, make distributions to its shareholders and fund other business operating requirements. TRMT has been limited in its ability to access cost-effective capital and, as a result, TRMT has limited capital to invest. The long-term impact of the COVID-19 pandemic and its aftermath on financial markets is uncertain. To the extent that impact is significant, negative and sustained for an extended period, TRMT expects that it may continue to be challenged in accessing capital. TRMT’s sources of cash flows include payments of principal, interest and fees it receives on its investments, other cash it may generate from its business and operations and any unused borrowing capacity, including under TRMT’s Master Repurchase Facility or other repurchase agreements or financing arrangements, and may also include bank loans or public or private issuances of debt or equity securities. TRMT believes that these sources of funds will be sufficient to meet its operating and capital expenses and pay its debt service obligations owed and make any distributions to its shareholders for the next 12 months and for the foreseeable future, subject to the duration and severity of the COVID-19 pandemic and economic impact on its borrowers and their ability to fund their debt service obligations owed to TRMT.
Pursuant to TRMT’s Master Repurchase Agreement, TRMT may sell to, and later repurchase from, Citibank floating rate mortgage loans and other related assets, or Citibank Purchased Assets. The initial purchase price paid by Citibank for each Citibank Purchased Assets is up to 75% of the lesser of the market value of the Citibank Purchased Assets or the unpaid principal balance of such Citibank Purchased Assets, subject to Citibank’s approval. Upon the repurchase of a Citibank Purchased Assets, TRMT is required to pay Citibank the outstanding purchase price of the Citibank Purchased Assets, accrued interest and all accrued and unpaid expenses of Citibank relating to such Citibank Purchased Assets. The price differential (or interest rate) relating to a Citibank Purchased Assets is equal to one month LIBOR plus a premium of 200 to 250 basis points, determined by the yield of the Citibank Purchased Assets and the property type of the Citibank Purchased Assets’ real estate collateral. Citibank has the discretion under TRMT’s Master Repurchase Agreement to make advancements at margins higher than 75% and at premiums of less than 200 basis points. If LIBOR is no longer available as a base rate, the replacement base rate shall be SOFR plus a premium of basis points that approximates the existing interest rate as calculated in accordance with LIBOR.
As of December 31, 2019, the maximum amount available for advancement under TRMT’s Master Repurchase Facility was $213,482 and the weighted average interest rate for borrowings under TRMT’s Master Repurchased Facility was 4.26%. TRMT’s Master Repurchase Facility was scheduled to expire on November 6, 2021. On October 30, 2020, TRMT amended TRMT’s Master Repurchase Agreement to, among other things, extend the expiration date of its Master Repurchase Facility by one year to November 6, 2022, subject to early termination as provided for in TRMT’s Master Repurchase Agreement. As of

December 31, 2020, the maximum amount available for advancement under TRMT’s Master Repurchase Facility was $213,482, of which TRMT had a $201,051 aggregate outstanding principal balance, and the weighted average interest rate of advancements under TRMT’s Master Repurchase Facility was 2.55% for the year ended December 31, 2020. As of March 31, 2021, the maximum amount available for advancement under TRMT’s Master Repurchase Facility was $213,482, of which TRMT had a $180,751 aggregate outstanding principal balance, and the weighted average interest rate of advancements under TRMT’s Master Repurchase Facility was 2.12% for the three months ended March 31, 2021. TRMT’s Master Repurchase Facility is scheduled to expire on November 6, 2022.
For further information regarding TRMT’s Master Repurchase Facility, see Note 5 to the Notes to Consolidated Financial Statements and Note 4 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-79 and F-102, respectively, of this joint proxy statement/prospectus.
Three Months Ended March 31, 2021 and 2020
The following is a summary of TRMT’s sources and uses of cash flows for the periods presented (dollars in thousands):
	Three Months Ended March 31,
	2021	2020
Cash, cash equivalents and restricted cash at beginning of period	$10,521	$8,875
Net cash provided by (used in):
Operating activities	2,436	1,308
Investing activities	22,634	(28,914)
Financing activities	(24,701)	28,938
Cash, cash equivalents and restricted cash at end of period	$10,890	$10,207
The increase in cash provided by operating activities was primarily the result of favorable changes in working capital for the three months ended March 31, 2021, partially offset by a decrease in net income compared to the three months ended March 31, 2020. The increase in cash provided by investing activities was primarily due to the early payoff of a loan investment and a decrease in TRMT’s loan origination activity during the three months ended March 31, 2021, partially offset by additional fundings on loans in TRMT’s portfolio. The increase in cash used in financing activities was primarily due to the repayment of outstanding balances under TRMT’s Master Repurchase Facility and the payment of a one-time cash distribution to TRMT’s common shareholders to satisfy TRMT’s 2020 REIT distribution requirements during the three months ended March 31, 2021.
TRMT’s ability to obtain additional financing advancements under TRMT’s Master Repurchase Facility is contingent upon it making additional fundings to its existing borrowers or its ability to effectively reinvest any additional capital, including any loan repayment proceeds, that TRMT may obtain or receive. However, TRMT cannot be sure that it will be able to obtain additional cost-effective capital or additional financing advancements under TRMT’s Master Repurchase Facility. It may take an extended period for TRMT to reinvest any additional capital it may receive, and any reinvestments it may be able to make may not provide it with similar returns or comparable risks as those of its current investments.

Years Ended December 31, 2020 and 2019
The following is a summary of TRMT’s sources and uses of cash flows for the periods presented (dollars in thousands):
	Year Ended December 31,
	2020	2019	Change	% Change
Cash, cash equivalents and restricted cash at beginning of period	$8,875	$27,335	$(18,460)	(67.5)%
Net cash provided by (used in):
Operating activities	6,019	3,727	2,292	61.5%
Investing activities	(37,353)	(104,460)	67,107	(64.2)%
Financing activities	32,980	82,273	(49,293)	(59.9)%
Cash, cash equivalents and restricted cash at end of period	$10,521	$8,875	$1,646	18.5%
The increase in cash provided by operating activities was primarily the result of an increase in net income and favorable changes in working capital. The decrease in cash used in investing activities was primarily due to a decrease in TRMT’s loan origination activity in 2020 resulting from TRMT’s capital becoming fully committed in the first quarter of 2020, partially offset by loan principal repayments in the 2019 period related to the prepayment of two of TRMT’s loans held for investment. The decrease in cash provided by financing activities was primarily due to a decrease in advancements under TRMT’s Master Repurchase Facility due to a decrease in loan origination activity in 2020, partially offset by repayment activity in the 2019 period. During 2019, TRMT used the net proceeds from a public offering of its common shares to repay the outstanding balance under a prior credit agreement with TRA and outstanding advancements under TRMT’s Master Repurchase Facility. Also during 2019, TRMT used proceeds from the prepayment of two of its loans held for investment to repay the outstanding balance under a note payable associated with one of those loans and associated outstanding balances under TRMT’s Master Repurchase Facility.
TRMT’s ability to obtain additional financing advancements under TRMT’s Master Repurchase Facility is contingent upon it making additional fundings to its existing borrowers or its ability to effectively reinvest any additional capital, including any loan repayment proceeds, that it may obtain or receive. However, TRMT cannot be sure that it will be able to obtain additional cost-effective capital or additional financing advancements under TRMT’s Master Repurchase Facility. It may take an extended period for TRMT to reinvest any additional capital it may receive, and any reinvestments it may be able to make may not provide it with similar returns or comparable risks as those of its current investments.
Years Ended December 31, 2019 and 2018
Cash Provided by (Used in) Operating Activities.    During the year ended December 31, 2019, TRMT’s cash provided by operating activities of $3,727 was primarily due to its net income for the year, partially offset by unfavorable changes in working capital primarily due to non-cash amortization of deferred fees, interest income accrued and not yet received and expenses paid during the year but accrued in previous years.
During the year ended December 31, 2018, TRMT’s cash used in operating activities of $1,649 was primarily due to its net loss for the year and unfavorable changes in working capital, partially offset by share based compensation and amortization of TRMT’s deferred financing fees.
Cash Used in Investing Activities.    During the year ended December 31, 2019, TRMT’s cash used in investing activities consisted of $149,802 of loan originations, net of deferred fees, and $8,268 of additional fundings on its loans held for investment, partially offset by loan principal repayments of $53,610 related to the prepayment of two of TRMT’s loans held for investment.
During the year ended December 31, 2018, TRMT’s cash used in investing activities consisted of $135,548 of loan originations, net of deferred fees received on its loans held for investment.

Cash Provided by Financing Activities.    During the year ended December 31, 2019, TRMT’s cash provided by financing activities consisted primarily of $127,266 of advancements under TRMT’s Master Repurchase Facility, $14,220 of borrowings under the RMR Credit Agreement and $26,074 of net proceeds from the issuance and sale of its common shares in the Offering. TRMT used the Offering proceeds to repay the approximate $14,220 outstanding under the RMR Credit Agreement and to reduce amounts outstanding under its Master Repurchase Facility by approximately $11,900. Proceeds from the prepayment of two of TRMT’s loans held for investment were used to repay approximately $31,690 of borrowings outstanding under the TCB note payable and $22,412 of borrowings outstanding under TRMT’s Master Repurchase Facility.
During the year ended December 31, 2018, TRMT’s cash provided by financing activities consisted primarily of $72,582 of advancements under TRMT’s Master Repurchase Agreement and $31,690 of borrowings under TRMT’s note payable, partially offset by $1,378 of deferred financing cost payments.
As of February 18, 2020, TRMT closed two additional loans and has fully invested the capital available to it. TRMT’s ability to obtain additional financing advancements under TRMT’s Master Repurchase Facility is contingent upon it making additional advances to its existing borrowers or its ability to effectively reinvest any additional capital, including any loan repayment proceeds, that TRMT may obtain or receive. However, TRMT cannot be sure that it will be able to obtain additional capital or additional financing advancements under TRMT’s Master Repurchase Facility. It may take an extended period for TRMT to reinvest any additional capital it may receive, and any reinvestments it may be able to make may not provide it with similar returns or comparable risks as those of its current investments.
Distributions
Three months ended March 31, 2021
During the three months ended March 31, 2021, TRMT declared and paid a distribution to its common shareholders aggregating $4,401, or $0.53 per common share, using cash on hand. For further information regarding distributions, see Note 7 to the Notes to Consolidated Financial Statements and Note 6 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-83 and F-103, respectively, of this joint proxy statement/prospectus.
On April 15, 2021, TRMT declared a quarterly distribution of $0.10 per common share, or approximately $831, to shareholders of record as of April 26, 2021. TRMT paid this distribution on May 20, 2021.
Year ended December 31, 2020
During the year ended December 31, 2020, TRMT declared and paid quarterly distributions to its common shareholders aggregating $2,060, or $0.25 per common share, using cash on hand.
In order to preserve TRMT’s near term capital due to the economic downturn and uncertainty as to future economic conditions as a result of the COVID-19 pandemic, beginning in the first quarter of 2020, TRMT reduced its quarterly distribution rate payable to its common shareholders to $0.01 per share. However, TRMT declared in December 2020 and paid in January 2021 a one-time cash distribution as required to satisfy TRMT’s distribution requirements as a REIT, using cash on hand. The year-end distribution of $4,401, or $0.53 per common share, allowed TRMT to meet the requirement to pay out at least 90% of its REIT taxable income for 2020.
Year ended December 31, 2019
During the year ended December 31, 2019, TRMT paid regular quarterly distributions to its shareholders aggregating $4,667, or $0.77 per share, using cash on hand.

Contractual Obligations and Commitments
Three Months Ended March 31, 2021
TRMT’s contractual obligations and commitments as of March 31, 2021 were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Unfunded loan commitments(1)	$8,989	$5,214	$3,775	$—	$—
Principal payments on Master Repurchase Facility(2)	180,751	110,122	70,629	—	—
Interest payments(3)	3,552	2,963	589	—	—
	$193,292	$118,299	$74,993	$—	$—

(1)
The allocation of TRMT’s unfunded loan commitments is based on the current loan maturity date to which the individual commitments relate.

(2)
The allocation of outstanding advancements under TRMT’s Master Repurchase Facility is based on the current maturity date of each loan investment with respect to which the individual borrowing relates.

(3)
Projected interest payments are attributable only to TRMT’s debt service obligations at existing rates as of March 31, 2021 and are not intended to estimate future interest costs which may result from debt prepayments, additional borrowings, new debt issuances or changes in interest rates.

Year Ended December 31, 2020
TRMT’s contractual obligations and commitments as of December 31, 2020 were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Unfunded loan commitments(1)	$12,236	$4,226	$8,010	$—	$—
Principal payments on Master Repurchase Facility(2)	201,051	98,529	102,522	—	—
Interest payments(3)	4,895	3,812	1,083	—	—
	$218,182	$106,567	$111,615	$—	$—

(1)
The allocation of TRMT’s unfunded loan commitments is based on the current loan maturity date to which the individual commitments relate.

(2)
The allocation of outstanding advancements under TRMT’s Master Repurchase Facility is based on the current maturity date of each loan investment with respect to which the individual borrowing relates.

(3)
Projected interest payments are attributable only to TRMT’s debt service obligations at existing rates as of December 31, 2020 and are not intended to estimate future interest costs which may result from debt prepayments, additional borrowings, new debt issuances or changes in interest rates.

Year Ended December 31, 2019
TRMT’s contractual obligations and commitments as of December 31, 2019 were as follows:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Unfunded loan commitments(1)	$17,268	$4,293	$12,975	$—	$—
Principal payments on Master Repurchase Agreement(2)	165,536	26,395	139,141	—	—
Interest expense(3)	10,144	6,205	3,939	—	—
Total	$192,948	$36,893	$156,055	$—	$—

(1)
The allocation of TRMT’s unfunded loan commitments is based on the current loan maturity date to which the commitments relate.

(2)
The allocation of outstanding borrowings under TRMT’s Master Repurchase Agreement is based on the current maturity date of each loan investment with respect to which the individual borrowing relates.

(3)
Projected interest expense is attributable to only TRMT’s debt obligations at existing rates as of December 31, 2019 and is not intended to estimate future interest costs which may result from debt prepayments, additional borrowings, new debt issuances or changes in interest rates.

Off-Balance Sheet Arrangements
As of March 31, 2021, December 31, 2020 and December 31, 2019, TRMT had no off-balance sheet arrangements that have had or that TRMT expects would be reasonably likely to have a material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Debt Covenants
TRMT’s principal debt obligations at March 31, 2021 were the outstanding balances under TRMT’s Master Repurchase Facility. TRMT’s Master Repurchase Agreement provides for acceleration of the date of repurchase of any then purchased assets and Citibank’s liquidation of the purchased assets upon the occurrence and continuation of certain events of default, including a change of control of TRMT, which includes TRA ceasing to act as TRMT’s sole manager or to be a wholly owned subsidiary of RMR LLC. TRMT’s Master Repurchase Agreement also provides that upon the repurchase of any then purchased asset, TRMT is required to pay Citibank the outstanding purchase price of such purchased asset and accrued interest and any and all accrued and unpaid expenses of Citibank relating to such purchased asset.
In connection with TRMT’s Master Repurchase Agreement, TRMT entered into a guaranty, or the TRMT Guaranty, which requires TRMT to guarantee 25% of its subsidiary’s prompt and complete payment of the purchase price, purchase price differential and any costs and expenses of Citibank related to TRMT’s Master Repurchase Agreement. The TRMT Guaranty also requires TRMT to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity, a total indebtedness to tangible net worth ratio and a minimum interest coverage ratio.
As of March 31, 2021, December 31, 2020 and December 31, 2019, TRMT had a $180,751, $201,051 and $165,536, respectively, aggregate outstanding principal balance under TRMT’s Master Repurchase Facility. In light of the impact of the COVID-19 pandemic, TRMT continues to actively engage with Citibank regarding its liquidity position and the status of the loans in its portfolio that are financed under TRMT’s Master Repurchase Facility. TRMT’s Master Repurchase Agreement is structured with risk mitigation mechanisms, including a cash flow sweep, which would allow Citibank to control interest payments from TRMT’s borrowers under TRMT’s loans that are financed under TRMT’s Master Repurchase Facility, and the ability to accelerate dates of repurchase and institute margin calls, which may require TRMT to pay down balances associated with one or more of TRMT’s loans that are financed under TRMT’s Master Repurchase Facility. As of March 31, 2021, TRMT believes it was in compliance with all the covenants and other terms under TRMT’s Master Repurchase Agreement and, to date, Citibank has not utilized any such risk mitigation mechanisms under TRMT’s Master Repurchase Agreement.

Related Person Transactions
TRMT has relationships and historical and continuing transactions with TRA, RMR LLC, RMR Inc. and others related to them. For example, as noted earlier in this joint proxy statement/prospectus, TRMT entered into the Merger Agreement with RMRM pursuant to which TRMT has agreed, on the terms and subject to the conditions set forth therein, to consummate the Merger and the Other Transactions, subject to the satisfaction or waiver of certain conditions. For further information about these and other such relationships and related person transactions, see Note 9 to the Notes to Consolidated Financial Statements and Note 8 to the Notes to Unaudited Condensed Consolidated Financial Statements beginning on pages F-88 and F-105, respectively, of this joint proxy statement/prospectus. TRMT may engage in additional transactions with related persons, including businesses to which RMR LLC or its subsidiaries provide management services.
Critical Accounting Policies
TRMT’s consolidated financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment regarding future events and other uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that apply to TRMT’s operations. TRMT’s most critical accounting policies involve decisions and assessments that could affect TRMT’s reported assets and liabilities, as well as TRMT’s reported revenues and expenses. TRMT believes that its decisions and assessments upon which its consolidated financial statements are based are reasonable, based upon information available to TRMT. TRMT’s critical accounting policies and accounting estimates may be changed over time as its strategies change or as it expands its business. Those accounting policies and estimates that are most critical to an investor’s understanding of TRMT’s financial results and condition and require complex management judgment are discussed below.
Revenue Recognition.    Interest income related to TRMT’s CRE mortgage loans is generally accrued based on the coupon rates applied to the outstanding principal balance of such loans. Fees, premiums and discounts, if any, are amortized or accreted into interest income over the remaining lives of the loans using the effective interest method, as adjusted for any prepayments.
If a loan’s interest or principal payments are not paid when due and there is uncertainty that such payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in TRMT’s judgment, a loan is likely to remain current, it may be re-categorized as accrual.
For loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (non-accretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected from such loans generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recorded as impairment.
Loans Held For Investment.    Generally, TRMT’s loans are classified as held for investment based upon TRMT’s intent and ability to hold them until maturity. Loans that are held for investment are carried at cost, net of unamortized loan origination and accreted exit fees that are required to be recognized in the carrying value of the loans in accordance with GAAP, unless the loans are deemed to be impaired. Loans that TRMT has a plan to sell or liquidate are held at the lower of cost or fair value less cost to sell.
TRMT evaluates each of its loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. Factors considered in these evaluations include, but are not limited to, property type, geographic and local market dynamics, physical condition, leasing and tenant profile, projected cash flow, risk of loss, current LTV, debt yield, collateral performance, structure, exit plan and sponsorship. Loans are rated “1” (less risk) through “5” (greater risk) as defined below:
“1” lower risk — Criteria reflects a sponsor having a strong financial condition and low credit risk and TRMT’s evaluation of management’s experience; collateral performance exceeding performance metrics included in the business plan or credit underwriting; and the property demonstrating stabilized occupancy and/or market rates, resulting in strong current cash flow and net operating income and/or having a very low LTV.
“2” average risk — Criteria reflects a sponsor having a stable financial condition and TRMT’s evaluation of management’s experience; collateral performance meeting or exceeding substantially all performance metrics included in the business plan or credit underwriting; and the property demonstrating improved occupancy at market rents, resulting in sufficient current cash flow and/or having a low LTV.
“3” acceptable risk — Criteria reflects a sponsor having a history of repaying loans at maturity and meeting its credit obligations and TRMT’s evaluation of management’s experience; collateral performance expected to meet performance metrics included in the business plan or credit underwriting; and the property having a moderate LTV. New loans and loans with a limited history will typically be assigned this rating and will be adjusted to other levels from time to time as appropriate.
“4” higher risk — Criteria reflects a sponsor having a history of unresolved missed or late payments, maturity extensions and difficulty timely fulfilling its credit obligations and TRMT’s evaluation of management’s experience; collateral performance failing to meet the business plan or credit underwriting; the existence of a risk of default possibly leading to a loss and/or potential weaknesses that deserve management’s attention; and the property having a high LTV.
“5” impaired/loss likely — Criteria reflects a very high risk of realizing a principal loss or having incurred a principal loss; a sponsor having a history of default payments, trouble fulfilling its credit obligations, deeds in lieu of foreclosures, and/or bankruptcies; collateral performance is significantly worse than performance metrics included in the business plan; loan covenants or performance milestones having been breached or not attained; timely exit via sale or refinancing being uncertain; and the property having a very high LTV.
Impairment occurs when it is deemed probable that TRMT will not be able to collect all amounts due under a loan according to its contractual terms. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate and the fair value of any available collateral, net of any costs TRMT expects to incur to realize that value. The determination of whether loans are impaired involves judgments and assumptions based on objective and subjective factors. Consideration will be given to various factors, such as business plans, property occupancies, tenant profiles, rental rates, operating expenses and borrowers’ repayment plans, among others, and will require significant judgments, including assumptions regarding the values of loans, the values of underlying collateral and other circumstances, such as guarantees, if any. Upon measurement of an impairment, TRMT will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income in its consolidated statements of operations.
TRMT is an “emerging growth company” as defined in the JOBS Act. Pursuant to the JOBS Act, TRMT has elected to delay the adoption of new or revised financial accounting standards, and, as a result, TRMT may not comply with new or revised accounting standards on relevant dates on which adoption of such standards is required for publicly owned companies that are not emerging growth companies.
Impact of Inflation
During the past several years there has been low inflation in the U.S. economy. If inflation accelerates, TRMT believes it may have both positive and negative impacts upon its business. A positive impact of inflation on TRMT’s business may be to increase the value of collateral for any existing loans, making the refinancing and repayment of principal easier for borrowers and reducing TRMT’s risk of borrower defaults. A negative impact of inflation on TRMT’s business may be to cause interest rates to rise, reducing the market value of any fixed rate loans TRMT holds. A rise in interest rates may also make it more difficult for TRMT’s borrowers to refinance loans in order to pay their obligations to TRMT. Because all of TRMT’s investments require interest at floating rates and because TRMT does not currently anticipate that there will be excessive inflation in the U.S. economy, TRMT does not expect inflation to have a material impact upon its business for the reasonably foreseeable future.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF RMRM
The following tables set forth certain information with respect to the beneficial ownership of RMRM Common Shares as of the close of business on July 20, 2021 (except as noted in the footnotes below), by: each current trustee on the RMRM board of trustees; each Trustee nominee to be appointed to the RMRM board of trustees, to be effective as of the Effective Time; each named executive officer appearing in RMRM’s Definitive Proxy Statement on Schedule 14A for RMRM’s 2021 annual meeting of shareholders filed with the SEC on March 24, 2021; all current members of the RMRM board of trustees, Trustee nominees and executive officers as a group; and any person who is known by RMRM to beneficially own more than 5% of the issued and outstanding RMRM Common Shares based on RMRM’s review of the reports regarding ownership of RMRM Common Shares filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act. Unless otherwise noted, to RMRM’s knowledge, voting power and investment power in the RMRM Common Shares are exercisable solely by the named person. Except as otherwise indicated, all information listed below is as of July 20, 2021.
Security Ownership of RMRM’s Trustees, Trustee Nominees and Executive Officers
Name of Beneficial Owner(1)	Number of RMRM Common Shares Beneficially Owned(2)	Percent of Class(3)
Adam D. Portnoy	240,543(4)	2.4%
John L. Harrington	12,230	Less than 1%
Jeffrey P. Somers	4,441	Less than 1%
Barbara D. Gilmore	3,000	Less than 1%
Matthew P. Jordan	3,000	Less than 1%
Fernando Diaz(5)	2,122.64	Less than 1%
Joseph L. Morea	753	Less than 1%
William A. Lamkin	0	—
Thomas J. Lorenzini	0	—
G. Douglas Lanois	0	—
All Trustees, trustee nominees and current executive officers as a group (nine persons)	263,967	2.6%

(1)
Unless otherwise indicated, the principal business address of each person named in the table is c/o RMR Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to RMRM by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all RMRM Common Shares shown as beneficially owned by them, subject to community property laws.

(3)
As of July 20, 2021, there were 10,217,008.548 RMRM Common Shares issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(4)
Includes 165,460 RMRM Common Shares owned directly by Adam Portnoy and an additional 75,083 RMRM Common Shares directly owned by ABP Trust. ABP Trust is the direct record and beneficial owner of 75,083 RMRM Common Shares. Adam Portnoy, in his capacity as the sole trustee and controlling shareholder of ABP Trust, may also be deemed to beneficially own (and have shared voting and dispositive power over) the common shares beneficially owned by ABP Trust.

(5)
In connection with the Business Change, Mr. Diaz resigned from RMRM effective January 5, 2021.

Security Ownership of Principal Shareholders
Name of Beneficial Owner	Number of RMRM Common Shares Beneficially Owned(1)	Percent of Class(2)
Diane Portnoy 442 Main Street Malden, MA 02148	882,407(3)	8.6%

(1)
Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to RMRM by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all RMRM Common Shares shown as beneficially owned by them, subject to community property laws.

(2)
As of July 20, 2021, there were 10,217,008.548 RMRM Common Shares issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(3)
Based on a Schedule 13G filed with the SEC on April 5, 2018.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF TRMT
The following tables set forth certain information with respect to the beneficial ownership of TRMT Common Share as of the close of business on July 20 , 2021 (except as noted in the footnotes below), by: each current trustee on the TRMT board of trustees; each named executive officer appearing in TRMT’s Definitive Proxy Statement on Schedule 14A for TRMT’s 2021 annual meeting of shareholders filed with the SEC on March 25, 2021; all current members of the TRMT board of trustees and executive officers as a group; and any person who is known by TRMT to beneficially own more than 5% of the issued and outstanding TRMT Common Shares based on TRMT’s review of the reports regarding ownership of TRMT Common Shares filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act.
Security Ownership of TRMT’s Trustees and Executive Officers
Name of Beneficial Owner(1)	Number of TRMT Common Shares Beneficially Owned(2)	Percent of Class(3)
Adam D. Portnoy	1,613,600(4)	19.4%
David M. Blackman(5)	21,007	Less than 1%
Joseph L. Morea	23,500	Less than 1%
G. Douglas Lanois	19,341	Less than 1%
Matthew P. Jordan	17,717	Less than 1%
John L. Harrington	13,500(6)	Less than 1%
William A. Lamkin	6,000(7)	Less than 1%
Thomas J. Lorenzini	2,136.67	Less than 1%
All Trustees and current executive officers as a group (seven persons)	1,695,794.67	20.4%

(1)
Unless otherwise indicated, the principal business address of each person named in the table is c/o Tremont Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to TRMT by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all TRMT Common Shares shown as beneficially owned by them, subject to community property laws.

(3)
On July 20 , 2021, there were 8,312,322 TRMT Common Shares issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(4)
Includes 1,600,100 TRMT Common Shares owned by TRA. Voting and investment power with respect to TRMT Common Shares owned by TRA may be deemed to be shared with Adam D. Portnoy as the sole trustee, president and controlling shareholder of ABP Trust.

(5)
Mr. Blackman resigned as a managing trustee of TRMT and as TRMT’s President and Chief Executive Officer, effective December 31, 2020.

(6)
Includes 13,500 TRMT Common Shares owned by the John L. Harrington Revocable Trust dated February 23, 2000. Mr. Harrington may be deemed to hold voting and investment power as a trustee and beneficiary of the John L. Harrington Revocable Trust dated February 23, 2000.

(7)
Includes 6,000 TRMT Common Shares owned by Janet W. Lamkin and William A. Lamkin, Trustees U/T/D 9-28-18. Mr. Lamkin may be deemed to hold voting and investment power as a trustee and beneficiary of Janet W. Lamkin and William A. Lamkin, Trustees U/T/D 9-28-18.

Security Ownership of Principal Shareholders
Name of Beneficial Owner	Number of RMRM Common Shares Beneficially Owned(1)	Percent of Class(2)
Tremont Realty Advisors LLC, The RMR Group Inc., The RMR Group LLC, ABP Trust and Adam D. Portnoy Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458	1,613,600(3)	19.4%

(1)
Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to TRMT by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all TRMT Common Shares shown as beneficially owned by them, subject to community property laws.

(2)
On July 20 , 2021, there were 8,312,322 TRMT Common Shares issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(3)
Based on a Schedule 13D/A filed with the SEC on April 29, 2021 and the Form 4 filed by Mr. Adam D. Portnoy on May 28, 2021. TRA directly owns and has shared voting and dispositive power over 1,600,100 TRMT Common Shares. Voting and investment power with respect to Common Shares owned by TRA may be deemed to be shared by RMR LLC, RMR Inc., ABP Trust and Adam D. Portnoy as controlling shareholder of RMR Inc. TRA is a direct wholly owned subsidiary of RMR LLC, which is the majority owned operating subsidiary of RMR Inc. None of RMR LLC, RMR Inc. or ABP Trust directly owns any Common Shares. Adam D. Portnoy directly owns and has sole voting and dipositive power over 13,500 TRMT Common Shares and beneficially owns and has shared voting and dispositive power over 1,600,100 TRMT Common Shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RMRM Related Party Transactions
Relationships with TRA, RMR LLC and Others Related to Them.   RMRM has relationships and historical and continuing transactions with TRA, RMR LLC, RMR Inc. and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also RMRM’s Trustees or officers. TRA is a subsidiary of RMR LLC, which is the majority owned operating subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. RMR LLC provides certain shared services to TRA that are applicable to RMRM, and RMRM reimburses TRA for the amounts it pays for those services. One of RMRM’s managing trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of TRA, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC.
On January 5, 2021, the SEC issued an order pursuant to Section 8(f) of the 1940 Act, declaring that RMRM has ceased to be an investment company under the 1940 Act. The issuance of that order enabled RMRM to proceed with full implementation of the Business Change. In connection with the Business Change, the RMRM board of trustees appointed Thomas J. Lorenzini as its President and G. Douglas Lanois as its Chief Financial Officer and Treasurer. Mr. Lorenzini and Mr. Lanois succeeded Fernando Diaz and Brian E. Donley, respectively, who each resigned from RMRM, effective January 5, 2021. In addition, on January 5, 2021, Jennifer B. Clark resigned as a managing trustee, and the RMRM board of trustees elected Matthew P. Jordan as successor managing trustee to fill the vacancy created by Ms. Clark’s resignation. Also effective January 1, 2021, Mr. Jordan was appointed as a director and the president and chief executive officer of TRA. Mr. Jordan is an officer of RMR Inc., he and Messrs. Lorenzini and Lanois are officers of RMR LLC and Messrs. Lorenzini and Lanois are also officers of TRA. In addition, each of RMRM’s other officers is also an officer and/or employee of TRA or RMR LLC.
RMRM’s independent trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy serves as the chair of the boards of trustees and boards of directors of several of these public companies and as a managing director or managing trustee of all of these companies and other officers of RMR LLC, including Mr. Jordan and certain of RMRM’s other officers and officers of TRA, serve as managing trustees, managing directors or officers of certain of these companies.
RMRM’s Manager, TRA.   In connection with the Business Change, RMRM and RMR Advisors terminated their investment advisory agreement, and RMRM entered into a new management agreement with TRA, effective January 5, 2021. TRA also provides management services to TRMT. Each of RMRM’s managing trustees and executive officers is also a director or officer of TRA and of RMR LLC. RMRM has no employees. The personnel and various services RMRM requires to operate its business are provided to RMRM by TRA pursuant to the management agreement between RMRM and TRA, which provides for the day-to-day management of RMRM’s operations by TRA, subject to the oversight and direction of the RMRM board of trustees.
On April 26, 2021, RMRM and TRMT entered into the Merger Agreement, pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions thereof, TRMT agreed to merge with and into RMRM, with RMRM continuing as the surviving entity in the Merger. Contemporaneously with the execution of the Merger Agreement, RMRM, TRMT and TRA entered into the TRA Letter Agreement. For further information about the TRA Letter Agreement, see “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
Fees and Expense Reimbursements.   Under RMRM’s previous investment advisory agreement with RMR Advisors, RMR Advisors provided RMRM with a continuous investment program, made day-to-day investment decisions and generally managed RMRM’s business affairs in accordance with its investment objectives and policies. This agreement was terminated on January 5, 2021, in connection with the Business Change. Pursuant to this agreement, RMR Advisors was compensated at an annual rate of 0.85% of RMRM’s average daily managed assets. Managed assets meant RMRM’s total assets less liabilities other than any indebtedness entered into for purposes of leverage. RMRM incurred advisory fees of approximately $2.4 million for the year ended December 31, 2020 and approximately $2.9 million for the year ended December 31, 2019. For the period from January 1, 2021, to January 5, 2021, RMRM incurred advisory fees of $22,000.
Under the currently effective management agreement, RMRM is responsible to pay TRA the following fees:
•
Base Management Fee.   RMRM is required to pay TRA an annual base management fee equal to 1.5% of its “Equity,” as defined below, payable in cash quarterly (0.375% per quarter) in arrears. Under RMRM’s management agreement, “Equity” means (a) the sum of (i) RMRM’s net asset value as of the “Effective Date”, plus (ii) the net proceeds received by RMRM from any future sale or issuance of shares of beneficial interest, plus (iii) RMRM’s cumulative Distributable Earnings, as defined below, for the period commencing on the “Effective Date” to the end of the applicable most recent completed calendar quarter, less (b) (i) any distributions previously paid to holders of RMRM Common Shares, (ii) any incentive fee previously paid to TRA and (iii) any amount that RMRM may have paid to repurchase RMRM Common Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis. RMRM recognized base management fees of $715,000 for the three months ended March 31, 2021.

•
Incentive Fee.   Starting in the calendar quarter ending March 31, 2021, RMRM is required to pay TRA quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) RMRM’s Distributable Earnings (as defined in the management agreement) for the most recent 12-month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) RMRM’s Equity in the most recent 12-month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to TRA with respect to the first three calendar quarters of the most recent 12-month period (or such lesser number of completed calendar quarters, if applicable). Pursuant to the terms of RMRM’s management agreement, no management incentive fees are payable until the first full quarter following the effective date of the management agreement. No incentive fee shall be payable with respect to any calendar quarter unless Distributable Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters, if applicable) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to TRA under RMRM’s management agreement, “Distributable Earnings” is defined as net income (or loss) attributable to RMRM’s common shareholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by TRA; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussion between TRA and RMRM’s independent trustees and approved by a majority of RMRM’s independent trustees. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Pursuant to the terms of RMRM’s management agreement, the exclusion of depreciation and amortization from the calculation of Distributable Earnings shall only apply to owned real estate. RMRM’s shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in “Equity” for the purpose of calculating incentive fees payable to TRA. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Distributable Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Distributable Earnings. Equity and Distributable Earnings as defined in RMRM’s management agreement are non-GAAP financial measures and may be different than RMRM’s shareholders’ equity and RMRM’s net income calculated according to GAAP.

Term and Termination.   The initial term of RMRM’s management agreement ends on December 31, 2023, and the agreement will automatically renew for successive one year terms beginning January 1, 2024, and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of RMRM’s independent trustees based upon a determination that: (a) TRA’s performance is unsatisfactory and materially detrimental to RMRM or (b) the base management fee and incentive fee, taken as a whole, payable to TRA under RMRM’s management agreement are not fair to RMRM (provided that, in the instance of (b), TRA will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). RMRM’s management agreement may be terminated by TRA before each annual renewal upon written notice delivered to the RMRM board of trustees no later than 180 days prior to an annual renewal date. RMRM may also terminate RMRM’s management agreement at any time without the payment of any termination fee, with at least 30 days’ prior written notice from RMRM upon the occurrence of a “cause event,” as defined in the management agreement. TRA may terminate RMRM’s management agreement in certain other circumstances, including if RMRM becomes required to register as an investment company under the 1940 Act for RMRM’s uncured “material breach,” as defined in the management agreement, RMRM materially reduces TRA’s duties and responsibilities or scope of its authority under the management agreement or RMRM ceases or take steps to cease to conduct the business of originating or investing in CRE loans.
Termination Fee.   In the event RMRM’s management agreement is terminated by RMRM without a cause event or by TRA for a material breach, RMRM will be required to pay TRA a termination fee equal to: (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to TRA during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two-year period based on such fees earned by TRA during the period from the effective date of RMRM’s management agreement through the most recently completed calendar quarter prior to the termination date, plus (b) $1.6 million. No termination fee will be payable if RMRM’s management agreement is terminated by RMRM for a cause event or by TRA without RMRM’s material breach. In addition, pursuant to the TRA Letter Agreement, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that TRA had paid pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA.
Expense Reimbursement.   TRA, and not RMRM, is responsible for the costs of its employees who provide services to RMRM, including the cost of TRA’s personnel who originate RMRM’s loans, unless any such payment or reimbursement is specifically approved by a majority of RMRM’s independent trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by RMRM. Generally, it is the practice of TRA and RMR LLC to treat individuals who spend 50% or more of their business time providing services to TRA as employees of TRA. RMRM is required to pay or to reimburse TRA and its affiliates for all other costs and expenses of RMRM’s operations, including, but not limited to, the cost of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to RMRM’s investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under RMRM’s management agreement to be borne by TRA. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between TRA and RMR LLC. RMRM reimburses TRA for shared services costs TRA pays to RMR LLC and its affiliates, and these reimbursements include an allocation of the cost of applicable personnel employed by RMR LLC and RMRM’s share of RMR LLC’s costs of providing RMRM’s internal audit function, with such shared services costs subject to approval by a majority of RMRM’s independent trustees at least annually. RMRM’s Audit Committee appoints RMRM’s Director of Internal Audit and RMRM’s Compensation Committee approves the costs of RMRM’s internal audit function. RMRM incurred shared services costs of $352,000 payable to TRA for the three months ended March 31, 2021, and approximately $144,543 for the year ended December 31, 2020, payable to TRA as reimbursement for shared services costs it paid to RMR LLC.

Administration Agreement.   Until January 6, 2021, RMR Advisors also performed administrative functions for RMRM pursuant to an administration agreement with RMRM. RMR Advisors was also a party to a subadministration agreement with State Street Bank and Trust Company , or State Street, to perform substantially all accounting and other administrative services for RMRM. Under the administration agreement, RMR Advisors was entitled to reimbursement of the cost of providing administrative services. RMRM paid RMR Advisors $76,757 for the year ended December 31, 2020 and $100,999 for the year ended December 31, 2019, for subadministrative fees charged by State Street. The RMRM board of trustees, and separately the independent trustees, authorized RMRM to make payments to RMR Advisors for costs related to RMRM’s compliance and internal audit programs. RMRM incurred compliance and internal audit expenses of $144,543 and $ 139,622, which included RMRM’s allocated portion of the salary of its chief compliance officer and director of internal audit as well as compliance and internal audit related costs, during the fiscal years ended December 31, 2020, and 2019, respectively. On January 6, 2021, RMR Advisors merged with and into TRA, with TRA being the surviving entity. TRA assumed the administration agreement with RMRM and the subadministration agreement with State Street. Each of those agreements were terminated, effective March 16, 2021.
RMR Advisors Investment Advisory Agreement.   Under the terms of the RMR Advisors investment advisory agreement, or the Advisory Agreement, RMR Advisors provided RMRM with an investment program, made day-to-day investment decisions for RMRM and managed RMRM’s business affairs in accordance with RMRM’s investment objectives and policies, subject to the general supervision of the RMRM board of trustees. RMR Advisors also provided persons satisfactory to the RMRM board of trustees to serve as RMRM’s officers. RMRM’s officers, as well as its other employees and trustees could be directors, trustees, officers or employees of RMR Advisors and its affiliates, including RMR LLC and RMR Inc. Generally, the Advisory Agreement could be terminated by a majority of the RMRM board of trustees or by proper vote of RMRM’s shareholders, at any time upon sixty days’ notice and payment of compensation earned prior to such termination. The Advisory Agreement would be terminated automatically on its assignment (as that term is defined in the 1940 Act). Neither RMR Advisors nor any of its affiliated companies received compensation from RMRM other than pursuant to the advisory fees described herein and RMRM’s administration agreement, except RMRM reimbursed RMR Advisors allocated internal audit and compliance costs as described below. RMRM was RMR Advisors’ only client.
The Advisory Agreement provided that RMR Advisors was not be liable for any act or omission or for any loss sustained by RMRM in connection with the matters to which the Advisory Agreement related, except those involving RMR Advisors’ willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under the Advisory Agreement.
In addition to the fee paid to RMR Advisors, RMRM paid all other costs and expenses of its operations, including, but not limited to, compensation of RMRM’s independent trustees, custodian, transfer agency and distribution expenses, rating agency fees, legal fees, costs of independent auditors, allocated compliance and internal audit costs, expenses of repurchasing shares, expenses in connection with any borrowings or other capital raising activities, expenses of being listed on a stock exchange, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, membership in investment company organizations, expenses to maintain and administer RMRM’s dividend reinvestment plan and taxes, if any.
Business Opportunities.   Under RMRM’s management agreement, RMRM and TRA have agreed that for so long as TRA is managing it, neither TRA nor any of its affiliates, including RMR LLC, will sponsor or manage any other publicly traded REIT, other than TRMT, that invests primarily in first mortgage whole loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by RMRM’s independent trustees. However, RMRM’s management agreement does not prohibit TRA or its affiliates (including RMR LLC) or their respective directors, trustees, officers, employees or agents from competing or providing services to other persons, funds and investment vehicles, including Centre Street Finance LLC, a private entity focused on originating and investing in mortgage loans, private REITs or other entities that may compete with RMRM, including, among other things, with respect to the origination, acquisition, making, arranging or managing of first mortgage whole loans secured by middle market or transitional CRE or other investments like those RMRM intends to make.

Because TRA and RMR LLC will not be prohibited from competing with RMRM in all circumstances, and RMR LLC provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of TRA, RMR LLC and their personnel. RMRM’s management agreement acknowledges these conflicts of interest and, in that agreement, RMRM agrees that TRA, RMR LLC and their subsidiaries may resolve such conflicts in good faith in their fair and reasonable discretion. In the case of a conflict involving the allocation of investment opportunities among advisory clients of TRA, TRA will endeavor to allocate such investment opportunities in a fair and equitable manner, consistent with TRA’s allocation policies, taking into account such factors as it deems appropriate. With respect to mortgage loan investments, which are the only types of investment opportunity that may be appropriate for more than one advisory client of TRA, TRA has established an investment committee that is responsible for evaluating mortgage loan origination opportunities and making determinations as to whether to proceed with funding a loan, taking into account advisory clients’ investment considerations. In circumstances where an investment opportunity, after taking into account advisory clients’ investment considerations, is deemed appropriate for more than one advisory client, TRA will generally allocate such opportunity on a rotational basis.
RMRM’s management agreement also provides that if TRA, its affiliates (including RMR LLC) or any of their respective directors, trustees, officers, employees or agents acquires knowledge of a potential business opportunity, RMRM renounces any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law.
Liability and Indemnification.   TRA maintains a contractual as opposed to a fiduciary relationship with RMRM. Pursuant to RMRM’s management agreement, TRA does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of the RMRM board of trustees in following or declining to follow its advice or recommendations. Under the terms of RMRM’s management agreement, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to RMRM or any of its trustees, shareholders or subsidiaries, or any of the trustees, directors or shareholders of any of RMRM’s subsidiaries, for any acts or omissions related to the provision of services to RMRM under RMRM’s management agreement, except by reason of acts or omissions that have been determined in a final, non-appealable adjudication to have constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. In addition, under the terms of RMRM’s management agreement, RMRM agrees to indemnify, hold harmless and advance expenses to TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’ and experts’ fees and expenses, arising from any acts or omissions related to the provision of services to RMRM or the performance of any matters pursuant to an instruction by the RMRM board of trustees, except to the extent there is a final, non-appealable adjudication that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under RMRM’s management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.
Tremont Mortgage Trust.   On April 26, 2021, RMRM and TRMT entered into the Merger Agreement. Adam D. Portnoy and Matthew P. Jordan, RMRM’s managing trustees, are also TRMT’s managing trustees. Thomas J. Lorenzini, RMRM’s President, also serves as president of TRMT, and G. Douglas Lanois, RMRM’s Chief Financial Officer and Treasurer, also serves as chief financial officer and treasurer of TRMT. John L. Harrington serves as one of RMRM’s independent trustees and is also an independent trustee of TRMT, Joseph L. Morea, one of RMRM’s independent trustees, previously served as an independent trustee of TRMT and Jeffrey P. Somers, one of RMRM’s independent trustees, previously served as an independent trustee of TRMT.
Voting Agreements.   Contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA, in its capacity as a holder of more than 5% of the issued and outstanding TRMT Common Shares, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.
Other.   In addition to the fees and expense reimbursements payable to TRA under RMRM’s management agreement, TRA and its affiliates may benefit from other fees paid to them in respect of RMRM’s investments. For example, if RMRM seeks to securitize some of RMRM’s CRE loans, TRA or its affiliates may act as collateral manager. In any of these or other capacities, TRA and its affiliates may receive fees for their services if approved by a majority of RMRM’s independent trustees.
The foregoing descriptions of RMRM’s agreements with TRA, RMR LLC and other related persons are summaries and are qualified in their entirety by the terms of the agreements. Copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC’s website, www.sec.gov. RMRM may engage in additional transactions with related persons, including businesses to which TRA, RMR LLC or their affiliates provide management services.
TRMT Related Party Transactions
Relationships with TRA, RMR LLC and Others Related to Them.   TRMT has relationships and historical and continuing transactions with TRA, RMR LLC, RMR Inc. and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also trustees or officers of TRMT. TRA is a subsidiary of RMR LLC, which is the majority owned operating subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. RMR LLC provides certain shared services to TRA that are applicable to TRMT, and TRMT reimburses TRA for the amounts it pays for those services. One of TRMT’s managing trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of TRA, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC. David M. Blackman served as TRMT’s managing trustee and TRMT’s President and Chief Executive Officer, and as a director and the president and chief executive officer of TRA until his resignation from those positions on December 31, 2020, in connection with his retirement. Following Mr. Blackman’s resignation, Matthew P. Jordan was appointed as TRMT’s other managing trustee and Thomas L. Lorenzini was appointed as TRMT’s President, each effective January 1, 2021. Also effective January 1, 2021, Mr. Jordan was appointed as a director and the president and chief executive officer of TRA. Mr. Jordan is an officer of RMR Inc., he and Mr. Lorenzini are both officers of RMR LLC and Mr. Lorenzini is also an officer of TRA. In addition, each of TRMT’s other officers is also an officer and/or employee of TRA or RMR LLC.
TRMT’s independent trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy serves as the chair of the boards of trustees and boards of directors of several of these public companies and as a managing director or managing trustee of all of these companies and other officers of RMR LLC, including Mr. Jordan and certain of TRMT’s other officers and officers of TRA, serve as managing trustees, managing directors or officers of certain of these companies.
TRMT’s Manager, TRA.   TRA provides management services to TRMT pursuant to TRMT’s management agreement. TRMT was formed as a 100% owned subsidiary of TRA. TRA is TRMT’s largest shareholder and, as of March 31, 2021, owned 1,600,100 of RMRM Common Shares, or approximately 19.3% of the outstanding TRMT Common Shares. Each of TRMT’s managing trustees and executive officers is also a director or officer of TRA and of RMR LLC. TRMT has no employees. The personnel and various services TRMT requires to operate its business are provided to it by TRA pursuant to a management agreement between TRMT and TRA, which provides for the day-to-day management of its operations by TRA, subject to the oversight and direction of the TRMT board of trustees.

In May 2019, TRMT completed an underwritten public offering, or the Offering. In the Offering, TRMT issued and sold 5,000,000 TRMT Common Shares at a price of $5.65 per share for total net proceeds of $26.1 million, after deducting the underwriting discounts and commissions and other expenses. TRA purchased 1,000,000 TRMT Common Shares in the Offering at the public offering price, without the payment of any underwriting discounts.
On April 26, 2021, TRMT and RMRM entered into the Merger Agreement, pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions thereof, TRMT agreed to merge with and into RMRM, with RMRM continuing as the surviving entity in the Merger. Contemporaneously with the execution of the Merger Agreement, TRMT, RMRM and TRA entered into the TRA Letter Agreement. For further information about the TRA Letter Agreement, see “Management Agreements” beginning on page 181 of this joint proxy statement/prospectus.
Fees and Expense Reimbursements.   Under TRMT’s management agreement, TRMT is responsible to pay TRA the following:
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Base Management Fee.   TRMT is required to pay TRA an annual base management fee equal to 1.5% of its “Equity,” as defined below, payable in cash quarterly (0.375% per quarter) in arrears. Under TRMT’s management agreement, “Equity” means (a) the sum of (i) the proceeds received by TRMT from its IPO and the concurrent private placement of TRMT Common Shares to TRA, plus (ii) the net proceeds received by TRMT from any future sale or issuance of shares of beneficial interest, plus (iii) TRMT’s cumulative “Distributable Earnings,” as defined below, for the period commencing on the completion of the IPO to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of TRMT Common Shares, (ii) any incentive fee previously paid to TRA and (iii) any amount that TRMT may have paid to repurchase Common Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

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Incentive Fee.   TRMT is required to pay TRA quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) TRMT’s Distributable Earnings for the most recent 12-month period, including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) TRMT’s Equity in the most recent 12-month period, including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to TRA with respect to the first three calendar quarters of the most recent 12-month period. No incentive fee shall be payable with respect to any calendar quarter unless Distributable Earnings for the 12 most recently completed calendar quarters in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to TRA “Distributable Earnings” is defined as net income (or loss) attributable to TRMT’s common shareholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by TRA (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussion between TRA and TRMT’s independent trustees and approved by a majority of TRMT’s independent trustees. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Pursuant to the terms of TRMT’s management agreement, the exclusion of depreciation and amortization from the calculation of Distributable Earnings shall only apply to owned real estate. TRMT’s shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in “Equity” for the purpose of calculating incentive fees payable to TRA. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Distributable Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Distributable Earnings. Equity and Distributable Earnings as defined in TRMT’s management agreement are non-GAAP financial measures and may be different than TRMT’s shareholders’ equity and TRMT’s net income calculated according to GAAP.

TRA previously waived any base management or management incentive fees otherwise due and payable by TRMT under TRMT’s management agreement for the period beginning July 1, 2018, until December 31, 2020. If TRA had not agreed to waive its base management and incentive fees, TRMT would have recognized approximately $1.3 million of base management fees for the year ended December 31, 2020, and approximately $467,000 of incentive fees for the year ended December 31, 2020. TRMT recognized base management fees of $342,000 and management incentive fees of $620,000 for the three months ended March 31, 2021.
Term and Termination.   TRMT’s management agreement has a term that ends on December 31, 2021, and automatically renews for successive one year terms on January 1 of each year for an additional year, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of TRMT’s independent trustees based upon a determination that: (a) TRA’s performance is unsatisfactory and materially detrimental to TRMT or (b) the base management fee and incentive fee, taken as a whole, payable to TRA are not fair to TRMT (provided that in the instance of (b), TRA will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The management agreement may be terminated by TRA before each annual renewal upon written notice delivered to the TRMT board of trustees no later than 180 days prior to an annual renewal date. TRMT may also terminate its management agreement at any time without the payment of any termination fee, with at least 30 days’ prior written notice from TRMT upon the occurrence of a “cause event,” as defined in the management agreement. TRA may terminate TRMT’s management agreement in certain other circumstances, including if TRMT becomes required to register as an investment company under the 1940 Act for TRMT’s uncured “material breach,” as defined in TRMT’s management agreement, TRMT materially reduces TRA’s duties and responsibilities or scope of its authority under the management agreement or TRMT ceases or takes steps to cease to conduct the business of originating or investing in CRE loans.
Termination Fee.   In the event TRMT’s management agreement is terminated by TRMT without a cause event or by TRA for a material breach, TRMT will be required to pay TRA a termination fee equal to: (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to TRA during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination, plus (b) an amount equal to the initial organizational costs related to TRMT’s formation and the costs of its IPO and the concurrent private placement TRA had paid pursuant to TRMT’s management agreement. No termination fee will be payable if TRMT’s management agreement is terminated by TRMT for a cause event or by TRA without TRMT’s material breach.
Expense Reimbursement.   TRA, and not TRMT, is responsible for the costs of its employees who provide services to TRMT, including the cost of TRA’s personnel who originate TRMT’s loans, unless any such payment or reimbursement is specifically approved by a majority of TRMT’s independent trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by TRMT. Generally, it is the practice of TRA and RMR LLC to treat individuals who spend 50% or more of their business time providing services to TRA as employees of TRA. TRMT is required to pay or to reimburse TRA and its affiliates for all other costs and expenses of TRMT’s operations, including, but not limited to, the cost of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to TRMT’s investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under TRMT’s management agreement to be borne by TRA. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between TRA and RMR LLC. TRMT reimburses TRA for shared services costs TRA pays to RMR LLC and its affiliates, and these reimbursements include an allocation of the cost of applicable personnel employed by RMR LLC and TRMT’s share of RMR LLC’s costs of providing TRMT’s internal audit function, with such shared services costs subject to approval by a majority of TRMT’s independent trustees at least annually. TRMT’s Audit Committee appoints TRMT’s Director of Internal Audit and TRMT’s Compensation Committee approves the costs of TRMT’s internal audit function. TRMT incurred shared services costs of approximately $1.3 million for the year ended December 31, 2020, payable to TRA as reimbursement for shared services costs it paid to RMR LLC. TRMT incurred shared services costs of $176,000 and $1.3 million and $1.6 million payable to TRA for the three months ended March 31, 2021 and the years ended December 31, 2020, and December 31, 2019, respectively.

Business Opportunities.   Under TRMT’s management agreement, TRMT and TRA have agreed that for so long as TRA is managing TRMT, neither TRA nor any of its affiliates, including RMR LLC, will sponsor or manage any other publicly traded REIT that invests primarily in first mortgage whole loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by TRMT’s independent trustees. However, TRMT’s management agreement does not prohibit TRA or its affiliates (including RMR LLC) or their respective directors, trustees, officers, employees or agents from competing or providing services to other persons, funds and investment vehicles, including Centre Street Finance LLC, a private entity focused on originating and investing in mortgage loans, private REITs or other entities that may compete with TRMT, including, among other things, with respect to the origination, acquisition, making, arranging or managing of first mortgage whole loans secured by middle market or transitional CRE or other investments like those TRMT intends to make. In connection with the conversion of RMRM, from a closed-end investment company to a publicly traded commercial mortgage REIT in January 2021, TRMT’s independent trustees approved the engagement by RMRM of TRA to serve as manager to RMRM on terms substantially similar to TRMT’s management agreement with TRA.
Because TRA and RMR LLC will not be prohibited from competing with TRMT in all circumstances, and RMR LLC provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of TRA, RMR LLC and their personnel. TRMT’s management agreement acknowledges these conflicts of interest and, in that agreement, TRMT agrees that TRA, RMR LLC and their subsidiaries may resolve such conflicts in good faith in their fair and reasonable discretion. In the case of a conflict involving the allocation of investment opportunities among advisory clients of TRA, TRA will endeavor to allocate such investment opportunities in a fair and equitable manner, consistent with TRA’s allocation policies, taking into account such factors as it deems appropriate. With respect to mortgage loan investments, which are the only types of investment opportunity that may be appropriate for more than one advisory client of TRA, TRA has established an investment committee that is responsible for evaluating mortgage loan origination opportunities and making determinations as to whether to proceed with funding a loan, taking into account advisory clients’ investment considerations. In circumstances where an investment opportunity, after taking into account advisory clients’ investment considerations, is deemed appropriate for more than one advisory client, TRA will generally allocate such opportunity on a rotational basis.
TRMT’s management agreement also provides that if TRA, its affiliates (including RMR LLC) or any of their respective directors, trustees, officers, employees or agents acquires knowledge of a potential business opportunity, TRMT renounces any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law.
RMR Credit Agreement.   On February 4, 2019, TRMT entered into a credit agreement with TRA as lender, or the RMR Credit Agreement, pursuant to which from time to time until August 4, 2019, the scheduled expiration date of the RMR Credit Agreement, TRMT was able to borrow up to $25.0 million and, beginning May 3, 2019, up to $50.0 million in subordinated unsecured loans at a rate of 6.50% per annum. In May 2019, TRMT used the net proceeds of the Offering to repay the approximately $14.2 million balance then outstanding under the RMR Credit Agreement and to reduce amounts outstanding under TRMT’s Master Repurchase Facility by approximately $11.9 million. After repayment of the balance then outstanding under the RMR Credit Agreement, the RMR Credit Agreement was terminated. In connection with this repayment, TRMT paid TRA approximately $39,000 of interest and $7,000 of fees related to the RMR Credit Agreement.
Liability and Indemnification.   TRA maintains a contractual as opposed to a fiduciary relationship with TRMT. Pursuant to TRMT’s management agreement, TRA does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of the TRMT board of trustees in following or declining to follow its advice or recommendations. Under the terms of TRMT’s management agreement, TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to TRMT or any of TRMT’s Trustees, shareholders or subsidiaries, or any of the trustees, directors or shareholders of any of TRMT’s subsidiaries, for any acts or omissions related to the provision of services to TRMT under TRMT’s management agreement, except by reason of acts or omissions that have been determined in a final, non-appealable adjudication to have constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under TRMT’s management agreement. In addition, under the terms of TRMT’s management agreement, TRMT agrees to indemnify, hold harmless and advance expenses to TRA and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’ and experts’ fees and expenses, arising from any acts or omissions related to the provision of services to TRMT or the performance of any matters pursuant to an instruction by the TRMT board of trustees, except to the extent there is a final, non-appealable adjudication that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of TRA under TRMT’s management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.
RMR Mortgage Trust.   On April 26, 2021, TRMT and RMRM entered into the Merger Agreement. Adam D. Portnoy and Matthew P. Jordan, TRMT’s managing trustees, are also RMRM’s managing trustees. Thomas J. Lorenzini, TRMT’s President, also serves as president of RMRM, and G. Douglas Lanois, TRMT’s Chief Financial Officer and Treasurer, also serves as chief financial officer and treasurer of RMRM. John L. Harrington serves as one of TRMT’s independent trustees and is also an independent trustee of RMRM, Joseph L. Morea, one of TRMT’s independent trustees, previously served as an independent trustee of RMRM and Jeffrey P. Somers, one of RMRM’s independent trustees, previously served as an independent trustee of TRMT.
Voting Agreements.   Contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the RMRM Share Issuance at the special meeting of RMRM shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA, in its capacity as a holder of more than 5% of the issued and outstanding TRMT Common Shares, pursuant to which TRA has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Other.   In addition to the fees and expense reimbursements payable to TRA under TRMT’s management agreement, TRA and its affiliates may benefit from other fees paid to them in respect of TRMT’s investments. For example, if TRMT seeks to securitize some of its CRE loans, TRA or its affiliates may act as collateral manager. In any of these or other capacities, TRA and its affiliates may receive fees for their services if approved by a majority of TRMT’s independent trustees.
Share Awards to Employees of TRA and RMR LLC.   TRMT awards TRMT Common Shares to its officers and certain other employees of TRA and/or RMR LLC annually. Generally, one fifth of these awards vest on the date of the award and one fifth vests on each of the next four anniversaries of the date of the award. During 2020, TRMT awarded to its officers and other employees of TRA and/or RMR LLC annual awards of 56,600 TRMT Common Shares, valued at approximately $165,000, in aggregate, based upon the closing price of the Common Shares on the Nasdaq on the date the awards were made under TRMT’s equity compensation plan. During the year ended December 31, 2019, TRMT awarded to its officers and other employees of TRA and/or RMR LLC share awards of 53,300 of TRMT Common Shares which were valued at $243, in aggregate based upon the closing price of TRMT Common Shares on Nasdaq on the respective date of the awards. These share awards to employees of TRA and RMR LLC are in addition to the share awards made to TRMT’s current and former managing trustees, as trustee compensation, and the fees TRMT paid to TRA. During 2020 and 2019, TRMT purchased 8,299 and 7,507 TRMT Common Shares, respectively, from certain of its current and former officers and certain current and former officers and employees of TRA and RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of TRMT Common Shares, valued at the closing price of TRMT Common Shares on Nasdaq on the purchase date. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC’s website, www.sec.gov. TRMT may engage in additional transactions with related persons, including businesses to which TRA, RMR LLC or their affiliates provide management services.

COMPARISON OF RIGHTS OF RMRM SHAREHOLDERS AND TRMT SHAREHOLDERS
The rights of RMRM shareholders are governed by the Maryland Statutory Trust Act, RMRM’s declaration of trust and RMRM’s bylaws, as amended as described in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Declaration of Trust and Bylaws” beginning on page 164 of this joint proxy statement/prospectus and certain provisions of the MGCL that are incorporated in the Maryland Statutory Trust Act and RMRM’s declaration of trust and bylaws. The rights of TRMT shareholders are governed by the Maryland REIT Law, TRMT’s declaration of trust and bylaws and certain provisions of the MGCL that are incorporated in the Maryland REIT Law and by the TRMT declaration of trust and bylaws. Upon consummation of the Merger, TRMT shareholders will become RMRM shareholders and, accordingly the Maryland Statutory Trust Act and RMRM’s declaration of trust and bylaws, as amended as described in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Declaration of Trust and Bylaws” beginning on page 164 of this joint proxy statement/prospectus, will govern their rights. This section summarizes material differences between the rights of TRMT and RMRM shareholders under their respective governing documents, the Maryland REIT Law and the Maryland Statutory Trust Act.
As of the date of this joint proxy statement/prospectus, there are material differences between the rights of RMRM shareholders and the rights of TRMT shareholders under the governing documents of RMRM, as amended as described in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Declaration of Trust and Bylaws” beginning on page 164 of this joint proxy statement/prospectus, and TRMT and the above described laws which govern RMRM and TRMT. The following summary does not include a complete description of the specific rights of RMRM shareholders and TRMT shareholders. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to the Maryland Statutory Trust Act, the Maryland REIT Law, the MGCL, and TRMT’s and RMRM’s governing documents, which you are urged to read carefully.
Rights	RMRM	TRMT
Authorized Capital:	The beneficial shares of RMRM are divided into one class of an unlimited number of RMRM Common Shares, $0.001 par value per share	The beneficial shares of TRMT are divided into one class and TRMT has authority to issue up to 25,000,000 TRMT Common Shares, $0.01 par value per share
Voting Rights:	Each whole RMRM Common Share shall entitle the holder thereof to one vote as to any matter on which it is entitled to vote and each fractional RMRM Common Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of RMRM trustees.	Each TRMT Common Share entitles the holder to (a) one vote on each matter upon which holders of TRMT Common Shares are entitled to vote and (b) one vote for each TRMT trustee to be elected and for whose election the holder is entitled to vote.
	Subject to the provisions of any class or series of RMRM shares then outstanding, the RMRM shareholders shall be entitled to vote only on the following matters: (a) election of trustees and the removal of trustees for cause; (b) amendment of RMRM’s declaration of trust to the extent shareholder approval is required under RMRM’s declaration of trust; (c) the following matters if the matters are not approved by the affirmative vote or consent of at least 75% of the RMRM trustees then in	Subject to the provisions of any class or series of TRMT shares hereafter authorized and then outstanding, the TRMT shareholders are entitled to vote only on the following matters: (a) the election of TRMT trustees and the removal of TRMT trustees for cause; (b) an amendment of TRMT’s declaration of trust to the extent shareholder approval is required under TRMT’s declaration of trust and provided such amendment has first been approved by two-thirds of the TRMT

Rights	RMRM	TRMT
	office: (i) the merger or consolidation or share exchange of RMRM with or into any other person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or of any such person or company with or into RMRM, (ii) the sale, lease or transfer of all or substantially all of RMRM’s assets, (iii) the liquidation or termination of RMRM and (iv) the conversion of RMRM into a corporation, limited liability company, partnership, real estate investment trust or any other entity into which RMRM can be converted under the laws of the State of Maryland; (d) such other matters required by applicable law to be approved by RMRM shareholders; and (e) such other matters with respect to which the RMRM board of trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the RMRM shareholders for approval or ratification.	trustees then in office; (c) the termination of TRMT to the extent shareholder approval is required under TRMT’s declaration and provided such termination has first been approved by two-thirds of the TRMT trustees then in office; (d) the merger, conversion or consolidation of TRMT to the extent shareholder approval is required by the Maryland REIT Law and provided such merger, conversion or consolidation has first been approved by two-thirds of the TRMT trustees then in office; (e) the sale, lease, exchange or other transfer of all or substantially all of the assets of TRMT to the extent a shareholder vote is required by the Maryland REIT Law and provided such sale, lease, exchange or other transfer has first been approved by two-thirds of the TRMT trustees then in office; and (f) such other matters with respect to which the TRMT board of trustees has first adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the TRMT shareholders for approval or ratification.
	With regard to election of a trustee, except as otherwise provided in the notice of the meeting forwarded to the RMRM shareholders by the RMRM board of trustees, RMRM’s declaration of trust, a provision in RMRM’s bylaws approved by the board of trustees, or required by applicable law, and subject to the provisions of any class or series of shares hereafter authorized and then outstanding, (1) a plurality of all the votes cast by RMRM shareholders entitled to vote in the election of trustees at a meeting of RMRM shareholders duly called and at which a quorum is present is required to elect a Trustee in an uncontested election, and (2) a majority of all the votes entitled to be cast for the election of trustees at a meeting of shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election.	Except as otherwise provided by a provision in TRMT’s bylaws approved by the TRMT board of trustees, and subject to the provisions of any class or series of TRMT shares hereafter authorized and then outstanding, trustees shall be elected by a plurality of all the votes cast by TRMT shareholders entitled to vote in the election of trustees at a meeting of TRMT shareholders duly called and at which a quorum is present.
	Except as otherwise provided in the notice of the meeting forwarded to the RMRM shareholders by the board of trustees, the RMRM declaration of	Subject to the provisions of any class or series of TRMT shares hereafter authorized and then outstanding and prior approval requirements of TRMT’s

Rights	RMRM	TRMT
trust, a provision in RMRM’s bylaws approved by the RMRM board of trustees, or required by applicable law, and subject to the provisions of any class or series of shares hereafter authorized and then outstanding, at a meeting of RMRM shareholders duly called and at which a quorum is present, with respect to any matter other than election of trustees submitted by the RMRM board of trustees to RMRM shareholders for approval or otherwise voted upon by RMRM shareholders, a majority of all the votes cast shall be required to approve the matter.
trustees, the affirmative vote of a majority of all the votes entitled to be cast on the matter are required of TRMT shareholders to approve (a) the merger of TRMT with or into one or more entities; (b) the conversion of TRMT into another entity; (c) the consolidation of TRMT with one or more other entities into a new entity; (d) the sale, lease, exchange or otherwise transfer of all or substantially all of the TRMT’s assets; (e) amendments to TRMT’s declaration of trust other than amendments to the provisions regarding classification of the TRMT board of trustees, the provisions regarding the resignation and removal of TRMT trustees and the provision of TRMT’s declaration of trust governing the amendment of the forgoing sections of TRMT’s declaration of trust; and (f) any other action under law permitting or requiring the action to be approved by shareholders to be effective unless a greater number of votes is required under TRMT’s declaration of trust and bylaws.
Subject to the provisions of any class or series of TRMT shares hereafter authorized and then outstanding and prior approval requirements of TRMT’s trustees, the affirmative vote of a majority of all the votes entitled to be cast on the matter are required of TRMT shareholders to approve (a) amendments to TRMT’s declaration of trust other than amendments to the provisions regarding classification of the TRMT board of trustees, the provisions regarding the resignation and removal of TRMT’s trustees and the provision of TRMT’s declaration of trust governing the amendment of the forgoing sections of TRMT’s declaration of trust and (b) removal of a TRMT trustee for cause.

Advance Notice Requirements:	For nominations for election to the RMRM board of trustees or proposals of other business to be properly brought before an annual meeting by one or more RMRM shareholders, such shareholder(s) shall have given timely	For nominations for election to the TRMT board of trustees or proposals of other business to be properly brought before an annual meeting by one or more RMRM shareholders, such shareholder(s) shall have given timely

Rights	RMRM	TRMT

notice thereof in writing to the secretary in accordance with RMRM’s bylaws and such other business shall otherwise be a proper matter for action by RMRM shareholders not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting.
Nominations of individuals to serve as trustees at a special meeting called in the manner set forth in RMRM’s bylaws by one or more shareholder(s) of RMRM who satisfy the ownership amount, holding period and certificate requirements and other requirements set forth in RMRM’s bylaws, shall have given timely notice thereof in writing to the secretary in accordance with the requirements of RMRM’s bylaws not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the one-hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

notice thereof in writing to the secretary in accordance with TRMT’s bylaws and such other business shall otherwise be a proper matter for action by TRMT shareholders not later than 5:00 p.m. (Eastern Time) on the ninetieth (90th) day nor earlier than the one-hundred twentieth (120th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting.
Nominations of individuals to serve as TRMT trustees at a special meeting called in the manner set forth in RMRM’s bylaws by one or more shareholder(s) of TRMT who satisfy the ownership amount, holding period and certificate requirements and other requirements set forth in TRMT’s bylaws, shall have given timely notice thereof in writing to the secretary in accordance with the requirements of TRMT’s bylaws not earlier than the one-hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

Preemptive Rights:	RMRM shareholders do not have any preemptive or other rights to receive, purchase or subscribe for any additional shares or other securities issued by RMRM.	Except as is expressly provided by the TRMT trustees in the terms of classified or reclassified TRMT shares, or as may otherwise expressly be provided by a contract approved by TRMT, no holder of TRMT shares of any class or series shall, as such holder: (a) have any preemptive right to purchase or subscribe for any additional TRMT shares of any class or series or any other security of TRMT which TRMT may issue or sell or (b) have any right to require TRMT to pay to such holder the fair value of such holder’s shares in an appraisal or similar proceeding, whether at common law or otherwise, including any right to exercise.
Duties of Trustees:	Under the Maryland Statutory Trust Act, trustees of a Maryland Statutory trust are required to exercise the rights and powers vested in the trustees by the	Under the Maryland REIT Law, the standard of conduct required of directors of Maryland corporations under the MGCL is applicable to

Rights	RMRM	TRMT
	Maryland Statutory Trust Act and RMRM’s governing documents: (a) in good faith; (b) in a manner that the trustee reasonably believes to be in the best interests of the RMRM; and (c) with the care that an ordinarily prudent person in a like position would use under similar circumstances unless the duties are expanded or limited under the statutory trust’s governing instruments. Additionally, the Maryland Statutory Trust Act allows the governing instruments of a statutory trust to eliminate all duties other than the duty to act in good faith. RMRM’s declaration of trust requires the RMRM trustees to act (a) in good faith; (b) in a manner that the trustee reasonably believes to be in the best interests of the RMRM; and (c) with the care that an ordinarily prudent person in a like position would use under similar circumstances.	trustees of Maryland REITs. As such, trustees of Maryland REITs are statutorily required to act: (a) in good faith; (b) in a manner the director reasonably believes to be in the best interests of the REIT; and (c) with the care that an ordinarily prudent person in a like position would use under similar circumstances. The statutorily required standard of conduct are the sole duties of the trustees.
Arbitration:	RMRM’s governing documents provide that, with certain exceptions noted in the next sentence, any party to a dispute, claim or controversy brought by a shareholder against RMRM or any trustee, officer, manager, agent or employee of RMRM on such shareholder’s own behalf, on behalf of RMRM or on behalf of any series or class of shares or shareholders, including derivative and class actions, all of which are referred to as disputes, may refer the dispute for resolution through binding arbitration in accordance with the procedures set forth in RMRM’s bylaws. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of RMRM’s declaration of trust or RMRM’s bylaws.	TRMT’s governing documents do not contain an arbitration provision.
For a more complete understanding of the rights of RMRM shareholders and TRMT shareholders, please refer to the provisions of the Maryland Statutory Trust Act, the Maryland REIT Law and the MGCL, and the forms of RMRM’s declaration of trust and bylaws, as amended, as described in “The Merger Agreement and Voting Agreements — Description of the Merger Agreement — Declaration of Trust and Bylaws” beginning on page 164 of this joint proxy statement/prospectus and attached as Annex B and Annex C, respectively, to this joint proxy statement/prospectus, and the respective declaration of trust and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, of RMRM and TRMT. See “Where You Can Find More Information” on page i of this joint proxy statement/prospectus.

ARBITRATION AND EXCLUSIVE FORUM
RMRM’s governing documents provide that, with certain exceptions noted in the next sentence, any party to a dispute, claim or controversy brought by a shareholder against RMRM or any trustee, officer, manager, agent or employee of RMRM on such shareholder’s own behalf, on behalf of RMRM or on behalf of any series or class of shares or shareholders, including derivative and class actions, all of which are referred to as disputes, may refer the dispute for resolution through binding arbitration in accordance with the procedures set forth in RMRM’s bylaws. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of RMRM’s declaration of trust or bylaws, in which case the exclusive forum provisions of RMRM’s bylaws, which are described below, apply.
RMRM’s bylaws require the arbitration of such a dispute to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or the AAA, as modified in such bylaws. With limited exceptions, each party to such an arbitration is required to bear its own costs in the arbitration, and the arbitrators may not render an award that would include shifting of such costs or, in a derivative case, award any portion of RMRM’s award to the claimant or the claimant’s attorneys. RMRM’s bylaws provide that an arbitration award may be appealed pursuant to the AAA’s Optional Arbitration Rules and that, following expiration of the appeal period, the award of the arbitrators or, in the case of an appeal, the award of the appeal tribunal, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties relating to the dispute.
RMRM’s bylaws also provide that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of RMRM; (ii) any action asserting a claim for breach of a fiduciary duty owed by any trustee, officer, manager, agent, or employee of RMRM to RMRM or its shareholders; (iii) any action asserting a claim against RMRM or any of its trustees, officers, manager, agents or employees arising pursuant to Maryland law, RMRM’s declaration of trust or RMRM’s bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on behalf of RMRM, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of RMRM’s declaration of trust or RMRM’s bylaws; or (iv) any action asserting a claim against RMRM or any of its trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provisions of RMRM’s bylaws do not apply to any action for which the Circuit Court does not have jurisdiction, which would include disputes arising under the federal securities laws, or to a dispute that has been referred to binding arbitration in accordance with RMRM’s bylaws.
RMRM believes that the arbitration provisions in its governing documents are enforceable under both state and federal law. Maryland state courts have repeatedly upheld arbitration bylaws of real estate investment trusts organized under the laws of Maryland. While no case law has specifically addressed the enforceability of provisions in the governing documents of U.S. public companies that require their shareholders to arbitrate federal securities law claims against them, the Supreme Court has repeatedly upheld agreements to arbitrate other federal statutory claims, including those that implicate important federal policies. Nonetheless, some investors and others are of the view that mandatory arbitration provisions in the governing documents of U.S. public companies that cover disputes arising under the federal securities laws are inconsistent with Section 14 of the Securities Act, other federal securities laws or the Private Securities Litigation Reform Act, and not enforceable with respect to such disputes. Shareholders of RMRM, or others, may challenge the enforceability of the arbitration provisions of RMRM’s bylaws, and it is possible that a court could find these provisions to be inapplicable to any particular dispute or unenforceable.
TRMT’s bylaws provide that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of TRMT; (ii) any action asserting a claim for breach of a fiduciary duty owed by any trustee, officer, manager, agent, or employee of TRMT to TRMT or its shareholders; (iii) any action asserting a claim against TRMT or any of its trustees, officers, manager, agents or employees arising pursuant to Maryland law, TRMT’s declaration of trust or TRMT’s bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on behalf of TRMT, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of TRMT’s declaration of trust or

TRMT’s bylaws; or (iv) any action asserting a claim against TRMT or any of its trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provisions of TRMT’s bylaws do not apply to any action for which the Circuit Court does not have jurisdiction, which would include disputes arising under the federal securities laws, or to a dispute that has been referred to binding arbitration in accordance with TRMT’s bylaws.
The arbitration provisions of RMRM’s governing documents and the exclusive forum provisions of RMRM’s and TRMT’s governing documents may limit the ability of their shareholders to pursue litigation against RMRM or TRMT, or their respective trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation. In addition, as described above, the arbitration provisions of RMRM’s and TRMT’s governing documents may limit the ability to collect attorneys’ fees or other damages in such litigation, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
FUTURE SHAREHOLDER PROPOSALS
RMRM 2022 Annual Meeting of Shareholders and Shareholder Proposals
RMRM held its 2021 annual meeting of shareholders on May 27, 2021, and will hold its 2022 annual meeting of shareholders regardless of whether the Merger has been completed. If the Merger is completed as anticipated, at the Effective Time, TRMT shareholders will become RMRM shareholders and RMRM’s bylaws will be amended to, among other things, generally provide for an advance notice period of between 120 days and 150 days for nominations of trustees by shareholders. A proposal for action to be presented by any shareholder at RMRM’s 2022 annual meeting of shareholders will be acted upon only:
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if the proposal is made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at RMRM’s principal executive office on or before November 24, 2021, in order to be eligible to be included in the proxy statement for the 2022 annual meeting of shareholders; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days before or after May 27, 2022, such a proposal must be submitted within a reasonable time before RMRM begins to print its proxy materials. Under Rule 14a-8, RMRM is not required to include shareholder proposals in its proxy materials in certain circumstances or if conditions specified in the rule are not met; or

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if the proposal is not made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by RMRM’s Secretary at its principal executive office, in accordance with the requirements of RMRM’s declaration of trust and bylaws, not later than 5:00 p.m., Eastern time, on November 24, 2021, and not earlier than October 25, 2021; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days earlier or later than May 27, 2022, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2022 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2022 annual meeting of shareholders is first made by RMRM. Shareholders making such a proposal must comply with the advance notice and other requirements set forth in RMRM’s declaration of trust and bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of RMRM Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

However, if the Merger is not completed, a proposal for action to be presented by any shareholder at RMRM’s 2022 annual meeting of shareholders will be acted upon only:
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if the proposal is made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at RMRM’s principal executive office on or before November 24, 2021, in order to be eligible to be included in the proxy statement for the 2022 annual meeting of shareholders; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days before or after May 27, 2022, such a proposal must be submitted within a reasonable time before RMRM begins to print its proxy materials. Under Rule 14a-8, RMRM is not required to include shareholder proposals in its proxy materials in certain circumstances or if conditions specified in the rule are not met; or

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if the proposal is not made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by RMRM’s Secretary at its principal executive office, in accordance with the requirements of RMRM’s declaration of trust and bylaws, not later than 5:00 p.m., Eastern time, on December 24, 2021, and not earlier than November 24, 2021; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days earlier or later than May 27, 2022, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2022 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2022 annual meeting of shareholders is first made by RMRM. Shareholders making such a proposal must comply with the advance notice and other requirements set forth in RMRM’s declaration of trust and bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of RMRM Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

Proposals should in either case be sent to RMRM’s Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The foregoing description of the deadlines and other requirements for shareholders to submit a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of RMRM’s declaration of trust and bylaws, including the requirements for shareholder nominations and other shareholder proposals, may be obtained by writing to RMRM’s Secretary at RMR Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.
TRMT 2022 Annual Meeting of Shareholders and Shareholder Proposals
TRMT held its 2021 annual meeting of shareholders on May 27, 2021. If the Merger is consummated on the expected timetable, TRMT does not intend to hold a 2022 annual meeting of its shareholders. However, if the Merger is not completed, or if TRMT is otherwise required to do so under applicable law, TRMT will hold its 2022 annual meeting of shareholders, and a proposal for action to be presented by any shareholder at such meeting of shareholders will be acted upon only:
•
if the proposal is made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at TRMT’s principal executive office on or before November 24, 2021, in order to be eligible to be included in the proxy statement for the 2022 annual meeting of shareholders; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days before or after May 27, 2022, such a proposal must be submitted within a reasonable time before TRMT begins to print its proxy materials. Under Rule 14a-8, TRMT is not required to include shareholder proposals in TRMT’s proxy materials in certain circumstances or if conditions specified in the rule are not met; or

•
if the proposal is not made pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by TRMT’s Secretary at TRMT’s principal executive office, in accordance with the requirements of TRMT’s declaration of trust and bylaws, not later than 5:00 p.m., Eastern time, on December 24, 2021, and not earlier than November 24, 2021; provided that, if the date of the 2022 annual meeting of shareholders is more than 30 days earlier or later than May 27, 2022, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2022 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2022 annual meeting of shareholders is first made by TRMT. Shareholders making such a proposal must comply with the advance notice and other requirements set forth in TRMT’s declaration of trust and bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of TRMT Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

Proposals should be sent to TRMT’s Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The foregoing description of the deadlines and other requirements for shareholders to submit a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of TRMT’s declaration of trust and bylaws, including the requirements for shareholder nominations and other shareholder proposals, may be obtained by writing to TRMT’s Secretary at Tremont Mortgage Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.
LEGAL MATTERS
Certain matters of Maryland law, including the validity of the RMRM Common Shares to be issued pursuant to the RMRM Share Issuance, will be passed upon for RMRM by Saul Ewing. Certain United States federal income tax consequences relating to the Merger and certain other tax matters will be passed upon for RMRM by Skadden and for RMRM and TRMT by Sullivan. Saul Ewing also represents TRMT and TRA, RMRM’s and TRMT’s manager, certain other companies to which RMR LLC or its subsidiaries provide management services and certain of their affiliates on various matters. Sullivan also represents TRMT and TRA, certain other companies to which RMR LLC or its subsidiaries provide management services and certain of their affiliates on various matters. Skadden also represents RMRM and TRA, certain other companies to which RMR LLC or its subsidiaries provide management services and certain of their affiliates on various matters.
EXPERTS
The consolidated financial statements and financial highlights of RMR Mortgage Trust as of and for the year ended December 31, 2020 and RMR Real Estate Income Fund as of and for the year ended December 31, 2019, included in this joint proxy statement/prospectus of RMR Mortgage Trust, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of Tremont Mortgage Trust at December 31, 2019, and for each of the two years in the period ended December 31, 2019, included in this joint proxy statement/prospectus of RMR Mortgage Trust, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of Tremont Mortgage Trust as of and for the year ended December 31, 2020 included in this joint proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
OTHER MATTERS
As of the date of this joint proxy statement/prospectus, neither the RMRM board of trustees nor the TRMT board of trustees knows of any matters that will be presented for consideration at either the RMRM special meeting or the TRMT special meeting other than as described in this joint proxy statement/prospectus. In accordance with RMRM’s bylaws, TRMT’s bylaws and Maryland law, business transacted at the RMRM special meeting and the TRMT special meeting will be limited to those matters set forth in the respective accompanying notices of the special meetings. Nonetheless, if any other matter is properly presented at the RMRM special meeting or the TRMT special meeting, or any adjournments or postponements of the special meetings, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
RMRM has elected to implement the SEC’s householding rules. Accordingly, only one copy of this joint proxy statement/prospectus is being delivered to RMRM shareholders residing at the same address, unless such shareholders have notified RMRM of their desire to receive multiple copies of the joint proxy statement/prospectus. If you are a RMRM shareholder and, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please call (617) 332-9530 or send a written request addressed to RMR Mortgage Trust, Attn: Investor Relations, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. If you are a RMRM shareholder and hold shares in street name, you may request a separate copy by calling (617) 332-9530 or sending a written request addressed to RMR Mortgage Trust, Attn: Investor Relations, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. For future annual or special meetings, RMRM shareholders may request separate voting materials, or request that RMRM send only one set of proxy materials by contacting RMRM at the above phone number or address.
TRMT has also elected to implement the SEC’s householding rules. Accordingly, only one copy of this joint proxy statement/prospectus is being delivered to TRMT shareholders residing at the same address, unless such shareholders have notified TRMT of their desire to receive multiple copies of the joint proxy statement/prospectus. If you are a TRMT shareholder and, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please call (617) 796-8317 or send a written request addressed to Tremont Mortgage Trust, Attn: Investor Relations, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. If you are a TRMT shareholder and hold shares in street name, you may request a separate copy by calling (617) 796-8317 or sending a written request addressed to Tremont Mortgage Trust, Attn: Investor Relations, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. For future annual or special meetings, TRMT shareholders may request separate voting materials, or request that TRMT send only one set of proxy materials by contacting TRMT at the above phone number or address.

CONSOLIDATED FINANCIAL STATEMENTS OF RMR MORTGAGE TRUST

RMR Mortgage Trust
Consolidated Portfolio of Investments — December 31, 2020
Location	Property Type	Committed Principal Amount	Coupon Rate	Origination Date	Maturity Date	Cost	Value
MORTGAGE LOANS HELD FOR INVESTMENT 47.6%(1)
Downers Grove, IL	Office	$30,000,000	L + 4.25%	09/25/2020	11/25/2023	$29,232,191	$29,232,191
Durham, NC	Lab	$21,500,000	L + 4.35%	12/17/2020	12/17/2023	13,280,799	13,280,799
Los Angeles, CA	Retail	$24,600,000	L + 4.25%	12/17/2020	12/17/2022	17,028,980	17,028,980
Aurora, IL	Office	$16,500,000	L + 4.35%	12/18/2020	12/18/2023	14,539,736	14,539,736
Berkeley, CA	Lab	$19,120,000	L + 4.35%	12/30/2020	12/30/2023	17,797,263	17,797,263
Total Mortgage Loans — 47.6%						$91,878,969	91,878,969
Other assets less liabilities — 52.4%(2)							101,015,319
Net Assets attributable to common shareholders — 100.0%							$192,894,288

(1)
The mortgage loans we invest in are not registered under the securities laws. These mortgage loans are valued using Level III inputs as defined in the fair value hierarchy under generally accepted accounting principles, or GAAP.

(2)
Please refer to our Consolidated Statement of Assets and Liabilities for further information on these amounts.

RMR Mortgage Trust
Consolidated Financial Statements
Consolidated Statement of Assets and Liabilities
December 31, 2020
Assets
Cash and cash equivalents	$103,313,544
Loans held for investment (cost $91,878,969)	91,878,969
Restricted cash	250,000
Dividends and interest receivable	138,832
Prepaid expenses	345,145
Other assets	128,732
Total assets	196,055,222
Liabilities
Accrued income taxes	2,386,000
Accrued expenses and other liabilities	490,480
Advisory fee payable	140,860
Deferred revenue	82,238
Compliance and internal audit costs payable	31,413
Administrative fee payable	29,943
Total liabilities	3,160,934
Net assets attributable to common shares	$192,894,288
Composition of net assets attributable to common shares
Common shares, $0.001 par value per share; unlimited number of shares authorized	10,202
Additional paid-in capital	192,884,086
Net assets attributable to common shares	$192,894,288
Common shares outstanding	10,202,009
Net asset value per share attributable to common shares	$18.91
See notes to consolidated financial statements.

RMR Mortgage Trust
Consolidated Financial Statements — continued
Consolidated Statement of Operations
For the Year Ended December 31, 2020
Investment Income
Dividend income	$6,803,613
Interest income from mortgage loan investments	563,655
Other income	352,991
Total investment income	7,720,259
Expenses
Advisory	2,363,603
Legal	361,411
Compliance and internal audit	144,543
Shareholder reporting	110,246
Custodian	86,257
Administrative	76,757
Preferred share remarketing and auction fees	65,458
Trustees’ fees and expenses	55,347
Audit	49,134
Other	424,403
Total expenses before interest expense	3,737,159
Interest expense	1,207,561
Total expenses	4,944,720
Net investment income	2,775,539
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments before taxes	13,207,592
Income tax expense	(2,386,000)
Net realized gain on investments after taxes	10,821,592
Net change in unrealized losses on investments	(69,278,340)
Net realized and change in unrealized losses on investments after taxes	(58,456,748)
Net decrease in net assets before preferred distributions resulting from operations	(55,681,209)
Distributions to preferred shareholders from net investment income	(322,917)
Net decrease in net assets attributable to common shares resulting from operations	$(56,004,126)
See notes to consolidated financial statements.

RMR Mortgage Trust
Consolidated Financial Statements — continued
Consolidated Statements of Changes in Net Assets
	Year Ended December 31, 2020	Year Ended December 31, 2019
Increase (decrease) in net assets resulting from operations
Net investment income	$2,775,539	$4,896,213
Net realized gain on investments after taxes	10,821,592	4,292,510
Net change in unrealized gains (losses) on investments	(69,278,340)	61,744,128
Distributions to preferred shareholders	(322,917)	(639,400)
Net increase (decrease) in net assets attributable to common shares resulting from operations	(56,004,126)	70,293,451
Distributions to common shareholders from:
Distributable earnings	(6,427,266)	(8,334,106)
Return of capital	—	(5,132,546)
Total distributions to common shareholders	(6,427,266)	(13,466,652)
Capital shares transactions
Redemption of auction rate preferred shares	(16,675,000)	—
Net decrease in capital share transactions	(16,675,000)	—
Liquidation preference of preferred shares repurchased	16,675,000	—
Total increase (decrease) in net assets attributable to common shares	(62,431,392)	56,826,799
Net assets attributable to common shares
Beginning of year	255,325,680	198,498,881
End of year	$192,894,288	$255,325,680
Common shares issued and repurchased
Shares outstanding, beginning of year	10,202,009	10,202,009
Shares outstanding, end of year	10,202,009	10,202,009
See notes to consolidated financial statements.

RMR Mortgage Trust
Consolidated Financial Statements — continued
Consolidated Statement of Cash Flows
Year Ended December 31, 2020
Cash flows from operating activities
Net decrease in net assets before preferred distributions resulting from operations	$(55,681,209)
Adjustments to reconcile net decrease in net assets before preferred distributions resulting from operations to cash provided by operating activities:
Origination of loans held for investment	(91,878,969)
Purchases of long term investments	(10,077,968)
Proceeds from sales of long term investments	302,797,118
Net (purchases)\ and sales of short term investments	4,476,850
Decrease in payable for securities purchased	(9,832)
Changes in assets and liabilities:
Decrease in dividends and interest receivable and other assets	2,436,359
Increase in accrued income taxes	2,386,000
Increase in accrued expenses and other liabilities	430,012
Increase in prepaid expenses	(296,775)
Decrease in advisory fee payable	(118,012)
Decrease in interest payable	(212,232)
Decrease in compliance and internal audit costs payable	(5,934)
Increase in administrative fee payable	2,272
Net change in unrealized losses on investments	69,278,340
Net realized gain on investments and foreign currency transactions	(13,207,592)
Cash provided by operating activities	210,318,428
Cash flows from financing activities
Distributions paid to preferred shareholders	(322,917)
Distributions paid to common shareholders	(6,427,266)
Repayment of revolving credit facility	(88,000,000)
Redemption of Auction Preferred Shares	(16,675,000)
Cash used in financing activities	(111,425,183)
Increase in cash and cash equivalents	98,893,245
Cash and cash equivalents at beginning of year	4,670,299
Cash and cash equivalents and restricted cash at end of year	$103,563,544
Cash and cash equivalents and restricted cash at end of year
Cash and cash equivalents	$103,313,544
Restricted cash	250,000
Cash and cash equivalents and restricted cash at end of year	$103,563,544
Supplemental cash flow information:
Cash paid for interest and fees on borrowings	$1,419,793
See notes to consolidated financial statements.

RMR Mortgage Trust
Consolidated Financial Statements — continued
Consolidated Selected Data For A Common Share Outstanding Throughout Each Year Presented
	For the Year Ended December 31,
	2020	2019	2018	2017	2016
Per Common Share Operating Performance(a)
Net asset value, beginning of year	$25.03	$19.46	$23.28	$25.54	$23.53
Income from Investment Operations
Net investment income(b)	0.27	0.48	0.68	0.67	0.69
Net realized and unrealized gain (loss) on investments	(5.73)	6.47	(3.12)	0.29	2.68
Distributions to preferred shareholders (common stock equivalent basis) from:
Net investment income	(0.01)	(0.04)	(0.04)	(0.03)	(0.04)
Net realized gains on investment	(0.02)	(0.02)	(0.02)	(0.02)	—
Net increase (decrease) in net asset value from operations	(5.49)	6.89	(2.50)	0.91	3.33
Less: Distributions to common shareholders from:
Net investment income	(0.23)	(0.51)	(0.64)	(0.84)	(1.32)
Net realized gains on investment	(0.40)	(0.33)	(0.28)	(0.48)	—
Return of capital	—	(0.48)	(0.40)	—	—
Dilutive effect of rights offering	—	—	—	(1.85)(c)	—
Net asset value, end of year	$18.91	$25.03	$19.46	$23.28	$25.54
Market price, beginning of year	$20.20	$15.07	$19.09	$20.46	$19.28
Market price, end of year	$10.56	$20.20	$15.07	$19.09	$20.46
Total Return
Total investment return based on:
Market price(d)	(43.89)%	43.41%	(14.72)%	(0.46)%	13.25%
Net asset value(d)	(20.58)%	35.81%	(11.06)%	(3.89)%	14.32%
Ratios/Supplemental Data:
Ratio to average net assets attributable to common shares of:
Net investment income, before total preferred share distributions(b)	1.49%	2.01%	3.14%	2.67%	2.76%
Total preferred share distributions	0.17%	0.26%	0.26%	0.21%	0.17%
Net investment income, net of preferred share distributions(b)	1.32%	1.75%	2.88%	2.46%	2.59%
Expenses	2.65%	2.86%	3.14%	2.62%(e)	2.28%
Portfolio turnover rate	40.75%	6.60%	21.59%	13.89%	10.48%
Net assets attributable to common shares	$192,894,288	$255,325,680	$198,498,881	$237,464,973	$195,435,521
Borrowings on revolving credit facility(f)	$—	$88,000,000	$88,000,000	$88,000,000	$60,000,000
Asset coverage ratio of borrowings(g)	N.A.	409%	345%	389%	454%
Liquidation preference of outstanding preferred shares (h)	$—	$16,675,000	$16,675,000	$16,675,000	$16,675,000
Asset coverage ratio of preferred shares(h) (i)	N.A.	1,631%	1,290%	1,524%	1,272%
Asset coverage ratio of borrowings and preferred shares(h) (j)	N.A.	344%	290%	327%	355%

(a)
Based on weighted average shares outstanding.

(b)
As discussed in Note A(7) to the financial statements, a portion of the distributions we received on our investments are not included in investment income for financial reporting purposes.

(c)
Represents the impact of our rights offering of 2,550,502 common shares in September 2017 at a subscription price per share based on a formula.

(d)
Total return based on per share market price assumes the purchase of common shares at the market price on the first day and sale of common shares at the market price on the last day of the period indicated; dividends and distributions, if any, are assumed to be reinvested at market prices on the ex-dividend date. The total return based on net asset value, or NAV, assumes the purchase of common shares at NAV on the first day and sale of common shares at NAV on the last day of the period indicated; distributions are assumed to be reinvested at NAV on the ex-dividend date. All assumed purchases, sales and reinvestments noted in the preceding sentences are assumed to have been executed

See notes to consolidated financial statements.

as of the close of trading on the assumed date. Results represent past performance and do not guarantee future results.
(e)
We incurred a one time non-recurring expense equal to 0.17% of net assets attributable to common shares, fully reimbursed to us by RMR Advisors LLC. If the non-recurring reimbursed expense was not included, Expenses, including interest expense, would have been 2.45%.

(f)
All of our borrowings under our revolving credit facility were repaid in November 2020. Please refer to Note F for further information.

(g)
Asset coverage ratio of borrowings equals net assets attributable to common shares plus the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares divided by the outstanding balance under our revolving credit facility.

(h)
All of our issued and outstanding auction rate preferred shares were redeemed at par value of $16,675,000 plus accrued but unpaid dividends during November 2020. Please refer to Note D for further information.

(i)
Asset coverage ratio of preferred shares equals net assets attributable to common shares plus the liquidation preference of our outstanding preferred shares divided by the liquidation preference of our preferred shares.

(j)
Asset coverage ratio of borrowings and liquidation preference of our preferred shares equals net assets attributable to common shares plus the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares divided by the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares.

See notes to consolidated financial statements.

RMR Mortgage Trust
Notes to Consolidated Financial Statements
December 31, 2020
Note A
1.   Organization
RMR Mortgage Trust (formerly known as RMR Real Estate Income Fund), or we, us, our, or the Trust, was organized as a Delaware statutory trust on December 17, 2008, and was registered under the Investment Company Act of 1940, as amended, or the 1940 Act, as a non-diversified closed end management investment company. At our annual meeting on April 13, 2017, our shareholders approved the redomestication of the Trust from a Delaware statutory trust to a Maryland statutory trust. The redomestication was completed on April 18, 2017, and we then became and continue to be a Maryland statutory trust.
On April 16, 2020, our shareholders approved a change in business from a registered investment company that makes equity investments in real estate companies to a real estate investment trust, or REIT, engaged in the business of originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate. Our fundamental investment objectives of earning and paying a high level of current income to common shareholders, with capital appreciation as a secondary objective, have been replaced with a non-fundamental primary objective to balance capital preservation with generating attractive risk adjusted returns. Our shareholders also amended our fundamental investment restrictions to permit us to engage in our new business while awaiting deregistration as an investment company and approved our return to non-diversified status under the 1940 Act. On January 5, 2021, the SEC issued an order granting our request to deregister as an investment company under the 1940 Act.
We sold all our legacy portfolio assets in 2020 and during 2020 began originating and investing in commercial mortgage loans within our new investment scope.
2.   Basis of Presentation
These consolidated financial statements include the accounts of us and our subsidiaries, RMRM RTP Lender LLC and RMTG Lender LLC, all of which are 100% owned directly by us. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.
For the year ended December 31, 2020, we are an investment company in accordance with the FASB Accounting Standards Codification (ASC) 946, Financial Services — Investment Companies, for the purposes of financial reporting. We will apply accounting and reporting guidance for REITs beginning in 2021.
Preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that may affect the amounts reported in our financial statements and related notes. Our actual results could differ from these estimates.
3.   Portfolio Valuation
As of December 31, 2020, our portfolio primarily consisted of mortgage loans and cash. Our mortgage loans held for investment are carried at their fair values. Please see Note 4 Fair Value Measurements for further information on these investments. Investments in open end mutual funds are valued at the closing NAV on the valuation date.
As of December 31, 2020, we held $21,441,093 shares in State Street Institutional U.S. Government Money Market Fund valued at $21,441,093. This amount in included with other cash balances in the Statement of Assets and Liabilities and are considered Level 1 assets for fair value measurements (see Note 4).
4.   Fair Value Measurements
We estimate the fair values of our loans held for investment using Level III inputs, including discounted cash flow analyses and currently prevailing market terms as of the measurement date, determined by

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
4.   Fair Value Measurements (continued)
significant unobservable market inputs, which include holding periods, discount rates based on loan to value, or LTV, property types and loan pricing expectations which are corroborated by a comparison with other market participants to determine the appropriate market spread to add to the one month LIBOR (Level III inputs as defined in the fair value hierarchy under GAAP). As of December 31, 2020, the fair value of the mortgage loans approximated their historical cost.
We report the value of our investments at their fair value. Fair value is defined as the price that we would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market for the investment. When valuing investments, we use observable market data when possible and otherwise uses other significant observable or unobservable inputs for fair value measurements. Inputs refer broadly to the assumptions we believe believes that market participants would use in valuing the asset or liability, including assumptions about risk; for example, the risk inherent in using a particular valuation technique to measure fair value and the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in valuing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our own assumptions about the assumptions market participants would use in valuing the asset or liability developed based on the best information available in the circumstances. The three tier hierarchy of inputs used to value securities reported in these financial statements is summarized below:
•
Level 1 — unadjusted quoted prices in active markets for identical investments.

•
Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, credit risk, etc.).

•
Level 3 — significant unobservable inputs (including our own assumptions in determining the fair value of investments).

Legacy Portfolio Assets
We use broker quotes, issuer company financial information and other market indicators to value the securities whose prices are not readily available. The types of inputs used to value a security may change as the markets fluctuate and/or the availability of data used in an investment’s valuation changes.
When the S&P 500 Index (an unmanaged index published as Standard & Poor’s Composite Index of 500 common stocks) fluctuates more than 0.75% from the previous day close, we believe that the closing price of foreign securities on the principal foreign exchange on which they trade may no longer represent the fair value of those securities at the time the U.S. market closes, in which case, we fair value those foreign securities. In such circumstances, we report holdings in foreign securities at their fair values as determined by an independent security pricing service. The service uses a multi-factor model that includes such information as the security’s local closing price, relevant general and sector indices, currency fluctuations, depository receipts and futures, as applicable. The model generates an adjustment factor for each security that is applied to the local closing price to adjust it for post closing events, resulting in the security’s reported fair value. The adjustment factor is applied to a security only if the minimum confidence interval is 75% or more. The types of inputs may change as the markets fluctuate and/or the availability of data used in an investment’s valuation changes. We recognize interperiod transfers between the input levels as of the end of the period.
Mortgage Loans Held for Investment
Our loans are classified as held for investment based upon our intent and ability to hold them until maturity. We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
4.   Fair Value Measurements (continued)
factors in relation to each loan and assigning a risk rating to each loan based on those factors. Factors considered in these evaluations include, but are not limited to, property type, geographic and local market dynamics, physical condition, leasing and tenant profile, projected cash flow, risk of loss, current LTV, debt yield, collateral performance, structure, exit plan and sponsorship. Loans are rated “1” (lower risk) through “5” (impaired/loss likely) as defined below:
“1” lower risk — Criteria reflects a sponsor having a strong financial condition and low credit risk and our evaluation of management’s experience; collateral performance exceeding performance metrics included in the business plan or credit underwriting; and the property demonstrating stabilized occupancy and/or market rates, resulting in strong current cash flow and net operating income and/or having a very low LTV.
“2” average risk — Criteria reflects a sponsor having a stable financial condition and our evaluation of management’s experience; collateral performance meeting or exceeding substantially all performance metrics included in the business plan or credit underwriting; and the property demonstrating improved occupancy at market rents, resulting in sufficient current cash flow and/or having a low LTV.
“3” acceptable risk — Criteria reflects a sponsor having a history of repaying loans at maturity and meeting its credit obligations and our evaluation of management’s experience; collateral performance expected to meet performance metrics included in the business plan or credit underwriting; and the property having a moderate LTV. New loans and loans with a limited history will typically be assigned this rating and will be adjusted to other levels from time to time as appropriate.
“4” higher risk — Criteria reflects a sponsor having a history of unresolved missed or late payments, maturity extensions and difficulty timely fulfilling its credit obligations and our evaluation of management’s experience; collateral performance failing to meet the business plan or credit underwriting; the existence of a risk of default possibly leading to a loss and/or potential weaknesses that deserve management’s attention; and/or the property having a high LTV.
“5” impaired/loss likely — Criteria reflects a very high risk of realizing a principal loss or having incurred a principal loss; a sponsor having a history of default payments, trouble fulfilling its credit obligations, deeds in lieu of foreclosures, and/or bankruptcies; collateral performance is significantly worse than performance metrics included in the business plan; loan covenants or performance milestones having been breached or not attained; timely exit via sale or refinancing being uncertain; and/or the property having a very high LTV.
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. The following table allocates the carrying value of our loan portfolio at December 31, 2020 based on our internal risk rating policy:
December 31, 2020
Risk Rating	Number of Loans	Carrying Value
1	—	$—
2	—	—
3	5	91,878,969
4	—	—
5	—	—
	5	$91,878,969

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
4.   Fair Value Measurements (continued)
The weighted average risk rating of our loans by carrying value was 3.0 as of December 31, 2020. We did not have any impaired loans or nonaccrual loans as of December 31, 2020. As of December 31, 2020, and February 22, 2021, all of our borrowers had paid all of their debt service obligations owed and due to us and none of the loans included in our investment portfolio were in default.
The following table provides a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining value:
Investments in Mortgage Loan Characterized as Level 3
Balance, as of December 31, 2019	$—
Loan originations (Level 3)	91,878,969
Balance, as of December 31, 2020	$91,878,969
Net change in unrealized appreciation/depreciation from investments still held as of December 31, 2020	$—
At December 31, 2020, there were no Level 3 fair value measurements utilizing significant inputs determined by management. We recognize interperiod transfers between the input levels as of the end of the period. There were no transfers of financial assets or liabilities within the fair value hierarchy during the year ended December 31, 2020.
5.   Investment Transactions and Investment Income
We record securities transactions on a trade date basis, dividend income on the ex-dividend date and any non-cash dividends at the fair market value of the securities received. We use the accrual method for recording interest income, including accretion of original issue discount, where applicable, and accretion of discount on short term investments and identified cost basis for realized gains and losses from securities transactions. The difference between cost and fair value of for investments we continue to hold is reflected as unrealized gain (loss), and any change in that amount from a prior period is reflected in the accompanying consolidated statement of operations.
Interest income related to our first mortgage whole loans secured by CRE will generally be accrued based on the coupon rates applied to the outstanding principal balance of such loans. Fees, premiums and discounts, if any, will be amortized or accreted into interest income over the remaining lives of the loans using the effective interest method, as adjusted for any prepayments. If a loan’s interest or principal payments are not paid when due and there is uncertainty that such payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in our judgment, a loan is likely to remain current, it may be re-categorized as accrual.
6.   Taxes
We have adopted the provisions of the Topic of the FASB Accounting Standard Codification, or ASC 740. ASC 740 sets forth a minimum threshold for financial statement recognition of a tax position taken, or expected to be taken, in a tax return. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. These reclassifications have no impact on net assets or results of operations. We recognize interest and penalties, if any, related to unrecognized tax positions as an income tax expense in the Consolidated Statement of Operations. At December 31, 2020, we did not have any unrecognized tax positions. Each of the tax years in the four year period ended December 31, 2020 remains subject to examination by the Internal Revenue Service.

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
6.   Taxes (continued)
We have elected to retain realized capital gains and designate such gains as a distribution to shareholders in accordance with section 852(b)(3)(D) of the Internal Revenue Code, or IRC, and we have recorded a $2,386,000 provision for income taxes for the year ended December 31, 2020. The amount of undistributed capital gains was $7,997,377 for the year ended December 31, 2020. The aggregate cost of investments that generated these undistributed gains for U.S. federal income tax purposes was $334,389,280. Current income tax expense as shown on our consolidated statement of operations is comprised of as described in the table below:
Year ended December 31, 2020
Income tax expense
Federal	$1,746,210
State	639,790
Total	$2,386,000
On January 5, 2021, the SEC issued an order deregistering us as an investment company. We elected to be taxed as a REIT beginning with the 2020 tax year. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. Although we cannot be sure, beginning with our taxable year for which we make our election to be taxed as a REIT, we expect that we will be organized and will operate in a manner that will allow us to so qualify, and we expect that we will continue to be so organized and to so operate in subsequent taxable years. Accordingly, we generally will not be subject to U.S. federal income tax provided that we meet certain distribution and other requirements. We are subject to certain state and local taxes, certain of which amounts are or will be reported as income taxes in our consolidated statements of operations.
7.   Distributable Earnings
We earn income, net of expenses on our investments. On February 22, 2019, we, acting pursuant to an SEC exemptive order and with the approval of our Board of Trustees adopted a managed distribution plan, consistent with our investment objectives and policies, allowing us to include long term capital gains, where applicable, as part of a regular fixed quarterly distribution to our shareholders that is intended to distribute an amount consistent with our total returns in relation to NAV over time, or the Managed Distribution Plan. Distributions following our deregistration as an investment company are no longer subject to our Managed Distribution Plan, which ceased to be effective as of that time. Consistent with the Managed Distribution Plan (when effective) and our currently effective distribution policy, our distributions to common shareholders may consist of ordinary income (net investment income and short term capital gains), a portion of the estimated realized long term capital gains or return of capital, which is not taxable. To the extent net realized capital gains, if any, can be offset by capital loss carry forwards, it is our policy not to distribute such gains.
During the year ended December 31, 2020, we had substantial investments in REITs, which are generally not subject to U.S. federal income taxes. Distributions that we receive from REITs can be classified as ordinary income, capital gain income or return of capital by the REITs that make these distributions to us. We have excluded from our investment income the portions of the distributions received from REITs classified by those REITs as capital gain income or return of capital. We have included in our “net realized gain on investments” that portion of the distributions received from REITs that is classified by those REITs as capital gain income. We credited “net change in unrealized appreciation on investments” with that portion of the distributions received from REITs that is classified by those REITs as return of capital. In addition, if we use capital loss carryforwards to offset capital gains, a portion of our distribution to common

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
7.   Distributable Earnings (continued)
shareholders may be classified as ordinary income for U.S. federal income tax purposes. Further, our distributions to common shareholders for the years ended December 31, 2020 and 2019 did not exceed the aggregate of the cash distributions we received from our investments and capital gains as a result of trading activities less our expenses and distributions to preferred shareholders. The classifications of distributions received from our investments were as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Ordinary income(1)	$7,720,259	$11,845,727
Capital gain income(2)	1,926,594	2,273,809
Return of capital(3)	2,997,332	4,989,497
	$12,644,185	$19,109,033

(1)
Reported as investment income in our Consolidated Statement of Operations.

(2)
Included in net realized gain on investments, net of tax, in our Consolidated Statement of Operations.

(3)
Included in net change in unrealized gain on investments in our Consolidated Statement of Operations.

Only distributions in excess of accumulated tax basis earnings and profits are reported in the financial statements as a return of capital for tax purposes.
The tax character of distributions during the years ended December 31, 2020 and December 31, 2019 were as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Ordinary income	$1,786,150	$5,431,697
Long term capital gains	4,964,033	3,541,809
Return of capital	—	5,132,546
	$6,750,183	$14,106,052
As of December 31, 2020, the components of distributable earnings on a U.S. federal income tax basis were as follows:
Undistributed ordinary income	$—
Undistributed net long term capital gains	$7,997,377
Net unrealized gain (loss)	$—
Capital losses generated are carried forward indefinitely, and retain the character of the original loss. Net capital loss carryforwards may be applied against any net realized taxable gains in succeeding years where applicable.
During the year ended December 31, 2020, we utilized net capital loss carryforwards of $209,830. At December 31, 2020, our accumulated capital loss carryovers that can be used to offset future realized long term capital gains were $1,140,262.

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
8.   Concentration, Interest Rate and Illiquidity Risk
As of December 31, 2020, our investments were concentrated in income producing debt securities, primarily first mortgage whole loans secured by middle market and transitional CRE. All our loans held were made in U.S. dollars and earn interest at floating rates based on London Interbank Offer Rate, or LIBOR, plus a premium. Accordingly, we are exposed to interest rate risk for changes in U.S. dollar based short-term rates, specifically LIBOR. As LIBOR decreases, our risk is partially mitigated by interest rate floor provisions in our loan agreements with borrowers. In addition, upon repayment from our borrowers we are vulnerable to decreases in interest rate premiums due to market conditions at the time any such repayment proceeds are reinvested.
LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. We currently expect that the determination of interest under our loan agreements with our borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. Despite our current expectations, we cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under our agreements would approximate the current calculation in accordance with LIBOR.
Our mortgage loans are considered illiquid securities for which no secondary market is readily available. The lack of liquidity of these investments may make it difficult to sell such investments if the need or desire arises. If we are required to liquidate all or a portion of our portfolio quickly, we may incur losses.
Note B
Advisory and Administration Agreements and Other Transactions with Affiliates; Trustee Compensation; Other Agreements
We had an investment advisory agreement with RMR Advisors LLC, or RMR Advisors, to provide us with a continuous investment program, to make day to day investment decisions and to generally manage our business affairs in accordance with our investment objectives and policies. This agreement was terminated on January 5, 2021 in connection with our deregistration as an investment company. Pursuant to this agreement, RMR Advisors was compensated at an annual rate of 0.85% of our average daily managed assets. Managed assets means our total assets less liabilities other than any indebtedness entered into for purposes of leverage. Thus, for purposes of calculating managed assets, our revolving credit facility and the liquidation preference of our preferred shares were not considered a liability and they were considered indebtedness entered into for purposes of leverage. We incurred advisory fees of $2,363,603 for the year ended December 31, 2020. On January 5, 2021, we terminated this investment advisory agreement and entered into a management agreement, or Management Agreement, with Tremont Realty Advisors LLC, or our Manager, effective January 5, 2021, or the Effective Date, to manage our day-to-day operations, subject to the oversight and direction of our Board of Trustees.
Under the terms of the Management Agreement:
1. Base Management Fee: We are required to pay our Manager an annual base management fee equal to 1.5% of our equity, payable in cash quarterly (0.375% per quarter) in arrears. Under the Management Agreement, “equity” means (a) the sum of (i) our net asset value as of the Effective Date, plus (ii) the net proceeds received by us from any future sale or issuance of our shares of beneficial interest, plus (iii) our cumulative core earnings (as defined below) for the period commencing on the Effective Date to the end of the applicable most recent completed calendar quarter, less (b) (i) any distributions previously paid to holders of our common shares, (ii) any incentive fee previously paid to our Manager and (iii) any amount that we may have paid to repurchase our common shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
2. Incentive Fee: Starting in the calendar quarter ending March 31, 2021, we are required to pay our Manager quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our core earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless our core earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the Effective Date) in the aggregate is greater than zero. The incentive fee may not be less than zero.
3. Termination Fee. In the event the Management Agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by our Manager during the period from the Effective Date through the most recently completed calendar quarter prior to the termination date, plus (b) $1,600,000. No termination fee will be payable if the Management Agreement is terminated by us for a cause event or by our Manager without our material breach.
4. Expense Reimbursement. Our Manager will be responsible for the costs of our Manager’s employees who provide services to us, including the cost of our Manager’s personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees (as defined under our governing documents) or is a shared services cost. We are required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under the management agreement to be borne by our Manager. Some of these overhead, professional and other services will be provided by The RMR Group LLC, or RMR LLC, pursuant to a shared services agreement between our Manager and RMR LLC. In addition, we will also pay our pro rata portion of internal audit costs incurred by RMR LLC on our behalf and on behalf of other public companies to which RMR LLC or its affiliates provides management services.
5. Term and Termination. The initial term of the Management Agreement ends on December 31, 2023, and the agreement will automatically renew for successive one year terms beginning January 1, 2024 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two thirds (2/3) of our Independent Trustees based upon a determination that (a) our Managers’ performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Manager under the Management Agreement are not fair to us (provided that, in the instance of (b), our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The Management Agreement may be terminated by our Manager before each annual renewal upon written notice delivered to our Board of Trustees no later than 180 days prior to an annual renewal date.
Our Manager may also terminate the Management Agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event. In addition, our Manager may terminate the Management Agreement upon 60 days’ written notice for

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
a material breach by us, as defined in the Management Agreement, which includes if we default in the performance or observance of any material term, condition or covenant contained in the Management Agreement, the consequence of which was materially adverse to our Manager and which did not result from and was not attributable to any action, or failure to act, of our Manager and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, we materially reduce our Managers’ duties and responsibilities or scope of its authority under the Management Agreement or we cease or take steps to cease to conduct the business of originating or investing in commercial real estate loans.
6. Other Provisions. We have agreed to indemnify our Manager and its affiliates, including RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of such party with respect to the provision of services to us, except to the extent such provision of services was in bad faith or was grossly negligent. In addition, the Management Agreement provides that any disputes, as defined in the agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, shall be subject to mandatory arbitration in accordance with procedures provided in the agreement.
For purposes of the calculation of base management fees and incentive fees payable to our Manager under the Management Agreement, “core earnings” is defined as net income (or loss) attributable to common shareholders computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by our Manager; (b) depreciation and amortization (if any); (c) non cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non cash income or expense items (in each case after discussions between our Manager and our Independent Trustees and approved by a majority of such Independent Trustees). Pursuant to the terms of the Management Agreement, the exclusion of depreciation and amortization from the calculation of core earnings shall only apply to owned real estate. Our shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in equity for the purpose of calculating incentive fees payable to our Manager. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from core earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from core earnings. Equity and core earnings as defined in the Management Agreement are non-GAAP financial measures and may be different than our shareholders’ equity and net income calculated according to GAAP.
Until January 6, 2021, RMR Advisors also performed administrative functions for us pursuant to an administration agreement with us. RMR Advisors also entered into a subadministration agreement with State Street Bank and Trust Company, or State Street, to perform substantially all fund accounting and other administrative services for us. Under the administration agreement, RMR Advisors was entitled to reimbursement of the cost of providing administrative services. We paid RMR Advisors $76,757 for subadministrative fees charged by State Street for the year ended December 31, 2020. On January 6, 2021, RMR Advisors merged with and into our Manager, with our Manager being the surviving entity. Our Manager has assumed the administration agreement with us and the subadministration agreement with State Street.
Each trustee who is not a director, officer or employee of Tremont Realty Advisors, and who is not an “interested person” of us, as defined under the 1940 Act, for the year ended December 31, 2020 is considered to be a “disinterested trustee”. We pay cash compensation to our disinterested trustees, consisting primarily of an annual retainer. We incurred trustee fees and expenses of $55,347 for the year ended December 31, 2020.
Our Board of Trustees, and separately the disinterested trustees, has authorized us to make payments to RMR Advisors and, commencing January 5, 2021, our Manager for costs, related to our compliance and

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
internal audit programs. We incurred compliance and internal audit expenses of $144,543, which includes our allocated portion for compliance and internal audit related costs for the year ended December 31, 2020.
Note C
Securities Transactions
Cost of purchases and proceeds from sales of investments, excluding short-term securities, and brokerage commissions on these transactions during the year ended December 31, 2020, were as follows:
Purchases(1)	Sales(1)	Brokerage Commissions
$10,077,968	$302,797,118	$181,145

(1)
Includes the cost of brokerage commissions we paid for purchases and sales of securities of $2,039 and $179,106 respectively. These amounts are recorded as the cost of security for purchases and reduced from net proceeds while recording sales.

Note D
Preferred Shares
In November 2020, we redeemed all 667 of our issued and outstanding auction rate preferred shares (64 Series M, 438 Series T, 47 Series W, 91 Series Th and 27 Series F auction rate preferred shares) for a total liquidation preference of $16,675,000, plus accrued and unpaid dividends.
Note E
Capital Share Transactions
As of December 31, 2020, 10,202,009 common shares, $.001 par value per share, were issued and outstanding. The Trust had no capital stock transactions during the year ended December 31, 2020.
Note F Revolving Credit Facility
In November 2020, we repaid all outstanding amounts and terminated our $88,000,000 revolving credit facility, or the Facility, with BNP Paribas Prime Brokerage International, Ltd., or PBL. During 2020, the average outstanding daily balance under the Facility was $86,673,780 at a weighted average borrowing cost of 1.51%. The Facility with PBL permitted, subject to certain conditions, PBL to rehypothecate portfolio securities pledged by us up to the amount of the loan balance outstanding. We received dividends and interest on these rehypothecated securities. We received a portion of the fees earned by PBL in connection with the rehypothecation of portfolio securities. During the year ended December 31, 2020, we earned $41,814 in fees from rehypothecated securities, which we recorded as other income in our Consolidated Statement of Operations under other income.
Note G
Subsequent Events
In January 2021, we closed a first mortgage bridge loan of $10,900,000 to finance the acquisition of a nine story multi-tenant office building with 83,000 square feet located in Miami, Florida. This loan requires the borrower to pay interest at per annum floating rate of LIBOR plus a premium of 450 basis points.

RMR Mortgage Trust
Notes to Consolidated Financial Statements (continued)
December 31, 2020
This floating rate loan was fully funded at closing and has a two year term with two one-year extension options, subject to the borrower meeting certain conditions.
In January 2021, we closed a first mortgage bridge loan of $54,575,000 to refinance two manufactured housing communities comprised of 1,200 home sites located in Cleveland and Olmsted Falls, Ohio. This loan requires the borrower to pay interest at per annum floating rate of LIBOR plus a premium of 400 basis points. This floating rate loan includes an initial funding of $44,615,000 and a future funding allowance of $9,960,000 for capital improvements to further enhance these communities and has a three year term with two one-year extension options, subject to the borrower meeting certain conditions.
We entered into a master repurchase agreement, with UBS AG, or UBS, on February 18, 2021, or the Master Repurchase Agreement. Under the Master Repurchase Agreement, UBS will purchase the mortgage loans and advance up to 75% of the lesser of the market value of the mortgage asset or the unpaid principal balance of such mortgage asset, subject to UBS’s approval. In connection with our Master Repurchase Agreement, we entered into a guaranty, or the Guaranty, which requires us to guarantee 25% of the aggregate repurchase price, and 100% of losses in the event of certain bad acts as well any costs and expenses of UBS related to our Master Repurchase Agreement. The Guaranty also requires us to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity and a total indebtedness to stockholders’ equity ratio. These maintenance provisions provide UBS with the right, in certain circumstances related to a credit event, as defined in our Master Repurchase Agreement, to re-determine the market value of purchased assets. Where a decline in the market value of purchased assets has resulted in a margin deficit, UBS may require us to eliminate such margin deficit through a combination of purchased asset repurchases and cash transfers to UBS, subject to UBS’s approval.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Trustees of RMR Mortgage Trust
Opinion on the Financial Statements
We have audited the accompanying consolidated statement of statement of assets and liabilities of RMR Mortgage Trust and its subsidiaries (the Trust), including the consolidated schedule of investments, as of December 31, 2020, the related consolidated statements of operations and cash flows for the year then ended, the consolidated statements of changes in net assets for each of the two years in the period then ended, and the related notes to the consolidated financial statements (collectively, the financial statements), and the financial highlights for each of the three years in the period then ended. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Trust as of December 31, 2020, the results of its operations and its cash flows for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
The financial highlights for the years ended December 31, 2017 and December 31, 2016, for the Trust were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements and financial highlights in their report dated February 21, 2018.
Basis for Opinion
These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities and investments owned as of December 31, 2020, by correspondence with the custodian and borrowers. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the auditor of one or more RMR investment companies since 2018.
Boston, Massachusetts
February 24, 2021

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019
RMR Real Estate Income Fund
Portfolio holdings by sub-sector as a percentage of investments (as of December 31, 2019)* (unaudited)
REITs
Residential	14%
Health Care	13%
Industrial	10%
Lodging/Resorts	10%
Others, less than 10% each	50%
Total REITs	97%
Other, including short term investments	3%
Total investments	100%
Portfolio holdings by type of security (as of December 31, 2019)* (unaudited)
Common Securities	81%
Preferred Securities	18%
Short-term securities	1%
Total investments	100%

*
These percentages represent our portfolio holdings by sub-sector or type of security as a percentage of total portfolio holdings based on fair value as of the date indicated and do not match the percentages included in the Portfolio of Investments schedule which represents our portfolio holdings by sub-sector or type of security as a percentage of our net assets.

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
COMMON STOCKS – 110.6%
REAL ESTATE INVESTMENT TRUSTS – 110.6%
DATA CENTERS – 4.8%
CyrusOne, Inc.(a)	68,000	$4,449,240
Digital Realty Trust, Inc.(a)	42,000	5,029,080
Equinix, Inc.	3,502	2,044,117
QTS Realty Trust, Inc.	15,000	814,050
		12,336,487
DIVERSIFIED – 8.1%
Armada Hoffler Properties, Inc.(a)	154,953	2,843,388
Colony Capital, Inc.(a)	104,980	498,655
Gladstone Commercial Corp.(a)	88,611	1,937,036
Global Net Lease, Inc.	112,082	2,273,023
Lexington Realty Trust(a)	513,638	5,454,836
One Liberty Properties, Inc.	29,295	796,531
VEREIT, Inc.(a)	283,716	2,621,536
Vornado Realty Trust(a)	39,835	2,649,028
Whitestone REIT(a)	124,535	1,696,167
		20,770,200
FREE STANDING – 6.5%
Agree Realty Corp.(a)	19,309	1,354,913
Essential Properties Realty Trust, Inc.	25,000	620,250
National Retail Properties, Inc.(a)(b)	136,600	7,324,492
Realty Income Corp.(a)	64,900	4,778,587
Spirit Realty Capital, Inc.	19,240	946,223
STORE Capital Corp.	40,000	1,489,600
		16,514,065
HEALTH CARE – 17.1%
Global Medical REIT, Inc.(a)	535,467	7,084,228
Healthpeak Properties, Inc.(a)	113,965	3,928,374
Healthcare Realty Trust, Inc.(a)(b)	38,697	1,291,319
Healthcare Trust of America, Inc.	48,000	1,453,440
LTC Properties, Inc.(a)	75,021	3,358,690
Medical Properties Trust, Inc.(a)(b)	413,609	8,731,286
New Senior Investment Group, Inc.	104,121	796,526
Omega Healthcare Investors, Inc.(a)(b)	66,298	2,807,720
Physicians Realty Trust(a)	179,791	3,405,242
Sabra Health Care REIT, Inc.(a)(b)	113,154	2,414,706
Ventas, Inc.(a)	98,200	5,670,068
Welltower, Inc.(a)(b)	34,200	2,796,876
		43,738,475

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
INDUSTRIAL – 12.7%
Americold Realty Trust	30,000	1,051,800
Duke Realty Corp.	34,370	1,191,608
Liberty Property Trust(a)	84,637	5,082,452
Monmouth Real Estate Investment Corp.(a)(b)	178,358	2,582,624
Plymouth Industrial REIT, Inc.	172,697	3,175,898
Prologis, Inc.(a)	114,807	10,233,896
Rexford Industrial Realty, Inc.(a)	39,176	1,789,168
STAG Industrial, Inc.(a)	231,693	7,314,548
		32,421,994
LODGING – 5.6%
Apple Hospitality REIT, Inc.(a)	71,400	1,160,250
Ashford Hospitality Trust, Inc.(a)	105,000	292,950
Braemar Hotels & Resorts, Inc.(a)	111,762	998,035
Chatham Lodging Trust(a)	97,000	1,778,980
Condor Hospitality Trust, Inc.	59,420	655,997
DiamondRock Hospitality Co.(a)	60,603	671,481
Hersha Hospitality Trust(a)	132,475	1,927,511
Host Hotels & Resorts, Inc.(a)	67,000	1,242,850
Park Hotels & Resorts, Inc.	58,853	1,522,527
Pebblebrook Hotel Trust(a)	90,480	2,425,769
RLJ Lodging Trust(a)	88,688	$1,571,551
		14,247,901
MANUFACTURED HOMES – 5.0%
Sun Communities, Inc.(a)	65,356	9,809,936
UMH Properties, Inc.(a)(b)	195,796	3,079,871
		12,889,807
MORTGAGE – 2.7%
Annaly Capital Management, Inc.(a)	319,998	3,014,381
Jernigan Capital, Inc.(a)	30,140	576,880
Starwood Property Trust, Inc.	129,100	3,209,426
		6,800,687
OFFICE – 12.0%
Alexandria Real Estate Equities, Inc.(a)	39,300	6,350,094
Boston Properties, Inc.(a)	27,100	3,736,006
Brandywine Realty Trust(a)	165,300	2,603,475
City Office REIT, Inc.(a)	144,253	1,950,301
Corporate Office Properties Trust(a)	83,500	2,453,230
Douglas Emmett, Inc.(a)	51,322	2,253,036
Franklin Street Properties Corp.(a)(b)	76,269	652,863
Highwoods Properties, Inc.(a)(b)	49,723	2,431,952
Hudson Pacific Properties, Inc.	26,000	978,900
Kilroy Realty Corp.(a)	35,600	2,986,840

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
Mack-Cali Realty Corp.(a)	78,030	1,804,834
SL Green Realty Corp.(a)	27,900	2,563,452
		30,764,983
REGIONAL MALLS – 4.5%
CBL & Associates Properties, Inc.(a)(b)	528,694	555,129
Pennsylvania Real Estate Investment Trust(a)(b)	203,491	1,084,607
Simon Property Group, Inc.(a)(b)	47,527	7,079,622
Taubman Centers, Inc.	10,000	310,900
The Macerich Co.(a)(b)	46,970	1,264,432
Washington Prime Group, Inc.(a)(b)	331,148	1,205,379
		11,500,069
RESIDENTIAL – 16.6%
Apartment Investment & Management Co.(a)(b)	25,451	1,314,544
AvalonBay Communities, Inc.(a)	34,375	7,208,438
Bluerock Residential Growth REIT, Inc.(a)	405,557	4,886,962
Camden Property Trust(a)(b)	11,300	1,198,930
Equity Residential(a)	69,000	5,583,480
Essex Property Trust, Inc.(a)	16,500	4,964,190
Independence Realty Trust, Inc.(a)	489,429	6,891,160
Investors Real Estate Trust	6,281	455,373
Invitation Homes, Inc.(a)(b)	50,000	1,498,500
Mid-America Apartment Communities, Inc.(a)	29,671	3,912,418
NexPoint Residential Trust, Inc.	21,102	949,590
Preferred Apartment Communities, Inc.	56,479	752,300
UDR, Inc.(a)	62,000	2,895,400
		42,511,285
SHOPPING CENTERS – 5.9%
Acadia Realty Trust(a)	30,000	777,900
Brixmor Property Group, Inc.(a)	37,775	816,318
Cedar Realty Trust, Inc.(a)(b)	103,627	305,700
Kimco Realty Corp.(a)	197,226	4,084,550
Kite Realty Group Trust(a)	125,125	2,443,691
Retail Opportunity Investments Corp.	35,000	618,100
RPT Realty	82,220	1,236,589
SITE Centers Corp.	68,500	960,370
Urstadt Biddle Properties, Inc.	40,500	1,006,020
Weingarten Realty Investors(a)(b)	91,225	2,849,869
		15,099,107
SPECIALTY – 6.5%
American Tower Corp.	15,791	3,629,088
Crown Castle International Corp.(a)(b)	14,000	$1,990,100
EPR Properties(a)	114,660	8,099,582
Farmland Partners, Inc.(a)	109,344	741,352

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
Gladstone Land Corp.	35,000	453,950
Iron Mountain, Inc.	30,000	956,100
VICI Properties, Inc.	29,600	756,280
		16,626,452
STORAGE – 2.6%
CubeSmart(a)	40,000	1,259,200
Extra Space Storage, Inc.(a)(b)	7,910	835,454
Life Storage, Inc.(a)	12,000	1,299,360
Public Storage(a)(b)	15,700	3,343,472
		6,737,486
Total Real Estate Investment Trusts (Cost $209,997,489)		282,958,998
OTHER – 0.0%
Ashford Inc.	702	16,567
		16,567
Total Common Stocks (Cost $210,012,357)		282,975,565
PREFERRED STOCKS – 25.4%
DATA CENTERS – 0.7%
Digital Realty Trust, Inc., Series C, 6.63%	35,000	921,900
Digital Realty Trust, Inc., Series G, 5.88%	30,000	762,000
		1,683,900
DIVERSIFIED – 2.0%
Colony Capital, Inc., Series B, 8.25%	9,609	243,108
Colony Capital, Inc., Series E, 8.75%	36,999	936,075
Gladstone Commercial Corp., Series D, 7.00%(a)	100,000	2,575,000
Global Net Lease, Inc., Series A, 7.25%	55,000	1,453,650
		5,207,833
HEALTH CARE – 0.5%
Global Medical REIT, Inc., Series A, 7.50%	44,000	1,185,796
		1,185,796
INDUSTRIAL – 1.7%
Plymouth Industrial REIT, Inc., Series A, 7.50%	70,000	1,855,000
Rexford Industrial Realty, Inc., Series B, 5.88%(a)	40,000	1,041,400
STAG Industrial, Inc., Series C, 6.88%(a)(b)	55,000	1,467,400
		4,363,800
LODGING – 8.5%
Ashford Hospitality Trust, Inc., Series D, 8.45%(a)	39,304	990,854
Ashford Hospitality Trust, Inc., Series F, 7.38%(a)	74,565	1,637,447
Ashford Hospitality Trust, Inc., Series G, 7.38%(a)	250,000	5,337,500
Ashford Hospitality Trust, Inc., Series H, 7.50%(a)	60,000	1,320,000
Ashford Hospitality Trust, Inc., Series I, 7.50%(a)	68,084	1,476,742
Braemar Hotels & Resorts, Inc., Series B, 5.50%(a)	25,000	475,000
Hersha Hospitality Trust, Series C, 6.88%(a)	46,000	1,150,920

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
Hersha Hospitality Trust, Series D, 6.50%(a)	70,000	1,743,000
Hersha Hospitality Trust, Series E, 6.50%(a)	35,958	898,950
Pebblebrook Hotel Trust, Series C, 6.50%(a)	78,684	1,998,574
RLJ Lodging Trust, Series A, 1.95%(a)(c)	96,117	2,759,519
Sotherly Hotels, Inc., Series C, 7.88%(a)	40,000	1,030,000
Summit Hotel Properties, Inc., Series E, 6.25%(a)	33,200	848,260
		21,666,766
MANUFACTURED HOMES – 1.5%
UMH Properties, Inc., Series B, 8.00%(a)	66,650	1,726,235
UMH Properties, Inc., Series C, 6.75%(a)	30,000	784,200
UMH Properties, Inc., Series D, 6.38%(a)49,105	49,105	1,228,607
		3,739,042
MORTGAGE – 1.5%
Annaly Capital Management, Inc., Series G, 6.50%	40,000	1,010,000
ARMOUR Residential REIT, Inc., Series B, 7.88%(a)	30,000	753,300
iStar, Inc., Series D, 8.00%	11,810	303,045
iStar, Inc., Series G, 7.65%	21,241	542,070
New York Mortgage Trust, Inc., Series B, 7.75%	33,450	$836,585
New York Mortgage Trust, Inc., Series D, 8.00%	20,000	502,800
		3,947,800
FREE STANDING – 0.8%
Seritage Growth Properties, Series A, 7.00%(a)	80,000	2,105,600
		2,105,600
OFFICE – 0.4%
SL Green Realty Corp., Series I, 6.50%(a)	40,000	1,016,400
		1,016,400
REGIONAL MALLS – 1.7%
CBL & Associates Properties, Inc., Series D, 7.38%(a)	132,461	655,682
CBL & Associates Properties, Inc., Series E, 6.63%	25,000	117,250
Pennsylvania Real Estate Investment Trust, Series B, 7.38%(a)	40,000	802,400
Pennsylvania Real Estate Investment Trust, Series D, 6.88%	35,000	675,500
Washington Prime Group, Inc., Series H, 7.50%(a)	65,000	1,402,050
Washington Prime Group, Inc., Series I, 6.88%(a)	30,000	582,900
		4,235,782
RESIDENTIAL – 2.8%
Armada Hoffler Properties Inc., Series A, 6.75%	35,000	982,450
Bluerock Residential Growth REIT, Inc., Series A, 8.25%(a)	180,000	4,676,400
Bluerock Residential Growth REIT, Inc., Series C, 7.63%(a)	37,645	980,652
Bluerock Residential Growth REIT, Inc., Series D, 7.13%	17,300	440,591
		7,080,093
SHOPPING CENTERS – 2.7%
Cedar Realty Trust, Inc., Series B, 7.25%	24,258	608,391

RMR Real Estate Income Fund
Portfolio of Investments — December 31, 2019 – continued
Company	Shares	Value
Cedar Realty Trust, Inc., Series C, 6.50%(a)(b)	100,307	2,326,119
Saul Centers, Inc., Series D, 6.13%(a)	25,000	650,000
SITE Centers Corp., Series K, 6.25%(a)	86,000	2,180,960
Wheeler Real Estate Investment Trust, Inc., Series D, 8.75%(a)(b)	71,354	1,063,888
		6,829,358
SPECIALTY – 0.6%
CorEnergy Infrastructure Trust, Inc., Series A, 7.38%	24,800	628,928
EPR Properties, Series E, 9.00%(a)(c)	16,400	626,316
		1,255,244
Total Real Estate Investment Trusts (Cost $65,465,242)		64,317,414
Total Preferred Stocks (Cost $65,465,242)		64,317,414
INVESTMENT COMPANIES – 2.4%
Aberdeen Global Premier Properties Fund(a)	196,826	1,275,432
Blackstone/GSO Loan Financing Ltd.(d)	5,496,600	3,051,940
Cohen & Steers Quality Income Realty Fund, Inc.(a)	70,297	1,046,019
Eaton Vance Enhanced Equity Income Fund II	35,188	627,402
Total Investment Companies (Cost $9,804,837)		6,000,793
SHORT-TERM INVESTMENTS – 1.8%
MONEY MARKET FUNDS – 1.8%
State Street Institutional U.S. Government Money Market Fund, 1.88% (Cost $4,663,708)(e)		4,663,705
Total Investments – 140.2% (Cost $289,946,144)		357,957,477
Other assets less liabilities -0.8%		2,043,203
Revolving credit facility – (34.5%)		(88,000,000)
Preferred Shares, at liquidation preference – (6.5%)		(16,675,000)
Net Assets applicable to common shareholders – 100.0%		$255,325,680

(a)
As of December 31, 2019, we have pledged portfolio securities with a market value of $188,692,110 as collateral in connection with our revolving credit facility with BNP Paribas Prime Brokerage International, Ltd. (“PBL”). Those pledged securities comprised all or a portion of the shares noted by this footnote(a).

(b)
As of December 31, 2019, we have pledged portfolio securities with a market value of $46,502,789 (see Note(a)) have been rehypothecated by PBL as permitted by our revolving credit facility. Those rehypothecated securities comprised all or a portion of the securities noted by this footnote (b).

(c)
Convertible into common stock.

(d)
The security is listed on the London Stock Exchange as of December 31, 2019.

(e)
Rate reflects 7 day yield as of December 31, 2019 .

RMR Real Estate Income Fund
Financial Statements
Statement of Assets and Liabilities
December 31, 2019
Assets
Investments in securities, at value (cost of $289,946,144)	$357,957,477
Cash	6,594
Dividends and interest receivable	2,565,379
Prepaid expenses	177,102
Total assets	360,706,552
Liabilities
Revolving credit facility	88,000,000
Advisory fee payable	258,872
Interest payable	212,232
Compliance and internal audit costs payable	37,347
Administrative fee payable	27,671
Distributions payable on preferred shares	17,212
Payable for investment securities purchased	9,832
Accrued expenses and other liabilities	142,706
Total liabilities	88,705,872
Auction preferred shares, Series M, Series T, Series W, Series Th and Series F; $0.001 par value per share; 667 shares issued and outstanding at $25,000 per share liquidation preference	16,675,000
Net assets attributable to common shares	$255,325,680
Composition of net assets attributable to common shares
Common shares, $0.001 par value per share; unlimited number of shares authorized	$10,202
Additional paid-in capital	255,315,478
Net assets attributable to common shares	$255,325,680
Common shares outstanding	10,202,009
Net asset value per share attributable to common shares	$25.03
See notes to financial statements.

RMR Real Estate Income Fund
Financial Statements
Statement of Operations
For the Year Ended December 31, 2019
Investment Income
Dividend income	$11,721,055
Interest income	78,914
Other income	45,758
Total investment income	11,845,727
Expenses
Advisory	2,956,157
Legal	312,000
Compliance and internal audit	139,622
Custodian	101,999
Administrative	100,999
Shareholder reporting	95,001
Preferred share remarketing and auction fees	72,404
Audit	48,749
Trustees’ fees and expenses	57,501
Other	193,062
Total expenses before interest expense	4,077,494
Interest expense	2,872,020
Total expenses	6,949,514
Net investment income	4,896,213
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments	4,292,510
Net change in unrealized gains on investments	61,744,128
Net realized and change in unrealized gains on investments	66,036,638
Net increase in net assets before preferred distributions resulting from operations	70,932,851
Distributions to preferred shareholders from net investment income	(639,400)
Net increase in net assets attributable to common shares resulting from operations	$70,293,451
See notes to financial statements.

RMR Real Estate Income Fund
Financial Statements
Statement of Changes in Net Assets
	Year Ended December 31, 2019	Year Ended December 31, 2018
Increase (decrease) in net assets resulting from operations
Net investment income	$4,896,213	$6,930,113
Net realized gain on investments	4,292,510	4,708,412
Net change in unrealized gains (losses) on investments	61,744,128	(36,556,718)
Distributions to preferred shareholders	(639,400)	(581,247)
Net increase (decrease) in net assets attributable to common shares resulting from operations	70,293,451	(25,499,440)
Distributions to common shareholders from:
Distributable earnings	(8,334,106)	(9,375,626)
Return of capital	(5,132,546)	(4,091,026)
Total distributions to common shareholders	(13,466,652)	(13,466,652)
Total increase (decrease) in net assets attributable to common shares	56,826,799	(38,966,092)
Net assets attributable to common shares
Beginning of year	198,498,881	237,464,973
End of year	$255,325,680	$198,498,881
Common shares issued and repurchased
Shares outstanding, beginning of year	10,202,009	10,202,009
Shares outstanding, end of year	10,202,009	10,202,009
See notes to financial statements.

RMR Real Estate Income Fund
Financial Statements
Statement of Cash Flows
Year Ended December 31, 2019
Cash flows from operating activities
Net increase in net assets before preferred distributions resulting from operations	$70,932,851
Adjustments to reconcile net increase in net assets before preferred distributions resulting from operations to cash provided by operating activities:
Purchases of long term investments	(31,170,823)
Proceeds from sales of long term investments	43,826,943
Net (purchases)\ and sales of short term investments	(3,555,643)
Changes in assets and liabilities:
Increase in dividends and interest receivable and other assets	(1,344)
Increase in prepaid expenses	(77,734)
Increase in advisory fee payable	28,026
Increase in interest payable	174,942
Increase in compliance and internal audit costs payable	3,389
Increase in administrative fee payable	10,364
Increase in payable for securities purchased	9,832
Decrease in accrued expenses and other liabilities	(26,183)
Net change in unrealized gain on investments	(61,744,128)
Net realized gain on investments and foreign currency transactions	(4,292,510)
Cash used in operating activities	14,117,982
Cash flows from financing activities
Distributions paid to preferred shareholders	(644,736)
Distributions paid to common shareholders	(13,466,652)
Cash used in financing activities	(14,111,388)
Increase in cash	6,594
Cash at beginning of year	—
Cash at end of year	$6,594
Supplemental cash flow information:
Cash paid for interest and fees on borrowings	$2,697,078
See notes to financial statements.

RMR Real Estate Income Fund
Financial Highlights
Selected Data For A Common Share Outstanding Throughout Each Year Presented
	For the Year Ended December 31,
	2019	2018	2017	2016	2015
Per Common Share Operating Performance(a)
Net asset value, beginning of year	$19.46	$23.28	$25.54	$23.53	$25.17
Income from Investment Operations
Net investment income(b)	0.48	0.68	0.67	0.69	0.80
Net realized and unrealized gain (loss) on investments	6.47	(3.12)	0.29	2.68	(1.08)
Distributions to preferred shareholders (common stock equivalent basis) from:
Net investment income	(0.04)	(0.04)	(0.03)	(0.04)	(0.04)
Net realized gains on investment	(0.02)	(0.02)	(0.02)	—	—
Net increase (decrease) in net asset value from operations	6.89	(2.50)	0.91	3.33	(0.32)
Less: Distributions to common shareholders from:
Net investment income	(0.51)	(0.64)	(0.84)	(1.32)	(1.32)
Net realized gains on investment	(0.33)	(0.28)	(0.48)	—	—
Return of capital	(0.48)	(0.40)	—	—	—
Dilutive effect of rights offering	—	—	(1.85)(c)	—	—
Net asset value, end of year	$25.03	$19.46	$23.28	$25.54	$23.53
Market price, beginning of year	$15.07	$19.09	$20.46	$19.28	$20.82
Market price, end of year	$20.20	$15.07	$19.09	$20.46	$19.28
Total Return
Total investment return based on:
Market price(d)	43.41%	(14.72)%	(0.46)%	13.25%	(0.81)%
Net asset value(d)	35.81%	(11.06)%	(3.89)%	14.32%	(1.21)%
Ratios/Supplemental Data:
Ratio to average net assets attributable to common shares of:
Net investment income, before total preferred share distributions(b)	2.01%	3.14%	2.67%	2.76%	3.29%
Total preferred share distributions	0.26%	0.26%	0.21%	0.17%	0.16%
Net investment income, net of preferred share distributions(b)	1.75%	2.88%	2.46%	2.59%	3.13%
Expenses	2.86%	3.14%	2.62%(e)	2.28%	2.06%
Portfolio turnover rate	6.60%	21.59%	13.89%	10.48%	17.10%
Net assets attributable to common shares	$255,325,680	$198,498,881	$237,464,973	$195,435,521	$180,055,474
Borrowings on revolving credit facility	$88,000,000	$88,000,000	$88,000,000	$60,000,000	$60,000,000
Asset coverage ratio of borrowings(f)	409%	345%	389%	454%	428%
Liquidation preference of outstanding preferred shares(h)	$16,675,000	$16,675,000	$16,675,000	$16,675,000	$16,675,000
Asset coverage ratio of preferred shares(g)	1,631%	1,290%	1,524%	1,272%	1,180%
Asset coverage ratio of borrowings and preferred shares(h)	344%	290%	327%	355%	335%

(a)
Based on weighted average shares outstanding.

(b)
As discussed in Note A (7) to the financial statements, a portion of the distributions we received on our investments are not included in investment income for financial reporting purposes.

(c)
Represents the impact of our rights offering of 2,550,502 common shares in September 2017 at a subscription price per share based on a formula.

See notes to financial statements.

(d)
Total return based on per share market price assumes the purchase of common shares at the market price on the first day and sale of common shares at the market price on the last day of the period indicated; dividends and distributions, if any, are assumed to be reinvested at market prices on the ex-dividend date. The total return based on net asset value, or NAV, assumes the purchase of common shares at NAV on the first day and sale of common shares at NAV on the last day of the period indicated; distributions are assumed to be reinvested at NAV on the ex-dividend date. All assumed purchases, sales and reinvestments noted in the preceding sentences are assumed to have been executed as of the close of trading on the assumed date. Results represent past performance and do not guarantee future results.

(e)
We incurred a one time non-recurring expense equal to 0.17% of net assets attributable to common shares, fully reimbursed to us by RMR Advisors. If the non-recurring reimbursed expense was not included, Expenses, including interest expense, would have been 2.45%.

(f)
Asset coverage ratio of borrowings equals net assets attributable to common shares plus the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares divided by the outstanding balance under our revolving credit facility.

(g)
Asset coverage ratio of preferred shares equals net assets attributable to common shares plus the liquidation preference of our outstanding preferred shares divided by the liquidation preference of our preferred shares.

(h)
Asset coverage ratio of borrowings and liquidation preference of our preferred shares equals net assets attributable to common shares plus the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares divided by the outstanding balance under our revolving credit facility plus the liquidation preference of our outstanding preferred shares.

See notes to financial statements.

RMR Real Estate Income Fund
Notes to Financial Statements
December 31, 2019
Note A
1.    Organization
RMR Real Estate Income Fund, or we, us, our, the Fund, or RIF, was organized as a Delaware statutory trust on December 17, 2008, and is registered under the Investment Company Act of 1940, as amended, or the 1940 Act, as a non-diversified closed end management investment company. At our annual meeting on April 13, 2017, the shareholders approved the redomestication of the Fund from a Delaware statutory trust to a Maryland statutory trust. The redomestication was completed on April 18, 2017, and we then became and continue to be a Maryland statutory trust. Although we are registered as a non-diversified fund, we have operated as a diversified fund since our merger with Old RMR Real Estate Income Fund on January 20, 2012. Therefore, the 1940 Act obliges us to continue to operate as a diversified fund unless we obtain shareholder approval to operate as a non-diversified fund. We apply investment company accounting and reporting guidance.
2.    Use of Estimates
Preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that may affect the amounts reported in our financial statements and related notes. Our actual results could differ from these estimates.
3.    Portfolio Valuation
Our investment securities are valued as of the close of trading at the latest sales price whenever that price is readily available on that day; securities for which no sales were reported on that day, unless otherwise noted, are valued at the average of the closing bid and ask prices on that day. Securities traded primarily on The Nasdaq Stock Market, or Nasdaq, are normally valued by us at the Nasdaq Official Closing Price, or NOCP, provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., eastern time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer to the most recently reported price as of 4:00:02 p.m., eastern time, that day. Some fixed income securities may be valued using values provided by a pricing service.
To the extent we hold foreign securities in our portfolio, those are valued at the latest sales price reflected on the consolidated tape of the exchange that reflects the principal market for such securities whenever that price is readily available on that day; securities for which no sales were reported on that day, unless otherwise noted, are valued at the average of the closing bid and ask prices on that day. Some foreign markets close before the close of customary trading sessions on the New York Stock Exchange, or NYSE (usually 4:00 p.m. eastern time). Often, events occur after the principal foreign exchange on which foreign securities trade has closed, but before the NYSE closes, that we determine could affect the value of the foreign securities we own or cause their earlier trading prices to be unreliable as a basis for determining value. If these events are expected to affect our net asset value, or NAV, the prices of such securities are adjusted to reflect their estimated fair value as of the close of the NYSE, as determined in good faith under procedures established by our board of trustees.
Any of our securities which are not readily marketable, which are not traded or which have other characteristics of illiquidity are valued by us at fair value as determined in good faith under procedures established by our board of trustees.
Numerous factors may be considered when determining fair value of a security, including cost at date of purchase, type of security, the nature and duration of restrictions on disposition of the security and whether the issuer of the security being fair valued has other securities of the same type outstanding. See Note A (4) for a further description of fair value measurements.

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
Investments in open end mutual funds are valued at the closed NAV on valuation date.
4.    Fair Value Measurements
We report the value of our securities at their fair value. Fair value is defined as the price that we would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market for the investment. When valuing portfolio securities, we use observable market data when possible and otherwise uses other significant observable or unobservable inputs for fair value measurements. Inputs refer broadly to the assumptions we believe believes that market participants would use in valuing the asset or liability, including assumptions about risk; for example, the risk inherent in using a particular valuation technique to measure fair value and the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in valuing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our own assumptions about the assumptions market participants would use in valuing the asset or liability developed based on the best information available in the circumstances. The three tier hierarchy of inputs used to value securities reported in these financial statements is summarized below:
•
Level 1 — unadjusted quoted prices in active markets for identical investments.

•
Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, credit risk, etc.).

•
Level 3 — significant unobservable inputs (including our own assumptions in determining the fair value of investments).

We use broker quotes, issuer company financial information and other market indicators to value the securities whose prices are not readily available. The types of inputs used to value a security may change as the markets fluctuate and/or the availability of data used in an investment’s valuation changes.
When the S&P 500 Index (an unmanaged index published as Standard & Poor’s Composite Index of 500 common stocks) fluctuates more than 0.75% from the previous day close, we believe that the closing price of foreign securities on the principal foreign exchange on which they trade may no longer represent the fair value of those securities at the time the U.S. market closes, in which case, we fair value those foreign securities. In such circumstances, we report holdings in foreign securities at their fair values as determined by an independent security pricing service. The service uses a multi-factor model that includes such information as the security’s local closing price, relevant general and sector indices, currency fluctuations, depository receipts and futures, as applicable. The model generates an adjustment factor for each security that is applied to the local closing price to adjust it for post closing events, resulting in the security’s reported fair value. The adjustment factor is applied to a security only if the minimum confidence interval is 75% or more. The types of inputs may change as the markets fluctuate and/or the availability of data used in an investment’s valuation changes.
All of our investments were valued using Level 1 inputs as of December 31, 2019. We recognize interperiod transfers between the input levels as of the end of the period. At December 31, 2019, there were no transfers of investments among Level 1 and Level 2. We transferred a foreign security with a fair value of $3,133,062 from Level 3 to Level 1 based on its fair value determined based on market price.

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
The following table provides a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining value:
Investments in Securities Characterized as Level 3
Balance, as of December 31, 2018	$3,133,062
Net transfers in and/or out of Level 3	(3,133,062)
Balance, as of December 31, 2019	$—
Net change in unrealized appreciation/depreciation from investments still held as of December 31, 2019	$—
5.    Securities Transactions and Investment Income
We record securities transactions on a trade date basis, dividend income on the ex-dividend date and any non-cash dividends at the fair market value of the securities received. We use the accrual method for recording interest income, including accretion of original issue discount, where applicable, and accretion of discount on short term investments and identified cost basis for realized gains and losses from securities transactions. The difference between cost and fair value of for investments we continue to hold is reflected as unrealized gain (loss), and any change in that amount from a prior period is reflected in the accompanying statement of operations.
6.    Taxes
We have qualified and intend to qualify in the future as a “regulated investment company” and to comply with the applicable provisions of subchapter M of the Internal Revenue Code of 1986, as amended, so that it will generally not be subject to U.S. federal income tax. However, we may be subject to a 4% excise tax to the extent we do not distribute substantially all of our taxable earnings each year.
We have adopted the provisions of the Topic of the FASB Accounting Standard Codification, or ASC 740. ASC 740 sets forth a minimum threshold for financial statement recognition of a tax position taken, or expected to be taken, in a tax return. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. These reclassifications have no impact on net assets or results of operations. We recognize interest and penalties, if any, related to unrecognized tax positions as an income tax expense in the Statement of Operations. At December 31, 2019, we did not have any unrecognized tax positions. Each of the tax years in the four year period ended December 31, 2019 remains subject to examination by the Internal Revenue Service.
7.    Distributable Earnings
We earn income, net of expenses, daily on our investments. On February 22, 2019, we, acting pursuant to a U.S. Securities and Exchange Commission exemptive order and with the approval of our board of trustees, adopted a plan, consistent with our investment objectives and policies, a so-called managed distribution policy, allowing us to include long term capital gains, where applicable, as part of a regular fixed quarterly distribution to our shareholders that is intended to distribute an amount consistent with our total returns in relation to NAV over time, or the Managed Distribution Plan. In accordance with the Managed Distribution Plan, we currently distribute $0.33 per common share on a quarterly basis. Our board of trustees may amend, suspend or terminate the Managed Distribution Plan at any time without prior notice to our shareholders if we deem such actions to be in the best interests of us or our shareholders. Consistent with the Managed Distribution Plan, our distributions to our common shareholders may consist of ordinary income (net investment income and short term capital gains), a portion of the estimated

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
realized long term capital gains or return of capital, which is not taxable. To the extent our net realized capital gains, if any, can be offset by capital loss carry forwards, it is our policy not to distribute such gains subject to our Managed Distribution Plan. Distributions to preferred shareholders are determined as described in Note D.
We have substantial investments in real estate investment trusts, or REITs, which are generally not subject to federal income taxes. Distributions that we receive from REITs can be classified as ordinary income, capital gain income or return of capital by the REITs that make these distributions to us. We have excluded from our investment income the portions of the distributions received from REITs classified by those REITs as capital gain income and return of capital. We have included in our “net realized gain on investments” that portion of the distributions received from REITs that is classified by those REITs as capital gain income. We have credited “net change in unrealized appreciation on investments” with that portion of the distributions received from REITs that is classified by those REITs as return of capital. In addition, if we use capital loss carryforwards to offset capital gains, a portion of our distribution to common shareholders may be classified as ordinary income for U.S. federal income tax purposes. Further, our distributions to common shareholders for the years ended December 31, 2019 and 2018 did not exceed the aggregate of the cash distributions we received from our investments and capital gains as a result of trading activities less our expenses and distributions to preferred shareholders. The classifications of distributions received from our investments were as follows:
	Year ended December 31, 2019	Year ended December 31, 2018
Ordinary income(1)	$11,845,727	$13,871,958
Capital gain income(2)	2,273,809	4,212,690
Return of capital(3)	4,989,497	4,042,555
	$19,109,033	$22,127,203

(1)
Reported as investment income in our Statement of Operations.

(2)
Included in net realized gain on investments in our Statement of Operations.

(3)
Included in net change in unrealized gain on investments in our Statement of Operations.

Only distributions in excess of accumulated tax basis earnings and profits are reported in the financial statements as a return of capital for tax purposes.
The tax character of distributions during the years ended December 31, 2019 and December 31, 2018 were as follows:
	Year ended December 31, 2019	Year ended December 31, 2018
Ordinary income	$5,431,697	$6,941,666
Long term capital gains	3,541,809	3,015,207
Return of capital	5,132,546	4,091,026
	$14,106,052	$14,047,899

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
As of December 31, 2019, the components of distributable earnings on a federal income tax basis were as follows:
Undistributed ordinary income	$—
Undistributed net long term capital gains	$—
Net unrealized gain (loss)	$67,158,120
The cost, gross unrealized gains and gross unrealized losses of our investments for federal income tax purposes as of December 31, 2019, are as follows:
Cost	$290,799,357
Gross unrealized gains	$92,159,778
Gross unrealized losses	(25,001,658)
Net unrealized gain (loss)	$67,158,120
The $853,213 difference between the financial reporting cost basis, tax cost basis and unrealized gain (loss) of our investments as of December 31, 2019 is due to the different treatment of wash sales of portfolio investments and non-taxable distributions received from portfolio investments for financial and tax reporting purposes.
Under the Regulated Investment Company Modernization Act of 2010, or the Modernization Act, capital losses generated in tax years beginning after the date of enactment are carried forward indefinitely, and retain the character of the original loss. Net capital loss carryforwards may be applied against any net realized taxable gains in succeeding years, subject to the carryforward period limitations, where applicable.
At December 31, 2019, we had post-enactment accumulated capital loss carryovers which can be used to offset future realized long term capital gains of $1,350,092.
During the year ended December 31, 2019, we utilized net capital loss carryforwards of $209,830.
8.    Concentration, Interest Rate and Illiquidity Risk
Under normal market conditions, our investments are concentrated in income producing common shares, preferred shares and debt securities, including convertible preferred and debt securities, issued by real estate companies, including REITs. The value of our shares may fluctuate more than the shares of a fund not concentrated in the real estate industry due to economic, legal, regulatory, technological or other developments affecting the United States real estate industry.
The value of certain dividend and interest paying securities in our portfolio could be affected by interest rate fluctuations. Generally, when market interest rates fall, the values of dividend and interest paying securities rise, and vice versa. Interest rate risk is the risk that the securities in our portfolio will decline because of increases in market interest rates. The prices of long term securities generally fluctuate more than prices of shorter term securities as interest rate change. Additionally, our revolving credit facility requires interest to be paid at a variable interest rate and we pay distributions on our outstanding preferred shares at a rate set at auctions held generally every seven days. When interest rates increase, our interest costs will be higher and the distribution rate on our preferred shares may increase which could adversely affect our cash flow and ability to pay common share distributions.
We may invest in illiquid or less liquid securities or securities in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. We may not be able to readily dispose of such securities at prices that approximate those at which we could sell such securities if they were more widely traded and, as a result of such illiquidity, we may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet our obligations. Limited liquidity can also

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
affect the market price of securities, thereby adversely affecting our net asset value and ability to make dividend distributions. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some securities could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.
Additionally, periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. Such conditions could result in greater price volatility, less liquidity, widening credit spreads and lack of price transparency, and many securities could become illiquid and of uncertain value. Such market conditions may make valuation of some of our securities uncertain and/or result in sudden and significant valuation increases or declines in our holdings. If there is a significant decline in the value of our portfolio, this may impact the asset coverage levels for our outstanding leverage, and impair our ability to pay common share distributions and achieve our investment objectives.
London Interbank Offer Rate, or LIBOR, is currently expected to be phased out in 2021. We are required to pay interest on borrowings under our credit facility at floating rates based on LIBOR. Future debt that we may incur may also require that we pay interest based upon LIBOR. Additionally, the terms of our preferred securities contain reference rates based on LIBOR. We currently expect that the determination of interest under our credit agreement, and the reference rates for our preferred securities, would be based on the alternative rates provided under the credit agreement or the terms of our preferred securities or would be amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR for similar types of loans or securities, as the case may be. Despite our current expectations, we cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest or rates under our agreements or the terms of our preferred securities would approximate the current calculation in accordance with LIBOR. We do not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest or reference rates does not, or if we cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, we may incur additional costs, our investment income, net of interest expense, may decline, and the distributions required to be paid on our preferred securities may increase, all of which could result in reduced returns to investors.
Additionally, the preferred securities in which we invest may similarly have rates based on LIBOR. The foregoing risks and uncertainties apply to these portfolio investments as well. The transition process away from LIBOR may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a reduction in the value of certain instruments held by us. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to us.
Note B
Advisory and Administration Agreements and Other Transactions with Affiliates; Trustee Compensation; Other Agreements
We have an investment advisory agreement with RMR Advisors to provide us with a continuous investment program, to make day to day investment decisions and to generally manages our business affairs in accordance with our investment objectives and policies. Pursuant to the agreement, RMR Advisors is compensated at an annual rate of 0.85% of our average daily managed assets. Managed assets means our total assets less liabilities other than any indebtedness entered into for purposes of leverage. Thus, for purposes of calculating managed assets, our revolving credit facility and the liquidation preference of our preferred shares are not considered a liability and they are considered indebtedness entered into for purposes of leverage. We incurred advisory fees of $2,956,157 for the year ended December 31, 2019.

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
RMR Advisors also performs administrative functions for us pursuant to an administration agreement with us. RMR Advisors has entered into a subadministration agreement with State Street Bank and Trust Company, or State Street, to perform substantially all fund accounting and other administrative services for us. Under the administration agreement, RMR Advisors is entitled to reimbursement of the cost of providing administrative services. We paid RMR Advisors $100,999 for subadministrative fees charged by State Street for the year ended December 31, 2019.
Each trustee who is not a director, officer or employee of RMR Advisors, and who is not an “interested person” of us, as defined under the 1940 Act, is considered to be a “disinterested trustee”. We pay cash compensation to our disinterested trustees, consisting primarily of an annual retainer. We incurred trustee fees and expenses of $57,501 for the year ended December 31, 2019.
Our board of trustees, and separately the disinterested trustees, has authorized us to make payments to RMR Advisors for costs related to our compliance and internal audit programs. We incurred compliance and internal audit expenses of $139,622, which includes our allocated portion for compliance and internal audit related costs for the year ended December 31, 2019.
Note C
Securities Transactions
Cost of purchases and proceeds from sales of investments, excluding short-term securities, and brokerage commissions on these transactions during the year ended December 31, 2019, were as follows:
Purchases(1)	Sales(1)	Brokerage Commissions
$ 31,170,823	$ 43,826,943	$ 22,518

(1)
Includes the cost of brokerage commissions we paid for purchases and sales of securities of $8,270 and $14,248, respectively.

Note D
Preferred Shares
We have issued 64 Series M, 438 Series T, 47 Series W, 91 Series Th and 27 Series F auction preferred shares with a total liquidation preference of $16,675,000. The preferred shares are senior to our common shares and rank on parity with each other class or series of our preferred shares as to the payment of periodic distributions, including distribution of assets upon liquidation. If we do not timely cure a failure to (1) maintain asset coverage for the preferred shares as required by any applicable rating agency rating our preferred shares, or (2) maintain “asset coverage”, as defined in the 1940 Act, of at least 200%, the preferred shares will be subject to mandatory and/or optional redemption in accordance with the terms of such preferred shares contained in our bylaws in an amount equal to their liquidation preference plus accumulated but unpaid distributions. The holders of the preferred shares have per share voting rights equal to the per share voting rights of the holders of our common shares and generally vote together with the holders of the common shares as a single class; however, holders of the preferred shares, voting as a separate class, also are entitled to elect two of our trustees. We pay distributions on our preferred shares at a rate set at auctions held for each series of preferred shares generally every seven days. Distributions for each series are generally payable every seven days. The annualized preferred share distribution rate for each series was as follows as of December 31, 2019.

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
Series	Rate	Date of Auction
Series M	3.25%	12/30/2019
Series T	3.25%	12/31/2019
Series W	3.25%	12/31/2019
Series Th	3.25%	12/26/2019
Series F	3.25%	12/27/2019
To date, no auctions for our preferred securities have failed to attract sufficient clearing bids (such auctions are commonly referred to as “failed” auctions). However, RBC Capital Markets, LLC, an affiliate of our lead broker dealer for our preferred securities, has from time to time acquired for its own account a portion of our preferred securities in the auctions, which at times have constituted a substantial portion of our preferred securities, and it may from time to time continue to purchase the our preferred securities in the auctions for its own account, including possibly acquiring all or substantially all of such preferred securities. According to the Royal Bank of Canada’s (the parent company of RBC Capital Markets, LLC) Schedule 13G filings, as of December 31, 2019, it owned, in the aggregate, 269 of our issued and outstanding preferred shares, or 40.3% of our issued and outstanding preferred shares. If RBC Capital Markets, LLC had not been a purchaser of preferred securities in our auctions, some auctions likely would have failed and holders of our preferred shares would not have been able to sell their preferred shares in some auctions. There can be no assurance that RBC Capital Markets, LLC or any other of its affiliates will purchase our preferred shares in any future auction of our preferred securities in which demand is insufficient for holders of our preferred shares to sell all offered preferred shares, or that we will not have any auction for our preferred securities fail. If an auction of our preferred shares should fail, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which we would otherwise pay as a result of a successful auction. If an auction fails, holders of our preferred shares may not be able to sell their preferred shares in that auction. If auctions for our preferred shares fail, or if market conditions generally frustrate our ability to enhance investment results through the investment of capital attributable to our outstanding preferred shares, such factors may cause us to change the form and/or amount of investment leverage and may result in our realizing reduced investment returns.
We actively manage compliance with asset coverage and other financial ratio requirements applicable to the preferred shares. In order to facilitate compliance with such requirements, and without further notice of our intention to do so, we may from time to time purchase or otherwise acquire our outstanding preferred shares in the open market, in other nondiscriminatory secondary market transactions, pursuant to tender offers or other offers to repurchase preferred shares, or in other permissible purchase transactions, and also may from time to time call or redeem preferred shares in accordance with their terms.
See Note 8 on page F-38 for a discussion regarding LIBOR and the potential impact to our preferred securities.
Note E
Capital Share Transactions
As of December 31, 2019, 10,202,009 common shares, $.001 par value per share, were issued and outstanding. We have no capital stock transactions during the year ended December 31, 2019.
Note F
Revolving Credit Facility
We have an $88,000,000 revolving credit facility, or the Facility, with BNP Paribas Prime Brokerage International, Ltd., or PBL. On March 1, 2019, we and PBL amended the Facility to adjust the interest

RMR Real Estate Income Fund
Notes to Financial Statements (continued)
December 31, 2019
payable on amounts borrowed under the Facility to an annual rate of one month LIBOR plus 95 basis points; prior to this amendment interest payable on outstanding borrowings under the Facility was at an annual rate of three months LIBOR plus 95 basis points. The Facility has a 179-day rolling term that resets daily; however, if we fail to satisfy certain NAV requirements, the Facility may convert to a 60-day rolling term that resets daily. In the event the long term credit rating of BNP Paribas, the parent company of PBL, declines three or more levels below its highest rating by any of Standard & Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch Ratings, Ltd. on March 16, 2016, PBL shall have the option to terminate the Facility immediately upon notice. We pay a facility fee of 55 basis points per annum on the unused portion, if any, of the Facility. We are required to pledge portfolio securities as collateral equal to a minimum of 200%, and up to a maximum amount of 250%, of the loan balance outstanding and has granted a security interest in the securities pledged to, and in favor of, PBL as security for the loan balance outstanding. As of December 31, 2019, we have pledged portfolio securities with a market value of $188,692,110 as collateral for the Facility. During the year ended December 31, 2019, we have no unused portion of the Facility and did not pay a facility fee. If we fail to meet certain requirements, or maintain other financial covenants required under the Facility, we may be required to repay immediately, in part or in full, the loan balance outstanding under the Facility, which may require us to sell portfolio securities at potentially inopportune times if other financing is not then available to us on acceptable terms.
The Facility also permits, subject to certain conditions, PBL to rehypothecate portfolio securities pledged by us up to the amount of the loan balance outstanding. We continue to receive dividends and interest on rehypothecated securities. We also have the right under the Facility to recall the rehypothecated securities from PBL on demand. If PBL fails to deliver the recalled security in a timely manner, we will be compensated by PBL for any fees or losses related to the failed delivery or, in the event a recalled security will not be returned by PBL, we, upon notice to PBL, may reduce the loan balance outstanding by the amount of the recalled security failed to be returned. We will receive a portion of the fees earned by PBL in connection with the rehypothecation of portfolio securities. As of December 31, 2019, the aggregated value of rehypothecated securities was $46,502,789. Those rehypothecated securities were included among the portfolio securities pledged by us as collateral for the Facility. During the year ended December 31, 2019, we earned $45,001 in fees from rehypothecated securities, which we recorded as other income in our Statement of Operations.
As of December 31, 2019, we had outstanding borrowings of $88,000,000 under the Facility. During the year ended December 31, 2019, the average outstanding daily balance under the Facility was $88,000,000 at a weighted average borrowing cost of 2.86%. As of December 31, 2019 the annual interest rate payable on borrowings under our revolving credit facility was 2.71%.
See page F-38 for a discussion regarding LIBOR and the potential impact to market interest rates.
Note G
Subsequent Events
We have evaluated the impact of all subsequent events on our financial statements through the date of the financial statements and none were noted.
Note H
Business Change Proposal
We have scheduled a Special Meeting of Shareholders to be held on April 16, 2020, in connection with a proposal to change our business from investing in equity securities of real estate companies to originating and investing in mortgage loans secured by middle market and transitional commercial real estate. Proxy materials for the special meeting of shareholders that provided a detailed description of the proposal are available on the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Trustees of RMR Real Estate Income Fund
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RMR Real Estate Income Fund (the Fund) as of December 31, 2019, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets and financial highlights for each of the two years in the period then ended, including the related notes and schedules (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2019, the results of its operations and its cash flows for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
The financial highlights for the years ended December 31, 2017, December 31, 2016, and December 31, 2015 for the Fund were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements and financial highlights in their report dated February 21, 2018.
Basis for Opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of December 31, 2019, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the auditor of one or more RMR investment companies since 2018.
Boston, Massachusetts
February 25, 2020

RMR MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEET
(dollars in thousands, except per share data)
(unaudited)
March 31, 2021
ASSETS
Cash and cash equivalents	$46,839
Restricted cash	220
Loans held for investment, net	147,247
Accrued interest receivable	456
Prepaid expenses and other assets	305
Total assets	$195,067
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities and deposits	$1,121
Due to related persons	702
Total liabilities	1,823
Commitments and contingencies
Shareholders’ equity:
Common shares of beneficial interest, $0.001 par value per share; unlimited number of shares authorized; 10,202,009 shares issued and outstanding	10
Additional paid in capital	192,884
Cumulative net income	350
Total shareholders’ equity	193,244
Total liabilities and shareholders’ equity	$195,067
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES (Predecessor Basis)
(dollars in thousands, except per share data)
(unaudited)
December 31, 2020
ASSETS
Cash and cash equivalents	$103,314
Loans held for investment (cost $91,879)	91,879
Restricted cash	250
Dividends and interest receivable	139
Prepaid expenses	345
Other assets	128
Total assets	196,055
LIABILITIES
Accrued income taxes	2,386
Accrued expenses and other liabilities	491
Advisory fee payable	141
Deferred revenue	82
Compliance and internal audit costs payable	31
Administrative fee payable	30
Total liabilities	3,161
Net assets attributable to common shares	$192,894
Composition of net assets attributable to common shares
Common shares, $0.001 par value per share; unlimited number of shares authorized	$10
Additional paid in capital	192,884
Net assets attributable to common shares	$192,894
Common shares outstanding	10,202
Net asset value per share attributable to common shares	$18.91
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)
Three Months Ended March 31, 2021
INCOME FROM INVESTMENTS:
Interest income from investments	$2,001
OTHER EXPENSES:
Base management fees	715
General and administrative expenses	592
Reimbursement of shared services expenses	326
Total expenses	1,633
Income before income tax expense	368
Income tax expense	(18)
Net income	$350
Weighted average common shares outstanding	10,202
Net income per common share	$0.03
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONSOLIDATED STATEMENT OF OPERATIONS (Predecessor Basis)
(amounts in thousands)
(unaudited)
Three Months Ended March 31, 2020
INVESTMENT INCOME:
Dividend income	$4,129
Interest income	21
Other income	15
Total investment income	4,165
EXPENSES:
Advisory	705
Legal	37
Compliance and internal audit	34
Shareholder reporting	18
Custodian	24
Administrative	24
Preferred share remarketing and auction fees	18
Audit	12
Trustees’ fees and expenses	15
Other	53
Total expenses before interest expense	940
Interest expense	554
Total expenses	1,494
Net investment income	2,671
Realized and change in unrealized gain (loss) on investments
Net realized gain on investments	915
Net change in unrealized losses on investments	(123,346)
Net realized and change in unrealized losses on investments	(122,431)
Net decrease in net assets before preferred distributions resulting from operations	(119,760)
Distributions to preferred shareholders from net investment income	(126)
Net decrease in net assets attributable to common shares resulting from operations	$(119,886)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(amounts in thousands)
(unaudited)
	Number of Common Shares	Common Share	Additional Paid In Capital	Cumulative Net Income	Total
Net assets at December 31, 2020	10,202	$10	$192,884	$—	$192,894
Net income	—	—	—	350	350
Shareholders’ equity at March 31, 2021	10,202	$10	$192,884	$350	$193,244
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (Predecessor Basis)
(amounts in thousands)
(unaudited)
Three Months Ended March 31, 2020
Decrease in net assets resulting from operations
Net investment income	$2,671
Net realized gain on investments	915
Net change in unrealized losses on investments	(123,346)
Distributions to preferred shareholders	(126)
Net decrease in net assets attributable to common shares resulting from operations	(119,886)
Distributions to common shareholders from:
Distributable earnings	(3,367)
Total distributions to common shareholders	(3,367)
Total decrease in net assets attributable to common shares	(123,253)
Net assets attributable to common shares
Beginning of period	255,326
End of period	$132,073
Common shares issued and repurchased
Shares outstanding, beginning of period	10,202
Shares outstanding, end of period	10,202
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollars in thousands)
(unaudited)
Three Months Ended March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$350
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of loan origination and exit fees	(254)
Changes in operating assets and liabilities:
Accrued interest receivable and interest advances	(436)
Prepaid expenses and other assets	217
Accounts payable, accrued liabilities and deposits	(1,815)
Due to related persons	553
Net cash used in operating activities	(1,385)
CASH FLOWS FROM INVESTING ACTIVITIES:
Origination of loans held for investment	(54,840)
Additional funding of loans held for investment	(204)
Net cash used in investing activities	(55,044)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of deferred financing costs	(76)
Net cash used in financing activities	(76)
Decrease in cash, cash equivalents and restricted cash	(56,505)
Cash, cash equivalents and restricted cash at beginning of period	103,564
Cash, cash equivalents and restricted cash at end of period	$47,059
SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$1,830
SUPPLEMENTAL DISCLOSURE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
The table below provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheet to the amounts shown in the condensed consolidated statement of cash flows:
As of March 31, 2021
Cash and cash equivalents	$46,839
Restricted cash	220
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$47,059
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONSOLIDATED STATEMENT OF CASH FLOWS (Predecessor Basis)
(dollars in thousands)
(unaudited)
Three Months Ended March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net decrease in net assets before preferred distributions resulting from operations	$(119,760)
Adjustments to reconcile net decrease in net assets before preferred distributions resulting from operations to cash provided by operating activities:
Purchases of long term investments	(5,757)
Proceeds from sales of long term investments	4,900
Net sales of short term investments	3,099
Changes in assets and liabilities:
Dividends and interest receivable and other assets	524
Receivable for securities sold	(1,849)
Prepaid expenses	28
Interest payable	(55)
Payable for securities purchased	(10)
Advisory fee payable	(63)
Compliance and internal audit costs payable	34
Administrative fee payable	(20)
Accrued expenses and other liabilities	38
Net unrealized losses on investments	123,346
Net realized gain on investments and foreign currency transactions	(915)
Cash provided by operating activities	3,540
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid to preferred shareholders	(130)
Distributions paid to common shareholders	(3,367)
Cash used in financing activities	(3,497)
Increase in cash and cash equivalents	43
Cash and cash equivalents at beginning of period	7
Cash and cash equivalents at end of period	$50
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest and fees on borrowings	$609
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
CONSOLIDATED PORTFOLIO OF INVESTMENTS — DECEMBER 31, 2020 (Predecessor Basis)
(dollars in thousands)
(unaudited)
Location	Property Type	Committed Principal Amount	Coupon Rate	Origination Date	Maturity Date	Cost	Value
MORTGAGE LOANS HELD FOR INVESTMENT 47.6% (1)
Downers Grove, IL	Office	$30,000	L+4.25%	09/25/2020	11/25/2023	$29,232	$29,232
Durham, NC	Lab	$21,500	L+4.35%	12/17/2020	12/17/2023	13,281	13,281
Los Angeles, CA	Retail	$24,600	L+4.25%	12/17/2020	12/17/2022	17,029	17,029
Aurora, IL	Office	$16,500	L+4.35%	12/18/2020	12/18/2023	14,540	14,540
Berkeley, CA	Lab	$19,120	L+4.35%	12/30/2020	12/30/2023	17,797	17,797
Total Mortgage Loans — 47.6%						$91,879	91,879
Other assets less liabilities — 52.4% (2)							101,015
Net Assets attributable to common shareholders — 100.0%							$192,894

(1)
The mortgage loans we invest in are not registered under the securities laws. These mortgage loans are valued using Level III inputs as defined in the fair value hierarchy under U.S. generally accepted accounting principles, or GAAP.

(2)
Please refer to our Consolidated Statement of Assets and Liabilities for further information on these amounts.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Note 1.    Organization
RMR Mortgage Trust (formerly known as RMR Real Estate Income Fund), or we, us, our, or the Trust, is a Maryland statutory trust. We were previously registered under the Investment Company Act of 1940, as amended, or the 1940 Act, as a closed-end management investment company. Our investment objective while we operated as a registered investment company was investing in equity securities of real estate companies.
On January 5, 2021, the Securities and Exchange Commission, or the SEC, issued an order granting our request to deregister as an investment company under the 1940 Act. As a result, the Trust changed its SEC registration to a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The issuance of the deregistration order enabled us to proceed with full implementation of our new business mandate to operate as a real estate investment trust, or REIT, that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate, or CRE, or the Business Change.
On April 26, 2021, we and Tremont Mortgage Trust, or TRMT, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions thereof, TRMT has agreed to merge with and into us, with us continuing as the surviving entity in the merger, or the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, or the Effective Time, each common share of beneficial interest, $0.01 par value per share, of TRMT, or TRMT Common Shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.52, or the Exchange Ratio, of one newly issued common share of beneficial interest, $0.001 par value per share, of us, or the RMRM Common Shares, subject to adjustment as described in the Merger Agreement, with cash paid in lieu of fractional shares. Under the Merger Agreement, the Exchange Ratio is fixed and will not be adjusted to reflect changes in the market price of the RMRM Common Shares or the TRMT Common Shares prior to the Effective Time. Pursuant to the Merger Agreement, at the Effective Time, any unvested TRMT Common Share awards outstanding under TRMT’s equity compensation plan generally will be converted into an unvested RMRM Common Share award under our equity compensation plan, subject to substantially similar vesting requirements and other terms and conditions, determined by multiplying the number of unvested TRMT Common Shares subject to such award by the Exchange Ratio (rounded down to the nearest whole number). The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the Transactions.
Following the consummation of the Merger, the combined company will continue to be managed by our and TRMT’s current manager, Tremont Realty Advisors LLC, or TRA or our Manager, pursuant to the terms of our existing management agreement with TRA. Contemporaneously with the execution of the Merger Agreement, we, TRMT and TRA entered into a letter agreement, or the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, we, TRMT and TRA have acknowledged and agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such agreement. In consideration of this waiver, we have agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, certain of the expenses TRA had paid on behalf of TRMT pursuant to such management agreement will be included in the “Termination Fee” under and as defined in our existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement.
Contemporaneously with the execution of the Merger Agreement, we entered into a voting agreement with TRA, or the Voting Agreement, pursuant to which TRA has agreed to vote all of the TRMT Common

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, pursuant to which Ms. Portnoy has agreed to vote all of our common shares which she is entitled to vote in favor of approval of the Merger Share Issuance at the special meeting of our shareholders held for that purpose and against any competing acquisition proposal.
Note 2.    Basis of Presentation.
Prior to the Business Change, the Trust was accounted for as an investment company in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 946, Financial Services — Investment Companies, or the Predecessor Basis. Upon the Business Change, we discontinued the application of guidance in ASC Topic 946 and prospectively applied the guidance required under GAAP, applicable to companies that are not investment companies, or the Successor Basis. As a result of these changes, our condensed consolidated financial statements as of and for the three months ended March 31, 2021 are presented separately from our financial statements on the Predecessor Basis, as of and for the periods prior to the Business Change. The results of operations from January 1, 2021 through January 4, 2021 were not material to the Trust’s condensed consolidated financial statements and have not been presented separately, but they are included in our statement of operations for the three months ended March 31, 2021.
In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of results for the interim periods have been included. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates. Significant estimates in the accompanying condensed consolidated financial statements include the fair value of financial instruments.
Note 3.    Summary of Significant Accounting Policies
Consolidation.    These consolidated financial statements include the accounts of us and our subsidiaries, all of which are 100% owned directly by us. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.
For each investment we make, we evaluate whether consolidation of the borrower’s financial statements is required under GAAP. GAAP addresses the application of consolidation principles to an investor with a controlling financial interest.
Cash, Cash Equivalents and Restricted Cash.    We consider highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.
Restricted cash primarily consists of deposit proceeds from potential borrowers when originating loans, which may be returned to the applicable borrower upon the closing of the loan, after deducting any transaction costs paid by us for the benefit of such borrower.
Loans Held for Investment.    Generally, our loans are classified as held for investment based upon our intent and ability to hold them until maturity, if earlier, repayment. Loans that are held for investment are carried at cost, net of unamortized loan origination and accreted exit fees that are required to be recognized

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
in the carrying value of the loans in accordance with GAAP, unless the loans are deemed to be impaired. Loans that we have a plan to sell or liquidate are held at the lower of cost or fair value less cost to sell.
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. Factors considered in these evaluations include, but are not limited to, property type, geographic and local market dynamics, physical condition, leasing and tenant profile, projected cash flow, risk of loss, current loan to value ratio, or LTV, debt yield, collateral performance, structure, exit plan and sponsorship. Loans are rated “1” (lower risk) through “5” (impaired/loss likely) as defined below:
“1” lower risk — Criteria reflects a sponsor having a strong financial condition and low credit risk and our evaluation of management’s experience; collateral performance exceeding performance metrics included in the business plan or credit underwriting; and the property demonstrating stabilized occupancy and/or market rates, resulting in strong current cash flow and net operating income and/or having a very low LTV.
“2” average risk — Criteria reflects a sponsor having a stable financial condition and our evaluation of management’s experience; collateral performance meeting or exceeding substantially all performance metrics included in the business plan or credit underwriting; and the property demonstrating improved occupancy at market rents, resulting in sufficient current cash flow and/or having a low LTV.
“3” acceptable risk — Criteria reflects a sponsor having a history of repaying loans at maturity and meeting its credit obligations and our evaluation of management’s experience; collateral performance expected to meet performance metrics included in the business plan or credit underwriting; and the property having a moderate LTV. New loans and loans with a limited history will typically be assigned this rating and will be adjusted to other levels from time to time as appropriate.
“4” higher risk — Criteria reflects a sponsor having a history of unresolved missed or late payments, maturity extensions and difficulty timely fulfilling its credit obligations and our evaluation of management’s experience; collateral performance failing to meet the business plan or credit underwriting; the existence of a risk of default possibly leading to a loss and/or potential weaknesses that deserve management’s attention; and/or the property having a high LTV.
“5” impaired/loss likely — Criteria reflects a very high risk of realizing a principal loss or having incurred a principal loss; a sponsor having a history of default payments, trouble fulfilling its credit obligations, deeds in lieu of foreclosures, and/or bankruptcies; collateral performance is significantly worse than performance metrics included in the business plan; loan covenants or performance milestones having been breached or not attained; timely exit via sale or refinancing being uncertain; and/or the property having a very high LTV.
See Note 5 for further information regarding our current loan portfolio’s assessment under our internal risk rating policy.
Impairment occurs when it is deemed probable that we will not be able to collect all amounts due under a loan according to its contractual terms. Impairment will then be measured based on the present value of the expected future cash flows discounted at the loan’s contractual effective rate and the fair value of any available collateral, net of any costs we expect to incur to realize that value. The determination of this estimated fair value involves judgments and assumptions based on objective and subjective factors. Consideration will be given to various factors, such as business plans, property occupancies, tenant profiles, rental rates, operating expenses and borrowers’ repayment plans, among others, and will require significant judgments regarding certain circumstances, such as guarantees, if any. Upon measurement of an impairment, we will record an allowance to reduce the carrying value of the loan accordingly, and record a corresponding charge to net income in our condensed consolidated statements of operations.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
As of March 31, 2021, we have not recorded any allowances for losses as we believe it is probable that we will collect all amounts due pursuant to the contractual terms of our loan agreements with borrowers.
Fair Value of Financial Instruments.    FASB ASC Topic 820-10, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands the required disclosure regarding fair value measurements. ASC Topic 820-10 defines fair value as the price that would be received for a financial instrument in a current sale, which assumes an orderly transaction between market participants on the measurement date. We determine the estimated fair value of financial assets and liabilities using the three-tier fair value hierarchy established by GAAP, which prioritizes the inputs used in measuring fair value. GAAP establishes market based or observable inputs as the preferred source of values followed by valuation models using management assumptions in the absence of market inputs. The three levels of inputs that may be used to measure fair value are as follows:
Level I — Inputs include quoted prices in active markets for identical assets or liabilities that we have the ability to access.
Level II — Inputs include quoted prices in markets that are less active or inactive or for which all significant inputs are observable, either directly or indirectly.
Level III — Inputs include unobservable prices and are supported by little or no market activity and are significant to the overall fair value measurement.
Loan Deferred Fees.    Loan origination and exit fees are reflected in loans held for investment, net, in our condensed consolidated balance sheet and include fees charged to borrowers. These fees are amortized and accreted, respectively, into interest income over the life of the related loans held for investment.
Deferred Financing Costs.    Costs incurred in connection with financings are capitalized and recorded as an offset to the related liability and amortized over the respective financing terms and are recorded in our condensed consolidated statement of operations as a component of interest and related expenses. At March 31, 2021, we had approximately $76 of capitalized financing costs.
Net Income Per Common Share.    We calculate net income per common share, or EPS, by dividing net income by the weighted average number of common shares outstanding during the period. At March 31, 2021 and December 31, 2020, no warrants, options or other types or classes of securities existed that could be potentially dilutive to our common shares outstanding.
Revenue Recognition.    Interest income related to our first mortgage whole loans secured by CRE will generally be accrued based on the coupon rates applied to the outstanding principal balance of such loans. Fees, premiums and discounts, if any, will be amortized or accreted into interest income over the remaining lives of the loans using the effective interest method, as adjusted for any prepayments.
If a loan’s interest or principal payments are not paid when due and there is uncertainty that such payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in our judgment, a loan is likely to remain current, it may be re-categorized as accrual.
For loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (non-accretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected from such loans generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recorded as an impairment.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
Securities Transactions and Investment Income.    Under the Predecessor Basis, we recorded securities transactions on a trade date basis, dividend income on the ex-dividend date and any non-cash dividends at the fair market value of the securities received. We use the accrual method for recording interest income, including accretion of original issue discount, where applicable, and accretion of discount on short term investments and identified cost basis for realized gains and losses from securities transactions. The difference between cost and fair value for investments we continue to hold is reflected as unrealized gain (loss), and any change in that amount from a prior period is reflected in the accompanying consolidated statement of operations.
Note 4.    Recent Accounting Pronouncements
In June 2016, the FASB issued Accounting Standards Update, or ASU, No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires that entities use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. As a smaller reporting company, we expect to adopt ASU No. 2016-13 on January 1, 2023. We are currently assessing the potential impact the adoption of ASU No. 2016-13 will have on our condensed consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848):   Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional expedients and exceptions on contract modifications meeting certain criteria to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to the alternative reference rates. For a contract that meets the criteria, this ASU generally allows an entity to account for and present modifications as an event that does not require remeasurement at the modification date or reassessment of a previous accounting determination. This ASU was effective upon issuance and can be applied through December 31, 2022. The adoption of ASU No. 2020-04 did not have a material impact on our condensed consolidated financial statements.
Note 5.    Loans Held for Investment
We originate first mortgage whole loans secured by middle market and transitional CRE, which are generally to be held as long term investments. We funded our existing loan portfolio using cash on hand.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
The table below provides overall statistics for our loan portfolio as of March 31, 2021 and December 31, 2020:
	As of March 31, 2021 (Successor Basis)	As of December 31, 2020 (Predecessor Basis)
Number of loans	7	5
Total loan commitments	$177,195	$111,720
Unfunded loan commitments(1)(2)	$28,613	$18,857
Principal balance(2)	$148,652	$92,863
Unamortized net deferred origination fees	$(1,405)	$(984)
Carrying value	$147,247	$91,879
Weighted average coupon rate	4.99%	5.08%
Weighted average all in yield(3)	5.65%	5.71%
Weighted average maximum maturity (years)(4)	4.3	4.2
Weighted average risk rating	3.0	3.0
Weighted average LTV(5)	67%	68%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

(2)
The principal balance at March 31, 2021 includes $69 of capitalized interest that does not reduce the amount of unfunded loan commitments.

(3)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(4)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(5)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

The table below represents our loan activities during the three months ended March 31, 2021:
	Principal Balance	Deferred Fees	Carrying Value
Balance at December 31, 2020 (Predecessor Basis)	$92,863	$(984)	$91,879
Additional funding	274	—	274
Originations	55,515	(675)	54,840
Net amortization of deferred fees	—	254	254
Balance at March 31, 2021 (Successor Basis)	$148,652	$(1,405)	$147,247
In April 2021, we originated a first mortgage whole loan of $34,275 to refinance an office/industrial property with 288,275 square feet located in Colorado Springs, Colorado. This loan requires the borrower to pay interest at the floating rate of LIBOR plus a premium of 450 basis points per annum. This floating rate loan includes an initial funding of $28,970 and a future funding allowance of $5,305 for tenant improvements, leasing commissions and capital expenditures and has a three year initial term with one one-year extension option, subject to the borrower meeting certain conditions.
Also in April 2021, we originated a first mortgage whole loan of $39,240 to finance the acquisition of two cold storage industrial buildings located in Londonderry, New Hampshire. This loan requires the

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
borrower to pay interest at the floating rate of LIBOR plus a premium of 400 basis points per annum. This floating rate loan includes an initial funding of $34,200 and a future funding allowance of $5,040 for tenant improvements, leasing commissions and capital expenditures and has a three year initial term with two one-year extension options, subject to the borrower meeting certain conditions.
The tables below detail the property type and geographic location of the properties securing the loans in our portfolio as of March 31, 2021 and December 31, 2020:
	March 31, 2021 (Successor Basis)			December 31, 2020 (Predecessor Basis)
Property Type	Number of Loans	Carrying Value	Percentage of Value	Number of Loans	Carrying Value	Percentage of Value
Office(1)	3	$48,979	33%	2	$38,106	41%
Multifamily	1	44,119	30%	—	—	—%
Lab	2	31,139	21%	2	31,078	34%
Retail	1	17,344	12%	1	17,029	19%
Industrial(1)	—	5,666	4%	—	5,666	6%
	7	$147,247	100%	5	$91,879	100%

(1)
Our loan investment secured by a mixed use property consisting of office space and an industrial warehouse in Aurora, IL is classified as office for the purpose of counting the number of loans in our portfolio. The carrying value of this loan investment is reflected in office and industrial based on the fair value of the buildings at the time of origination relative to the total fair value of the property.

	March 31, 2021 (Successor Basis)			December 31, 2020 (Predecessor Basis)
Geographic Location	Number of Loans	Carrying Value	Percentage of Value	Number of Loans	Carrying Value	Percentage of Value
Midwest	3	$87,960	60%	2	$43,772	48%
West	2	35,167	24%	2	34,826	38%
South	2	24,120	16%	1	13,281	14%
	7	$147,247	100%	5	$91,879	100%
Loan Risk Ratings
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. The following table allocates the carrying value of our loan portfolio at March 31, 2021 and December 31, 2020 based on our internal risk rating policy:

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
	March 31, 2021 (Successor Basis)		December 31, 2020 (Predecessor Basis)
Risk Rating	Number of Loans	Carrying Value	Number of Loans	Carrying Value
1	—	$—	—	$—
2	—	—	—	—
3	7	147,247	5	91,879
4	—	—	—	—
5	—	—	—	—
	7	$147,247	5	$91,879
The weighted average risk rating of our loans by carrying value was 3.0 as of March 31, 2021 and December 31, 2020. We did not have any impaired loans or nonaccrual loans as of March 31, 2021 or December 31, 2020. See Note 3 for further information regarding our loan risk ratings.
As of April 30, 2021, all of our borrowers had paid all of their debt service obligations owed and due to us and none of the loans included in our investment portfolio were in default.
Note 6.    Debt Agreements
On February 18, 2021, one of our wholly owned subsidiaries entered into a master repurchase agreement, or the Master Repurchase Agreement, with UBS AG, or UBS, for a master repurchase facility, or the Master Repurchase Facility, pursuant to which we may sell to UBS, and later repurchase, commercial mortgage loans, or the Purchased Assets. The expiration date of the Master Repurchase Agreement is February 18, 2024, unless extended or earlier terminated in accordance with the terms of the Master Repurchase Agreement. Pursuant to the Master Repurchase Agreement, we will pay UBS a non-refundable upfront fee that is equal to 0.50% of the applicable tranche amount on each Purchase Date (as each term is defined in the Master Repurchase Agreement). While the Master Repurchase Facility has no maximum facility amount, we expect the advancements under the Master Repurchase Facility to not exceed our equity, which is as of March 31, 2021 is $193,244. Our equity will change from time-to-time and may increase or decrease. We expect that the size of our Master Repurchase Facility may similarly change as our equity changes.
Under the Master Repurchase Facility, the initial purchase price paid by UBS for each Purchased Asset is up to 75% of the lesser of the market value of the Purchased Asset and the unpaid principal balance of such Purchased Asset, subject to UBS’s approval. Upon the repurchase of a Purchased Asset, we are required to pay UBS the outstanding purchase price of the Purchased Asset, accrued interest and all accrued and unpaid expenses of UBS relating to such Purchased Assets. The pricing rate (or interest rate) relating to a Purchased Asset is equal to one month LIBOR plus a customary premium within a fixed range, determined by the debt yield and property type of the Purchased Asset’s real estate collateral. UBS has the discretion under our Master Repurchase Agreement to make advancements at margins higher than 75%.
In connection with our Master Repurchase Agreement, we entered into a guaranty, or the Guaranty, which requires us to guarantee 25% of the aggregate repurchase price, and 100% of losses in the event of certain bad acts as well any costs and expenses of UBS related to our Master Repurchase Agreement. The Guaranty also requires us to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity and a total indebtedness to stockholders’ equity ratio.
The Master Repurchase Facility also contains margin maintenance provisions that provide UBS with the right, in certain circumstances related to a Credit Event (as defined in the Master Repurchase Agreement)

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
to redetermine the value of Purchased Assets. Where a decline in the value of such Purchased Assets has resulted in a margin deficit, UBS may require us to eliminate any margin deficit through a combination of Purchased Asset repurchases and cash transfers to UBS subject to UBS’s approval.
As of March 31, 2021 we had no outstanding balance under our Master Repurchase Facility and as of April 30, 2021 we had a $23,172 aggregate outstanding principal balance under our Master Repurchase Facility.
For the three months ended March 31, 2020, we recorded interest expense of $554 related to our revolving credit facility, or the Facility, with BNP Paribas Prime Brokerage International Ltd, or PBL. In November 2020, we repaid all outstanding amounts and terminated the Facility with PBL.
Note 7.    Fair Value of Financial Instruments
ASC Topic 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level I) and the lowest priority to unobservable inputs (Level III). A financial asset’s or financial liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
The carrying values of cash and cash equivalents, restricted cash and accounts payable approximate their fair values due to the short term nature of these financial instruments.
We estimate the fair values of our loans held for investment using Level III inputs, including discounted cash flow analyses and currently prevailing market terms as of the measurement date, determined by significant unobservable market inputs, which include holding periods, discount rates based on LTV, property types and loan pricing expectations which are corroborated by a comparison with other market participants to determine the appropriate market spread to add to the one month LIBOR (Level III inputs as defined in the fair value hierarchy under GAAP).
The table below provides information regarding our financial assets:
	March 31, 2021 (Successor Basis)		December 31, 2020 (Predecessor Basis)
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Loans held for investment	$147,247	$146,400	$91,879	$91,879
There were no transfers of financial assets or liabilities within the fair value hierarchy during the three months ended March 31, 2021.
Note 8.    Shareholders’ Equity
On April 15, 2021, we declared a quarterly distribution of $0.15 per common share for the first quarter of 2021, or approximately $1,530, to shareholders of record on April 26, 2021. We expect to pay this distribution on or about May 20, 2021.
Note 9.    Management Agreement with our Manager
We have no employees. The personnel and various services we require to operate our business are provided to us by our Manager, pursuant to a management agreement, which provides for the day to day management of our operations by our Manager, subject to the oversight and direction of our Board of Trustees.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
Prior Agreements with RMR Advisors
Administration Agreement.    Prior to its merger with our Manager on January 6, 2021, RMR Advisors LLC, or RMR Advisors, performed administrative functions for us pursuant to an administration agreement with us. RMR Advisors was also a party to a subadministration agreement with State Street Bank and Trust Company, or State Street, to perform substantially all fund accounting and other administrative services for us. Under the administration agreement, RMR Advisors was entitled to reimbursement of the cost of providing administrative services. On January 6, 2021, RMR Advisors merged with and into our Manager, with our Manager being the surviving entity, and our Manager assumed the administration agreement with us and the subadministration agreement with State Street. Each of those agreements was terminated, effective March 16, 2021. We incurred administration service fees of $24 for the three months ended March 31, 2020, all of which related to the subadministration service fees payable by RMR Advisors to State Street and reimbursable by us; we did not incur any additional administration service fees beyond those reimbursable amounts for that period.
Investment Advisory Agreement.   Prior to January 5, 2021, RMR Advisors provided us with a continuous investment program, made day to day investment decisions and generally managed our business affairs in accordance with our investment objectives and policies as a registered investment company pursuant to an investment advisory agreement. The investment advisory agreement was terminated on January 5, 2021 with our deregistration as an investment company. Pursuant to the investment advisory agreement, RMR Advisors was compensated at an annual rate of 0.85% of our average daily managed assets. We incurred advisory fees of $705 for the three months ended March 31, 2020 and for the period from January 1, 2021 to January 5, 2021, we incurred advisory fees of $22 which is included in base management fees in our condensed consolidated statement of operations. For the three months ended March 31, 2020, we incurred internal audit and compliance costs reimbursable to RMR Advisors of $34.
Current Management Agreement with our Manager
Effective January 5, 2021, our Manager provides services to us pursuant to a new management agreement. We recognized base management fees of $715 for the three months ended March 31, 2021. Pursuant to the terms of our management agreement, no management incentive fees are payable until the first full quarter following the effective date of the management agreement and, thereafter, any management incentive fees would be subject to our Manager earning those fees in accordance with the management agreement.
Our Manager, and not us, is responsible for the costs of its employees who provide services to us, including the cost of our Manager’s personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by us. We are required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations. Some of these overhead, professional and other services are provided by The RMR LLC Group, or RMR LLC, pursuant to a shared services agreement between our Manager and RMR LLC. We reimburse our Manager for shared services costs our Manager pays to RMR LLC. These reimbursements include an allocation of the cost of personnel employed by RMR LLC and our share of RMR LLC’s costs for providing our internal audit function. These shared services costs are subject to approval by a majority of our Independent Trustees at least annually. We incurred shared services costs of $352 payable to our Manager for the three months ended March 31, 2021. We include these amounts in reimbursement of shared services expenses or general and administrative expenses, as applicable, in our condensed consolidated statements of operations.
Contemporaneously with the execution of the Merger Agreement, we, TRMT and TRA entered into the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, we, TRMT and TRA have acknowledged and agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such agreement. In consideration of this waiver, we

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
have agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with TRA, certain of the expenses TRA had paid on behalf of TRMT pursuant to such management agreement will be included in the “Termination Fee” under and as defined in our existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by TRMT and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. See Note 1 for further information regarding the TRA Letter Agreement and the Merger.
Note 10.    Related Person Transactions
We have relationships and historical and continuing transactions with our Manager, RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also our Trustees or officers. Our Manager is a subsidiary of RMR LLC, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. RMR LLC provides certain shared services to our Manager that are applicable to us, and we reimburse our Manager for the amounts it pays for those services. One of our Managing Trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of our Manager, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC. In connection with the Business Change, our Board appointed Thomas J. Lorenzini as our President and G. Douglas Lanois as our Chief Financial Officer and Treasurer. Mr. Lorenzini and Mr. Lanois succeeded Fernando Diaz and Brian E. Donley, respectively, who each resigned from our Company, effective January 5, 2021. In addition, on January 5, 2021, Jennifer B. Clark resigned as our Managing Trustee, and our Board elected Matthew P. Jordan as successor Managing Trustee to fill the vacancy created by Ms. Clark’s resignation. Also effective January 1, 2021, Mr. Jordan was appointed as a director and the president and chief executive officer of our Manager. Mr. Jordan is an officer of RMR Inc., he and Messrs. Lorenzini and Lanois are both officers of RMR LLC and Messrs. Lorenzini and Lanois are also officers of our Manager. In addition, each of our other officers is also an officer and/or employee of our Manager or RMR LLC.
Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy serves as the chair of the boards of trustees and boards of directors of several of these public companies and as a managing director or managing trustee of all of these companies and other officers of RMR LLC, including Mr. Jordan and certain of our other officers and officers of our Manager, serve as managing trustees, managing directors or officers of certain of these companies.
Our Manager, Tremont Realty Advisors LLC.   We have a management agreement with our Manager to provide management services to us. See Note 9 for further information regarding our management agreement with our Manager. Our Manager also provides management services to Tremont Mortgage Trust, or TRMT, a mortgage REIT that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional CRE.
Tremont Mortgage Trust. As described further in Note 1, on April 26, 2021, we and TRMT entered into the Merger Agreement. Adam D. Portnoy and Matthew P. Jordan, our Managing Trustees, are also TRMT’s managing trustees. Thomas J. Lorenzini, our President, also serves as president of TRMT, and G. Douglas Lanois, our Chief Financial Officer and Treasurer, also serves as chief financial officer and treasurer of TRMT. John L. Harrington serves as one of our Independent Trustees and is also an independent trustee of TRMT, and Joseph L. Morea, one of our independent trustees, previously served as an independent trustee of TRMT; Jeffrey P. Somers, one of our independent trustees, previously served as an independent trustee of TRMT. See Note 1 for further information regarding the Merger Agreement.

RMR MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data) (continued)
For further information about these and other such relationships and certain other related person transactions, refer to our definitive Proxy Statement for our 2021 Annual Meeting of Shareholders and to our Current Report on Form 8-K dated April 26, 2021.
Note 11.    Income Taxes
We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the IRC, effective for our 2020 taxable year. Accordingly, we generally are not, and will not be, subject to U.S. federal income tax, provided that we meet certain distribution and other requirements. We are subject to certain state and local taxes, certain of which amounts are or will be reported as income taxes in our condensed consolidated statements of operations.
Note 12.    Commitments and Contingencies
Unfunded Loan Commitments
As of March 31, 2021, we had unfunded commitments of $28,613 related to our loans held for investment that are not reflected in our condensed consolidated balance sheet. These unfunded commitments had a weighted average initial maturity of 2.6 years as of March 31, 2021. See Note 5 for further information related to our loans held for investment.

CONSOLIDATED FINANCIAL STATEMENTS OF TREMONT MORTGAGE TRUST

Report of Independent Registered Public Accounting Firm
To the Trustees and Shareholders of Tremont Mortgage Trust
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Tremont Mortgage Trust and subsidiaries (the “Company”) as of December 31, 2020, the related consolidated statements of operations, shareholders’ equity, and cash flows, for the year then ended, and the related notes and the financial statement schedule listed in the Index at Item 15(a) (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 22, 2021
We have served as the Company’s auditor since 2020.

Report of Independent Registered Public Accounting Firm
To the Trustees and Shareholders of Tremont Mortgage Trust
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Tremont Mortgage Trust (the Company) as of December 31, 2019, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes and the financial statement schedule listed in the index at Item 15(a) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We served as the Company’s auditor from 2017 to 2020.
Boston, Massachusetts
February 19, 2020

TREMONT MORTGAGE TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$10,521	$8,732
Restricted cash	—	143
Loans held for investment, net	282,246	242,078
Accrued interest receivable	996	755
Prepaid expenses and other assets	419	221
Total assets	$294,182	$251,929
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities and deposits	$5,041	$1,011
Master repurchase facility, net	200,233	164,694
Due to related persons	5	3
Total liabilities	205,279	165,708
Commitments and contingencies
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,302,911 and 8,239,610 shares issued and outstanding, respectively	83	82
Additional paid in capital	89,160	88,869
Cumulative net income	10,788	1,937
Cumulative distributions	(11,128)	(4,667)
Total shareholders’ equity	88,903	86,221
Total liabilities and shareholders’ equity	$294,182	$251,929
The accompanying notes are an integral part of these consolidated financial statements.

TREMONT MORTGAGE TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
	Year Ended December 31,
	2020	2019	2018
INCOME FROM INVESTMENTS:
Interest income from investments	$18,030	$15,475	$3,891
Less: interest and related expenses	(5,591)	(7,047)	(1,491)
Income from investments, net	12,439	8,428	2,400
OTHER EXPENSES:
Management fees	—	—	447
General and administrative expenses	2,354	2,130	2,101
Reimbursement of shared services expenses	1,159	1,457	1,460
Total expenses	3,513	3,587	4,008
Income (loss) before income tax expense	8,926	4,841	(1,608)
Income tax expense	(75)	—	—
Net income (loss)	$8,851	$4,841	$(1,608)
Weighted average common shares outstanding — basic and diluted	8,186	6,234	3,124
Net income (loss) per common share — basic and diluted	$1.07	$0.77	$(0.51)
The accompanying notes are an integral part of these consolidated financial statements.

TREMONT MORTGAGE TRUST
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(amounts in thousands)
	Number of Common Shares	Common Shares	Additional Paid In Capital	Cumulative Net Income (Loss)	Cumulative Distributions	Total Shareholders’ Equity
Balance at December 31, 2017	3,126	31	62,135	(1,296)	—	60,870
Share grants	63	1	397	—	—	398
Share repurchases	(2)	—	(28)	—	—	(28)
Share grant forfeitures	(8)	—	15	—	—	15
Adoption of ASU 2018-07	—	—	21	—	—	21
Net loss	—	—	—	(1,608)	—	(1,608)
Balance at December 31, 2018	3,179	32	62,540	(2,904)	—	59,668
Issuance of shares	5,000	50	26,024	—	—	26,074
Share grants	68	—	344	—	—	344
Share repurchases	(7)	—	(39)	—	—	(39)
Net income	—	—	—	4,841	—	4,841
Distributions	—	—	—	—	(4,667)	(4,667)
Balance at December 31, 2019	8,240	82	88,869	1,937	(4,667)	86,221
Share grants	71	1	315	—	—	316
Share repurchases	(8)	—	(24)	—	—	(24)
Net income	—	—	—	8,851	—	8,851
Distributions	—	—	—	—	(6,461)	(6,461)
Balance at December 31, 2020	8,303	$83	$89,160	$10,788	$(11,128)	$88,903
The accompanying notes are an integral part of these consolidated financial statements.

TREMONT MORTGAGE TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	Year Ended December 31,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,851	$4,841	$(1,608)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share based compensation	316	344	430
Amortization of deferred financing costs	475	613	282
Amortization of loan origination and exit fees	(1,901)	(1,697)	(296)
Changes in operating assets and liabilities:
Accrued interest receivable and interest advances	(1,155)	(488)	(344)
Prepaid expenses and other assets	(198)	169	(131)
Accounts payable, accrued liabilities and deposits	(371)	76	638
Due to related persons	2	(131)	(620)
Net cash provided by (used in) operating activities	6,019	3,727	(1,649)
CASH FLOWS FROM INVESTING ACTIVITIES:
Origination of loans held for investment	(25,638)	(149,802)	(135,548)
Additional funding of loans held for investment	(13,804)	(8,268)	—
Principal repayments on loans held for investment	2,089	53,610	—
Net cash used in investing activities	(37,353)	(104,460)	(135,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from master repurchase facility	36,873	127,266	72,582
Repayments under master repurchase facility	(1,358)	(34,312)	—
Proceeds from RMR credit agreement	—	14,220	—
Repayment of RMR credit agreement	—	(14,220)	—
Proceeds from note payable	—	—	31,690
Repayment of note payable	—	(31,690)	—
Payments of deferred financing costs	(451)	(359)	(1,378)
Proceeds from issuance of common shares, net	—	26,074	—
Repurchase of common shares	(24)	(39)	(28)
Distributions	(2,060)	(4,667)	—
Net cash provided by financing activities	32,980	82,273	102,866
Increase (decrease) in cash, cash equivalents and restricted cash	1,646	(18,460)	(34,331)
Cash, cash equivalents and restricted cash at beginning of period	8,875	27,335	61,666
Cash, cash equivalents and restricted cash at end of period	$10,521	$8,875	$27,335
SUPPLEMENTAL DISCLOSURES:
Interest paid	$5,153	$6,269	$1,024
Income taxes paid	$21	$—	$—
NON-CASH FINANCING ACTIVITIES:
Distributions declared but not paid	$4,401	$—	$—

TREMONT MORTGAGE TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
Supplemental disclosure of cash, cash equivalents and restricted cash:
The table below provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the amount shown in the consolidated statements of cash flows:
	As of December 31,
	2020	2019	2018
Cash and cash equivalents	$10,521	$8,732	$27,024
Restricted cash	—	143	311
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$10,521	$8,875	$27,335
The accompanying notes are an integral part of these consolidated financial statements.

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Note 1.   Organization
We were organized as a real estate investment trust, or REIT, under Maryland law on June 1, 2017. On September 18, 2017, we issued and sold 2,500,000 of our common shares of beneficial interest, par value $0.01 per share, or our common shares, at a price of $20.00 per share in our initial public offering, or our IPO. Concurrently with our IPO, we issued and sold an additional 600,000 of our common shares to Tremont Realty Advisors LLC, or our Manager, at the public offering price in a private placement. The aggregate proceeds from these sales were $62,000.
Note 2.   Summary of Significant Accounting Policies
Basis of Presentation.   The preparation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles, or GAAP, requires us to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include the fair value of financial instruments.
Consolidation.   These consolidated financial statements include the accounts of us and our subsidiaries, all of which are 100% owned directly by us. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.
For each investment we make, we evaluate whether consolidation of the borrower’s financial statements is required under GAAP. GAAP addresses the application of consolidation principles to an investor with a controlling financial interest.
Cash, Cash Equivalents and Restricted Cash.   We consider highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.
Restricted cash primarily consists of deposit proceeds from potential borrowers when originating loans, which may be returned to the applicable borrower upon the closing of the loan, after deducting any transaction costs paid by us for the benefit of such borrower.
Repurchase Agreements.   Loans financed through repurchase agreements are treated as collateralized financing transactions, unless they meet sales treatment under GAAP. Pursuant to GAAP treatment of collateralized financing transactions, loans financed through repurchase agreements remain on our consolidated balance sheets as assets and cash received from the purchasers is recorded on our consolidated balance sheets as liabilities. Interest paid in accordance with repurchase agreements is recorded as interest expense.
Loans Held for Investment.   Generally, our loans are classified as held for investment based upon our intent and ability to hold them until maturity. Loans that are held for investment are carried at cost, net of unamortized loan origination and accreted exit fees that are required to be recognized in the carrying value of the loans in accordance with GAAP, unless the loans are deemed to be impaired. Loans that we have a plan to sell or liquidate are held at the lower of cost or fair value less cost to sell.
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. Factors considered in these evaluations include, but are not limited to, property type, geographic and local market dynamics, physical condition, leasing and tenant profile, projected cash flow, risk of loss, current loan to value ratio, or LTV, debt yield, collateral performance, structure, exit plan and sponsorship. Loans are rated “1” (lower risk) through “5” (impaired/loss likely) as defined below:
“1” lower risk — Criteria reflects a sponsor having a strong financial condition and low credit risk and our evaluation of management’s experience; collateral performance exceeding performance metrics included in the business plan or credit underwriting; and the property demonstrating stabilized occupancy and/or market rates, resulting in strong current cash flow and net operating income and/or having a very low LTV.

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
“2” average risk — Criteria reflects a sponsor having a stable financial condition and our evaluation of management’s experience; collateral performance meeting or exceeding substantially all performance metrics included in the business plan or credit underwriting; and the property demonstrating improved occupancy at market rents, resulting in sufficient current cash flow and/or having a low LTV.
“3” acceptable risk — Criteria reflects a sponsor having a history of repaying loans at maturity and meeting its credit obligations and our evaluation of management’s experience; collateral performance expected to meet performance metrics included in the business plan or credit underwriting; and the property having a moderate LTV. New loans and loans with a limited history will typically be assigned this rating and will be adjusted to other levels from time to time as appropriate.
“4” higher risk — Criteria reflects a sponsor having a history of unresolved missed or late payments, maturity extensions and difficulty timely fulfilling its credit obligations and our evaluation of management’s experience; collateral performance failing to meet the business plan or credit underwriting; the existence of a risk of default possibly leading to a loss and/or potential weaknesses that deserve management’s attention; and/or the property having a high LTV.
“5” impaired/loss likely — Criteria reflects a very high risk of realizing a principal loss or having incurred a principal loss; a sponsor having a history of default payments, trouble fulfilling its credit obligations, deeds in lieu of foreclosures, and/or bankruptcies; collateral performance is significantly worse than performance metrics included in the business plan; loan covenants or performance milestones having been breached or not attained; timely exit via sale or refinancing being uncertain; and/or the property having a very high LTV.
See Note 4 for further information regarding our current loan portfolio’s assessment under our internal risk rating policy.
Impairment occurs when it is deemed probable that we will not be able to collect all amounts due under a loan according to its contractual terms. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate and the fair value of any available collateral, net of any costs we expect to incur to realize that value. The determination of this estimated fair value involves judgments and assumptions based on objective and subjective factors. Consideration will be given to various factors, such as business plans, property occupancies, tenant profiles, rental rates, operating expenses and borrowers’ repayment plans, among others, and will require significant judgments regarding certain circumstances, such as guarantees, if any. Upon measurement of an impairment, we will record an allowance to reduce the carrying value of the loan accordingly, and record a corresponding charge to net income in our consolidated statements of operations.
As of December 31, 2020, we have not recorded any allowance for losses as we believe it is probable that we will collect all amounts due pursuant to the contractual terms of our loan agreements with borrowers.
Fair Value of Financial Instruments.   Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 820-10, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands the required disclosure regarding fair value measurements. ASC Topic 820-10 defines fair value as the price that would be received for a financial instrument in a current sale, which assumes an orderly transaction between market participants on the measurement date. We determine the estimated fair value of financial assets and liabilities using the three tier fair value hierarchy established by GAAP, which prioritizes the inputs used in measuring fair value. GAAP establishes market based or observable inputs as the preferred source of values followed by valuation models using management assumptions in the absence of market inputs. The three levels of inputs that may be used to measure fair value are as follows:
Level I — Inputs include quoted prices in active markets for identical assets or liabilities that we have the ability to access.

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Level II — Inputs include quoted prices in markets that are less active or inactive or for which all significant inputs are observable, either directly or indirectly.
Level III — Inputs include unobservable prices and are supported by little or no market activity and are significant to the overall fair value measurement.
Loan Deferred Fees.   Loan origination and exit fees are reflected in loans held for investment, net, in our consolidated balance sheets and include fees charged to borrowers. These fees are amortized and accreted, respectively, into interest income over the life of the related loans held for investment.
Deferred Financing Costs.   Costs incurred in connection with financings are capitalized and recorded as an offset to the related liability and amortized over the respective financing terms and are recorded in our consolidated statements of operations as a component of interest and related expenses. At December 31, 2020, we had approximately $818 of capitalized financing costs, net of amortization.
Net Income (Loss) Per Common Share.   We calculate net income (loss) per common share — basic, or EPS, by dividing net income (loss) by the weighted average number of common shares outstanding during the period. We calculate net income (loss) per share — diluted using the more dilutive of the two class method or the treasury stock method.
Revenue Recognition.   Interest income related to our first mortgage whole loans secured by commercial real estate, or CRE, will generally be accrued based on the coupon rates applied to the outstanding principal balance of such loans. Fees, premiums and discounts, if any, will be amortized or accreted into interest income over the remaining lives of the loans using the effective interest method, as adjusted for any prepayments.
If a loan’s interest or principal payments are not paid when due and there is uncertainty that such payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in our judgment, a loan is likely to remain current, it may be re-categorized as accrual.
For loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (non-accretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected from such loans generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recorded as an impairment.
Note 3.   Recent Accounting Pronouncements
In June 2016, the FASB issued Accounting Standards Update, or ASU, No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires that entities use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. As an emerging growth company that has opted to take advantage of the extended transition period, we expect to adopt ASU No. 2016-13 on January 1, 2023. We are currently assessing the potential impact the adoption of ASU No. 2016-13 will have on our consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional expedients

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
and exceptions on contract modifications meeting certain criteria to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to the alternative reference rates. For a contract that meets the criteria, this ASU generally allows an entity to account for and present modifications as an event that does not require remeasurement at the modification date or reassessment of a previous accounting determination. This ASU was effective upon issuance and can be applied through December 31, 2022. The adoption of ASU No. 2020-04 did not have a material impact on our consolidated financial statements.
Note 4.   Loans Held for Investment
We originate first mortgage whole loans secured by middle market and transitional CRE, which we generally hold as long term investments. We funded our existing loan portfolio using cash on hand and advancements under our master repurchase facility with Citibank, N.A., or Citibank, or our Master Repurchase Facility, and other debt financing. See Note 5 for further information regarding our Master Repurchase Facility.
The table below provides overall statistics for our loan portfolio as of December 31, 2020 and 2019:
	As of December 31, 2020	As of December 31, 2019
Number of loans	14	12
Total loan commitments	$293,890	$260,167
Unfunded loan commitments(1)	$12,236	$17,268
Principal balance	$281,654	$242,899
Unamortized net deferred origination and exit fees	$592	$(821)
Carrying value	$282,246	$242,078
Weighted average coupon rate	5.70%	5.76%
Weighted average all in yield(2)	6.39%	6.41%
Weighted average maximum maturity (years)(3)	2.6	3.6
Weighted average LTV(4)	67%	70%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

(2)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(3)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(4)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The table below represents our loan activities during 2019 and 2020:
	Principal Balance	Deferred Fees	Carrying Value
Balance at December 31, 2018	$137,129	$(1,285)	$135,844
Additional funding	8,345	—	8,345
Originations	151,035	(1,233)	149,802
Repayments	(53,610)	449	(53,161)
Net amortization of deferred fees	—	1,248	1,248
Balance at December 31, 2019	$242,899	$(821)	$242,078
Additional funding	14,718	—	14,718
Originations	26,126	(488)	25,638
Repayments	(2,089)	—	(2,089)
Net amortization of deferred fees	—	1,901	1,901
Balance at December 31, 2020	$281,654	$592	$282,246
In July 2020, the borrower under our loan secured by a retail property located in Coppell, TX sold a parcel of land that was a part of the property securing the loan. The borrower used $2,089 of the sale proceeds to repay part of the outstanding principal balance under the loan which also reduced the committed principal by the same amount and we allowed the borrower to use the remaining $100 of sale proceeds to increase the reserve for its future debt service obligation payments owed to us under the loan. We used $1,358 of these repayment proceeds to repay a part of the outstanding balance under our Master Repurchase Facility.
In October 2020, the borrower under our loan secured by a retail property located in Paradise Valley, AZ satisfied the applicable conditions and exercised its right to extend the maturity date of the loan by one year to November 30, 2021 pursuant to the terms of the loan agreement.
In November 2020, we amended the agreement governing our loan secured by a multifamily property located in Houston, TX to extend the maturity date of the loan by one year to November 10, 2021. As part of this amendment, the borrower funded an interest reserve of $500.
In February 2021, the borrower under our loan secured by an industrial facility located in Barrington, NJ notified us that the facility is expected to be sold in the second quarter of 2021. Upon sale, we expect to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and our associated legal costs, and we will be required to repay the outstanding balance and accrued interest associated with this loan under our Master Repurchase Facility. As of December 31, 2020, the principal amount outstanding under the loan was $35,154.
In February 2021, we amended the agreement governing our loan secured by a retail property located in Coppell, TX to extend the maturity date of the loan by approximately six months to August 12, 2021. As part of this amendment, the borrower funded an interest reserve of $500 and repaid $250 of the principal balance of the loan thereby reducing the total loan commitment to $19,865. This amendment also includes a six month extension contingent upon the borrower repaying $250 of the principal balance and meeting certain other conditions.
In February 2021, we received $24,830 of repayment proceeds from the borrower on its loan that was used to finance the acquisition of a 432 unit apartment community located in Rochester, NY, which included the $24,550 principal amount outstanding under the loan, as well as accrued interest, an exit fee and our associated legal expenses.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The tables below detail the property type and geographic location of the properties securing the loans in our portfolio as of December 31, 2020 and December 31, 2019:
	December 31, 2020
Property Type	Number of Loans	Carrying Value	Percentage of Value
Office	5	$94,412	34%
Multifamily	3	70,417	25%
Industrial	2	49,209	17%
Retail	3	44,298	16%
Hotel	1	23,910	8%
	14	$282,246	100%
Geographic Location	Number of Loans	Carrying Value	Percentage of Value
East	5	$105,695	37%
South	5	104,256	37%
Midwest	3	61,185	22%
West	1	11,110	4%
	14	$282,246	100%
	December 31, 2019
Property Type	Number of Loans	Carrying Value	Percentage of Value
Office	4	$71,446	30%
Multifamily	3	68,911	28%
Retail	3	43,782	18%
Industrial	1	34,838	14%
Hotel	1	23,101	10%
	12	$242,078	100%
Geographic Location	Number of Loans	Carrying Value	Percentage of Value
South	5	$103,295	43%
East	4	90,047	37%
Midwest	2	39,722	16%
West	1	9,014	4%
	12	$242,078	100%
Loan Risk Ratings
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. The following table allocates the carrying value of our loan portfolio at December 31, 2020 and 2019 based on our internal risk rating policy:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
	December 31, 2020		December 31, 2019
Risk Rating	Number of Loans	Carrying Value	Number of Loans	Carrying Value
1	—	$—	—	$—
2	3	77,553	1	24,462
3	4	76,343	11	217,616
4	7	128,350	—	—
5	—	—	—	—
	14	$282,246	12	$242,078
The weighted average risk rating of our loans by carrying value was 3.2 and 2.9 as of December 31, 2020 and 2019, respectively. The COVID-19 pandemic has negatively impacted some of our borrowers’ business operations or tenants, particularly in the cases of our retail and hospitality collateral, which are the types of properties that have been most negatively impacted by the pandemic. We expect that those negative impacts may continue and may apply to other borrowers and/or their tenants. Therefore, certain of our borrowers’ business plans will likely take longer to execute than initially expected and certain of our borrowers may be unable to pay their debt service obligations owed and due to us as currently scheduled or at all. As of December 31, 2020, we had seven loans representing 45% of the carrying value of our loan portfolio with a loan risk rating of “4” or “higher risk.” Six of these loans were downgraded from a risk rating of “3” or “acceptable risk” during the three months ended March 31, 2020 and the seventh loan was downgraded from a risk rating of “3” or “acceptable risk” during the three months ended September 30, 2020. During the three months ended December 31, 2020, two additional loans were upgraded from a risk rating of “3” or “acceptable risk” to a risk rating of “2” or “average risk” due to improved collateral performance resulting from the borrowers’ progress in implementing their business plans. We did not have any impaired loans or nonaccrual loans as of December 31, 2020 or 2019. See Note 2 for further information regarding our loan risk ratings.
As of December 31, 2020 and February 22, 2021, all of our borrowers had paid all of their debt service obligations owed and due to us and none of the loans included in our investment portfolio were in default.
Note 5.   Debt Agreements
The table below summarizes our debt agreements as of December 31, 2020 and 2019:
	Debt Obligation
				Weighted Average		Collateral
	Maximum Facility Size	Principal Balance	Carrying Value	Coupon Rate	Remaining Maturity (Years)(1)	Principal Balance	Fair Value(2)
December 31, 2020:
Master Repurchase Facility	$213,482	$201,051	$200,233	L+2.00%	1.1	$281,654	$279,381
December 31, 2019:
Master Repurchase Facility	$213,482	$165,536	$164,694	L+1.99%	1.6	$242,899	$242,763

(1)
The weighted average remaining maturity is determined using the current maturity date of the corresponding loans, assuming no borrower loan extension options have been exercised. Our Master Repurchase Facility matures on November 6, 2022.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
(2)
See Note 6 for further discussion of our financial assets and liabilities not carried at fair value.

Until May 23, 2019, we were a party to a credit agreement with our Manager as lender, or the RMR Credit Agreement. Following our repayment of the approximate $14,220 balance then outstanding under the RMR Credit Agreement, the RMR Credit Agreement was terminated. See below in this Note 5 for further information regarding the RMR Credit Agreement.
Until August 9, 2019, we were a party to the Texas Capital Bank, National Association, or Texas Capital Bank, or the TCB note payable. Following our repayment of the $31,790 outstanding principal and accrued interest under the TCB note payable, the TCB note payable terminated in accordance with its terms. See below in this Note 5 for further information regarding the TCB note payable.
For the year ended December 31, 2020, we recorded interest expense of $5,115 in connection with our Master Repurchase Facility and for the year ended December 31, 2019, we recorded interest expense of $5,495, $891 and $39 in connection with our Master Repurchase Facility, the TCB note payable and the RMR Credit Agreement, respectively.
At December 31, 2020, our outstanding borrowings had the following remaining maturities:
Year	Principal payments on Master Repurchase Facility(1)
2021	$98,529
2022	102,522
2023	—
2024	—
2025	—
$201,051

(1)
The allocation of our outstanding borrowings under our Master Repurchase Facility is based on the current maturity date of each loan investment with respect to which the individual borrowing relates.

Master Repurchase Facility
On February 9, 2018, one of our wholly owned subsidiaries entered into certain agreements to govern our Master Repurchase Facility, or collectively, as such agreements have been amended, our Master Repurchase Agreement, pursuant to which we may sell to, and later repurchase from, Citibank, floating rate mortgage loans and other related assets, or purchased assets. At that time, our Master Repurchase Facility provided up to $100,000 for advancement. On November 6, 2018, we and Citibank amended our Master Repurchase Agreement to increase the maximum amount available for advancement under the facility from $100,000 to $135,000 and to change its stated expiration date from February 9, 2021 to November 6, 2021, subject to earlier termination as provided for in our Master Repurchase Agreement.
On February 4, 2019, we and Citibank increased the maximum amount available for advancement under our Master Repurchase Facility from $135,000 to $210,000 and on May 1, 2019, in connection with an increase in commitment under the RMR Credit Agreement, we and Citibank further increased the maximum amount available for advancement under our Master Repurchase Facility from $210,000 to $250,000, in each case with the additional amounts becoming available for advancement under our Master Repurchase Facility if and as we borrowed under the RMR Credit Agreement or if and as we received proceeds from any public offering of our common shares or preferred equity, as further provided in our Master Repurchase Agreement. In connection with the February 2019 increase, certain other provisions of our Master Repurchase Agreement were amended to accommodate the RMR Credit Agreement. In May 2019, we completed an underwritten public offering, or the Offering, as further described in Note 7, we repaid

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
the outstanding borrowings under the RMR Credit Agreement and the RMR Credit Agreement was terminated and the maximum amount available for advancement under our Master Repurchase Facility was reduced to $213,482.
On October 30, 2020, we amended our Master Repurchase Agreement to, among other things, extend the maturity date of our Master Repurchase Facility by one year from November 6, 2021 to November 6, 2022, subject to early termination as provided for in our Master Repurchase Agreement. In addition, our Master Repurchase Agreement was amended to provide that at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under our Master Repurchase Facility, the replacement base rate shall be the secured overnight financing rate, or SOFR, or if SOFR is not available, such other rate as may be determined by Citibank in accordance with the terms of our amended Master Repurchase Agreement.
Under our Master Repurchase Agreement, the initial purchase price paid by Citibank for each purchased asset is up to 75% of the lesser of the market value of the purchased asset or the unpaid principal balance of such purchased asset, subject to Citibank’s approval. Upon the repurchase of a purchased asset, we are required to pay Citibank the outstanding purchase price of the purchased asset, accrued interest and all accrued and unpaid expenses of Citibank relating to such purchased asset. The price differential (or interest rate) relating to a purchased asset is equal to LIBOR plus a premium of 200 to 250 basis points, determined by the yield of the purchased asset and the property type of the purchased asset’s real estate collateral. Citibank has the discretion under our Master Repurchase Agreement to make advancements at margins higher than 75% and at premiums of less than 200 basis points. The weighted average interest rate for advancements under our Master Repurchase Facility was 2.55% and 4.26% for the year ended December 31, 2020 and 2019, respectively.
In connection with our Master Repurchase Agreement, we entered into a guaranty, or, as amended, the Guaranty, which requires us to guarantee 25% our subsidiary’s prompt and complete payment of the purchase price, purchase price differential and any costs and expenses of Citibank related to our Master Repurchase Agreement. The Guaranty also requires us to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity, a total indebtedness to tangible net worth ratio and a minimum interest coverage ratio. These maintenance provisions provide Citibank with the right, in certain circumstances related to a credit event, as defined in our Master Repurchase Agreement, to re-determine the value of purchased assets. Where a decline in the value of purchased assets has resulted in a margin deficit, Citibank may require us to eliminate such margin deficit through a combination of purchased asset repurchases and cash transfers to Citibank, subject to Citibank’s approval. As of December 31, 2020, we have not received a margin call under our Master Repurchase Agreement.
Our Master Repurchase Agreement also provides for acceleration of the date of repurchase of the purchased assets and Citibank’s liquidation of the purchased assets upon the occurrence and continuation of certain events of default, including a change of control of us, which includes our Manager ceasing to act as our sole manager or to be a wholly owned subsidiary of The RMR Group LLC, or RMR LLC. As of December 31, 2020, we were in compliance with all of the covenants and other terms under our Master Repurchase Agreement and the Guaranty.
On August 23, 2019, we received $14,635 of repayment proceeds on a loan held for investment that was used to refinance an office building located in Scarsdale, NY, which included the $13,997 principal amount outstanding under the loan, as well as the accrued interest, an exit fee, prepayment premium and our associated legal expenses. We were required to use $10,422 of these repayment proceeds to repay the outstanding balance and accrued interest associated with this loan under our Master Repurchase Facility, and we used the remaining proceeds to pay down additional outstanding balances under our Master Repurchase Facility. Further, on August 13, 2019, we used $8,000 of proceeds from the repayment of a loan held for investment that was used to finance the acquisition of a hotel in Queens, NY, as described below, to pay down additional outstanding balances under our Master Repurchase Facility.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
In February 2021, we repaid $23,912 of outstanding balances under our Master Repurchase Facility.
TCB Note Payable
In July 2018, we closed a $40,363 loan, of which $39,613 was funded by us at closing to finance the acquisition of the Hampton Inn JFK, a 216 key, 13 story hotel located adjacent to the John F. Kennedy International Airport in Queens, NY, or the JFK loan. In August 2019, the borrower repaid the $39,613 principal amount outstanding under the JFK loan, together with accrued interest, an exit fee and our associated legal expenses, for a total payoff amount of $39,922.
In connection with the JFK loan, one of our wholly owned subsidiaries entered into the TCB note payable, which advanced up to 80% of the JFK loan amount from time to time and was scheduled to mature in July 2021. Interest payable on amounts advanced under the TCB note payable was calculated at a floating rate based on LIBOR plus a premium of 215 basis points. In connection with the TCB note payable, we entered into a guaranty with Texas Capital Bank pursuant to which we guaranteed 25% of the TCB note payable amount plus all related interest and costs. Upon repayment of the JFK loan by the borrower in August 2019, we were required to repay the $31,690 principal amount outstanding under the TCB note payable, together with accrued interest, for a total payoff amount of $31,790. Following such repayment, the TCB note payable terminated in accordance with its terms and our guaranty with Texas Capital Bank was released.
The remaining proceeds from the repayment of the JFK loan by the borrower, after our repayment of the TCB note payable, were used to pay down outstanding balances under our Master Repurchase Facility.
RMR Credit Agreement
On February 4, 2019, we entered into the RMR Credit Agreement, pursuant to which, from time to time until August 4, 2019, the scheduled expiration date of the RMR Credit Agreement, we were able to borrow up to $25,000 and, beginning May 3, 2019, $50,000 in subordinated unsecured loans at a rate of 6.50% per annum. In May 2019, we borrowed $14,220 under the RMR Credit Agreement to fund additional investments in first mortgage whole loans. Also in May 2019, we completed the Offering. Subsequently, in May 2019, we repaid the approximate $14,220 balance then outstanding under the RMR Credit Agreement with a portion of the Offering proceeds and the RMR Credit Agreement was terminated. In connection with this repayment and termination, we paid our Manager approximately $39 of interest and $7 of fees. See Note 7 for further information regarding the Offering. We have historical and continuing relationships with our Manager. See Notes 8 and 9 for further information regarding these relationships and related person transactions.
Note 6.   Fair Value of Financial Instruments
ASC Topic 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level I) and the lowest priority to unobservable inputs (Level III). A financial asset’s or financial liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
The carrying values of cash and cash equivalents, restricted cash and accounts payable approximate their fair values due to the short term nature of these financial instruments. The outstanding principal balances under our Master Repurchase Facility approximate their fair values, as interest is based on floating rates based on LIBOR plus a spread and the spread is consistent with those demanded by the market.
We estimate the fair values of our loans held for investment and outstanding principal balances under our Master Repurchase Facility by using Level III inputs, including discounted cash flow analyses and currently

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
prevailing market terms as of the measurement date, determined by significant unobservable market inputs, which include holding periods, discount rates based on LTV, property types and loan pricing expectations which are corroborated by a comparison with other market participants to determine the appropriate market spread to add to the one month LIBOR (Level III inputs as defined in the fair value hierarchy under GAAP).
The table below provides information regarding financial assets and liabilities not carried at fair value on a recurring basis in our consolidated balance sheets:
	December 31, 2020		December 31, 2019
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Loans held for investment	$282,246	$279,381	$242,078	$242,763
Financial liabilities
Master Repurchase Facility	$200,233	$199,936	$164,694	$165,536
There were no transfers of financial assets or liabilities within the fair value hierarchy during the year ended December 31, 2020.
Note 7.   Shareholders’ Equity
Common Share Awards
We have common shares available for issuance under the terms of our 2017 Equity Compensation Plan, or the 2017 Plan. As described in Note 9, we awarded common share awards to our officers and certain other employees of our Manager and of RMR LLC in 2020, 2019 and 2018. We also awarded each of our five Trustees 3,000 of our common shares with an aggregate market value of $29 ($6 per trustee), 3,000 of our common shares with an aggregate market value of $155 ($31 per trustee) and 3,000 of our common shares with an aggregate market value of $189 ($38 per trustee) in 2020, 2019 and 2018, respectively, as part of their annual compensation. During 2018, we awarded an additional 1,500 shares with an aggregate market value of $20 to one of our Managing Trustees, who was elected as a Managing Trustee in 2018. The values of the share awards were based upon the closing price of our common shares on The Nasdaq Stock Market LLC, or Nasdaq, on the date of award. The common shares awarded to our Trustees vested immediately. The common shares awarded to our officers and other employees of our Manager and of RMR LLC vest in five equal annual installments beginning on the date of award. We recognize the value of awarded shares in general and administrative expenses ratably over the vesting period. We recognize share forfeitures as they occur.
A summary of shares granted, forfeited, vested and unvested under the terms of the 2017 Plan for the years ended December 31, 2020, 2019 and 2018, is as follows:
	2020		2019		2018
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Unvested shares, beginning of year	70,220	$7.62	43,040	$12.37	16,000	$15.87
Shares granted	71,600	2.71	68,300	5.83	62,800	12.03
Shares forfeited	—	—	—	—	(8,000)	15.87
Shares vested	(48,340)	5.11	(41,120)	6.91	(27,760)	12.61
Unvested shares, end of year	93,480	$5.18	70,220	$7.62	43,040	$12.37

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The 93,480 unvested shares as of December 31, 2020 are scheduled to vest as follows: 44,040 shares in 2021, 23,240 shares in 2022, 17,080 shares in 2023 and 9,120 shares in 2024.
As of December 31, 2020, the estimated future compensation expense for the unvested shares was $331. The weighted average period over which the compensation expense will be recorded is approximately 20 months. During the years ended December 31, 2020, 2019 and 2018, we recorded $316, $344 and $430, respectively, of compensation expense related to the 2017 Plan. At December 31, 2020, 29,689 of our common shares remained available for issuance under the 2017 Plan.
Sale of Common Shares
On May 21, 2019, we issued and sold 5,000,000 of our common shares in the Offering at a price of $5.65 per share for total net proceeds of $26,074, after deducting the underwriting discounts and commissions and other expenses. Our Manager purchased 1,000,000 of our common shares in the Offering at the public offering price, without the payment of any underwriting discounts. We used the net proceeds of the Offering to repay the approximate $14,220 balance then outstanding under the RMR Credit Agreement and to reduce amounts outstanding under our Master Repurchase Facility by approximately $11,900. After repayment of the outstanding balance under the RMR Credit Agreement, the RMR Credit Agreement was terminated. See Note 5 for further information regarding the RMR Credit Agreement.
Common Share Purchases
During the years ended December 31, 2020, 2019 and 2018, we purchased our common shares from certain of our current and former officers and certain current and former officers and employees of our Manager and RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares, valued at the closing price of our common shares on Nasdaq on the purchase date. The aggregate value of common shares purchased during the years ended December 31, 2020, 2019 and 2018 was $24, $39 and $28, respectively, which was recorded as a decrease to additional paid in capital within shareholders’ equity in our consolidated balance sheets.
Distributions
For the year ended December 31, 2020, we declared and paid distributions to common shareholders as follows:
Record Date	Payment Date	Distribution Per Share	Total Distributions
January 27, 2020	February 20, 2020	$0.22	$1,813
April 10, 2020	May 21, 2020	0.01	82
July 27, 2020	August 20, 2020	0.01	82
October 26, 2020	November 19, 2020	0.01	83
December 17, 2020	January 15, 2021	0.53	4,401
		$0.78	$6,461
Distributions per share paid or payable by us to our common shareholders for the year ended December 31, 2020, were $0.78. The characterization of our distributions for 2020 was 100% ordinary income.
Note 8.   Management Agreement with our Manager
We have no employees. The personnel and various services we require to operate our business are provided to us by our Manager pursuant to a management agreement, which provides for the day to day management of our operations by our Manager, subject to the oversight and direction of our Board of Trustees.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Fees and Expense Reimbursements.   Under our management agreement, we are responsible to pay our Manager the following:
•
Base Management Fee.   We are required to pay our Manager an annual base management fee equal to 1.5% of our “Equity”, payable in cash quarterly (0.375% per quarter) in arrears. Under our management agreement, “Equity” means (a) the sum of (i) the proceeds received by us from our IPO and the concurrent private placement of our common shares to our Manager, plus (ii) the net proceeds received by us from any future sale or issuance of shares of beneficial interest, plus (iii) our cumulative Distributable Earnings, as defined below, for the period commencing on the completion of our IPO to the end of the most recent applicable calendar quarter, less (b) (i) any distributions previously paid to holders of our common shares, (ii) any incentive fee previously paid to our Manager and (iii) any amount that we may have paid to repurchase our common shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

•
Incentive Fee.   We are required to pay our Manager quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Distributable Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless Distributable Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the completion of our IPO) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to our Manager, “Distributable Earnings” is defined as net income (or loss) attributable to our common shareholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by our Manager; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussion between our Manager and our Independent Trustees and approved by a majority of our Independent Trustees. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Pursuant to the terms of our management agreement, the exclusion of depreciation and amortization from the calculation of Distributable Earnings shall only apply to owned real estate. Our shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in “Equity” for the purpose of calculating incentive fees payable to our Manager. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Distributable Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Distributable Earnings. Equity and Distributable Earnings (referred to as Core Earnings in our management agreement) as defined in our management agreement are non-GAAP financial measures and may be different than our shareholders’ equity and our net income calculated according to GAAP.
We did not recognize any base management fees or incentive fees for the years ended December 31, 2020 or 2019. We recognized $447 of base management fees and $0 of incentive fees for the year ended December 31, 2018. Our Manager waived any base management or incentive fees otherwise due and payable

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
by us under our management agreement for and through the periods from July 1, 2018 through December 31, 2020. If our Manager had not agreed to waive its base management and incentive fees, we would have recognized $1,311 and $1,131 of base management fees for the years ended December 31, 2020 and 2019, respectively, $445 of base management fees for the period from July 1, 2018 through December 31, 2018, and $467 of incentive fees for the year ended December 31, 2020. We would not have recognized any incentive fees for the year ended December 31, 2019 or for the period from July 1, 2018 through December 31, 2018.
Term and Termination.   Our management agreement has a term that ends on December 31, 2021 and automatically renews for successive one year terms on January 1 of each year for an additional year, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of our Independent Trustees based upon a determination that (a) our Manager’s performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Manager are not fair to us (provided that in the instance of (b), our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). Our management agreement may be terminated by our Manager before each annual renewal upon written notice delivered to our Board of Trustees no later than 180 days prior to an annual renewal date. We may also terminate our management agreement at any time without the payment of any termination fee, with at least 30 days’ prior written notice from us upon the occurrence of a “cause event,” as defined in the management agreement. Our Manager may terminate our management agreement in certain other circumstances, including if we become required to register as an investment company under the Investment Company Act of 1940, as amended, for our uncured “material breach,” as defined in our management agreement, we materially reduce our Manager’s duties and responsibilities or scope of its authority under our management agreement or we cease or take steps to cease to conduct the business of originating or investing in CRE loans.
Termination Fee.   In the event our management agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination, plus (b) an amount equal to the initial organizational costs related to our formation and the costs of our IPO and the concurrent private placement paid by our Manager. No termination fee will be payable if our management agreement is terminated by us for a cause event or by our Manager without our material breach.
Expense Reimbursement.   Our Manager, and not us, is responsible for the costs of its employees who provide services to us, including the cost of our Manager’s personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by us. Generally, it is the practice of our Manager and RMR LLC to treat individuals who spend 50% or more of their business time providing services to our Manager as employees of our Manager. We are required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations, including but not limited to, the cost of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under our management agreement to be borne by our Manager. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between our Manager and RMR LLC. We reimburse our Manager for shared services costs our Manager pays to RMR LLC and its affiliates, and these reimbursements include an allocation of the cost of applicable personnel employed by RMR LLC and our share of RMR LLC’s costs of providing our internal audit function, with such shared services costs subject to approval by a majority of our Independent Trustees at least annually. Our Audit Committee appoints our Director of Internal Audit and our Compensation Committee approves the costs of our internal audit function. We incurred shared services costs of $1,299, $1,599 and $1,578 for the years ended December 31, 2020, 2019 and 2018,

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
respectively, payable to our Manager as reimbursement for shared services costs it paid to RMR LLC. We include these amounts in reimbursement of shared services expenses or general and administrative expenses, as applicable, in our statement of operations for these periods.
Business Opportunities.   Under our management agreement, we and our Manager have agreed that for so long as our Manager is managing us, neither our Manager nor any of its affiliates, including RMR LLC, will sponsor or manage any other publicly traded REIT that invests primarily in first mortgage whole loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by our Independent Trustees. However, our management agreement does not prohibit our Manager or its affiliates (including RMR LLC) or their respective directors, trustees, officers, employees or agents from competing or providing services to other persons, funds and investment vehicles, including Centre Street Finance LLC, a private fund focused on originating and investing in mortgage loans, private REITs or other entities that may compete with us, including, among other things, with respect to the origination, acquisition, making, arranging or managing of first mortgage whole loans secured by middle market or transitional CRE or other investments like those we intend to make. In connection with the conversion of RMR Mortgage Trust, or RMRM, from a closed-end investment company to a publicly traded commercial mortgage REIT in January 2021, our Independent Trustees approved the engagement by RMRM of our Manager to serve as manager to RMRM on terms substantially similar to our management agreement with our Manager.
Because our Manager and RMR LLC will not be prohibited from competing with us in all circumstances, and RMR LLC provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of our Manager, RMR LLC and their personnel. Our management agreement acknowledges these conflicts of interest and, in that agreement, we agree that our Manager, RMR LLC and their subsidiaries may resolve such conflicts in good faith in their fair and reasonable discretion. In the case of such a conflict, our Manager, RMR LLC and their subsidiaries will endeavor to allocate such investment opportunities in a fair and reasonable manner, taking into account such factors as they deem appropriate.
Our management agreement also provides that if our Manager, its affiliates (including RMR LLC) or any of their respective directors, trustees, officers, employees or agents acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law.
Liability and Indemnification.   Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Pursuant to our management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. Under the terms of our management agreement, our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries, or any of the trustees, directors or shareholders of any of our subsidiaries, for any acts or omissions related to the provision of services to us under our management agreement, except by reason of acts or omissions that have been determined in a final, non-appealable adjudication to have constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our management agreement. In addition, under the terms of our management agreement, we agree to indemnify, hold harmless and advance expenses to our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’ and experts’ fees and expenses, arising from any acts or omissions related to the provision of services to us or the performance of any matters pursuant to an instruction by our Board of Trustees, except to the extent there is a final, non-appealable adjudication that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
disregard of the duties of our Manager under our management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.
Other.   In addition to the fees and expense reimbursements payable to our Manager under our management agreement, our Manager and its affiliates may benefit from other fees paid to them in respect of our investments. For example, if we seek to securitize some of our CRE loans, our Manager or its affiliates may act as collateral manager. In any of these or other capacities, our Manager and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.
Note 9.   Related Person Transactions
We have relationships and historical and continuing transactions with our Manager, RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also our Trustees or officers. Our Manager is a subsidiary of RMR LLC, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. RMR LLC provides certain shared services to our Manager that are applicable to us, and we reimburse our Manager for the amounts it pays for those services. One of our Managing Trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of our Manager, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC. David M. Blackman served as our other Managing Trustee and our President and Chief Executive Officer, and as a director and the president, and chief executive officer of our Manager until his resignation from those positions on December 31, 2020 in connection with his retirement. Following Mr. Blackman’s resignation, Matthew P. Jordan was appointed as our Managing Trustee and Thomas L. Lorenzini was appointed as our President, each effective January 1, 2021. Also effective January 1, 2021, Mr. Jordan was appointed as a director and the president and chief executive officer of our Manager. Mr. Jordan is an officer of RMR Inc., he and Mr. Lorenzini are both officers of RMR LLC and Mr. Lorenzini is also an officer of our Manager. In addition, each of our other officers is also an officer and/or employee of our Manager or RMR LLC.
Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy serves as the chair of the boards of trustees and boards of directors of several of these public companies and as a managing director or managing trustee of all of these companies and other officers of RMR LLC, including Mr. Jordan and certain of our other officers and officers of our Manager, serve as managing trustees, managing directors or officers of certain of these companies.
Our Manager, Tremont Realty Advisors LLC.   Our Manager provides management services to us pursuant to our management agreement. See Note 8 for further information regarding our management agreement.
We were formed as a 100% owned subsidiary of our Manager. Our Manager is our largest shareholder and, as of December 31, 2020, owned 1,600,100 of our common shares, or approximately 19.3% of our outstanding common shares.
Under the private placement purchase agreement we entered with our Manager in 2017, we granted to our Manager certain demand and piggyback registration rights, subject to certain limitations, covering our common shares owned by our Manager. In May 2019, our Manager purchased 1,000,000 of our common shares in the Offering at the public offering price of $5.65 per share, without the payment of any underwriting discounts.
RMR Credit Agreement.   On February 4, 2019, we entered into the RMR Credit Agreement, pursuant to which from time to time until August 4, 2019, the scheduled expiration date of the RMR Credit Agreement,

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
we were able to borrow up to $25,000 and, beginning May 3, 2019, up to $50,000 in subordinated unsecured loans at a rate of 6.50% per annum. In May 2019, we used the net proceeds of the Offering to repay the approximately $14,220 balance then outstanding under the RMR Credit Agreement and to reduce amounts outstanding under our Master Repurchase Facility by approximately $11,900. After repayment of the balance then outstanding under the RMR Credit Agreement, the RMR Credit Agreement was terminated. In connection with this repayment, we paid our Manager approximately $39 of interest and $7 of fees related to the RMR Credit Agreement. See Note 5 for further information regarding the RMR Credit Agreement.
RMR Inc. and RMR LLC.   RMR LLC provides certain shared services to our Manager which are applicable to us, and we reimburse our Manager for the amount it pays for those services. See Note 8 for further information regarding this shared services arrangement.
Share Awards to Employees of our Manager and RMR LLC.   During the years ended December 31, 2020, 2019 and 2018, we awarded to our officers and other employees of our Manager and/or RMR LLC share awards of 56,600, 53,300 and 46,300 of our common shares, respectively, which were valued at $165, $243 and $546, in aggregate, respectively, based upon the closing price of our common shares on Nasdaq on the respective date of the awards. One fifth of these awards vested on the award date and one fifth vests on each of the next four anniversaries of the award date. These awards to employees of our Manager and RMR LLC are in addition to the share awards to our Managing Trustees, as Trustee compensation, and the fees we paid to our Manager. We purchased common shares awarded to certain of our officers and employees of our Manager and/or RMR LLC in satisfaction of tax withholding obligations in connection with the vesting of awards of our common shares. See Note 7 for further information regarding these purchases.
Note 10.   Income Taxes
We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. Accordingly, we generally are not, and will not be, subject to U.S. federal income tax, provided that we meet certain distribution and other requirements. We are subject to certain state and local taxes, certain of which amounts are or will be reported as income taxes in our consolidated statements of operations.
Note 11.   Weighted Average Common Shares
We calculate basic EPS by dividing net income by the weighted average number of common shares outstanding during the relevant period. We calculate diluted EPS using the more dilutive of the two class method or the treasury stock method. Unvested share awards and other potentially dilutive common share issuances and the related impact on earnings, are considered when calculating diluted earnings per share. For the year ended December 31, 2020, 51,341 unvested common shares were excluded from the calculation of diluted earnings per share because to do so would have been antidilutive. For the year ended December 31, 2019, 18,587 unvested common shares were excluded from the calculation of diluted earnings per share because to do so would have been antidilutive. Due to net losses incurred during the year ended December 31, 2018, basic weighted average shares is equal to diluted weighted average shares and, as a result, 2,929 restricted unvested common shares were excluded from the computation of diluted EPS for the year ended December 31, 2018.
Note 12.   Commitments and Contingencies
Unfunded Loan Commitments
As of December 31, 2020, we had unfunded loan commitments of $12,236 related to our loans held for investment that are not reflected in our consolidated balance sheets. These unfunded loan commitments had a weighted average initial maturity of 1.1 years as of December 31, 2020. See Note 4 for further information related to our loans held for investment.

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Secured Borrowings
As of December 31, 2020, we had an aggregate of $201,051 in principal amount outstanding under our Master Repurchase Facility with a weighted average life to maturity of 1.1 years. See Note 5 for further information regarding our secured debt agreements.
Property Type/Location	Interest Rate	Maturity Date	Maximum Maturity Date(1)	Payment Terms(2)	Prior Liens(3)	Principal	Carrying Value
First Mortgage Whole Loans(4)
Retail, Coppell, TX	L+3.50%	02/05/2021	02/05/2021	I/O	—	$20,115	$20,204
Office, Metairie, LA	L+5.00%	04/11/2021	04/11/2023	I/O	—	17,351	17,501
Office, Houston, TX	L+4.00%	06/26/2021	06/26/2023	I/O	—	14,421	14,492
Multifamily, Houston, TX	L+3.50%	11/10/2021	11/10/2022	I/O	—	27,929	28,150
Retail, Paradise Valley, AZ	L+4.25%	11/30/2021	11/30/2022	I/O	—	11,009	11,110
Office, St. Louis, MO	L+3.25%	12/19/2021	12/19/2023	I/O	—	27,611	27,621
Hotel, Atlanta, GA	L+3.25%	12/21/2021	12/21/2023	I/O	—	23,904	23,910
Multifamily, Rochester, NY	L+3.25%	01/22/2022	01/22/2024	I/O	—	24,550	24,630
Office, Dublin, OH	L+3.75%	02/18/2022	02/18/2023	I/O	—	20,626	20,581
Industrial, Barrington, NJ	L+3.50%	05/06/2022	05/06/2023	I/O	—	35,154	35,286
Retail, Omaha, NE	L+3.65%	06/14/2022	06/14/2024	I/O	—	13,054	12,983
Office, Yardley, PA	L+3.75%	12/19/2022	12/19/2024	I/O	—	14,264	14,218
Multifamily, Orono, ME	L+3.25%	12/20/2022	12/20/2024	I/O	—	17,666	17,637
Industrial, Allentown, PA	L+3.50%	01/24/2023	01/24/2025	I/O	—	14,000	13,923
						$281,654	$282,246

(1)
Maximum maturity assumes all extension option have been exercised, which options are subject to the borrower meeting certain conditions.

(2)
I/O = interest only until final maturity.

(3)
Represents only third party prior liens.

(4)
As of December 31, 2020, none of our borrowers was delinquent in payment.

TREMONT MORTGAGE TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Reconciliation of Mortgage Loans on Real Estate:
	2020	2019	2018
Balance at January 1,	$242,078	$135,844	$—
Additions during the period:
Originations	26,126	151,035	137,129
Additional funding	14,718	8,345	—
Amortization of deferred fees	1,901	1,697	296
Deductions during the period:
Repayment of mortgage loans	(2,089)	(53,610)	—
Deferred fees	(488)	(1,233)	(1,581)
Balance at December 31,	$282,246	$242,078	$135,844

TREMONT MORTGAGE TRUST
SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE
DECEMBER 31, 2020
(dollars in thousands)
Property Type/Location	Interest Rate	Maturity Date	Maximum Maturity Date(1)	Payment Terms(2)	Prior Liens(3)	Principal	Carrying Value
First Mortgage Whole Loans(4)
Retail, Coppell, TX	L+3.50%	02/05/2021	02/05/2021	I/O	—	$20,115	$20,204
Office, Metairie, LA	L+5.00%	04/11/2021	04/11/2023	I/O	—	17,351	17,501
Office, Houston, TX	L+4.00%	06/26/2021	06/26/2023	I/O	—	14,421	14,492
Multifamily, Houston, TX	L+3.50%	11/10/2021	11/10/2022	I/O	—	27,929	28,150
Retail, Paradise Valley, AZ	L+4.25%	11/30/2021	11/30/2022	I/O	—	11,009	11,110
Office, St. Louis, MO	L+3.25%	12/19/2021	12/19/2023	I/O	—	27,611	27,621
Hotel, Atlanta, GA	L+3.25%	12/21/2021	12/21/2023	I/O	—	23,904	23,910
Multifamily, Rochester, NY	L+3.25%	01/22/2022	01/22/2024	I/O	—	24,550	24,630
Office, Dublin, OH	L+3.75%	02/18/2022	02/18/2023	I/O	—	20,626	20,581
Industrial, Barrington, NJ	L+3.50%	05/06/2022	05/06/2023	I/O	—	35,154	35,286
Retail, Omaha, NE	L+3.65%	06/14/2022	06/14/2024	I/O	—	13,054	12,983
Office, Yardley, PA	L+3.75%	12/19/2022	12/19/2024	I/O	—	14,264	14,218
Multifamily, Orono, ME	L+3.25%	12/20/2022	12/20/2024	I/O	—	17,666	17,637
Industrial, Allentown, PA	L+3.50%	01/24/2023	01/24/2025	I/O	—	14,000	13,923
						$281,654	$282,246

(1)
Maximum maturity assumes all extension option have been exercised, which options are subject to the borrower meeting certain conditions.

(2)
I/O = interest only until final maturity.

(3)
Represents only third party prior liens.

(4)
As of December 31, 2020, none of our borrowers was delinquent in payment.

Reconciliation of Mortgage Loans on Real Estate:
	2020	2019	2018
Balance at January 1,	$242,078	$135,844	$—
Additions during the period:
Originations	26,126	151,035	137,129
Additional funding	14,718	8,345	—
Amortization of deferred fees	1,901	1,697	296
Deductions during the period:
Repayment of mortgage loans	(2,089)	(53,610)	—
Deferred fees	(488)	(1,233)	(1,581)
Balance at December 31,	$282,246	$242,078	$135,844

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)
	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$10,890	$10,521
Loans held for investment, net	260,179	282,246
Accrued interest receivable	922	996
Prepaid expenses and other assets	313	419
Total assets	$272,304	$294,182
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities and deposits	$748	$5,041
Master repurchase facility, net	180,040	200,233
Due to related persons	987	5
Total liabilities	181,775	205,279
Commitments and contingencies
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,305,911 and 8,302,911 shares issued and outstanding, respectively	83	83
Additional paid in capital	89,211	89,160
Cumulative net income	12,363	10,788
Cumulative distributions	(11,128)	(11,128)
Total shareholders’ equity	90,529	88,903
Total liabilities and shareholders’ equity	$272,304	$294,182
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2021	2020
INCOME FROM INVESTMENTS:
Interest income from investments	$4,486	$4,284
Less: interest and related expenses	(1,135)	(1,757)
Income from investments, net	3,351	2,527
OTHER EXPENSES:
Base management fees	342	—
Management incentive fees	620	—
General and administrative expenses	669	540
Reimbursement of shared services expenses	138	321
Total expenses	1,769	861
Income before income tax expense	1,582	1,666
Income tax expense	(7)	—
Net income	$1,575	$1,666
Weighted average common shares outstanding – basic	8,211	8,169
Weighted average common shares outstanding – diluted	8,239	8,169
Net income per common share – basic and diluted	$0.19	$0.20
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(amounts in thousands)
(unaudited)
	Number of Common Shares	Common Shares	Additional Paid In Capital	Cumulative Net Income	Cumulative Distributions	Total
Balance at December 31, 2020	8,303	$83	$89,160	$10,788	$(11,128)	$88,903
Share grants	3	—	51	—	—	51
Net income	—	—	—	1,575	—	1,575
Balance at March 31, 2021	8,306	$83	$89,211	$12,363	$(11,128)	$90,529
Balance at December 31, 2019	8,240	$82	$88,869	$1,937	$(4,667)	$86,221
Share grants	—	—	42	—	—	42
Share repurchases	(1)	—	(2)	—	—	(2)
Net income	—	—	—	1,666	—	1,666
Distributions	—	—	—	—	(1,895)	(1,895)
Balance at March 31, 2020	8,239	$82	$88,909	$3,603	$(6,562)	$86,032
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)
	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,575	$1,666
Adjustments to reconcile net income to net cash provided by operating activities:
Share based compensation	51	42
Amortization of deferred financing costs	107	119
Amortization of loan origination and exit fees	(296)	(462)
Changes in operating assets and liabilities:
Accrued interest receivable and interest advances	(197)	(231)
Prepaid expenses and other assets	106	28
Accounts payable, accrued liabilities and deposits	108	(185)
Due to related persons	982	331
Net cash provided by operating activities	2,436	1,308
CASH FLOWS FROM INVESTING ACTIVITIES:
Origination of loans held for investment	99	(25,738)
Additional funding of loans held for investment	(2,265)	(3,176)
Repayment of loans held for investment	24,800	—
Net cash provided by (used in) investing activities	22,634	(28,914)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from master repurchase facility	3,612	30,806
Repayments under master repurchase facility	(23,912)	—
Payments of deferred financing costs	—	(53)
Repurchase of common shares	—	(2)
Distributions	(4,401)	(1,813)
Net cash (used in) provided by financing activities	(24,701)	28,938
Increase in cash, cash equivalents and restricted cash	369	1,332
Cash, cash equivalents and restricted cash at beginning of period	10,521	8,875
Cash, cash equivalents and restricted cash at end of period	$10,890	$10,207
SUPPLEMENTAL DISCLOSURES:
Interest paid	$1,047	$1,660
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
The table below provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows:
	As of March 31,
	2021	2020
Cash and cash equivalents	$10,890	$10,204
Restricted cash	—	3
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$10,890	$10,207
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Note 1.   Basis of Presentation
The accompanying condensed consolidated financial statements of Tremont Mortgage Trust and its consolidated subsidiaries are unaudited. Certain information and disclosures required by U.S. generally accepted accounting principles, or GAAP, for complete financial statements have been condensed or omitted. We believe the disclosures made are adequate to make the information presented not misleading. However, the accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes contained in our Annual Report on Form 10-K for the year ended December 31, 2020, or our Annual Report.
In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of results for the interim period have been included. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates. Significant estimates in the accompanying condensed consolidated financial statements include the fair value of financial instruments.
On April 26, 2021, we and RMR Mortgage Trust, or RMRM, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions thereof, we have agreed to merge with and into RMRM, with RMRM continuing as the surviving entity in the merger, or the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, or the Effective Time, each of our common shares of beneficial interest, $0.01 par value per share, or our common shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.52, or the Exchange Ratio, of one newly issued common share of beneficial interest, $0.001 par value per share, of RMRM, or the RMRM Common Shares, subject to adjustment as described in the Merger Agreement, with cash paid in lieu of fractional shares. Under the Merger Agreement, the Exchange Ratio is fixed and will not be adjusted to reflect changes in the market price of our common shares or the RMRM Common Shares prior to the Effective Time. Pursuant to the Merger Agreement, at the Effective Time, any unvested common share awards outstanding under our equity compensation plan generally will be converted into an unvested RMRM Common Share award under RMRM’s equity compensation plan, subject to substantially similar vesting requirements and other terms and conditions, determined by multiplying the number of our unvested common shares subject to such award by the Exchange Ratio (rounded down to the nearest whole number). The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the Transactions.
Following the consummation of the Merger, the combined company will continue to be managed by our and RMRM’s current manager, Tremont Realty Advisors LLC, or TRA or our Manager, pursuant to the terms of RMRM’s existing management agreement with TRA. Contemporaneously with the execution of the Merger Agreement, we, RMRM and TRA entered into a letter agreement, or the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, we, RMRM and TRA have acknowledged and agreed that, effective upon consummation of the Merger, we shall have terminated our management agreement with TRA, and TRA shall have waived its right to receive payment of the termination fee pursuant to such agreement. In consideration of this waiver, RMRM has agreed that, effective upon consummation of the Merger and the termination of our management agreement with TRA, certain of the expenses TRA had paid on our behalf pursuant to such management agreement will be included in the “Termination Fee” under and as defined in RMRM’s existing management agreement with TRA. The TRA Letter Agreement further provides that such termination by us and waiver by TRA shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement.

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Contemporaneously with the execution of the Merger Agreement, we entered into a voting agreement, or the Voting Agreement, with Diane Portnoy, in her capacity as a holder of more than 5% of the issued and outstanding RMRM Common Shares, pursuant to which she has agreed to vote all of the RMRM Common Shares which she is entitled to vote in favor of approval of the Merger Share Issuance at the special meeting of RMRM’s shareholders held for that purpose and against any competing acquisition proposal.
Also contemporaneously with the execution of the Merger Agreement, RMRM entered into a voting agreement with TRA pursuant to which TRA has agreed to vote all of our common shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which we are a party at the special meeting of our shareholders held for that purpose and against any competing acquisition proposal.
Note 2.   Recent Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires that entities use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. As an emerging growth company that has opted to take advantage of the extended transition period, we expect to adopt ASU No. 2016-13 on January 1, 2023. We are currently assessing the potential impact the adoption of ASU No. 2016-13 will have on our condensed consolidated financial statements.
Note 3.   Loans Held for Investment
We originate first mortgage whole loans secured by middle market and transitional CRE, which we generally hold until maturity or, if earlier, repayment. We funded our existing loan portfolio using cash on hand and advancements under our master repurchase facility with Citibank, N.A., or Citibank, or our Master Repurchase Facility, and other debt financing. See Note 4 for further information regarding our Master Repurchase Facility.
The table below provides overall statistics for our loan portfolio as of March 31, 2021 and December 31, 2020:
	As of March 31, 2021	As of December 31, 2020
Number of loans	13	14
Total loan commitments	$268,379	$293,890
Unfunded loan commitments(1)	$8,989	$12,236
Principal balance	$259,390	$281,654
Unamortized net deferred origination and exit fees	$789	$592
Carrying value	$260,179	$282,246
Weighted average coupon rate	5.73%	5.70%
Weighted average all in yield(2)	6.43%	6.39%
Weighted average maximum maturity (years)(3)	2.4	2.6
Weighted average risk rating	2.9	3.2
Weighted average LTV(4)	67%	67%

(1)
Unfunded loan commitments are primarily used to finance property and building improvements and leasing capital and are generally funded over the term of the loan.

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
(2)
All in yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan.

(3)
Maximum maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

(4)
LTV represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

The table below represents our loan activities during the three months ended March 31, 2021:
	Principal Balance	Deferred Fees	Carrying Value
Balance at December 31, 2020	$281,654	$592	$282,246
Additional funding	2,536	—	2,536
Originations	—	(99)	(99)
Repayments	(24,800)	—	(24,800)
Net amortization of deferred fees	—	296	296
Balance at March 31, 2021	$259,390	$789	$260,179
In February 2021, we amended the agreement governing our loan secured by a retail property located in Coppell, TX to extend the maturity date of the loan by six months to August 12, 2021. As part of this amendment, the borrower funded an interest reserve of $500 and repaid $250 of the principal balance of the loan, thereby reducing the total loan commitment to $19,865. This amendment also includes a six month extension option contingent upon the borrower repaying an additional $250 of the principal balance and meeting certain other conditions. We collected a fee from the borrower of $99 in connection with this amendment.
In February 2021, we received $24,830 of repayment proceeds from the borrower on our loan that was used to finance the acquisition of a 432 unit apartment community located in Rochester, NY, which included the $24,550 principal amount outstanding under the loan, as well as accrued interest, an exit fee and our associated legal expenses.
In February 2021, the borrower under our loan secured by an industrial facility located in Barrington, NJ notified us that the facility is expected to be sold in the second quarter of 2021. Upon sale, we expect to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and our associated legal costs, and we will be required to repay the outstanding balance and accrued interest associated with this loan under our Master Repurchase Facility. As of March 31, 2021, the principal amount outstanding under the loan was $36,162.
In April 2021, we amended the agreement governing our loan secured by an office property located in Metairie, LA to extend the maturity date of the loan by six months to October 11, 2021 and to eliminate any further borrower extension rights. We collected a fee from the borrower of $45 in connection with this amendment.

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
The tables below detail the property type and geographic location of the properties securing the loans in our portfolio as of March 31, 2021 and December 31, 2020:
	March 31, 2021			December 31, 2020
Property Type	Number of Loans	Carrying Value	Percentage of Value	Number of Loans	Carrying Value	Percentage of Value
Office	5	$95,733	37%	5	$94,412	34%
Multifamily	2	46,021	18%	3	70,417	25%
Industrial	2	50,279	19%	2	49,209	17%
Retail	3	44,206	17%	3	44,298	16%
Hotel	1	23,940	9%	1	23,910	8%
	13	$260,179	100%	14	$282,246	100%
	March 31, 2021			December 31, 2020
Geographic Location	Number of Loans	Carrying Value	Percentage of Value	Number of Loans	Carrying Value	Percentage of Value
East	4	$82,378	32%	5	$105,695	37%
South	5	104,122	40%	5	104,256	37%
Midwest	3	62,373	24%	3	61,185	22%
West	1	11,306	4%	1	11,110	4%
	13	$260,179	100%	14	$282,246	100%
Loan Risk Ratings
We evaluate each of our loans for impairment at least quarterly by assessing a variety of risk factors in relation to each loan and assigning a risk rating to each loan based on those factors. The higher the number, the greater the risk level. See our Annual Report for further information regarding our loan risk ratings. The following table allocates the carrying value of our loan portfolio at March 31, 2021 and December 31, 2020 based on our internal risk rating policy:
	March 31, 2021		December 31, 2020
Risk Rating	Number of Loans	Carrying Value	Number of Loans	Carrying Value
1	1	$36,338	—	$—
2	2	45,663	3	77,553
3	5	92,511	4	76,343
4	5	85,667	7	128,350
5	—	—	—	—
	13	$260,179	14	$282,246
The weighted average risk rating of our loans by carrying value was 2.9 and 3.2 as of March 31, 2021 and December 31, 2020, respectively. The COVID-19 pandemic has negatively impacted some of our borrowers’ business operations or tenants, particularly in the cases of our retail and hospitality collateral, some of which are the types of properties that have been most negatively impacted by the pandemic. We expect that those negative impacts may continue and may apply to other borrowers and/or their tenants. Therefore, certain of our borrowers’ business plans will likely take longer to execute than initially expected and certain of our borrowers may be unable to pay their debt service obligations owed and due to us as currently scheduled or at all. As of March 31, 2021, we had five loans representing 33% of the carrying value of our loan portfolio with a loan risk rating of “4” or “higher risk”, compared to seven loans

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
representing 45% of the carrying value of our loan portfolio as of December 31, 2020. We did not have any impaired loans or nonaccrual loans as of March 31, 2021 or December 31, 2020.
As of April 23, 2021, all of our borrowers had paid all of their debt service obligations owed and due to us and none of the loans included in our investment portfolio were in default.
Note 4.   Debt Agreements
The table below summarizes our debt agreements as of March 31, 2021 and December 31, 2020:
	Debt Obligation
				Weighted Average		Collateral
	Maximum Facility Size	Principal Balance	Carrying Value	Coupon Rate	Remaining Maturity(1) (years)	Principal Balance	Fair Value(2)
March 31, 2021:
Master Repurchase Facility	$213,482	$180,751	$180,040	L + 2.00%	0.9	$260,179	$257,689
December 31, 2020:
Master Repurchase Facility	$213,482	$201,051	$200,233	L + 2.00%	1.1	$281,654	$279,381

(1)
The weighted average remaining maturity is determined using the current maturity date of the corresponding loans, assuming no borrower loan extension options have been exercised. Our Master Repurchase Facility matures on November 6, 2022.

(2)
See Note 5 for further discussion of our financial assets and liabilities not carried at fair value.

Master Repurchase Facility
Under our Master Repurchase Agreement, the initial purchase price paid by Citibank for each purchased asset is up to 75% of the lesser of the market value of the purchased asset or the unpaid principal balance of such purchased asset, subject to Citibank’s approval. Upon the repurchase of a purchased asset, we are required to pay Citibank the outstanding purchase price of the purchased asset, accrued interest and all accrued and unpaid expenses of Citibank relating to such purchased asset. The price differential (or interest rate) relating to a purchased asset is equal to LIBOR plus a premium of 200 to 250 basis points, determined by the yield of the purchased asset and the property type of the purchased asset’s real estate collateral. Citibank has the discretion under our Master Repurchase Agreement to make advancements at margins higher than 75% and at premiums of less than 200 basis points. The weighted average interest rate for advancements under our Master Repurchase Facility was 2.12% and 3.50% for the three months ended March 31, 2021, and 2020, respectively. At March 31, 2021, we had approximately $711 of capitalized financing costs, net of amortization.
In connection with our Master Repurchase Agreement, we entered into a guaranty, or, as amended, the Guaranty, which requires us to guarantee 25% of our subsidiary’s prompt and complete payment of the purchase price, purchase price differential and any costs and expenses of Citibank related to our Master Repurchase Agreement. The Guaranty also requires us to comply with customary financial covenants, which include the maintenance of a minimum tangible net worth, minimum cash liquidity, a total indebtedness to tangible net worth ratio and a minimum interest coverage ratio. These maintenance provisions provide Citibank with the right, in certain circumstances related to a credit event, as defined in our Master Repurchase Agreement, to re-determine the value of purchased assets. Where a decline in the value of purchased assets has resulted in a margin deficit, Citibank may require us to eliminate such margin deficit through a

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
combination of purchased asset repurchases and cash transfers to Citibank, subject to Citibank’s approval. As of March 31, 2021, we have not received a margin call under our Master Repurchase Agreement.
Our Master Repurchase Agreement also provides for acceleration of the date of repurchase of the purchased assets and Citibank’s liquidation of the purchased assets upon the occurrence and continuation of certain events of default, including a change of control of us, which includes our Manager, ceasing to act as our sole manager or to be a wholly owned subsidiary of The RMR Group LLC, or RMR LLC. As of March 31, 2021, we were in compliance with all of the covenants and other terms under our Master Repurchase Agreement and the Guaranty.
Note 5.   Fair Value of Financial Instruments
ASC Topic 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level I), and the lowest priority to unobservable inputs (Level III). A financial asset’s or financial liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
The carrying values of cash and cash equivalents, restricted cash and accounts payable approximate their fair values due to the short term nature of these financial instruments. The outstanding principal balances under our Master Repurchase Facility approximate their fair values, as interest is based on floating rates based on LIBOR plus a spread, and the spread is consistent with those demanded by the market.
We estimate the fair values of our loans held for investment and outstanding principal balances under our Master Repurchase Facility by using Level III inputs, including discounted cash flow analyses and currently prevailing market terms as of the measurement date, determined by significant unobservable market inputs, which include holding periods, discount rates based on LTV, property types and loan pricing expectations which are corroborated by a comparison with other market participants to determine the appropriate market spread to add to the one month LIBOR (Level III inputs as defined in the fair value hierarchy under GAAP).
The table below provides information regarding financial assets and liabilities not carried at fair value on a recurring basis in our condensed consolidated balance sheets:
	March 31, 2021		December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Loans held for investment	$260,179	$257,689	$282,246	$279,381
Financial liabilities
Master Repurchase Facility	$180,040	$179,878	$200,233	$199,936
There were no transfers of financial assets or liabilities within the fair value hierarchy during the three months ended March 31, 2021.
Note 6.   Shareholders’ Equity
Common Share Awards
We have common shares available for issuance under the terms of our 2017 Equity Compensation Plan, or the 2017 Plan. The values of the share awards are based upon the closing price of our common

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
shares on The Nasdaq Stock Market LLC, or Nasdaq, on the date of award. We awarded one of our Trustees 3,000 of our common shares with an aggregate market value of $14 during the three months ended March 31, 2021. The common shares awarded to our Trustees vest immediately. The common shares awarded to our officers and other employees of our Manager and of RMR LLC vest in five equal annual installments beginning on the date of award. We recognize the value of awarded shares in general and administrative expenses ratably over the vesting period. We recognize share forfeitures as they occur.
Distributions
For the three months ended March 31, 2021, we declared and paid a distribution to common shareholders as follows:
Record Date	Payment Date	Distribution Per Share	Total Distribution
December 17, 2020	January 15, 2021	$0.53	$4,401
Our distribution paid on January 15, 2021 is treated for federal income tax purposes as having been paid and received on December 31, 2020.
On April 15, 2021, we declared a quarterly distribution of $0.10 per common share, or approximately $831, to shareholders of record on April 26, 2021. We paid this distribution on May 20, 2021.
Note 7.   Management Agreement with our Manager
We have no employees. The personnel and various services we require to operate our business are provided to us by our Manager pursuant to a management agreement, which provides for the day to day management of our operations by our Manager, subject to the oversight and direction of our Board of Trustees.
We recognized base management fees of $342 and management incentive fees of $620 for the three months ended March 31, 2021. Our Manager previously waived any base management or management incentive fees otherwise due and payable by us under our management agreement for the period beginning July 1, 2018 until December 31, 2020. As a result, we did not recognize any base management or management incentive fees for the three months ended March 31, 2020. If our Manager had not waived these base management and management incentive fees, we would have recognized $320 of base management fees for the three months ended March 31, 2020 and no management incentive fees would have been paid or payable for the three months ended March 31, 2020.
Our Manager, and not us, is responsible for the costs of its employees who provide services to us, including the cost of our Manager’s personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by us. We are required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between our Manager and RMR LLC. We reimburse our Manager for shared services costs our Manager pays to RMR LLC. These reimbursements include an allocation of the cost of personnel employed by RMR LLC and our share of RMR LLC’s costs for providing our internal audit function. These shared services costs are subject to approval by a majority of our Independent Trustees at least annually. We incurred shared services costs of $176 and $359 payable to our Manager for the three months ended March 31, 2021 and 2020, respectively. We include these amounts in reimbursement of shared services expenses or general and administrative expenses, as applicable, in our condensed consolidated statements of operations.
Pursuant to the TRA Letter Agreement, on the terms and subject to conditions contained therein, we and our Manager agreed that, effective upon consummation of the Merger, we shall have terminated our management agreement, and our Manager shall have waived its right to receive payment of the termination

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
fee due on account thereof. Following termination of the management agreement in accordance with the TRA Letter Agreement, pro rata base management and management incentive fees will continue to be payable under the terms of the management agreement. See Note 1 for further information regarding the TRA Letter Agreement and the Merger.
Note 8.   Related Person Transactions
We have relationships and historical and continuing transactions with our Manager, RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also our Trustees or officers. Our Manager is a subsidiary of RMR LLC, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. RMR LLC provides certain shared services to our Manager that are applicable to us, and we reimburse our Manager for the amounts it pays for those services. One of our Managing Trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of our Manager, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC. David M. Blackman served as our other Managing Trustee and our President and Chief Executive Officer, and as a director and the president, and chief executive officer of our Manager until his resignation from those positions on December 31, 2020 in connection with his retirement. Following Mr. Blackman’s resignation, Matthew P. Jordan was appointed as our other Managing Trustee and Thomas J. Lorenzini was appointed as our President, each effective January 1, 2021. Also effective January 1, 2021, Mr. Jordan was appointed as a director and the president and chief executive officer of our Manager. Mr. Jordan is an officer of RMR Inc., he and Mr. Lorenzini are both officers of RMR LLC and Mr. Lorenzini is also an officer of our Manager. In addition, each of our other officers is also an officer and/or employee of our Manager or RMR LLC.
Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy serves as the chair of the boards of trustees and boards of directors of several of these public companies and as a managing director or managing trustee of all of these companies and other officers of RMR LLC, including Mr. Jordan and certain of our other officers and officers of our Manager, serve as managing trustees, managing directors or officers of certain of these companies.
Our Manager, Tremont Realty Advisors LLC.   We have a management agreement with our Manager to provide management services to us. See Note 7 for further information regarding our management agreement with our Manager.
Our Manager is our largest shareholder and, as of March 31, 2021, owned 1,600,100 of our common shares, or approximately 19.3% of our outstanding common shares.
RMR Mortgage Trust.   As described further in Note 1, on April 26, 2021, we and RMRM entered into the Merger Agreement. Adam D. Portnoy and Matthew P. Jordan, our Managing Trustees, are also RMRM’s managing trustees. Thomas J. Lorenzini, our President, also serves as president of RMRM, and G. Douglas Lanois, our Chief Financial Officer and Treasurer, also serves as chief financial officer and treasurer of RMRM. John L. Harrington serves as one of our Independent Trustees and is also an independent trustee of RMRM, and Joseph L. Morea, one of our independent trustees, previously served as an independent trustee of RMRM; Jeffrey P. Somers previously served as one of our independent trustees and is currently an independent trustee of RMRM. See Note 1 for further information regarding the Merger Agreement.
For further information about these and other such relationships and certain other related person transactions, refer to our Annual Report and to our Current Report on Form 8-K dated April 26, 2021.

TREMONT MORTGAGE TRUST
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Note 9.   Income Taxes
We have elected to be taxed as real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the IRC. Accordingly, we generally are not, and will not be, subject to U.S. federal income tax, provided that we meet certain distribution and other requirements. We are subject to certain state and local taxes, certain of which amounts are or will be reported as income taxes in our condensed consolidated statements of operations.
Note 10.   Weighted Average Common Shares
Unvested share awards and other potentially dilutive common share issuances, and the related impact on earnings, are considered when calculating diluted net income per share. The table below provides a reconciliation of the weighted average number of common shares used in the calculation of basic and diluted net income per share (amounts in thousands):
	For the Three Months Ended March 31,
	2021	2020
Weighted average common shares for basic net income per share	8,211	8,169
Effect of dilutive securities: unvested share awards(1)	28	—
Weighted average common shares for diluted net income per share	8,239	8,169

(1)
For the three months ended March 31, 2020, 22 unvested common shares were not included in the calculation of diluted earnings per share because to do so would have been antidilutive.

Note 11.   Commitments and Contingencies
Unfunded Loan Commitments
As of March 31, 2021, we had unfunded loan commitments of $8,989 related to our loans held for investment that are not reflected in our condensed consolidated balance sheets. These unfunded loan commitments had a weighted average initial maturity of 0.9 years as of March 31, 2021. See Note 3 for further information related to our loans held for investment.
Secured Borrowings
As of March 31, 2021, we had an aggregate of $180,751 in principal amount outstanding under our Master Repurchase Facility with a weighted average life to maturity of 0.9 years. See Note 4 for further information regarding our secured debt agreements.

Annex A
AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
RMR MORTGAGE TRUST
AND
TREMONT MORTGAGE TRUST
DATED AS OF APRIL 26, 2021

A-i

A-ii

A-iii

EXHIBITS AND DISCLOSURE LETTERS
Exhibits
Exhibit A — Form of Confidentiality Agreement
Exhibit B — Form of Articles of Merger
Exhibit C — Form of RMRM Post-Merger Charter
Exhibit D — Form of RMRM Post-Merger Bylaws
Exhibit E — Form of Waiver
Exhibit F — Form of TRMT Tax Representation Letter
Exhibit G — Form of RMRM Tax Representation Letter
Exhibit H — TRA Letter Agreement
Exhibit I — Form of TRMT REIT Tax Opinion
Exhibit J — Form of RMRM Reorganization Opinion
Exhibit K — Form of RMRM REIT Tax Opinion
Exhibit L — Form of TRMT Reorganization Opinion
Disclosure Letters
TRMT Disclosure Letter
RMRM Disclosure Letter

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of April 26, 2021 (this “Agreement”), is by and between RMR MORTGAGE TRUST, a Maryland statutory trust (“RMRM”), and TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“TRMT”). Each of RMRM and TRMT is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in ARTICLE 1.
RECITALS
WHEREAS, the Parties hereto wish to effect a business combination through a merger of TRMT with and into RMRM, with RMRM being the surviving entity in the merger (the “Merger”), upon the terms and conditions set forth in this Agreement and in accordance with the Maryland REIT Law (the “MD REIT Law”) and the Maryland Statutory Trust Law (the “MD Statutory Trust Law”), and pursuant to which each TRMT Common Share issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive the Merger Consideration;
WHEREAS, based upon the unanimous recommendation of the TRMT Special Committee, the TRMT Board has unanimously (a) determined and declared that this Agreement, the Merger and the other Transactions to which TRMT is a party are fair and reasonable and advisable to, and in the best interests of, TRMT, (b) duly and validly authorized the execution and delivery of this Agreement by TRMT, (c) directed that the Merger and the other Transactions to which TRMT is a party be submitted for consideration at the TRMT Shareholder Meeting, and (d) resolved to recommend that the holders of the TRMT Common Shares vote in favor of approval of the Merger and the other Transactions to which TRMT is a party (the “TRMT Board Recommendation”) and to include the TRMT Board Recommendation in the Joint Proxy Statement;
WHEREAS, based upon the unanimous recommendation of the RMRM Special Committee, the RMRM Board has unanimously (a) determined and declared that this Agreement, the Merger, the issuance of RMRM Common Shares in the Merger and the other Transactions to which RMRM is a party are fair and reasonable and advisable to, and in the best interests of, RMRM, (b) duly and validly authorized the execution and delivery of this Agreement by RMRM, (c) directed that the issuance of RMRM Common Shares contemplated by this Agreement be submitted for consideration at the RMRM Shareholder Meeting, and (d) resolved to recommend that the holders of the RMRM Common Shares vote in favor of the issuance of RMRM Common Shares in the Merger as contemplated by this Agreement (the “RMRM Board Recommendation”) and to include the RMRM Board Recommendation in the Joint Proxy Statement;
WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g); and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Merger.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1   Definitions.
(a)   For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable to RMRM, on the one hand, and TRMT, on the other hand, than those contained in the form of confidentiality agreement attached hereto as Exhibit A; provided, however, that such confidentiality agreement shall not prohibit compliance by RMRM or TRMT with any of the provisions of Section 7.3 and shall not restrict the making of a Competing Proposal.
“Action” means any claim, demand, action, suit, litigation, proceeding, arbitration, mediation, inquiry, investigation or other legal proceeding (whether sounding in contract, tort or otherwise, and whether civil or criminal) brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority.
“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of ERISA Section 3(37)) and any employment, consulting, termination, severance, change in control, separation, retention, stock option, restricted stock, equity or equity-based compensation, profits interest unit, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA and whether or not in writing.
“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in Boston, Massachusetts or New York, New York are authorized or required to be closed.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Eligible Shares” means all TRMT Common Shares issued and outstanding immediately prior to the Merger Effective Time, other than the Excluded Shares.
“Environmental Law” means any applicable Law relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (solely as such matters concern exposure to petroleum products or toxic or hazardous chemicals, substances, materials or wastes), including Laws relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of petroleum products or toxic or hazardous chemicals, substances, materials or wastes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Form S-4” means a registration statement on Form S-4, together with any amendments or supplements thereto, to be filed by RMRM with the SEC relating to the Merger.
“GAAP” means the United States generally accepted accounting principles.
“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.
“Indebtedness” means, with respect to any Person and without duplication, (i) the unpaid principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations in respect of repurchase agreements and similar financing arrangements, (iv) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any potential future earn-out, purchase price adjustment or release of “holdback” or similar payment), (v) all obligations under capital leases, (vi) all obligations in respect of bankers acceptances or letters of credit, (vii) all obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), (viii) all obligations evidenced by any note, bond, debenture or other similar instrument, whether secured or unsecured, (ix) any direct or indirect guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, and (x) any agreement to provide any of the foregoing.
“Intellectual Property” means all right, title and interest in and to all United States, foreign and multinational intellectual property rights and similar proprietary rights, and in all other similar intangible assets, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, Internet domain names, design rights and other similar source identifiers, together with the goodwill associated with any of the foregoing, (iii) rights in published and unpublished works of authorship, rights in copyrightable works and copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) rights in software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing, and (vi) all applications and registrations for the foregoing.
“Intervening Event” with respect to a Party, means any material change, event, effect, occurrence, consequence or development that (i) is not known and not reasonably foreseeable by the board of trustees of such Party (or an authorized committee thereof), as of the date hereof (or if known or reasonably foreseeable, the magnitude or material consequences of which are not known or reasonably foreseeable by such board or committee as of the date hereof), which material change, event, effect, occurrence, consequence or development becomes known (or the magnitude or material consequences of which become known) to or by such board of trustees or committee prior to receipt of the RMRM Shareholder Approval or the TRMT Shareholder Approval, as applicable, and (ii) does not relate to (A) a Competing Proposal with respect to such Party, (B) changes in the price of the common shares of such Party (it being understood, however, that any event, circumstance, change, effect, development, condition or occurrence giving rise or contributing thereto may constitute or otherwise be taken into account for purposes of determining whether an Intervening Event has occurred), or (C) the fact that, in and of itself, such Party exceeds any internal or published projections or forecasts or estimates or outlook of revenues or earnings (it being understood, however, that any event, circumstance, change, effect, development, condition or occurrence giving rise or contributing thereto may constitute or otherwise be taken into account for purposes of determining whether an Intervening Event has occurred).
“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the United States Internal Revenue Service or any successor agency.
“Joint Proxy Statement” means a joint proxy statement/prospectus in preliminary and definitive form relating to the TRMT Shareholder Meeting and the RMRM Shareholder Meeting, together with any amendments or supplements thereto.

“Knowledge of RMRM” or similar phrases mean the actual knowledge of the Persons set forth in Section 1.1 of the RMRM Disclosure Letter.
“Knowledge of TRMT” or similar phrases mean the actual knowledge of the Persons set forth in Section 1.1 of the TRMT Disclosure Letter.
“Law” means any and all domestic (federal, state or local) or foreign laws (including common law), statutes, codes, rules, regulations and Orders promulgated by any Governmental Authority.
“Lien” means with respect to any asset (including any security), any mortgage, deed of trust, condition, covenant, lien, pledge, charge, security interest, option, right of first refusal or first offer, restriction, right of way, easement, title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership; provided, however, that any restrictions on the transfer and ownership of TRMT Common Shares included in the TRMT Charter or on the transfer and ownership of RMRM Common Shares included in the RMRM Charter or RMRM Post-Merger Charter, respectively, shall not constitute a Lien hereunder. For the avoidance of doubt, the term “Lien” shall not include licenses of or other grants of rights to use Intellectual Property.
“Maryland SDAT” means the State Department of Assessments and Taxation of Maryland.
“MGCL” mean the Maryland General Corporation Law, as amended.
“Order” means a judgment, order, injunction, award, decree, writ or other legally enforceable requirement of any Governmental Authority.
“Ordinary Course of Business” means with respect to any Person, the ordinary course of business consistent with past practice, provided that, with respect to RMRM, means (i) prior to January 5, 2021, RMRM’s ordinary course of business consistent with its past practice as an investment company under the Investment Company Act, and (ii) from and after January 5, 2021, RMRM’s ordinary course of business consistent with the past practice as a mortgage REIT.
“Outside Date” means December 31, 2021.
“Person” means an individual, corporation, real estate investment trust, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“Representative” means, with respect to a Person, one or more of such Person’s trustees, directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives when acting in such capacity and not when acting in any other capacity.
“RMRM Board” means the board of trustees of RMRM.
“RMRM Bylaws” means the bylaws of RMRM, as amended and restated and in effect as of the date of this Agreement.
“RMRM Charter” means the declaration of trust of RMRM, as amended and restated and in effect as of the date of this Agreement.
“RMRM Common Shares” means the common shares of beneficial interest, $0.001 par value per share, of RMRM.
“RMRM Equity Compensation Plan” means RMRM’s 2021 Equity Compensation Plan, as approved by the RMRM Board and recommended by the RMRM Board for approval by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders.

“RMRM Governing Documents” means the certificate of trust of RMRM, as amended and in effect as of the date of this Agreement, the RMRM Charter and the RMRM Bylaws.
“RMRM Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, (i) is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of RMRM and the RMRM Subsidiaries, taken as a whole, or (ii) will, or would reasonably be expected to, prevent or materially impair the ability of RMRM to consummate the Merger before the Outside Date, or prevent or materially impair the ability of RMRM to perform its obligations hereunder; provided, however, that for purposes of clause (i), “RMRM Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence, and any such event, circumstance, change, effect, development, condition or occurrence shall not be taken into account when determining whether an RMRM Material Adverse Effect has occurred or is reasonably expected to occur, to the extent arising out of or resulting from (A) any failure of RMRM to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise or contributing to such failure may constitute or otherwise be taken into account in determining whether there has been an RMRM Material Adverse Effect), (B) any events, circumstances, changes or effects that affect the commercial real estate lending industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any adoption, implementation, promulgation, repeal, modification, amendment, interpretation, reinterpretation, change or proposal of any applicable Law of or by any Governmental Authority after the date hereof, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (F) the negotiation, execution or public announcement of this Agreement, or the consummation or anticipation of the Merger or any of the other Transactions, including the impact thereof on relationships, contractual or otherwise, with borrowers, lenders, creditors or shareholders or other investors (provided that the exception in this clause (F) does not apply for purposes of any representations in ARTICLE 5 that address any required filings or consents or the public announcement or pendency of this Agreement), (G) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of TRMT or the failure to take any action at the request of TRMT or expressly prohibited by this Agreement, (H) earthquakes, hurricanes, floods or other natural disasters, or epidemics, pandemics or other similar events (including the COVID-19 pandemic), or (I) changes in GAAP (or the interpretation or enforcement thereof), which in the case of each of clauses (B), (C), (D), (E), (H), and (I) do not disproportionately affect RMRM and the RMRM Subsidiaries, taken as a whole, relative to other Persons in the industries in which RMRM and the RMRM Subsidiaries operate.
“RMRM Permitted Liens” means any of the following: (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due, or the validity of which is being contested in good faith and for which adequate accruals or reserves have been established; (ii) Lien that is a cashier’s, landlord’s, carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other similar Lien arising in the Ordinary Course of Business not yet due, or the validity of which is being contested in good faith and for which adequate accruals or reserves have been established; (iii) Lien that is disclosed on RMRM’s most recent consolidated balance sheet (including the notes thereto) included in the RMRM SEC Documents filed prior to the date of this Agreement; or (iv) Lien arising under any RMRM Material Contracts.
“RMRM REIT Tax Counsel” means Sullivan & Worcester LLP.
“RMRM Repurchase Agreement” means that certain Master Repurchase Agreement, dated February 18, 2021, between RMTG Lender LLC and UBS AG.
“RMRM Shareholder Approval” means the approval of the issuance of RMRM Common Shares in the Merger as contemplated by this Agreement, by the affirmative vote of at least a majority of all the votes cast by the holders of outstanding RMRM Common Shares entitled to vote at the RMRM Shareholder Meeting on such issuance assuming a quorum is present.
“RMRM Shareholder Meeting” means the meeting of the holders of RMRM Common Shares for the purpose of seeking the RMRM Shareholder Approval, including any postponement or adjournment thereof.
“RMRM Special Committee” means the special committee of the RMRM Board, comprised of certain disinterested and independent trustees of RMRM, established for the purposes of exploring, evaluating and negotiating the Merger and the other Transactions on behalf of RMRM, determining whether the terms thereof are fair and reasonable and advisable to, and in the best interests of, RMRM and, as the RMRM Special Committee deems appropriate, recommending the same for authorization and approval by the RMRM Board. The RMRM Special Committee constitutes an authorized committee of the RMRM Board for purposes of this Agreement.
“RMRM Special Distribution” means any distribution by RMRM (above and beyond that permitted by Section 6.2(a)(iii), without regard to the proviso therein for RMRM Special Distributions) to the extent reasonably necessary for RMRM to qualify or remain qualified for taxation as a REIT under the Code or applicable state Law or to eliminate or reduce entity level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code and corresponding Treasury Regulations (and similar provisions of state or local Tax Law) for any period or portion thereof ending on or prior to the Closing Date.
“RMRM Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity that is consolidated with RMRM for purposes of the consolidated financial statements of RMRM under GAAP and, to the extent applicable, Article 6 of Regulation S-X promulgated under the Exchange Act.
“RMRM Subsidiary Governing Documents” means the constituent organizational or governing documents of each RMRM Subsidiary.
“RMRM Subsidiary Partnership” means an RMRM Subsidiary that is or was a partnership for United States federal income Tax purposes.
“RMRM Tax Protection Agreement” means any written agreement to which RMRM or any RMRM Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in an RMRM Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the Merger or the other Transactions; (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests in an RMRM Subsidiary Partnership, RMRM or any RMRM Subsidiary has agreed to (A) maintain a minimum level of debt, continue to maintain a particular debt or provide rights to guarantee or otherwise assume economic risk of loss with respect to debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets, (F) use (or refrain from using) a particular method for allocating one or more liabilities under Section 752 of the Code and/or (G) dispose of assets in a particular manner; (iii) any Person has been or is required to be given the opportunity to guaranty, indemnify or assume debt of such RMRM Subsidiary Partnership or any direct or indirect subsidiary of such RMRM Subsidiary Partnership or are so guarantying or indemnifying, or have so assumed, such debt; and/or (iv) any RMRM Subsidiary Partnership or the general partner, manager, managing member or other similarly situated Person of such RMRM Subsidiary Partnership or any direct or indirect subsidiary of such RMRM Subsidiary Partnership would be required to consider separately the interests of the limited partners, members or other beneficial owners of such RMRM Subsidiary Partnership or the holder of interests in such RMRM Subsidiary Partnership in connection with any transaction or other action.

“RMRM Termination Fee” means $2,156,000 plus all fees and expenses reasonably incurred by or on behalf of TRMT in connection with the Merger and the other Transactions.
“SEC” means the United States Securities and Exchange Commission (including the staff thereof).
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Takeover Statutes” means any restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL and any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar state takeover Laws.
“Tax” or “Taxes” means any and all taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or domestic or foreign taxing authority, including any income (net or gross), franchise, windfall or other profits, gross receipts, premiums, property (real or personal, tangible or intangible), escheat, unclaimed property, sales, use, value added, net worth, margins, assets, capital stock, business organization, commercial activity, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, leasing, lease, user, ad valorem, stamp, transfer, value-added, gains tax, license, recording, registration and documentation fees, severance, occupation, environmental, customs duties, disability, registration, alternative or add-on minimum, estimated tax, or other tax, or other like assessment, levy or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any report, document, return, certificate, claim for refund, election, estimated tax filing, declaration, or other information return or filing required to be filed with any Governmental Authority or domestic or foreign taxing authority with respect to, or otherwise relating to, Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“TRA” means Tremont Realty Advisors LLC, a Maryland limited liability company, which provides management services to TRMT pursuant to the TRMT Management Agreement and to RMRM pursuant to the RMRM Management Agreement.
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.
“TRMT A&R Equity Compensation Plan” means TRMT’s Amended and Restated 2017 Equity Compensation Plan, as approved by the TRMT Board and recommended by the TRMT Board for approval by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders.
“TRMT Board” means the board of trustees of TRMT.
“TRMT Bylaws” means the bylaws of TRMT, as amended and restated and in effect as of the date of this Agreement.
“TRMT Charter” means the declaration of trust of TRMT, as amended and restated and in effect as of the date of this Agreement.
“TRMT Common Shares” means the common shares of beneficial interest, $0.01 par value per share, of TRMT.
“TRMT Equity Award” means an award of TRMT Common Shares under either the TRMT Equity Compensation Plan or the TRMT A&R Equity Compensation Plan.

“TRMT Equity Compensation Plan” means TRMT’s 2017 Equity Compensation Plan, as in effect as of the date of this Agreement.
“TRMT Governing Documents” means the TRMT Charter and the TRMT Bylaws.
“TRMT Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, (i) is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of TRMT and the TRMT Subsidiaries, taken as a whole, or (ii) will, or would reasonably be expected to, prevent or materially impair the ability of TRMT to consummate the Merger before the Outside Date, or prevent or materially impair the ability of TRMT to perform its obligations hereunder; provided, however, that for purposes of clause (i), “TRMT Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence, and any such event, circumstance, change, effect, development, condition or occurrence shall not be taken into account when determining whether a TRMT Material Adverse Effect has occurred or is reasonably expected to occur, to the extent arising out of or resulting from (A) any failure of TRMT to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise or contributing to such failure may constitute or otherwise be taken into account in determining whether there has been a TRMT Material Adverse Effect), (B) any events, circumstances, changes or effects that affect the commercial real estate lending industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any adoption, implementation, promulgation, repeal, modification, amendment, interpretation, reinterpretation, change or proposal of any applicable Law of or by any Governmental Authority after the date hereof, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (F) the negotiation, execution or public announcement of this Agreement, or the consummation or anticipation of the Merger or any of the other Transactions, including the impact thereof on relationships, contractual or otherwise, with borrowers, lenders, creditors or shareholders or other investors (provided that the exception in this clause (F) does not apply for purposes of any representations in ARTICLE 4 that address any required filings or consents or the public announcement or pendency of this Agreement), (G) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of RMRM or the failure to take any action at the request of RMRM or expressly prohibited by this Agreement, (H) earthquakes, hurricanes, floods or other natural disasters, or epidemics, pandemics or other similar events (including the COVID-19 pandemic), or (I) changes in GAAP (or the interpretation or enforcement thereof), which in the case of each of clauses (B), (C), (D), (E), (H), and (I) do not disproportionately affect TRMT and the TRMT Subsidiaries, taken as a whole, relative to other Persons in the industries in which TRMT and the TRMT Subsidiaries operate.
“TRMT Permitted Liens” means any of the following: (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due, or the validity of which is being contested in good faith and for which adequate accruals or reserves have been established; (ii) Lien that is a cashier’s, landlord’s, carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other similar Lien arising in the Ordinary Course of Business not yet due, or the validity of which is being contested in good faith and for which adequate accruals or reserves have been established; (iii) Lien that is disclosed on TRMT’s most recent consolidated balance sheet (including the notes thereto) included in the TRMT SEC Documents filed prior to the date of this Agreement; or (iv) Lien arising under any TRMT Material Contracts.
“TRMT REIT Tax Counsel” means Sullivan & Worcester LLP.
“TRMT Repurchase Agreement” means that certain Master Repurchase Agreement, dated February 9, 2018, as amended by that certain First Amendment to Master Repurchase Agreement, dated November 6, 2018, and that certain Second Amendment to Master Repurchase Agreement, dated as of October 30, 2020, each between TRMT CB Lender LLC and Citibank, N.A.

“TRMT Shareholder Approval” means the approval of the Merger and the other Transactions to which TRMT is a party by the shareholders of TRMT by the affirmative vote of at least a majority of all the votes entitled to be cast at the TRMT Shareholder Meeting on the Merger and such other Transactions.
“TRMT Shareholder Meeting” means the meeting of the holders of the TRMT Common Shares for the purpose of seeking the TRMT Shareholder Approval, including any postponement or adjournment thereof.
“TRMT Special Committee” means the special committee of the TRMT Board, comprised of certain disinterested and independent trustees of TRMT, established for the purposes of exploring, evaluating and negotiating the Merger and the other Transactions on behalf of TRMT, determining whether the terms thereof are fair and reasonable and advisable to, and in the best interests of, TRMT and, as the TRMT Special Committee deems appropriate, recommending the same for authorization and approval by the TRMT Board. The TRMT Special Committee constitutes an authorized committee of the TRMT Board for purposes of this Agreement.
“TRMT Special Distribution” means any distribution by TRMT (above and beyond that permitted by Section 6.1(a)(iii), without regard to the proviso therein for TRMT Special Distributions) to the extent reasonably necessary for TRMT to qualify or remain qualified for taxation as a REIT under the Code or applicable state Law or to eliminate or reduce entity level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code and corresponding Treasury Regulations (and similar provisions of state or local Tax Law) for any period or portion thereof ending on or prior to the Closing Date.
“TRMT Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity that is consolidated with TRMT for purposes of the consolidated financial statements of TRMT under GAAP and, to the extent applicable, Article 6 of Regulation S-X promulgated under the Exchange Act.
“TRMT Subsidiary Governing Documents” means the constituent organizational or governing documents of each TRMT Subsidiary.
“TRMT Subsidiary Partnership” means a TRMT Subsidiary that is or was a partnership for United States federal income Tax purposes.
“TRMT Tax Protection Agreement” means any written agreement to which TRMT or any TRMT Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a TRMT Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the Merger or the other Transactions; (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests in a TRMT Subsidiary Partnership, TRMT or any TRMT Subsidiary has agreed to (A) maintain a minimum level of debt, continue to maintain a particular debt or provide rights to guarantee or otherwise assume economic risk of loss with respect to debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets, (F) use (or refrain from using) a particular method for allocating one or more liabilities under Section 752 of the Code and/or (G) dispose of assets in a particular manner; (iii) any Person has been or is required to be given the opportunity to guaranty, indemnify or assume debt of such TRMT Subsidiary Partnership or any direct or indirect subsidiary of such TRMT Subsidiary Partnership or are so guarantying or indemnifying, or have so assumed, such debt; and/or (iv) any TRMT Subsidiary Partnership or the general partner, manager, managing member or other similarly situated Person of such TRMT Subsidiary Partnership or any direct or indirect subsidiary of such TRMT Subsidiary Partnership would be required to consider separately the interests of the limited partners, members or other beneficial owners of such TRMT Subsidiary Partnership or the holder of interests in such TRMT Subsidiary Partnership in connection with any transaction or other action.

“TRMT Termination Fee” means $2,156,000 plus all fees and expenses reasonably incurred by or on behalf of RMRM in connection with the Merger and the other Transactions.
(b)   The following terms have the respective meanings set forth in the sections set forth below opposite such term:
Defined Terms	Location of Definition
Acquisition Agreement	Section 7.3(a)
Adverse Recommendation Change	Section 7.3(d)
Agreement	Preamble
Articles of Merger	Section 2.3
Closing	Section 2.2
Closing Date	Section 2.2
Competing Proposal	Section 7.3(f)
Covered Persons	Section 7.5(a)
D&O Insurance	Section 7.5(d)
DP Voting Agreement	Section 7.1(f)
Exchange Agent	Section 3.2(a)
Exchange Fund	Section 3.2(a)
Exchange Ratio	Section 3.1(a)
Excluded Shares	Section 3.1(b)
Indemnification Agreements	Section 7.5(a)
Interim Period	Section 6.1(a)
MD REIT Law	Recitals
MD Statutory Trust Law	Recitals
Merger	Recitals
Merger Consideration	Section 3.1(a)
Merger Effective Time	Section 2.3
Nasdaq	Section 3.2(e)
Parties	Preamble
Party	Preamble
Proposal Recipient	Section 7.3(b)
QRS	Section 4.1(b)
Qualifying REIT Income	Section 9.3(d)
Request Recipient	Section 7.3(a)
RMRM	Preamble
RMRM Board Recommendation	Recitals
RMRM Disclosure Letter	ARTICLE 5
RMRM Escrow Agreement	Section 9.3(d)
RMRM Files	Section 5.14(a)
RMRM Loans	Section 5.14(a)
RMRM Management Agreement	Section 7.16
RMRM Material Contract	Section 5.16(b)
RMRM Notes	Section 5.14(a)
RMRM Parties	Section 9.3(c)
RMRM Permits	Section 5.5(b)

Defined Terms	Location of Definition
RMRM Post-Merger Bylaws	Section 2.3
RMRM Post-Merger Charter	Section 2.3
RMRM SEC Documents	Section 5.6(a)
RMRM Tax Representation Letter	Section 6.2(b)
RMRM Terminating Breach	Section 9.1(d)(i)
SOX Act	Section 4.6(a)
Superior Proposal	Section 7.3(g)
Surviving Entity	Section 2.1
TRA Letter Agreement	Section 7.16
TRA Voting Agreement	Section 7.1(f)
Transfer Taxes	Section 7.15
TRMT	Preamble
TRMT Board Recommendation	Recitals
TRMT Book-Entry Shares	Section 3.1(a)
TRMT Certificates	Section 3.1(a)
TRMT Disclosure Letter	ARTICLE 4
TRMT Escrow Agreement	Section 9.3(e)
TRMT Files	Section 4.14(a)
TRMT Loans	Section 4.14(a)
TRMT Management Agreement	Section 7.16
TRMT Material Contract	Section 4.16(b)
TRMT Notes	Section 4.14(a)
TRMT Parties	Section 9.3(c)
TRMT Permits	Section 4.5(b)
TRMT SEC Documents	Section 4.6(a)
TRMT Tax Representation Letter	Section 6.1(b)
TRMT Terminating Breach	Section 9.1(c)(i)
TRS	Section 4.1(b)
Waiver Form	Section 3.4
Section 1.2   Interpretation and Rules of Construction.   In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)   when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement;
(b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)   whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(d)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(e)   references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

(f)   all capitalized terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(g)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(h)   references to a Person are also to its successors and permitted assigns;
(i)   the use of “or” is not intended to be exclusive; and
(j)   all uses of currency or the symbol “$” in this Agreement refer to United States dollars.
ARTICLE 2
THE MERGER
Section 2.1   The Merger; Effects of the Merger.   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MD Statutory Trust Law and the MD REIT Law, at the Merger Effective Time TRMT shall be merged with and into RMRM, whereupon the separate existence of TRMT will cease, with RMRM surviving the Merger under the name “Seven Hills Realty Capital” (RMRM, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”). The Merger shall have the effects provided in this Agreement and as specified in the MD Statutory Trust Law and MD REIT Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of TRMT and RMRM, and all of the claims, obligations, liabilities, debts and duties of TRMT and RMRM shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 on a date that is the third (3rd) Business Day after all the conditions set forth in ARTICLE 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or at such other place or on such other date and such other time as may be mutually agreed upon by the Parties in writing (the actual date of Closing being referred to herein, the “Closing Date”).
Section 2.3   Merger Effective Time.   On the Closing Date, the Parties shall cause articles of merger with respect to the Merger substantially in the form attached hereto as Exhibit B (the “Articles of Merger”) to be duly executed and filed with the Maryland SDAT in accordance with the MD Statutory Trust Law and the MD REIT Law and make any other filings, recordings or publications required to be made by either Party under the MD Statutory Trust Law or MD REIT Law in connection with the Merger. Pursuant to the Articles of Merger, RMRM shall adopt (i) a new declaration of trust substantially in the form of Exhibit C attached hereto (the “RMRM Post-Merger Charter”) which shall be duly executed and filed with the Maryland SDAT in accordance with the MD Statutory Trust Law and make any other filings, recordings or publications required to be made by RMRM and (ii) new bylaws substantially in the form of Exhibit D attached hereto (the “RMRM Post-Merger Bylaws”). The Merger shall become effective as of a date and time as shall be agreed to by TRMT and RMRM and specified in the Articles of Merger (such date and time the Merger becomes effective being hereinafter referred to as the “Merger Effective Time”).
Section 2.4   Governing Documents.   The RMRM Post-Merger Charter and the RMRM Post-Merger Bylaws shall be the declaration of trust and the bylaws of the Surviving Entity, until thereafter amended, subject to Section 7.5, in accordance with applicable Law and the applicable provisions of the declaration of trust and the bylaws of the Surviving Entity.
Section 2.5   Trustees and Officers of the Surviving Entity.   The trustees and officers of RMRM immediately prior to the Merger Effective Time shall continue to be the trustees and officers of the Surviving Entity immediately after the Merger Effective Time, each to serve until such time as his, her or their resignation or removal or such time as his, her or their successor shall be duly elected and qualified, in each case in accordance with the declaration of trust and the bylaws of the Surviving Entity.
Section 2.6   Tax Consequences.   It is intended that, for United States federal income Tax purposes, the Merger shall qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g).
ARTICLE 3
TREATMENT OF SECURITIES
Section 3.1   Treatment of Securities.
(a)   Treatment of TRMT Common Shares.   Subject to Section 3.2(e), Section 3.3 and Section 3.5, at the Merger Effective Time, as a result of the Merger and without any action on the part of the Parties or any holder of any shares of beneficial interest of RMRM or TRMT, each Eligible Share issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive 0.52 of one (1) RMRM Common Share (subject to adjustment as set forth in Section 3.5, Section 6.1(a)(iii) and Section 6.2(a)(iii), as so adjusted, the “Exchange Ratio”) for each TRMT Common Share (the “Merger Consideration”), shall no longer be outstanding, shall be automatically cancelled and shall cease to exist, and each evidence of shares in book-entry form previously evidencing any Eligible Shares issued and outstanding immediately prior to the Merger Effective Time (the “TRMT Book-Entry Shares”) and each certificate previously representing any Eligible Shares issued and outstanding immediately prior to the Merger Effective Time (the “TRMT Certificates”), if any, shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 3.2(e) cash in lieu of fractional shares into which such Eligible Shares have been converted pursuant to this Section 3.1(a) and any dividends or other distributions pursuant to Section 3.2(c) or Section 7.11.
(b)   Cancellation of Excluded Shares.   Each TRMT Common Share issued and outstanding immediately prior to the Merger Effective Time that is held by any wholly owned TRMT Subsidiary, by RMRM or by any wholly owned RMRM Subsidiary (such TRMT Common Shares, collectively, the “Excluded Shares”) shall no longer be outstanding, shall automatically be cancelled without payment of any consideration therefor and shall cease to exist.
Section 3.2   Exchange of Certificates.
(a)   Exchange Agent.   Immediately prior to the Merger Effective Time on the Closing Date, RMRM shall deposit or shall cause to be deposited with a nationally recognized financial institution or trust company selected by RMRM and reasonably acceptable to TRMT to serve as the exchange agent (the “Exchange Agent”), for the benefit of the holders of Eligible Shares, for exchange in accordance with this ARTICLE 3, (i) an aggregate number of duly authorized, validly issued and fully paid and non-assessable RMRM Common Shares to be issued in uncertificated or book-entry form comprising the number of RMRM Common Shares required to be issued pursuant to Section 3.1(a), and (ii) an aggregate amount of cash comprising a good faith estimate of the amount required to be delivered pursuant to Section 3.2(e). In addition, RMRM shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Merger Effective Time, any dividends or other distributions, if any, to which the holders of Eligible Shares may be entitled pursuant to Section 3.2(c) with both a record and payment date after the Merger Effective Time and prior to the surrender of such Eligible Shares. Such RMRM Common Shares, cash in lieu of any fractional shares payable pursuant to Section 3.2(e) and the amount of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 3.2(a) are referred to collectively in this Agreement as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than for the purpose provided for in this Agreement and shall be held in trust for the benefit of the holders of Eligible Shares, subject to Section 3.2(f). In the event that the Exchange Fund shall be insufficient to make the payments contemplated by this Section 3.2, RMRM shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount sufficient to make such payments. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by RMRM or the Surviving Entity. Interest and other income on the Exchange Fund shall be the sole and exclusive property of RMRM and the Surviving Entity and shall be paid to RMRM or the Surviving Entity as RMRM directs. No investment of the cash portion of the Exchange Fund shall relieve RMRM, the Surviving Entity or the Exchange Agent from making the payments required by this ARTICLE 3, and, following any losses from any such investment, RMRM shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy RMRM’s obligations hereunder for the benefit of each holder of record of Eligible Shares at the Merger Effective Time, which additional funds will be deemed to be part of the Exchange Fund.
(b)   Exchange Procedures.
(i)   Promptly after the Merger Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Entity shall cause the Exchange Agent to mail a notice to each holder of record of Eligible Shares that are evidenced by a TRMT Certificate advising such holders of the effectiveness of the Merger, including (A) appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to TRMT Certificates shall pass, only upon delivery of TRMT Certificates (or affidavits of loss in lieu of TRMT Certificates, as provided in Section 3.6) to the Exchange Agent, and (B) instructions for surrendering TRMT Certificates (or affidavits of loss in lieu of TRMT Certificates, as provided in Section 3.6) to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of fractional RMRM Common Shares, if any, to be issued or paid in consideration therefor, and any dividends or other distributions, in each case, to which such holders are entitled pursuant to the terms of this Agreement. Payment of the Merger Consideration, cash in lieu of fractional RMRM Common Shares, if any, to be issued or paid in consideration therefor and any dividends or other distributions, in each case to which such holders are entitled pursuant to the terms of this Agreement with respect to TRMT Book-Entry Shares, shall be made promptly following the Merger Effective Time without any action on the part of the Person in whose name such TRMT Book-Entry Shares are registered.
(ii)   No interest will be paid or accrued on any amount payable upon due surrender of Eligible Shares, and any TRMT Certificate or ledger entry relating to TRMT Book-Entry Shares formerly representing TRMT Common Shares that have been so surrendered shall be cancelled by the Exchange Agent.
(iii)   In the event of a transfer of ownership of certificated Eligible Shares that is not registered in the transfer records of TRMT, the number of whole RMRM Common Shares that such holder is entitled to receive pursuant to Section 3.1(a), together with an amount (if any) of cash in immediately available funds or, if no wire transfer instructions are provided, a check, and in each case, after deducting any required Tax withholdings as provided in Section 3.3 in lieu of fractional shares to be paid upon due surrender of the TRMT Certificate pursuant to Section 3.2(e) and any dividends or other distributions in respect thereof in accordance with Section 3.2(c), may be issued or paid to such a transferee if the TRMT Certificate formerly representing such Eligible Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer and other similar Taxes have been paid, in each case, in form and substance reasonably satisfactory to the Exchange Agent and the Surviving Entity. Until surrendered as contemplated by this Section 3.2(b), each TRMT Certificate and TRMT Book-Entry Share shall be deemed at any time at or after the Merger Effective Time to represent only the right to receive the Merger Consideration in accordance with this ARTICLE 3, any amount payable in cash in lieu of fractional shares in accordance with Section 3.2(e), and any dividends or other distributions in accordance with Section 3.2(c), in each case without interest.
(c)   Distributions with Respect to Unexchanged Shares.   Whenever a dividend or other distribution is authorized by the RMRM Board and declared by RMRM in respect of RMRM Common Shares, the record date for which is after the Merger Effective Time, that declaration shall include dividends or other distributions in respect of all RMRM Common Shares issuable pursuant to this Agreement. With respect to Eligible Shares represented by a TRMT Certificate, no dividends or other distributions in respect of RMRM Common Shares shall be paid to any holder of any such Eligible

Share until the TRMT Certificate (or affidavit of loss in lieu of the TRMT Certificate as provided in Section 3.6) is surrendered for exchange in accordance with this ARTICLE 3. Subject to applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the whole RMRM Common Shares issued in exchange for Eligible Shares in accordance with this ARTICLE 3, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Merger Effective Time theretofore payable with respect to such whole RMRM Common Shares and not paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole RMRM Common Shares with a record date after the Merger Effective Time but with a payment date subsequent to surrender.
(d)   Transfers.   From and after the Merger Effective Time, there shall be no transfers on the share transfer books of TRMT of the TRMT Common Shares that were outstanding immediately prior to the Merger Effective Time. From and after the Merger Effective Time, the holders of TRMT Certificates or TRMT Book-Entry Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such TRMT Common Shares, except as otherwise provided in this Agreement or by applicable Law. If, after the Merger Effective Time, TRMT Certificates or TRMT Book-Entry Shares are presented to the Surviving Entity for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(e)   No Fractional Shares.   Notwithstanding any other provision of this Agreement to the contrary, no fractional RMRM Common Shares shall be issued upon the conversion of Eligible Shares pursuant to this Agreement. Any holder of Eligible Shares otherwise entitled to receive a fractional RMRM Common Share but for this Section 3.2(e) shall be entitled to receive, upon surrender of the applicable Eligible Shares, a cash payment, without interest, in lieu of any fractional share, in an amount rounded to the nearest whole cent equal to the product obtained by multiplying (i) the fractional share interest (rounded to the nearest thousandth when expressed in decimal form) to which such holder (after taking into account all TRMT Common Shares held at the Merger Effective Time by such holder) would otherwise be entitled by (ii) the average of the closing price on The Nasdaq Stock Market LLC (“Nasdaq”), as reported in The Wall Street Journal, for an RMRM Common Share for the five (5) consecutive full trading days ending on the last trading day immediately preceding the Closing Date. No holder of Eligible Shares shall be entitled by virtue of the right to receive cash in lieu of fractional RMRM Common Shares described in this Section 3.2(e) to any dividends, voting rights or any other rights in respect of any fractional RMRM Common Share. The payment of cash in lieu of fractional RMRM Common Shares is not a separately bargained-for consideration and solely represents a mechanical rounding-off of the fractions in the exchange.
(f)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to holders of Eligible Shares on the first (1st) anniversary of the Merger Effective Time shall be delivered to RMRM, upon demand, and any former holders of the TRMT Common Shares who have not theretofore complied with this ARTICLE 3 shall thereafter look only to RMRM for delivery of any RMRM Common Shares and any payment of cash and any dividends and other distributions in respect thereof payable or issuable pursuant to Section 3.1(a), Section 3.2(c) or Section 3.2(e), in each case, without any interest thereon and subject to applicable abandoned property, escheat or similar Laws.
(g)   No Liability.   Notwithstanding anything in this Agreement to the contrary, none of the Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of TRMT Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund that remains undistributed to the holders of Eligible Shares immediately prior to the time at which the Exchange Fund would otherwise escheat to, or become property of, any Governmental Authority, shall, to the extent permitted by Law, become the property of RMRM, free and clear of all claims or interest of any Person previously entitled thereto.
Section 3.3   Withholding Rights.   Each Person making any payment or vesting any property pursuant to this Agreement, or otherwise with respect to the Merger or the other Transactions, shall be entitled to deduct and withhold from any amounts or property otherwise paid, distributed or vested (or portions thereof) as it determines it is required to deduct and withhold with respect to the making of such payment or distribution, or vesting of such property, under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Law. In the case of any noncash payment or distribution or the vesting of any property, the applicable withholding party may collect the amount required to be withheld by reducing to cash for remittance to the appropriate Governmental Authority a sufficient portion of the property that the recipient would otherwise receive or own (or already owns), if the cash portion of any such payment or distribution is not sufficient to cover the withholding liability, all on behalf of the recipient Person, and the recipient Person will bear any brokerage or other costs for this withholding procedure. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by any Person, such withheld amounts shall be treated for all purposes of this Agreement as having been distributed, paid or otherwise included in income to the Person in respect of which such deduction and withholding was made. To the extent shares are reduced to cash to satisfy any withholding obligation, only a whole number of shares will be reduced to cash, and the Person in respect of which the deduction and withholding was made shall receive as of the Merger Effective Time the excess cash over the withholding obligation as a cash payment, without interest.
Section 3.4   Treatment of TRMT Equity Awards.   To the extent not previously obtained, TRMT shall obtain (as soon as practicable following the date hereof and in any event prior to the Merger Effective Time) from each of TRMT’s executive officers and the other individuals set forth in Section 3.4 of the TRMT Disclosure Letter a waiver of such individual’s right to accelerated vesting of any unvested or partially vested TRMT Equity Awards held by such individual in connection with the Merger, in the form attached hereto as Exhibit E (the “Waiver Form”) and shall, following the date hereof, use reasonable efforts to cause the vesting of any other unvested or partially vested TRMT Equity Awards held by each other holder thereof not to accelerate in connection with the consummation of the Merger by having the holder thereof execute the Waiver Form. At the Merger Effective Time, each unvested or partially vested TRMT Equity Award shall be converted into an award with respect to a number of RMRM Common Shares (rounded down to the nearest whole share) equal to the product of (a) the Exchange Ratio multiplied by (b) the number of TRMT Common Shares subject to such unvested or partially vested TRMT Equity Award at the Merger Effective Time. Such award shall continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Merger Effective Time, except as specifically set forth in the Waiver Form or as otherwise amended. No fractional RMRM Common Shares shall be issued upon the conversion of TRMT Equity Awards pursuant to this Section 3.4. Any holder of TRMT Equity Awards otherwise entitled to receive a fractional RMRM Common Share but for this Section 3.4 shall be entitled to receive a cash payment in accordance with the provisions of Section 3.2(e), without duplication. Any cash payment pursuant to this Section 3.4 shall be subject to appropriate withholding for Taxes in accordance with Section 3.3, without duplication. As promptly as reasonably practicable following the date of this Agreement, and in any event prior to the Merger Effective Time, the TRMT Board (or an authorized committee thereof) shall, in consultation with RMRM, adopt such resolutions and take such other actions as the TRMT Board (or such committee) determines may be required to effect the provisions of this Section 3.4.
Any TRMT Equity Award that vests upon the consummation of the Merger shall, at the Merger Effective Time, receive the same treatment as Eligible Shares pursuant to this Agreement. Any vesting of such TRMT Equity Awards upon the consummation of the Merger shall be subject to appropriate withholding for Taxes in accordance with Section 3.3, without duplication, and holders thereof shall have the right to have RMRM Common Shares withheld to satisfy any Tax liability associated with such vesting.
Section 3.5   Adjustments to Prevent Dilution.   If, at any time during the period between the date of this Agreement and the Merger Effective Time, (a) there is a change in the number of issued and outstanding TRMT Common Shares or the number of issued and outstanding RMRM Common Shares, or securities convertible or exchangeable into TRMT Common Shares or RMRM Common Shares in each case, as a result of a reclassification, stock split (including reverse stock split), stock dividend or stock distribution, recapitalization, merger, combination, exchange of shares, subdivision or other similar transaction, or (b) there shall have been declared on the RMRM Common Shares a share dividend, share distribution or share split (including reverse share split) with a record date prior to the Merger Effective Time, the Exchange Ratio shall be equitably adjusted to provide the holders of Eligible Shares and TRMT Equity Awards and RMRM with the same economic effect as contemplated by this Agreement prior to such event.
Section 3.6   Lost Certificates.   If any TRMT Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such TRMT Certificate to be lost, stolen or destroyed and, if requested by RMRM in its reasonable discretion, the posting by such Person of a bond, in such reasonable amount as RMRM may direct, as indemnity against any claim that may be made against it with respect to such TRMT Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 3.2(f) or Section 3.2(g), the Surviving Entity) shall deliver, in exchange for such lost, stolen or destroyed TRMT Certificate, the RMRM Common Shares into which the TRMT Common Shares represented by such TRMT Certificate were converted pursuant to Section 3.1(a), any cash in lieu of fractional shares and any dividends and other distributions deliverable in respect thereof pursuant to this Agreement.
Section 3.7   Dissenters Rights.   No dissenters’ or appraisal rights shall be available with respect to the Merger or any of the other Transactions.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF TRMT
Except (a) as set forth in the disclosure letter prepared by TRMT, with numbering corresponding to the numbering of this ARTICLE 4, delivered by TRMT to RMRM prior to the execution and delivery of this Agreement (the “TRMT Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the TRMT Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent from the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced)); provided, that nothing in the TRMT Disclosure Letter is intended to broaden the scope of any representation or warranty of TRMT, and no reference to or disclosure of any item or other matter in the TRMT Disclosure Letter shall be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to in the TRMT Disclosure Letter, or (iii) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which TRMT or any TRMT Subsidiary is a party exists or has actually occurred, or (b) as disclosed in the TRMT SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2018 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of any representation or warranty set forth in this ARTICLE 4); provided, that the disclosure in such TRMT SEC Documents shall not be deemed to qualify any representation or warranty contained in Section 4.2, TRMT hereby represents and warrants to RMRM that:
Section 4.1   Organization and Qualification; Subsidiaries.
(a)   TRMT is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. TRMT has all requisite real estate investment trust power and authority to own its assets and to conduct its business as it is being conducted as of the date of this Agreement. TRMT is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its assets or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect. The copies of the TRMT Governing Documents most recently filed with the TRMT SEC Documents are accurate and complete copies of such documents as in effect as of the date of this Agreement. TRMT is in compliance in all material respects with the terms of the TRMT Governing Documents.
(b)   Section 4.1(b) of the TRMT Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of the TRMT Subsidiaries, together with (i) the jurisdiction of organization or incorporation, as the case may be, of each TRMT Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by TRMT or a TRMT Subsidiary in each TRMT Subsidiary, and (iii) the classification for United States federal income Tax purposes of each TRMT Subsidiary as a REIT, a qualified REIT subsidiary within the meaning of Section 856(i) of the Code or an entity that is disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3 (in either case, a “QRS”), a taxable REIT subsidiary within the meaning of Section 856(l) of the Code (a “TRS”), or a partnership. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect, each TRMT Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its organization or incorporation, as the case may be, and has the requisite organizational power and authority to own its assets and to conduct its business as it is being conducted as of the date of this Agreement. Each TRMT Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the assets owned by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect, each TRMT Subsidiary is in compliance with the terms of its respective TRMT Subsidiary Governing Documents.
(c)   Neither TRMT nor any TRMT Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person, other than (i) in TRMT Subsidiaries, (ii) the TRMT Loans, and (iii) investments in short-term investment securities.
Section 4.2   Capitalization.
(a)   As of the date of this Agreement, (i) the authorized shares of beneficial interest of TRMT consist of 25,000,000 TRMT Common Shares, (ii) 8,305,911 TRMT Common Shares are issued and outstanding, and (iii) (A) 29,689 TRMT Common Shares are reserved for future issuance under the TRMT Equity Compensation Plan, and (B) if the TRMT A&R Equity Compensation Plan is approved by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders, 582,500 TRMT Common Shares will be reserved for future issuance under the TRMT A&R Equity Compensation Plan.
(b)   (i) All of the issued and outstanding TRMT Common Shares are duly authorized, validly issued, fully paid and non-assessable and no holder of any class or series of shares of beneficial interest of TRMT is entitled to preemptive rights; (ii) all TRMT Common Shares reserved for future issuance as noted in Section 4.2(a)(iii), shall be, when issued in accordance with the terms and conditions of the TRMT Equity Compensation Plan or, if approved by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders, the TRMT A&R Equity Compensation Plan, as applicable, and any instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; and (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of TRMT or any TRMT Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of TRMT Common Shares may vote.
(c)   All of the outstanding shares of capital stock of each TRMT Subsidiary that is a corporation are duly authorized, validly issued, fully paid and non-assessable. All equity interests in each TRMT Subsidiary that is a limited liability company are duly authorized and validly issued. TRMT owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each TRMT Subsidiary free and clear of all Liens other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as required.
(d)   There are no outstanding subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which TRMT or any TRMT Subsidiary is a party or by which any of them is bound obligating TRMT or any TRMT Subsidiary to (i) issue, deliver, transfer, sell or create, or cause to be issued, delivered, transferred, sold or created, additional shares of beneficial interest or capital stock or other equity interests, or phantom shares or other contractual rights, the value of which is determined in whole or in part by the value of any equity security of TRMT or any TRMT Subsidiary, or securities convertible into or exchangeable for such shares of beneficial interest or capital stock or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of beneficial interest or capital stock or other equity interests of TRMT or any TRMT Subsidiary.
(e)   Neither TRMT nor any TRMT Subsidiary is a party to or bound by, any agreements or understandings concerning the voting (including voting trusts and proxies) of any shares of beneficial interest or capital stock or other equity interests of TRMT or any TRMT Subsidiary.
(f)   Except as set forth in Section 4.2(f) of the TRMT Disclosure Letter, neither TRMT nor any TRMT Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of its securities under the Securities Act.
Section 4.3   Authority.
(a)   TRMT has the requisite real estate investment trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the TRMT Shareholder Approval, to consummate the Merger and the other Transactions to which TRMT is a party. Subject to receipt of the TRMT Shareholder Approval and the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT, the execution, delivery and performance of this Agreement by TRMT, and the consummation by TRMT of the Merger and the other Transactions to which TRMT is a party, have been duly and validly authorized by all necessary real estate investment trust action on the part of TRMT, and no other real estate investment trust proceedings on the part of TRMT are necessary to authorize this Agreement or the Merger or to consummate the Merger or the other Transactions to which TRMT is a party. This Agreement has been duly executed and delivered by TRMT, and assuming due authorization, execution and delivery by RMRM, constitutes a legally valid and binding obligation of TRMT, enforceable against TRMT in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Neither TRMT nor to the Knowledge of TRMT any of its “affiliates” (as defined in Section 3-601 of the MGCL) is, or at any time during the last five (5) years has been, an “interested stockholder” (as defined in Section 3-601 of the MGCL) of RMRM.
(b)   The TRMT Board, at a duly called and held meeting, has unanimously (i) duly and validly authorized the execution and delivery of this Agreement and approved, adopted and declared advisable this Agreement, the Merger and the other Transactions to which TRMT is a party, (ii) directed that the Merger and the other Transactions to which TRMT is a party be submitted for consideration at the TRMT Shareholder Meeting, and (iii) resolved to recommend that the holders of the TRMT Common Shares vote in favor of approval of the Merger and the other Transactions to which TRMT is a party and to include such recommendation in the Joint Proxy Statement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.
Section 4.4   No Conflict; Required Filings and Consents.
(a)   The execution, delivery and performance of this Agreement by TRMT, and the consummation by TRMT of the Merger and the other Transactions to which it is a party, do not and will not (i) assuming receipt of the TRMT Shareholder Approval, conflict with or violate any provision of any TRMT Governing Documents, (ii) assuming receipt of the TRMT Shareholder Approval, conflict with or violate any provision of any TRMT Subsidiary Governing Documents, (iii) assuming that all consents, approvals, authorizations and permits described in Section 4.4(b) have been obtained, all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to TRMT or any TRMT Subsidiary or by which any asset of TRMT or any TRMT Subsidiary is bound, or (iv) except as set forth in Section 4.4(a)(iv) of the TRMT Disclosure Letter, require any notice, consent or approval under, result in any breach of any obligation or any loss of any benefit or increase in any cost or obligations of TRMT or any TRMT Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any asset of TRMT or any TRMT Subsidiary pursuant to any note, bond, debt instrument, indenture, contract, agreement, license, permit or other legally binding obligation to which TRMT or any TRMT Subsidiary is a party except, as to clauses (ii), (iii) and (iv) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement by TRMT, and the consummation by TRMT of the Merger and the other Transactions to which it is a party, do not and will not, require any consent, approval, waiting period expiration or termination, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Joint Proxy Statement and, with respect to RMRM, the Form S-4, and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) any filings required by any state securities or “blue sky” Laws, (iii) any filings required under the rules and regulations of Nasdaq, (iv) the filing of the Articles of Merger with, and the acceptance of the Articles of Merger for record by, the Maryland SDAT, (v) such filings as may be required in connection with state and local Transfer Taxes, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
Section 4.5   Compliance with Laws; Permits.
(a)   Since January 1, 2018: (i) TRMT and each TRMT Subsidiary has complied and is in compliance with all (A) Laws (including Environmental Laws) applicable to TRMT and any TRMT Subsidiary or by which any asset of TRMT or any TRMT Subsidiary is bound, and (B) TRMT Permits, and (ii) no notice, charge or assertion has been received by TRMT or any TRMT Subsidiary or, to the Knowledge of TRMT, is threatened against TRMT or any TRMT Subsidiary, alleging any non-compliance with any such Laws, except in the case of each of clauses (i) and (ii) for such instances of non-compliance that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect. Notwithstanding anything to the contrary in this Section 4.5(a), the provisions of Section 4.5(a)(i)(A) and Section 4.5(a)(ii) shall not apply to Laws addressed in Section 4.10, Section 4.11 and Section 4.13.
(b)   TRMT and each TRMT Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy necessary for TRMT and each TRMT Subsidiary to own its assets or to carry on its respective business substantially as it is being conducted as of the date hereof (“TRMT Permits”), and all such TRMT Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any such TRMT Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect. Neither TRMT nor any TRMT Subsidiary has received any written claim or notice that TRMT or any TRMT Subsidiary is currently not in compliance with the terms of any such TRMT Permits, except where the failure to be in compliance with the terms of any such TRMT Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
Section 4.6   TRMT SEC Documents and Financial Statements.
(a)   TRMT has filed with or furnished to (as applicable) the SEC all forms, documents, statements, schedules, reports, registration statements, prospectuses and other documents required to be filed or furnished (as applicable) by it since and including January 1, 2018 under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, the “SOX Act”) (such documents, as have been amended since the time of their filing, collectively, the “TRMT SEC Documents”). No TRMT Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act. As of their respective filing dates, the TRMT SEC Documents did not (or with respect to the TRMT SEC Documents filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent such statements have been modified or superseded by later TRMT SEC Documents filed or furnished (as applicable) by TRMT prior to the date of this Agreement) and complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the SOX Act and the applicable rules and regulations of the SEC thereunder. As of the date of this Agreement, (i) there are no outstanding or unresolved comments from the SEC with respect to any TRMT SEC Document, (ii) to the Knowledge of TRMT, no TRMT SEC Document is the subject of ongoing SEC review, and (iii) to the Knowledge of TRMT, there are no internal investigations, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened with respect to TRMT.
(b)   At all applicable times, TRMT has complied in all material respects with the applicable provisions of the SOX Act and the rules and regulations thereunder, as amended from time to time, and the applicable listing and corporate governance rules of Nasdaq.
(c)   The consolidated financial statements of TRMT and the TRMT Subsidiaries included, or incorporated by reference, in the TRMT SEC Documents filed prior to the date of this Agreement, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated under the Exchange Act) and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of TRMT and the TRMT Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of TRMT and the TRMT Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later TRMT SEC Documents filed and publicly available prior to the date of this Agreement.
(d)   Neither TRMT nor any TRMT Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among TRMT or any TRMT Subsidiary, on the one hand, and any other Affiliate of TRMT or any TRMT Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act) where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, TRMT or any TRMT Subsidiary in TRMT’s or any such TRMT Subsidiary’s audited financial statements or other TRMT SEC Documents.
(e)   Neither TRMT nor any TRMT Subsidiary has outstanding (nor has arranged or modified since the enactment of the SOX Act) any “extensions of credit” (within the meaning of Section 402 of the SOX Act) to trustees, directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of TRMT or any TRMT Subsidiary. TRMT is in compliance with all applicable provisions of the SOX Act, except for any non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
(f)   TRMT has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of TRMT and the TRMT Subsidiaries are being made only in accordance with authorizations of TRMT management and the TRMT Board (or an authorized committee thereof), and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of TRMT’s and each TRMT Subsidiary’s assets that could have a material effect on TRMT’s consolidated financial statements. TRMT has disclosed, based on its most recent evaluation of such internal control over financial reporting prior to the date of this Agreement, to TRMT’s auditors and the audit committee of the TRMT Board (x) any significant deficiency and material weakness in the design or operation of TRMT’s internal control over financial reporting that is reasonably likely to adversely affect TRMT’s ability to record, process, summarize or report financial information, and (y) any fraud, whether or not material, that involves TRMT management. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in the auditing standards of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(g)   TRMT’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by TRMT in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to TRMT management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer(s) and principal financial officer of TRMT required under the Exchange Act with respect to such reports. TRMT management has completed an assessment of the effectiveness of TRMT’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable TRMT SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
Section 4.7   Absence of Certain Changes.   From December 31, 2020 through the date of this Agreement, (a) TRMT and each TRMT Subsidiary has conducted its business in all material respects in the Ordinary Course of Business, and (b) there has not been any TRMT Material Adverse Effect.
Section 4.8   No Undisclosed Liabilities.   There are no liabilities of TRMT or any TRMT Subsidiary of any nature (whether accrued, absolute, contingent or otherwise) required under GAAP to be set forth on a consolidated balance sheet of TRMT or in the notes thereto, other than: (a) liabilities reflected or reserved against as required by GAAP on TRMT’s consolidated balance sheet (including the notes thereto) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, (b) liabilities incurred in connection with or as a result of this Agreement, the Merger or the other Transactions, (c) liabilities for future performance under any contracts to which TRMT or any TRMT Subsidiary is a party or bound, or (d) liabilities incurred in the Ordinary Course of Business since December 31, 2020, except for any such liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
Section 4.9   Litigation.   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect, as of the date of this Agreement (a) there is no Action pending or, to the Knowledge of TRMT, threatened against TRMT or any TRMT Subsidiary or any trustee, director or officer thereof or assets owned thereby, and (b) neither TRMT nor any TRMT Subsidiary is subject to any outstanding Order of any Governmental Authority.
Section 4.10   Taxes.
(a)   TRMT and each TRMT Subsidiary has duly and timely filed (or has had duly and timely filed on each of their behalf) with the appropriate Governmental Authority all Tax Returns required to be filed by them, taking into account any applicable extensions of time within which to file such Tax Returns, and all such Tax Returns were true and complete. TRMT and each TRMT Subsidiary has duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provisions for, all amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return.
(b)   TRMT: (i) for each of its taxable years commencing with its taxable year ended December 31, 2017, and through and including its taxable year ended December 31, 2020 (and, if the Closing Date occurs after December 31, 2021, through and including its taxable year ending December 31, 2021) has qualified for taxation as a REIT; (ii) has been organized and has operated since the end of its most recent taxable year until the date hereof in a manner consistent with the requirements for qualification for taxation as a REIT under the Code and has not taken or omitted to take any action that could reasonably be expected to result in loss of its qualification for taxation as a REIT or a successful challenge by the IRS or any other Governmental Authority to its qualification for taxation as a REIT under the Code; and (iii) intends to continue to operate in such a manner as to qualify for taxation as a REIT under the Code for its taxable year that will end on the date of the Merger. No challenge to TRMT’s qualification for taxation as a REIT is pending or, to the Knowledge of TRMT, has been threatened.
(c)   There are no current material audits, examinations or other proceedings pending with regard to any Taxes of TRMT or the TRMT Subsidiaries. TRMT and the TRMT Subsidiaries have not received a written notice or announcement of any audits or proceedings.
(d)   Each TRMT Subsidiary and each other entity in which TRMT holds, directly or indirectly an interest (other than solely through one or more TRSs) that is a partnership, joint venture or limited liability company and that has not elected to be a TRS has been since its formation treated for United States federal income Tax purposes as a partnership or QRS, as the case may be, and not as a corporation or an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. Each TRMT Subsidiary and each other entity in which TRMT holds, directly or indirectly an interest (other than solely through one or more TRSs) that is a corporation for United States federal income Tax purposes, either (i) qualifies as a QRS, (ii) has jointly elected with TRMT to be treated as a TRS under Section 856(l)(1) of the Code effective as of the later of the date such TRMT Subsidiary or other entity was formed or the date such TRMT Subsidiary or other entity was acquired (directly or indirectly) by TRMT, (iii) is an automatic TRS under Section 856(l)(2) of the Code that has filed an IRS Form 8875 or has been listed as an automatic TRS thereon, or (iv) is a REIT.
(e)   Neither TRMT nor any TRMT Subsidiary holds, directly or indirectly, any asset the disposition of which would be subject to (or to rules similar to) Sections 337(d) or 1374 of the Code (including through application of Treasury Regulations Section 1.337(d)-7), nor has any of them disposed of any such asset during its current taxable year.
(f)   Each of TRMT and each TRMT Subsidiary has complied with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and has duly and timely withheld and, in each case, has paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(g)   There are no TRMT Tax Protection Agreements in force at the date of this Agreement, and no Person has raised in writing, or to the Knowledge of TRMT threatened to raise, a claim against TRMT or any TRMT Subsidiary for any breach of any TRMT Tax Protection Agreement or a claim that the Merger or the other Transactions will give rise to any liability or obligation to make any payment under any TRMT Tax Protection Agreement.
(h)   There are no Liens for Taxes upon any assets of TRMT or any TRMT Subsidiary except for the TRMT Permitted Liens.
(i)   There are no Tax allocation, indemnity, or sharing agreements or similar arrangements with respect to or involving TRMT or any TRMT Subsidiary, other than (i) agreements or arrangements solely by or among two or more of TRMT or any of the TRMT Subsidiaries, or (ii) customary indemnification provisions contained in credit or other commercial agreements (which agreements do not primarily relate to Taxes). After the Closing Date, neither TRMT nor any TRMT Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, other than customary provisions of commercial or credit agreements (which agreements do not primarily relate to Taxes and which were entered into in the Ordinary Course of Business).

(j)   Neither TRMT nor any TRMT Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(k)   Neither TRMT nor any TRMT Subsidiary has been (i) a “distributing corporation” or a “controlled corporation” (within the meaning of Treasury Regulations Section 1.337(d)-7(f)(2)), or (ii) a member of a “separate affiliated group” of a “distributing corporation” or a “controlled corporation” (all within the meaning of Section 355 of the Code), in each case in a distribution of shares qualifying or intended to qualify for tax-free treatment under Sections 355 or 356 of the Code (x) since December 7, 2015, or (y) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or the other Transactions.
(l)   As of December 31 of each taxable year of TRMT from and since TRMT’s taxable year ended December 31, 2017, and as of the date hereof, neither TRMT nor any TRMT Subsidiary (other than TRSs) had, or has, any current or accumulated earnings and profits attributable to TRMT or any other corporation accumulated in any non-REIT year within the meaning of Section 857 of the Code.
(m)   Since TRMT’s formation, TRMT has not incurred any liability for Taxes under Sections 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code which has not been previously paid. TRMT has not engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code or any transaction that would give rise to “redetermined rents”, “redetermined deductions”, “excess interest”, or “redetermined TRS service income” as each is described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which presents a risk that any amount of Tax described in the previous sentence will be imposed upon TRMT or any TRMT Subsidiary.
(n)   No deficiency for Taxes of TRMT or any TRMT Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of TRMT, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as required. Neither TRMT nor any TRMT Subsidiary (i) has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any Tax that has not since expired; (ii) currently is the beneficiary of any extension of time within which to file any Tax Return that remains unfiled; (iii) has in the past three (3) years received a written claim by any Governmental Authority in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to Tax by that jurisdiction, or (iv) has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(o)   Neither TRMT nor any TRMT Subsidiary will be required for Tax purposes to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date, taking into account the Merger and the other Transactions, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made or entered into on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) election under Section 108(i) of the Code.
(p)   Neither TRMT nor any TRMT Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes that is still in effect.
(q)   Neither TRMT nor any TRMT Subsidiary (i) has been a member of an affiliated group filing a consolidated United States federal income Tax Return, or (ii) has any liability for the Taxes of any Person (other than TRMT or any TRMT Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise.

(r)   To the Knowledge of TRMT, there is no fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(s)   With respect to TRMT’s taxable year ending at the Merger Effective Time, taking into account, without limitation, all distributions to be made by TRMT prior to the day of the Merger, (i) TRMT will have distributed amounts to its respective shareholders equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code, and (ii) TRMT will not be subject to Tax under Sections 857(b) or 4981 of the Code.
Section 4.11   Labor and Other Employment Matters; Employee Benefit Plans.
(a)   Neither TRMT nor any TRMT Subsidiary has any common law employees.
(b)   Except for the TRMT Equity Compensation Plan and, if approved by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders, the TRMT A&R Equity Compensation Plan, neither TRMT, nor any TRMT Subsidiary nor any ERISA Affiliate of TRMT (i) maintains, or is required to maintain, any Benefit Plans, (ii) has ever been required to maintain or sponsor any Benefit Plans, or (iii) can reasonably be expected to have any liability with respect to any Benefit Plan with respect to periods prior to the Closing, except as, individually or in the aggregate, does not have, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
Section 4.12   Information Supplied.
(a)   None of the information supplied or to be supplied in writing by or on behalf of TRMT or any TRMT Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the holders of TRMT Common Shares and the holders of the RMRM Common Shares, at the time of the TRMT Shareholder Meeting and the RMRM Shareholder Meeting, at the time the Form S-4 is declared effective by the SEC or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that TRMT is responsible for filing with the SEC in connection with this Agreement, the Merger and the other Transactions, to the extent relating to TRMT or any TRMT Subsidiary or other information supplied by or on behalf of TRMT or any TRMT Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.
(b)   Notwithstanding anything to the contrary in this Section 4.12, and for the avoidance of doubt, TRMT makes no representation or warranty with respect to statements made or incorporated, or omissions, in the Form S-4 or the Joint Proxy Statement to the extent that such statements or omissions are based upon information supplied to TRMT by or on behalf of RMRM.
Section 4.13   Intellectual Property; Security Breaches.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect, (a) TRMT, the TRMT Subsidiaries or The RMR Group LLC own or license or otherwise possess valid rights to use all TRMT Intellectual Property used in the conduct the business of TRMT and the TRMT Subsidiaries as it is currently conducted, (b) to the Knowledge of TRMT, the conduct of the business of TRMT and the TRMT Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, (c) there are no pending or, to the Knowledge of TRMT, threatened claims with respect to any of the TRMT Intellectual Property rights owned by TRMT or any TRMT Subsidiary, and (d) to the Knowledge of TRMT, no Person is currently infringing or misappropriating TRMT Intellectual Property. TRMT and the TRMT Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets used in the businesses of each of TRMT and the TRMT Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(b)   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect, to the Knowledge of TRMT, neither TRMT nor any TRMT Subsidiary has, in the two (2) year period prior to the date hereof, experienced any breach of the security of its information technology systems, or any personal or other sensitive information in its possession or under its control.
Section 4.14   TRMT Loans.
(a)   TRMT or a TRMT Subsidiary is the sole owner of each of the loans set forth in Section 4.14(a) of the TRMT Disclosure Letter (collectively, the “TRMT Loans”) and is the sole owner or beneficiary of or under any related notes (“TRMT Notes”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, appraisals, escrow documents, loan files, servicing files and all other documents evidencing or securing the TRMT Loans (collectively, the “TRMT Files”), in each case, free and clear of any Liens, except for TRMT Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(b)   Each TRMT Loan is subject only to “Permitted Exceptions” which consist of the following: (A) TRMT Permitted Liens; (B) Liens affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the TRMT Files that have been made available to RMRM; and (D) other matters which would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(c)   Each of the TRMT Loans has generally been serviced in accordance with industry accepted servicing practices, except for events that would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(d)   There is no delinquency in the payments of principal and interest required to be made under the terms of any TRMT Loan in excess of thirty (30) days beyond the applicable due date that has occurred or in any other payments required to be made under the terms of any TRMT Loan (inclusive of any applicable grace or cure period) that would reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(e)   (i) TRMT has not received any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to, and TRMT has not received any written request by any borrower for relief from any obligation under, any TRMT Loan, TRMT Note or other related agreements, (ii) there exists no uncured monetary default in excess of thirty (30) days or event of acceleration existing under any TRMT Loan or the related TRMT Note, and (iii) there exists no uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any TRMT Loan or the related TRMT Note, except, in each case, for notices, violations, breaches, defaults or events of acceleration that would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
Section 4.15   Real Property.   Neither TRMT nor any TRMT Subsidiary owns any real property or has leased or subleased any real property and does not have any obligation to pay any rent or other fees for any real property other than as and to the extent disclosed in the TRMT SEC Documents.
Section 4.16   Material Contracts.
(a)   Except for (i) this Agreement, (ii) contracts filed as exhibits to the TRMT SEC Documents filed prior to the date hereof, (iii) contracts related to the TRMT Loans, (iv) contracts entered pursuant to the TRMT Repurchase Agreement to finance the purchase price of assets or refinance TRMT’s repurchase obligations pursuant to the TRMT Repurchase Agreement, in each case in the Ordinary Course of Business, and (v) contracts that (A) will be fully performed and satisfied as of or prior to Closing, or (B) are by and among only TRMT and any wholly owned TRMT Subsidiary or among wholly owned TRMT Subsidiaries, Section 4.16(a) of the TRMT Disclosure Letter sets forth a list of each contract, oral or written, to which TRMT or any TRMT Subsidiary is a party or by which any of them or any of their assets are bound (other than TRMT Permitted Liens) which, as of the date hereof:
(i)   is required to be filed with the SEC pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K under the Securities Act;
(ii)   is required to be described pursuant to Item 404 of Regulation S-K under the Securities Act;
(iii)   obligates TRMT or any TRMT Subsidiary to make any non-contingent expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations);
(iv)   contains any material non-compete or material exclusivity provisions with respect to any line of business or geographic area with respect to TRMT or any TRMT Subsidiary, or, upon consummation of the Merger and the other Transactions, RMRM or RMRM Subsidiaries, or which materially restricts the conduct of any business conducted by TRMT or any TRMT Subsidiary or any geographic area in which TRMT or any TRMT Subsidiary may conduct business;
(v)   obligates TRMT or any TRMT Subsidiary to indemnify any past or present trustees, directors, officers, employees and agents of TRMT or any TRMT Subsidiary pursuant to which TRMT or any TRMT Subsidiary is the indemnitor, other than any TRMT Governing Documents or any TRMT Subsidiary Governing Documents;
(vi)   evidences Indebtedness of TRMT or any TRMT Subsidiary to any Person, or any guaranty thereof, in excess of $2,000,000;
(vii)   is a settlement, conciliation, or similar contract that imposes any material monetary or non-monetary obligations upon TRMT or any TRMT Subsidiary after the date of this Agreement;
(viii)   (A) requires TRMT or any TRMT Subsidiary to dispose of or acquire assets, or (B) involves any pending or contemplated merger, consolidation or similar business combination transaction;
(ix)   relates to a joint venture, partnership, strategic alliance or similar arrangement that is material to TRMT or relates to or involves a sharing of a material amount of revenues, profits, losses, costs or liabilities by TRMT or any TRMT Subsidiary with any Person;
(x)   contains restrictions on the ability of TRMT or any TRMT Subsidiary to pay dividends or other distributions (other than pursuant to any TRMT Governing Documents or any TRMT Subsidiary Governing Documents);
(xi)   is material to TRMT and is with a Governmental Authority; or
(xii)   constitutes a loan to any Person (other than a wholly owned TRMT Subsidiary) by TRMT or any TRMT Subsidiary.
(b)   Each contract in any of the categories set forth in Section 4.16(a)(i) through (xii) to which TRMT or any TRMT Subsidiary is a party or by which it is bound as of the date hereof, including any contracts filed as exhibits to the TRMT SEC Documents prior to the date hereof, is referred to herein as a “TRMT Material Contract.”
(c)   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect: (i) each TRMT Material Contract is legal, valid, binding and enforceable on TRMT and each TRMT Subsidiary that is a party thereto and, to the

Knowledge of TRMT, each other party thereto, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); (ii) TRMT and each TRMT Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each TRMT Material Contract and, to the Knowledge of TRMT, each other party thereto has performed all obligations required to be performed by it under such TRMT Material Contract prior to the date hereof; and (iii) neither TRMT nor any TRMT Subsidiary, nor, to the Knowledge of TRMT, any other party thereto, is in material breach or violation of, or default under, any TRMT Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any TRMT Material Contract. Neither TRMT nor any TRMT Subsidiary has received written notice of any violation or default under any TRMT Material Contract, except for violations or defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect. Neither TRMT nor any TRMT Subsidiary has received written notice of termination under any TRMT Material Contract, and, to the Knowledge of TRMT, no party to any TRMT Material Contract has threatened to cancel any TRMT Material Contract, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect.
Section 4.17   Insurance.   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a TRMT Material Adverse Effect: (i) all current, material insurance policies of TRMT and any TRMT Subsidiaries are in full force and effect, (ii) all premiums payable under any such insurance policy prior to the date of this Agreement have been duly paid to date, and (iii) as of the date of this Agreement, no written notice of cancellation or termination has been received by TRMT or any TRMT Subsidiary with respect to any such insurance policy.
Section 4.18   Opinion of Financial Advisor.   The TRMT Special Committee has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in such opinion, the Exchange Ratio of 0.52 of one (1) RMRM Common Share for each TRMT Common Share provided for pursuant to this Agreement is fair, from a financial point of view, to the holders of TRMT Common Shares (other than, as applicable, RMRM and its affiliates).
Section 4.19   Brokers.   Except for the fees and expenses to be paid to Citigroup Global Markets Inc., which shall be paid by TRMT, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of TRMT or any TRMT Subsidiary.
Section 4.20   Approval Required.   With respect to TRMT, the TRMT Shareholder Approval is the only vote of the holders of any class or series of shares of beneficial interest of TRMT necessary to approve the Merger and the other Transactions.
Section 4.21   Investment Company Act.   Neither TRMT nor any TRMT Subsidiary, is, or at the Merger Effective Time will be, or will be required to be, registered as an investment company under the Investment Company Act.
Section 4.22   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 5.3, the Merger and the other Transactions either (i) will not trigger any higher vote requirement under, or be prohibited by, the terms of the Takeover Statutes, or (ii) TRMT or the TRMT Board has taken all necessary steps to exempt the Merger and the other Transactions from the Takeover Statutes.
Section 4.23   No Other Representations or Warranties.   Except for the representations and warranties set forth in this ARTICLE 4 or in any closing certificate delivered by TRMT pursuant to ARTICLE 8, RMRM acknowledges that neither TRMT nor any Person acting on its behalf has made or makes any express or implied representation or warranties. RMRM acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the Merger and the other Transactions it has relied solely upon the express representations and warranties of TRMT set forth in this ARTICLE 4 and in any closing certificate delivered by TRMT pursuant to ARTICLE 8.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF RMRM
Except (a) as set forth in the disclosure letter prepared by RMRM, with numbering corresponding to the numbering of this ARTICLE 5, delivered by RMRM to TRMT prior to the execution and delivery of this Agreement (the “RMRM Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the RMRM Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent from the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced)); provided, that nothing in the RMRM Disclosure Letter is intended to broaden the scope of any representation or warranty of RMRM, and no reference to or disclosure of any item or other matter in the RMRM Disclosure Letter shall be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to in the RMRM Disclosure Letter, or (iii) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which RMRM or any RMRM Subsidiary is a party exists or has actually occurred, or (b) as disclosed in the RMRM SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2018 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of any representation or warranty set forth in this ARTICLE 5); provided, that the disclosure in such RMRM SEC Documents shall not be deemed to qualify any representation or warranty contained in Section 5.2, RMRM hereby represents and warrants to TRMT that:
Section 5.1   Organization and Qualification; Subsidiaries.
(a)   RMRM is a statutory trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. RMRM has all requisite statutory trust power and authority to own its assets and to conduct its business as it is being conducted as of the date of this Agreement. RMRM is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its assets or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect. The copies of the RMRM Governing Documents most recently filed with the RMRM SEC Documents are accurate and complete copies of such documents as in effect as of the date of this Agreement. RMRM is in compliance in all material respects with the terms of the RMRM Governing Documents.
(b)   Section 5.1(b) of the RMRM Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of the RMRM Subsidiaries, together with (i) the jurisdiction of organization or incorporation, as the case may be, of each RMRM Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by RMRM or an RMRM Subsidiary in each RMRM Subsidiary, and (iii) the classification for United States federal income Tax purposes of each RMRM Subsidiary as a REIT, a QRS, a TRS, or a partnership. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect, each RMRM Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its organization or incorporation, as the case may be, and has the requisite organizational power and authority to own its assets and to conduct its business as it is being conducted as of the date of this Agreement. Each RMRM Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the assets owned by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect, each RMRM Subsidiary is in compliance with the terms of its respective RMRM Subsidiary Governing Documents.

(c)   Neither RMRM nor any RMRM Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person, other than (i) in RMRM Subsidiaries, (ii) the RMRM Loans, and (iii) investments in short-term investment securities.
Section 5.2   Capitalization.
(a)   As of the date of this Agreement, (i) the authorized shares of beneficial interest of RMRM is unlimited, and (ii) (A) 10,202,009 RMRM Common Shares are issued and outstanding, and (B) if the RMRM Equity Compensation Plan is approved by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders, 500,000 RMRM Common Shares will be reserved for future issuance under the RMRM Equity Compensation Plan.
(b)   (i) All of the issued and outstanding RMRM Common Shares are duly authorized, validly issued, fully paid and non-assessable and no holder of any class or series of shares of beneficial interest of RMRM is entitled to preemptive rights; (ii) all RMRM Common Shares that may be issued in connection with the Merger pursuant to Section 3.1(a) shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, (iii) all RMRM Common Shares reserved for future issuance as noted in Section 5.2(a)(ii)(B), shall be, when issued in accordance with the terms and conditions of the RMRM Equity Compensation Plan, if approved by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders, and any instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; and (iv) there are no outstanding bonds, debentures, notes or other Indebtedness of RMRM or any RMRM Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of RMRM Common Shares may vote.
(c)   All equity interests in each RMRM Subsidiary that is a limited liability company are duly authorized and validly issued. RMRM owns, directly or indirectly, all of the issued and outstanding equity interests of each RMRM Subsidiary free and clear of all Liens other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as required.
(d)   There are no outstanding subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which RMRM or any RMRM Subsidiary is a party or by which any of them is bound obligating RMRM or any RMRM Subsidiary to (i) issue, deliver, transfer, sell or create, or cause to be issued, delivered, transferred, sold or created, additional shares of beneficial interest or capital stock or other equity interests, or phantom shares or other contractual rights, the value of which is determined in whole or in part by the value of any equity security of RMRM or any RMRM Subsidiary, or securities convertible into or exchangeable for such shares of beneficial interest or capital stock or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of beneficial interest or capital stock or other equity interests of RMRM or any RMRM Subsidiary.
(e)   Neither RMRM nor any RMRM Subsidiary is a party to or bound by, any agreements or understandings concerning the voting (including voting trusts and proxies) of any shares of beneficial interest or capital stock or other equity interests of RMRM or any RMRM Subsidiary.
(f)   Neither RMRM nor any RMRM Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of its securities under the Securities Act.

Section 5.3   Authority.
(a)   RMRM has the requisite statutory trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the RMRM Shareholder Approval, to consummate the Merger and the other Transactions to which RMRM is a party. Subject, with respect to the issuance of RMRM Common Shares contemplated by this Agreement, to receipt of the RMRM Shareholder Approval, and with respect to the Merger, to the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT, the execution, delivery and performance of this Agreement by RMRM and the consummation by RMRM of the Merger and the other Transactions to which RMRM is a party, have been duly and validly authorized by all necessary statutory trust action on the part of RMRM, and no other statutory trust proceedings on the part of RMRM are necessary to authorize this Agreement or the Merger or to consummate the Merger or the other Transactions to which RMRM is a party. This Agreement has been duly executed and delivered by RMRM, and assuming due authorization, execution and delivery by TRMT, constitutes a legally valid and binding obligation of RMRM, enforceable against RMRM in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Neither RMRM nor to the Knowledge of RMRM any of its “affiliates” (as defined in Section 3-601 of the MGCL) is, or at any time during the last five (5) years has been, an “interested stockholder” (as defined in Section 3-601 of the MGCL) of TRMT.
(b)   The RMRM Board, at a duly called and held meeting, has unanimously (i) duly and validly authorized the execution and delivery of this Agreement and approved, adopted and declared advisable this Agreement, the Merger, the RMRM Post-Merger Charter and the other Transactions to which RMRM is a party, (ii) directed that the issuance of RMRM Common Shares contemplated by this Agreement be submitted for consideration at the RMRM Shareholder Meeting, and (iii) resolved to recommend that the holders of the RMRM Common Shares vote in favor of approval of the issuance of RMRM Common Shares contemplated by this Agreement and to include such recommendation in the Joint Proxy Statement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.
Section 5.4   No Conflict; Required Filings and Consents.
(a)   The execution, delivery and performance of this Agreement by RMRM, and the consummation by RMRM of the Merger and the other Transactions to which it is a party, do not and will not (i) assuming receipt of the RMRM Shareholder Approval, conflict with or violate any provision of any RMRM Governing Documents, the RMRM Post-Merger Charter, or the RMRM Post-Merger Bylaws, (ii) assuming receipt of the RMRM Shareholder Approval, conflict with or violate any provision of any RMRM Subsidiary Governing Documents, (iii) assuming that all consents, approvals, authorizations and permits described in Section 5.4(b) have been obtained, all filings and notifications described in Section 5.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to RMRM or any RMRM Subsidiary or by which any asset of RMRM or any RMRM Subsidiary is bound, or (iv) except as set forth in Section 5.4(a)(iv) of the RMRM Disclosure Letter, require any notice, consent or approval under, result in any breach of any obligation or any loss of any benefit or increase in any cost or obligations of RMRM or any RMRM Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any asset of RMRM or any RMRM Subsidiary pursuant to any note, bond, debt instrument, indenture, contract, agreement, license, permit or other legally binding obligation to which RMRM or any RMRM Subsidiary is a party except, as to clauses (ii), (iii) and (iv) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.

(b)   The execution, delivery and performance of this Agreement by RMRM, and the consummation by RMRM of the Merger and the other Transactions to which it is a party, do not and will not, require any consent, approval, waiting period expiration or termination, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Joint Proxy Statement and, with respect to RMRM, the Form S-4, and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) any filings required by any state securities or “blue sky” Laws, (iii) any filings required under the rules and regulations of Nasdaq, (iv) the filing of the Articles of Merger, together with the RMRM Post-Merger Charter, with, and the acceptance of the Articles of Merger, together with the RMRM Post-Merger Charter, for record by, the Maryland SDAT, (v) such filings as may be required in connection with state and local Transfer Taxes, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
Section 5.5   Compliance with Laws; Permits.
(a)   Since January 1, 2018: (i) RMRM and each RMRM Subsidiary has complied and is in compliance with all (A) Laws (including Environmental Laws) applicable to RMRM and any RMRM Subsidiary or by which any asset of RMRM or any RMRM Subsidiary is bound, and (B) RMRM Permits, and (ii) no notice, charge or assertion has been received by RMRM or any RMRM Subsidiary or, to the Knowledge of RMRM, threatened against RMRM or any RMRM Subsidiary, alleging any non-compliance with any such Laws, except in the case of each of clauses (i) and (ii) for such instances of non-compliance that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect. Notwithstanding anything to the contrary in this Section 5.5(a), the provisions of Section 5.5(a)(i)(A) and Section 5.5(a)(ii) shall not apply to Laws addressed in Section 5.10, Section 5.11 and Section 5.13.
(b)   RMRM and each RMRM Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy necessary for RMRM and each RMRM Subsidiary to own its assets or to carry on its respective business substantially as it is being conducted as of the date hereof (“RMRM Permits”), and all such RMRM Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any such RMRM Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect. Neither RMRM nor any RMRM Subsidiary has received any written claim or notice that RMRM or any RMRM Subsidiary is currently not in compliance with the terms of any such RMRM Permits, except where the failure to be in compliance with the terms of any such RMRM Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
Section 5.6   RMRM SEC Documents and Financial Statements.
(a)   Except as set forth in Section 5.6(a) of the RMRM Disclosure Letter, RMRM has filed with or furnished to (as applicable) the SEC all forms, documents, statements, schedules, reports, registration statements, prospectuses and other documents required to be filed or furnished (as applicable) by it since and including January 1, 2018 under the Exchange Act, the Securities Act or the Investment Company Act, as applicable to RMRM from time to time (together with all certifications required pursuant to the SOX Act) (such documents, as have been amended since the time of their filing, collectively, the “RMRM SEC Documents”). No RMRM Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act. As of their respective filing dates, the RMRM SEC Documents did not (or with respect to the RMRM SEC Documents filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent such statements have been modified or superseded by later RMRM SEC Documents filed or furnished (as applicable) by RMRM prior to the date of this Agreement) and complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the SOX Act and the applicable rules and regulations of the SEC thereunder. As of the date of this Agreement, (i) there are no outstanding or unresolved comments from the SEC with respect to any RMRM SEC Document, (ii) to the Knowledge of RMRM, no RMRM SEC Document is the subject of ongoing SEC review, and (iii) to the Knowledge of RMRM, there are no internal investigations, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened with respect to RMRM.
(b)   At all applicable times, RMRM has complied in all material respects with the applicable provisions of the SOX Act and the rules and regulations thereunder, as amended from time to time, and the applicable listing and corporate governance rules of the New York Stock Exchange or Nasdaq, as applicable.
(c)   The consolidated financial statements of RMRM and the RMRM Subsidiaries included, or incorporated by reference, in the RMRM SEC Documents filed prior to the date of this Agreement, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated under the Exchange Act) and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of RMRM and the RMRM Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of RMRM and the RMRM Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later RMRM SEC Documents filed and publicly available prior to the date of this Agreement.
(d)   Neither RMRM nor any RMRM Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among RMRM or any RMRM Subsidiary, on the one hand, and any other Affiliate of RMRM or any RMRM Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act) where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, RMRM or any RMRM Subsidiary in RMRM’s or any such RMRM Subsidiary’s audited financial statements or other RMRM SEC Documents.
(e)   Neither RMRM nor any RMRM Subsidiary has outstanding (nor has arranged or modified since the enactment of the SOX Act) any “extensions of credit” (within the meaning of Section 402 of the SOX Act) to trustees, directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of RMRM or any RMRM Subsidiary. RMRM is in compliance with all applicable provisions of the SOX Act, except for any non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
(f)   RMRM has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of RMRM and the RMRM Subsidiaries are being made only in accordance with authorizations of RMRM management and the RMRM Board (or an authorized committee thereof), and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of RMRM’s and each RMRM Subsidiary’s assets that could have a material effect on RMRM’s consolidated financial statements. RMRM has disclosed, based on its most recent evaluation of such internal control over financial reporting prior to the date of this Agreement, to RMRM’s auditors and the audit committee of the RMRM Board (x) any significant deficiency and material weakness in the design or operation of RMRM’s internal control over financial reporting that is reasonably likely to adversely affect RMRM’s ability to record, process, summarize or report financial information, and (y) any fraud, whether or not material, that involves RMRM management.

(g)   RMRM’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by RMRM in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to RMRM management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer(s) and principal financial officer of RMRM required under the Exchange Act with respect to such reports. RMRM management has completed an assessment of the effectiveness of RMRM’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable RMRM SEC Document that is a report on Form N-CSR or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
Section 5.7   Absence of Certain Changes.   From December 31, 2020 through the date of this Agreement, (a) RMRM and each RMRM Subsidiary has conducted its business in all material respects in the Ordinary Course of Business, and (b) there has not been any RMRM Material Adverse Effect.
Section 5.8   No Undisclosed Liabilities.   There are no liabilities of RMRM or any RMRM Subsidiary of any nature (whether accrued, absolute, contingent or otherwise) required under GAAP to be set forth on a consolidated balance sheet of RMRM or in the notes thereto, other than: (a) liabilities reflected or reserved against as required by GAAP on RMRM’s consolidated balance sheet (including the notes thereto) included in its Form N-CSR for the fiscal year ended December 31, 2020, (b) liabilities incurred in connection with or as a result of this Agreement, the Merger or the other Transactions, (c) liabilities for future performance under any contracts to which RMRM or any RMRM Subsidiary is a party or bound, or (d) liabilities incurred in the Ordinary Course of Business since December 31, 2020, except for any such liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
Section 5.9   Litigation.   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect, as of the date of this Agreement (a) there is no Action pending or, to the Knowledge of RMRM, threatened against RMRM or any RMRM Subsidiary or any trustee, director or officer thereof or assets owned thereby, and (b) neither RMRM nor any RMRM Subsidiary is subject to any outstanding Order of any Governmental Authority.
Section 5.10   Taxes.
(a)   RMRM and each RMRM Subsidiary has duly and timely filed (or has had duly and timely filed on each of their behalf) with the appropriate Governmental Authority all Tax Returns required to be filed by them, taking into account any applicable extensions of time within which to file such Tax Returns, and all such Tax Returns were true and complete. RMRM and each RMRM Subsidiary has duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provisions for, all amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return.
(b)   Giving effect to its election to be taxed as a REIT that will be made on its U.S. federal income tax return for its 2020 taxable year, RMRM: (i) for its taxable year ended December 31, 2020 (and, if the Closing Date occurs after December 31, 2021, its taxable year ending December 31, 2021) has qualified for taxation as a REIT; (ii) has been organized and has operated since the end of its most recent taxable year until the date hereof in a manner consistent with the requirements for qualification for taxation as a REIT under the Code and has not taken or omitted to take any action that could reasonably be expected to result in loss of its qualification for taxation as a REIT or a successful challenge by the IRS or any other Governmental Authority to its qualification for taxation as a REIT under the Code; and (iii) intends to continue to operate in such a manner as to qualify for taxation as a REIT under the Code through and after the Merger Effective Time. No challenge to RMRM’s qualification for taxation as a REIT is pending or, to the Knowledge of RMRM, has been threatened.
(c)   There are no current material audits, examinations or other proceedings pending with regard to any Taxes of RMRM or the RMRM Subsidiaries. RMRM and the RMRM Subsidiaries have not received a written notice or announcement of any audits or proceedings.

(d)   Each RMRM Subsidiary and each other entity in which RMRM holds, directly or indirectly an interest (other than solely through one or more TRSs) that is a partnership, joint venture or limited liability company and that has not elected to be a TRS has been since its formation treated for United States federal income Tax purposes as a partnership or QRS, as the case may be, and not as a corporation or an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. Each RMRM Subsidiary and each other entity in which RMRM holds, directly or indirectly an interest (other than solely through one or more TRSs) that is a corporation for United States federal income Tax purposes, either (i) qualifies as a QRS, (ii) has jointly elected with RMRM to be treated as a TRS under Section 856(l)(1) of the Code effective as of the later of the date such RMRM Subsidiary or other entity was formed or the date such RMRM Subsidiary or other entity was acquired (directly or indirectly) by RMRM, (iii) is an automatic TRS under Section 856(l)(2) of the Code that has filed an IRS Form 8875 or has been listed as an automatic TRS thereon, or (iv) is a REIT.
(e)   Neither RMRM nor any RMRM Subsidiary holds, directly or indirectly, any asset the disposition of which would be subject to (or to rules similar to) Sections 337(d) or 1374 of the Code (including through application of Treasury Regulations Section 1.337(d)-7), nor has any of them disposed of any such asset during its current taxable year.
(f)   Each of RMRM and each RMRM Subsidiary has complied with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and has duly and timely withheld and, in each case, has paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(g)   There are no RMRM Tax Protection Agreements in force at the date of this Agreement, and no Person has raised in writing, or to the Knowledge of RMRM threatened to raise, a claim against RMRM or any RMRM Subsidiary for any breach of any RMRM Tax Protection Agreement or a claim that the Merger or the other Transactions will give rise to any liability or obligation to make any payment under any RMRM Tax Protection Agreement.
(h)   There are no Liens for Taxes upon any assets of RMRM or any RMRM Subsidiary except for the RMRM Permitted Liens.
(i)   There are no Tax allocation, indemnity, or sharing agreements or similar arrangements with respect to or involving RMRM or any RMRM Subsidiary, other than (i) agreements or arrangements solely by or among two or more of RMRM or any of the RMRM Subsidiaries, or (ii) customary indemnification provisions contained in credit or other commercial agreements (which agreements do not primarily relate to Taxes). After the Closing Date, neither RMRM nor any RMRM Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, other than customary provisions of commercial or credit agreements (which agreements do not primarily relate to Taxes and which were entered into in the Ordinary Course of Business).
(j)   Neither RMRM nor any RMRM Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(k)   Neither RMRM nor any RMRM Subsidiary has been (i) a “distributing corporation” or a “controlled corporation” (within the meaning of Treasury Regulations Section 1.337(d)-7(f)(2)), or (ii) a member of a “separate affiliated group” of a “distributing corporation” or a “controlled corporation” (all within the meaning of Section 355 of the Code), in each case in a distribution of shares qualifying or intended to qualify for tax-free treatment under Sections 355 or 356 of the Code (x) since December 7, 2015, or (y) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or the other Transactions.
(l)   As of December 31 of each taxable year of RMRM from and since RMRM’s taxable year ended December 31, 2020, and as of the date hereof, neither RMRM nor any RMRM Subsidiary

(other than TRSs) had, or has, any current or accumulated earnings and profits attributable to RMRM or any other corporation accumulated in any non-REIT year within the meaning of Section 857 of the Code.
(m)   Since RMRM’s formation, RMRM has not incurred any liability for Taxes under Sections 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code which has not been previously paid. RMRM has not engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code or any transaction that would give rise to “redetermined rents”, “redetermined deductions”, “excess interest”, or “redetermined TRS service income” as each is described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which presents a risk that any amount of Tax described in the previous sentence will be imposed upon RMRM or any RMRM Subsidiary.
(n)   No deficiency for Taxes of RMRM or any RMRM Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of RMRM, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as required. Neither RMRM nor any RMRM Subsidiary (i) has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any Tax that has not since expired; (ii) currently is the beneficiary of any extension of time within which to file any Tax Return that remains unfiled; (iii) has in the past three (3) years received a written claim by any Governmental Authority in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to Tax by that jurisdiction, or (iv) has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(o)   Neither RMRM nor any RMRM Subsidiary will be required for Tax purposes to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date, taking into account the Merger and the other Transactions, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made or entered into on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) election under Section 108(i) of the Code.
(p)   Neither RMRM nor any RMRM Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes that is still in effect.
(q)   Neither RMRM nor any RMRM Subsidiary (i) has been a member of an affiliated group filing a consolidated United States federal income Tax Return, or (ii) has any liability for the Taxes of any Person (other than RMRM or any RMRM Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise.
(r)   To the Knowledge of RMRM, there is no fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 5.11   Labor and Other Employment Matters; Employee Benefit Plans.
(a)   Neither RMRM nor any RMRM Subsidiary has any common law employees.
(b)   Except for, if approved by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders, the RMRM Equity Compensation Plan, neither RMRM, nor any RMRM Subsidiary nor any ERISA Affiliate of RMRM, (i) maintains, or is required to maintain, any Benefit Plans, (ii) has ever been required to maintain or sponsor any Benefit Plans, or (iii) can reasonably be expected to have any liability with respect to any Benefit Plan with respect to periods prior to the Closing, except as, individually or in the aggregate, does not have, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
Section 5.12   Information Supplied.
(a)   None of the information supplied or to be supplied in writing by or on behalf of RMRM or any RMRM Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the holders of TRMT Common Shares and the holders of the RMRM Common Shares, at the time of the TRMT Shareholder Meeting and the RMRM Shareholder Meeting, at the time the Form S-4 is declared effective by the SEC or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that RMRM is responsible for filing with the SEC in connection with this Agreement, the Merger and the other Transactions, to the extent relating to RMRM or any RMRM Subsidiary or other information supplied by or on behalf of RMRM or any RMRM Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.
(b)   Notwithstanding anything to the contrary in this Section 5.12, and for the avoidance of doubt, RMRM makes no representation or warranty with respect to statements made or incorporated, or omissions, in the Form S-4 or the Joint Proxy Statement to the extent that such statements or omissions are based upon information supplied to RMRM by or on behalf of TRMT.
Section 5.13   Intellectual Property; Security Breaches.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect, (a) RMRM, the RMRM Subsidiaries or The RMR Group LLC own or license or otherwise possess valid rights to use all RMRM Intellectual Property used in the conduct the business of RMRM and the RMRM Subsidiaries as it is currently conducted, (b) to the Knowledge of RMRM, the conduct of the business of RMRM and the RMRM Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, (c) there are no pending or, to the Knowledge of RMRM, threatened claims with respect to any of the RMRM Intellectual Property rights owned by RMRM or any RMRM Subsidiary, and (d) to the Knowledge of RMRM, no Person is currently infringing or misappropriating RMRM Intellectual Property. RMRM and the RMRM Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets used in the businesses of each of RMRM and the RMRM Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(b)   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect, to the Knowledge of RMRM, neither RMRM nor any RMRM Subsidiary has, in the two (2) year period prior to the date hereof, experienced any breach of the security of its information technology systems, or any personal or other sensitive information in its possession or under its control.
Section 5.14   RMRM Loans.
(a)   RMRM or an RMRM Subsidiary is the sole owner of each of the loans set forth in Section 5.14(a) of the RMRM Disclosure Letter (collectively, the “RMRM Loans”) and is the sole owner or beneficiary of or under any related notes (“RMRM Notes”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, appraisals, escrow documents, loan files, servicing files and all other documents evidencing or securing the RMRM Loans (collectively, the

“RMRM Files”), in each case, free and clear of any Liens, except for RMRM Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(b)   Each RMRM Loan is subject only to “Permitted Exceptions” which consist of the following: (A) RMRM Permitted Liens; (B) Liens affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the RMRM Files that have been made available to TRMT; and (D) other matters which would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(c)   Each of the RMRM Loans has generally been serviced in accordance with industry accepted servicing practices, except for events that would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(d)   There is no delinquency in the payments of principal and interest required to be made under the terms of any RMRM Loan in excess of thirty (30) days beyond the applicable due date that has occurred or in any other payments required to be made under the terms of any RMRM Loan (inclusive of any applicable grace or cure period) that would reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(e)   (i) RMRM has not received any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to, and RMRM has not received any written request by any borrower for relief from any obligation under, any RMRM Loan, RMRM Note or other related agreements, (ii) there exists no uncured monetary default in excess of thirty (30) days or event of acceleration existing under any RMRM Loan or the related RMRM Note, and (iii) there exists no uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any RMRM Loan or the related RMRM Note, except, in each case, for notices, violations, breaches, defaults or events of acceleration that would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
Section 5.15   Real Property.   Neither RMRM nor any RMRM Subsidiary owns any real property or has leased or subleased any real property and does not have any obligation to pay any rent or other fees for any real property other than as and to the extent disclosed in the RMRM SEC Documents.
Section 5.16   Material Contracts.
(a)   Except for (i) this Agreement, (ii) contracts filed as exhibits to the RMRM SEC Documents filed prior to the date hereof, (iii) contracts related to the RMRM Loans, (iv) contracts entered pursuant to the RMRM Repurchase Agreement to finance the purchase price of assets or refinance RMRM’s repurchase obligations pursuant to the RMRM Repurchase Agreement, in each case in the Ordinary Course of Business, and (v) contracts that (A) will be fully performed and satisfied as of or prior to Closing, or (B) are by and among only RMRM and any wholly owned RMRM Subsidiary or among wholly owned RMRM Subsidiaries, Section 5.16(a) of the RMRM Disclosure Letter sets forth a list of each contract, oral or written, to which RMRM or any RMRM Subsidiary is a party or by which any of them or any of their assets are bound (other than RMRM Permitted Liens) which, as of the date hereof:
(i)   is required to be filed with the SEC pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K under the Securities Act;
(ii)   is required to be described pursuant to Item 404 of Regulation S-K under the Securities Act;
(iii)   obligates RMRM or any RMRM Subsidiary to make any non-contingent expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations);

(iv)   contains any material non-compete or material exclusivity provisions with respect to any line of business or geographic area with respect to RMRM or any RMRM Subsidiary, or, upon consummation of the Merger and the other Transactions, TRMT or TRMT Subsidiaries, or which materially restricts the conduct of any business conducted by RMRM or any RMRM Subsidiary or any geographic area in which RMRM or any RMRM Subsidiary may conduct business;
(v)   obligates RMRM or any RMRM Subsidiary to indemnify any past or present trustees, directors, officers, employees and agents of RMRM or any RMRM Subsidiary pursuant to which RMRM or any RMRM Subsidiary is the indemnitor, other than any RMRM Governing Documents or any RMRM Subsidiary Governing Documents;
(vi)   evidences Indebtedness of RMRM or any RMRM Subsidiary to any Person, or any guaranty thereof, in excess of $2,000,000;
(vii)   is a settlement, conciliation, or similar contract that imposes any material monetary or non-monetary obligations upon RMRM or any RMRM Subsidiary after the date of this Agreement;
(viii)   (A) requires RMRM or any RMRM Subsidiary to dispose of or acquire assets, or (B) involves any pending or contemplated merger, consolidation or similar business combination transaction;
(ix)   relates to a joint venture, partnership, strategic alliance or similar arrangement that is material to RMRM or relates to or involves a sharing of a material amount of revenues, profits, losses, costs or liabilities by RMRM or any RMRM Subsidiary with any Person;
(x)   contains restrictions on the ability of RMRM or any RMRM Subsidiary to pay dividends or other distributions (other than pursuant to any RMRM Governing Documents or any RMRM Subsidiary Governing Documents);
(xi)   is material to RMRM and is with a Governmental Authority; or
(xii)   constitutes a loan to any Person (other than a wholly owned RMRM Subsidiary) by RMRM or any RMRM Subsidiary.
(b)   Each contract in any of the categories set forth in Section 5.16(a)(i) through (xii) to which RMRM or any RMRM Subsidiary is a party or by which it is bound as of the date hereof, including any contracts filed as exhibits to the RMRM SEC Documents prior to the date hereof, is referred to herein as a “RMRM Material Contract.”
(c)   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect: (i) each RMRM Material Contract is legal, valid, binding and enforceable on RMRM and each RMRM Subsidiary that is a party thereto and, to the Knowledge of RMRM, each other party thereto, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); (ii) RMRM and each RMRM Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each RMRM Material Contract and, to the Knowledge of RMRM, each other party thereto has performed all obligations required to be performed by it under such RMRM Material Contract prior to the date hereof; and (iii) neither RMRM nor any RMRM Subsidiary, nor, to the Knowledge of RMRM, any other party thereto, is in material breach or violation of, or default under, any RMRM Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any RMRM Material Contract. Neither RMRM nor any RMRM Subsidiary has received written notice of any violation or default under any RMRM Material Contract, except for violations or defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect. Neither RMRM nor any RMRM Subsidiary has received written notice of termination under any RMRM Material Contract, and, to the Knowledge of RMRM, no party to any RMRM Material Contract has threatened to cancel any RMRM Material Contract, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect.
Section 5.17   Insurance.   Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, an RMRM Material Adverse Effect: (i) all current, material insurance policies of RMRM and any RMRM Subsidiaries are in full force and effect, (ii) all premiums payable under any such insurance policy prior to the date of this Agreement have been duly paid to date, and (iii) as of the date of this Agreement, no written notice of cancellation or termination has been received by RMRM or any RMRM Subsidiary with respect to any such insurance policy.
Section 5.18   Opinion of Financial Advisor.   The RMRM Special Committee has received the written opinion of UBS Securities LLC (or an oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to RMRM.
Section 5.19   Brokers.   Except for the fees and expenses to be paid to UBS Securities LLC, which shall be paid by RMRM, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of RMRM or any RMRM Subsidiary.
Section 5.20   Approval Required.   With respect to RMRM, the RMRM Shareholder Approval is the only vote of the holders of any class or series of shares of beneficial interest of RMRM necessary to approve the issuance of RMRM Common Shares in the Merger as contemplated by this Agreement.
Section 5.21   Investment Company Act.   Neither RMRM nor any RMRM Subsidiary, is, or at the Merger Effective Time will be, or will be required to be, registered as an investment company under the Investment Company Act.
Section 5.22   Takeover Statutes.   The Merger and the other Transactions either (i) will not trigger any higher vote requirement under, or be prohibited by, the terms of the Takeover Statutes, or (ii) RMRM or the RMRM Board has taken all necessary steps to exempt the Merger and the other Transactions from the Takeover Statutes.
Section 5.23   No Other Representations or Warranties.   Except for the representations and warranties set forth in this ARTICLE 5 or in any closing certificate delivered by RMRM pursuant to ARTICLE 8, TRMT acknowledges that neither RMRM nor any Person acting on its behalf has made or makes any express or implied representation or warranties. TRMT acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the Merger and the other Transactions it has relied solely upon the express representations and warranties of RMRM set forth in this ARTICLE 5 and in any closing certificate delivered by RMRM pursuant to ARTICLE 8.
ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1   Conduct of Business by TRMT Pending the Closing.
(a)   TRMT agrees that between the date of this Agreement and the Merger Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) as expressly contemplated or permitted by this Agreement, including Section 7.3, (ii) as may be required by Law, or (iii) as consented to in writing by RMRM (which consent shall not be unreasonably withheld, delayed or conditioned), TRMT (A) shall, and shall cause each of the TRMT Subsidiaries to, conduct its business in all material respects in the Ordinary Course of Business, and (B) agrees that during the Interim Period TRMT shall not, and shall not permit any TRMT Subsidiary to:
(i)   amend or propose to amend the TRMT Governing Documents or any TRMT Subsidiary Governing Documents (including by merger, consolidation or otherwise) or (A) grant any exception pursuant to Section 7.2(e)(i) of the TRMT Charter, or (B) establish or increase an “Excepted Holder Limit” for any “Excepted Holder”, as such terms are defined in Section 7.1 of the TRMT Charter;
(ii)   split, combine, subdivide, consolidate or reclassify any TRMT Common Shares, capital stock or other equity interests of TRMT;
(iii)   declare, set aside for payment or pay any dividend on or make any other actual, constructive or deemed distribution (whether in cash, shares, property or otherwise) with respect to any shares of beneficial interest, capital stock or other equity interests of TRMT or any TRMT Subsidiary or otherwise make any payment to its or their shareholders or other equityholders in their capacity as such, other than (A) the declaration and payment of cash dividends or other distributions for the period up to the Closing Date at a rate not to exceed an annual rate of $0.40 per TRMT Common Share (including, to the extent TRMT has given RMRM at least three (3) Business Days’ prior written notice of its intent to declare such a prorated dividend or other distribution, any prorated amount from the date of the payment of the last such regular dividend or distribution through the Closing Date), or (B) the declaration and payment of dividends or other distributions to TRMT or a direct or indirect wholly owned TRMT Subsidiary by any direct or indirect wholly owned TRMT Subsidiary; provided, however, that, notwithstanding the restrictions on dividends and other distributions in this Agreement, including this Section 6.1(a)(iii), TRMT may, with RMRM’s consent (which consent shall not be unreasonably conditioned, withheld or delayed), make any applicable TRMT Special Distribution, it being understood that RMRM may condition its consent upon an appropriate reduction of the Exchange Ratio to be agreed upon by the Parties;
(iv)   redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of beneficial interest, capital stock or other equity interests of TRMT or any TRMT Subsidiary, except (A) with respect to the repurchase or retention of TRMT Common Shares to satisfy withholding Tax obligations with respect to awards granted pursuant to the TRMT Equity Compensation Plan or, if approved by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders, the TRMT A&R Equity Compensation Plan, or (B) in accordance with Article VII of the TRMT Charter;
(v)   issue, sell, pledge, dispose, encumber or grant, or authorize or propose the issuance, sale, pledge, disposition, encumbrance or grant of, any shares of beneficial interest, capital stock or other equity interests of TRMT or any TRMT Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any of the foregoing, except for (A) issuances by a wholly owned, directly or indirectly, TRMT Subsidiary to TRMT or another existing wholly owned, directly or indirectly, TRMT Subsidiary, or (B) issuances of TRMT Common Shares pursuant to the TRMT Equity Compensation Plan or, if approved by the holders of TRMT Common Shares at the TRMT 2021 annual meeting of shareholders, the TRMT A&R Equity Compensation Plan, in the Ordinary Course of Business;
(vi)   acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, trust, other business organization or any division or material amount of assets thereof, except acquisitions by TRMT or any wholly owned TRMT Subsidiary of or from an existing wholly owned TRMT Subsidiary;
(vii)   sell, pledge, assign, transfer, lease, license, dispose of or encumber, or agree to do any of the foregoing, with respect to, any property or assets, except (A) for sales of real property in connection with the foreclosure of any TRMT Loan, (B) pursuant to the TRMT Repurchase Agreement in the Ordinary Course of Business, or (C) for TRMT Permitted Liens;
(viii)   incur, create or assume any Indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person in excess of $2,000,000 in the aggregate (other than a wholly owned TRMT Subsidiary), except (A) pursuant to the TRMT Repurchase Agreement in the Ordinary Course of Business, (B) to refinance at maturity or in connection with the Transactions any existing Indebtedness of TRMT or the TRMT Subsidiaries to the extent that the aggregate principal amount of such Indebtedness is not increased as a result thereof, or (C) loans or advances by TRMT or a direct or indirect wholly owned TRMT Subsidiary to a direct or indirect wholly owned TRMT Subsidiary, and, in each case, to the extent the terms of such Indebtedness do not, in TRMT’s reasonable judgment at the time of such incurrence, have a TRMT Material Adverse Effect;
(ix)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements to any such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, except (A) for loans made in the Ordinary Course of Business and TRMT’s investment strategies, and (B) by TRMT or a wholly owned TRMT Subsidiary to or for the benefit of TRMT or a wholly owned TRMT Subsidiary;
(x)   enter into, renew, modify, amend or terminate in a manner adverse to TRMT or any TRMT Subsidiary, or waive, release, compromise or assign any rights or claims under, any TRMT Material Contract (or any contract that, if existing as of the date hereof, would be a TRMT Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing TRMT Material Contract, or (B) as may be reasonably necessary to comply with the terms of this Agreement or as required or necessitated by this Agreement, the Merger or the other Transactions;
(xi)   waive, release or assign any material rights or claims or make any payment, direct or indirect, of any liability of TRMT or any TRMT Subsidiary in an amount in excess of $2,000,000 before it is due in accordance with its terms;
(xii)   settle or compromise, or offer or propose to settle, (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against TRMT or any of the TRMT Subsidiaries involving an amount paid in settlement in excess of, $1,000,000 individually or $2,000,000 in the aggregate or which would include any material non-monetary relief, and (B) any material legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of TRMT Common Shares, other than in accordance with Section 7.7;
(xiii)   make any material change to its methods of accounting in effect at December 31, 2020, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any material change, other than in the Ordinary Course of Business or as previously disclosed in the TRMT SEC Documents, with respect to accounting policies, unless required by GAAP (or any interpretation thereof) or the SEC;
(xiv)   enter into any new line of business;
(xv)   subject to Section 6.1(a)(iii), knowingly take any action, or knowingly fail to take any action, which action or failure would reasonably be expected to cause (A) TRMT to fail to qualify for taxation as a REIT, or (B) any TRMT Subsidiary (1) to cease to be treated as any of a partnership, a QRS, a REIT or a TRS under the applicable provisions of the Code, as the case may be, or (2) that is not treated as a TRS at the date hereof to be so treated; provided, however, if an action described in clause (A) or (B) is required by Law or is necessary to preserve TRMT’s qualification for taxation as a REIT under the Code, TRMT shall (1) promptly notify RMRM, (2) make reasonable effort to permit RMRM to review and comment on such action, and (3) take such action;
(xvi)   (A) make or rescind any material election relating to Taxes, (B) file an amendment to any material Tax Return, or (C) settle or compromise any material federal, state, local or foreign Tax liability, or waive or extend the statute of limitations in respect of such material Taxes; provided, however, if an action described in clause (A), (B) or (C) is required by Law or is necessary to preserve TRMT’s qualification for taxation as a REIT under the Code, TRMT shall (1) promptly notify RMRM, (2) make reasonable effort to permit RMRM to review and comment on such action, and (3) take such action;
(xvii)   authorize or adopt, or publicly propose, a plan of merger, complete or partial liquidation, consolidation, recapitalization or bankruptcy reorganization, except (A) as permitted pursuant to Section 7.3, or (B) with respect to any TRMT Subsidiary in the Ordinary Course of Business and in a manner that would not reasonably be expected to have a TRMT Material Adverse Effect;
(xviii)   amend or modify the compensation payable by TRMT to Citigroup Global Markets Inc. in connection with the Merger or the other Transactions in a manner materially adverse to TRMT or any TRMT Subsidiary; or
(xix)   authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 6.1(a)(iii), Section 6.1(a)(xv) and Section 6.1(a)(xvi), nothing in this Agreement shall prohibit TRMT from taking any action, at any time or from time to time, that in the reasonable judgment of the TRMT Board, upon advice of counsel to TRMT, is reasonably necessary for TRMT to qualify or remain qualified for taxation as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time or to eliminate or reduce entity level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code (and similar provisions of state or local Tax Law) for any period or portion thereof ending on or prior to the Closing Date.
(b)   TRMT shall (i) use reasonable best efforts to obtain the opinions of counsel referred to in Section 8.2(e) and Section 8.3(f), (ii) deliver to Sullivan & Worcester LLP and Skadden, Arps, Slate, Meagher & Flom LLP an officer’s certificate in a form substantially similar to Exhibit F, dated as of the Closing Date and signed by an officer of TRMT, (a “TRMT Tax Representation Letter”), and (iii) deliver to TRMT REIT Tax Counsel and Skadden, Arps, Slate, Meagher & Flom LLP an officer’s certificate in a form substantially similar to other officer’s certificates pertaining to REIT tax compliance delivered by TRMT to TRMT REIT Tax Counsel from time to time, dated as of the Closing Date and signed by an officer of TRMT, containing representations of TRMT as shall be reasonably necessary or appropriate to enable TRMT REIT Tax Counsel to render the opinion described in Section 8.2(e) on the Closing Date.
Section 6.2   Conduct of Business by RMRM Pending the Closing.
(a)   RMRM agrees that during the Interim Period, except (i) as expressly contemplated or permitted by this Agreement, including Section 7.3, (ii) as may be required by Law, or (iii) as consented to in writing by TRMT (which consent shall not be unreasonably withheld, delayed or conditioned), RMRM (A) shall, and shall cause each of the RMRM Subsidiaries to, conduct its business in all material respects in the Ordinary Course of Business, and (B) agrees that during the Interim Period RMRM shall not, and shall not permit any RMRM Subsidiary to:
(i)   other than the RMRM Post-Merger Charter and the RMRM Post-Merger Bylaws that will be adopted in connection with the Merger, amend or propose to amend the RMRM Governing Documents or any RMRM Subsidiary Governing Documents (including by merger, consolidation or otherwise) or (A) grant any exception pursuant to Section 5.2.6(a) of the RMRM Charter, or (B) establish or increase an “Excepted Holder Limit” for any “Excepted Holder”, as such terms are defined in Section 5.1 of the RMRM Charter;
(ii)   split, combine, subdivide, consolidate or reclassify any RMRM Common Shares, capital stock or other equity interests of RMRM;
(iii)   declare, set aside for payment or pay any dividend on or make any other actual, constructive or deemed distribution (whether in cash, shares, property or otherwise) with respect to any shares of beneficial interest, capital stock or other equity interests of RMRM or any RMRM

Subsidiary or otherwise make any payment to its or their shareholders or other equityholders in their capacity as such, other than (A) the declaration and payment of cash dividends or other distributions for the period up to the Closing Date at a rate not to exceed an annual rate of $0.60 per RMRM Common Share (including, to the extent RMRM has given TRMT at least three (3) Business Days’ prior written notice of its intent to declare such a prorated dividend or other distribution, any prorated amount from the date of the payment of the last such regular dividend or distribution through the Closing Date), or (B) the declaration and payment of dividends or other distributions to RMRM or a direct or indirect wholly owned RMRM Subsidiary by any direct or indirect wholly owned RMRM Subsidiary; provided, however, that, notwithstanding the restrictions on dividends and other distributions in this Agreement, including this Section 6.2(a)(iii), RMRM may, with TRMT’s consent (which consent shall not be unreasonably conditioned, withheld or delayed), make any applicable RMRM Special Distribution, it being understood that TRMT may condition its consent upon an appropriate increase of the Exchange Ratio to be agreed upon by the Parties;
(iv)   redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of beneficial interest, capital stock or other equity interests of RMRM or any RMRM Subsidiary, except (A) with respect to the repurchase or retention of RMRM Common Shares to satisfy withholding Tax obligations with respect to awards granted pursuant to the RMRM Equity Compensation Plan, if approved by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders, or (B) in accordance with Article V of the RMRM Charter;
(v)   issue, sell, pledge, dispose, encumber or grant, or authorize or propose the issuance, sale, pledge, disposition, encumbrance or grant of, any shares of beneficial interest, capital stock or other equity interests of the RMRM or any RMRM Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any of the foregoing, except for (A) issuances by a wholly owned, directly or indirectly, RMRM Subsidiary to RMRM or another existing wholly owned, directly or indirectly, RMRM Subsidiary, or (B) issuances of RMRM Common Shares pursuant to the RMRM Equity Compensation Plan, if approved by the holders of RMRM Common Shares at the RMRM 2021 annual meeting of shareholders, in the Ordinary Course of Business with respect to other REITs managed by TRA;
(vi)   acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, trust, other business organization or any division or material amount of assets thereof, except acquisitions by RMRM or any wholly owned RMRM Subsidiary of or from an existing wholly owned RMRM Subsidiary;
(vii)   sell, pledge, assign, transfer, lease, license, dispose of or encumber, or agree to do any of the foregoing, with respect to, any property or assets, except (A) for sales of real property in connection with the foreclosure of any RMRM Loan, (B) pursuant to the RMRM Repurchase Agreement in the Ordinary Course of Business, or (C) RMRM Permitted Liens;
(viii)   incur, create or assume any Indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person in excess of $2,000,000 in the aggregate (other than a wholly owned RMRM Subsidiary), except (A) pursuant to the RMRM Repurchase Agreement in the Ordinary Course of Business, (B) to refinance at maturity or in connection with the Transactions any existing Indebtedness of RMRM or the RMRM Subsidiaries to the extent that the aggregate principal amount of such Indebtedness is not increased as a result thereof, or (C) loans or advances by RMRM or a direct or indirect wholly owned RMRM Subsidiary to a direct or indirect wholly owned RMRM Subsidiary, and, in each case, to the extent the terms of such Indebtedness do not, in RMRM’s reasonable judgment at the time of such incurrence, have an RMRM Material Adverse Effect;
(ix)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements to any such Persons, or enter into any

“keep well” or similar agreement to maintain the financial condition of another entity, other than in the Ordinary Course of Business, except by RMRM or a wholly owned RMRM Subsidiary to or for the benefit of RMRM or a wholly owned RMRM Subsidiary;
(x)   enter into, renew, modify, amend or terminate in a manner adverse to RMRM or any RMRM Subsidiary, or waive, release, compromise or assign any rights or claims under, any RMRM Material Contract (or any contract that, if existing as of the date hereof, would be an RMRM Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing RMRM Material Contract, or (B) as may be reasonably necessary to comply with the terms of this Agreement or as required or necessitated by this Agreement, the Merger or the other Transactions;
(xi)   waive, release or assign any material rights or claims or make any payment, direct or indirect, of any liability of RMRM or any RMRM Subsidiary in an amount in excess of $2,000,000 before it is due in accordance with its terms;
(xii)   settle or compromise, or offer or propose to settle, (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against RMRM or any of the RMRM Subsidiaries involving an amount paid in settlement in excess of $1,000,000 individually or $2,000,000 in the aggregate or which would include any material non-monetary relief, and (B) any material legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of RMRM Common Shares, other than in accordance with Section 7.7;
(xiii)   make any material change to its methods of accounting in effect at January 5, 2021, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any material change, other than in the Ordinary Course of Business or as previously disclosed in the RMRM SEC Documents, with respect to accounting policies, unless required by GAAP (or any interpretation thereof) or the SEC;
(xiv)   enter into any new line of business;
(xv)   subject to Section 6.2(a)(iii), knowingly take any action, or knowingly fail to take any action, which action or failure would reasonably be expected to cause (A) RMRM to fail to qualify for taxation as a REIT, or (B) any RMRM Subsidiary (1) to cease to be treated as any of a partnership, a QRS, a REIT or a TRS under the applicable provisions of the Code, as the case may be, or (2) that is not treated as a TRS at the date hereof to be so treated; provided, however, if an action described in clause (A) or (B) is required by Law or is necessary to preserve RMRM’s qualification for taxation as a REIT under the Code, RMRM shall (1) promptly notify TRMT, (2) make reasonable effort to permit TRMT to review and comment on such action, and (3) take such action;
(xvi)   (A) make or rescind any material election relating to Taxes, excluding the election of RMRM to be taxed as a REIT effective for its tax year ended December 31, 2020, (B) file an amendment to any material Tax Return, or (C) settle or compromise any material federal, state, local or foreign Tax liability, or waive or extend the statute of limitations in respect of such material Taxes; provided, however, if an action described in clause (A), (B) or (C) is required by Law or is necessary to preserve RMRM’s qualification for taxation as a REIT under the Code, RMRM shall (1) promptly notify TRMT, (2) make reasonable effort to permit TRMT to review and comment on such action, and (3) take such action;
(xvii)   authorize or adopt, or publicly propose, a plan of merger, complete or partial liquidation, consolidation, recapitalization or bankruptcy reorganization, except (A) as permitted pursuant to Section 7.3, or (B) with respect to (1) any RMRM pending acquisition permitted pursuant to Section 6.2(a)(vi), or (2) any RMRM Subsidiary in the Ordinary Course of Business and in a manner that would not reasonably be expected to have an RMRM Material Adverse Effect;
(xviii)   amend or modify the compensation payable by RMRM to UBS Securities LLC in connection with the Merger or the other Transactions in a manner materially adverse to RMRM or any RMRM Subsidiary; or

(xix)   authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 6.2(a)(iii), Section 6.2(a)(xv) and Section 6.2(a)(xvi), nothing in this Agreement shall prohibit RMRM from taking any action, at any time or from time to time, that in the reasonable judgment of the RMRM Board, upon advice of counsel to RMRM, is reasonably necessary for RMRM to qualify or remain qualified for taxation as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time or to eliminate or reduce entity level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code (and similar provisions of state or local Tax Law) for any period or portion thereof ending on or prior to the Closing Date.
(b)   RMRM shall (i) use reasonable best efforts to obtain the opinions of counsel referred to in Section 8.3(e) and Section 8.2(f), (ii) deliver to Sullivan & Worcester LLP and Skadden, Arps, Slate, Meagher & Flom LLP an officer’s certificate in a form substantially similar to Exhibit G, dated as of the Closing Date and signed by an officer of RMRM, (a “RMRM Tax Representation Letter”), and (iii) deliver to RMRM REIT Tax Counsel and Skadden, Arps, Slate, Meagher & Flom LLP an officer’s certificate, dated as of the Closing Date and signed by an officer of RMRM, containing representations of RMRM as shall be reasonably necessary or appropriate to enable RMRM REIT Tax Counsel to render the opinion described in Section 8.3(e) on the Closing Date.
Section 6.3   Other Actions.   Each Party agrees that, during the Interim Period, except as contemplated or permitted by this Agreement, including as permitted by Section 7.3, such Party shall not, directly or indirectly, without the prior written consent of the other Party, take or cause to be taken any action that would reasonably be expected to materially prevent or delay consummation of the Merger or the other Transactions, or enter into any agreement to or otherwise make a commitment, to take any such action.
ARTICLE 7
ADDITIONAL COVENANTS
Section 7.1   Preparation of Form S-4 and Joint Proxy Statement; Shareholder Approvals.
(a)   As promptly as reasonably practicable following the date of this Agreement, (i) TRMT and RMRM shall jointly prepare and cause to be filed with the SEC as part of the Form S-4 the Joint Proxy Statement in preliminary form relating to the TRMT Shareholder Meeting and the RMRM Shareholder Meeting, and (ii) RMRM shall prepare (with TRMT’s reasonable cooperation) and cause to be filed with the SEC, the Form S-4, which will include the Joint Proxy Statement as a prospectus, for the registration under the Securities Act of the RMRM Common Shares to be issued in the Merger. Each of RMRM and TRMT shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger unless this Agreement is terminated pursuant to Section 9.1, and to ensure that the Form S-4 and the Joint Proxy Statement comply in all material respects with the applicable provisions of the Exchange Act and the Securities Act. Each of TRMT and RMRM shall furnish all information concerning itself, its Affiliates and the holders of its shares of beneficial interest or other equity interests to the other and provide such other assistance as may be reasonably requested by the other in connection with the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement and shall provide to their and each other’s counsel such representations as are reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Joint Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of TRMT and RMRM shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Joint Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Joint Proxy Statement received from the SEC and advise the other Party of any oral comments with respect to the Form S-4 or the Joint Proxy Statement received from the SEC. Each of TRMT and RMRM shall use its reasonable best efforts to respond as promptly as practicable to any comments from the

SEC with respect to the Joint Proxy Statement, and RMRM shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments from the SEC with respect thereto, each of TRMT and RMRM shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response). RMRM shall advise TRMT, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the registration or qualification of the RMRM Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, and RMRM shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. RMRM shall also take any other action reasonably required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the RMRM Common Shares in the Merger, and TRMT shall furnish all information concerning TRMT and the holders of the TRMT Common Shares as may be reasonably requested in connection with any such actions.
(b)   If, at any time prior to the receipt of the TRMT Shareholder Approval or the RMRM Shareholder Approval, any information relating to TRMT or RMRM, or any of their respective Affiliates, should be discovered by TRMT or RMRM which, in the reasonable judgment of TRMT or RMRM, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Joint Proxy Statement, in light of the circumstances under which they were made) not misleading, the Party that discovers such information shall promptly notify the other Party hereto, and TRMT and RMRM shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 or the Joint Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to holders of the TRMT Common Shares and holders of the RMRM Common Shares. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.6 and this Section 7.1, any information concerning or related to TRMT, the TRMT Subsidiaries or the TRMT Shareholder Meeting will be deemed to have been provided by TRMT, and any information concerning or related to RMRM, the RMRM Subsidiaries or the RMRM Shareholder Meeting will be deemed to have been provided by RMRM.
(c)   As promptly as reasonably practicable following the date of this Agreement, TRMT shall, in accordance with applicable Law and the TRMT Governing Documents, establish a record date for, duly call, give notice of, convene and hold the TRMT Shareholder Meeting. TRMT shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the holders of the TRMT Common Shares entitled to vote at the TRMT Shareholder Meeting and to hold the TRMT Shareholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. TRMT shall include the TRMT Board Recommendation in the Joint Proxy Statement and shall use its reasonable best efforts to obtain the TRMT Shareholder Approval, except to the extent that the TRMT Board shall have made an Adverse Recommendation Change as permitted by Section 7.3(d). Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the TRMT Shareholder Meeting is scheduled, TRMT has not received proxies representing a sufficient number of TRMT Common Shares to obtain the TRMT Shareholder Approval, whether or not a quorum is present, TRMT shall have the right to make one or more successive postponements or adjournments of the TRMT Shareholder Meeting; provided that the TRMT Shareholder Meeting may not be postponed or adjourned to a date after the date that is three (3) Business Days prior to the Outside Date. Nothing contained in this Agreement (absent termination of this Agreement in accordance with its terms) shall be deemed to relieve TRMT of its obligation to submit the Merger and the other Transactions to which TRMT is a party to holders of the TRMT Common Shares for a vote on the approval thereof. TRMT agrees that, unless this Agreement shall have been terminated in accordance with Section 9.1, its obligations to hold the TRMT Shareholder Meeting pursuant to this Section 7.1(c) shall not be affected by an Adverse Recommendation Change or by any development, fact, circumstance or change that would give rise to a right of the TRMT Board or the RMRM Board to make an Adverse Recommendation Change.
(d)   As promptly as reasonably practicable following the date of this Agreement, RMRM shall, in accordance with applicable Law and the RMRM Governing Documents, establish a record date for, duly call, give notice of, convene and hold the RMRM Shareholder Meeting. RMRM shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the shareholders of RMRM entitled to vote at the RMRM Shareholder Meeting and to hold the RMRM Shareholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. RMRM shall include the RMRM Board Recommendation in the Joint Proxy Statement and use its reasonable best efforts to obtain the RMRM Shareholder Approval, except to the extent that the RMRM Board shall have made an Adverse Recommendation Change as permitted by Section 7.3(d). Notwithstanding the foregoing provisions of this Section 7.1(d), if, on a date for which the RMRM Shareholder Meeting is scheduled, RMRM has not received proxies representing a sufficient number of RMRM Common Shares to obtain the RMRM Shareholder Approval, whether or not a quorum is present, RMRM shall have the right to make one or more successive postponements or adjournments of the RMRM Shareholder Meeting; provided that the RMRM Shareholder Meeting may not be postponed or adjourned to a date that is after the date that is three (3) Business Days prior to the Outside Date.
(e)   TRMT and RMRM will use their respective reasonable best efforts to hold the TRMT Shareholder Meeting and the RMRM Shareholder Meeting on the same date and as promptly as reasonably practicable after the date of this Agreement.
(f)   The parties acknowledge that contemporaneously with the execution of this Agreement, (i) TRA has entered into a voting agreement with RMRM (the “TRA Voting Agreement”) pursuant to which it has irrevocably agreed to vote all TRMT Common Shares which it is entitled to vote in favor of the Merger at any meeting of shareholders of TRMT called for such purpose and any adjournment thereof, held on or before the Outside Date, and (ii) Diane Portnoy, in her capacity as a holder of more than 5% of the outstanding RMRM Common Shares, has entered into a voting agreement with TRMT (the “DP Voting Agreement”) pursuant to which she has irrevocably agreed to vote all RMRM Common Shares which she is entitled to vote in favor of the issuance of RMRM Common Shares in the Merger as contemplated by this Agreement at any meeting of shareholders of RMRM called for such purpose and any adjournment thereof, held on or before the Outside Date.
Section 7.2   Access; Confidentiality.
(a)   During the Interim Period, to the extent permitted by applicable Law, TRMT, on the one hand, and RMRM, on the other hand, shall, and TRMT and RMRM shall cause the TRMT Subsidiaries and the RMRM Subsidiaries, respectively, and their respective Representatives to, afford to the other Party and its Representatives reasonable access (including for the purpose of coordinating transition planning) during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments and records and to their officers, accountants, manager’s employees, counsel and other Representatives, and those of the TRMT Subsidiaries or the RMRM Subsidiaries, as applicable, and, during such period, each Party shall reasonably promptly make available to the other Party, (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business and properties as such other Party may reasonably request. Notwithstanding the foregoing, neither TRMT nor RMRM shall be required by this Section 7.2 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) relating to meetings or deliberations of its board of trustees (or an authorized committee thereof) or communications among the members thereof or with their Representatives, (B) relating to the consideration, negotiation or performance of this Agreement and related agreements, (C) the disclosure of which would violate any Law, legal duty or contractual obligation of the Party or any of its Representatives to any third party (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law, legal duty or contractual obligation and provided, further, however that this subclause (C) shall not apply to any contractual obligation pursuant to an Acceptable Confidentiality Agreement), or (D) if it would jeopardize attorney work product or attorney client privilege.
(b)   Each of the Parties will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the form of confidentiality agreement attached hereto as Exhibit A as if such Party was a “Recipient” as defined therein.
Section 7.3   No Solicitation; Change in Recommendation.
(a)   Except as expressly permitted by this Section 7.3, during the Interim Period, RMRM and TRMT shall, and shall cause the RMRM Subsidiaries and the TRMT Subsidiaries, respectively, and their respective Representatives, (i) to immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal (or that may be ongoing with respect to any inquiry or proposal that may be reasonably expected to lead to a Competing Proposal), request that any such Person and its Representatives promptly return or destroy all confidential information concerning RMRM and the RMRM Subsidiaries and TRMT and the TRMT Subsidiaries and immediately terminate all physical and electronic data room access granted to any such Person or its Representatives, and (ii) not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal, or (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal (other than an Acceptable Confidentiality Agreement) (each, an “Acquisition Agreement”). Notwithstanding the foregoing in this Section 7.3(a), upon the unsolicited request of a third party, the Party receiving such request (the “Request Recipient”) may grant a waiver of a standstill, confidentiality, or similar obligation for the purpose of allowing a third party to make a confidential unsolicited Competing Proposal to the Request Recipient’s board of trustees (or an authorized committee thereof) if contemporaneously with granting such waiver, the Request Recipient notifies the other Party of such waiver, such notice to be made orally and confirmed in writing, and of the identity of the Person(s) receiving such waiver. It is agreed that any violation of the restrictions set forth in this Section 7.3(a) by any Representative of RMRM or TRMT or any of the RMRM Subsidiaries or the TRMT Subsidiaries shall be deemed to be a breach of this Section 7.3(a) by RMRM or TRMT, as applicable.
(b)   Notwithstanding anything to the contrary contained in this Section 7.3(b), if a Party or any RMRM Subsidiary or TRMT Subsidiary, as applicable, receives a written Competing Proposal (such Party, the “Proposal Recipient”) from any Person or group of Persons at any time on or after the date of this Agreement and prior to obtaining the RMRM Shareholder Approval or the TRMT Shareholder Approval, as applicable, that the Proposal Recipient’s board of trustees (or an authorized committee thereof) determines in good faith, after consultation with the Proposal Recipient’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal, which Competing Proposal was received in circumstances not otherwise involving a material breach by the Proposal Recipient of this Section 7.3, the Proposal Recipient may, or may cause its Representatives to, in response to such Competing Proposal, and subject to compliance with Section 7.3(c), (i) contact such Person or group of Persons to clarify the terms and conditions thereof, (ii) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Proposal Recipient and the RMRM Subsidiaries or the TRMT Subsidiaries, as applicable, to the Person or group of Persons who has made such Competing Proposal, provided that the Proposal Recipient shall, prior to or concurrently with the time such information is provided to such Person or group of Persons, provide to the other Party any non-public information concerning the Proposal Recipient or any of the RMRM Subsidiaries or the TRMT Subsidiaries, as applicable, that is provided to any such Person or group of Persons which was not previously provided to the other Party or its Representatives, and (iii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Competing Proposal regarding such Competing Proposal. It is agreed that any violation of the restrictions set forth in this Section 7.3(b) by any Representative of the Proposal Recipient, or any RMRM Subsidiary or TRMT Subsidiary, as applicable, shall be deemed to be a breach of this Section 7.3(b) by the Proposal Recipient.
(c)   The Proposal Recipient shall (i) promptly, and in any event no later than forty eight (48) hours after receipt of any Competing Proposal or request for non-public information in connection therewith, as applicable, advise the other Party in writing of the receipt of such Competing Proposal and any request for confidential information in connection with such Competing Proposal, the material terms of such Competing Proposal and the identity of the Person or group of Persons making such Competing Proposal or request for confidential information, and (ii) keep the other Party reasonably advised of all material developments affecting the terms (including all changes to the material terms) and status of such Competing Proposal, including the status of discussions or negotiations regarding such Competing Proposal.
(d)   Except as expressly permitted by this Section 7.3(d), neither the RMRM Board (or an authorized committee thereof) nor the TRMT Board (or an authorized committee thereof) shall (i) (A) in the case of the RMRM Board (or an authorized committee thereof), fail to recommend to the holders of the RMRM Common Shares that the RMRM Shareholder Approval be given or fail to include the RMRM Board Recommendation in the Joint Proxy Statement, and, in the case of the TRMT Board (or an authorized committee thereof), fail to recommend to the holders of the TRMT Common Shares that the TRMT Shareholder Approval be given or fail to include the TRMT Board Recommendation in the Joint Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the RMRM Board Recommendation (or the RMRM Special Committee’s recommendation to the RMRM Board with respect to the Merger or the other Transactions) or the TRMT Board Recommendation (or the TRMT Special Committee’s recommendation to the TRMT Board with respect to the Merger or the other Transactions), as applicable, in each case in a manner adverse to the other Party, or (C) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, a Competing Proposal (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”), or (ii) authorize, cause or permit RMRM or TRMT, as applicable, or any of the RMRM Subsidiaries or the TRMT Subsidiaries, as applicable, to enter into any Acquisition Agreement. Notwithstanding anything to the contrary herein, prior to the time the RMRM Shareholder Approval, in the case of RMRM, or the TRMT Shareholder Approval, in the case of TRMT, is obtained, and subject to material compliance with this Section 7.3(d) and Sections 7.3(a)-(c), the RMRM Board (or an authorized committee thereof) or the TRMT Board (or an authorized committee thereof), as applicable, may make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(iii), in the case of RMRM, if (A) (1) a written Competing Proposal is received by it and such Competing Proposal is not withdrawn, and (2) prior to taking such action, the Proposal Recipient’s board of trustees (or an authorized committee thereof), has determined in good faith after consultation with the Proposal Recipient’s outside legal counsel and outside financial advisors, that such Competing Proposal constitutes a Superior Proposal, or (B) an Intervening Event occurs with respect to RMRM or TRMT and the RMRM Board (or an authorized committee thereof) or the TRMT Board (or an authorized committee thereof), as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect an Adverse Recommendation Change would be inconsistent with their trustees’ duties under applicable Law of the State of Maryland; provided, however, that the RMRM Board (or an authorized committee thereof) or the TRMT Board (or an authorized committee thereof), as applicable, may not take any action contemplated by clause (A) or (B) of this sentence unless:
(1)   if such action is taken in connection with any such Competing Proposal, (a) the Proposal Recipient has given the other Party at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall include the information with respect to such Competing Proposal that is specified in Section 7.3(c) as well as a copy of any proposal and any then existing drafts of the definitive agreement and other material documentation providing for such Competing Proposal), (b) the Proposal Recipient has negotiated in good faith with the other Party, to the extent the other Party wishes to negotiate, during such notice period to enable the other Party to propose in writing revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute (in the good faith determination of the board of trustees of the Proposal Recipient (or an authorized committee thereof) after consultation with its outside legal counsel and outside financial advisors) a Superior Proposal, (c) following the end of such notice period, the Proposal Recipient’s board of trustees (or an authorized committee thereof) shall have considered in good faith any proposed revisions to this Agreement proposed in writing by the other Party and shall have determined that, after consultation with the Proposal Recipient’s outside financial advisors and outside legal counsel, the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (d) in the event of any change to the material terms of such Superior Proposal, the Proposal Recipient shall, in each case, have delivered to the other Party an additional notice consistent with that described in subclause (a) above and the notice period shall have recommenced, except that the notice period shall be at least one (1) Business Day; and
(2)   if such action is taken in connection with any such Intervening Event, (x) RMRM or TRMT, as applicable, has given the other Party at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall include in reasonable detail the basis for such action), (y) such Party has negotiated in good faith with the other Party, to the extent the other Party wishes to negotiate, during such notice period to enable the other Party to propose in writing revisions to the terms of this Agreement such that the failure to make an Adverse Recommendation Change would no longer be inconsistent with their trustees’ duties under applicable Law of the State of Maryland, and (z) following the end of such notice period, the RMRM Board (or an authorized committee thereof) or the TRMT Board (or an authorized committee thereof), as applicable, shall have considered in good faith any proposed revisions to this Agreement proposed in writing by the other Party and shall have determined that, after consultation with its outside legal counsel, the failure to make an Adverse Recommendation Change would still be inconsistent with their trustees’ duties under applicable Law of the State of Maryland if such revisions were to be given effect.
(e)   Except to the extent provided in Section 7.3(c) or Section 7.3(d), nothing in this Section 7.3 shall prohibit the RMRM Board (or an authorized committee thereof) or the TRMT Board (or an authorized committee thereof) from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act or otherwise complying with its disclosure obligations under applicable Law with regard to a Competing Proposal; provided that, if such disclosure has the effect of withdrawing or adversely modifying the RMRM Board Recommendation or the TRMT Board Recommendation, as applicable, such disclosure shall be deemed to be an Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, the RMRM Board shall not be required to submit this Agreement to the holders of the RMRM Common Shares if the RMRM Board shall have effected an Adverse Recommendation Change permitted by this Section 7.3, and the RMRM Board may submit to the holders of RMRM Common Shares, any Competing Proposal.
(f)   As used in this Agreement, a “Competing Proposal” means any proposal or offer from any Person (other than any Party) or “group”, within the meaning of Section 13(d) of the Exchange Act, to a Party relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or purchase of twenty percent (20%) or more of the consolidated assets (including equity interests in subsidiaries) of such Party (based on the fair market value thereof, as determined in good faith by the board of trustees of such Party (or an authorized committee thereof) as applicable, after consultation with such Party’s outside financial advisors and independent accountants), as applicable, or assets comprising twenty percent (20%) or more of the revenues or earnings on a consolidated basis of such Party, (ii) acquisition of twenty percent (20%) or more of the outstanding equity securities of such Party or any class of equity securities of such Party, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty percent (20%) or more of any class of equity securities of such Party, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Party or any RMRM Subsidiary or TRMT Subsidiary, as applicable, that comprise twenty percent (20%) or more of the assets, revenues or earnings on a consolidated basis of such Party, as applicable, or (v) any combination of the foregoing types of transactions, if the sum of the percentage of consolidated assets, consolidated revenues or earnings and any class of equity securities of such Party involved is twenty percent (20%) or more.

(g)   As used in this Agreement, a “Superior Proposal” means a bona fide written Competing Proposal (except that, for purposes of this definition, the references in the definition of “Competing Proposal” to “twenty percent (20%)” shall be replaced by “seventy-five percent (75%)”) made by a Person or “group”, within the meaning of Section 13(d) of the Exchange Act, on terms that the Proposal Recipient’s board of trustees (or an authorized committee thereof) determines in good faith, after consultation with the Proposal Recipient’s outside financial advisors and outside legal counsel, taking into account all relevant financial, legal, regulatory and any other aspects of such proposal that the Proposal Recipient’s board of trustees (or such committee) deems relevant, including the identity of the Person making such proposal, financing terms and conditions to consummation, as well as any changes to the terms of this Agreement proposed by the other Party in response to such proposal or otherwise, (i) would, if consummated, result in a transaction that is more favorable to the holders of the Proposal Recipient’s equity interests (solely in their capacity as such) from a financial point of view than the Merger and the other Transactions, (ii) for which the third party has demonstrated that the financing for such offer is fully committed or is reasonably likely to be obtained, and (iii) is reasonably likely to receive all required approvals from any Governmental Authority and otherwise reasonably likely to be consummated on the terms proposed.
Section 7.4   Public Announcements.   The initial press releases and initial investor presentations with respect to the execution and delivery of this Agreement shall be reasonably agreed upon by RMRM and TRMT. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 7.3, so long as this Agreement is in effect, the Parties hereto shall, to the extent reasonable under the circumstances, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement, the Merger or any of the other Transactions and provide such Party with an opportunity to review and comment upon such press release or other public announcement or filing, which comments the other Party shall consider in good faith; provided, that a Party may, without consulting with or pursuing the other Party’s review, issue such press release or make such public statement or filing with respect to this Agreement, the Merger or any of the other Transactions as may be required by Law, Order or the applicable rules of Nasdaq.
Section 7.5   Indemnification; Trustees’, Directors’ and Officers’ Insurance.
(a)   From and after the Merger Effective Time, the Surviving Entity shall honor and comply with, to the fullest extent permissible under applicable Law, the obligations of TRMT with respect to indemnification, advancement of expenses and exculpation and related matters, under the TRMT Governing Documents in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”) to individuals who at or prior to the Merger Effective Time were officers, trustees, directors or agents of TRMT or a TRMT Subsidiary and covered by such TRMT Governing Documents or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Merger Effective Time, including, but not limited to, in connection with the approval of this Agreement, the Merger and the other Transactions.
(b)   Without limiting the provisions of Section 7.5(a), for a period of six (6) years after the Merger Effective Time, the Surviving Entity shall: (i) indemnify and hold harmless each Covered Person against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement, the Merger and any of the other Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt of an undertaking, substantially in the form of that required under the Indemnification Agreements or in such other form as may be required by applicable Law as in effect at such time, by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined by order of a court, regulatory authority or authorized adjudicating body that such Covered Person is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 7.5 or elsewhere in this Agreement, (x) the Surviving Entity shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of a Covered Person for which indemnification may be sought under this Section 7.5(b) without the Covered Person’s prior written consent unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such claim, action, suit, proceeding or investigation, (y) the Surviving Entity shall not be liable for any settlement effected without its prior written consent, and (z) the Surviving Entity shall not have any obligation hereunder to any Covered Person to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Covered Person shall promptly refund to the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto.
(c)   For a period of six (6) years after the Merger Effective Time, (i) the declaration of trust and bylaws of the Surviving Entity shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Merger Effective Time than are currently set forth in the TRMT Governing Documents; and (ii) the Surviving Entity shall (A) except to the extent such agreement provides for an earlier termination, cause to be maintained in effect the provisions regarding elimination of liability, indemnification and advancement of expenses in any other agreements of TRMT or the TRMT Subsidiaries with any Covered Persons that are in existence on the date of this Agreement, and (B) not amend, modify or repeal such provisions in any manner that would materially and adversely affect the rights or protections thereunder of any such Covered Person in respect of acts or omissions occurring or alleged to have occurred at or prior to the Merger Effective Time (including acts or omissions occurring in connection with the adoption of this Agreement and the consummation of the Merger and the other Transactions).
(d)   Prior to the Merger Effective Time, TRMT shall, in consultation with RMRM, obtain and fully pay the premium for the non-cancelable extension of coverage afforded by TRMT’s existing directors and officers liability insurance policies (the “D&O Insurance”), in each case, for a claims reporting or discovery period of at least six (6) years from and after the Merger Effective Time with respect to any claim related to any period of time at or prior to the Merger Effective Time from one or more insurance carriers with the same or better credit rating as TRMT’s current insurance carrier with respect to D&O Insurance with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under TRMT’s existing policies (true, correct and complete copies of which have been provided to RMRM prior to the date hereof) and with limits of liability that are no lower than the limits on TRMT’s existing policies so long as the premium in the aggregate does not exceed three hundred percent (300%) of the annual aggregate premium(s) under TRMT’s existing policies; provided, that if the premium of such insurance coverage exceeds such amount, TRMT, in consultation with RMRM, shall be obligated to obtain a policy with the greatest coverage available, with respect to facts, acts, events or omissions occurring prior to the Merger Effective Time, for a cost not exceeding such amount.
(e)   In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) liquidates, dissolves or winds up, or transfers or conveys all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity, as applicable, or such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 7.5.
(f)   The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 7.5 and from and after the Merger Effective Time this Section 7.5 shall not be terminated or amended in a manner that is materially adverse to a Covered Person without such Covered Person’s consent.
Section 7.6   Appropriate Action; Consents; Filings.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of TRMT and RMRM shall, and shall cause the TRMT Subsidiaries and the RMRM Subsidiaries, as applicable, and their respective Representatives to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in ARTICLE 8 to be satisfied, (ii) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Merger and the other Transactions and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Merger and the other Transactions, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and/or the consummation of the Merger or the other Transactions, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions, and to fully carry out the purposes of this Agreement.
(b)   In connection with and without limiting the foregoing, each of RMRM and TRMT shall give (or shall cause the RMRM Subsidiaries and the TRMT Subsidiaries, as applicable, and their respective Representatives to give) any notices to any Person, and each of RMRM and TRMT shall use, and cause each of the RMRM Subsidiaries and the TRMT Subsidiaries, as applicable, to use, reasonable best efforts to obtain any consents from any Person not covered by Section 7.6(a) that are necessary, proper or advisable to consummate the Merger or the other Transactions. Each of the Parties will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement or the consummation of the Merger or the other Transactions. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance, and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger or the other Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither TRMT nor RMRM shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any Person pursuant to this Section 7.6(b) shall not be a condition to the obligations of the Parties to consummate the Merger.
(c)   In connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Merger or the other Transactions, none of the Parties, the TRMT Subsidiaries or the RMRM Subsidiaries, or any Representatives of a Party, shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person prior to the Merger Effective Time. The Parties shall cooperate with respect to accommodations that may be requested or appropriate to obtain such consents.
Section 7.7   Notification of Certain Matters; Transaction Litigation.
(a)   Each Party shall give reasonably prompt notice to the other Party of, and keep the other Party reasonably informed on a current basis with respect to, any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions.

(b)   TRMT shall give prompt notice to RMRM, and RMRM shall give prompt notice to TRMT, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date, or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, TRMT shall give prompt notice to RMRM, and RMRM shall give prompt notice to TRMT, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by TRMT or RMRM to provide such prompt notice under this Section 7.7(b) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b).
(c)   TRMT shall give prompt notice to RMRM of, and keep RMRM reasonably informed on a current basis with respect to, and RMRM shall give prompt notice to TRMT of, and keep TRMT reasonably informed on a current basis with respect to, any Action or subpoena commenced or, to such Party’s knowledge, threatened against, relating to or involving such Party or the TRMT Subsidiaries or RMRM Subsidiaries, as applicable, which relate to this Agreement, the Merger or the other Transactions. TRMT shall give RMRM the opportunity to reasonably participate in (but not control), subject to a customary joint defense agreement, the defense and settlement of any shareholder litigation (including arbitration proceedings) against TRMT and/or its trustees relating to this Agreement, the Merger or the other Transactions, and no such settlement shall be agreed to without RMRM’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). RMRM shall give TRMT the opportunity to reasonably participate in (but not control), subject to a customary joint defense agreement, the defense and settlement of any shareholder litigation (including arbitration proceedings) against RMRM and/or their trustees relating to this Agreement, the Merger or the other Transactions, and no such settlement shall be agreed to without TRMT’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 7.8   Exchange Listing.   RMRM shall take all steps as may be reasonably necessary to cause the RMRM Common Shares to be issued in the Merger to be listed for trading on Nasdaq prior to the Merger Effective Time, and, subsequent to the Merger Effective Time, for the RMRM Common Shares to be traded on Nasdaq under the symbol “SHRC”.
Section 7.9   Section 16 Matters.   Prior to the Merger Effective Time, TRMT and RMRM shall, as applicable, take all such steps to cause any dispositions of TRMT Common Shares or acquisitions of RMRM Common Shares (including derivative securities with respect to TRMT Common Shares or RMRM Common Shares, as applicable) resulting from the Merger or the other Transactions by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TRMT to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent applicable.
Section 7.10   Delisting and Deregistering of TRMT Common Shares.   The Surviving Entity shall use its reasonable best efforts to cause the TRMT Common Shares to be de-listed from Nasdaq and de-registered under the Exchange Act promptly following the Merger Effective Time.
Section 7.11   Cash Distributions.   In the event that a cash distribution with respect to the TRMT Common Shares is permitted under the terms of this Agreement, has a record date prior to the Merger Effective Time and has not been paid prior to the Closing Date, to the extent practicable, such distribution shall be paid immediately prior to the Merger Effective Time to the holders of such TRMT Common Shares on such record date.
Section 7.12   Takeover Statutes.   The Parties shall use their respective reasonable best efforts (a) to take all action necessary such that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary such that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.
Section 7.13   Certain Tax Matters.   Each of RMRM and TRMT shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, including by executing and delivering the officers’ certificates referred to herein and reporting consistently for all federal, state, and local income Tax or other purposes. Neither RMRM nor TRMT shall take any action, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code.
Section 7.14   Subsidiaries.   RMRM shall cause each RMRM Subsidiary to comply with and perform all of its obligations under or relating to this Agreement on the terms and conditions set forth in this Agreement. TRMT shall cause each TRMT Subsidiary to comply with and perform all of its obligations under or relating to this Agreement.
Section 7.15   Transfer Taxes.   RMRM and TRMT shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, share transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the Merger or the other Transactions (together with any related interest, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Merger Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of TRMT Common Shares, all Transfer Taxes.
Section 7.16   TRA Agreements.   Contemporaneously with the execution of this Agreement, TRA and TRMT have entered into an agreement, a copy of which is attached hereto as Exhibit H (the “TRA Letter Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, they have acknowledged and agreed that, effective upon consummation of the Merger, (a) TRMT shall have terminated the Management Agreement, dated as of September 18, 2017, among TRMT, TRA and, solely in respect to Section 29 thereof, The RMR Group Inc., as amended by that certain First Amendment to Management Agreement, dated as of December 4, 2020, between TRMT and TRA (the “TRMT Management Agreement”) without cause, (b) TRA shall have waived its right to receive payment of the “Termination Fee” under and as defined in the TRMT Management Agreement upon the termination of the TRMT Management Agreement by TRMT described in clause (a) of this section, and (c) RMRM shall agree that TRA’s expenditures paid pursuant to Section 14(b) of the TRMT Management Agreement shall be assumed by RMRM and included in the calculation of the “Termination Fee” under and as defined in that certain Management Agreement, dated as of January 5, 2021, by and between RMRM and TRA (the “RMRM Management Agreement”).
Section 7.17   Further Assurances.   If at any time following the Merger Effective Time the Surviving Entity shall consider or be advised that any consents, assignments or assurances, including with respect to any financing arrangements or loans, or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises or assets of any Party, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its members and officers or their designees shall be authorized to execute and deliver, in the name and on behalf of any Party, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of any such Person, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Party and otherwise to carry out the purposes of this Agreement.
ARTICLE 8
CONDITIONS
Section 8.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party to effect the Merger and to consummate the other Transactions shall be subject to the satisfaction or (to the extent permitted by applicable Law) waiver (in writing) by RMRM and TRMT, on or prior to the Closing Date, of each of the following conditions:
(a)   Shareholder Approvals.   TRMT shall have obtained the TRMT Shareholder Approval and RMRM shall have obtained the RMRM Shareholder Approval.
(b)   Statutes; Court Orders.   No statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Authority of competent jurisdiction applicable to the Merger, any of the other Transactions or the issuance of the RMRM Common Shares in the Merger which prohibits or makes illegal the consummation of the Merger, any of the other Transactions or the issuance of the RMRM Common Shares in the Merger, and there shall be no temporary, preliminary or permanent Order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger, any of the other Transactions or the issuance of the RMRM Common Shares in the Merger.
(c)   Form S-4.   The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.
(d)   Nasdaq.   The RMRM Common Shares to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.
Section 8.2   Conditions to Obligations of RMRM.   The obligations of RMRM to effect the Merger and to consummate the other Transactions are subject to the satisfaction or (to the extent permitted by applicable Law) waiver (in writing) by RMRM, on or prior to the Closing Date, of each of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.2 (Capitalization) (other than Sections 4.2(a)-(b)), Section 4.3 (Authority), Section 4.7(b) (Absence of Certain Changes), Section 4.10(b) (REIT Qualification), Section 4.19 (Brokers) and Section 4.22 (Takeover Statutes), shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or TRMT Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or TRMT Material Adverse Effect) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which case as of such earlier date), and (ii) each of the other representations and warranties of TRMT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which case as of such earlier date), except in the case of clause (ii) where such failure(s) to be true and correct (without giving effect to any materiality or TRMT Material Adverse Effect qualifications set forth therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a TRMT Material Adverse Effect.
(b)   Performance of Obligations of TRMT.   TRMT shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Merger Effective Time.
(c)   No TRMT Material Adverse Effect.   Since the date hereof, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a TRMT Material Adverse Effect.
(d)   Delivery of Certificate.   TRMT shall have delivered to RMRM a certificate, dated the Closing Date and signed by its president and chief financial officer on behalf of TRMT, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.
(e)   REIT Tax Opinion.   TRMT shall have received and delivered to RMRM a tax opinion of TRMT REIT Tax Counsel, on which RMRM shall be entitled to rely, dated as of the Closing Date and substantially in the form of Exhibit I.

(f)   Section 368 Opinion.   RMRM shall have received the written opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date and in substantially the same form as Exhibit J, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Merger will qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon the TRMT Tax Representation Letter and the RMRM Tax Representation Letter. The condition set forth in this Section 8.2 (f) shall not be waivable after receipt of the RMRM Shareholder Approval, unless further shareholder approval is obtained with appropriate disclosure.
Section 8.3   Conditions to Obligations of TRMT.   The obligations of TRMT to effect the Merger and to consummate the other Transactions are subject to the satisfaction or (to the extent permitted by applicable Law) waiver (in writing) by TRMT, on or prior to the Closing Date, of each of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification; Subsidiaries), Section 5.2 (Capitalization) (other than Sections 5.2(a)-(b)), Section 5.3 (Authority), Section 5.7(b) (Absence of Certain Changes), Section 5.10(b) (REIT Qualification), Section 5.19 (Brokers), and Section 5.22 (Takeover Statutes) shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or RMRM Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or RMRM Material Adverse Effect) as of the date of this Agreement and as of the Closing, as though made as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which case as of such earlier date), and (ii) each of the other representations and warranties of RMRM contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which case as of such earlier date), except in the case of clause (ii) where such failure(s) to be true and correct (without giving effect to any materiality or RMRM Material Adverse Effect qualifications set forth therein) have not had and would not reasonably be expected to have, individually or in the aggregate, an RMRM Material Adverse Effect.
(b)   Performance of Obligations of RMRM.   RMRM shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Merger Effective Time.
(c)   No RMRM Material Adverse Effect.   Since the date hereof, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, an RMRM Material Adverse Effect.
(d)   Delivery of Certificate.   RMRM shall have delivered to TRMT a certificate, dated the Closing Date and signed by its president and chief financial officer (or equivalent officers) on behalf of RMRM, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) and have been satisfied.
(e)   REIT Tax Opinion.   RMRM shall have received and delivered to TRMT a tax opinion of RMRM REIT Tax Counsel, on which TRMT shall be entitled to rely, dated as of the Closing Date and substantially in the form of Exhibit K.
(f)   Section 368 Opinion.   TRMT shall have received the written opinion of its counsel, Sullivan & Worcester LLP, dated as of the Closing Date and in substantially the same form as Exhibit L, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Merger will qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and (ii) RMRM and TRMT will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sullivan & Worcester LLP may rely upon the TRMT Tax Representation Letter and the RMRM Tax Representation Letter. The condition set forth in this Section 8.3 (f) shall not be waivable after receipt of the TRMT Shareholder Approval, unless further shareholder approval is obtained with appropriate disclosure.

ARTICLE 9
TERMINATION AND FEES
Section 9.1   Termination.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time, notwithstanding the receipt of the TRMT Shareholder Approval or RMRM Shareholder Approval (except as otherwise noted):
(a)   by mutual written consent of each of RMRM and TRMT;
(b)   by either RMRM or TRMT:
(i)   if the Merger shall not have occurred on or before the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date;
(ii)   if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other Transactions, and such Order or other action shall have become final and non-appealable;
(iii)   if the TRMT Shareholder Approval shall not have been obtained at a duly held TRMT Shareholder Meeting (or at any adjournment or postponement thereof) at which the Merger has been voted upon; provided, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to TRMT if the failure to obtain such TRMT Shareholder Approval was primarily due to TRMT’s failure to perform any of its obligations under this Agreement; or
(iv)   if the RMRM Shareholder Approval shall not have been obtained at a duly held RMRM Shareholder Meeting (or at any adjournment or postponement thereof) at which the issuance of RMRM Common Shares in connection with the Merger has been voted upon; provided, that the right to terminate this Agreement under this Section 9.1(b)(iv) shall not be available to RMRM if the failure to obtain such RMRM Shareholder Approval was primarily due to RMRM’s failure to perform any of its obligations under this Agreement.
(c)   by RMRM:
(i)   if TRMT shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach, violation or failure to perform, either individually or in the aggregate, (A) would result in the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) (a “TRMT Terminating Breach”), and (B) cannot be cured, or, if curable, is not cured by TRMT, or waived by RMRM, by the earlier of (x) the Outside Date, and (y) twenty (20) days after the receipt by TRMT of written notice of such breach, violation or failure from RMRM; provided, that RMRM shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if an RMRM Terminating Breach shall have occurred and be continuing at the time RMRM delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);
(ii)   if, prior to obtaining the TRMT Shareholder Approval, TRMT or the TRMT Board (or an authorized committee thereof), as applicable, (A) shall have effected an Adverse Recommendation Change, (B) fails to publicly reaffirm the TRMT Board Recommendation within ten (10) Business Days of being requested to do so by RMRM following the public announcement by any Person of a Competing Proposal or an intention (whether or not conditional) to make a Competing Proposal, (C) fails to include the TRMT Board Recommendation in the Joint Proxy Statement, or (D) publicly announces its intention to do any of the foregoing; or
(iii)   if, prior to obtaining the RMRM Shareholder Approval, the RMRM Board (or an authorized committee thereof) determines to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 7.3(d).

(d)   by TRMT:
(i)   if RMRM shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate, (A) would result in the failure of any of the conditions set forth in Section 8.3(a) or Section 8.3(b) (a “RMRM Terminating Breach”), and (B) cannot be cured, or, if curable, is not cured by RMRM, or waived by TRMT, by the earlier of (x) the Outside Date, and (y) twenty (20) days after the receipt by RMRM of written notice of such breach, violation or failure from TRMT; provided, that TRMT shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a TRMT Terminating Breach shall have occurred and be continuing at the time TRMT delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or
(ii)   if, prior to obtaining the RMRM Shareholder Approval, RMRM or the RMRM Board (or an authorized committee thereof), as applicable, (A) shall have effected an Adverse Recommendation Change, (B) fails to publicly reaffirm the RMRM Board Recommendation within ten (10) Business Days of being requested to do so by TRMT following the public announcement by any Person of a Competing Proposal or an intention (whether or not conditional) to make a Competing Proposal, (C) fails to include the RMRM Board Recommendation in the Joint Proxy Statement, or (D) publicly announces its intention to do any of the foregoing.
Section 9.2   Notice of Termination; Effect of Termination.   In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall be given by the terminating Party to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, and all rights and obligations of any Party shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary, (a) the provisions of Section 7.2(b) (Access; Confidentiality), Section 7.4 (Public Announcements), this Section 9.2 (Notice of Termination; Effect of Termination), Section 9.3 (Fees and Expenses) and ARTICLE 10 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive such termination of this Agreement, and (b) subject to Section 10.11, no such termination shall relieve any Party from any liability or damages resulting from any material breach of any of such Party’s representations, warranties, covenants or agreements set forth in this Agreement prior to such termination of this Agreement that is a consequence of a deliberate act undertaken, or a deliberate failure to act, by the breaching Party with the knowledge that the taking of or failure to take such act would cause a material breach of this Agreement, in which case the non-breaching Party shall be entitled to all rights and remedies available at law or in equity. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.
Section 9.3   Fees and Expenses.
(a)   If this Agreement is terminated by:
(i)   (A) RMRM pursuant to Section 9.1(c)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or (B) either RMRM or TRMT pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) and in any such case of (A) or (B), (I) after the execution of this Agreement and prior to such termination (or prior to the TRMT Shareholder Meeting in the case of termination pursuant to Section 9.1(b)(iii)), a Superior Proposal with respect to TRMT shall have been publicly disclosed (or, in the case of termination pursuant to Section 9.1(b)(i) or Section 9.1(c)(i), otherwise made known to the TRMT Board) and not withdrawn (publicly, if publicly disclosed) and (II) within twelve (12) months after such termination, any Superior Proposal with respect to TRMT is consummated or TRMT enters into a definitive agreement with respect to any Superior Proposal that is subsequently consummated; or
(ii)   RMRM pursuant to Section 9.1(c)(ii),
then, in any such case, TRMT shall pay, or cause to be paid, to RMRM the TRMT Termination Fee. Except as otherwise provided pursuant to Section 9.3(d), any payments required to be made under this

Section 9.3(a) shall be made by wire transfer of same-day funds to the account or accounts designated by RMRM (A) in the case of clause (i) above, on the same day as the consummation of the Superior Proposal contemplated therein, and (B) in the case of clause (ii) above, promptly, but in no event later than two (2) Business Days after the date of such termination.
(b)   If this Agreement is terminated by:
(i)   (A) TRMT pursuant to Section 9.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or (B) either RMRM or TRMT pursuant to Section 9.1(b)(i) or Section 9.1(b)(iv) and in any such case of (A) or (B), (I) after the execution of this Agreement and prior to such termination (or prior to the RMRM Shareholder Meeting in the case of termination pursuant to Section 9.1(b)(iv)), a Superior Proposal with respect to RMRM shall have been publicly disclosed (or, in the case of termination pursuant to Section 9.1(b)(i) or Section 9.1(d)(i) otherwise made known to the RMRM Board) and not withdrawn (publicly, if publicly disclosed) and (II) within twelve (12) months after such termination, any Superior Proposal with respect to RMRM is consummated or RMRM enters into a definitive agreement with respect to any Superior Proposal that is subsequently consummated;
(ii)   TRMT pursuant to Section 9.1(d)(ii); or
(iii)   RMRM pursuant to Section 9.1(c)(iii),
then, in any such case, RMRM shall pay, or cause to be paid, to TRMT the RMRM Termination Fee. Except as otherwise provided pursuant to Section 9.3(e), any payments required to be made under this Section 9.3(b) shall be made by wire transfer of same-day funds to the account or accounts designated by TRMT (A) in the case of clause (i) above, on the same day as the consummation of the Superior Proposal contemplated therein and (B) in the case of clauses (ii) and (iii) above, promptly, but in no event later than two (2) Business Days after the date of such termination.
(c)   The Parties agree that (i) in no event shall TRMT be required to pay the TRMT Termination Fee on more than one occasion and (ii) in no event shall RMRM be required to pay the RMRM Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.2, (i) if RMRM receives the TRMT Termination Fee from TRMT pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of RMRM against TRMT and the TRMT Subsidiaries, and any of their respective former, current or future officers, directors, trustees, partners, shareholders, managers, members or Affiliates (collectively, the “TRMT Parties”) and no TRMT Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (ii) if TRMT receives the RMRM Termination Fee from RMRM pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of TRMT against RMRM and the RMRM Subsidiaries, and any of their respective former, current or future officers, directors, trustees, partners, shareholders, managers, members or Affiliates (collectively, the “RMRM Parties”) and no RMRM Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.
(d)   If TRMT becomes obligated to pay the TRMT Termination Fee under this Section 9.3, then, if requested by RMRM, TRMT shall deposit into escrow an amount in cash equal to the TRMT Termination Fee with an escrow agent selected by RMRM that is reasonably acceptable to RMRM pursuant to a written escrow agreement (the “RMRM Escrow Agreement”) reflecting the terms set forth in this Section 9.3(d) and otherwise reasonably acceptable to the escrow agent. The RMRM Escrow Agreement shall provide that the TRMT Termination Fee in escrow or the applicable portion thereof shall be released to RMRM on an annual basis based upon the delivery by RMRM to the escrow agent of any one (or a combination) of the following: (i) a letter from RMRM’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to RMRM without causing RMRM to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of RMRM, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(I) or 856(c)(3)(A)-(I) of the Code (such income, “Qualifying REIT Income”), in which case the escrow agent shall release to RMRM such maximum amount stated in the accountants’ letter; (ii) a letter from RMRM’s counsel indicating that RMRM received a private letter ruling from the IRS holding that the receipt by RMRM of the TRMT Termination Fee would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to RMRM the remainder of the TRMT Termination Fee; or (iii) a letter from RMRM’s counsel indicating that RMRM has received a tax opinion from RMRM REIT Tax Counsel to the effect that the receipt by RMRM of the TRMT Termination Fee should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to RMRM the remainder of the TRMT Termination Fee. The parties agree to cooperate in good faith to amend this Section 9.3(d) at the reasonable request of RMRM in order to (A) maximize the portion of the applicable TRMT Termination Fee that may be distributed to RMRM hereunder without causing RMRM to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve RMRM’s chances of securing the favorable private letter ruling from the IRS described in this Section 9.3(d) or (C) assist RMRM in obtaining the favorable tax opinion from RMRM REIT Tax Counsel described in this Section 9.3(d), provided that any such amendment shall not cause any cash to be released from escrow without satisfaction of condition (i), (ii) or (iii) in the preceding sentence. The RMRM Escrow Agreement shall provide that RMRM shall bear all costs and expenses under the RMRM Escrow Agreement. TRMT shall not be a party to the RMRM Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement.
(e)   If RMRM becomes obligated to pay the RMRM Termination Fee under this Section 9.3, then, if requested by TRMT, RMRM shall deposit into escrow an amount in cash equal to the RMRM Termination Fee with an escrow agent selected by TRMT that is reasonably acceptable to TRMT pursuant to a written escrow agreement (the “TRMT Escrow Agreement”) reflecting the terms set forth in this Section 9.3(e) and otherwise reasonably acceptable to the escrow agent. The TRMT Escrow Agreement shall provide that the RMRM Termination Fee in escrow or the applicable portion thereof shall be released to TRMT on an annual basis based upon the delivery by TRMT to the escrow agent of any one (or a combination) of the following: (i) a letter from TRMT’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to TRMT without causing TRMT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of TRMT, determined as if the payment of such amount did not constitute Qualifying REIT Income, in which case the escrow agent shall release to TRMT such maximum amount stated in the accountants’ letter; (ii) a letter from TRMT’s counsel indicating that TRMT received a private letter ruling from the IRS holding that the receipt by TRMT of the RMRM Termination Fee would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to TRMT the remainder of the RMRM Termination Fee; or (iii) a letter from TRMT’s counsel indicating that TRMT has received a tax opinion from TRMT REIT Tax Counsel to the effect that the receipt by TRMT of the RMRM Termination Fee should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to TRMT the remainder of the RMRM Termination Fee. The parties agree to cooperate in good faith to amend this Section 9.3(e) at the reasonable request of TRMT in order to (A) maximize the portion of the applicable RMRM Termination Fee that may be distributed to TRMT hereunder without causing TRMT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve TRMT’s chances of securing the favorable private letter ruling from the IRS described in this Section 9.3(e) or (C) assist TRMT in obtaining the favorable tax opinion from TRMT REIT Tax Counsel described in this Section 9.3(e), provided that any such amendment shall not cause any cash to be released from escrow without satisfaction of condition (i), (ii) or (iii) in the preceding sentence. The TRMT Escrow Agreement shall provide that TRMT shall bear all costs and expenses under the TRMT Escrow Agreement. RMRM shall not be a party to the TRMT Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the TRMT Escrow Agreement.
(f)   Each Party acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, the other Party would not enter into this Agreement; accordingly, if TRMT fails to timely pay the TRMT Termination Fee pursuant to this Section 9.3 and, in order to obtain such payment, RMRM commences a suit that results in a judgment against TRMT for the payment of the TRMT Termination Fee set forth in this Section 9.3, TRMT shall pay RMRM its costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law; and if RMRM fails to timely pay the RMRM Termination Fee pursuant to this Section 9.3 and, in order to obtain such payment, TRMT commences a suit that results in a judgment against RMRM for the payment of the RMRM Termination Fee set forth in this Section 9.3, RMRM shall pay TRMT its costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.
(g)   Except as otherwise provided pursuant to Section 9.3, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Merger and the other Transactions are consummated; provided that the Parties will share equally any filing fees incurred in connection with the Form S-4 and Joint Proxy Statement as may be required to consummate the Merger and the other Transactions.
ARTICLE 10
GENERAL PROVISIONS
Section 10.1   Non-survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Merger Effective Time. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Merger Effective Time.
Section 10.2   Notices.   All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery, if delivered personally, or on the date of receipt, if sent by overnight courier (providing proof of delivery) to the Parties or if sent by e-mail of a .pdf attachment (providing confirmation of transmission) at the following street addresses or email addresses, as applicable (or at such other United States street address or email address for a Party as shall be specified by like notice):
(a)   if to TRMT to:
Tremont Mortgage Trust
Two Newton Place
255 Washington Street
Suite 300
Newton, Massachusetts 02458
Attention: President
E-mail: tlorenzini@tremontadv.com
with a copy (which shall not constitute notice) to:
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Lindsey A. Getz
E-mail: lgetz@sullivanlaw.com
(b)   if to RMRM to:
RMR Mortgage Trust
Two Newton Place
255 Washington Street

Suite 300
Newton, Massachusetts 02458
Attention: President
E-mail: tlorenzini@tremontadv.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
920 N. King Street
Wilmington, Delaware 19801
Attention: Faiz Ahmad
E-mail: faiz.ahmad@skadden.com
Section 10.3   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the Merger or the other Transactions is not affected in any manner materially adverse to any Party, and (d) such terms or other provisions shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger or the other Transactions be consummated as originally contemplated to the fullest extent possible.
Section 10.4   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered (by electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in .pdf format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 10.5   Entire Agreement; Third Party Beneficiaries.
(a)   This Agreement (including the TRMT Disclosure Letter, the RMRM Disclosure Letter, the exhibits hereto and the documents and instruments referred to herein), together with the TRA Letter Agreement, the TRA Voting Agreement and the DP Voting Agreement, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.
(b)   This Agreement is intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 7.5 (which, from and after the Merger Effective Time shall be for the benefit of the Covered Persons). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties other than as described in this Section 10.5. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.7 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of RMRM or Knowledge of TRMT, as applicable. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.6   Amendment and Modification.   Subject to compliance with applicable Law, this Agreement may be amended, modified or supplemented in any respect by mutual written agreement of the

Parties at any time before or after receipt of the TRMT Shareholder Approval or the RMRM Shareholder Approval and prior to the Merger Effective Time; provided, however, that after the TRMT Shareholder Approval or the RMRM Shareholder Approval has been obtained, there shall not be any amendment, modification or supplement of this Agreement, which by applicable Law or in accordance with the rules of Nasdaq requires the further approval of the holders of the TRMT Common Shares or the holders of the RMRM Common Shares, without such further approval of such shareholders.
Section 10.7   Extension and Waiver.   At any time prior to the Merger Effective Time, subject to applicable Law, any Party may (a) extend the time for the performance of any obligation or other act of any other Party, (b) waive any inaccuracy in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by TRMT or RMRM in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 10.8   Governing Law; Jurisdiction.
(a)   This Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to any choice or conflict of Law principles (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.
(b)   All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such action or proceeding except in such courts, (iii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 10.9   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER AGREEMENTS DELIVERED IN CONNECTION HEREWITH, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.9.
Section 10.10   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any Party without the prior written consent of the other Party and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
Section 10.11   Specific Performance.   The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to ARTICLE 9, each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties hereby waives (a) any defense in an Action for specific performance that a remedy at Law would be adequate, and (b) any requirement under any Law to post a security as prerequisite to obtaining equitable relief. Each Party agrees that the right of specific performance and other equitable relief is an integral part of the Merger and the other Transactions, and without that right, neither TRMT, on the one hand, nor RMRM, on the other hand, would have entered into this Agreement. For the avoidance of doubt, the Parties may pursue both a grant of specific performance or other equitable remedies to the extent permitted by this Section 10.11 and the payment of damages, but shall not be entitled or permitted to receive an award of damages if specific performance or other equitable remedies are awarded and consummation of the Merger occurs and shall not be entitled or permitted to receive an award of specific performance or other equitable remedies if damages are awarded.
Section 10.12   Non-liability of Trustees of TRMT and RMRM.   The TRMT Charter, the RMRM Charter, and the RMRM Post-Merger Charter provide that no trustee, officer, shareholder, employee or agent of TRMT or RMRM, respectively, shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, TRMT or RMRM, respectively. All Persons dealing with TRMT or RMRM in any way shall look only to the assets of TRMT or RMRM, respectively, for the payment of any sum or the performance of any obligation.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.
RMR MORTGAGE TRUST
By:
/s/ Thomas J. Lorenzini

Name: Thomas J. Lorenzini
Title: President
TREMONT MORTGAGE TRUST
By:
/s/ G. Douglas Lanois

Name: G. Douglas Lanois
Title: Chief Financial Officer and Treasurer
[Signature Page to the Agreement and Plan of Merger]

Annex B
FORM OF AMENDED AND RESTATED DECLARATION OF TRUST
OF
RMR MORTGAGE TRUST

SEVEN HILLS REALTY CAPITAL TRUST
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
(Dated [•], 2021)

SEVEN HILLS REALTY CAPITAL TRUST
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made on [•], 2021 for the purpose of governing a Maryland statutory trust in accordance with the provisions hereinafter set forth.
WHEREAS, the Trust is a statutory trust within the meaning of the Act; and
WHEREAS, the Trust was formed by the filing of a Certificate of Trust with the State Department of Assessments and Taxation of Maryland; and
WHEREAS, the governing instrument of the Trust, as that term is defined in the Act, shall be this Declaration together with any Bylaws adopted in accordance herewith for the regulation and management of the affairs of the Trust; and
WHEREAS, the Trust was previously formed to carry on the business of an investment company and has transitioned its business from a registered investment company to a mortgage REIT as of January 5, 2021;
WHEREAS, Articles of Merger were filed on the date hereof with the State Department of Assessments and Taxation of Maryland whereby the name of the Trust was changed from “RMR Mortgage Trust” to “Seven Hills Realty Capital Trust”; and
WHEREAS, the Trust intends to qualify for taxation as a REIT under the Code and make certain administrative changes on account thereof.
NOW, THEREFORE, the Trust hereby will be governed by this Declaration.
ARTICLE I
NAME AND DEFINITIONS
Section 1.1   Name.   This Trust shall be known as “Seven Hills Realty Capital Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
Section 1.2   Definitions.   Whenever used herein, unless otherwise required by the context or specifically provided:
(a)   “Act” means the Maryland Statutory Trust Act, as amended from time to time;
(b)   “Board of Trustees” shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.
(c)   “Bylaws” means the Bylaws of the Trust, as amended or restated from time to time;
(d)   “Certificate of Trust” means the Certificate of Trust of the Trust, as it may be further amended, supplemented or restated, as filed with the State Department of Assessments and Taxation of Maryland;
(e)   “class” or “class of Shares” refers to the division of Shares into two or more classes as provided in Section 3.1;
(f)   “Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as amended from time to time. All references to specific sections of the Code shall include applicable successor provisions;
(g)   “Declaration” means this Agreement and Declaration of Trust, as it may be amended or restated from time to time;

(h)   “Exchange Act” means the Securities Exchange Act of 1934, as amended;
(i)   “Person” means an individual, corporation, limited liability company, partnership, estate, trust (including, without limitation, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit (as defined in Article V) applies;
(j)   “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code;
(k)   “series” or “series of Shares” refers to the division of Shares representing any class into two or more series as provided in Section 3.1;
(l)   “Shareholder” means a record owner of Shares;
(m)   “Shares” means the equal proportionate transferable units into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;
(n)   “Tremont Advisors” means Tremont Realty Advisors LLC, the Trust’s manager, or any successor manager to the Trust;
(o)   “Trust” means the Maryland statutory trust governed by this Declaration, as it may be amended or restated from time to time; and
(p)   “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article IV.
ARTICLE II
PURPOSE
The purposes for which the Trust is formed are to engage in any lawful act or activity for which statutory trusts may be organized under the general laws of the State of Maryland as now or hereinafter in force, including engaging in business as a REIT.
ARTICLE III
SHARES
Section 3.1   Division of Beneficial Interest.   The Trustees may, without Shareholder approval, authorize one or more classes or series of Shares, with Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may without Shareholder approval from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.
The Shares shall initially be divided into one class, a class of an unlimited number of common Shares, $0.001 par value per share (the “Common Shares”), having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred Shares (the “Preferred Shares”), having the powers, preferences, rights, qualifications, limitations and restrictions as the Trustees may determine.
(a)   Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.
(b)   The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Board of Trustees in its discretion may determine.
(c)   Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Board of Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Board of Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust.
(d)   The Trust may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.
(e)   Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Board of Trustees in its sole discretion deems advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Board of Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).
(f)   The Trust may issue Common Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.
Section 3.2   Ownership of Shares.   The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. Shares shall be evidenced by certificates or, at the election of a Shareholder, in book-entry form. Certificates shall be executed on behalf of the Trust by the Chief Executive Officer, if any, the President or a Vice President and by the Treasurer or Secretary. Such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if such individual were such officer at the time of its issue. Subject to the foregoing, the trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and series and as to the number of Shares of each class and series held from time to time by each Shareholder.
Section 3.3   Investments in the Trust.   The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees may from time to time determine.
Section 3.4   Share Restrictions.   Notwithstanding any provision herein to the contrary, but subject to the principles of Section 10.4, any purchase or transfer or purported purchase or transfer of Shares to any person whose holding of the Shares of the Trust may cause the Trust to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the Shares to such person, shall be void ab initio. Any Shares purportedly transferred to or retained by such a person may, at the option of the Trust, be repurchased by the Trust at the lesser of market value or net asset value at the time of repurchase. A legend describing the foregoing restrictions may be placed on share certificates or in book entry, depending on whether the applicable Shares are issued in certificated or book entry form.
Section 3.5   No Preemptive Rights.   Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.
Section 3.6   Derivative Claims.   No Shareholder shall have the right to bring or maintain any action, proceeding or claim on behalf of the Trust or any series or class of Shares or Shareholders (a)(i) unless such Shareholder is a Shareholder at the time such action, proceeding or claim is commenced and such Shareholder continues to be a Shareholder throughout the duration of such action, proceeding or claim and (ii)(1) at the time of the transaction or event underlying such action, proceeding or claim, such Shareholder was a Shareholder or (2) such Shareholder’s status as a Shareholder devolved upon the Shareholder by operation of law or pursuant to the terms of this Declaration from a person who was a Shareholder at the time of the transaction or event underlying such action, proceeding or claim and (b) without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim and such demand has the support of Shareholders owning a majority of the outstanding class or series of Shares affected by the proposed action, proceeding or suit. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Trust or series or class of Shares or Shareholders would otherwise result. Such demand shall be mailed to the Secretary at the Trust’s principal office and shall set forth with particularity the nature of the proposed action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Independent Trustees (as that term is defined in the Bylaws) shall consider such demand. In their sole discretion, the Independent Trustees may submit the matter to a vote of Shareholders or a series or class of Shares, as appropriate. Any decision by the Independent Trustees to bring, maintain or settle such action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon all Shareholders who will be prohibited from maintaining separate competing actions, proceedings or suits on the same subject matter. Any decision by the Independent Trustees not to bring or maintain an action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders to vote on whether or not such action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration pursuant to the provisions of the Bylaws; and the vote of Shareholders required to override the Independent Trustees’ decision and to permit the Shareholder(s) to proceed with the proposed action, proceeding or suit shall be 75% of the outstanding class or series of Shares affected by the proposed action, proceeding or suit.
Section 3.7   Direct Claims.   No series or class or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the series or class or group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees except only rights of action by Shareholders specifically authorized by applicable law. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed action, proceeding or claim and the essential facts relied upon by the series or class or group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class or group of Shares, as appropriate. Any decision by the Trustees to settle or to authorize such action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the series or class or group of Shareholders or Shareholder seeking authorization who will be prohibited from maintaining separate competing actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to authorize an action, proceeding or suit by a series or class or group of Shareholders shall be subject to the right of the Shareholders to vote on whether such action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration pursuant to the provisions of the Bylaws; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed action, proceeding or suit shall be a majority of the outstanding Shares, series or class or group which are affected by the proposed action, proceeding or suit. For purposes of this Section 3.7, the term “Shareholder” or “Shareholders” includes a former Shareholder or former Shareholders.
Section 3.8   Arbitration.   Any disputes, claims or controversies brought by or on behalf of a Shareholder (which, for purposes of this Section 3.8, shall mean any Shareholder or any beneficial owner of Shares, or any former Shareholder or beneficial owner of Shares), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of Shares or Shareholders against the Trust or any Trustee, officer, manager (including Tremont Advisors or its successor), agent or employee of the Trust, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Declaration or the Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, may be subject to final and binding arbitration as provided in the Bylaws.
Section 3.9   Status of Shares and Limitation of Personal Liability.   Shares shall be deemed to be personal property giving only the rights provided in this Declaration and the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares afford Shareholders the status of partners of the Trust. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust with any service provider or other agent to or contractor with the Trust, including, without limitation, any third party beneficiary rights, except as may be expressly provided in any such contract or agreement. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein or in the Bylaws to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.
Section 3.10   Tax on Disqualified Organizations.   In accordance with Treasury Regulations § 1.860E-2(b)(4), the Board of Trustees may, in its sole discretion, cause the Trust to reduce the distributions payable to any “disqualified organization” (as defined in Section 860E(e)(5) of the Code) to the extent the Trust incurs any tax liability as a result of such disqualified organization’s ownership of Shares with respect to: (a) any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Trust; or (b) any similar income of the Trust resulting under Section 7701(i)(3) of the Code.
ARTICLE IV
THE TRUSTEES
Section 4.1   Number and Classes of Trustees; Term of Office; Qualifications of Trustees.   The Trustees who are signatories to this Declaration on the date hereof, and such other persons as the Trustee or Trustees then in office shall elect, shall serve until the first meeting of Shareholders at which Trustees of his or her Class (as defined below) are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. Any person serving as Trustee shall meet the criteria for office set forth from time to time in the Bylaws. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the number of Trustees shall be such number as shall be fixed from time to time by the Trustees; provided, however, that the number of Trustees shall in no event be less than three.
Annual meetings of Shareholders shall be held as specified in the Bylaws. The Trustees shall be classified, with respect to the time for which they severally hold office, into the following three classes (each a “Class”): Class III, whose term expires at the first annual meeting succeeding the initial annual meeting; Class I, whose term expires at the second annual meeting succeeding the initial annual meeting; and Class II, whose term expires at the initial meeting. Each Class shall consist of at least one Trustee. At each annual meeting beginning with the initial annual meeting, the successors of the Class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant Class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office.
The Trustees shall assign by resolution Trustees to each of the three Classes. The Trustees also may determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular class or series of Shares. If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes by resolution of the Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 4.2 at the time of the decrease. Except as provided in this Section 4.1 or Section 4.2, Trustees shall be elected only at an annual meeting of Shareholders.
Section 4.2   Vacancies; Resignation; Removal.   Vacancies on the Board of Trustees, whether resulting from an increase in the number of Trustees or otherwise, shall be filled in the manner provided in the Bylaws.
Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered to the Secretary of the Trust, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except as required by applicable law, a Trustee may be removed from office (a) for Cause (as hereinafter defined) only, and not without Cause, by the affirmative vote of all the remaining Trustees or (b) for Cause only, and not without Cause, by the action of at least 75% of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee. A Trustee judged incompetent or for whom a guardian or conservator has been appointed shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his or her name, shall account to the remaining trustees as they require for all property which he or she holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be. “Cause” for these purposes shall be as defined in the Bylaws.
Section 4.3   Effect of Death, Resignation, etc. of a Trustee.   The death, declination, resignation, retirement, removal, disqualification or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three) may exercise the powers of the Trustees hereunder.
Section 4.4   Powers.   Subject to any express limitations contained in this Declaration or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees, (b) the Board of Trustees shall have full, exclusive and absolute power, control and authority over any and all property of the Trust and (c) the Board of Trustees shall have the exclusive power to take or authorize any action within the powers of the Trust under the Act, the Certificate of Trust, this Declaration of Trust and the Bylaws including, without limitation, the power to authorize or approve any action that would otherwise require the approval of one or more Shareholders under the Act. The Board of Trustees may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. This Declaration shall be construed with the presumption in favor of the grant of power and authority to the Board of Trustees. Any construction of this Declaration or determination made in good faith by the Board of Trustees concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Declaration or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland or any other applicable laws.
Without limiting the foregoing, the Board of Trustees, without any action by or approval of the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a REIT, to determine that compliance with any restriction or limitations on ownership and transfers of Shares set forth in Article V is no longer required in order for the Trust to qualify for taxation as a REIT, to adopt, amend and repeal the Bylaws, to elect officers in the manner prescribed in the Bylaws, to solicit proxies from holders of Shares and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.
Any action to be taken by the Trustees may be taken within or without the State of Maryland.
Section 4.5   Management and Distribution Services.   The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive management services with any corporation, trust, association or other Person (the “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may provide for one or more agents who shall perform all or part of the obligations of the Manager under such contract and contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other Person, appointing it exclusive or nonexclusive distributor or underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.
The fact that:
(a)   any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, underwriter or distributor or agent of or for any corporation, trust, association or other Person, or of or for any parent or affiliate of any Person, with which a management contract, or underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
(b)   any corporation, trust, association or other Person with which a management contract or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has a management contract, or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other Persons, or has other business or interests, including competitive business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V
RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES
Section 5.1   Definitions.   For the purpose of this Article V, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to any Person, another Person controlled by, controlling or under common control or common management with such Person.
“Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including through a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Charitable Trust as determined pursuant to Section 5.3.7, provided that each such organization shall be described in Sections 501(c)(3), 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. If the Code shall cease to so define a charitable organization, “Charitable Beneficiary” shall mean an entity organized to do work for charitable purposes and not for profit.
“Charitable Trust” shall mean any trust provided for in Sections 5.2.1(b) and 5.3.1.
“Charitable Trustee” shall mean each Person, unaffiliated with the Trust and any Prohibited Owner, that is appointed by the Trust from time to time to serve as a trustee of a Charitable Trust as provided by Section 5.3.1.
“Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including through a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or treated as beneficially owned under Rule 13d-3 under the Exchange Act. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Equity Shares” shall mean all Shares of all classes and series, including, without limitation, Common Shares and Preferred Shares.
“Excepted Holder” shall mean (a) a Shareholder for whom an Excepted Holder Limit (if any) is created by this Article V or by the Board of Trustees pursuant to Section 5.2.6, (b) Tremont Advisors, (c) RMR, (d) the Managed Entities and (e) Affiliates of Tremont Advisors, RMR or the Managed Entities.
“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements (if any) established by the Board of Trustees pursuant to Section 5.2.6, the percentage limit (if any) established by the Board of Trustees with respect to such Excepted Holder.
“Managed Entities” shall mean the Persons to whom RMR, directly or indirectly, provides management services.
“Market Price” with respect to Equity Shares on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported on the principal consolidated transaction reporting system with respect to such Equity Shares, or if such Equity Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over-the-counter market, or if no trading price is available for such Equity Shares, the fair market value of such Equity Shares as determined by the Board of Trustees.
“National Securities Exchange” shall mean a securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.
“Ownership Limit” shall mean (a) with respect to Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Common Shares outstanding at the time of determination and (b) with respect to any other class or series of Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Shares of such class or series outstanding at the time of determination.
“Prohibited Owner” shall mean any Person that, but for the provisions of this Article V, would Beneficially Own or Constructively Own Equity Shares causing an Ownership Violation (as defined in Section 5.2.1(b)) and, if appropriate in the context, shall also mean any Person that would have been the holder of record on the books of the Trust or the Trust’s transfer agent of Equity Shares that the Prohibited Owner would have so owned.
“RMR” shall mean The RMR Group Inc., a Maryland corporation, its successors and assigns, and their consolidated subsidiaries, together and each individually.
“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such action or cause any such event) that causes, or but for the provisions of this Article V would cause, any Person to acquire Beneficial Ownership or Constructive Ownership of Equity Shares or the right to vote or receive distributions on Equity Shares, including without limitation (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Equity Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Equity Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right,and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
Section 5.2   Equity Shares.
5.2.1
Ownership Limitations.

(a)   Basic Restrictions.
(i)   No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit.
(ii)   No Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit (if any) applicable to such Excepted Holder.
(iii)   No Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in the Trust failing to qualify for taxation as a REIT, including such Beneficial Ownership or Constructive Ownership resulting in the Trust (x) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (y) owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust (or its subsidiaries) from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.
(iv)   Subject to Section 5.5, notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
The number and value of the outstanding Equity Shares (or any class or series thereof) held or owned by any Person (including within the meaning of (A) Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, or (B) Section 856(d) of the Code) shall be determined by the Board of Trustees, which determination shall be conclusive for all purposes.
(b)   Transfer in Trust or Voided Transfer.   If any Transfer occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 5.2.1(a)(i), Section 5.2.1(a)(ii) or Section 5.2.1(a)(iii), as applicable (any such violation an “Ownership Violation”), then: (i) that number of Equity Shares, the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause an Ownership Violation by such Person (rounded upward to the nearest whole share, and such excess shares, as so rounded, the “Excess Shares”), shall be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 5.3, effective as of the close of business on the Business Day prior to the date of such determination of such Transfer, and such Person shall acquire no rights in the Excess Shares; or (ii) if the transfer to the Charitable Trust or Charitable Trusts described in Section 5.2.1(b)(i) would not be effective for any reason to prevent an Ownership Violation, then the Transfer of that number of Equity Shares that otherwise would cause an Ownership Violation by any Person (rounded up to the nearest whole share) shall be void ab initio, in which case the intended transferee shall acquire no rights in the Excess Shares.
In determining which Equity Shares are to be transferred to a Charitable Trust in accordance with this Section 5.2.1 and Section 5.3, Equity Shares shall be so transferred to a Charitable Trust in such manner that minimizes the aggregate value of the Equity Shares that are transferred to the Charitable Trust (except to the extent that the Board of Trustees determines that the Equity Shares transferred to the Charitable Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 5.2.1, and to the extent not inconsistent therewith, on a pro rata basis).
(c)   Cooperation.   The Shareholder that would otherwise constitute a Prohibited Owner absent the application of the provisions of Section 5.2.1(b) shall use best efforts and take all actions necessary or requested by the Trust to cooperate with effecting the actions taken by the Board of Trustees pursuant to Section 5.2.1(b), including, without limitation, informing the Trust where and by whom any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Trustees.
5.2.2   Remedies for Breach.   If the Board of Trustees shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 5.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 5.2.1 (whether or not such violation is intended), the Board of Trustees may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer in violation of Section 5.2.1(a) (or other event that results in a violation of Section 5.2.1(a)) shall automatically result in the transfer to a Charitable Trust as described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees. Such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 8.9, including the costs and expenses of the Charitable Trustee under Section 5.4. This Section 5.2.2 shall not in any way limit the provisions of Section 5.2.1(b).
5.2.3   Notice of Restricted Transfer.   Any Person that acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 5.2.1(a), or any Person that would have owned Excess Shares, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice to the Trust and provide to the Trust such other information as the Trust may request.
5.2.4   Owners Required to Provide Information.   Every Person that is a Beneficial Owner or Constructive Owner of five percent or more (or such lower percentage as required by the Code) of any series or any class of outstanding Equity Shares at the time of determination, within 30 days after the end of each taxable year and also within three Business Days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares Beneficially Owned and (if requested by the Trust) Constructively Owned by it, and a description of the manner in which such Equity Shares are held; provided that a Shareholder that holds Equity Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Equity Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Equity Shares of such Actual Owner with respect to which the Shareholder is the nominee. Each Person that is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder) that is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide in writing to the Trust such information as the Trust may request in order to determine the Trust’s qualification for taxation as a REIT and the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with the requirements of any taxing authority or other governmental authority or to determine such compliance.
5.2.5   Ambiguity.   In the case of an ambiguity in the application of any of the provisions of this Section 5.2, Section 5.3 or any definition contained in Section 5.1, the Trustees shall have the power to determine the application of the provisions of this Section 5.2 or Sections 5.1 or 5.3 with respect to any situation based on the facts known to them. In the event Sections 5.1, 5.2 or 5.3 require an action by the Trustees and this Declaration fails to provide specific guidance with respect to such action, the Trustees with the advice of counsel shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 5.1, 5.2 or 5.3.
5.2.6   Exceptions.
(a)   Subject to Section 5.2.1(a)(iii), the Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) any Person from any of the ownership limitations set forth in Section 5.2.1(a) and establish, increase, or decrease an Excepted Holder Limit for such Person if: (i) such Person provides to the Board of Trustees, for the benefit of the Trust, such representations and undertakings, if any, as the Board of Trustees may, in its sole discretion, determine to be necessary or advisable in order for it to make the determination that the Beneficial Ownership or Constructive Ownership of Equity Shares by such Person in excess of the Ownership Limit will not now or in the future jeopardize the Trust’s ability to qualify for taxation as a REIT under the Code; (ii) such Person’s ownership of Equity Shares pursuant to an exception granted hereunder (together with the ownership of Equity Shares by all other Persons as permitted under this Article V, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its subsidiaries is a party or reasonably expects to become a party; (iii) such Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this Article V, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust, as determined by the Board of Trustees; and (iv) such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Sections 5.2.1(b) and 5.2.2 with respect to Equity Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person unless the Board of Trustees determines that the agreement set forth in this Section 5.2.6(a)(iv) is not necessary or advisable.
(b)   Prior to granting any exception pursuant to Section 5.2.6(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s qualification for taxation as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.
(c)   In determining whether to grant any exemption pursuant to Section 5.2.6(a), the Board of Trustees may, but need not, consider, among other factors, (i) the general reputation and moral character of the Person, (ii) whether the Person’s ownership of Equity Shares would be direct or through ownership attribution, (iii) whether the Person’s ownership of Equity Shares would interfere with the conduct of the Trust’s business, including the Trust’s ability to make additional investments, (iv) whether granting an exemption for the Person would adversely affect any of the Trust’s existing contractual arrangements or the execution of any of the Trust’s strategies or business policies, (v) whether the Person to whom the exception would apply has been approved as an owner of the Trust by all regulatory or other governmental authorities with jurisdiction over the Trust, and (vi) whether the Person to which the exemption would apply is attempting to change control of the Trust or affect its policies in a way that the Board of Trustees, in its sole discretion, considers adverse to the best interests of the Trust or its Shareholders. Nothing in this Section 5.2.6(c) shall be interpreted to mean that the Board of Trustees may not act in its sole discretion in making any determination under Section 5.2.1(b).

(d)   An underwriter or initial purchaser that participates in a public offering, a private placement or a forward sale or distribution of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Ownership Limit or the limitations in Section 5.2.1(a)(ii), but only to the extent necessary to facilitate such public offering, private placement or forward sale or distribution as determined by the Board of Trustees.
5.2.7   Increase or Decrease in Ownership Limit.   Subject to Section 5.2.1(a)(iii), the Board of Trustees may from time to time increase the Ownership Limit (or any portion thereof) for one or more Persons and decrease the Ownership Limit (or any portion thereof) for all other Persons; provided, however, that (i) any such decreased Ownership Limit (or portion thereof) will not be effective for any Person whose ownership in Equity Shares is in excess of the decreased Ownership Limit (or portion thereof) until such time as such Person’s ownership in Equity Shares equals or falls below the decreased Ownership Limit (or such decreased portion thereof), but any further Transfers of any Equity Shares resulting in such Person’s Beneficial Ownership or Constructive Ownership thereof creating an increased excess over the decreased Ownership Limit (or portion thereof) will be in violation of the decreased Ownership Limit (or portion thereof); and (ii) any new Ownership Limit (or portion thereof) would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Equity Shares permitted to be Beneficially Owned under such new Ownership Limit, taking into account clause (i) of this proviso permitting ownership in excess of the decreased Ownership Limit (or portion thereof) in certain cases.
Section 5.3   Transfer of Equity Shares.
5.3.1   Ownership in Charitable Trust.   Upon any purported Transfer or other event described in Section 5.2.1(b) that results in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee as trustee or trustees, as applicable, of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 5.3.5). Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 5.2.1(b). Any Charitable Trustee shall be appointed by the Trust and shall be a Person meeting the qualifications set forth in Section 5.1. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 5.3.7.
5.3.2   Status of Shares Held by a Charitable Trustee.   Equity Shares held in trust by a Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. Except to the extent otherwise provided in this Section 5.3, the Prohibited Owner shall:
(a)   have no rights in the shares held in trust by the Charitable Trustee;
(b)   not benefit economically from ownership of any shares or other property held in trust by the Charitable Trustee;
(c)   have no rights to dividends or other distributions with respect to Equity Shares held in trust by the Charitable Trustee;
(d)   not possess any rights to vote or other rights attributable to the shares held in trust by the Charitable Trustee; and
(e)   have no claim, cause of action or other recourse whatsoever against the purported transferor of such Equity Shares held in trust by the Charitable Trustee.
5.3.3   Ordinary Dividend and Voting Rights.   The Charitable Trustee shall have all voting rights and rights to ordinary dividends or other distributions with respect to Equity Shares held in trust by the Charitable Trustee, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 5.3.5). Any ordinary dividend or other distribution paid with respect to any Equity Shares which constituted Excess Shares at such time and prior to the discovery by the Trust that the Equity Shares have been transferred to the Charitable Trustee shall be paid by the

Prohibited Owner to the Charitable Trustee upon demand and any ordinary dividend or other distribution authorized but unpaid with respect to such Equity Shares shall be paid when due to the Charitable Trustee. Any ordinary dividends or other distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in trust by the Charitable Trustee and, effective as of the date that Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner with respect to such Equity Shares at any time such Equity Shares constituted Excess Shares with respect to such Prohibited Owner and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, as determined by the Board of Trustees, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of Shareholders.
5.3.4   Rights upon Liquidation.   Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Equity Shares of the class or series of Equity Shares that is held in trust by the Charitable Trustee, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Equity Shares held in trust by the Charitable Trustee bears to the total number of shares of such class or series of Equity Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Equity Shares held in trust by the Charitable Trustee in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 5.3.5.
5.3.5   Extraordinary Distribution and Sale of Shares by Charitable Trustee.   Unless otherwise directed by the Board of Trustees, as soon as reasonably practicable after receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust (and no later than 20 days after receiving notice in the case of Equity Shares that are listed or admitted to trading on any National Securities Exchange), the Charitable Trustee shall sell the Equity Shares held in trust by the Charitable Trustee (together with the right to receive dividends or other distributions with respect to such Equity Shares as to any Equity Shares transferred to the Charitable Trustee as a result of the operation of Section 5.2.1(b)) to a Person, designated by the Charitable Trustee, whose ownership of the Equity Shares will not violate the ownership limitations set forth in Section 5.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate. Upon any such sale or any receipt by the Charitable Trust of an extraordinary dividend or other distribution, the Charitable Trustee shall distribute the net proceeds of the sale or extraordinary dividend or other distribution to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.3.5. A Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Equity Shares or, if the Prohibited Owner did not give value for the Equity Shares in connection with the event causing the Equity Shares to become Excess Shares (for example, in the case of a gift, devise or other such transaction), the Market Price of the Equity Shares on the day of the event causing the Equity Shares to become Excess Shares, in each case reduced by any amounts previously received by the Prohibited Owner pursuant to this Section 5.3.5 in connection with prior extraordinary dividends or other distributions and (b) the proceeds received by the Charitable Trustee (net of any commissions and other expenses of the Charitable Trustee and the Trust as provided in Section 5.4) from the sale or other disposition of the Equity Shares held in trust by the Charitable Trustee plus any extraordinary dividends or other distributions received by the Charitable Trustee. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of ordinary dividends or other distributions which have been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 5.3.3. Any net sales proceeds and any extraordinary dividends or other distributions in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 5.4. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such Equity Shares are sold by a Prohibited Owner, then (a) such Equity Shares shall be deemed to have been sold on behalf of the Charitable Trust and (b) to the extent that the Prohibited Owner received an amount for such Equity Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.3.5, such excess shall be paid promptly to the Charitable Trustee upon demand.
5.3.6   Trust’s Purchase Right in Excess Shares.   Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this Article V, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such Equity Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Equity Shares, such as in the case of a gift, devise or other such transaction, the Market Price per Equity Share on the day of the event causing the Equity Shares to become Excess Shares) and (b) the Market Price per share on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee, if any, has sold the Equity Shares held in trust by the Charitable Trustee, if any, pursuant to Section 5.3.5. Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this Article V, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate. The Charitable Trustee shall distribute the net proceeds of the sale in accordance with Section 5.3.5.
5.3.7   Designation of Charitable Beneficiaries.   By written notice to the Charitable Trustee, the Trust shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Equity Shares held in trust by the Charitable Trustee would not violate the restrictions set forth in Section 5.2.1(a) in the hands of such Charitable Beneficiary and (b) contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this Article V, including Section 5.3.8. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Charitable Trustee before the automatic transfer provided for in Section 5.2.1(b) shall make such transfer ineffective, provided that the Trust thereafter makes such designation and appointment. The Trust may, in its sole discretion, designate a substitute or additional nonprofit organization meeting the requirements of this Section 5.3.7 as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Trust with respect to the application of this Article V shall be binding on each Charitable Beneficiary.
5.3.8   Retroactive Changes.   Notwithstanding any other provisions of this Article V, the Board of Trustees is authorized and empowered to retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the Charitable Beneficiary may have under this Article V, including, without limitation, granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Trustees shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee pursuant to Section 5.4.
Section 5.4    Costs, Expenses and Compensation of Charitable Trustee and the Trust.
5.4.1   Indemnification of the Charitable Trustee.   The Charitable Trustee shall be indemnified by the Trust or from the proceeds from the sale of Equity Shares held in trust by the Charitable Trustee, as further provided in this Article V, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this Article V.
5.4.2   Compensation.   The Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Trustees and the Charitable Trustee.
5.4.3   Reimbursement of Costs, Expenses and Compensation.   Costs, expenses and compensation payable to the Charitable Trustee pursuant to Sections 5.4.1 and 5.4.2 may be funded from the Charitable Trust or by the Trust. The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Sections 5.4.1 and 5.4.2) from the Charitable Trust for any such amounts funded by the Trust. Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 5.2.1(b), in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust; provided, however, that the ability of the Trust to fund its costs from the Charitable Trust shall not relieve the Prohibited Owner from his or her obligation to reimburse the Trust for costs under Section 8.9, except to the extent the Trust has in fact been previously paid from the Charitable Trust; nor will the possibility of the Trust receiving payment from the Charitable Trust create a marshalling obligation which would require the Trust to reimburse itself from the Charitable Trust before enforcing the Trust’s claims under Section 8.9 or otherwise.
Section 5.5   Transactions on a National Securities Exchange.   Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.
Section 5.6   Authority and Enforcement.   The Board of Trustees shall have all power and authority necessary or advisable to implement the provisions of this Article V. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V. Nothing contained in this Article V shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s qualification for taxation as a REIT.
Section 5.7   Non-Waiver.   No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.
Section 5.8   Enforceability.   If any of the restrictions on Transfer of Equity Shares contained in this Article V are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the maximum extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Equity Shares and to hold such Equity Shares on behalf of the Trust.
Section 5.9   Continued Effect.   The provisions of this Article V shall continue in full force and effect indefinitely, regardless of whether or not the Trust qualifies as a REIT.
Section 5.10   Legend.   Each certificate for Shares, if any, shall bear a legend describing the restrictions on transferability of Shares contained herein or, instead of a legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.
ARTICLE VI
SHAREHOLDERS’ VOTING POWERS AND MEETINGS
Section 6.1   General.   Except as otherwise provided in this Article VI or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the Bylaws.
Section 6.2   Voting Powers as to Certain Transactions.
(a)   Unless otherwise required by law, the following actions may be taken if authorized and approved by the affirmative vote or consent of at least 75% of the Trustees then in office without the need for Shareholder approval:
(i)   the merger or consolidation or share exchange of the Trust with or into any other Person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or of any such Person or company with or into the Trust;
(ii)   the conversion of the Trust into a corporation, limited liability company, partnership, real estate investment trust or any other entity into which the Trust can be converted under the laws of the State of Maryland;

(iii)   the sale, lease or transfer of all or substantially all of the Trust’s assets; or
(iv)   the liquidation or termination of the Trust;
provided that, if any of the actions described in this Section 6.2(a) are not approved by the affirmative vote or consent of at least 75% of the Trustees then in office, then it shall be necessary for such action to be approved by the affirmative vote or consent of at least a majority of the Trustees then in office and at least a majority of all the votes cast (or the least amount legally permitted if higher than a simple majority of all votes cast) at a meeting of Shareholders duly called and at which a quorum is present (by class or series or in combination as may be established in the Bylaws or by the Trustees).
(b)   Notwithstanding anything to the contrary in Section 6.2(a), the granting of a pledge or security interest in all or substantially all of the Trust’s assets may be done by majority vote of the Trustees then in office and without Shareholder approval even if such pledge may result in sale or transfer of all or substantially all of the Trust’s assets in the event that the Trust defaults upon obligations which are secured by such security interest or pledge.
Section 6.3   Voting Rights.   Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 4.1 and the removal of Trustees as provided in Section 4.2; (b) amendment of this Declaration as provided in Section 11.2; (c) the matters provided for in Section 6.2(a) if the matters are not approved by the affirmative vote or consent of at least 75% of the Trustees then in office; (d) such other matters required by applicable law to be approved by Shareholders; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to the matters set forth in clauses (a) through (d) of this Section 6.3, no action taken by the Shareholders at any meeting shall in any way bind the Board of Trustees.
Section 6.4   Shareholder Meetings.   Except as required by applicable law, actions by Shareholders which are required or permitted may only be taken at a meeting, and Shareholder meetings may only be called by the Trustees.
Section 6.5   Inspection of Records.   Shareholders shall have no right under the Act to inspect the records of the Trust, including, without limitation, Shareholder lists, documents, accounts and books of the Trust. All Shareholders’ requests to inspect the records of the Trust shall be submitted by Shareholders to the Trustees in writing. Upon receipt of such requests, the Trustees may establish procedures for such inspections. To preserve the integrity of the Trust’s records, the Trustees may provide certified copies of Trust records rather than originals. The Trustees shall not be required to create records or obtain records from third parties to satisfy Shareholders’ requests. The Trustees may require Shareholders to pay in advance or otherwise indemnify the Trust for the costs and expenses of Shareholders’ inspection of records. Nothing in this Section 6.5 is intended nor shall be construed to permit Shareholders to inspect the records of the Trust except as may be permitted by the Trustees.
ARTICLE VII
DISTRIBUTIONS
Section 7.1   Distributions.   The Trustees may each year, or more frequently if they so desire, but need not, authorize the Trust to distribute to the Shareholders of any or all classes or series of Shares such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may authorize the Trust to distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 7.1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided, that, no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at such value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.
ARTICLE VIII
DUTIES, LIABILITY LIMITATION, INDEMNIFICATION, TRANSACTIONS WITH THE TRUST AND IMPACT OF CORPORATE LAW
Section 8.1   Generally.   The duties of the Trustees shall be as provided by this Declaration. Each Trustee shall exercise such rights and powers vested in the Trustees by the Act, this Declaration and the Bylaws in good faith, in a manner that the Trustee reasonably believes to be in the best interests of the Trust, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A Trustee’s act, or failure to act, shall be presumed to satisfy the standards set forth in the preceding sentence. No Trustee shall have or be deemed to have any fiduciary or other duty to the Trust, any Shareholder, any Trustee, or any other person, except for such duties expressly provided by this Declaration. The provisions of this Declaration, to the extent that they restrict or otherwise limit the duties and liabilities of the Trustees otherwise existing under applicable law are agreed by the parties hereto to replace such other duties and liabilities of the Trustees.
Section 8.2   Limitation of Trustee Liability.   The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. To the maximum extent permitted by Maryland law in effect from time to time permits the limitation of the liability of trustees and officers of a statutory trust, no present or former Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
Section 8.3   Indemnification of Shareholders.   In the event that any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be indemnified by the Trust out of the Trust’s property against all loss and expense arising from such liability.
Section 8.4   Indemnification of Trustees, Officers etc.   To the maximum extent permitted by Maryland law in effect from time to time, the Trust may indemnify a Trustee or officer (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust. Expenses, including counsel fees incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII.
Section 8.5   Indemnification Not Exclusive.   The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law.
Section 8.6   Transactions Between the Trust and its Trustees, Officers, Employees and Agents.    (a)   Subject to any express restrictions adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind, whether or not any of its Trustees, officers, employees or agents has a financial interest in such transaction, with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust or in which a Trustee, officer, employee or agent of the Trust has a material financial interest. To the extent permitted by applicable law, a contract or other transaction between the Trust and any Trustee or between the Trust and Tremont Advisors, or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest shall not be void or voidable if:
(i)   The fact of the common directorship, trusteeship or interest is disclosed or known to the Trustees or a proper committee thereof, and the Trustees or such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or
(ii)   The contract or transaction is authorized, approved, or ratified by a majority of Shares voted or, if applicable law does not permit approval by a percentage of Shares voted, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of Shares outstanding and entitled to vote; or
(iii)   The contract or transaction is fair and reasonable to the Trust.
(b)   Whether or not they may be legally entitled to vote on the matters described in this Section 8.6, interested Trustees or the Shares owned by them or by an interested corporation, trust, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof or at a meeting of the Shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.
(c)   The failure of a contract or other transaction between the Trust and any Trustee or between the Trust and Tremont Advisors or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest to satisfy the criteria set forth in Section 8.6(a) shall not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction shall be valid to the fullest extent permitted by applicable law.
Section 8.7   General Corporation Law.   To the fullest extent permitted by applicable law, the establishment of Trustees limitation of liability as set forth in Section 8.2 and the providing of indemnity or contracting with related parties described in this Article VIII in accordance with terms and procedures not materially less favorable to the Trust than the maximum discretion and maximum indemnification permitted by the Maryland General Corporation Law (as in effect at the time such provision was adopted or such contract or transaction was entered into or as it may thereafter be in effect) shall be deemed to have satisfied the criteria set forth in this Article VIII; but nothing herein is intended to require that the terms and procedures established by the Maryland General Corporation Law shall be required to limit liability, to provide indemnification or for contracting as set forth in this Article VIII.

Section 8.8   Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business.   Subject to any restrictions which may be adopted by the Trustees in the Bylaws or otherwise, any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his or her personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the investing in securities of real estate or other companies or in other interests in Persons engaged in real estate or other businesses. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him or her in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in: (a) any Person who may be engaged to render advice or services to the Trust, (b) any Person in which the Trust has invested or may invest, (c) any Person from which the Trust has purchased or may purchase securities or other property and (d) any Person to which the Trust has sold or may sell securities or other property; and such Trustee, officer, employee or agent of the Trust may receive compensation from such other Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his or her duties and powers as Trustee or officer, employee or agent of the Trust.
Section 8.9   Indemnification of the Trust.   To the fullest extent permitted by law, each Shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such Shareholder’s breach or failure to fully comply with any covenant, condition or provision of this Declaration or the Bylaws or any action against the Trust in which such Shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.
Section 8.10   Trustees, Shareholders, etc. Not Personally Liable; Notice.   All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.
Section 8.11   Trustees and Officers Good Faith Action, Expert Advice, No Bond or Surety.   The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.
Section 8.12   Liability of Third Persons Dealing with Trustees.   No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
ARTICLE IX
REGULATORY COMPLIANCE AND DISCLOSURE
Section 9.1   Actions Requiring Regulatory Compliance Implicating the Trust.   If any Shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such Shareholder’s ownership interest in the Trust or actions taken by the Shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (as defined below) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined below), such Shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust. If the Shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the Shareholder shall promptly divest a sufficient number of shares of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust. If the Shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of the Trust by not later than the 10th day after triggering such requirement or regulation referred to in this Section 9.1, then any shares of the Trust beneficially owned by such Shareholder at and in excess of the level triggering the application of such requirement or regulation shall be deemed to constitute shares held in excess of the Ownership Limit set forth in Article V and be subject to the provisions of Article V and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect. Moreover, if the Shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending Shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust. For purposes of this Article IX, (a) “Governmental Action” shall mean the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body and (b) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).
Section 9.2   Compliance With Law.   Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such Shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the Shareholder.
Section 9.3   Limitation on Voting Shares or Proxies.   Without limiting the provisions of Section 9.1, if a Shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such Shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote Shares owned by other Shareholders, would not be permitted to vote the Shareholder’s Shares or proxies for Shares in excess of a certain amount pursuant to applicable law but the Board of Trustees determines that the excess Shares or Shares represented by the excess proxies are necessary to obtain a quorum, then such Shareholder shall not be entitled to vote any such excess Shares or proxies, and instead such excess Shares or proxies may, to the fullest extent permitted by law, be voted by the Tremont Advisors (or by another person designated by the Trustees) in proportion to the total Shares otherwise voted on such matter.
Section 9.4   Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.   To the fullest extent permitted by law, any representation, warranty or covenant made by a Shareholder with any governmental or regulatory body in connection with such Shareholder’s interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.
Section 9.5   Board of Trustees’ Determinations.   The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this Article IX.
ARTICLE X
MISCELLANEOUS
Section 10.1   Duration and Termination of Trust.   Unless terminated as provided in Article VI, the Trust shall continue without limitation of time. Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, and distribute the proceeds to the Shareholders ratably according to the number of Shares and according to the series or class held by the several Shareholders on the date of termination. Any series or class of Shares other than Common Shares may be terminated or redeemed by the Trust pursuant to terms established by the Trustees or in the Bylaws. A termination or redemption of Common Shares shall be considered a liquidation or termination of the Trust and shall only be accomplished pursuant to the terms established in Article VI, provided, however, a partial redemption or termination of Common Shares of up to 10% of the number of Common Shares outstanding in any 12 month period (the 10% amount being determined on the day before the first redemption or termination in each such 12 month period) may be accomplished by the Trust pursuant to a vote of 75% of the Trustees then in office.
Section 10.2   Filing of Copies, References, Headings.   The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. Each amendment hereto shall become effective when such amendment is authorized pursuant to the provisions hereto unless a later date is specified. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof”, and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.
Section 10.3   Applicable Law.   This Declaration is created under and is to be governed by and construed and administered according to the laws of the State of Maryland; provided, however, that notwithstanding the provisions of Section 12-102(a) of the Act, to the maximum extent permitted by applicable law, no law of the State of Maryland (whether common, statutory, or other law) pertaining to trusts, if and to the extent inconsistent with the provisions of this Declaration, shall be applicable to the Trust or the parties to this Declaration. The Trust is a Maryland statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust and the Trustees may excise all powers which are ordinarily exercised by trustees of such a trust.
Section 10.4   Trust Only.   It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. Nothing in this Declaration, however, shall prevent the Trust from being a corporation or association for tax purposes.
Section 10.5   Address of the Trust and Trustees; Agent for Service of Process.   The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporation Service Company, whose address is 7 St. Paul St. Suite 820, Baltimore, MD 21202. The resident agent is a Maryland corporation. The principal office of the Trust in the State of Maryland is c/o CSC-Lawyers Incorporation Service Company, 7 St. Paul St. Suite 820, Baltimore, MD 21202. The Trust may have other offices and may change its principal office address by vote of its Trustees. The offices of the Trust and the Trustees, including the principal office, may be located within or outside Maryland.
ARTICLE XI
AMENDMENTS, BYLAWS AND CONSTRUCTION
Section 11.1   Amendments by Trustees.   Amendments to this Declaration for the purpose of (a) changing the name of the Trust, (b) changing the domicile of the Trust without changing the substance of this Declaration (other than changes made in light of any such change in domicile which the Board of

Trustees determines appropriate) or (c) supplying any omission, curing any ambiguity, correcting any defective or inconsistent provision or error or clarifying the meaning and intent of this Declaration, may be made at any time by the Board of Trustees, in its sole discretion, without Shareholder approval. Amendments to the Certificate of Trust for any purpose may be made at any time by the Board of Trustees without Shareholder approval.
Section 11.2   Amendments by Shareholders and Trustees.
(a)   Except as otherwise provided in Sections 11.1 and 11.2(b), the affirmative vote of a majority of Trustees then in office and at least 75% of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Board of Trustees) shall be required to amend, alter, change or repeal any provision of this Declaration.
(b)   Notwithstanding anything to the contrary in Section 11.2(a), if an amendment to this Declaration is approved by 75% of the Trustees then in office, no Shareholder approval will be required for that amendment to be effective, except to the extent Shareholder approval is required by applicable law; and, if applicable law requires Shareholder approval, the vote required shall be the lesser of a majority of Shares voted or the least amount legally required.
Section 11.3    Bylaws.   The Board of Trustees may adopt, amend, change or repeal Bylaws which shall govern the conduct of business by this Trust. Except as they may directly contradict provisions of this Declaration, the Bylaws may implement and interpret this Declaration.
Section 11.4    Construction.   If any provision of this Declaration is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of this Declaration shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible. The re-construction of an unlawful provision shall be made by the Board of Trustees, or, in the absence of action by the Board of Trustees, by the court or regulatory body which determined the provision to be unlawful.
[signature page follows]

IN WITNESS HEREOF, this Amended and Restated Agreement and Declaration Of Trust has been executed as of the date and year first above written, by the undersigned President of the Trust.
SEVEN HILLS REALTY CAPITAL TRUST
By:

Thomas J. Lorenzini, President

Annex C
FORM OF AMENDED AND RESTATED BYLAWS
OF
RMR MORTGAGE TRUST

SEVEN HILLS REALTY CAPITAL TRUST
AMENDED AND RESTATED BYLAWS
As Amended and Restated [•], 2021

C-i

C-ii

C-iii

SEVEN HILLS REALTY CAPITAL TRUST
AMENDED AND RESTATED BYLAWS
These AMENDED AND RESTATED BYLAWS (these “Bylaws”) are made as of the date set forth above by the Board of Trustees.
ARTICLE I
OFFICES
Section 1.1   Principal Office.   The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.
Section 1.2   Additional Offices.   The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.1   Place.   All meetings of shareholders shall be held at the principal office of the Trust or at such other place as is designated by the Board of Trustees, a Managing Trustee (as defined in Section 3.2), any chief executive officer or the president.
Section 2.2   Annual Meeting.    An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such times as the Board of Trustees may designate. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.
Section 2.3   Special Meetings.    Special meetings of shareholders may be called only by the Board of Trustees. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees for the purpose of electing Trustees.
Section 2.4   Notice of Annual or Special Meetings.    Notice given in writing or by electronic transmission specifying the place, day and time of any annual or special meeting of shareholders, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, sent to his, her or their address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the shareholder at his, her or their post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. It shall be the duty of the secretary to give notice of each meeting of the shareholders. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.
Section 2.5   Notice of Adjourned Meetings.    It shall not be necessary to give notice of the time and place of any adjourned meeting of shareholders or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.
Section 2.6   Meeting Business.    Except as otherwise expressly set forth in the Declaration of Trust or elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the meeting of shareholders by or at the direction of the Board of Trustees.

Section 2.7   Organization of Shareholder Meetings.    Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order: the chairman of the board, if there be one, a Managing Trustee (in their order of seniority), any chief executive officer, the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy. The secretary, an assistant secretary or a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting. If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairman or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust. Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.
Section 2.8   Quorum.    At any meeting of shareholders, the presence in person or by proxy of shareholders holding or representing not less than a majority of the total outstanding shares of beneficial interest entitled to vote at such meeting shall constitute a quorum for the transaction of business at that meeting; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders entitled to cast enough votes to leave less than a quorum then being present at the meeting.
Section 2.9   Proxies.    A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his, her or their duly authorized agent in any manner permitted by law. Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees or the chairperson of the meeting shall have designated for such purpose for verification at or prior to such meeting. Any proxy relating to votes entitled to be cast by holders of the Trust’s shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.12.
Section 2.10   Record Date.    The Board of Trustees may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders. If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Trust on the later of (i) the close of business on the day on which notice of such meeting of shareholders is first mailed by the Trust or (ii) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.
Section 2.11   Voting of Shares by Certain Holders.    Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his, her or its name as such fiduciary, either in person or by proxy. Notwithstanding the apparent authority created by the prior two sentences of this Section 2.11, the Board of Trustees or the chairperson of the meeting may require that such person acting for a corporation, partnership, trust or other entity provide documentary evidence of his, her or their authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted and, in the absence of such satisfactory evidence, the Board of Trustees or the chairperson may determine whether such votes have been validly cast.
Section 2.12   Inspectors.
(a)   Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting. Except as otherwise provided by the chairperson of the meeting, such inspectors, if any, shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting. In the absence of such an appointment, the secretary may act as the inspector.
(b)   Each report of an inspector shall be in writing and signed by him or her. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof, but the decision or determination of the chairperson of the meeting in any such matter shall be final and binding on all shareholders.
Section 2.13   Nominations and Other Proposals to be Considered at Meetings of Shareholders.    Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at a meeting of shareholders may be properly brought before the meeting only as set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any right of a shareholder to request inclusion of a non-binding precatory proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 2.13 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined to have been made in bad faith.

Section 2.13.1   Annual Meetings of Shareholders.
(a)   Any shareholder may recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees. Such recommendation shall be made by written notice to the Chair of such committee and the secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations. In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder(s) making the recommendation. The Nominating and Governance Committee of the Board of Trustees will consider any such recommendation in its discretion. Any shareholder seeking to make a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders must make such nomination in accordance with Section 2.13.1(b)(ii).
(b)   Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees or (ii) by any one or more shareholders of the Trust who (A) have each continuously owned (as defined below) shares of beneficial interest of the Trust entitled to vote in the election of Trustees or on a proposal of other business, for at least three (3) years as of the date of the giving of the notice provided for in Section 2.13.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such shareholder(s) as of each of such dates and during such three (3) year period representing at least one percent (1%) of the Trust’s shares of beneficial interest, (B) holds, or hold, a certificate or certificates evidencing the aggregate number of shares of beneficial interest of the Trust referenced in subclause (A) of this Section 2.13.1(b)(ii) as of the time of giving the notice provided for in Section 2.13.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business, and (D) complies, or comply, with the notice procedures set forth in this Section 2.13 as to such nomination or proposal of other business. For purposes of this Section 2.13, a shareholder shall be deemed to “own” or have “owned” only those outstanding shares of the Trust’s shares of beneficial interest as to which the shareholder possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, or (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Trustees or the proposal of other business and possesses the full economic interest in the shares. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 2.13, the period of continuous ownership of shares must be evidenced by documentation accompanying the nomination or proposal. Whether shares are “owned” for purposes of this Section 2.13 shall be determined by the Board of Trustees.

(c)   For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more shareholders pursuant to this Section 2.13.1, such shareholder(s) shall have given timely notice thereof in writing to the secretary in accordance with this Section 2.13 and such other business shall otherwise be a proper matter for action by shareholders. To be timely, the notice of such shareholder(s) shall include all documentation and set forth all information required under this Section 2.13 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first (1st) anniversary date of the preceding year’s annual meeting, notice by such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Trust. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a notice of one or more shareholders as described above.
A notice of one or more shareholders pursuant to this Section 2.13.1(c) shall set forth:
(i)   separately as to each individual whom such shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”), (1) the name, age, business address, residence address and educational and professional background of such Proposed Nominee, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee or a Managing Trustee (each as defined in Section 3.2) and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee, (4) a description of the material terms of each Derivative Transaction (as defined below) in which such Proposed Nominee, directly or indirectly, has an interest, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys any voting rights, directly or indirectly, to such Proposed Nominee, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Trust and (z) such Proposed Nominee and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among any shareholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his, her or their respective affiliates and associates, on the other hand, and (6) all other information relating to such Proposed Nominee that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded;
(ii)   as to any other business that such shareholder(s) propose to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder(s) or any Shareholder Associated Person (as defined in Section 2.13.1(g)), including any anticipated benefit to such shareholder(s) or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such shareholder(s) and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder(s) and (4) a representation that such shareholder(s) intend to appear in person or by proxy at the meeting to bring the business before the meeting;
(iii)   separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of beneficial interest of the Trust that are owned of record by such shareholder or by such Shareholder Associated Person, if any, and (2) the class, series and number of, and the nominee holder for, any shares of beneficial interests of the Trust that are, directly or indirectly, beneficially owned but not owned of record by such shareholder or by such Shareholder Associated Person, if any;
(iv)   separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the period of continuous ownership required by Section 2.13.1(b)(ii), including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of the material terms of each Derivative Transaction that such shareholder or Shareholder Associated Person, directly or indirectly, has, or during the period of continuous ownership required by Section 2.13.1(b)(ii) had, an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys or conveyed any voting rights, directly or indirectly, to such shareholder or Shareholder Associated Person, (y) such Derivative Transaction is or was required to be, or is or was capable of being, settled through delivery of securities of the Trust and (z) such shareholder or Shareholder Associated Person and/or, to their knowledge, the counterparty to such Derivative Transaction has or had entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (3) a description of the material terms of any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of beneficial interest of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, and (4) any rights to dividends or other distributions on the shares of beneficial interest of the Trust that are beneficially owned by such shareholder or Shareholder Associated Person and that are separated or separable from the underlying shares of beneficial interest of the Trust;
(v)   separately as to each shareholder giving the notice and any Shareholder Associated Person with a material interest described in clause (ii)(2) above, an ownership interest described in clause (iii) above or a transaction or right described in clause (iv) above, (1) the name and address of such shareholder and Shareholder Associated Person, and (2) all information relating to such shareholder and Shareholder Associated Person that would be required to be disclosed in connection with a solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded; and
(vi)   to the extent known by the shareholder(s) giving the notice, the name and address of any other person who beneficially owns or owns of record any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business.
(d)   A notice of one or more shareholders making a nomination or proposing other business pursuant to Section 2.13.1(c) shall be accompanied by a sworn verification of each shareholder making the nomination or proposal as to such shareholder’s continuous ownership of the shares referenced in subclause (A) of Section 2.13.1(b)(ii) throughout the period referenced in such subclause, together with (i) a copy of the share certificate(s) referenced in subclause (B) of Section 2.13.1(b)(ii) above; (ii) if any such shareholder was not a shareholder of record of the shares referenced in subclause (A) of Section 2.13.1(b)(ii) above continuously for the three (3) year period referenced therein, reasonable evidence of such shareholder’s continuous beneficial ownership of such shares during such three (3) year period, such reasonable evidence may include, but shall not be limited to, (A) a copy of a report of the shareholder on Schedule 13D or Schedule 13G under the Exchange Act filed on or prior to the beginning of the three (3) year period and all amendments thereto, (B) a copy of a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of beneficial interest of the Trust filed on or prior to the beginning of the three (3) year period and all amendments thereto, or (C) written evidence that each shareholder making the nomination or proposal maintained throughout the chain of record and non-record ownership continuous ownership of such shares (i.e. possession of full voting and investment rights pertaining to, and full economic interest in, such shares) throughout the required period, including written verification of such ownership from each person who was the “record” holder of such shares during such period (including, if applicable, the Depository Trust Company) and each participant of the Depository Trust Company, financial institution, broker-dealer or custodian through which the shares were owned; and (iii) with respect to nominations, (A) a completed and executed questionnaire required of the Trustees (in the form available from the secretary) of each Proposed Nominee with respect to his, her or their background and qualification to serve as a Trustee, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such Proposed Nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded, and (B) a representation and agreement (in the form available from the secretary) executed by each Proposed Nominee pursuant to which such Proposed Nominee (1) represents and agrees that he, she or they are not and will not become a party to any agreement, arrangement or understanding with, and does not have any commitment and has not given any assurance to, any person or entity, in each case that has not been previously disclosed to the Trust, (x) as to how he, she or they, if elected as a Trustee, will act or vote on any issue or question, or (y) that could limit or interfere with his, her or their ability to comply, if elected as a Trustee, with his, her or their duties to the Trust, (2) represents and agrees that he, she or they are not and will not become a party to any agreement, arrangement or understanding with any person or entity, other than the Trust, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with or related to his, her or their service as, or any action or omission in his, her or their capacity as, a Trustee that has not been previously disclosed to the Trust, (3) represents and agrees that if elected as a Trustee, he, she or they will be in compliance with and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and share ownership and trading policies and guidelines of the Trust and (4) consents to being named as a nominee and to serving as a Trustee if elected.
(e)   Any shareholder(s) providing notice of a proposed nomination or other business to be considered at an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 is true and correct as of the record date for such annual meeting and as of a date that is ten (10) business days prior to such annual meeting, and any such update shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the fifth (5th) business day after the record date (in the case of an update or supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of an update or supplement required to be made as of ten (10) business days prior to the meeting).
(f)   A shareholder making a nomination or proposal of other business for consideration at an annual meeting may withdraw the nomination or proposal at any time before the annual meeting. After the period specified in the second sentence of Section 2.13.1(c), a shareholder nomination or proposal of other business for consideration at an annual meeting may only be amended with the permission of the Board of Trustees. Notwithstanding anything in the second sentence of Section 2.13.1(c) to the contrary, if the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least one-hundred thirty (130) days prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting, the notice required by this Section 2.13.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day immediately following the day on which such public announcement is first made by the Trust. If the number of the Trustees to be elected to the Board of Trustees is decreased, there shall be no change or expansion in the time period for shareholders to make a nomination from the time period specified in the second sentence of Section 2.13.1(c). Any change in time period for shareholders to make a nomination shall not change the time period to make any other proposal from the time period specified in the second sentence of Section 2.13.1(c).

(g)   For purposes of this Section 2.13, (i) “Shareholder Associated Person” of any shareholder shall mean (A) any person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust beneficially owned or owned of record by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; and (ii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise.
Section 2.13.2   Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.    At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.13.5(c)) of the Trust to be in breach of any covenant or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the notice provided pursuant to Section 2.13.1(c) shall disclose: (a) whether the lender or contracting party has agreed to waive the breach of covenant or default, and, if so, shall include reasonable evidence thereof, or (b) in reasonable detail, the plan of the proponent shareholder(s) for the repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken and the source of funds for any such repayment, and such notice shall be accompanied by a copy of any commitment letter(s) or agreement(s) for the financing of such plan.
Section 2.13.3   Shareholder Nominations or Other Proposals Requiring Governmental Action.    If (a) any shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, any proponent shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (b) any proponent shareholder’s ownership of shares of beneficial interest of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, in the notice provided pursuant to Section 2.13.1(c) the proponent shareholder(s) shall disclose (x) whether such Governmental Action has been given or obtained, and, if so, such notice shall be accompanied by reasonable evidence thereof, or (y) in reasonable detail, the plan of such shareholder(s) for making or obtaining the Governmental Action.
Section 2.13.4   Special Meetings of Shareholders.    As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at a special meeting of shareholders. Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust’s notice of meeting; (b) if the Board of Trustees has determined that Trustees shall be elected at such special meeting; or (c) if there are no Trustees and the special meeting is called by the officers of the Trust for the election of successor Trustees; provided, however, that nominations of individuals to serve as Trustees at a special meeting called in the manner set forth in subclauses (a)-(c) above may only be made by (1) the applicable Trustees or officers of the Trust who call the special meeting of shareholders for the purpose of electing one or more Trustees or (2) any one or more shareholder(s) of the Trust who (A) satisfy the ownership amount, holding period and certificate requirements set forth in Section 2.13.1(b)(ii), (B) have given timely notice thereof in writing to the secretary at the principal executive offices of the Trust, which notice contains or is accompanied by the information and documents required by Section 2.13.1(c) and Section 2.13.1(d), (C) satisfy the requirements of Section 2.13.2 and Section 2.13.3 and (D) further update and supplement such notice in accordance with Section 2.14; provided further, that, for purposes of this Section 2.13.4, all references in Section 2.13.1, Section 2.13.2 and Section 2.13.3 to the annual meeting and to the notice given under Section 2.13.1 shall be deemed, for purposes of this Section 2.13.4, to be references to the special meeting and the notice given under this Section 2.13.4. To be timely, a shareholder’s notice under this Section 2.13.4 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the one-hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a shareholder(s)’ notice as described above.
Section 2.13.5   General.
(a)   If information submitted pursuant to this Section 2.13 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section 2.13. Any notice submitted by a shareholder pursuant to this Section 2.13 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.13 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the secretary or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three (3) business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.13, (ii) written responses to information reasonably requested by the secretary, the Board of Trustees or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.13 as of an earlier date. If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.13. It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.13; nothing in this Section 2.13.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.13 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.13 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in its, his, her or their discretion.
(b)   Only such individuals who are nominated in accordance with this Section 2.13 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.13. The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.13 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.13, to declare that such defective nomination or proposal be disregarded.
(c)   For purposes of this Section 2.13: (i) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Trust with the SEC;

(ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, ten percent (10%) or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (iii) a person shall be deemed to “beneficially own” or “have beneficially owned” any shares of beneficial interest of the Trust not owned directly by such person if that person or a group of which such person is a member would be the beneficial owner of such shares under Rule 13d-3 and Rule 13d-5 of the Exchange Act.
(d)   Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.
(e)   The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees. The terms of any such agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust or may differ from or supplement such Code.
(f)   Determinations required or permitted to be made under this Section 2.13 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.
(g)   Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairperson of the meeting, if the shareholder giving notice as provided for in this Section 2.13 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a nominee or the proposed business, as applicable, such matter shall not be considered at the meeting.
Section 2.14   No Shareholder Actions by Written Consent.    Shareholders shall not be authorized or permitted to take any action, including whether required or permitted to be taken at a meeting of shareholders, by written consent, and actions of shareholders may only be taken at a meeting of shareholders called and held in accordance with the Declaration of the Trust and these Bylaws.
Section 2.15   Voting by Ballot.    Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.
Section 2.16   Proposals of Business Which Are Not Proper Matters For Action By Shareholders.    Notwithstanding anything in the Declaration of Trust or these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would be reasonably likely, if considered by the shareholders or approved or implemented by the Trust, to result in an impairment of the limited liability status for the shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote. The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.16, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.
Section 2.17   Voting Power.
(a)    Except as otherwise provided in the notice of the meeting forwarded to the shareholders by the Trustees, the Declaration of Trust, a provision in these Bylaws approved by the Board, or required by applicable law, each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees.

(b)    With regard to election of a Trustee, except as otherwise provided in the notice of the meeting forwarded to the shareholders by the Trustees, the Declaration of Trust, a provision in these Bylaws approved by the Board, or required by applicable law, and subject to the provisions of any class or series of shares hereafter authorized and then outstanding, (1) a plurality of all the votes cast by shareholders of the Trust entitled to vote in the election of Trustees at a meeting of shareholders of the Trust duly called and at which a quorum is present is required to elect a Trustee in an uncontested election, and (2) a majority of all the votes entitled to be cast for the election of Trustees at a meeting of shareholders of the Trust duly called and at which a quorum is present is required to elect a Trustee in a contested election (which, for purposes of these Bylaws, is an election at which the number of nominees exceeds the number of Trustees to be elected at the meeting). In case of the failure to elect any Trustee at an annual meeting of shareholders of the Trust, the incumbent Trustee who was up for election at that meeting may hold over and continue to serve as a Trustee for the full term of the trusteeship in which he or she was nominated and until the election and qualification of his or her successor. The failure of shareholders of the Trust to elect Trustees at an annual meeting of shareholders shall not cause vacancies on the Board of Trustees requiring the officers of the Trust to call a special meeting of shareholders to elect Trustees pursuant to Section 2.3 unless all Trustees, including holdover Trustees, are unwilling or unable to continue to serve.
(c)    Except as otherwise provided in the notice of the meeting forwarded to the shareholders by the Trustees, the Declaration of Trust, a provision in these Bylaws approved by the Board, or required by applicable law, and subject to the provisions of any class or series of shares hereafter authorized and then outstanding, at a meeting of shareholders of the Trust duly called and at which a quorum is present, with respect to any other matter submitted by the Board of Trustees to shareholders of the Trust for approval or otherwise voted upon by shareholders of the Trust, a majority of all the votes cast shall be required to approve the matter. Subject to the provisions of any class or series of shares hereafter authorized and then outstanding, on any matter submitted to a vote of shareholders of the Trust, all shares then entitled to vote shall, except as otherwise provided in the notice of the meeting forwarded to the shareholders by the Trustees, the Declaration of Trust or provisions of the Bylaws approved by the Board or required by applicable law, be voted in the aggregate as a single class without regard to class or series of shares, except that if the Board of Trustees has determined that the matter affects only the interests of one or more series or classes of shares, only shareholders of such series or classes shall be entitled to vote thereon.
ARTICLE III
TRUSTEES
Section 3.1   General Powers; Numbers; Qualifications.    The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. The number of Trustees may be increased or decreased only by the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3). To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) meet the qualifications to serve as a Trustee set forth in the Declaration of Trust and these Bylaws, including the qualifications of an Independent Trustee or a Managing Trustee, as the case may be, depending upon the position for which such individual may be nominated and elected and (b) have been nominated for election to the Board of Trustees in accordance with Section 2.13.
Section 3.2   Independent Trustees and Managing Trustees.    A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable. If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees. If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under the Declaration of Trust, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees. An

“Independent Trustee” is one who is not an employee of the Manager or its parent, who is not involved in the Trust’s day to day activities and who meets the qualifications of an independent director under the applicable rules and requirements of the principal securities exchange upon which the Trust’s shares of beneficial interest are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of the Manager or its parent or involved in the Trust’s day to day activities for at least one year prior to his, her or their election as a Trustee.
Section 3.3   Annual and Regular Meetings.    An annual meeting of the Board of Trustees shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary. The time and place of the annual meeting of the Board of Trustees may be changed by the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution. If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.
Section 3.4   Special Meetings.    Special meetings of the Board of Trustees may be called at any time by any Managing Trustee, any chief executive officer, the president or the secretary pursuant to the request of any two (2) Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.
Section 3.5   Notice.    Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his, her or their business or residence address. Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt. If sent by overnight courier, such notice shall be deemed given when delivered to the courier. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 3.6   Quorum.    A majority of the Trustees then in office shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of the Trustees then in office are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided, further, that if, pursuant to the Declaration of Trust, these Bylaws or a resolution of the Board of Trustees, the vote of a particular group or committee of the Board of Trustees is required for action, a quorum for that action shall be a majority of the Trustees then in office that comprise such group or committee. The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Trustees as would otherwise result in less than a quorum then being present at the meeting.
Section 3.7   Voting.    The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.8   Telephone Meetings.    Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Such meeting shall be deemed to have been held at a place designated by the Board of Trustees at the meeting.
Section 3.9   Action by Written Consent of Trustees.    Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing or by electronic transmission to such action, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the Declaration of Trust or these Bylaws, in which case, such greater proportion of Trustees shall be required to consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.
Section 3.10   Waiver of Notice.    The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.
Section 3.11   Vacancies.    If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, or if no Trustees remain, by a plurality of the votes cast by the shareholders at a meeting of the shareholders. Any individual elected to fill a vacancy on the Board of Trustees shall serve for the remainder of the full term of the Trusteeship in which the vacancy occurred and until his, her or their successor is duly elected and qualifies.
Section 3.12   Compensation.    The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Board of Trustees may determine from time to time. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees. The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Manager, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee. For purposes of these Bylaws, “Manager” means Tremont Realty Advisors LLC, a Maryland limited liability company, and its successors and assigns, or such other Person(s) (as defined in the Declaration of Trust) as the Board of Trustees shall from time to time engage to conduct the day to day management of the Trust’s operations and the Manager shall be deemed to be an “agent” of the Trust.
Section 3.13   Surety Bonds.    Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his, her or their duties.
Section 3.14   Reliance.    Each Trustee, officer, employee or agent of the Trust shall, in the performance of his, her or its duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Manager, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether the Manager or any such accountant, appraiser or other expert or consultant may also be a Trustee.
Section 3.15   Interested Trustee Transactions.    Section 2-419 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.16   Certain Rights of Trustees, Officers, Employees and Agents.    A Trustee shall have no responsibility to devote his, her or their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his, her or their personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.
Section 3.17   Emergency Provisions.    Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.
Section 3.18   Removal for Cause.    A shareholder(s) proposing to remove one or more Trustees for cause shall meet and comply with all requirements in these Bylaws for a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders or a proposal of other business to be properly brought by such shareholder(s) at a meeting of the shareholders as set forth in Section 2.13.1, including the timely written notice, ownership amount, holding period, certificate, information and documentation requirements of Section 2.13.1(b), Section 2.13.1(c), Section 2.13.1(d), Section 2.13.2 and Section 2.13.3. For purposes of the provisions in the Declaration of Trust regarding the removal of a Trustee and these Bylaws, “cause” means, with respect to a particular Trustee, the incapacity of such Trustee, such Trustee’s conviction of a felony or a final, non-appealable judgment of a court or arbitration panel of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
ARTICLE IV
COMMITTEES
Section 4.1   Number; Tenure and Qualifications.    The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees shall be composed of three or more Trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one of whom shall be a Trustee, to serve at the pleasure of the Board of Trustees. The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee. The Board of Trustees may also adopt a charter with respect to other committees.
Section 4.2   Powers.    The Board of Trustees may delegate any of the powers of the Board of Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law. If a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Board of Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more members, as the committee deems appropriate in its sole discretion.
Section 4.3   Meetings.    Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. One-third (1/3), but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee. The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.
Section 4.4   Telephone Meetings.    Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.
Section 4.5   Action by Written Consent of Committees.    Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by a majority of the committee, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the committee’s charter, the Declaration of Trust or these Bylaws, in which case, such greater proportion of members of the committee shall be required to consent in writing or by electronic transmission to such action, and such written or electronic consent is filed with the minutes of proceedings of such committee.
Section 4.6   Vacancies.    Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 5.1   General Provisions.    The officers of the Trust shall include a president, a secretary and a treasurer. In addition, the Board of Trustees may from time to time elect such other officers with such titles, powers and duties as set forth herein or as the Board of Trustees shall deem necessary or desirable, including a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his, her or their successor is elected and qualifies or until his, her or their death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except that of the president and vice president, may be held by the same person. In their discretion, the Board of Trustees may leave unfilled any office except that there must be at least one president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 5.2   Removal and Resignation.    Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his, her or their resignation to the Board of Trustees or to the president or the secretary of the Trust. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 5.3   Vacancies.    A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 5.4   Chief Executive Officer.    If elected, except as the Board of Trustees may otherwise provide, the chief executive officer shall have the duties usually vested in a chief executive officer. The chief executive officer shall have such other duties as may be assigned to the chief executive officer by the Board of Trustees from time to time. The chief executive officer may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.
Section 5.5   President.    Except as the Board of Trustees may otherwise provide, the president shall have the duties usually vested in a president. The president shall have such other duties as may be assigned to the president by the Board of Trustees from time to time. The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.
Section 5.6   Chief Operating Officer.    If elected, except as the Board of Trustees may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer. The chief operating officer shall have such other duties as may be assigned to the chief operating officer by any president or the Board of Trustees from time to time.
Section 5.7   Vice Presidents.    In the absence or disability of the chief executive officer, if any, or the president, the vice president, if any (or if there is more than one, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) shall have such other duties as may be assigned to such vice president by any chief executive officer, the president or the Board of Trustees from time to time. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president or vice presidents for particular areas of responsibility.
Section 5.8   Secretary.    Except as the Board of Trustees may otherwise provide, the secretary (or his, her or their designee) shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register. The secretary shall have such other duties as may be assigned to the secretary by the president or the Board of Trustees from time to time.
Section 5.9   Treasurer.    Except as the Board of Trustees may otherwise provide, the treasurer, who shall be the chief financial and chief accounting officer of the Trust, shall (a) have general charge of the financial affairs of the Trust; (b) have or oversee in accordance with Section 6.3 the custody of the funds, securities and other valuable documents of the Trust; (c) maintain or oversee the maintenance of proper financial books and records of the Trust; and (d) have the duties usually vested in a treasurer and chief financial officer. The treasurer shall have such other duties as may be assigned to the treasurer by the president or the Board of Trustees from time to time.
Section 5.10   Assistant Secretaries and Assistant Treasurers.    The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees from time to time.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 6.1   Contracts.    The Board of Trustees may authorize any Trustee, officer or agent (including the Manager or any affiliate of the Manager or any officer of the Manager or its affiliates) to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.
Section 6.2   Checks and Drafts.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.
Section 6.3   Deposits.    All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII
SHARES
Section 7.1   Certificates.    Ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced in book entry form or at the election of a shareholder by certificates. Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the officers of the Trust in any matter permitted by Maryland law and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.
Section 7.2   Transfers.
(a)   Shares of beneficial interest of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws. Certificates shall be treated as negotiable and title thereto and to the shares they evidence shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.
(b)   The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the laws of the State of Maryland.
Section 7.3   Lost Certificates.    For shares evidenced by certificates, any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
Section 7.4   Fixing of Record Date.
(a)   The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.
(b)   If no record date is fixed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.
(c)   When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any postponement or adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.
Section 7.5   Share Ledger.    The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class of shares of beneficial interest of the Trust held by such shareholder.
Section 7.6   Fractional Shares; Issuance of Units.    The Board of Trustees may authorize the issuance of fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.
ARTICLE VIII
REGULATORY COMPLIANCE AND DISCLOSURE
Section 8.1   Actions Requiring Regulatory Compliance Implicating the Trust.    If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE VIII, as defined in Section 2.13.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.13.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of beneficial interest of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of beneficial interest of the Trust by not later than the tenth (10th) day after triggering such requirement or regulation referred to in this Section 8.1, then any shares of beneficial interest of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in ARTICLE V of the Declaration of Trust and be subject to the provisions of ARTICLE V of the Declaration of Trust and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect. Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten (10) day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust.
Section 8.2   Compliance With Law.    Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.
Section 8.3   Limitation on Voting Shares or Proxies.    Without limiting the provisions of Section 8.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shares or proxies for such shares in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Manager (or by another person designated by the Board of Trustees) in proportion to the total number of votes otherwise cast on such matter.
Section 8.4   Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.    To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the

Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by the Trust and any applicable subsidiary of the Trust.
Section 8.5   Board of Trustees’ Determinations.    The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by these Bylaws.
ARTICLE IX
FISCAL YEAR
Section 9.1   Fiscal Year.    The fiscal year of the Trust shall be the calendar year.
ARTICLE X
DIVIDENDS AND OTHER DISTRIBUTIONS
Section 10.1   Dividends and Other Distributions.    Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust.
ARTICLE XI
SEAL
Section 11.1   Seal.    The Board of Trustees may authorize the adoption of a seal by the Trust. The Board of Trustees may authorize one or more duplicate seals.
Section 11.2   Affixing Seal.    Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XII
WAIVER OF NOTICE
Section 12.1   Waiver of Notice.    Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIII
AMENDMENT OF BYLAWS
Section 13.1   Amendment of Bylaws.    Except for any change for which these Bylaws require approval by more than a majority vote of the Board of Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Board of Trustees as specified in Section 3.9.
ARTICLE XIV
MISCELLANEOUS
Section 14.1   References to Declaration of Trust.    All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 14.2   Costs and Expenses.    In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless pursuant to these Bylaws or Section 8.9 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the Declaration of Trust (including Section 2.13 of these Bylaws) or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of eighteen percent (18%) per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.
Section 14.3   Ratification.    The Board of Trustees or the shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.
Section 14.4   Ambiguity.    In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.
Section 14.5   Inspection of Bylaws.    The Trust shall keep at the principal office for the transaction of business of the Trust the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.
Section 14.6   Procedures for Arbitration of Disputes.    Any disputes, claims or controversies brought by or on behalf of a shareholder (which, for purposes of this Section 14.6, shall mean any shareholder of record or any beneficial owner of shares of beneficial interest of the Trust, or any former shareholder of record or beneficial owner of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders against the Trust or any Trustee, officer, manager (including Tremont Realty Advisors LLC or its successor), agent or employee of the Trust, including any disputes, claims or controversies relating to the application or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 14.6. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by Shareholders against those individuals or entities and the Trust. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. Notwithstanding the foregoing, (a) the provisions of this Section 14.6 shall not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws, but such request shall be heard and determined in the exclusive forum provided for in ARTICLE XV of these Bylaws; and (b) in the event a Dispute involves both a question of the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by the exclusive forum provided for in ARTICLE XV of these Bylaws.

Section 14.6.1   Arbitrators.    There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
Section 14.6.2   Place of Arbitration.    The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.
Section 14.6.3   Discovery.    There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
Section 14.6.4   Awards.    In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 15.7, each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.
Section 14.6.5   Costs and Expenses.    Except as otherwise set forth in the Declaration of Trust or these Bylaws, including Section 14.2 of these Bylaws, or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Trust’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
Section 14.6.6   Appeals.    Any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 16.6 shall apply to any appeal pursuant to this Section 14.6.6 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
Section 14.6.7   Final and Binding.    Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 14.6.6, an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award, except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
Section 14.6.8   Beneficiaries.    This Section 14.8 is intended to benefit and be enforceable by the shareholders, Trustees, officers, manager (including Tremont Realty Advisors LLC or its successor), agents or employees of the Trust and shall be binding on the shareholders of the Trust and the Trust, as applicable, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.
ARTICLE XV
EXCLUSIVE FORUM FOR CERTAIN DISPUTES
Section 15.1   Exclusive Forum.    The Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Trust, (2) any action asserting a claim for breach of a duty owed by any Trustee, officer, manager, agent or employee of the Trust or any affiliate of the foregoing to the Trust or the shareholders of the Trust, (3) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust or any affiliate of the foregoing arising pursuant to applicable law or the Declaration of Trust or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any shareholder (which, for purposes of this ARTICLE XV, shall mean any shareholder of record or any beneficial owner of any class or series of shares of beneficial interest of the Trust, or any former holder of record or beneficial owner of any class or series of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders against the Trust or any Trustee, officer, manager, agent or employee of the Trust or any affiliate of the foregoing, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws, including this ARTICLE XV, or (4) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust or any affiliate of the foregoing that is governed by the internal affairs doctrine of the State of Maryland. Failure to enforce the foregoing provisions would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this ARTICLE XV.
This ARTICLE XV shall not abrogate or supersede any other provision of the Declaration of Trust or these Bylaws which may require the resolution of such disputes by arbitration.

Annex D
OPINION OF UBS SECURITIES LLC
April 26, 2021
The Special Committee of the Board of Trustees (the “Special Committee”)
The Board of Trustees (the “Board”)
RMR Mortgage Trust
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458
Dear Members of the Special Committee and the Board:
We understand that RMR Mortgage Trust, a Maryland statutory trust (the “Company”), is considering a transaction whereby the Company will effect a business combination through a merger with Tremont Mortgage Trust, a Maryland real estate investment trust (“Tremont”). Pursuant to the terms of an Agreement and Plan of Merger, draft dated April 25, 2021 (the “Agreement”), by and between the Company and Tremont, Tremont will be merged with and into the Company, with the Company being the surviving entity in the merger, and as a result of the merger each issued and outstanding common share of beneficial interest, $.01 par value per share, of Tremont (the “Tremont Common Shares”), other than Excluded Shares (as defined in the Agreement), will be converted into the right to receive 0.52 (the “Exchange Ratio”) of one common share of beneficial interest, $0.001 par value per share, of the Company (the “Company Common Shares”) (the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the Company as provided for in the Transaction.
UBS Securities LLC (“UBS”) has acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. UBS Group AG (the indirect parent of UBS) and its subsidiaries, branches and affiliates provide a wide range of investment banking, commercial banking and other financial services (including wealth, asset, and investment management, corporate finance, municipal lending solutions, and securities issuing, trading and research). In the past, UBS and its affiliates have provided investment banking services to the Company, Tremont and certain of the other companies managed by The RMR Group Inc. (“RMR”) (the “Other Managed Companies”) and certain of their respective affiliates, unrelated to the proposed Transaction, for which UBS and its affiliates have received or will receive compensation, including in the past two years having acted as (i) financial advisor to the Company on its transition from a fund to a real estate finance company in December 2019, (ii) active bookrunner on Tremont’s follow-on equity offering in May 2019 and (iii) has acted or is currently acting as a financial advisor, lender, co-manager or bookrunner to Other Managed Companies, including Industrial Logistics Property Trust, Office Properties Income Trust, Diversified Healthcare Trust and Service Properties Trust. In addition, UBS or an affiliate is a lender in the Company’s repurchase facility and is a participant in credit facilities of certain of the Other Managed Companies for which it received and continues to receive fees and interest payments. In the future UBS may provide investment banking services to the Company, Tremont, Tremont Realty Advisors LLC (the “Manager”) or Other Managed Companies unrelated to the proposed Transaction for which UBS may receive compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, debt or equity securities of the

Company, Tremont, RMR and Other Managed Companies and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.
Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Exchange Ratioto the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by the Manager, any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We express no opinion as to what the value of the Company Common Shares will be when issued pursuant to the Transaction or the prices at which the Company Common Shares, the Tremont Common Shares, or the class A shares of common stock of RMR will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Tremont or the Transaction.
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company, Tremont, and the Manager; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, that were provided to us by the management of the Company (“Company Management”), and not publicly available, including financial forecasts and estimates prepared by Company Management that you have directed us to utilize for purposes of our analyses; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of Tremont that were provided to us by the management of Tremont (“Tremont Management”), and not publicly available, that you have directed us to utilize for purposes of our analyses; (iv) reviewed certain pro forma combined company financial forecasts and estimates, including estimates of synergies prepared by Company Management and Tremont Management that were not publicly available that you have directed us to utilize for purposes of our analyses; (v) conducted discussions with senior members of Company Management and Tremont Management concerning the respective businesses and financial prospects of the Company and Tremont; (vi) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (viii) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by Company Management; (ix) performed a discounted cash flow analysis of Tremont in which we analyzed the future cash flows of Tremont using financial forecasts and estimates prepared by Tremont Management; (x) performed a pro forma discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company on a pro forma basis assuming the Transaction is consummated, using financial forecasts and estimates prepared by Company Management and Tremont Management, including certain estimates of synergies; (xi) reviewed current and historical market prices of the Company Common Shares and the Tremont Common Shares; (xii) reviewed an unexecuted draft, circulated on April 25, 2021, of the Agreement; and (xiii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.
In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, or Tremont, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, synergies and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Company Management and Tremont Management as to the future financial performance of their respective company and such synergies and pro forma effects. We have assumed, with your consent, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. At your direction, we have also assumed that Tremont has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes since its formation as a real estate investment trust and that the Company will operate in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes following the consummation of the Transaction and that the Transaction will not adversely affect such status or operations of the Company or Tremont. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to the Company.
This opinion is provided for the benefit of the Special Committee (in its capacity as such) and the Board (in its capacity as such) in connection with, and for the purpose of, their evaluation of the Exchange Ratio provided for in the Transaction.
Very truly yours,
UBS SECURITIES LLC
By:	/s/ Alan Felder Alan Felder Managing Director
By:	/s/ Bethany Ropa Bethany Ropa Managing Director

Annex E
OPINION OF CITIGROUP GLOBAL MARKETS INC.
April 26, 2021
The Special Committee
of the Board of Trustees
Tremont Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
The Special Committee:
You have requested our opinion as to the fairness, from a financial point of view, to holders of the common shares of beneficial interest of Tremont Mortgage Trust (“TRMT”), other than such holders as specified herein, of the Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into between RMR Mortgage Trust (“RMRM”) and TRMT. As more fully described in the Merger Agreement, (i) TRMT will be merged with and into RMRM (the “Merger”), with RMRM as the surviving entity, and (ii) each outstanding common share of beneficial interest, par value $0.01 per share, of TRMT (“TRMT Common Shares”) will be converted into the right to receive 0.52 (the “Exchange Ratio”) of a common share of beneficial interest, par value $0.001 per share, of RMRM (“RMRM Common Shares”), subject to certain adjustments (as to which adjustments we express no opinion) set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed an execution version, provided to us on April 26, 2021, of the Merger Agreement and held discussions with members of the Special Committee of the Board of Trustees of TRMT (the “Special Committee”), certain senior officers and other representatives of TRMT, certain senior officers and other representatives of RMRM and certain senior officers and other representatives of Tremont Realty Advisors LLC (“TRA”), an investment advisor owned by The RMR Group Inc. (“RMR”) and which provides management services to TRMT and RMRM, concerning the businesses, operations and prospects of TRMT and RMRM. We reviewed certain publicly available and other business and financial information relating to TRMT and RMRM provided to or discussed with us by the respective managements of TRMT, RMRM and TRA, including certain financial forecasts and other information and data relating to TRMT and RMRM provided to or discussed with us by the managements of TRMT, RMRM and TRA as well as potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from the Merger. We also reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of TRMT Common Shares and RMRM Common Shares; the financial condition and certain historical and projected financial and other operating data of TRMT and RMRM; and the capitalization of TRMT and RMRM. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of TRMT and RMRM and we also analyzed, to the extent publicly available, financial terms of certain other transactions which we considered relevant in evaluating the Merger. We also reviewed, for informational reference, certain potential pro forma financial effects of the Merger relative to TRMT on a standalone basis utilizing the financial forecasts and other information and data relating to TRMT and RMRM and the potential cost savings, strategic implications and financial and operational benefits referred to above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

The Special Committee
of the Board of Trustees
Tremont Mortgage Trust
April 26, 2021

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of TRMT, RMRM and TRA, as the case may be, that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data that we have been directed to utilize in our analyses, we have been advised by the managements of TRMT, RMRM and TRA, and we have assumed, with your consent, that such financial forecasts and other information and data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements as to, and are a reasonable basis upon which to evaluate, the future financial performance of TRMT and RMRM, the potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from, and other potential pro forma financial effects of, the Merger and the other matters covered thereby. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us and we have assumed, with your consent, that the financial results, including with respect to the potential cost savings, strategic implications and financial and operational benefits, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.
We have relied, at your direction, upon the assessments of the managements of TRMT, RMRM and TRA as to, among other things, (i) the potential impact on TRMT and RMRM of macroeconomic, geopolitical, market, competitive and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the mortgage, real estate and real estate investment industries and related credit and financial markets, including assumptions of such managements regarding implications for TRMT and RMRM of the global COVID-19 pandemic, prevailing and future interest rates and capital resources, (ii) matters relating to TRMT’s and RMRM’s respective existing loan portfolios and new loan originations, including the quality and related risk profile thereof, (iii) the ability of TRMT and RMRM to originate and/or invest in loans on terms consistent with the assumptions of such managements as to, among other things, interest spread, LIBOR floor, advance rate and cost spread, (iv) TRMT’s and RMRM’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, borrowers and other commercial relationships, and (v) the ability to integrate the businesses and operations of TRMT and RMRM and to realize the potential cost savings, strategic implications and financial and operational benefits. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on TRMT, RMRM or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that any adjustments to the Exchange Ratio will not be meaningful in any respect to our analyses or opinion.

The Special Committee
of the Board of Trustees
Tremont Mortgage Trust
April 26, 2021

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TRMT, RMRM or any other entity nor have we made any physical inspection of the properties or assets of TRMT, RMRM or any other entity. We are not experts in the evaluation of mortgage or other loan portfolios, including with respect to interest rates or credit marks or allowances for losses, and we assume no responsibility for conducting a review of individual credit files or mortgage or other loan portfolios. We express no view or opinion as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and we have assumed, with your consent, that each of TRMT and RMRM has, and the pro forma combined company will have, appropriate reserves to cover any such losses. We have not evaluated the solvency or fair value of TRMT, RMRM or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations or the potential impact thereof on TRMT, RMRM or any other entity. We were not requested to, and we did not, solicit third-party indications of interest in the acquisition of all or a part of TRMT.
We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on TRMT, RMRM or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. We have been advised by the managements of TRMT, RMRM and TRA, and we have assumed, with your consent, that each of TRMT and RMRM has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its 2017 taxable year, in the case of TRMT, and since January 2020, in the case of RMRM, and that the Merger will not adversely affect such REIT status. Representatives of TRMT have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the execution version reviewed by us. Our opinion, as set forth herein, relates to the relative values of TRMT and RMRM. We are not expressing any view or opinion as to the actual value of RMRM Common Shares when issued as contemplated in the Merger or the prices at which TRMT Common Shares, RMRM Common Shares or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. We also are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting TRMT, RMRM or the Merger (including the contemplated benefits thereof), and we have relied, with your consent, upon the assessments of representatives of TRMT and TRA as to such matters.

The Special Committee
of the Board of Trustees
Tremont Mortgage Trust
April 26, 2021

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of TRMT held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any adjustments to the Exchange Ratio or any terms, aspects or implications of any voting agreement, management agreement (including the termination thereof), tax protection agreement or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of TRMT to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for TRMT or the effect of any other transaction which TRMT might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger or any affiliates of such parties, or any class of such persons, relative to the Exchange Ratio or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, the industry in which TRMT and RMRM operate and the respective securities of TRMT and RMRM have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on TRMT, RMRM or the Merger (including the contemplated benefits thereof).
Citigroup Global Markets Inc. has acted as financial advisor to the Special Committee in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. TRMT also has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

The Special Committee
of the Board of Trustees
Tremont Mortgage Trust
April 26, 2021

As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to TRMT and/or certain of its affiliates and RMR and/or certain of its affiliates or entities (other than TRMT and RMRM) managed by or that receive business management services from RMR, including through TRA, and/or certain of its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as (i) in the case of TRMT, (A) buyer and lender under a master repurchase agreement regarding certain mortgage loans and other assets of TRMT and (B) joint bookrunning manager for an equity offering of TRMT and (ii) in the case of RMR, (A) financial advisor to certain entities managed by or that receive business management services from RMR in connection with certain restructuring transactions, (B) joint bookrunning manager for certain equity and debt offerings of RMR and/or certain entities managed by or that receive business management services from RMR and (C) joint lead arranger, joint bookrunning manager, syndication agent, collateral agent, administrative agent and/or documentation agent for, and/or as a lender under, certain credit or securitization facilities of certain entities managed by or that receive business management services from RMR. Although we and our affiliates have not provided investment banking, commercial banking or other similar financial services to RMRM in the past two years for which we and our affiliates received compensation, we and our affiliates in the future may provide such services to RMRM and/or its affiliates for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of TRMT, RMRM, RMR and/or their respective affiliates or entities managed by or that receive business management services from RMR or its affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with TRMT, RMRM, RMR, entities managed by or that receive business management services from RMR and/or their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Special Committee, in its capacity as such, in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation as to how the Special Committee or any securityholder should vote or act on any matters relating to the proposed Merger or otherwise.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to holders of TRMT Common Shares (other than, as applicable, RMRM and its affiliates).
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.

Annex F
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made as of April 26, 2021, by and between RMR Mortgage Trust, a Maryland statutory trust (“RMRM”), and Tremont Realty Advisors LLC, a Maryland limited liability company (the “Shareholder”).
RECITALS:
1.   The Shareholder is the beneficial and record owner of 1,600,100 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of Tremont Mortgage Trust, a Maryland realestate investment trust (the “Trust”).
2.   The Trust and RMRM are contemporaneously entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other things, the Trust shall merge with and into RMRM, as contemplated by the Merger Agreement.
3.   In connection with RMRM’s entry into the Merger Agreement, the Shareholder has agreed to vote in favor of the Merger and the other Transactions to which the Trust is a party, upon the terms and subject to the conditions set forth herein.
In consideration of the foregoing, the Parties agree as follows:
SECTION I
DEFINITIONS
Capitalized terms used in this Agreement without definition shall have the meanings given therefor in the Merger Agreement. The terms set forth below shall have the following meanings:
1.1   ”beneficially own”: the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended.
1.2   ”Parties”: RMRM and the Shareholder.
1.3   ”Transfer”: any sale, transfer, assignment, pledge, tender, encumbrance or other disposition, including through any “short sale” or derivative transactions.
SECTION II
REPRESENTATIONS AND WARRANTIES
The Shareholder hereby represents and warrants to RMRM, as of the date of this Agreement, that:
(a)   Ownership.   The Shareholder has good and marketable title to, and is the sole legal and beneficial owner of, the Common Shares set forth in the recitals, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Trust’s governing documents.
(b)   Authority to Execute and Perform Agreements.   The Shareholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder. The execution and delivery of this Agreement by the Shareholder have been duly authorized by all requisite organizational action, if any, on the part of the Shareholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F-1

(c)   No Conflicts; Consents.
(i)   The execution and delivery by the Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which the Shareholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Shareholder.
(ii)   No consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by the Shareholder in connection with the execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby.
(d)   Investigation.   The Shareholder has had a full opportunity to review and discuss this Agreement and the Merger Agreement and to ask all questions of RMRM, the Trust and the Trust’s trustees and executive officers necessary in order for the Shareholder to make an informed decision to enter into this Agreement.
SECTION III
COVENANTS
3.1   Voting Arrangements.   The Shareholder has revoked or terminated any proxies, voting trusts, voting agreements or similar arrangements previously given or entered into with respect to any Common Shares and agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any Common Shares into a voting trust, or enter into any voting agreement with respect to any Common Shares now or hereafter owned, beneficially or of record, by the Shareholder.
3.2   Lock-Up.    The Shareholder will not (a) directly or indirectly, Transfer, or limit its right to vote in any manner, any Common Shares, or agree to do either of the foregoing, or (b) take any action which, in either case, would have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement.
SECTION IV
VOTING; WAIVER OF RIGHTS
4.1   Agreement to Vote.   The Shareholder hereby irrevocably agrees that at any meeting of the shareholders of the Trust held on or before the Merger Effective Time (the “Trust Shareholders Meeting”), and at every adjournment or postponement thereof, the Shareholder shall appear (in person or by proxy) at such Trust Shareholders Meeting (or any adjournment or postponement thereof), and cause all of the Common Shares to be counted as present thereat for purposes of calculating a quorum and shall vote (or cause to be voted) all Common Shares which it is entitled to vote (a) in favor of (i) the approval of the Merger and the other Transactions to which the Trust is a party, and (ii) any other proposal in respect of which the vote of shareholders of the Trust is requested that could reasonably be expected to facilitate the Merger and the other Transactions to which the Trust is a party (including any proposal to adjourn, recess or postpone the Trust Shareholders Meeting to solicit additional proxies in favor of the approval of the Merger and the other Transactions to which the Trust is a party if there are not sufficient votes to approve the Merger and the other Transactions to which the Trust is a party on the date on which such Trust Shareholders Meeting is held); and (b) against (i) the adoption or approval of any Superior Proposal and (ii) any other proposal in respect of which the vote or other approval of shareholders of the Trust is requested that could reasonably be expected to impede, materially interfere with, materially delay or prevent the consummation of the Transactions (including the Merger).

F-2

SECTION V
MISCELLANEOUS
5.1   Termination.   This Agreement shall terminate upon the earlier to occur of (i) the Merger Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.
5.2   Notices.   All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by e-mail of a .pdf attachment (providing confirmation of transmission) or in person, or (ii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:
If to RMRM, to:
RMR Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President
If to the Shareholder, to:
Tremont Realty Advisors LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President and Chief Executive Officer
or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.
5.3   Section and Other Headings; Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning. The words “including” and “include” shall be deemed to be followed by the words “without limitation.”
5.4   Assignment; Successors in Interest.   No assignment or transfer by the Shareholder of its rights and obligations under this Agreement shall be made except with the prior written consent of RMRM. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.
5.5   No Third-Party Beneficiaries.   With the exception of the Parties, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.
5.6   Amendments.   To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the Parties.
5.7   Controlling Law; Integration; Waiver.   This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The State of Maryland. This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or

F-3

otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.
5.8   Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
5.9   Further Assurances.   The Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, to consummate the transactions contemplated by this Agreement.
5.10   Specific Performance.   The Parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any Party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.
5.11   Counterparts, Etc.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.
[Signature Page Follows]

F-4

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
RMR MORTGAGE TRUST, a Maryland statutory trust
By: Name: Title:	/s/ Thomas J. Lorenzini Thomas J. Lorenzini President
TREMONT REALTY ADVISORS LLC, a Maryland limited liability company
By: Name: Title:	/s/ Matthew P. Jordan Matthew P. Jordan President and Chief Executive Officer
[Signature Page to Voting Agreement]

Annex G
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made as of April 26, 2021, by and between Tremont Mortgage Trust, a Maryland real estate investment trust (“TRMT”), and Diane Portnoy, an individual having a business address at c/o The Immigrant Learning Center, Inc., 442 Main Street, Malden, MA 02148 (the “Shareholder”).
RECITALS:
1.   The Shareholder is the beneficial and record owner of 882,407 common shares of beneficial interest, $0.001 par value per share (“Common Shares”), of RMR Mortgage Trust, a Maryland statutory trust (the “Trust”).
2.   The Trust and TRMT are contemporaneously entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other things, TRMT shall merge with and into the Trust, as contemplated by the Merger Agreement.
3.   In connection with TRMT’s entry into the Merger Agreement, the Shareholder has agreed to vote in favor of the issuance of Common Shares in the Merger as contemplated by the Merger Agreement, upon the terms and subject to the conditions set forth herein.
In consideration of the foregoing, the Parties agree as follows:
SECTION I
DEFINITIONS
Capitalized terms used in this Agreement without definition shall have the meanings given therefor in the Merger Agreement. The terms set forth below shall have the following meanings:
1.1   “beneficially own”: the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended.
1.2   “Parties”: TRMT and the Shareholder.
1.3   “Transfer”: any sale, transfer, assignment, pledge, tender, encumbrance or other disposition, including through any “short sale” or derivative transactions.
SECTION II
REPRESENTATIONS AND WARRANTIES
The Shareholder hereby represents and warrants to TRMT, as of the date of this Agreement, that:
(a)   Ownership.   The Shareholder has good and marketable title to, and is the sole legal and beneficial owner of, the Common Shares set forth in the recitals, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Trust’s governing documents.
(b)   Authority to Execute and Perform Agreements.   The Shareholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)   No Conflicts; Consents.
(i)   The execution and delivery by the Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which the Shareholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Shareholder.
(ii)   No consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by the Shareholder in connection with the execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby.
(d)   Investigation.   The Shareholder has had a full opportunity to review and discuss this Agreement and the Merger Agreement and to ask all questions of TRMT, the Trust and the Trust’s trustees and executive officers necessary in order for the Shareholder to make an informed decision to enter into this Agreement.
SECTION III
COVENANTS
3.1   Voting Arrangements.   The Shareholder has revoked or terminated any proxies, voting trusts, voting agreements or similar arrangements previously given or entered into with respect to any Common Shares and agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any Common Shares into a voting trust, or enter into any voting agreement with respect to any Common Shares now or hereafter owned, beneficially or of record, by the Shareholder.
3.2   Lock-Up.   The Shareholder will not (a) directly or indirectly, Transfer, or limit its right to vote in any manner, any Common Shares, or agree to do either of the foregoing, or (b) take any action which, in either case, would have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement.
SECTION IV
VOTING; WAIVER OF RIGHTS
4.1   Agreement to Vote.   The Shareholder hereby irrevocably agrees that at any meeting of the shareholders of the Trust held on or before the Merger Effective Time (the “Trust Shareholders Meeting”), and at every adjournment or postponement thereof, the Shareholder shall appear (in person or by proxy) at such Trust Shareholders Meeting (or any adjournment or postponement thereof), and cause all of the Common Shares to be counted as present thereat for purposes of calculating a quorum and shall vote (or cause to be voted) all Common Shares which it is entitled to vote (a) in favor of (i) the approval of the issuance of Common Shares in the Merger as contemplated by the Merger Agreement, and (ii) any other proposal in respect of which the vote of shareholders of the Trust is requested that could reasonably be expected to facilitate the issuance of Common Shares in the Merger as contemplated by the Merger Agreement (including any proposal to adjourn, recess or postpone the Trust Shareholders Meeting to solicit additional proxies in favor of the approval of the issuance of Common Shares in the Merger as contemplated by the Merger Agreement if there are not sufficient votes to approve the issuance of Common Shares in the Merger as contemplated by the Merger Agreement on the date on which such Trust Shareholders Meeting is held); and (b) against (i) the adoption or approval of any Superior Proposal and (ii) any other proposal in respect of which the vote or other approval of shareholders of the Trust is requested that could reasonably be expected to impede, materially interfere with, materially delay or prevent the consummation of the Transactions (including the issuance of Common Shares in the Merger as contemplated by the Merger Agreement).
SECTION V
MISCELLANEOUS
5.1   Termination.   This Agreement shall terminate upon the earlier to occur of (i) the Merger Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.
5.2   Notices.   All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by e-mail of a .pdf attachment (providing confirmation of transmission) or in person, or (ii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:
If to TRMT, to:
Tremont Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President
If to the Shareholder, to:
Diane Portnoy
c/o The Immigrant Learning Center, Inc.
442 Main Street
Malden, MA 02148
or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.
5.3   Section and Other Headings; Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning. The words “including” and “include” shall be deemed to be followed by the words “without limitation.”
5.4   Assignment; Successors in Interest.   No assignment or transfer by the Shareholder of its rights and obligations under this Agreement shall be made except with the prior written consent of TRMT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.
5.5   No Third-Party Beneficiaries.   With the exception of the Parties, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.
5.6   Amendments.   To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the Parties.
5.7   Controlling Law; Integration; Waiver.   This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The State of Maryland. This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.
5.8   Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
5.9   Further Assurances.   The Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, to consummate the transactions contemplated by this Agreement.

5.10   Specific Performance.   The Parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any Party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.
5.11   Counterparts, Etc.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
TREMONT MORTGAGE TRUST,
a Maryland real estate investment trust
By:
/s/ Thomas J. Lorenzini

Name:
Thomas J. Lorenzini

Title:
President

DIANE PORTNOY
/s/ Diane Portnoy

[Signature Page to Voting Agreement]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Maryland law applicable to statutory trusts, or the Maryland Statutory Trust Act, provides that, unless otherwise stated in the declaration of trust or bylaws, a Maryland statutory trust, or Statutory Trust, shall have the power to (1) indemnify and hold harmless, and to obligate itself to indemnify and hold harmless, any trustee, officer, employee, or agent from and against any and all claims and demands whatsoever; and (2) pay or reimburse in advance of any final disposition of a proceeding reasonable expenses incurred in connection with the proceeding. The Maryland Statutory Trust Act provides that a trustee is to be indemnified to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors, officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudicated liable to the corporation or in a suit in which the director or officer was adjudicated liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudicated liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him, her or their or on his, her or their behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The RMR Mortgage Trust, or RMRM, declaration of trust, or RMRM’s declaration of trust, authorizes RMRM, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify a trustee or officer (including persons who serve at RMRM’s request as directors, officers or trustees of another organization in which RMRM has any interest as a shareholder, creditor or otherwise), or a Covered Person, against all liabilities and expenses, including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of RMRM.
RMRM has also entered into indemnification agreements with its trustees and officers providing for procedures for indemnification by RMRM to the maximum extent permitted by Maryland law and advancements by RMRM of certain expenses, including counsel fees incurred by any such Covered Person, may be paid from time to time by RMRM in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to RMRM if it is ultimately determined that indemnification of such expenses is not authorized.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to RMRM’s trustees, officers or persons controlling RMRM pursuant to the foregoing provisions of Maryland law and RMRM’s declaration of trust, RMRM has been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.
Item 21.   Exhibits and Financial Statement Schedules
The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 6.01 of Regulation S-K.
Item 22.   Undertakings
The undersigned registrant hereby undertakes as follows:
1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 26, 2021, between RMR Mortgage Trust and Tremont Mortgage Trust (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference.)*
3.1	Amended and Restated Agreement and Declaration of Trust of RMR Mortgage Trust, dated January 5, 2021. (Incorporated by reference to Exhibit 3.1 of RMR Mortgage Trust’s Current Report on Form 8-K filed with the SEC on January 6, 2021.)
3.2	Amended and Restated Bylaws of RMR Mortgage Trust, adopted on March 23, 2021. (Incorporated by reference to Exhibit 3.2 of RMR Mortgage Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.)
3.3	Form of Amended and Restated Declaration of Trust of RMR Mortgage Trust (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference.)
3.4	Form of Amended and Restated Bylaws of RMR Mortgage Trust (included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference.)
4.1	Form of Common Share Certificate. (Incorporated by reference to Exhibit 4.1 of RMR Mortgage Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.)
5.1	Opinion of Saul Ewing Arnstein & Lehr LLP as to the validity of the RMR Mortgage Trust Common Shares to be issued in the Merger.**
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters of RMR Mortgage Trust.**
8.2	Opinion of Sullivan & Worcester LLP with respect to REIT status of RMR Mortgage Trust.**
8.3	Opinion of Sullivan & Worcester LLP with respect to certain tax matters and REIT status of Tremont Mortgage Trust.**
10.1	Letter Agreement, dated as of April 26, 2021, among RMR Mortgage Trust, Tremont Mortgage Trust and Tremont Realty Advisors LLC. (Incorporated by reference to Exhibit 10.1 of RMR Mortgage Trust’s Current Report on Form 8-K filed with the SEC on April 27, 2021.)
10.2	Voting Agreement, dated as of April 26, 2021, between RMR Mortgage Trust and Tremont Realty Advisors LLC (included as Annex F to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference.)
10.3	Voting Agreement, dated as of April 26, 2021, between Tremont Mortgage Trust and Diane Portnoy (included as Annex G to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference.)
10.4	Master Repurchase Agreement, dated as of February 18, 2021, by and between RMTG Lender LLC and UBS AG. (Incorporated by reference to Exhibit 10.1 of RMR Mortgage Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2021.)
10.5	Limited Guaranty, dated as of February 18, 2021, by RMR Mortgage Trust, in favor of UBS AG. (Incorporated by reference to Exhibit 10.2 of RMR Mortgage Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2021.)
10.6	Management Agreement, dated as of January 5, 2021, by and between RMR Mortgage Trust and Tremont Realty Advisors LLC. (Incorporated by reference to Exhibit 10.1 of RMR Mortgage Trust’s Current Report on Form 8-K filed with the SEC on January 6, 2021.)
10.7	Management Agreement, dated as of September 18, 2017, as amended, by and between Tremont Mortgage Trust and Tremont Realty Advisors LLC. (Incorporated by reference to Exhibit 10.2 of Tremont Mortgage Trust’s Current Reporton Form 8-K filed with the SEC on September 18, 2017.)

Exhibit Number	Description
10.8
First Amendment to Management Agreement, dated as of December 4, 2020, between Tremont  Mortgage Trust and Tremont Realty Advisors LLC. (Incorporated by reference to Exhibit 10.3 of Tremont Mortgage Trust's Annual Report on Form 10-K for the year ended December 31, 2020.)

10.9
Master Repurchase Agreement, dated as of February 9, 2018, between TRMT CB Lender LLC and Citibank, N.A. (Incorporated by reference to the Tremont Mortgage Trust’s Current Report on Form 8-K filed on February 12, 2018.)

10.10
First Amendment to Master Repurchase Agreement, dated as of November 6, 2018, among TRMT CB Lender LLC, Citibank, N.A. and, for certain specified purposes, Tremont Mortgage Trust. (Incorporated by reference to Tremont Mortgage Trust’s Current Report on Form 8-K filed on November 7, 2018.)

10.11
Second Amendment to Master Repurchase Agreement, dated October 30, 2020, among Citibank, N.A., TRMT CB Lender LLC and, for certain specified purposes, Tremont Mortgage Trust. (Incorporated by reference to Tremont Mortgage Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.)

10.12
Fee Agreement, dated as of February 9, 2018, between TRMT CB Lender LLC and Citibank, N.A. (Incorporated by reference to Tremont Mortgage Trust’s Annual Report on Form 10-K for the year ended December 31, 2018.)

10.13
First Amendment to Fee Agreement, dated as of November 6, 2018, between TRMT CB Lender LLC and Citibank, N.A. (Incorporated by reference to Tremont Mortgage Trust’s Current Report on Form 8-K filed on November 7, 2018.)

10.14
Second Amendment to Fee Agreement, dated as of February 4, 2019, between TRMT CB Lender LLC and Citibank, N.A. and, for certain specified purposes, Tremont Mortgage Trust’s. (Incorporated by reference to Tremont Mortgage Trust’s Report on Form 10-K for the year ended December 31, 2018.)

10.15
Third Amendment to Fee Agreement, dated as of May 1, 2019, among Citibank, N.A., TRMT CB Lender LLC and, for certain specified purposes, Tremont Mortgage Trust’s. (Incorporated by reference to Tremont Mortgage Trust’s Current Report on Form 8-K filed on May 3, 2019.)

10.16
Fourth Amendment to Fee Agreement, dated October 30, 2020, among Citibank, N.A., TRMT CB Lender LLC and, for certain specified purposes, Tremont Mortgage Trust’s. (Incorporated by reference to Tremont Mortgage Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.)

21.1	Subsidiaries of RMR Mortgage Trust. (Incorporated by reference to RMR Mortgage Trust's Current Report on Form 8-K filed on March 24, 2021.)
23.1	Consent of RSM US LLP.**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Ernst & Young LLP.**
23.4	Consent of Saul Ewing Arnstein & Lehr LLP (included in Exhibit 5.1.)**
23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1.)**
23.6	Consent of Sullivan & Worcester LLP (included in Exhibit 8.2 and 8.3.)**
24.1	Power of Attorney (other than Mr. John L. Harrington).***
24.2	Power of Attorney of Mr. John L. Harrington.**
99.1	Form of Proxy Card of RMR Mortgage Trust.**
99.2	Form of Proxy Card of Tremont Mortgage Trust.**
99.3	Consent of UBS Securities LLC.**
99.4	Consent of Citigroup Global Markets Inc.***
99.5	Consent of Joseph L. Morea to be named as a Trustee.**
99.6	Consent of William A. Lamkin to be named as a Trustee.**

Exhibit Number	Description
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*
Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

**
Filed herewith.

***
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Newton, Commonwealth of Massachusetts, on this 22nd day of July, 2021.
RMR MORTGAGE TRUST
By:
/s/ Thomas J. Lorenzini

Name:
Thomas J. Lorenzini

Title:
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Thomas J. Lorenzini Thomas J. Lorenzini	President	July 22, 2021
/s/ G. Douglas Lanois G. Douglas Lanois	Chief Financial Officer and Treasurer	July 22, 2021
* Matthew P. Jordan	Managing Trustee	July 22, 2021
* Adam D. Portnoy	Managing Trustee	July 22, 2021
* Barbara D. Gilmore	Independent Trustee	July 22, 2021
* John L. Harrington	Independent Trustee	July 22, 2021
* Jeffrey P. Somers	Independent Trustee	July 22, 2021
* By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois Title: Attorney-in-Fact